UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

(Amendment No. 2)
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Filed by a party other than the Registrant  ☐
Check the appropriate box:  ☐
☒	Preliminary Proxy Statement
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☐	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12
Summit Materials, Inc.
(Name of Registrant as Specified In Its Charter)

N/A
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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PRELIMINARY PROXY STATEMENT - SUBJECT TO COMPLETION DATED AS OF NOVEMBER 29, 2023

1801 California Street
Suite 3500
Denver, Colorado 80202
[•], 2023
To Our Valued Stakeholders:
You are cordially invited to join us at a special meeting of stockholders (the “Special Meeting”) of Summit Materials, Inc. (“Summit”), which will be held at [8:00] [a.m.] Mountain Time on [day of week], [date] at 1801 California Street, Suite 3500, Denver, CO 80202. If you owned Class A common stock, par value $0.01 per share, of Summit (“Class A Common Stock”) or Class B common stock, par value $0.01 per share, of Summit (“Class B Common Stock” and, together with the Class A Common Stock, the “Common Stock”) of Summit at the close of business on [record date], you may vote at the Special Meeting.
On September 7, 2023, Summit entered into a Transaction Agreement (as it may be amended from time to time, the “Transaction Agreement”), with Argos North America Corp., a Delaware corporation (“Argos USA”), Cementos Argos S.A., a sociedad anónima incorporated in the Republic of Colombia (“Cementos Argos”), Argos SEM, LLC, a Delaware limited liability company (“Argos SEM”) and Valle Cement Investments, Inc., a sociedad anónima incorporated in the Republic of Panama (“Valle Cement” and, together with Argos SEM, the “Argos Parties”), pursuant to which, upon the terms and subject to the conditions set forth therein, Summit will acquire all of the issued and outstanding equity interests of Argos USA from the Argos Parties (the “Transaction”).
Pursuant to the terms and conditions of the Transaction Agreement, the aggregate consideration to be paid to the Argos Parties in the Transaction will consist of (i) $1.2 billion of cash (subject to customary adjustments), (ii) 54,720,000 shares of Class A Common Stock (such amount, the “Class A Consideration”) and (iii) one share of preferred stock, par value $0.01 per share, of Summit (the “Preferred Stock”) (such share, the “Preferred Share,” and together with the Class A Consideration, the “Stock Consideration”). The Transaction Agreement contains customary representations and warranties, covenants and agreements.
Summit’s Class A Common Stock is listed on the New York Stock Exchange (the “NYSE”) under the ticker symbol “SUM.” As a result, Summit is subject to Rule 312.03(c) of the NYSE Listed Company Manual (“NYSE Listing Rule 312.03”), pursuant to which stockholder approval is required prior to the issuance of securities representing 20% or more of the voting power of Summit’s outstanding Common Stock before such issuance. Additionally, Summit is subject to Rule 312.04 of the NYSE Listed Company Manual (“NYSE Listing Rule 312.04”), pursuant to which stockholder approval is required prior to the issuance of securities that are convertible into or exercisable for common stock if the stock issued upon conversion or exercise exceeds 20% or more of the voting power of Summit’s outstanding Common Stock before such issuance. The shares of Summit’s Class A Common Stock (and the Preferred Share) to be issued pursuant to the Transaction Agreement exceed such threshold.
Accordingly, at the Special Meeting, Summit’s stockholders will be asked to consider and vote upon:
(1)
a proposal to approve, for purposes of complying with NYSE Listing Rule 312.03, the issuance of shares of Class A Common Stock in an amount that exceeds 20% of the currently outstanding shares of Common Stock (the “Common Stock Issuance Proposal”);

(2)	a proposal to approve, for purposes of complying with NYSE Listing Rule 312.04, the issuance of one share of Preferred Stock (the “Preferred Stock Issuance Proposal”); and
(3)
a proposal to approve one or more adjournments of the Special Meeting, if necessary or appropriate, to permit solicitation of additional votes if there are insufficient votes to approve the Common Stock Issuance Proposal and/or the Preferred Stock Issuance Proposal (the “Adjournment Proposal”).

The Common Stock Issuance Proposal, the Preferred Stock Issuance Proposal and the Adjournment Proposal are more fully described in the accompanying proxy statement, which each stockholder is encouraged to carefully read. In addition to the foregoing, the Special Meeting will include the transaction of such other business as may be properly presented at the Special Meeting.
Summit is providing the accompanying proxy statement and accompanying proxy card to its stockholders in connection with the solicitation of proxies to be voted at the Special Meeting (including following any adjournments or postponements of the Special Meeting). Information about the Special Meeting, the Transaction and other related business to be considered by Summit’s stockholders at the Special Meeting is included in the accompanying proxy statement. Whether or not you plan to attend the Special Meeting, all stockholders are urged to read the accompanying proxy statement, including the Annexes and the accompanying financial statements of Argos USA and its subsidiaries, carefully and in their entirety. In particular, you are urged to carefully read the section entitled “Risk Factors” beginning on page 13 of the accompanying proxy statement.
After careful consideration, the board of directors of Summit (the “Board”) has unanimously approved the Transaction Agreement and the transactions contemplated thereby, including the issuance of shares of Summit’s stock comprising the Stock Consideration to Cementos Argos (on behalf of the Argos Parties), and unanimously recommends that stockholders vote “FOR” the approval of the Common Stock Issuance Proposal, “FOR” the approval of the Preferred Stock Issuance Proposal and “FOR” the approval of the Adjournment Proposal.
The affirmative vote of the holders of a majority of the voting power of Summit's common stock present in person or represented by proxy and entitled to vote at the Special Meeting, assuming a quorum is present, is required for the approval of the Common Stock Issuance Proposal, the approval of the Preferred Stock Issuance Proposal and the approval of the Adjournment Proposal. Abstentions will be included in determining the presence of a quorum at the Special Meeting. Broker non-votes will not be included in determining the presence of a quorum at the Special Meeting.
Your vote is very important. Whether or not you plan to attend the Special Meeting, please vote as soon as possible by following the instructions in the accompanying proxy statement to make sure that your shares are represented at the Special Meeting. All stockholders are urged to read the accompanying proxy statement, including the Annexes and the accompanying financial statements of Argos USA and its subsidiaries, carefully and in its entirety. In particular, you are urged to carefully read the section entitled “Risk Factors” beginning on page 13 of the accompanying proxy statement If you hold your shares in “street name” through a bank, broker or other holder of record, you will need to follow the instructions provided to you by your bank, broker or other holder of record to ensure that your shares are represented and voted at the Special Meeting. The transactions contemplated by the Transaction Agreement and the closing of the Transaction will be consummated only if the Common Stock Issuance Proposal and the Preferred Stock Issuance Proposal are approved at the Special Meeting and all other conditions are satisfied or waived.
If you sign, date and return your proxy card without indicating how you wish to vote, your proxy will be voted “FOR” each of the proposals presented at the Special Meeting. If you fail to return your proxy card or fail to instruct your bank, broker or other holder of record how to vote, and do not vote by telephone or on the Internet, the effect will be that your shares will not be counted for purposes of determining whether a quorum is present at the Special Meeting. If you are a stockholder of record and wish to vote at the Special Meeting, you may withdraw your proxy and vote at the Special Meeting. Please vote by whichever method is most convenient for you to ensure that your shares are represented at the Special Meeting.
On behalf of the Board, we would like to thank you for your support of Summit and look forward to a successful completion of the Transaction.
Sincerely,
[Insert Signature]	[Insert Signature]
[Howard L. Lance Chairman of the Board of Directors Summit Materials, Inc.]	[Anne P. Noonan President and Chief Executive Officer; Director of Summit Materials, Inc.]
NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES REGULATORY AGENCY HAS APPROVED OR DISAPPROVED THE TRANSACTIONS DESCRIBED IN THE ACCOMPANYING PROXY STATEMENT, PASSED UPON THE MERITS OR FAIRNESS OF THE ACQUISITION OR RELATED TRANSACTIONS CONTEMPLATED THEREBY OR PASSED UPON THE ADEQUACY OR ACCURACY OF THE DISCLOSURES IN THE ACCOMPANYING PROXY STATEMENT. ANY REPRESENTATION TO THE CONTRARY CONSTITUTES A CRIMINAL OFFENSE.
The accompanying proxy statement is dated [•], 2023 and is expected to be first mailed to Summit’s stockholders on or about [mailing date], 2023.

Notice of the Special Meeting of Stockholders of Summit Materials, Inc.

To Be Held on [•], 2023
You are cordially invited to attend a special meeting of stockholders (the “Special Meeting”) of Summit Materials, Inc. (“Summit”).
Time and Date	Location	Record Date
[Day of week], [date] [8:00] [a.m.] Mountain Time	1801 California Street, Suite 3500, Denver, CO 80202	If you owned Class A common stock or Class B common stock of Summit at the close of business on [record date], the record date, you may vote at the Special Meeting
Items of Business
At the Special Meeting, we plan to ask you to:
(1)
Common Stock Issuance Proposal—Consider and vote upon a proposal to approve, for purposes of complying with applicable New York Stock Exchange listing rules, the issuance of shares Class A common stock, par value $0.01 per share, of Summit in an amount that exceeds 20% of the currently outstanding shares of common stock of Summit in connection with the transactions contemplated by the Transaction Agreement, dated as of September 7, 2023 (as it may be amended from time to time, the “Transaction Agreement”), by and among Summit, Argos North America Corp. (“Argos USA”), Cementos Argos S.A., Argos SEM, LLC and Valle Cement Investments, Inc.;

(2)
Preferred Stock Issuance Proposal—Consider and vote upon a proposal to approve, for purposes of complying with applicable New York Stock Exchange Listing Rules, the issuance of one share of preferred stock, par value $0.01 per share, of Summit to be issued in connection with the transactions contemplated by the Transaction Agreement.

(3)
Adjournment Proposal—Consider and vote upon a proposal to approve one or more adjournments of the Special Meeting, if necessary or appropriate, to permit solicitation of additional votes if there are insufficient votes to approve the Common Stock Issuance Proposal and/or the Preferred Stock Issuance Proposal. This proposal will only be presented at the Special Meeting if there are insufficient votes to approve the Common Stock Issuance Proposal and/or the Preferred Stock Issuance Proposal.

The above proposals are more fully described in the accompanying proxy statement, which also includes, as Annex A, a copy of the Transaction Agreement. We urge you to carefully read the accompanying proxy statement in its entirety, including the Annexes and the accompanying financial statements of Argos USA and its subsidiaries.
After careful consideration, the board of directors of Summit has unanimously approved the Transaction Agreement and the transactions contemplated thereby, including the issuance of shares of Summit’s stock comprising the Stock Consideration to Cementos Argos (on behalf of the Argos Parties), and unanimously recommends that stockholders vote “FOR” the approval of the Common Stock Issuance Proposal, “FOR” the approval of the Preferred Stock Issuance Proposal and “FOR” the approval of the Adjournment Proposal.
Please see the instructions in the “Questions and Answers About the Special Meeting” section in the accompanying proxy statement, which provides additional information on how to participate in the Special Meeting.
We urge each stockholder to promptly sign and return the enclosed proxy card or to use telephone or internet voting.
By Order of the Board of Directors

[Insert Signature]
Christopher B. Gaskill
Executive Vice President, Chief Legal Officer and Secretary

i

ADDITIONAL INFORMATION
This proxy statement and the accompanying proxy card are being made available to stockholders online at www.proxyvote.com. You may request copies of this proxy statement and any other publicly available information concerning Summit, without charge, from Innisfree M&A Incorporated, Summit’s proxy solicitor, by calling (877) 717-3904, (banks and brokers can call collect at (212) 750-5833). Our SEC filings are also available on our website, free of charge, at http://www.summit-materials.com as soon as reasonably practicable after they are filed with or furnished to the SEC, or from the SEC through the SEC website at www.sec.gov.
In order for Summit stockholders to receive timely delivery of the documents in advance of the Special Meeting to be held on [•], you must request the information by [•] (five business days prior to the date of the Special Meeting).
FREQUENTLY USED TERMS
Throughout this proxy statement, references to “Summit Materials, Inc.” or “Summit” refer to Summit Materials, Inc., a Delaware corporation, and not its consolidated subsidiaries, and references to “we,” “us,” “our” and the “Company” refer collectively to Summit Materials, Inc. and its consolidated subsidiaries.
In addition, throughout this proxy statement, except as otherwise indicated:
“ANAC Companies” means, collectively, Argos USA and each of its subsidiaries, including Argos USA LLC, a Delaware limited liability company and Southern Star Leasing LLC, a Delaware limited liability company.
“Annual Report” means Summit’s Annual Report on Form 10-K for the fiscal year ended December 31, 2022, filed with the SEC on February 16, 2023.
“Argos Parties” means collectively, Argos SEM and Valle Cement.
“Argos SEM” means Argos SEM LLC, a Delaware limited liability company.
“Argos USA” means Argos North America Corp., a Delaware corporation.
“Board” or “Board of Directors” means the board of directors of Summit.
“Broadridge” means Broadridge Financial Solutions, Inc., Summit’s transfer agent.
“BVI” means CI del Mar Caribe (BVI) Inc., an affiliate of Cementos Argos.
“Cement Supply Agreement” means that certain Cement Supply Agreement to be entered into at the closing of the transactions contemplated by the Transaction Agreement, between Argos USA LLC and Zona Franca Argos S.A.S., substantially in the form attached as Annex F.
“Cementos Argos” means Cementos Argos S.A., a sociedad anónima incorporated in the Republic of Colombia.
“Class A Common Stock” means the shares of Class A common stock, par value $0.01 per share, of Summit.
“Class B Common Stock” means the shares of Class B common stock, par value $0.01 per share, of Summit.
“Common Stock” means the shares of Class A Common Stock and Class B Common Stock, collectively.
“Company,” “we,” “us” or “our” means Summit and its subsidiaries.
“Davis Polk” means Davis Polk & Wardwell LLP, counsel to Summit with respect to the Transaction.
“DGCL” means the Delaware General Corporation Law.
“DTC” means Depository Trust Company.
“Exchange Act” means the Securities Exchange Act of 1934, as amended.
“Fraud” means actual intentional common law fraud in the making of the representations and warranties set forth in Article III, Article IV or Article V of the Transaction Agreement and does not include constructive fraud or other claims based on constructive knowledge, negligent misrepresentation, recklessness or similar theories.
“GAAP” means accounting principles generally accepted in the United States as in effect from time to time.
“Grupo Argos” means Grupo Argos S.A., a sociedad anónima incorporated in the Republic of Colombia.

“HSR Act” means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.
“Innisfree” means Innisfree M&A Incorporated, Summit’s proxy solicitor.
“Intellectual Property License Agreement” means that certain Intellectual Property License Agreement to be entered into at the closing of the transactions contemplated by the Transaction Agreement, between, on the one hand, Cementos Argos and, on the other hand, Summit and Argos USA, substantially in the form attached as Annex G.
“Investor Anchor” means collectively Cementos Argos and its controlled affiliates and, for so long as Grupo Argos holds more than 50% of the issued and outstanding equity securities or voting power of Cementos Argos, Grupo Argos and its controlled affiliates.
“KPMG” means KPMG LLP, Summit’s independent registered public accounting firm.
“Logistics Agreement (Cartagena)” means that certain Logistics Agreement (Cartagena) to be entered into at the closing of the transactions contemplated by the Transaction Agreement, between Argos USA LLC and TACC, substantially in the form attached as Annex H.
“Logistics Agreement (International)” means that certain Logistics Agreement (International) to be entered into at the closing of the transactions contemplated by the Transaction Agreement, between Argos USA LLC and TACC, substantially in the form attached as Annex J.
“LP Units” means Class A limited partnership units of Summit Materials Holdings L.P.
“Master Purchase Agreement” means that certain Master Purchase Agreement to be entered into at the closing of the transactions contemplated by the Transaction Agreement, between Argos USA LLC and BVI, substantially in the form attached as Annex I.
“Morgan Stanley” means Morgan Stanley & Co. LLC, financial advisor to Summit with respect to the Transaction.
“NYSE” means the New York Stock Exchange.
“NYSE Listing Rule 312.03” means Rule 312.03(c) of the NYSE Listed Company Manual.
“NYSE Listing Rule 312.04” means Rule 312.04 of the NYSE Listed Company Manual.
“Preferred Stock” means the shares of preferred stock, par value $0.01 per share, of Summit.
“Purchased Shares” means all of the issued and outstanding equity interests of Argos USA.
“Registration Rights Agreement” means that certain Registration Rights Agreement to be entered into at the closing of the transactions contemplated by the Transaction Agreement, among Summit, Cementos Argos and the other parties thereto, substantially on the terms and subject to the conditions set forth in Exhibit B to the Stockholder Agreement attached as Annex B hereto.
“Restrictive Covenants Agreement” means that certain Restrictive Covenants Agreement to be entered into at the closing of the transactions contemplated by the Transaction Agreement, between Summit and Cementos Argos, substantially in the form attached as Annex C.
“SEC” means the Securities and Exchange Commission.
“Securities Act” means the Securities Act of 1933, as amended.
“Special Meeting” means the special meeting of Summit’s stockholders that is the subject of this proxy statement.
“Stockholder Agreement” means that certain Stockholder Agreement to be entered into at the closing of the transactions contemplated by the Transaction Agreement, among Summit and the other parties thereto, substantially in the form attached as Annex B.
“Summa” means Summa Servicios Corporativos Integrales S.A.S., an affiliate of Cementos Argos.

“Support Services Agreement” means that certain Support Services Agreement to be entered into at the closing of the transactions contemplated by the Transaction Agreement, between Summit and Summa, substantially in the form attached as Annex E.
“Sullivan & Cromwell” means Sullivan & Cromwell LLP, counsel to Argos USA, Cementos Argos, the Argos Parties and Grupo Argos with respect to the Transaction.
“Summit” means Summit Materials, Inc., a Delaware corporation.
“Summit Holdings” means Summit Materials Holdings L.P., a Delaware limited partnership and subsidiary of Summit.
“Stockholder Approval” means the approval by the holders of a majority of the outstanding shares of Class A Common Stock and shares of Class B Common Stock present in person or represented by proxy at the Special Meeting and entitled to vote thereon of (x) the issuance of more than twenty percent (20%) of the outstanding shares of Class A Common Stock in the Transaction, and (y) the issuance of one share of Preferred Stock in the Transaction, in accordance with the rules and regulations of the NYSE.
“TACC” means Transatlantic Cement Carriers Inc., an affiliate of Cementos Argos.
“Transaction” means the acquisition by Summit of all of the issued and outstanding equity interests of Argos USA from the Argos Parties, pursuant to the terms and subject to the conditions set forth in the Transaction Agreement.
“Transaction Agreement” means that certain Transaction Agreement, dated as of September 7, 2023, as it may be amended from time to time, by and among Summit, Argos USA, Cementos Argos and the Argos Parties, a copy of which is included as Annex A.
“Transaction Documents” means, the Transaction Agreement, the Stockholders Agreement, the Registration Rights Agreement, the Restrictive Covenants Agreement, the Transition Services Agreement, the Support Services Agreement, the Cement Supply Agreement, the Intellectual Property and Technology License Agreement, the Logistics Agreement (Cartagena), the Master Purchase Agreement, the Logistics Agreement (International), the Certificate of Designation, and any other agreements, documents and certificates to be executed and delivered pursuant to, or in connection with, the Transaction Agreement.
“Transition Services Agreement” means that certain Transition Services Agreement to be entered into at the closing of the transactions contemplated by the Transaction Agreement, between Summit and Cementos Argos, substantially in the form attached as Annex D.
“Valle Cement” means Valle Cement Investments, Inc., a sociedad anónima incorporated in the Republic of Panama.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS
This proxy statement includes “forward-looking statements” within the meaning of the federal securities laws, which involve risks and uncertainties. Forward-looking statements include all statements that do not relate solely to historical or current facts, and you can identify forward-looking statements because they contain words such as “believes,” “expects,” “may,” “will,” “outlook,” “should,” “seeks,” “intends,” “trends,” “plans,” “estimates,” “projects” or “anticipates” or similar expressions that concern our strategy, plans, expectations or intentions. All statements made relating to our estimated and projected earnings, margins, costs, expenditures, cash flows, growth rates and financial results are forward-looking statements. Such forward-looking statements include but are not limited to statements about the benefits of the proposed Transaction, including future financial and operating results, the combined company’s plans, objectives, expectations and intentions, and other statements that are not historical facts. These forward-looking statements are subject to risks, uncertainties and other factors that may cause our actual results, performance or achievements to be materially different from future results, performance or achievements expressed or implied by such forward-looking statements.
We derive many of our forward-looking statements from our operating budgets and forecasts, which are based upon many detailed assumptions. While we believe that our assumptions are reasonable, it is very difficult to predict the effect of known factors, and, of course, it is impossible to anticipate all factors that could affect our actual results. In light of the significant uncertainties inherent in the forward-looking statements included herein, the inclusion of such information should not be regarded as a representation by us or any other person that the results or conditions described in such statements or our objectives and plans will be realized. Important factors could affect our results and could cause results to differ materially from those expressed in our forward-looking statements, including but not limited to the factors discussed in the section entitled “Risk Factors” in our Annual Report and any factors discussed in the section entitled “Risk Factors” in this proxy statement and in any of our subsequently filed SEC filings; and the following:
•	the occurrence of any event, change, or other circumstance that could give rise to the right of one or both of the parties to terminate the Transaction Agreement;
•	the outcome of any legal proceedings that may be instituted against us, Argos USA or Cementos Argos;
•
the possibility that the Transaction does not close when expected or at all because required regulatory, stockholder, or other approvals and other conditions to closing are not received or satisfied on a timely basis or at all (and the risk that such approvals may result in the imposition of conditions that could adversely affect the combined company or the expected benefits of the Transaction);

•
the risk that the benefits from the Transaction may not be fully realized or may take longer to realize than expected, including as a result of changes in, or problems arising from, general economic and market conditions, interest and exchange rates, monetary policy, laws and regulations and their enforcement, and the degree of competition in the geographic and business areas in which we and Argos USA operate;

•	the ability to promptly and effectively integrate our business and the businesses of Argos USA;
•	the possibility that the Transaction may be more expensive to complete than anticipated, including as a result of unexpected factors or events;
•
reputational risk and potential adverse reactions of our or Argos USA’s customers, employees or other business partners, including those resulting from the announcement or completion of the Transaction;

•	the dilution caused by our issuance of additional shares of capital stock in connection with the Transaction;
•	the possibility that the expected benefits of the Transaction will not be realized within the expected time frame or at all;
•	prevailing economic, market and business conditions;
•	the cost and availability of capital and any restrictions imposed by lenders or creditors;
•	changes in the industry in which we and Argos USA operate;
v

•
conditions beyond our or Argos USA’s control, such as disaster, epidemics, acts of war or terrorism, the weather and other natural phenomena, including the economic, operational and other effects of severe weather or climate events, such as tornadoes hurricanes, volcanos, ice, sleet or snowstorms;

•	the failure to renew, or the revocation of, any license or other required permits;
•	the volatility and the unpredictability of stock market and credit market conditions;
•	fluctuations in interest rates;
•	the diversion of management’s attention and time from ongoing business operations and opportunities on Transaction-related matters; and
•	the impact of the global COVID-19 pandemic on our or Argos USA’s businesses, the ability to complete the Transaction or any of the other foregoing risks.
All subsequent written and oral forward-looking statements attributable to us, or persons acting on our behalf, are expressly qualified in their entirety by these cautionary statements. Any forward-looking statement that we make herein speaks only as of the date of this proxy statement. We undertake no obligation to publicly update or revise any forward-looking statement as a result of new information, future events or otherwise, except as required by law.

QUESTIONS AND ANSWERS ABOUT THE SPECIAL MEETING
What items will be voted on at the Special Meeting?
Stockholders will consider and vote upon the following items if each is properly presented at the Special Meeting:
	The Board’s Recommendation	More Information (Page No.)
The Common Stock Issuance Proposal
A proposal to approve, for purposes of complying with NYSE Listing Rule 312.03, of the issuance of shares of Class A Common Stock in an amount that exceeds 20% of the currently outstanding shares of Common Stock (the “Common Stock Issuance Proposal”)
	☒ FOR	Page 72

The Preferred Stock Issuance Proposal
A proposal to approve, for purposes of complying with NYSE Listing Rule 312.04, of the issuance of one share of preferred stock, par value $0.01 per share, of Summit (the “Preferred Share”) (the “Preferred Stock Issuance Proposal”)
	☒ FOR	Page 74

The Adjournment Proposal
The approval of one or more adjournments of the Special Meeting, if necessary or appropriate, to permit solicitation of additional votes if there are insufficient votes to approve the Common Stock Issuance Proposal and/or the Preferred Stock Issuance Proposal (the “Adjournment Proposal”)
	☒ FOR	Page 76
What are the Board’s voting recommendations on each item?
The Board unanimously recommends that stockholders vote “FOR” the approval of the Common Stock Issuance Proposal, “FOR” the approval of the Preferred Stock Issuance Proposal and “FOR” the approval of the Adjournment Proposal.
Why are we issuing the Preferred Share?
For certain regulatory reasons, it is important that Cementos Argos’s voting interest is not involuntarily diluted below 25.01% of the Common Stock. As a result, Summit will issue the Preferred Share at the closing in order to provide Cementos Argos with a short window in which Cementos Argos will have the ability to purchase shares of Class A Common Stock in the market, in certain limited circumstances, to prevent Cementos Argos from being involuntarily diluted below 25.01%. The Preferred Share will entitle Cementos Argos to no economic rights whatsoever (and no dividends or other distributions will be declared or paid on the Preferred Share). See “The Transaction — The Transaction Agreement — Certificate of Designation; Preferred Share” for more information.
What will happen in the Transaction?
Pursuant to the Transaction Agreement, and upon the terms and subject to the conditions set forth therein, Summit will acquire all of the issued and outstanding equity interests of Argos USA.
How will the Transaction impact the shares of Class A Common Stock outstanding after the Transaction?
As a result of the Transaction, the total number of issued shares of Class A Common Stock outstanding will increase by approximately 54,720,000 shares, which as of [•] was approximately [•].

Will the management of Summit or the Board change upon consummation of the Transaction?
As of immediately following the closing, the Board will be comprised of eleven or fewer directors, including three individuals designated by Cementos Argos as its nominees, who will be appointed to the Board at the closing. In addition, one current director of the Board will step down from his or her position as a board member. Following the closing, the Company will continue to be led by Anne P. Noonan, as Summit’s President and CEO.
If we increase the size of the Board following closing, Cementos Argos will be permitted to appoint additional nominees to the Board in an amount necessary to retain greater than 25.01% representation on the Board, for as long as Cementos Argos holds more than 25% of the outstanding Class A Common Stock of Summit.
Has the Company obtained new financing in connection with the Transaction?
In connection with the entry into the Transaction Agreement, Summit Materials, LLC entered into a commitment letter (as amended and restated, the “Debt Commitment Letter”) with Morgan Stanley Senior Funding, Inc., Goldman Sachs Bank USA, Royal Bank of Canada, Citigroup Global Markets Inc., Barclays Bank PLC, Capital One, National Association, PNC Bank, National Association and PNC Capital Markets LLC (the “Bridge Commitment Parties”), pursuant to which the Bridge Commitment Parties have committed, subject to customary terms and conditions, to provide Summit Materials, LLC with debt financing for the Transaction consisting of an up to $1,300 million senior 364-day term loan bridge facility (the “364-Day Bridge Facility”). The Company intends, at its option, to issue debt securities and/or term loans (or if not otherwise available, draw upon all or a portion of the committed 364-Day Bridge Facility) to pay the cash consideration for the Transaction and pay related transaction costs. In addition, the Company intends to increase the commitments under its existing revolving credit facility from $395.0 million to $625.0 million and permit the incurrence of liens securing the 364-Day Bridge Facility in connection with the Transaction. See “The Transaction — Financing of the Transaction” for more information.
What conditions must be satisfied to complete the Transaction?
There are a number of closing conditions set forth in the Transaction Agreement, including the expiration of the applicable waiting period under the HSR Act and the approval by Summit’s stockholders of the Common Stock Issuance Proposal and the Preferred Stock Issuance Proposal. For a summary of the conditions that must be satisfied or waived prior to completion of the Transaction, please see the section entitled “The Transaction — The Transaction Agreement — Conditions to Closing of the Transaction.”
When and where will the Special Meeting be held?
The Special Meeting will be held at [8:00] [a.m.] Mountain Time on [day of week], [date] at 1801 California Street, Suite 3500, Denver, CO 80202.
To attend the Special Meeting, you will need proof of ownership of Common Stock to enter the meeting. If your shares are in the name of your broker or bank or you received your materials electronically, you will need to bring evidence of your stock ownership, such as your most recent brokerage statement and a “legal proxy” from the bank, brokerage firm or other nominee that hold your shares. Everyone will be required to present a valid picture ID.
No cameras, recording equipment, laptops, tablets, cellular telephones, smartphones, or other similar equipment, electronic devices, large bags, briefcases or packages will be permitted, and security measures will be in effect to provide for the safety of attendees. As always, we encourage you to vote your shares prior to the Special Meeting.
Who is entitled to vote, and how many votes do I have?
You may vote if you held Class A Common Stock or Class B Common Stock at the close of business on [record date].
Each share of Class A Common Stock is entitled to one vote for each item to be voted on at the Special Meeting. All of the shares of our outstanding Class B Common Stock are currently held by our pre-IPO investors, including certain members of management that directly hold LP Units. A holder of Class B Common Stock is entitled, without regard to the number of shares of Class B Common Stock held by such holder, to a number of votes that is equal to the aggregate number of LP Units held by such holder. As of the record date, the total number of LP Units to which the voting power of the Class B Common Stock relates was [•].
What is the difference between holding shares as a stockholder of record or as a beneficial owner?
If your shares are registered directly in your name with Summit’s transfer agent, Broadridge, you are considered the “stockholder of record” of those shares. The notice relating to the Special Meeting (the “Notice”), this proxy statement and accompanying materials have been sent to you directly by Broadridge.
If your shares are held in a stock brokerage account or by a bank or other holder of record, you are considered the “beneficial owner” of shares held in “street name.” The Notice, this proxy statement and accompanying materials have been forwarded to you by your broker, bank or other holder of record that is considered the “stockholder of record” of those shares. As the beneficial owner, you have the right to direct your broker, bank or other holder of record in voting your shares by using the voting instruction form (“VIF”) included in the mailing or by following the instructions from the holder of record. Please instruct your broker, bank or other holder of record how to vote your shares using the VIF you received from them. Please return your completed VIF to your broker, bank or other holder of record and contact the person responsible for your account so that your vote can be counted.
How do I vote if I am a stockholder of record?
We encourage you to vote your shares in advance of the Special Meeting, even if you plan on attending the Special Meeting. If you have already voted prior to the Special Meeting, you may nevertheless change or revoke your vote at the Special Meeting.
Vote your shares as follows:
•	Vote by Internet. Visit www.proxyvote.com 24/7 to vote by internet using your computer.
•	Vote by Telephone. Stockholders of record can call toll-free 1-800-690-6903 24/7 to vote.
•	Vote by Mail. If you elected to receive a hard copy of your proxy materials, fill out the enclosed proxy card, date and sign it, and return it in the enclosed postage paid envelope.
•	Vote During the Special Meeting. You may attend the Special Meeting and vote during the meeting.
Even if you plan to attend the meeting physically, we encourage you to vote by proxy as soon as possible.
If you vote by submitting your proxy card, your shares will be voted as indicated on your properly completed, unrevoked proxy card. If you return your proxy card but do not indicate how your shares should be voted on a proposal, the shares represented by your properly completed, unrevoked proxy card will be voted as recommended by the Board with respect to such proposal. If you do not return a properly completed proxy card and do not vote by physically attending the Special Meeting, by telephone or on the Internet, your shares will not be voted.
In the case of internet or telephone voting, you should have your proxy card in hand and retain the card until you have completed the voting process. If you vote by internet or telephone, you do not need to return the proxy card by mail. Even if you plan to attend the meeting physically, we encourage you to vote by proxy as soon as possible.
How do I vote if I am a beneficial holder of shares held in “street name”?
If your shares are held by a broker, bank or other holder of record in “street name”, you should receive a VIF along with a copy of this proxy statement.
Your broker, bank or other holder of record (or designee thereof) will vote your shares in accordance with the instructions on your returned VIF. You may instruct the holder of record to vote your shares by completing the VIF as outlined in the instructions on the form and signing, dating and returning the VIF in the prepaid envelope provided. You may also submit your vote by telephone or on the Internet if those options are made available to you by your broker, bank or other holder of record. Although most banks, brokers and other nominees offer these voting alternatives, availability and specific procedures vary. Please instruct your broker, bank or other holder of record how to vote your shares so that your vote can be counted. Please review your VIF for the date by which your instructions must be received in order for your shares to be voted.
You may also vote at the Meeting Location if you bring evidence of your stock ownership, such as your most recent brokerage statement and a “legal proxy” from the bank, brokerage firm or other nominee that hold your shares. Everyone will be required to present a valid picture ID to enter the Special Meeting.
See “Is my vote important and how are the votes counted?” below for the right of brokers, banks and other holders of record to vote on routine matters for which they have not received voting instructions.
May I change my vote?
If you are a stockholder of record, you may revoke your proxy before polls are closed at the Special Meeting by:
•	voting again by submitting a revised proxy card or voting by internet or telephone, as applicable, on a date later than the prior proxy;
•	physically attending and voting during the Special Meeting at the Meeting Location; or
•	notifying Summit’s Corporate Secretary in writing that you are revoking your proxy.
Physical attendance at the Special Meeting alone is not sufficient to revoke a prior properly submitted proxy.
If you are a beneficial owner of shares, you may submit new voting instructions by contacting your broker, bank or other holder of record.
What if I receive more than one proxy card, direction card and/or VIF?
This means that you have multiple accounts holding Summit shares. These may include accounts with Summit’s transfer agent, accounts with a broker, bank or other holder of record. In order to vote all of the shares held by you in multiple accounts, you will need to vote separately the shares held in each account. Please follow the voting instructions provided on each proxy card, direction card and/or VIF to ensure that all of your shares are voted.
You are encouraged to have all accounts registered in the same name and address whenever possible. You can do this by contacting Summit’s transfer agent, Broadridge, at 51 Mercedes Way, Edgewood, NY 11717, at its toll-free number 877-830-4936 or on its website at https://shareholder.broadridge.com. If you receive more than one VIF, please contact the broker, bank or other holder of record holding your shares to determine whether you can consolidate your accounts.
What is householding?
SEC rules permit us to deliver a single copy of our proxy statement to any household at which two or more stockholders reside if we believe the stockholders are members of the same family. This practice benefits both you and Summit, as it eliminates duplicate mailings and reduces our printing and mailing costs. Each stockholder will continue to receive a separate proxy card or voting instruction card.
Your household may have received a single copy of this proxy statement. If you prefer to receive your own copy, please request a duplicate set by phone at 1-866-540-7095, online at www.proxyvote.com, or by writing to Summit Materials, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.
If you hold your stock in street name, you may receive some duplicate mailings. Certain brokers will eliminate duplicate account mailings on request. You may need to contact your broker directly if you want to discontinue duplicate mailings to your household. You can also register to receive all future stockholder communications electronically, instead of in print. This means that links to the proxy statement, and other correspondence will be delivered to you via e-mail. Holders in street name can register for electronic delivery directly with their bank, brokerage firm, or other nominee. Electronic delivery of stockholder communications helps save the Company money by reducing printing and postage costs.
x

What is a broker non-vote?
If you are a beneficial owner whose shares are held of record by a broker, bank or other holder of record, you have the right to direct your broker, bank or other holder of record in voting your shares. If the beneficial owner does not provide voting instructions, the broker, bank or other holder of record cannot vote the shares with respect to “non-routine” matters, but can vote the shares with respect to “routine” matters. “Broker non-votes” occur when a beneficial owner of shares held in street name fails to provide instructions to the broker, bank or other holder of record as to how to vote on matters deemed “non-routine.”
We believe that each of the Common Stock Issuance Proposal, the Preferred Stock Issuance Proposal and the Adjournment Proposal are “non-routine” matters and, as a result, your broker, bank or other holder of record cannot vote your shares without your instruction on any of the proposals presented at the Special Meeting. If you do not provide instructions with your proxy, your broker, bank or other holder of record may deliver a proxy card expressly indicating that it is NOT voting your shares; this indication that a broker, bank or other holder of record is not voting your shares is referred to as a “broker non-vote.” Broker non-votes will not be counted for the purposes of determining the existence of a quorum or for purposes of determining the number of votes cast at the Special Meeting. Your bank, broker or other holder of record can vote your shares only if you provide instructions on how to vote. You should instruct your broker, bank or other holder of record to vote your shares in accordance with directions you provide.
How many votes are needed to approve the proposals to be voted on at the Special Meeting?
At the close of business on the record date for the Special Meeting, there were [•] shares of Class A Common Stock outstanding and [•] shares of Class B Common Stock outstanding. The following are the voting requirements to approve the proposals presented in this proxy statement and the discretionary authority of brokers, banks or other holders of record with respect to each proposal:
	Description	Vote Required	Broker Discretionary Voting Allowed
The Common Stock Issuance Proposal
The approval, for purposes of complying with NYSE Listing Rule 312.03, of the issuance of shares of Common Stock in an amount that exceeds 20% of the currently outstanding Common Stock in connection with the Transaction
		Majority of the voting power of Common Stock present in person or by proxy	No

The Preferred Stock Issuance Proposal	The approval, for purposes of complying with NYSE Listing Rule 312.04, of the issuance of one share of Preferred Stock in connection with the Transaction	Majority of the voting power of Common Stock present in person or by proxy	No

The Adjournment Proposal
The approval of one or more adjournments of the Special Meeting, if necessary or appropriate, to permit solicitation of additional votes if there are insufficient votes to approve the Common Stock Issuance Proposal and/or the Preferred Stock Issuance Proposal
		Majority of the voting power of Common Stock present in person or by proxy	No
For purposes of the approval of the proposals above, broker non-votes, if any, and the failure to vote are not votes that are present in person or by proxy and, accordingly, will have no effect on the outcome of such proposals. Broker non-votes will not be counted for the purpose of determining the existence of a quorum at the Special Meeting.
For purposes of the approval of the proposals above, abstentions will be counted in connection with the determination of whether a valid quorum is established, but an abstention will have the same effect as a vote “AGAINST” the Common Stock Issuance Proposal,“AGAINST” the Preferred Stock Issuance Proposal and “AGAINST” the Adjournment Proposal.

What constitutes a “quorum” for the Special Meeting?
A quorum of Summit’s stockholders is necessary to hold a valid meeting. A quorum will be present at the Special Meeting if the holders of a majority of the voting power of Common Stock entitled to vote as of the close of business on the record date are present in person (which includes virtual attendance as a stockholder at the Special Meeting) or represented by proxy at the Special Meeting. Abstentions will be included in determining the presence of a quorum at the Special Meeting. Broker non-votes will not be included in determining the presence of a quorum at the Special Meeting.
Is my vote important and how are the votes counted?
Your vote is very important. Each share of Class A Common Stock that you own at the close of business on [record date], the record date for the Special Meeting, represents one vote. Each share of Class B Common Stock that you own at the close of business on [record date], the record date for the Special Meeting, represents, without regard to the number of shares of Class B Common Stock you hold, a number of votes that is equal to the aggregate number of LP Units you hold. If you do not vote your shares, you will not have a say on the important issues to be voted on at the meeting.
How will my shares be voted on other matters not included in this proxy statement that may be presented at the Special Meeting?
As of the date of this proxy statement, we do not know of any other matters that may be presented for action at the Special Meeting. However, should other matters properly come before the Special Meeting, the persons named as proxies will vote in a manner as they may, in their discretion, determine.
What happens if the Special Meeting is postponed or adjourned?
If the Special Meeting is postponed or adjourned, your proxy will still be valid and may be voted at the postponed or adjourned meeting. You will still be able to change or revoke your proxy until it is voted. See “May I change my vote?” above.
Who pays for the solicitation of proxies by Summit?
We do. We are soliciting proxies primarily by use of mail. However, we may also solicit proxies in person, by telephone, by facsimile, by courier or by electronic means. To the extent that our directors, officers or other employees participate in this solicitation, they will not receive any compensation for their participation, other than their normal compensation. Innisfree assists us with the solicitation for a fee of $40,000, plus reasonable out-of-pocket expenses. We also reimburse brokerage firms and other custodians, nominees and fiduciaries for their reasonable out-of-pocket expenses for sending proxy materials to stockholders and obtaining their proxies.
How do I contact Summit’s Corporate Secretary?
You may contact Summit’s Executive Vice President, Chief Legal Officer & Secretary by sending correspondence to: Summit Materials, Inc., 1801 California Street, Suite 3500, Denver, Colorado 80202, by [date].

Who can help answer my questions?
If you have questions about the proposals or if you need additional copies of this proxy statement or the enclosed proxy card you should contact:
Summit Materials, Inc.
Attn: Chief Legal Officer & Secretary
1801 California Street,
Suite 3500
Denver, Colorado 80202
You may also contact Summit’s proxy solicitor at:
Innisfree M&A Incorporated
501 Madison Avenue, 20th floor
New York, New York 10022
Individuals, please call toll free: (877) 717-3904

Banks and brokers please call toll-free: (212) 750-5833
To obtain timely delivery, Summit stockholders must request the materials no later than five business days prior to the Special Meeting.
You may also obtain additional information about us from documents filed with the SEC by following the instructions in the section entitled “Where You Can Find Additional Information; Incorporation of Certain Documents by Reference.”
The SEC has an informational website that provides stockholders with general information about how to cast their vote and why voting should be an important consideration for stockholders. You may access that information at www.sec.gov/spotlight/proxymatters.shtml or at www.investor.gov.

SUMMARY
This summary highlights selected information contained in this proxy statement and does not contain all of the information that may be important to you. You should carefully read this entire proxy statement, including the Annexes and accompanying financial statements of Argos North America Corp. and its subsidiaries, to fully understand the proposed Transaction before voting on the proposals to be considered at the Special Meeting. Please see the section entitled “Where You Can Find Additional Information; Incorporation of Certain Documents by Reference” beginning on page 116 of this proxy statement.
Parties to the Transaction
Summit
Summit’s vision is to be the most socially responsible, integrated construction materials solution provider, collaborating with stakeholders to deliver differentiated innovations and solve our customers’ challenges. Within our markets, we strive to be a market leader by offering customers a single-source provider for construction materials and related vertically integrated downstream products. Our materials include aggregates, which we supply across the United States, and in British Columbia, Canada, and cement, which we supply to surrounding states along the Mississippi River from Minnesota to Louisiana. In addition to supplying aggregates to customers, we use a portion of our materials internally to produce ready-mix concrete and asphalt paving mix, which may be sold externally or used in our paving and related services businesses. Our vertically integrated business model creates opportunities to increase aggregates volumes, optimize margin at each stage of production and provide customers with efficiency gains, convenience and reliability, which we believe gives us a competitive advantage.
We believe we are a major participant in the U.S. construction materials industry as our sales volumes of aggregates put us in the top 10 of aggregates suppliers, a top 15 cement producer and a major producer of ready-mix concrete and asphalt paving mix. Our aggregates reserves and resources were 5.7 billion tons as of December 31, 2022. In the year ended December 31, 2022 we sold 59.5 million tons of aggregates, 2.5 million tons of cement, 5.0 million cubic yards of ready-mix concrete and 3.7 million tons of asphalt paving mix across our nearly 400 sites and plants.
We operate in 21 U.S. states and in British Columbia, Canada and have assets in 22 U.S. states and in British Columbia, Canada through our platforms that make up our operating segments: West, East and Cement. The platform businesses in the West, East and Cement segments have their own management teams that are responsible for overseeing local operations, implementing commercial and operational best practices, developing growth opportunities and integrating acquired businesses. We seek to enhance value through increased scale, efficiencies and cost savings within local markets.
Summit's principal executive office is located at 1801 California St, Ste. 3500 Denver, CO 80202 and its telephone number at such office is (303) 893-0012.
Argos USA
Argos USA is a private company headquartered in Alpharetta, Georgia. Argos USA is the largest cement producer by total installed capacity in its areas of operations and among the leaders in sustainability within the heavy construction materials industry. Argos USA operates a robust, vertically integrated business model in the cement and ready-mix concrete segments, supported by an interconnected and efficient logistics platform of ports and terminals across the East and Gulf Coast regions of the United States. Argos USA believes that its strong commitment to sustainability, combined with its rights in proprietary technology and experience in the production of low carbon cements and supplementary cementitious materials will allow Argos USA to lead the industry in reducing emissions. Argos USA is one of the fastest growing companies in the industry, based on its adjusted EBITDA growth since 2019, and it is well positioned to capitalize on industry dynamics that are expected to drive long-term demand for its products.
Argos USA’s principal executive office is located at 3015 Windward Plaza #300 Alpharetta, GA 30005 and its telephone number at such office is (678) 368-4300.
For more information about Argos USA, please see the sections entitled “Information About Argos USA” and “Argos USA’s Management’s Discussion and Analysis of Financial Condition and Results of Operations.”

The Transaction Agreement
On September 7, 2023, Summit entered into the Transaction Agreement with Argos USA, Cementos Argos, and the Argos Parties, pursuant to which, upon the terms and subject to the conditions set forth therein, Summit will acquire all of the outstanding equity interests of Argos USA from the Argos Parties. Pursuant to the terms and conditions of the Transaction Agreement, the aggregate consideration to be paid to the Argos Parties in the Transaction will consist of (i) $1.2 billion of cash (subject to customary adjustments) (the “Cash Consideration”), (ii) 54,720,000 shares of Class A Common Stock (the “Class A Consideration”) and (iii) the Preferred Share (together with the Class A Consideration, the “Stock Consideration”) (collectively, the “Closing Consideration”). The Closing Consideration is subject to certain customary adjustments, with any upward or downward adjustments to the Closing Consideration to be made against the Cash Consideration. The Transaction Agreement contains customary representations and warranties, covenants and agreements.
For additional information, please see “The Transaction — The Transaction Agreement.”
Certificate of Designation; Preferred Share
For certain regulatory reasons, it is important that Cementos Argos’s voting interest is not involuntarily diluted below 25.01% of the Common Stock. As a result, Summit agreed to issue the Preferred Share at the closing in order to provide Cementos Argos with a short window in which Cementos Argos will have the ability to purchase shares of Class A Common Stock in the market, in certain limited circumstances, to prevent Cementos Argos from being involuntarily diluted below 25.01%. Pursuant to the terms and conditions of the Transaction Agreement, Summit will prepare a certificate of designation (the “Certificate of Designation”), in a form reasonably satisfactory to Cementos Argos, for the Preferred Share. The Certificate of Designation will include, among other rights, privileges and restrictions, that the Preferred Share:
•
will be issued to, and at all times held solely by, Cementos Argos and will not in any event be Transferable (as defined in the Stockholder Agreement, without giving effect to clause (iii) in the definition thereof) without the prior written consent of the Board;

•	will entitle the holder thereof to no economic rights whatsoever (and no dividends or other distributions will be declared or paid on the Preferred Share);
•
will not entitle its holder to vote on any matter; provided that: (x) solely during a Preferred Voting Window (as defined below), and subject in all respects to the terms, conditions, obligations and limitations set forth in the Stockholder Agreement, the Preferred Share will entitle the holder thereof to vote together with the holders of Class A Common Stock and Class B Common Stock as a single class, on any matter for which the holders of Class A Common Stock and Class B Common Stock are generally entitled to vote, and (y) on such matters referred to in the foregoing clause (x), the voting power of the Preferred Share will represent the minimum number of votes as would allow the holder thereof to have a voting interest in the Company of 25.01% (with the Preferred Share voting together as a single class with Class A Common Stock and Class B Common Stock) in respect of any matter that is the subject of approval by the holders of Class A Common Stock and Class B Common Stock generally; and

•
will be immediately and automatically cancelled, without consideration and with no further action on the part of any person, upon the earliest to occur of (i) certain change of control transactions of Summit, (ii) such time as Investor Anchor has a voting interest in Summit equal to or less than 25% and the 90 day trading period in respect of the applicable Top-Up Event has expired, or (iii) such Preferred Share is held by any person other than Cementos Argos, in the case of (i) or (iii) of the foregoing, without the prior written consent of the Board.

For additional information, please see “The Transaction — The Transaction Agreement — Certificate of Designation; Preferred Share.”
Related Agreements
This section describes certain additional agreements to be entered into in connection with the Transaction Agreement. For additional information, please see “The Transaction — Related Agreements.”

Stockholder Agreement
Subject to and effective upon the consummation of the Transaction, Summit will enter into the Stockholder Agreement with Cementos Argos, Argos SEM, Valle Cement and, solely for the purpose of specified sections of the Stockholder Agreement, Grupo Argos.
Pursuant to the Stockholder Agreement, for a period of two years from the closing (the “Lock-Up Termination Date”), Grupo Argos, Cementos Argos and their respective affiliates will not transfer or dispose of any shares of Class A Common Stock issued to such investor pursuant to the Transaction Agreement without Summit’s consent, other than certain permitted transfers.
In addition, until the date on which no Investor Nominee (as defined below) is entitled to serve on the Board, Grupo Argos, Cementos Argos and each Investor Participant (as defined in the Stockholder Agreement) will not, and will cause each of their respective controlled affiliates and will direct their representatives acting on their behalf not to, among other matters, directly or indirectly acquire, agree to acquire, or propose or offer to acquire (including through the acquisition of beneficial ownership) any shares of Class A Common Stock or securities that are convertible or exchangeable into (or exercisable for) shares of the Class A Common Stock, subject to certain exceptions, including with respect to certain preemptive rights granted to Cementos Argos, and provided that as long as Investor Anchor owns Class A Common Stock greater or equal to the 25% Threshold (as defined below), Grupo Argos, Cementos Argos and each Investor Participant and any of their respective controlled affiliates are permitted to take such action if such persons would not collectively own more than the Cap (as defined below) following such action.
As of immediately following the closing, the Board will be comprised of eleven or fewer directors, including three individuals designated by Cementos Argos as its nominees (each such person, an “Investor Nominee”, and, collectively, the “Investor Nominees”), who will be appointed to the Board at the closing.
Pursuant to the Stockholder Agreement, Summit will agree, at any annual meeting or special meeting of stockholders of the Company at which directors are to be elected to the Board (each a “Stockholder Meeting”), to nominate:
•
three Investor Nominees who are Acceptable Persons (as defined in the Stockholder Agreement) to the Board, as long as Investor Anchor beneficially owns greater than 25.0% of the then-outstanding shares of Class A Common Stock (the “25% Threshold”); provided that, one such Investor Nominee will be an individual that qualifies as an independent director of the Company under Rule 303A(2) of the NYSE Listed Company Manual;

•
two Investor Nominees who are Acceptable Persons to the Board, as long as Investor Anchor beneficially owns greater than 17.5% of the then-outstanding shares of Class A Common Stock (the “17.5% Threshold”) but less than or equal to the 25% Threshold; and

•
one Investor Nominee who is an Acceptable Person to the Board, as long as Investor Anchor beneficially owns greater than 5.0% of the then-outstanding shares of Class A Common Stock but less than or equal to the 17.5% Threshold.

Cementos Argos’s right to designate Investor Nominees will cease to exist after Investor Anchor no longer beneficially owns more than 5.0% of the outstanding shares of Class A Common Stock, subject to the terms and conditions of the Stockholder Agreement.
At any time when the 25% Threshold is satisfied, without the prior written consent of Cementos Argos (not to be unreasonably withheld, conditioned or delayed), Summit and its subsidiaries will not (i) incur indebtedness in excess of certain thresholds, (ii) enter into certain related party agreements between Summit, its subsidiaries, and their respective affiliates providing for payments to such affiliates in excess of $20 million, subject to certain exceptions, (iii) fundamentally change the business of Summit and its subsidiaries, taken as a whole, in a manner that would (a) constitute a significant departure from the construction materials industry or (b) result in Summit and its subsidiaries, taken as a whole, ceasing to operate in the construction materials industry; provided that, the foregoing shall not prohibit certain change of control transactions, (iv) voluntarily liquidate, dissolve or wind-up Summit or (v) authorize, agree or commit to do any of the foregoing.
For additional information, please see “The Transaction — Related Agreements — Stockholder Agreement.”

Registration Rights Agreement
Subject to and effective upon the consummation of the Transaction, Summit, Cementos Argos and each of Grupo Argos’s or Cementos Argos’s respective controlled affiliates who at such time are the holders of record of Class A Common Stock (each, an “Investor Participant”) will enter into a Registration Rights Agreement, pursuant to which, among other matters, subject to certain limited exceptions, Cementos Argos and each Investor Participant will be granted certain customary shelf, demand and “piggy-back” registration rights with respect to their shares of Class A Common Stock.
For additional information, please see “The Transaction — Related Agreements — Registration Rights Agreement.”
The Restrictive Covenant Agreement
Subject to and effective upon the consummation of the Transaction, Summit will enter into a Restrictive Covenant Agreement with Grupo Argos and Cementos Argos, pursuant to which Grupo Argos and Cementos Argos will be bound by certain non-compete restrictions until the fifth anniversary of the closing date, providing that Grupo Argos and certain affiliates may not own any interest, operate, manage, join, control or acquire any business that competes with the business of producing and/or supplying cementitious materials, supplemental cementitious materials, ready-mix concrete and construction or chemical grade aggregates (the “Restricted Business”) within British Columbia, Canada and within certain states in the United States set forth on an exhibit to the Restrictive Covenant Agreement, and which such exhibit reflects the combined footprint in Canada and the United States of Summit and Argos USA’s activities relating to the Restricted Business as of the date of the Transaction Agreement.
Additionally, pursuant to the Restrictive Covenant Agreement, for a period beginning upon the consummation of the Transaction and continuing until the fifth anniversary of the closing date, Grupo Argos (and its controlled affiliates) and Cementos Argos (and its affiliates) will grant a right of first offer to Summit for any Potential Cementitious Opportunity, Potential RMC Opportunity and any Potential Aggregates Opportunity (in each case, as defined in the Restrictive Covenant Agreement).
For additional information, please see “The Transaction — Related Agreements — Restrictive Covenant Agreement.”
Transition Services Agreement
Subject to and effective upon the consummation of the Transaction, Summit will enter into a Transition Services Agreement with Cementos Argos, pursuant to which Cementos Argos will provide certain transition services to Argos USA and its subsidiaries in order to effect the orderly transfer of Argos USA from Cementos Argos to Summit, including with respect to certain finance, business development, software development, environmental sustainability and supply chain functions. The term of the Transition Services Agreement will be from the closing date until the earlier of (i) the date that is the last day prior to the month that includes the day falling six months after the closing date and (ii) the earlier termination of all services provided thereunder in accordance with the terms thereof, subject to up to three potential six-month extensions for services for which a transition has not been completed by such time. In consideration for the provision of each service, Summit will pay to Cementos Argos a monthly fee on a service-by-service basis, as well as reimburse Cementos Argos for other reasonable and necessary out-of-pocket costs incurred by Cementos Argos with respect to third parties in connection with the provision of such services.
For additional information, please see “The Transaction — Related Agreements — Transition Services Agreement.”
Support Services Agreement
Subject to and effective upon the consummation of the Transaction, Summit will enter into a Support Services Agreement with Summa, pursuant to which Summa will provide certain services to Argos USA, including with respect to certain finance, human resources, software development, cybersecurity and information technology functions. The term of the Support Services Agreement will be from the closing date until the earlier of (i) the last end date specified for each service and (ii) the earlier termination of all services provided thereunder in accordance with the terms thereof, subject to up to four potential six-month or three-month extensions for certain services at the request of Summit. In consideration for the provision of each service, Summit will pay to Summa a monthly fee on a service-by-service basis, as well as reimburse Summa for other reasonable and necessary out-of-pocket costs incurred by Summa with respect to third parties in connection with the provision of such services.
For additional information, please see “The Transaction — Related Agreements — Support Services Agreement.”
Cement Supply Agreement
Subject to and effective upon the consummation of the Transaction, Argos USA will enter into a Cement Supply Agreement with Zona Franca Argos S.A.S. (“Zona Franca”), an affiliate of Cementos Argos that owns the Cartagena Plant, with an initial term lasting until December 31, 2028, subject to extension by mutual agreement of the parties. Pursuant to the Cement Supply Agreement, Argos USA will purchase a specified minimum volume of cement during each full calendar year during the initial term, subject to Argos USA’s right to reduce such amount by up to 15%. From the closing date through December 31st of the calendar year in which the closing date falls, Argos USA will purchase an amount of cement based on the amount of cement already agreed between Zona Franca and Argos USA for such calendar year under a pre-existing supply arrangement between Zona Franca and Argos USA (which arrangement will be terminated as of the closing date). Argos USA’s purchases under the Cement Supply Agreement will be at import parity prices determined annually based on third-party quotes and will be delivered to Argos USA pursuant to the Logistics Service Agreement (Cartagena), as described below. The Cement Supply Agreement obligates Zona Franca to supply cement from the Cartagena Plant or from an alternate source in certain events of unavailability. Whether or not Argos USA takes delivery of, or Zona Franca delivers, the minimum volume for each year, each of Argos USA and Zona Franca will pay, as applicable, for an annual tonnage of cement as further specified in the Cement Supply Agreement.
For additional information, please see “The Transaction — Related Agreements — Cement Supply Agreement.”
Intellectual Property License Agreement
Subject to and effective upon the consummation of the Transaction, Summit and Argos USA will enter into an Intellectual Property License Agreement with Cementos Argos, pursuant to which the parties will grant each other various intellectual property licenses.
Pursuant to the Intellectual Property License Agreement, Cementos Argos will grant to Summit perpetual, royalty-free licenses under certain intellectual property rights owned or licensable by Cementos Argos or any of its subsidiaries as of the closing date that, as applicable, would otherwise be infringed by, or that are practiced, used or embodied by, (i) the conduct of the Business (as defined below) as conducted as of the closing date, or (ii) the products and services sold or otherwise commercially provided by Argos USA and its subsidiaries as of the closing date in the conduct of the Business, to make, sell and otherwise commercially exploit products and services in the Licensed Field (as defined below) in the United States and Canada. Such licenses will be exclusive (including with respect to Cementos Argos and its subsidiaries) until the fifth anniversary of the closing date, or, if sooner, until certain change of control events occur with respect to either Summit or Argos USA, and non-exclusive thereafter.
Cementos Argos will also grant to Summit a perpetual, royalty-bearing license under certain calcined clay-related intellectual property rights to make, sell and otherwise commercially exploit products and services in the Licensed Field in the United States and Canada (such license, the “Calcined Clay IP License”). The Calcined Clay IP License will be exclusive (even as to Cementos Argos and its subsidiaries) until the seventh anniversary of the closing date, or, if sooner, until certain change of control events occur with respect to either Summit or Argos USA. Prior to the closing date, the parties will negotiate in good faith the terms and conditions of a potential option for Summit to extend the exclusivity period of the Calcined Clay IP License for an additional five years. If the parties are unable to reach an agreement regarding the terms and conditions of such option, the exclusivity period of the Calcined Clay IP License will automatically terminate per the terms summarized above, and the Calcined Clay IP License will be non-exclusive thereafter. During and after the exclusivity period, Summit will be required to pay a royalty to Cementos Argos in an amount to be negotiated by the parties in good faith prior to the closing date or otherwise an agreed default royalty. Cementos Argos will also grant to

Summit a non-exclusive, perpetual, royalty-free license under certain microalgae-related intellectual property rights, solely for use at a certain Argos USA cement plant and solely in the Licensed Field, of certain technology developed by Cementos Argos at such plant.
For a period of five years following the closing date, Cementos Argos will also grant to Summit an exclusive (even as to Cementos Argos and its subsidiaries), royalty-free license to use and display the ARGOS name and other related trademarks (i) in legal identifiers of Summit or any of its subsidiaries and (ii) in the Licensed Field, in each case in the United States and Canada. Summit may request that the parties negotiate in good faith for a royalty-bearing extension of such license.
Lastly, Argos USA will grant to Cementos Argos a worldwide, non-exclusive, perpetual, royalty-free license under certain intellectual property rights owned or licensable by Argos USA or any of its subsidiaries as of immediately prior to the closing date that relate to the business of Cementos Argos and its affiliates as conducted as of the closing date, or that cover or claim any improvements to certain calcined clay products and technology developed by Summit or any of its subsidiaries after the closing date but prior to the occurrence of certain change of control events with respect to Summit or Argos USA, to make, sell and otherwise commercially exploit any and all products and services.
For additional information, please see “The Transaction — Related Agreements — Intellectual Property License Agreement.”
Logistics Service Agreement (Cartagena)
Subject to and effective upon the consummation of the Transaction, in connection with the Cement Supply Agreement, Argos USA will enter into a Logistics Service Agreement with TACC, pursuant to which Argos USA will delegate to TACC the hiring of a pneumatic vessel and open hatch/conventional vessels to transport the cement purchased from Zona Franca under the Cement Supply Agreement to terminals designated by Argos USA in the United States. TACC’s chartering services (other than with respect to pneumatic port terminals, for which Argos USA will assume the actual costs of delivery on a pass-through basis) will be subject to an address commission payable by Argos USA to TACC.
For additional information, please see “The Transaction — Related Agreements — Logistics Service Agreement (Cartagena).”
Master Purchase Agreement
Subject to and effective upon the consummation of the Transaction, Argos USA will enter into a Master Purchase Agreement with BVI, pursuant to which Argos USA will hire BVI to, on its behalf and at its request, negotiate and coordinate supply agreements with international suppliers for the purchase of cement, cementitious materials, clinker or other raw materials and ancillary equipment to be imported into the United States and Canada. The initial term of the Master Purchase Agreement will run from the closing date until December 31, 2025, at which point the agreement will automatically renew for subsequent one-year terms unless notice of non-renewal is provided by either party. Argos USA will agree that, during the initial term, BVI will be the exclusive agent of Argos USA and its affiliates with respect to the negotiation of supply agreements with international suppliers for the purchase of cement, cementitious materials, clinker and other raw materials and ancillary equipment to be imported into the United States and Canada. Products purchased under the Master Purchase Agreement will be subject to an address commission payable by Argos USA to BVI.
For additional information, please see “The Transaction — Related Agreements — Master Purchase Agreement.”
Logistics Services Agreement (International)
Subject to and effective upon the consummation of the Transaction, Argos USA will enter into an International Logistics Service Agreement with TACC, pursuant to which Argos USA will hire TACC to, on its behalf and at its request, negotiate and coordinate international maritime transportation, including of cement, cementitious materials, clinker or other raw materials and ancillary equipment purchased by Argos USA under the Master Purchase Agreement. The initial term of the International Logistics Service Agreement will run from the Closing Date until December 31, 2025, at which point the agreement will automatically renew for subsequent one-year terms unless notice of non-renewal is provided by either party. Argos USA will agree that, during the initial term, TACC will be the exclusive logistics service provider of Argos USA and its affiliates in the United States and Canada with respect to international maritime transportation of cement, cementitious materials, clinker and other raw materials and ancillary equipment. Products shipped under the International Logistics Service Agreement will be subject to an address commission payable by Argos USA to TACC.
For additional information, please see “The Transaction — Related Agreements — Logistics Service Agreement (International).”
The Common Stock Issuance Proposal
Pursuant to the Transaction Agreement, Summit’s stockholders will be asked to vote on a proposal to approve, for purposes of complying with NYSE Listing Rule 312.03, the issuance of shares of Class A Common Stock in an amount that exceeds 20% of the currently outstanding shares of Common Stock in connection with the Transaction. The Transaction is conditioned on, among other things, the approval of the Common Stock Issuance Proposal and the Preferred Stock Issuance Proposal at the Special Meeting.
For more information about the issuance contemplated by the Transaction Agreement, please see the section entitled “The Common Stock Issuance Proposal.”
The Preferred Stock Issuance Proposal
Pursuant to the Transaction Agreement, Summit’s stockholders will be asked to vote on a proposal to approve, for purposes of complying with NYSE Listing Rule 312.04, a proposal to approve the issuance of the Preferred Share in connection with the Transaction. The Transaction is conditioned on, among other things, the approval of the Common Stock Issuance Proposal and the Preferred Stock Issuance Proposal at the Special Meeting.
For more information about the issuance contemplated by the Transaction Agreement, please see the sections entitled “The Preferred Stock Issuance Proposal” and “The Transaction — Certificate of Designation; Preferred Share.”
The Adjournment Proposal
Summit’s stockholders will be asked to vote on a proposal to approve one or more adjournments of the Special Meeting, if necessary or appropriate, to permit solicitation of additional votes if there are insufficient votes to approve the Common Stock Issuance Proposal and/or the Preferred Stock Issuance Proposal.
For more information about the proposal, please see the section entitled “The Adjournment Proposal.”
Date, Time and Place of Special Meeting
The Special Meeting will be held at [8:00] [a.m.] Mountain Time on [day of week], [date] at 1801 California Street, Suite 3500, Denver, CO 80202 (the “Meeting Location”), or at such other date, time and place to which such meeting may be adjourned or postponed, to consider and vote upon the proposals.
Voting Power; Record Date
Only Summit’s stockholders of record at the close of business on [record date], the record date for the Special Meeting, will be entitled to vote at the Special Meeting. You are entitled to one vote for each share of Class A Common Stock that you owned at the close of business on the record date. On the record date, there were [•] shares of Class A Common Stock outstanding and entitled to vote. A holder of Class B Common Stock who held a share of Class B Common Stock on the record date is entitled, without regard to the number of shares of Class B Common Stock held by such holder, to a number of votes that is equal to the aggregate number of LP Units held by such holder on the record date. As of the record date, the total number of LP Units to which the voting power of the Class B Common Stock relates was [•].
If your shares are held in “street name” or are in a margin or similar account, you should contact your broker, bank or other holder of record to ensure that votes related to the shares you beneficially own are properly counted.

Accounting Treatment
The Transaction will be accounted for using the acquisition method of accounting for business combinations. The allocation of the preliminary estimated Closing Consideration is based upon management’s estimates of and assumptions related to the fair value of assets to be acquired and liabilities to be assumed. Summit expects to finalize its allocation of the Closing Consideration as soon as practicable after completion of the Transaction, but Summit is not required to finalize such allocation for one year from the closing date of the Transaction. For U.S. federal income tax purposes, the Transaction will be treated as a stock purchase such that Summit’s tax basis in the Argos USA assets will initially be valued at carryover basis.
Appraisal Rights
Appraisal rights in connection with the Transaction are not available to holders of shares of Class A Common Stock or Class B Common Stock.
Proxy Solicitation
Summit is soliciting proxies on behalf of the Board. This proxy solicitation is being made by mail, but also may be made by telephone or in person. Summit has also engaged Innisfree to assist in the solicitation of proxies. Summit and its directors, officers and employees may also solicit proxies in person. Summit will ask banks, brokers and other institutions, nominees and fiduciaries to forward the proxy materials to their principals and to obtain their authority to execute proxies and voting instructions.
Summit will bear the entire cost of the proxy solicitation, including the preparation, assembly, printing, mailing and distribution of the proxy materials. Summit will pay Innisfree a fee of $40,000, plus disbursements, reimburse Innisfree for its reasonable out-of-pocket expenses and indemnify Innisfree and its affiliates against certain claims, liabilities, losses, damages and expenses for their proxy solicitation services. Summit will reimburse brokerage firms and other custodians for their reasonable out-of-pocket expenses for forwarding the proxy materials to Summit’s stockholders. Directors, officers and employees of Summit who solicit proxies will not be paid any additional compensation for soliciting proxies.
If a stockholder grants a proxy, it may still vote its shares in person if it revokes its proxy before the Special Meeting. A stockholder may also change its vote by submitting a later-dated proxy, as described in the section entitled “Questions and Answers About the Special Meeting — May I change my vote?”
The Board’s Reasons for the Approval of the Transaction, the Common Stock Issuance Proposal and the Preferred Stock Issuance Proposal
On September 5, 2023, the Board unanimously (i) determined that the terms of the Transaction Agreement and the transactions contemplated by the Transaction Agreement and the other Transaction Documents were fair to and in the best interests of Summit and the Summit Stockholders, (ii) approved and declared advisable the Transaction Agreement and the transactions contemplated by the Transaction Agreement and the other Transaction Documents, (iii) directed that the issuance of Class A Common Stock and Preferred Stock comprising the Stock Consideration be submitted to the Summit Stockholders for approval (the “Proposals”), and (iv) resolved, subject to the no solicitation provision of the Transaction Agreement, to recommend that the Summit Stockholders vote in favor of the Proposals.
Accordingly, the Board recommends that you vote “FOR” the Common Stock Issuance Proposal, “FOR” the Preferred Stock Issuance Proposal and “FOR” the Adjournment Proposal.
For the factors considered by the Board in reaching the decision to approve and recommend the Proposals, see “The Transaction — The Board’s Reasons for the Approval of the Transaction, the Common Stock Issuance Proposal and the Preferred Stock Issuance Proposal.”
Conditions to Closing of the Transaction
Conditions to Each Party’s Obligations
The obligations of the parties to consummate the closing of the Transaction is subject to the satisfaction of the following conditions (or, to the extent permitted by applicable law, waiver by each of (i) Summit and (ii) Cementos Argos, on behalf of Cementos Argos, the Argos Parties and Argos USA):
•	the Stockholder Approval must have been obtained;

•
any applicable waiting period under the HSR Act applicable to the Transaction must have expired or been terminated and any written agreements relating to timing with any governmental authority pursuant to the HSR Act applicable to the Transaction (if any) must have expired or been terminated, in each case without the imposition of a Burdensome Condition (as defined below); and

•	no provision of any applicable law or order may prohibit, enjoin, restrain or make illegal the consummation of the Transaction or impose a Burdensome Condition.
Conditions to Summit’s Obligations
The obligations of Summit to consummate the closing of the Transaction is subject to the satisfaction (or, to the extent permitted by applicable law, waiver by Summit) of the following further conditions:
•
Cementos Argos, the Argos Parties and the ANAC Companies must have performed in all material respects all of its respective covenants and obligations under the Transaction Agreement required to be performed by it prior to the closing of the Transaction;

•
(i) The fundamental representations and warranties of Argos USA (i.e., representations related to existence and power, authorization, noncontravention, capitalization and finder’s fees) and the Argos Parties (i.e., representations related to existence and power, authorization, noncontravention, ownership of purchased shares and finder’s fees) must be true and correct in all material respects (except for those representations related to capitalization, in the case of Argos USA, and ownership of purchased shares, in the case of the Argos Parties, which must be true and correct in all but de minimis respects), and (ii) the other representations and warranties of the ANAC Companies and the Argos Parties contained in the Transaction Agreement and in any certificate or other writing delivered pursuant thereto, must be true and correct, in the case of this clause (ii), with only such exceptions as would not, individually or in the aggregate, have, or reasonably be expected to have, an Argos USA Material Adverse Effect (as defined below), in the case of each of clauses (i) and (ii), as of the closing of the Transaction as if made at and as of such time (other than such representations and warranties that by their terms address matters only as of another specified time, which must be true only as of such time); provided that, for purposes of this bullet, all materiality, Argos USA Material Adverse Effect and similar qualifications or standards contained in such representations and warranties will be disregarded;

•	since the date of the Transaction Agreement, there must not have occurred or arisen an Argos USA Material Adverse Effect that is continuing; and
•	Summit must have received a certificate duly executed by each of the Argos Parties certifying as to the satisfaction of the conditions set forth in the three immediately preceding bullet points.
Conditions to Obligations of Cementos Argos, Argos USA and the Argos Parties
The obligation of Cementos Argos, Argos USA and the Argos Parties to consummate the closing of the Transaction is subject to the satisfaction (or, to the extent permitted by applicable law, waiver by Cementos Argos on behalf of Cementos Argos, Argos USA and the Argos Parties) of the following further conditions:
•
Summit must have performed in all material respects all of its respective covenants and obligations under the Transaction Agreement required to be performed by it prior to the closing of the Transaction;

•
(i) The fundamental representations of Summit (i.e., representations related to existence and power, authorization, capitalization, noncontravention and finder’s fees) contained in the Transaction Agreement and in any certificate or other writing delivered pursuant the Transaction Agreement must be true and correct in all material respects as of the closing (except for those representations related to capitalization, which must be true and correct in all but de minimis respects as of the closing), (ii) the other representations and warranties of Summit contained in the Transaction Agreement and in any certificate or other writing delivered pursuant the Transaction Agreement, must be true and correct, in the case of this clause (ii), with only such exceptions as would not, individually or in the aggregate, have, or reasonably be expected to have, a Summit Material Adverse Effect (as defined below), in the case of each of clauses (i) and (ii), as of the closing of the Transaction as if made at and as of such time (other than such representations and warranties that by their terms address matters only as of another specified time, which will be true only as of such time); provided that, for purposes of this bullet point, all materiality, Summit Material Adverse Effect and similar qualifications or standards contained in such representations and warranties will be disregarded;
•	since the date of the Transaction Agreement, there must not have occurred or arisen a Summit Material Adverse Effect that is continuing; and
•	Cementos Argos must have received a certificate signed by Summit certifying as to Summit’s satisfaction of the conditions set forth in the three immediately preceding bullet points.
For additional information, please see “The Transaction — The Transaction Agreement — Conditions to Closing of the Transaction.”
Regulatory Matters
Under the HSR Act and the rules that have been promulgated thereunder by the U.S. Federal Trade Commission (“FTC”), certain transactions may not be consummated unless information has been furnished to the Antitrust Division of the Department of Justice (“Antitrust Division”) and the FTC and certain waiting period requirements have been satisfied. The Transaction is subject to these requirements and may not be completed until the expiration of a 30-day waiting period following the filing of the required Notification and Report Forms with the Antitrust Division and the FTC. If the FTC or the Antitrust Division makes a request for additional information or documentary material related to the Transaction (a “Second Request”), the waiting period with respect to the Transaction will be extended for an additional period of 30 calendar days, which will begin on the date on which Summit and Argos USA each certify compliance with the Second Request. Complying with a Second Request can take a significant period of time. On September 21, 2023, Summit and Argos USA filed the required forms under the HSR Act with the Antitrust Division and the FTC. The 30-day waiting period with respect to the Transaction, which cannot expire on a Saturday, Sunday or a U.S. federal holiday, expired at 11:59 p.m. Eastern Time on October 23, 2023.
At any time before or after consummation of the Transaction, notwithstanding the expiration of the waiting period under the HSR Act, the applicable competition authorities could take such action under applicable antitrust laws as each deems necessary or desirable in the public interest, including seeking to enjoin the consummation of the Transaction. Private parties may also seek to take legal action under the antitrust laws under certain circumstances. We cannot assure you that the Antitrust Division, the FTC, any state attorney general or any other government authority will not attempt to challenge the Transaction on antitrust grounds, and, if such a challenge is made, we cannot assure you as to its result.
For additional information, please see “The Transaction — The Transaction Agreement — Regulatory Matters”
Quorum and Required Vote for Proposals for the Special Meeting
A quorum of Summit’s stockholders is necessary to hold a valid meeting. A quorum will be present at the Special Meeting if the holders of the voting power of Class A Common Stock and Class B Common Stock entitled to vote as of the close of business on the record date are present in person or represented by proxy at the Special Meeting. Abstentions will be included in determining the presence of a quorum at the Special Meeting. Broker non-votes will not be included in determining the presence of a quorum at the Special Meeting.
The approval of the Common Stock Issuance Proposal, the Preferred Stock Issuance Proposal and the Adjournment Proposal require the affirmative vote of the holders of a majority of the voting power of the outstanding Common Stock present in person or represented by proxy and entitled to vote at the Special Meeting.
Broker non-votes, if any, and the failure to vote are not votes cast and will have no effect on the outcome of either the Common Stock Issuance Proposal, the Preferred Stock Issuance Proposal or the Adjournment Proposal. An abstention will have the same effect as a vote “AGAINST” the Common Stock Issuance Proposal, “AGAINST” the Preferred Stock Issuance Proposal and “AGAINST” the Adjournment Proposal.
The Transaction is conditioned on, among other things, the approval of the Common Stock Issuance Proposal and the Preferred Stock Issuance Proposal at the Special Meeting. The Adjournment Proposal is not conditioned on the approval of the Common Stock Issuance Proposal or the Preferred Stock Issuance Proposal.
It is important for you to note that, in the event that either the Common Stock Issuance Proposal and the Preferred Stock Issuance Proposal do not receive the requisite vote for approval, we will not consummate the

Transaction and may be required to pay an amount equal to $100,000,000 (the “Summit Termination Fee”) to Cementos Argos in connection with the termination of the Transaction Agreement as a result of any such failure to obtain the requisite Stockholder Approval.
Opinion of Summit’s Financial Advisor
Morgan Stanley was retained by Summit to act as its financial advisor and to render a fairness opinion in connection with the proposed Transaction. Summit selected Morgan Stanley to act as its financial advisor based on Morgan Stanley’s qualifications, expertise and reputation, its knowledge of and experience in recent transactions in Summit’s industry and its knowledge of Summit’s business and affairs. On September 5, 2023, Morgan Stanley rendered its oral opinion, which was subsequently confirmed in writing, to the Board to the effect that, as of such date and based upon and subject to the various assumptions made, procedures followed, matters considered, and qualifications and limitations on the scope of the review undertaken by Morgan Stanley as set forth in its written opinion, the Cash Consideration and the Class A Consideration (collectively, the “Consideration”) to be paid by Summit pursuant to the Transaction Agreement was fair from a financial point of view to Summit.
The full text of Morgan Stanley’s written opinion to the Board, dated September 5, 2023, is attached to this proxy statement as Annex K, and is incorporated by reference into this proxy statement in its entirety. Summit stockholders should read the opinion in its entirety for a discussion of the various assumptions made, procedures followed, matters considered, and qualifications and limitations on the scope of review undertaken by Morgan Stanley in rendering its opinion. This summary is qualified in its entirety by reference to the full text of such opinion. Morgan Stanley’s opinion was directed to the Board and addressed only the fairness from a financial point of view to Summit, as of the date of the opinion, of the Consideration to be paid by Summit pursuant to the Transaction Agreement. Morgan Stanley’s opinion did not address any other aspects of the proposed Transaction and did not and does not constitute a recommendation as to how the stockholders of Summit should vote at the stockholders’ meeting to be held in connection with the proposed Transaction.
For more information, please see the section entitled “The Transaction — Opinion of Summit’s Financial Advisor” beginning on page 60 of this proxy statement and Annex K to this proxy statement.
Recommendation to Summit’s Stockholders
The Board believes that each of the Common Stock Issuance Proposal, the Preferred Stock Issuance Proposal and the Adjournment Proposal is in the best interests of Summit and its stockholders and unanimously recommends that the stockholders vote “FOR” each of the proposals.
Risk Factors
In evaluating the Transaction and the proposals to be considered and voted on at the Special Meeting, you should carefully review and consider the risk factors set forth under the section entitled “Risk Factors” beginning on page 13 of this proxy statement. The occurrence of one or more of the events or circumstances described in that section, alone or in combination with other events or circumstances, may have a material adverse effect on (i) the ability of Summit, Argos USA, Cementos Argos and the Argos Parties to complete the Transaction and (ii) the business, cash flows, financial condition and results of operations of Summit or Argos USA prior to the consummation of the Transaction.

Summary Financial Information
The following table presents a summary of selected historical consolidated financial data of Argos USA. For more information about Argos USA’s financial statements, please see the section entitled “Financial Statements.”
Selected Historical Consolidated and Combined Financial Data of Argos North America Corp. and Subsidiaries
	Nine Months Ended September 30		Years Ended December 31
	2023	2022	2022	2021	2020
(in thousands)
Revenues:
Total revenues	$1,296,222	$1,189,339	$1,565,433	$1,446,650	$1,452,813
Total cost of revenues	1,030,537	1,017,796	1,343,156	1,225,559	1,229,847
Gross profit	265,685	171,543	222,277	221,091	222,966
Selling, general and administrative expenses	118,889	112,547	145,275	119,135	139,335
Operating income	146,796	58,996	77,002	101,956	83,631
Other Income, net	(994)	(5,261)	(11,986)	(7,430)	(8,426)
Net (gain) loss on disposals	(4,452)	(23,124)	(23,252)	(48,798)	7,724
Interest expense, net	28,533	23,570	33,584	36,262	48,671
Income from operations before taxes	123,709	63,811	78,656	121,922	35,662
Income tax expense	30,664	24,499	27,391	43,034	13,789
Net income	$93,045	$39,312	$51,265	$78,888	$21,873
Consolidated and Combined Statement of Cash Flow:
Net cash provided by operating activities	$168,924	$87,301	$128,326	$123,055	$153,748
Net cash provided by (used in) investing activities	(82,382)	46,424	6,990	128,809	(23,699)
Net cash used in financing activities	(442)	(105,833)	(106,216)	(251,188)	(142,709)
Consolidated and Combined Balance Sheet Data (end of period)
Cash and cash equivalents	$133,948	—	$47,847	$18,747	—
Property, plant and equipment, net	1,704,581	—	1,687,667	1,714,472	—
Total Assets	2,509,554	—	2,385,909	2,385,187	—
Long term debt, net	484,918	—	485,052	298,742	—
Long term debt to affiliate, net	250,882	—	250,882	271,882	—
Total stockholder's equity	1,324,132	—	1,231,367	1,204,038	—

RISK FACTORS
You should carefully review and consider the following risk factors and the other information contained in this proxy statement, including the financial statements and notes to the financial statements included herein, in evaluating the Transaction and the proposals to be voted on at the Special Meeting. The occurrence of one or more of the events or circumstances described in these risk factors, alone or in combination with other events or circumstances, may have an adverse effect on the business, cash flows, financial condition and results of operations of the Company. You should also carefully consider the following risk factors in addition to the other information included in this proxy statement, including matters addressed in the section entitled “Cautionary Statement Regarding Forward-Looking Statements.” We, Cementos Argos and/or Argos USA may face additional risks and uncertainties that are not presently known to us, Cementos Argos and/or Argos USA, or that we, Cementos Argos and/or Argos USA currently deem immaterial, which may also impair our, Cementos Argos’s, and/or Argos USA’s business or financial condition. The following discussion should be read in conjunction with the financial statements and notes to the financial statements included herein.
Risks Related to the Transaction
The Transaction is subject to conditions, including certain conditions that may not be satisfied or waived on a timely basis or at all. Failure to complete the Transaction could have material and adverse effects on us.
Completion of the Transaction is subject to a number of conditions, including, among other things, obtaining the approval of Summit’s stockholders of the issuance of the shares of Class A Common Stock that constitute the Class A Consideration, the issuance of one share of preferred stock that constitutes the Preferred Share and the expiration of the applicable waiting period under the HSR Act. Such conditions, some of which are beyond our control, may not be satisfied or waived in a timely manner or at all and therefore make the completion and timing of the completion of the Transaction uncertain. In addition, the Transaction Agreement contains certain termination rights for both us and Cementos Argos, which, if exercised, will also result in the Transaction not being consummated. Furthermore, the governmental authorities from which the regulatory approvals are required may impose conditions on the completion of the Transaction or require changes to the terms thereof. Such conditions or changes and the process of obtaining regulatory approvals could have the effect of delaying or impeding consummation of the Transaction or of imposing additional costs or limitations on us, Cementos Argos or Argos USA following completion of the Transaction, any of which might have an adverse effect on us following completion of the Transaction.
If the Transaction is not completed, our ongoing business may be adversely affected and, without realizing any of the benefits of having completed the Transaction, we will be subject to a number of risks, including the following:
•	we will be required to pay our costs relating to the Transaction, such as legal, accounting and financial advisory fees, whether or not the Transaction is completed;
•	time and resources committed by our management to matters relating to the Transaction could otherwise have been devoted to pursuing other beneficial opportunities; and
•	the market price of the Class A Common Stock could decline to the extent that the current market price reflects a market assumption that the Transaction will be completed.
In addition to the above risks, if the Transaction Agreement is terminated and the Board seeks another acquisition, Summit’s stockholders cannot be certain that we will be able to find a party willing to enter into a transaction as attractive to us as the Transaction. Also, if the Transaction Agreement is terminated under certain specified circumstances, Summit would be required to pay the Summit Termination Fee to Cementos Argos.
The market price of shares of Class A Common Stock may continue to fluctuate after the Transaction.
Upon completion of the Transaction, Cementos Argos will become the holder of shares of Class A Common Stock and one Preferred Share. For additional information, please see “The Transaction — The Transaction Agreement — Certificate of Designation; Preferred Share.” The market price of shares of Common Stock may fluctuate significantly following completion of the Transaction and holders of Common Stock could lose some or all of the value of their investment in the Common Stock. In addition, the stock market has experienced significant price and volume fluctuations in recent times which, if they continue to occur, could have a material adverse effect on the market for, or liquidity of, the Common Stock, regardless of Summit's actual operating performance.

We and Argos USA will be subject to business uncertainties while the Transaction is pending, which could adversely affect our business.
In connection with the pendency of the Transaction, it is possible that certain persons with whom we or any of the ANAC Companies have a business relationship may delay or defer certain business decisions or decide to seek to terminate, change or renegotiate their relationships with us or such ANAC Company, as the case may be, as a result of the Transaction, which could negatively affect our or Argos USA’s revenues, earnings and cash flows as well as the market price of Summit’s Class A Common Stock, regardless of whether the Transaction is completed. Also, our and Argos USA’s ability to attract, retain and motivate employees may be impaired until the Transaction is completed, and our ability to do so may be impaired for a period of time thereafter, as current and prospective employees may experience uncertainty about their roles within the Company following the Transaction.
Under the terms of the Transaction Agreement, we are subject to certain restrictions on the conduct of our business prior to the consummation of the Transaction, which may adversely affect our ability to execute certain of our business strategies. Among other restrictions, Summit is restricted, in certain cases, from amending its governing documents in certain ways, paying certain dividends or granting certain equity awards to its employees. Such limitations could negatively affect our businesses and operations prior to the completion of the Transaction.
We will incur significant transaction costs in connection with the Transaction.
We have incurred and are expected to continue to incur a number of non-recurring costs associated with the Transaction, combining the operations of Argos USA with ours and achieving desired synergies. These costs have been, and will continue to be, substantial and, in many cases, will be borne by us whether or not the Transaction is completed. A substantial majority of non-recurring expenses will consist of transaction costs and include, among others, fees paid to financial, legal, accounting and other advisors and employee retention, severance and benefit costs. We will also incur costs related to formulating and implementing integration plans. Although we expect that the elimination of duplicative costs, as well as the realization of synergies and efficiencies related to the integration of Argos USA, should allow us to offset these transaction costs over time, this net benefit may not be achieved in the near-term or at all.
Securities class action and derivative lawsuits may be brought against us in connection with the Transaction, which could result in substantial costs and may delay or prevent the Transaction from being completed.
Securities class action lawsuits and derivative lawsuits are often brought against public companies that have entered into acquisition, merger or other business combination or transaction agreements. Even if such a lawsuit is without merit, defending against these claims can result in substantial costs and divert management time and other resources. An adverse judgment could result in monetary damages, which could have a negative impact on our liquidity and financial condition.
Lawsuits that may be brought against us, Argos USA or our or its directors could also seek, among other things, injunctive relief or other equitable relief, including a request to enjoin us from consummating the Transaction. One of the conditions to the closing of the Transaction is that there is no law, judgement, decree, writ, injunction, stipulation, ruling, award, decision, subpoena, determination, verdict or order has been entered, issued, made or rendered by any governmental authority or legally binding arbitrator of competent jurisdiction that would prohibit, enjoin, restrain or make illegal the consummation of the Transaction or impose certain burdensome conditions. Consequently, if a plaintiff is successful in obtaining an order, award or judgment prohibiting completion of the Transaction, that order, award or judgment may delay or prevent the Transaction from being completed within the expected time frame or at all, which may adversely affect our business, financial position and results of operations.
The Transaction Agreement limits Summit's ability and Argos USA's ability to pursue alternatives to the Transaction.
The Transaction Agreement contains provisions that may discourage a third party from submitting an acquisition proposal to Summit or Argos USA that might result in greater value to Summit's, Cementos Argos’s or Grupo Argos's respective stockholders than the Transaction, or may result in a potential acquirer of Summit, or a potential competing acquirer of Argos USA, proposing to pay a lower per share price to acquire Summit or

Argos USA, respectively, than it might otherwise have proposed to pay. These provisions include a general prohibition on Summit and Cementos Argos, Argos USA and the Argos Parties from soliciting or, subject to certain exceptions relating to the exercise of fiduciary duties by the Board and entering into discussions with any third party regarding any acquisition proposal or offer for a competing transaction.
The unaudited pro forma condensed combined financial information in this proxy statement are presented for illustrative purposes only and may not be reflective of our operating results or financial condition following completion of the Transaction.
The unaudited pro forma condensed combined financial information in this proxy statement is presented for illustrative purposes only and is not necessarily indicative of what our actual financial position or results of operations would have been had the Transaction been completed on the dates indicated. Further, our actual results and financial position after the Transaction may differ materially and adversely from the pro forma information that is included in this proxy statement.
The unaudited pro forma condensed combined financial information has been prepared based upon the assumption that we will be identified as the acquirer under GAAP and reflects adjustments based upon preliminary estimates of the fair value of assets to be acquired and liabilities to be assumed.
The opinion obtained by our Board from its financial advisor does not and will not reflect changes in circumstances after the date of such opinion.
On September 5, 2023, Morgan Stanley rendered its oral opinion, which was subsequently confirmed in writing, to the Board to the effect that, as of such date and based upon and subject to the various assumptions made, procedures followed, matters considered, and qualifications and limitations on the scope of the review undertaken by Morgan Stanley as set forth in its written opinion, the Consideration to be paid by Summit pursuant to the Transaction Agreement was fair from a financial point of view to Summit. Changes in the operations and prospects of Argos USA or Summit, general market and economic conditions and other factors that may be beyond our control, and on which the opinion of Morgan Stanley was based, may alter our or Argos USA’s value or the price at which shares of our common stock are traded by the time the Transaction is completed. We have not obtained, and we do not expect to request, an updated opinion from our financial advisor. Morgan Stanley’s opinion does not speak to the time when the Transaction will be completed or to any date other than the date of such opinion. As a result, the opinion does not and will not address the fairness, from a financial point of view, of the Consideration to be paid by us in the Transaction pursuant to the Transaction Agreement at the time the Transaction is completed or at any time other than the date when opinion was rendered. For a more complete description of the opinion that our Board received from our financial advisor and a summary of the material financial analyses Morgan Stanley provided to our Board in connection with rendering such opinion, please refer to “The Transaction — Certain Unaudited Financial Projections — Opinion of Financial Advisor to Summit” beginning on page 56 of this proxy statement and the full text of such written opinion included as Annex K to this proxy statement.
There can be no assurance that we will be able to obtain financing for the funds necessary to pay the Cash Consideration for the Transaction on acceptable terms, in a timely manner, or at all.
Our obligation under the Transaction Agreement to consummate the Transaction is not conditioned on our obtaining any financing for the Transaction. In connection with the Transaction, we have obtained commitments for up to $1,300 million in borrowings under a committed 364-Day Bridge Facility to finance the Cash Consideration for the Transaction, subject to certain conditions. We are also pursuing a number of financing options, and anticipate that the funds needed to complete the Transaction will be derived from a combination of available cash on hand and debt financing, which may include, without limitation, some combination of the following: (a) borrowings under the committed 364-Day Bridge Facility; (b) the issuance of senior unsecured notes, other debt securities and/or term loans; and/or (c) borrowings under Summit’s existing corporate credit facility (the “Existing Credit Facility”) and/or an upsizing thereof, including pursuant to an incremental amendment thereto.
While we currently believe we will be able to obtain permanent financing consisting of a combination of unsecured senior notes, term loan A borrowings and/or incremental term loan B borrowings under our Existing Credit Facility, there can be no assurance that we will succeed in obtaining such financing on acceptable terms, in a timely matter or at all. In addition, there can be no assurance that we will enter into definitive documentation for the committed 364-Day Bridge Facility and/or satisfy the conditions required to make borrowings thereunder. If we do utilize the committed 364-Day Bridge Facility, we would need to refinance such indebtedness within one year and there can be no assurance that we would be able to do so on acceptable terms, in a timely manner or at all, particularly since we would only utilize our committed 364-Day Bridge Facility if alternative financing was not available to us. Our committed 364-Day Bridge Facility contains provisions that would increase pricing at certain intervals if we are unable to refinance the 364-Day Bridge Facility prior to its stated maturity, as well as mandatory prepayment requirements for, among other things, debt and equity issuances and asset sales.
We cannot assure you that our actual interest expense will not be materially higher than pro forma cash interest expense as presented in this Proxy Statement.
In calculating our interest expense for purposes of the unaudited pro forma condensed combined financial data presented in this offering memorandum, we have made certain assumptions with respect to the interest rates that would apply to the debt we will incur at the closing of the Transaction. These adjustments are set forth in “Unaudited Pro Forma Condensed Combined Financial Information.” The actual interest rates on the debt we will incur at the closing of the Transaction may differ materially from the assumed interest rates we have used in preparing the unaudited pro forma condensed combined financial information, based on fluctuations in interest rates and/or variability in actual amounts drawn on financing facilities.
Risks Related to the Company Following the Transaction
The integration of Argos USA may not be as successful as anticipated, and the Company may not achieve the intended benefits or do so within the intended timeframe.
The Transaction involves numerous operational, strategic, financial, accounting, legal, tax and other risks, including potential liabilities associated with the acquired business. Difficulties in integrating the business of Argos USA and the Company's ability to manage the post-acquisition company may result in the post-acquisition company performing differently than expected, in operational challenges or in the delay or failure to realize anticipated expense-related efficiencies, and could have an adverse effect on the Company's financial condition, results of operations or cash flows. Potential difficulties that may be encountered in the integration process include, among other factors:
•
the inability to successfully integrate the businesses of Argos USA, operationally and culturally, in a manner that permits the Company to achieve the full revenue anticipated from the Transaction, which includes accurate assessment of new producing properties based upon several factors such as recoverable reserves, future cementitious materials and aggregate prices and their appropriate differentials, availability and cost of transportation of production to markets, availability and cost of equipment and of skilled personnel, development and operating costs and potential environmental and other liabilities and regulatory, permitting and similar matters;

•	complexities associated with managing a larger, more complex, integrated business, including the potential diversion of the Company's management's attention;
•	not realizing anticipated operating synergies;
•	the inability to retain key employees and otherwise integrate personnel from the two companies and the loss of key employees;
•	potential unknown liabilities and unforeseen expenses, delays or regulatory conditions associated with the Transaction;
•	potential risk associated with the Company’s increased debt in the near-term following the Transaction;
•	difficulty or inability to refinance the debt of the post-acquisition company or comply with the covenants thereof;
•	integrating relationships with customers, vendors and business partners;
•	performance shortfalls at one or both of the companies as a result of the diversion of management's attention caused by completing the Transaction and integrating Argos USA’s operations; and

•	the disruption of, or the loss of momentum in, each company's ongoing business or inconsistencies in standards, controls, procedures and policies.
Additionally, the success of the Transaction will depend, in part, on the Company's ability to realize the anticipated benefits from combining Argos USA’s and the Company's businesses, including operational and other synergies that the Company believes the post-transaction company will achieve. The anticipated benefits of the Transaction may not be realized fully or at all, may take longer to realize than expected or could have other adverse effects that the Company does not currently foresee. Some of the assumptions that the Company has made, such as the achievement of operating synergies, may not be realized.
Cementos Argos will have significant influence over us following the consummation of the Transaction, and its interests may conflict with ours or yours in the future.
Immediately following the consummation of the Transaction, Cementos Argos will own, in the aggregate, approximately 31% of the outstanding Common Stock. As a result, Cementos Argos will have significant influence over us. Going forward, Cementos Argos’s degree of influence will depend on, among other things, its level of ownership of our common stock and its ability to exercise certain rights under the terms of the Stockholders Agreement that we will enter with Cementos Argos in connection with the Transaction and Transaction Agreement.
Under the Stockholders Agreement, for so long as Cementos Argos continues to beneficially own at greater than 25.0% of the then-outstanding shares of Class A Common Stock, neither Summit nor any of its subsidiaries may take any of the following actions without the prior written consent of Cementos Argos, such approval not to be unreasonably withheld, conditioned or delayed: (i) voluntarily incur “Indebtedness” (as defined in the Credit Agreement) if immediately following such incurrence, either Summit’s (1) Consolidated First Lien Net Leverage Ratio (as defined in the Credit Agreement), or any substantially equivalent term in the Credit Agreement, would exceed 6.00:1.00 or (2) Consolidated Total Net Leverage Ratio (as defined in the Credit Agreement), or any substantially equivalent term in the Credit Agreement, would exceed 8.00:1.00, (ii) enter into any material agreements or arrangements with affiliates of Summit or its subsidiaries providing for payments to such affiliates in excess of $20,000,000, subject to certain exceptions, (iii) fundamentally change the business of Summit and its subsidiaries, taken as a whole, in a manner that would constitute a significant departure from the construction materials industry or result in Summit and its subsidiaries, taken as a whole, ceasing to operate in the construction materials industry, (iv) voluntarily liquidate, dissolve or wind-up the business and affairs of the Company; or (v) authorize, agree or commit to do any of the foregoing.
Accordingly, Cementos Argos’s influence over us could have a negative impact on our business and business prospects and negatively impact the trading price of our common stock.
The Company’s results may suffer if it does not effectively manage its expanded operations following the Transaction.
Following completion of the Transaction, the size of the Company’s business will increase significantly beyond its current size. The Company’s future success will depend, in part, on the Company’s ability to manage this expanded business, which poses numerous risks and uncertainties, including with respect to the need to integrate the operations and business of Argos USA into the Company’s existing business in an efficient and timely manner, to combine systems and management controls and to integrate relationships with customers, vendors and business partners.
Summit’s current stockholders will have a reduced ownership and voting interest after the Transaction is completed compared to their current ownership and will exercise less influence over management.
Based on the number of outstanding shares of Class A Common Stock as of [record date], immediately after the Transaction is completed, it is expected that, on a fully-diluted basis, Summit’s current stockholders will collectively own approximately 69% and Cementos Argos will own approximately 31% of the outstanding shares of Class A Common Stock. As a result of the Transaction, Summit’s current stockholders will own a smaller percentage of Summit than they currently own, and as a result will have less influence over Summit’s management and policies.

Sales of substantial amounts of Class A Common Stock in the open market by Cementos Argos and its affiliates could depress Summit’s stock price.
Shares of Class A Common Stock that are issued to the Cementos Argos in connection with the Transaction will become freely tradable, following the Lock-Up Termination Date, once registered pursuant to the Registration Rights Agreement or sold in compliance with Rule 144 promulgated under the Securities Act (“Rule 144”). Pursuant to the Registration Rights Agreement, all of the shares of Class A Common Stock issued as Stock Consideration to any Investor Participant who is a party to the Registration Rights Agreement may be registered for resale. Once registered, the Class A Common Stock held by such Investor Participant will not be subject to any restrictions or require further registration under the Securities Act.
Cementos Argos may wish to dispose of some or all of their interests in Summit, and as a result may seek to sell their shares of Class A Common Stock. These sales (or the perception that these sales may occur), coupled with the increase in the number of outstanding shares of Class A Common Stock, may affect the market for, and the market price of, the Class A Common Stock in an adverse manner.
If the Transaction is completed and Summit’s stockholders, including the Investor Participants, sell substantial amounts of Class A Common Stock in the public market following the closing of the Transaction, the market price of the Class A Common Stock may decrease. These sales might also make it more difficult for Summit to raise capital by selling equity or equity-related securities at a time and price that it otherwise would deem appropriate.
Risks Related to the Company’s Business
You should read and consider risk factors specific to the Company’s businesses that will continue to affect the Company after the completion of the Transaction. These risks are described in the Annual Report, which is incorporated by reference herein.
Risks Related to Argos USA’s Business
The businesses of the Argos USA and the Company are subject to substantially similar risks and uncertainties. Argos USA’s business is, and will continue to be, subject to the risks described above. In addition, Argos USA’s business is, and will continue to be, subject to the business risks that the Company is subject to and that are described in the Annual Report, which is incorporated by reference herein.

THE TRANSACTION
The following is a description of the material aspects of the Transaction. While we believe that the following description covers the material aspects of the Transaction, the description may not contain all of the information that is important to you. We encourage you to carefully read this entire document, including the Transaction Agreement attached to this proxy statement as Annex A, for a more complete understanding of the Transaction. Please see the subsection entitled “— The Transaction Agreement” below for additional information and a summary of certain terms of the Transaction Agreement. You are urged to carefully read the Transaction Agreement in its entirety before voting on this proposal.
The terms of the Transaction Agreement, the Stockholder Agreement, the Registration Rights Agreement, the Restrictive Covenants Agreement, the Transition Services Agreement, the Support Services Agreement, the Cement Supply Agreement, the Intellectual Property License Agreement, the Logistics Agreement (Cartagena), the Master Purchase Agreement and the Logistics Agreement (International) are complex and only briefly summarized below. For further information, please see the full text of the Transaction Agreement, which is attached as Annex A hereto, the form of Stockholder Agreement, which is attached as Annex B hereto, the Registration Rights Agreement term sheet, which is attached as Exhibit B to the Stockholder Agreement attached as Annex B hereto, the Restrictive Covenants Agreement, which is attached as Annex C hereto, the Transition Services Agreement, which is attached as Annex D hereto, the Support Services Agreement, which is attached as Annex E hereto, the Cement Supply Agreement, which is attached as Annex F hereto, Intellectual Property License Agreement, which is attached as Annex G hereto, the Logistics Agreement (Cartagena) , which is attached as Annex H hereto, the Master Purchase Agreement, which is attached as Annex I hereto, and the Logistics Agreement (International) , which is attached as Annex J hereto. The discussion herein is qualified in its entirety by reference to such documents.
The Transaction Agreement
This subsection of the proxy statement describes the material provisions of the Transaction Agreement, but does not purport to describe all of the terms of the Transaction Agreement. The following summary is qualified in its entirety by reference to the complete text of the Transaction Agreement, which is attached as Annex A hereto. You are urged to read the Transaction Agreement in its entirety because it is the primary legal document that governs the Transaction.
The Transaction Agreement contains representations, warranties and covenants that the respective parties made to each other as of the date of the Transaction Agreement, as of the closing date, or as of other specific dates. The assertions embodied in those representations, warranties and covenants were made for purposes of the contract among the respective parties and are subject to important qualifications and limitations agreed to by the parties in connection with negotiating the Transaction Agreement. The representations, warranties and covenants in the Transaction Agreement are also modified in important part by the underlying disclosure schedules, which are not filed publicly and which are subject to a contractual standard of materiality different from that generally applicable to stockholders and were used for the purpose of allocating risk among the parties rather than establishing matters as facts.
General; Structure of the Transaction
On September 7, 2023, Summit entered into the Transaction Agreement with Argos USA, Cementos Argos, and the Argos Parties, pursuant to which, upon the terms and subject to the conditions set forth therein, Summit will acquire all of the outstanding equity interests of Argos USA from the Argos Parties. After giving effect to the Transaction, it is anticipated that Summit’s current stockholders will own approximately 69% of Summit and Cementos Argos will indirectly own, in the aggregate, approximately 31% of Summit.
Pursuant to the terms and conditions of the Transaction Agreement, the aggregate consideration to be paid to the Argos Parties in the Transaction will consist of (i) $1.2 billion of cash (subject to customary adjustments), (ii) 54,720,000 shares of Class A Common Stock and (iii) the Preferred Share. Adjustments to the Closing Consideration will be estimated on the closing date, with any upward or downward adjustments to the Closing Consideration to be made against the Cash Consideration. Unless there is a dispute with respect to Closing Consideration adjustments, the Closing Consideration adjustments will then be trued-up promptly following the closing to account for the actual amounts of such adjustments as of the closing. To the extent the final Closing Consideration after accounting for all adjustments is less than or greater than the estimated Closing Consideration determined on the closing, such further adjustments will be made in cash. The Transaction Agreement contains customary representations and warranties, covenants and agreements.
In connection with the Transaction Agreement, Summit and Cementos Argos and/or certain of their affiliates will enter into certain related agreements, including the Stockholder Agreement, the Registration Rights Agreement, the Restrictive Covenant Agreements, the Transition Services Agreement, the Support Services Agreement, the Cement Supply Agreement, Intellectual Property License Agreement, Logistics Service Agreement (Cartagena), Master Purchase Agreement, and Logistics Support Agreement (International) and other agreements, documents, instruments and certificates contemplated by the Transaction Agreement to be executed in connection with the transactions contemplated thereby.
Argos USA Material Adverse Effect
Under the Transaction Agreement, certain representations and warranties of Argos USA are qualified in whole or in part by a “Material Adverse Effect” standard for purposes of determining whether a breach of such representations and warranties has occurred. Pursuant to the Transaction Agreement, an “Argos USA Material Adverse Effect” means any event, change, circumstance, effect, occurrence, condition, state of facts or development (an “Effect”) that, individually or in the aggregate, has had or would reasonably be expected to have a material adverse effect on the condition (financial or otherwise), business, assets, financial condition or results of operations of the ANAC Companies, taken as a whole, excluding any event, change, circumstance, effect, occurrence, condition, state of facts or development to the extent arising or resulting from (A) Effects generally in financial or securities markets or in the general economic, political, regulatory or business conditions in the jurisdictions where the ANAC Companies have operations, (B) Effects generally affecting the industries in which the ANAC Companies operate, (C) Effects in applicable law or in GAAP (or interpretations or enforcement thereof), (D) Effects resulting from acts of war (whether or not declared), terrorism, civil disobedience, sabotage, military actions or the escalation of any of the foregoing, whether perpetrated or encouraged by a state or non-state actor or actors (including cyberattacks), any weather or natural disaster, or any outbreak or worsening of illness or other public health event (including COVID-19), any restrictions that relate to or arise out of any such illness or public health event (including any COVID-19 measures), (E) the public announcement, pendency or consummation of the Transaction Agreement or any of the other Transaction Documents or the Transaction, including the impact thereof on the relationships, contractual or otherwise, of any ANAC Company or the business, operations and activities of the ANAC Companies as conducted or operated during the 12-month period prior to the date of the Transaction Agreement (the “ANAC Business”) with customers, governmental authorities, employees, labor organizations, suppliers, distributors, financing sources, partners or others with similar relationships (provided that clause (E) will not apply to a breach of any representation, warranty or covenant to the extent the purpose of such representation, warranty or covenant is to address the consequences resulting from the announcement, pendency or consummation of the Transaction Agreement or any of the other Transaction Documents or the Transaction, including for the purposes of Article 9 of the Transaction Agreement (the parties’ conditions to closing of the Transaction)), (F) any actions not permitted to be taken by Cementos Argos, any Argos Party or any ANAC Company due to Section 6.01(b) of the Transaction Agreement (Argos USA’s interim operating covenants), for which Summit declines to provide its consent after Cementos Argos’s reasonable written request therefor (provided that clause (F) will not apply to a breach of any representation, warranty or covenant to the extent the purpose of such representation, warranty or covenant is to address the consequences resulting from the announcement or pendency of the Transaction Agreement or any of the other Transaction Documents or the consummation of the Transaction, including for the purposes of Article 9 of the Transaction Agreement (the parties’ conditions to closing of the Transaction)) or (G) any failure of any of the ANAC Companies to meet, with respect to any period or periods, any internal projections, forecasts, estimates of earnings or revenues or business plans (but not the underlying facts, basis or circumstances giving rise to such failure to meet projections, forecasts, estimates of earnings or revenues or business plans, which may be taken into account in determining whether there has been or would reasonably be expected to be an Argos USA Material Adverse Effect); provided, however, that if any Effect described in any of clauses (A) through (D) has a disproportionate and adverse effect on the ANAC Companies, taken as a whole, relative to other participants in the industry in which the ANAC Companies operate, the impact thereof will be taken into account in determining whether there has been, or would reasonably be expected to be, an Argos USA Material Adverse Effect but solely to the extent of such disproportionate and adverse effect, and then only to the extent otherwise permitted by this definition.

Summit Material Adverse Effect
Under the Transaction Agreement, certain representations and warranties of Summit are qualified in whole or in part by a “Material Adverse Effect” standard for purposes of determining whether a breach of such representations and warranties has occurred. Pursuant to the Transaction Agreement, a “Summit Material Adverse Effect” means any Effect that, individually or in the aggregate, has had or would reasonably be expected to have a material adverse effect on the condition (financial or otherwise), business, assets, financial condition or results of operations of Summit or any of its subsidiaries, taken as a whole, excluding any event, change, circumstance, effect, occurrence, condition, state of facts or development to the extent arising or resulting from (A) Effects generally in financial or securities markets or in the general economic, political, regulatory or business conditions in the jurisdictions where Summit or any of its subsidiaries have operations, (B) Effects generally affecting the industries in which Summit or any of its subsidiaries operate, (C) Effects in applicable law or in GAAP (or interpretations or enforcement thereof), (D) Effects resulting from acts of war (whether or not declared), terrorism, civil disobedience, sabotage, military actions or the escalation of any of the foregoing, whether perpetrated or encouraged by a state or non-state actor or actors (including cyberattacks), any weather or natural disaster, or any outbreak or worsening of illness or other public health event (including COVID-19), any restrictions that relate to or arise out of any such illness or public health event (including any COVID-19 measures), (E) the public announcement, pendency or consummation of the Transaction Agreement or any of the other Transaction Documents or the Transaction, including the impact thereof on the relationships, contractual or otherwise, Summit or any of its subsidiaries with customers, governmental authorities, employees, labor organizations, suppliers, distributors, financing sources, partners or others with similar relationships (provided that clause (E) will not apply to a breach of any representation, warranty or covenant to the extent the purpose of such representation, warranty or covenant is to address the consequences resulting from the announcement, pendency or consummation of the Transaction Agreement or any of the other Transaction Documents or the Transaction, including for purposes of Article 9 of the Transaction Agreement (the parties’ conditions to closing of the Transaction), (F) any actions not permitted to be taken by Summit due to Section 6.02(b) of the Transaction Agreement (Summit’s interim operating covenants), for which Cementos Argos declines to provide its consent after Summit’s reasonable written request therefor (provided that clause (F) will not apply to a breach of any representation, warranty or covenant to the extent the purpose of such representation, warranty or covenant is to address the consequences resulting from the announcement or pendency of the Transaction Agreement or any of the other Transaction Documents or the consummation of the Transaction, including for purposes of Article 9 of the Transaction Agreement (the parties’ conditions to closing of the Transaction)), or (G) any failure of any of Summit to meet, with respect to any period or periods, any internal or public projections, forecasts, estimates of earnings or revenues or business plans (but not the underlying facts, basis or circumstances giving rise to such failure to meet projections, forecasts, estimates of earnings or revenues or business plans, which may be taken into account in determining whether there has been or would reasonably be expected to be a Summit Material Adverse Effect); provided, however, that if any Effect described in any of clauses (A) through (D) has a disproportionate and adverse effect on Summit and its subsidiaries, taken as a whole, relative to other participants in the industry in which Summit or any of its subsidiaries operate, the impact thereof will be taken into account in determining whether there has been, or would reasonably be expected to be, a Summit Material Adverse Effect but solely to the extent of such disproportionate and adverse effect, and then only to the extent otherwise permitted by this definition.
Closing of the Transaction
The closing of the Transaction is scheduled to take place in New York, NY at the offices of Davis Polk, or remotely by the electronic exchange of documents as soon as possible but in any event no later than the third business day after the conditions described below under the subsection “— Conditions to Closing of the Transaction” have been satisfied, or, to the extent permitted under applicable law, waived in writing by the party to the Transaction Agreement entitled to the benefit of the same (other than those conditions which by their terms are required to be satisfied at closing, but subject to the satisfaction or, to the extent permitted under applicable law, waiver in writing of such conditions by the party or parties entitled to the benefit of such conditions) or on such other date as Summit and Cementos Argos mutually agree in writing.

Conditions to Closing of the Transaction
Conditions to each party’s obligations
The obligations of the parties to consummate the closing of the Transaction is subject to the satisfaction of the following conditions (or, to the extent permitted by applicable law, waiver by each of (i) Summit and (ii) Cementos Argos, on behalf of Cementos Argos, the Argos Parties and Argos USA):
•	the Stockholder Approval must have been obtained;
•
any applicable waiting period under the HSR Act applicable to the Transaction must have expired or been terminated and any written agreements relating to timing with any governmental authority pursuant to the HSR Act applicable to the Transaction (if any) must have expired or been terminated, in each case without the imposition of a Burdensome Condition (as defined below); and

•	no provision of any applicable law or order may prohibit, enjoin, restrain or make illegal the consummation of the Transaction or impose a Burdensome Condition.
Conditions to Summit’s obligations
The obligations of Summit to consummate the closing of the Transaction is subject to the satisfaction (or, to the extent permitted by applicable law, waiver by Summit) of the following further conditions:
•
Cementos Argos, the Argos Parties and the ANAC Companies must have performed in all material respects all of its respective covenants and obligations under the Transaction Agreement required to be performed by it prior to the closing of the Transaction;

•
(i) The fundamental representations and warranties of Argos USA (i.e., representations related to existence and power, authorization, governmental authorization, noncontravention, capitalization and finder’s fees) and the Argos Parties (i.e., representations related to existence and power, authorization, governmental authorization, noncontravention, ownership of purchased shares and finder’s fees) must be true and correct in all material respects (except for those representations related to capitalization, in the case of Argos USA, and ownership of purchased shares, in the case of the Argos Parties, which must be true and correct in all but de minimis respects), and (ii) the other representations and warranties of the ANAC Companies and the Argos Parties contained in the Transaction Agreement and in any certificate or other writing delivered pursuant thereto, must be true and correct, in the case of this clause (ii), with only such exceptions as would not, individually or in the aggregate, have, or reasonably be expected to have, an Argos USA Material Adverse Effect, in the case of each of clauses (i) and (ii), as of the closing of the Transaction as if made at and as of such time (other than such representations and warranties that by their terms address matters only as of another specified time, which must be true only as of such time); provided that, for purposes of this bullet, all materiality, Argos USA Material Adverse Effect and similar qualifications or standards contained in such representations and warranties will be disregarded;

•	Since the date of the Transaction Agreement, there must not have occurred or arisen an Argos USA Material Adverse Effect that is continuing; and
•	Summit must have received a certificate duly executed by each of the Argos Parties certifying as to the satisfaction of the conditions set forth in the three immediately preceding bullet points.
Conditions to Obligations of Cementos Argos, Argos USA and the Argos Parties
The obligation of Cementos Argos, Argos USA and the Argos Parties to consummate the closing of the Transaction is subject to the satisfaction (or, to the extent permitted by applicable law, waiver by Cementos Argos on behalf of Cementos Argos, Argos USA and the Argos Parties) of the following further conditions:
•
Summit must have performed in all material respects all of its respective covenants and obligations under the Transaction Agreement required to be performed by it prior to the closing of the Transaction;

•
(i) The fundamental representations of Summit contained in the Transaction Agreement and in any certificate or other writing delivered pursuant the Transaction Agreement must be true and correct in all material respects as of the closing (except for those representations related to capitalization, which must be true and correct in all but de minimis respects as of the closing), (ii) the other representations and warranties of Summit contained in the Transaction Agreement and in any certificate or other writing delivered pursuant the Transaction Agreement, must be true and correct, in the case of this clause (ii), with only such exceptions as would not, individually or in the aggregate, have, or reasonably be expected to have, a Summit Material Adverse Effect, in the case of each of clauses (i) and (ii), as of the closing of the Transaction as if made at and as of such time (other than such representations and warranties that by their terms address matters only as of another specified time, which will be true only as of such time); provided that, for purposes of this bullet point, all materiality, Summit Material Adverse Effect and similar qualifications or standards contained in such representations and warranties will be disregarded;
•	Since the date of the Transaction Agreement, there must not have occurred or arisen a Summit Material Adverse Effect that is continuing; and
•	Cementos Argos must have received a certificate signed by Summit certifying as to Summit’s satisfaction of the conditions set forth in the three immediately preceding bullet points.
Representations and Warranties
Under the Transaction Agreement, Argos USA made customary representations and warranties relating to: existence and power, authorization, government authorization, noncontravention, capitalization, financial statements, absence of certain changes, no undisclosed liabilities, material contracts, taxes, title to and sufficiency of assets, litigation, compliance with laws and court orders, properties, intellectual property, data privacy and security, insurance coverage, licenses and permits, finders’ fees, environmental matters, employees and labor matters, employee benefits, affiliate transactions, FCPA and compliance with office of foreign assets control, accounts receivable, accounts payable and inventory, working capital, trade allowances, product liability, disclosure documents and mineral rights.
Under the Transaction Agreement, the Argos Parties made customary representations and warranties relating to: existence and power, authorization, governmental authorization, noncontravention, ownership of purchased shares, litigation and governmental orders, investment intent, accredited investor and independent investigation, no reliance and disclosure documents.
Under the Transaction Agreement, the Summit parties made customary representations and warranties relating to: existence and power, authorization, governmental authorization, capitalization, noncontravention, litigation, finders’ fees, issuance of shares, absence of certain changes, public filings, financing, financial statements, no undisclosed liabilities, compliance with laws and court orders, FCPA and compliance with office of foreign assets control, taxes and disclosure documents.
Covenants of the Parties
Covenants of the ANAC Companies
Cementos Argos and the Argos Parties, in each case, solely to the extent related to the ANAC Business, and Argos USA made certain covenants under the Transaction Agreement, including, except as required by applicable law or under the Transaction Agreement, set forth in the underlying disclosure schedule or as consented to by Summit in writing (such consent not to be unreasonably withheld, conditioned or delayed), that, prior to the closing of the Transaction, Cementos Argos, the Argos Parties and Argos USA will, and will cause each of its subsidiaries to (i) use their reasonable best efforts to conduct the ANAC Business in the ordinary course in all material respects and, to the extent consistent with the foregoing clause (i), and (ii) use their reasonable best efforts to (A) preserve intact the present business organization of the ANAC Companies and the ANAC Business and (B) keep available the services of the directors and officers of Argos USA, and (C) maintain existing relationships with the customers, lenders, suppliers, lessors and others having material business relationships with the ANAC Business.
Prior to the closing of the Transaction, except as required by applicable law or under the Transaction Agreement, set fort in the underlying disclosure schedule or as consented to by Summit in writing (such consent not to be unreasonably withheld, conditioned or delayed) Argos USA may not, and will cause its subsidiaries not to (and Cementos Argos and the Argos Parties, in each case, solely to the extent related to the ANAC Business, will cause the ANAC Companies not to):

•	adopt or propose any change to, or amend or otherwise alter, the ANAC Companies’ governing documents (whether by merger, consolidation or otherwise);
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split, combine, or reclassify any shares of equity securities of any ANAC Company or declare, set aside or pay any dividend or other distribution (whether in cash, stock or other property or any combination thereof, except for dividends paid by any direct or indirect wholly-owned subsidiary to Argos USA or to any other direct or indirect wholly-owned subsidiary of Argos USA) in respect of any equity securities, or redeem, repurchase or otherwise acquire or offer to redeem, repurchase or otherwise acquire any equity securities of any ANAC Company;

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(A) sell, assign, issue, exchange, pledge, subject to any lien, hypothecate, or otherwise transfer or dispose, or authorize or permit the same, of any equity securities of any ANAC Company or any participation or interest therein or any right to vote with respect thereto, in each case whether directly or indirectly (including pursuant to a derivative transaction or through the transfer of any equity security in any direct or indirect holding company holding equity security or through the issuance and redemption by any such holding company of its equity security) or (B) amend any term of any equity security of any ANAC Company (whether by merger, consolidation or otherwise);

•	incur any capital expenditures or any obligations or liabilities in respect thereof, except for certain specified expenditures or in the ordinary course of business;
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(A) acquire (by merger, consolidation, acquisition of stock or assets or otherwise), directly or indirectly, any material assets, properties or businesses, other than materials, supplies and equipment in the ordinary course of business of the ANAC Companies or (B) acquire any material real property from any other person;

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sell, assign, lease, sublease, license, sublicense or otherwise transfer or dispose of, or abandon or allow to lapse, or create or incur any lien (other than permitted liens) on, any of the ANAC Companies’ material assets (other than with respect to certain intellectual property rights, securities, properties, interests or businesses, other than sales of inventory or sales or abandonment of obsolete equipment or leases, in each case, in the ordinary course of business;

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sell, assign, lease, sublease, license, sublicense or otherwise transfer or dispose of, abandon, permit to lapse, or otherwise fail to take any action necessary to maintain, enforce or protect, or create or incur any lien (other than permitted liens) on, any owned intellectual property rights, except for non-exclusive licenses granted in the ordinary course of business consistent with past practice and decisions by the ANAC Companies not to enforce any owned intellectual property rights in their reasonable business judgment and consistent with past practice);

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except with respect to capital expenditures, make any loans, advances or capital contributions to, or investments in, any other person other than (A) contributions to Argos USA’s wholly owned subsidiaries in the ordinary course of business, or (B) such loans, advances, capital contributions and investments that do not exceed $2 million in the aggregate;

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create, incur, assume, suffer to exist or otherwise become liable with respect to any indebtedness for borrowed money, other than indebtedness incurred under Argos USA’s existing credit agreements (or any replacement thereof on terms substantially consistent with or more beneficial to the ANAC Companies) in the ordinary course of business that will be terminated prior to the measurement time or constitute closing indebtedness under the Transaction Agreement;

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(A) enter into (or accept assignment of or acquire any person that is bound by), amend or modify, terminate or renew certain material contracts, or (B) otherwise waive, release or assign any material rights, claims or benefits of the ANAC Companies under any contract or otherwise;

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except to the extent required by the terms of any Argos USA benefit plan or contract, (A) grant or increase any severance, retention or termination pay to, or enter into or amend any severance, retention, termination, employment, consulting, bonus, deferred compensation, change in control or severance agreement with, any current or former ANAC Company service provider, (B) increase the compensation or benefits payable or provided to, or modify the terms of any employment, consulting or similar agreement with, any current or former ANAC Company service provider, (C) establish, adopt, enter into or amend any ANAC Company employee plan or ANAC Company collective bargaining agreement, (D) issue any loan to any current or former company service provider, (E) (x) hire any ANAC Company service provider other than on an “at will” basis to fill vacancies arising due to terminations of employment of ANAC Company service providers who are below the level of Vice President, or (y) terminate the employment of any ANAC Company service provider at or above the level of Vice President other than for “cause”, (F) transfer the employment of any ANAC Company service provider from one entity to another or (G) grant any equity or equity-based or other long-term incentive awards to, or discretionarily accelerate the vesting or payment of any awards held by, any current or former ANAC Company service provider;
•	change its methods of accounting except as required by changes in applicable law or GAAP;
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commence, settle or compromise, or threaten or offer to commence, settle or compromise, (A) any action involving or against any of the ANAC Companies (other than settlements or compromises solely for the payment of cash in an amount not to exceed $250,000 individually or $750,000 in the aggregate) or (B) any action that relates to the Transaction;

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offer or grant any discounts, allowances, rebates, credits, preferential terms or similar reductions in price or other trade terms or other accommodations or concessions to any customer, supplier or other counterparty, in each case, that is (x) material to the ANAC Business and (y) offered or granted in connection with any dispute or other action (or threatened or potential dispute or other action);

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make or change any material tax election, change any annual tax accounting period, adopt or change any material method of tax accounting, amend any income or other material tax returns, enter any closing agreement, settle any material tax claim, audit or assessment, or surrender any right to claim a material tax refund, offset or other reduction in tax liability, consent to any extension or waiver of the limitations period applicable to any material tax claim or assessment;

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accelerate or delay the payment of or agree to any change in the payment terms of, any accounts payable or account receivable in any material respect, in each case, except in the ordinary course of business or in connection with a good faith dispute;

•	enter into, adopt a plan of or effect any restructuring, reorganization or complete or partial liquidation, dissolution, merger or consolidation;
•	voluntarily cancel or terminate any ANAC Company insurance policy in any material respect;
•	engage in any material new line of business or terminate or materially modify any existing line of business; or
•	agree, resolve or commit to do any of the foregoing.
Exclusivity; No Shop
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During the period from the date of the Transaction Agreement and continuing until the earlier of the termination of the Transaction Agreement pursuant to its terms, or the closing, Cementos Argos, Argos USA and the Argos Parties will not, and each will instruct its and their representatives not to, directly or indirectly:

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solicit, initiate, propose or take any action to knowingly facilitate or encourage the submission of any inquiry or proposal that constitutes, or would reasonably be expected to lead to the direct or indirect acquisition of any equity securities or any material portion of the assets of any ANAC Company, whether in an acquisition structured as a merger, consolidation, exchange, sale of assets, sale of stock or membership interests, or otherwise (any of the foregoing, a “Company Acquisition Proposal”), or

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enter into or knowingly participate in any discussions or negotiations with, furnish any nonpublic information relating to any ANAC Company or afford access to the business, properties, assets, books or records of any ANAC Company, or otherwise knowingly cooperate with, any third party, in each case relating to a Company Acquisition Proposal by a third party.

•
Additionally, Argos USA and the Argos Parties will, and will cause their respective affiliates, subsidiaries and representatives to use reasonable best efforts to cease and terminate any existing discussions or negotiations with any person (other than Summit), with respect to any Company Acquisition Proposal.

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If the Argos Parties or any ANAC Company receive a Company Acquisition Proposal from a third party, the Company shall promptly notify Summit of such Company Acquisition Proposal, which notice shall include a summary of all material terms of such offer and the identity of the person making such offer.

Covenants of Summit
Prior to the closing of the Transaction, except as required by applicable law or under the Transaction Agreement, set forth in the underlying disclosure schedule or as consented to by Cementos Argos in writing (such consent not to be unreasonably withheld, conditioned or delayed), Summit made certain covenants under the Transaction Agreement, including covenants that Summit will, and will cause each of its subsidiaries to (i) use their reasonable best efforts to conduct its business in the ordinary course in all material respects and (ii) use their reasonable best efforts to (A) preserve intact its present business organization and (B) keep available the services of the directors and officers of Summit, and (C) maintain existing relationships with the customers, lenders, suppliers, lessors and others having material business relationships with it.
Subject to certain exceptions, prior to the closing of the Transaction, except as required by applicable law, or under the Transaction Agreement, or as consented to by Cementos Argos in writing (such consent not to be unreasonably withheld, conditioned or delayed), Summit may not, and will cause its subsidiaries not to:
•
adopt or propose any change to, or amend or otherwise alter, Summit's governing documents (whether by merger, consolidation or otherwise) in a manner that would reasonably be expected to be adverse to the Argos Parties or that would reasonably be expected to prevent, enjoin or materially delay the consummation of the Transaction;

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other than dividends and distributions by a direct or indirect subsidiary of Summit to its stockholder(s), declare, set aside or pay any cash dividend or other cash distribution in respect of any equity securities of Summit;

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other than pursuant to the Amended and Restated Summit Materials, Inc. 2015 Omnibus Incentive Plan or the Summit Materials, Inc. 2021 Employee Stock Purchase Plan, grant any equity awards to any current or former Summit service provider; or

•	agree, resolve or commit to do any of the foregoing.
Additionally, until the earlier of the closing of the Transaction and the termination of the Transaction Agreement pursuant to its terms, Summit may not and must cause its subsidiaries not to, consummate or enter into any agreement providing for any investment, acquisition, or other business combination that would reasonably be expected to prevent, enjoin or materially delay the consummation of the closing of the Transaction.
No Solicitations by the Company
In addition to the above covenants, Summit made certain non-solicitation covenants in respect of a Summit Acquisition Proposal and a Superior Proposal (each as defined below).
During the period from the date of the Transaction Agreement and continuing until the earlier of the termination of the Transaction Agreement pursuant to its terms or the closing, Summit will not, will cause its subsidiaries not to and will instruct its and their respective representatives not to, directly or indirectly:
•
solicit, initiate, propose or take any action to knowingly facilitate or encourage the submission of any inquiry or proposal that constitutes, or would reasonably be expected to lead to, any Summit Acquisition Proposal;

•
enter into or knowingly participate in any discussions or negotiations with, furnish any nonpublic information relating to Summit or any of its subsidiaries or afford access to the business, properties, assets, books or records of Summit or any of its subsidiaries to, or otherwise knowingly cooperate with, any third party, in each case relating to a Summit Acquisition Proposal by such third party;

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(A) withhold, withdraw, qualify or modify in a manner adverse to the ANAC Companies (or publicly propose or resolve to withhold, withdraw, qualify or modify in a manner adverse to the ANAC Companies), the Summit Board Recommendation, or fail to include the Summit Board Recommendation in the proxy statement in accordance with the Transaction Agreement, (B) other than with respect to a tender offer or exchange offer, within 10 business days of Cementos Argos’s written request, fail to make or reaffirm the Summit Board Recommendation following the date any Summit Acquisition Proposal or any material modification thereto is first published or broadly sent or given to the stockholders of Summit; provided that Cementos Argos will be entitled to make such a written request for reaffirmation only once for each Summit Acquisition Proposal and for each material modification to such Summit Acquisition proposal, or (C) fail to recommend, in a Solicitation/Recommendation Statement on Schedule 14D-9, against any Summit Acquisition Proposal that is a tender offer or exchange offer subject to Regulation D promulgated under the Exchange Act within 10 business days after the commencement (within the meaning of Rule 14d-2 under the Exchange Act) of such tender offer or exchange offer (each of the foregoing in this bullet point, a “Summit Adverse Change Recommendation”; or

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enter into any agreement in principle, letter of intent, term sheet, memorandum of understanding, merger agreement, acquisition agreement, option agreement, share exchange agreement, joint venture agreement, other agreement or other similar instrument providing for or that would reasonably be expected to lead to, a Summit Acquisition Proposal; provided that so long as the Board determines in good faith, after consultation with its outside legal counsel, that the failure to take such action would reasonably be expected to be inconsistent with the directors’ fiduciary duties under applicable law, nothing in the foregoing four bullet points shall prohibit Summit or any of its Subsidiaries from amending, modifying or granting any waiver or release under any standstill, confidentiality or similar agreement of Summit or any of its subsidiaries.

Prior to the earlier of the termination of the Transaction Agreement pursuant to its terms and the closing of the Transaction, Summit must (i) notify Cementos Argos promptly (and in any event no later than 24 hours) (A) of the receipt by Summit of any Summit Acquisition Proposal (including any bona fide offer, inquiry, proposal or indication of interest with respect to thereto) or any amendment or modification to the material terms of any Summit Acquisition Proposal and such notice must include, to the extent then known to Summit, the identity of the person making the applicable Summit Acquisition Proposal (or bona fide offer, inquiry, proposal or indication of interest with respect to thereto) and the material terms and conditions thereof (along with unredacted copies of all material proposed transaction agreements and other material documents provided in connection therewith) and (B) of any request for nonpublic information relating to Summit or any of its subsidiaries or for access to the business, properties, assets, books or records or personnel of Summit or any of its subsidiaries by any third party that has notified Summit that it is considering making, or has made, a Summit Acquisition Proposal and (ii) keep Cementos Argos reasonably informed on a reasonably current basis (and, in any event, within 24 hours) of any changes to the status and material terms and conditions (along with unredacted copies of all material proposed transaction agreements and other material documents provided in connection therewith, including any amendments thereto) of any Summit Acquisition Proposal (or bona fide offer, inquiry, proposal or indication of interest with respect to thereto).
A “Summit Acquisition Proposal” means, other than the Transaction, any offer or proposal from any third party person or group, relating to, in a single transaction or a series of related transactions, (i) any acquisition or purchase, directly or indirectly, of 20% or more of the consolidated assets of Summit and its subsidiaries or 20% or more of any class of equity or voting securities of Summit and its subsidiaries whose assets, individually or in the aggregate, constitute 20% or more of the consolidated assets of Summit and its subsidiaries, (ii) any tender offer or exchange offer that, if consummated, would result in such third party person or group beneficially owning 20% or more of any class of equity or voting securities of Summit and its subsidiaries whose assets, individually or in the aggregate, constitute 20% or more of the consolidated assets of Summit and its subsidiaries, or (iii) a merger, consolidation, amalgamation, share exchange, business combination, sale of substantially all of the assets, reorganization, recapitalization, liquidation, dissolution or other similar transaction involving Summit and its subsidiaries whose assets, individually or in the aggregate, constitute 20% or more of the consolidated assets of Summit and its subsidiaries.

A “Superior Proposal” means an unsolicited, bona fide, written Summit Acquisition Proposal (but substituting “70%” for all references to “20%” in the definition of such term) that the Board determines in good faith, after consultation with its outside legal counsel and financial advisor, is more favorable from a financial point of view to Summit’s stockholders than the transactions, in each case, taking into consideration (i) all relevant factors, including the identity of the counterparty, the terms and conditions of such Summit Acquisition Proposal (including the transaction consideration, conditionality, timing, certainty of financing and regulatory approvals and the expected timing and likelihood of consummation) and such other factors as determined by the Board in good faith to be relevant and (ii) if applicable, any changes to the terms of the Transaction Agreement proposed by Cementos Argos (pursuant to the non-solicitation provisions of the Transaction Agreement) that, if accepted by Summit, would be binding upon Cementos Argos.
Exceptions to Summit’s Non-Solicitation Restrictions
Prior to the Stockholder Approval:
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Summit, directly or indirectly through its representatives, may, in response to a bona fide written Summit Acquisition Proposal that did not arise from a material breach of Summit’s non-solicit obligations under the Transaction Agreement, (A) engage in negotiations or discussions with a third party and its representatives and (B) furnish to a third party or its representatives nonpublic information relating to Summit or any of its subsidiaries and afford access to the business, properties, assets, books or records and personnel of Summit or any of its subsidiaries pursuant to an Acceptable Confidentiality Agreement (as defined in the Transaction Agreement); provided that, to the extent that any material nonpublic information relating to Summit or its subsidiaries is provided to any third party or any third party is given access which was not previously provided to or made available to Cementos Argos, the material nonpublic information or access is provided or made available to Cementos Argos substantially contemporaneously with (or within 24 hours following) the time it is provided to the third party; provided further, that if, prior to taking any action described in clause (A) or clause (B) of this bullet point, the Board determines in good faith, after consultation with its outside legal counsel and financial advisor, that such Summit Acquisition Proposal would reasonably be likely to constitute or lead to a Superior Proposal; and

•
subject to compliance with Summit’s notice obligations under the Transaction Agreement as they relate to any Summit Acquisition Proposal, the Board may, (A) in response to a bona fide written Summit Acquisition Proposal that did not arise from a material breach of Summit’s non-solicit obligations under the Transaction Agreement, that the Board has determined in good faith, after consultation with its outside legal counsel and financial advisor, constitutes a Superior Proposal, make a Summit Adverse Recommendation Change or terminate the Transaction Agreement pursuant to Summit’s right to terminate the Transaction Agreement in the case of a Superior Proposal in order to substantially concurrently enter into a written definitive agreement for the Superior Proposal, if the Board determines in good faith that the failure to take such action would reasonably be expected to be inconsistent with the directors’ exercise of fiduciary duties under applicable law or (B) in response to an Intervening Event (as defined below) make a Summit Adverse Recommendation Change, if the Summit Board determines in good faith, after consultation with its outside legal counsel and financial advisor, that the failure to take such action would be reasonably expected to be inconsistent with its fiduciary duties under applicable law.

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An “Intervening Event” means a material effect that was not known and was not reasonably foreseeable to the Board prior to Summit’s execution and delivery of the Transaction Agreement (or, if known or foreseeable, the consequences, probability or magnitude of which were not known by the Board as of the date hereof), which Effect, or any consequence thereof (or probability or magnitude of which), occurs, arises or becomes known to the Board after Summit’s execution and delivery of the Transaction Agreement and before the Stockholder Approval is obtained; provided that in no event will any of the following be an Intervening Event or be taken into account in determining whether an Intervening Event has occurred: (a) the receipt, existence or terms of a Summit Acquisition Proposal or a Superior Proposal or any inquiry or communications or matters relating; (b) the fact that Summit and its Subsidiaries meet or exceed (1) any public estimates or expectations for Summit’s revenue, earnings or other financial operations or results for any financial period, or (2) any internal budgets, plans, projections or forecasts of its revenues, earnings or other financial performance or results of operations for any financial period (it being understood that any underlying cause may be taken into account in determining whether there has been an Intervening Event), or (c) any change in the market price or change in the trading volume of Class A Common Stock (it being understood that any underlying cause may be taken into account in determining whether there has been an Intervening Event).
•	Additionally, nothing contained in the Transaction Agreement will prevent Summit or the Board (or any committee thereof) from:
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taking and disclosing to Summit’s stockholders a position contemplated by Rule 14d-9 and Rule 14e-2(a) promulgated under the Exchange Act (or any similar communication to stockholders in connection with the making or amendment of a tender offer or exchange offer);

○	making any legally required disclosure to stockholders with regard to the Transaction or any offer, inquiry, proposal or indication of interest with respect to a Summit Acquisition Proposal;
○	issuing a “stop, look and listen” disclosure or similar communication of the type contemplated by Rule 14d-9(f) under the Exchange Act; or
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contacting and engaging in discussions with any person or group and their respective Representatives who has made an offer, inquiry, proposal or indication of interest with respect to a Summit Acquisition Proposal that was not solicited in breach of the Transaction Agreement solely for the purpose of clarifying such offer, inquiry, proposal or indication of interest and the terms thereof or informing such third party of the restrictions imposed by the Transaction Agreement.

Termination of Existing Discussions
Following the date of the Transaction Agreement, Summit will, and will use reasonable best efforts to cause its subsidiaries and representatives to, immediately cease and cause to be terminated any existing activities, discussions or negotiations with any person conducted with respect to any Summit Acquisition Proposal, or proposal that would reasonably be expected to lead to a Summit Acquisition Proposal.
Mutual Covenants
Each of Cementos Argos, Argos USA, the Argos Parties and Summit will use their respective reasonable best efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable under applicable laws to consummate the transactions contemplated by the Transaction Agreement, including using reasonable best efforts in:
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preparing and filing as promptly as practicable with any governmental authority or other third party all documentation to effect all necessary filings, notices, petitions, statements, registrations, submissions of information, applications and other documents;

•	obtaining of all necessary consents, approvals or waivers, and any necessary or appropriate financing arrangement from third parties; and
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obtaining and maintaining all permits required to be obtained from any governmental authority or other third party that are necessary, proper or advisable to consummate the Transaction. Notwithstanding anything to the contrary in the Transaction Agreement, the parties agree that the obligations of Summit under this bullet and the two immediately foregoing bullets, will not, to the extent required to obtain approval from any government authority that is necessary, proper or advisable to consummate the Transaction require Summit to propose, negotiate and commit to sell, divest, lease, license, transfer, dispose of or otherwise encumber or hold separate (including by establishing a trust or otherwise) the businesses, assets or properties of Summit or its subsidiaries, or the ANAC Companies, the aggregate revenue for which, during the fiscal year ended December 31, 2022, does not exceed $300,000,000 (a “Burdensome Condition”). No Argos Party or ANAC Company may take or agree to take any of the actions described in the definition of “Burdensome Condition” without the prior written consent of Summit which, without limiting Summit’s obligations, may be granted or withheld in Summit’s sole discretion (and the Argos Parties and the ANAC Companies are required to take any of such actions (including actions in furtherance thereof) that are requested by Summit so long as such actions are conditioned on the consummation of closing).

As promptly after the date of the Transaction Agreement as reasonably practicable, but within 10 business days, each of Summit, Cementos Argos, the Argos Parties and Argos USA will make:
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an appropriate filing of a Notification and Report Form pursuant to the HSR Act with respect to the Transaction (and shall, if available, request early termination of the waiting period associated with such filing), and

•	other filings required pursuant to any other applicable antitrust laws.
Each Party must (i) keep the other apprised of the status of matters relating to the completion of the transaction and the other transactions contemplated by the Transaction Agreement and work cooperatively in connection with obtaining all required approvals; (ii) promptly notify the other parties of any written communication to that party from the FTC, the Antitrust Division, any State Attorney General or any other governmental authority, and, subject to applicable law, permit the other parties to review and discuss in advance, and consider in good faith the views of the other party in connection with, any proposed written communication to any of the foregoing; (iii) promptly provide all documents requested by the FTC, the Antitrust Division, any State Attorney General or any other governmental authority to the extent reasonably necessary or advisable to obtain as promptly as practicable all required approvals; (iv) promptly consult with the other party to the Transaction Agreement to provide any necessary information with respect to (and, in the case of correspondence, provide the other party (or their counsel) copies of) all filings made by such party with any governmental authority and furnish the other party with such necessary information and reasonable assistance as the other party may reasonably request in connection with its preparation of filings or submissions of information to any such governmental authority; (v) not agree to participate in any substantive meeting or discussion with any governmental authority in respect of any filings, investigation or inquiry concerning any competition or antitrust matters in connection with the Transaction Agreement or the closing of the Transaction unless it consults with the other parties in advance and, to the extent permitted by such governmental authority, gives the other parties the opportunity to attend and participate thereat; and (vi) furnish the other parties with copies of all correspondence, filings, and communications (and memoranda setting forth the substance thereof) between them and their affiliates and their respective representatives on the one hand, and any governmental authority or members or their respective staffs on the other hand, with respect to any competition or antitrust matters in connection with the Transaction Agreement.
The parties to the Transaction Agreement have also (i) agreed to take certain actions with respect to tax matters and (ii) made certain covenants related to, among other things, (a) employee matters, (b) Summit's obligation to use its reasonable best efforts to consummate the Debt Financing (as defined in the Transaction Agreement) and (c) the filing of a proxy statement relating to the Stockholder Approval.
Representation and Warranty Insurance Policy
In conjunction with the entry into the Transaction Agreement, Summit entered into a binder agreement for a representation and warranty insurance policy (the “R&W Insurance Policy”), which will be bound by Illinois Union Insurance Company and the other excess insurers at the closing of the Transaction. The R&W Insurance Policy is subject to a limit of liability of $175,000,000 in the aggregate, a retention amount of $16,000,000 in the aggregate for all claims except for certain exclusions, deductibles and other terms and conditions set forth therein.
Survival of Representations; Remedy for Breach; Indemnification
Indemnification
Subject to the limitations set forth below under “—Survival of Representations,” and subject to the subrogation rights of the Argos Parties under the Transaction Agreement and the R&W Insurance Policy at and after the closing, Cementos Argos and the Argos Parties will, jointly and severally, indemnify Summit, each ANAC Company and each of their respective officers, directors, employees, affiliates and agents and each of their respective successors and permitted assigns (collectively, the “Summit Indemnified Parties”) against and agrees to defend and hold each of them harmless from any and all damages, incurred or suffered by any Summit Indemnified Party (regardless of whether the damages arise as a result of the negligence, strict liability, or other liability under any theory of law or equity of any person and whether involving a third-party claim or claims solely between the parties) arising out of, relating to or resulting from or under:

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any inaccuracy in or breach of any of the representations and warranties set forth in Article 3 and Article 4 of the Transaction Agreement as of the date of the Transaction Agreement and as of the closing date (except for any such representation and warranty that addresses matters only as of a specific date, which representation and warranty shall be true and correct as of such specific date);

•
any inaccuracy in or breach of any of the fundamental representations of Argos USA or the fundamental representations of any Argos Party as of the date of the Transaction Agreement and as of the closing date (except for any such representation and warranty that addresses matters only as of a specific date, which representation and warranty shall be true and correct as of such specific date);

•	any breach of any covenant or agreement made or to be performed by Cementos Argos, the Argos Parties or Argos USA pursuant to the Transaction Agreement;
•	certain indemnifiable taxes;
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any liabilities to the extent relating to the business of Cementos Argos, the Argos Parties and their affiliates (other than the ANAC Business), other than liabilities arising pursuant to the terms of any other Transaction Document (other than the Transaction Agreement); and

•	Fraud.
Except with respect to claims of Fraud, the maximum aggregate amount of indemnifiable damages that may be recovered from Cementos Argos or any Argos Party pursuant to these indemnification provisions is $3,170,000,000.
Under the Transaction Agreement, Summit will indemnify Cementos, each Argos Party and each of their respective officers, directors, employees, affiliates (other than the ANAC Companies) and agents and each of their respective successors and permitted assigns (collectively, the “Argos Party Indemnified Parties”) against and will defend hold each of them harmless from any and all damages, incurred or suffered by such Argos Party Indemnified Party (regardless of whether such damages arise as a result of the negligence, strict liability, or other liability under any theory of law or equity of any Person and whether involving a third-party claim or claims solely between the Parties) arising out of, relating to or resulting from or under:
•
any inaccuracy in or breach of any of the fundamental representations of Summit as of the date of the Transaction Agreement and as of the closing date (except for any such representation and warranty that addresses matters only as of a specific date, which representation and warranty shall be true and correct as of such specific date);

•	any breach of any covenant or agreement made or to be performed by Summit pursuant to the Transaction Agreement;
•
any actions asserted by a third party to the extent relating to, arising out of or in connection with or resulting from the ownership or the operation of the business following the closing except (A) to the extent such damages are suffered or incurred by such persons by virtue of their direct or indirect ownership of the ANAC Business or (B) with respect to any matters for which Summit is indemnified under the Transaction Agreement; and

•	Fraud.
Except with respect to claims of Fraud, the maximum aggregate amount of indemnifiable damages that may be recovered from Summit pursuant to these indemnification provisions is $3,170,000,000.
Survival of Representations; Limit of Indemnification
In light of the R&W Insurance Policy, the parties to the Transaction Agreement agreed to the following limitations on indemnification:
•
except in the case of Fraud, the representations and warranties of the parties contained in the Transaction Agreement or in any certificate or other writing delivered in connection with the Transaction Agreement do not survive the closing;

○	notwithstanding the foregoing (i) certain fundamental representations and any claims made by Summit based on Fraud will survive the closing indefinitely or until the latest date permitted by applicable law, and (ii) solely for purposes of the indemnification obligations of Cementos Argos and the Argos Parties for inaccuracies of the representations and warranties of Cementos Argos, the Argos Parties and Argos USA contained in the Transaction Agreement, (A) Argos USA’s representations regarding environmental matters will survive until the six-year anniversary following the closing, and (B) all other representations and warranties of Cementos Argos, the Argos Parties and Argos USA will survive until the three-year anniversary following the closing;
•
the covenants and agreements of the parties contained in the Transaction Agreement or in any certificate or other writing delivered in connection with the Transaction Agreement (x) that require performance in full prior to the closing will survive the closing until the later of (A) the date that is three months after Summit’s filing of its 10-K in respect of the fiscal year ending in which the closing occurs and (B) the date that is the one year anniversary of the closing and (y) that are required to be performed, in whole or in part, after the closing, will survive the closing indefinitely or for such shorter period expressly specified therein, except that for such covenants and agreements that survive for such shorter period, breaches thereof shall survive indefinitely or until the latest date permitted by applicable law; and

•	Any claim for indemnification for certain indemnified taxes must be made no later than the six-year anniversary of the closing.
Termination
The Transaction Agreement may be terminated notwithstanding any approval of the Transaction Agreement by the equityholders of Argos USA or the stockholders of Summit, as follows:
•	by mutual written agreement of Summit and Cementos Argos;
•	by either Cementos Argos or Summit:
○
if the closing shall not have been consummated on or before 445 days from the execution of the Transaction Agreement at 5:00 pm Eastern Time (such date, the “End Date”); provided that the right to terminate the Transaction Agreement pursuant to this provision will not be available to Summit if Summit’s, or to Cementos Argos if Cementos Argos’s, Argos USA’s, or any of the Argos Parties’, breach of any provision of the Transaction Agreement shall have proximately caused the failure of a condition to closing to occur by the End Date;

○
if any applicable law or order prohibits, enjoins, restrains or makes illegal the consummation of the Transaction of imposes a Burdensome Condition (a “Legal Restraint”) becomes final and nonappealable; provided that the right to terminate the Transaction Agreement pursuant to this provision will not be available to Summit if Summit’s, or to Cementos Argos if Cementos Argos’s, the Company’s, or any of the Argos Parties’, breach of any provision of the Transaction Agreement shall have proximately caused the existence of such Legal Restraint; or

○
if at the Summit stockholder meeting (including any adjournment or postponement thereof in accordance with the Transaction Agreement) at which a vote of the adoption of the Transaction Agreement was taken, the Stockholder Approval has not been obtained;

•	by Cementos Argos:
○	prior to the receipt of the Summit Stockholder Approval, if a Summit Adverse Recommendation Change shall have occurred; or
○
if there has been a misrepresentation or breach of warranty or breach of covenant or other agreement, in each case, of a representation, warranty, covenant or other agreement set forth in the Transaction Agreement, that would cause the conditions to the closing of the Transaction set forth in Section 9.03(a) (Summit’s compliance with covenants) or Section 9.03(b) (accuracy of Summit’s representations and warranties) of the Transaction Agreement, as applicable, not to be satisfied, Cementos Argos has provided timely written notice to Summit upon Cementos Argos obtaining actual knowledge of any such breach of covenant, and either (A) if curable before the End Date, is not cured within the earlier of (y) 30 days after receipt of written notice thereof and (z) three business days prior to the End Date or (B) such condition is incapable of being cured by the End Date; provided that, at the time of the delivery of such written notice, neither Cementos Argos nor any Argos Party shall be in breach of its respective obligations under the Transaction Agreement or the other Transaction Documents to which they are a party so as to cause any of the conditions to the closing of the Transaction set forth in Section 9.02(a) (Argos Cementos’, the Argos Parties and Argos USA’s compliance with covenants) or Section 9.02(b) (accuracy of Argos Cementos’, the Argos Parties and Argos USA’s representations and warranties) of the Transaction Agreement not to be capable of being satisfied;
•	by Summit:
○
prior to receipt of the Summit Stockholder Approval, in order to accept a Superior Proposal and concurrently therewith or immediately thereafter enter into a binding written definitive agreement providing for the consummation of a transaction for the Superior Proposal; provided that Summit shall have complied with its non-solicit obligations under the Transaction Agreement and paid the Summit Termination Fee in advance of a termination pursuant to this provision; or

○
if there has been a misrepresentation or breach of warranty or breach of covenant or other agreement, in each case, of a representation, warranty, covenant or other agreement set forth in the Transaction Agreement, that would cause the conditions to the closing of the Transaction set forth in Section 9.02(a) (Argos Cementos’, the Argos Parties and Argos USA’s compliance with covenants) or Section 9.02(b) (accuracy of Argos Cementos’, the Argos Parties and Argos USA’s representations and warranties) of the Transaction Agreement, as applicable, not to be satisfied, Summit has provided timely written notice to Cementos Argos upon Summit obtaining actual knowledge of any such breach of covenant and either (A) if curable before the End Date, is not cured within the earlier of (y) 30 days after receipt of written notice thereof and (z) three business days prior to the end date after receipt of written notice thereof or (B) such condition is incapable of being cured by the end date; provided that, at the time of the delivery of such written notice, Summit shall not be in breach of its respective obligations under the Transaction Agreement or the other Transaction Documents to which it is a party so as to cause any of the conditions set forth in Section 9.03(a) (Summit’s compliance with covenants) or Section 9.03(b) (accuracy of Summit’s representations and warranties) of the Transaction Agreement not to be capable of being satisfied.

Termination Fee
The Transaction Agreement provides for certain payments if the Transaction Agreement is terminated for specified reasons, including:
•
if the Transaction Agreement is validly terminated by Summit to accept a Superior Proposal and enter into a written definitive agreement with a third party for such Superior Proposal or by Cementos Argos pursuant to an Adverse Recommendation Change, Summit must pay or cause to be paid to Cementos Argos in immediately available funds an amount equal to the Summit Termination Fee, in the case of a termination by Cementos Argos, within two business days after such termination and, in the case of a termination by Summit, before or contemporaneously with such termination; or

•
if, prior to receipt of the Summit Stockholder Approval, (A) the Transaction Agreement is terminated by Cementos Argos for a material breach of the Transaction Agreement by Summit or by Cementos Argos or Summit if the closing of the Transaction has not been consummated by the End Date or in the case that the Summit Stockholder Approval is not received at the Summit stockholder meeting, (B) after the date of the Transaction Agreement and prior to the date of termination (in the case of a termination if the closing of the Transaction has not been consummated by the End Date or a material breach of the Transaction Agreement by Summit) or the date of the Summit stockholders meeting (or a termination in the case that the Summit Stockholder Approval is not received at the Summit stockholder meeting), a Summit Acquisition Proposal has been publicly announced and not withdrawn prior to the date of termination (in the case of a termination if the closing of the Transaction has not been consummated by the End Date or a material breach of the Transaction Agreement by Summit) or the date of the Summit stockholder meeting (in the case that the Summit Stockholder Approval is not received at the Summit stockholder meeting) and (C) within 12 months after the date of termination in connection with the foregoing provisions, (1) Summit enters into a definitive agreement with respect to a Summit Acquisition Proposal or (2) a Summit Acquisition Proposal is subsequently consummated

(provided that for purposes of this section, each reference to “20%” in the definition of Summit Acquisition Proposal will be deemed to be a reference to “70%”), then Summit shall pay to Cementos Argos the Summit Termination Fee in immediately available funds concurrently with the events described in the foregoing clauses (C)(1) and (C)(2).
While Cementos Argos may pursue both a grant of specific performance and the payment of the Summit Termination Fee, Cementos Argos is not permitted or entitled to receive both a grant of specific performance that results in the closing and any money damages, including all or any portion of the Summit Termination Fee.
Summit and Cementos Argos agree that (a) irreparable damage would occur if any provision of the Transaction Agreement were not performed in accordance with the terms thereof, (b) the parties will be entitled to an injunction or injunctions to prevent breaches or threated breaches of the Transaction Agreement or to enforce specifically the performance of the terms and provisions thereof in the Delaware Court of Chancery and any state appellate court therefrom within the State of Delaware, in addition to any other remedy to which they are entitled at law or in equity, (c) the provisions of Section 11.03 of the Transaction Agreement would not adequately compensate the non-breaching party for the harm that would result from a breach of the Transaction Agreement by the breaching party and will not be construed to diminish or otherwise impair in any respect any party’s right to an injunction, specific performance and other equitable relief and (d) the right to specific performance is an integral part of the Transaction Agreement and without that right, neither party would have entered into the Transaction Agreement.
Certificate of Designation; Preferred Share
For certain regulatory reasons, it is important that Cementos Argos’s voting interest is not involuntarily diluted below 25.01% of the Common Stock. As a result, Summit agreed to issue the Preferred Share at the closing in order to provide Cementos Argos with a short window in which Cementos Argos will have the ability to purchase shares of Class A Common Stock in the market, in certain limited circumstances, to prevent Cementos Argos from being involuntarily diluted below 25.01%. Pursuant to the terms and conditions of the Transaction Agreement, Summit will prepare a Certificate of Designation, in a form reasonably satisfactory to Cementos Argos, for the Preferred Share. The Certificate of Designation will include, among other rights, privileges and restrictions, that the Preferred Share:
•
will be issued to, and at all times held solely by, Cementos Argos and will not in any event be Transferable (as defined in the Stockholder Agreement, without giving effect to clause (iii) in the definition thereof) without the prior written consent of the Board;

•	will entitle the holder thereof to no economic rights whatsoever (and no dividends or other distributions will be declared or paid on the Preferred Share);
•
will not entitle its holder to vote on any matter; provided that: (x) solely during a Preferred Voting Window (as defined below), and subject in all respects to the terms, conditions, obligations and limitations set forth in the Stockholder Agreement, the Preferred Share will entitle the holder thereof to vote together with the holders of Class A Common Stock and Class B Common Stock as a single class, on any matter for which the holders of Class A Common Stock and Class B Common Stock are generally entitled to vote, and (y) on such matters referred to in the foregoing clause (x), the voting power of the Preferred Share will represent the minimum number of votes as would allow the holder thereof to have a voting interest in the Company of 25.01% (with the Preferred Share voting together as a single class with Class A Common Stock and Class B Common Stock) in respect of any matter that is the subject of approval by the holders of Class A Common Stock and Class B Common Stock generally; and

•
will be immediately and automatically cancelled, without consideration and with no further action on the part of any person, upon the earliest to occur of (i) certain change of control transactions of Summit, (ii) such time as Investor Anchor has a voting interest in Summit equal to or less than 25% and the 90 day trading period in respect of the applicable Top-Up Event has expired, or (iii) such Preferred Share is held by any person other than Cementos Argos, in the case of (i) or (iii) of the foregoing, without the prior written consent of the Board.

“Preferred Voting Window” means the period commencing on the date immediately preceding the consummation of an M&A Issuance (as defined below) and ending 90 Trading Days (as defined below)

thereafter, but only if (i) at all times following the closing date until immediately prior to the consummation of such M&A Issuance, Investor Anchor maintained a voting interest in excess of 25.00%, or at any time Investor Anchor did not, had Top-Up Rights (as defined below) that would allow Investor Anchor to exceed the 25.00% Threshold during any associated Trading Period, (ii) the M&A issuance identified in the Transaction Notice (as defined below) would reasonably be expected to result in Grupo Argos being deemed, on or about the date of the Triggering Event (as defined below), an “investment company” for purposes of the Investment Company Act of 1940 (the “Investment Company Act”) (taking into account any exemptions or exceptions that may be available thereunder, including the exception set forth in Rule 3a-2 thereunder but excluding any exemption under Section 3(b) of the Investment Company Act), (iii) Investor Anchor has present intent to purchase additional shares of Class A Common Stock after the closing of the transaction contemplated in the Transaction Notice, in order to ensure that its voting interest will be in excess of 25.00%, but subject to the other limitations set forth in the Stockholder Agreement, and (iv) Summit does not make an M&A Anti-Dilution Offer (as defined below) in accordance with the applicable section of the Stockholder Agreement; provided that, the Preferred Voting Window shall immediately and automatically terminate, with no further action on the part of any person, if Investor Anchor Transfers (as defined in the Stockholder Agreement, but without giving effect to clause (iii) in the proviso thereof), any Voting Securities at any time from the date on which the Board approves the M&A Issuance until the date that is the end of such Preferred Voting Window.
Related Agreements
This section describes certain additional agreements to be entered into pursuant to the Transaction Agreement, but does not purport to describe all of the terms thereof. The following summary is qualified in its entirety by reference to the complete text of each of the agreements. Forms of the Stockholder Agreement, the Registration Rights Agreement term sheet, the Restrictive Covenants Agreement, the Transition Services Agreement, the Support Services Agreement, the Cement Supply Agreement, the Intellectual Property License Agreement, the Logistics Agreement (Cartagena), the Master Purchase Agreement and the Logistics Agreement (International) are attached hereto as Annexes B through J. You are urged to read such agreements in their entirety prior to voting on the proposals presented at the Special Meeting.
Stockholder Agreement
Subject to and effective upon the consummation of the Transaction, Summit will enter into the Stockholder Agreement with Cementos Argos, Argos SEM, Valle Cement and, solely for the purpose of specified sections of the Stockholder Agreement, Grupo Argos.
Initial Board Appointments
Pursuant to the Stockholder Agreement, as of immediately following the closing of the Transaction, the Board will be comprised of eleven or fewer directors, including three Investor Nominees designated by Cementos Argos, who will be appointed to the Board at the closing; provided that, in each case, such nominee is an “Acceptable Person” (as defined in the Stockholder Agreement).
Board Nominations
Pursuant to the Stockholder Agreement, Summit will agree, at any Stockholder Meeting, to nominate:
•
three Investor Nominees who are Acceptable Persons to the Board, as long as Investor Anchor beneficially owns greater than the 25% Threshold; provided that, one Investor Nominee will be an individual that qualifies as an independent director of Summit under Rule 303A(2) of the NYSE Listed Company Manual (an “Independent Director”);

•	two Investor Nominees who are Acceptable Persons to the Board, as long as Investor Anchor beneficially owns greater than the 17.5% Threshold but less than or equal to the 25% Threshold; and
•
one Investor Nominee who is an Acceptable Person to the Board, as long as Investor Anchor beneficially owns greater than 5.0% of the then-outstanding shares of Class A Common Stock but less than or equal to the 17.5% Threshold.

From the closing until the date on which Investor Anchor beneficially owns fewer than 5% of the then-outstanding shares of Class A Common Stock (such date, the “Board Designation Expiration Date”), Summit will take all “Necessary Actions” (as defined in the Stockholder Agreement) to cause the Board to reflect the Board composition contemplated by the Stockholder Agreement, including the following:

•
at or prior to each Stockholder Meeting, (A) include any Investor Nominees designated by Cementos Argos in the slate of nominees recommended by the Board to Summit’s stockholders for election as directors, (B) solicit proxies seeking to obtain stockholder approval of the election of the Investor Nominees, including causing officers of Summit who hold proxies (unless otherwise directed by the Summit stockholder submitting such proxy) to vote such proxies in favor of the election of such Investor Nominees, in each case of clauses (A) and (B) to the extent (x) Cementos Argos has complied in all material respects with the applicable section of the Stockholder Agreement, (y) Cementos Argos is entitled to designate such Investor Nominees, and (z) permitted by applicable law, and

•
to take all Necessary Actions to cause the Investor Nominees to be elected to the Board, including by recommending that Summit’s stockholders vote in favor of the Investor Nominees in any proxy statement used by Summit to solicit the vote of its stockholders in connection with each Stockholder Meeting, including such Investor Nominees in Summit’s proxy statement and in Summit’s slate of nominees for directors for the applicable Stockholder Meeting and otherwise supporting any such Investor Nominees, in each case, in a manner no less rigorous and favorable than the manner in which Summit supports its other nominees.

Neither Summit nor the Board will be under any obligation to nominate or appoint to the Board, or solicit votes for, any person that (i) is not an Acceptable Person, or (ii) to the extent such person is nominated by Cementos Argos as an Independent Director, any such Person that is not an Independent Director. If at any time following an Investor Nominee’s appointment to the Board, any of the events specified in clause (i) or (ii) or the immediately preceding sentence, then Cementos Argos will cause such Investor Nominee to promptly resign from the Board. Without limiting the applicable rights of Cementos Argos under the Stockholder Agreement, Cementos Argos will consult in good faith with the chairman of the Governance and Sustainability Committee regarding Summit’s efforts to maintain an overall board composition, including in respect of any minority groups, that complies with any best practices or guidelines contained in Summit’s governance guidelines or issued by proxy advisor firms of recognized national standing (e.g. Glass Lewis & Co., LLC and Institutional Stockholder Services Inc.).
If Summit amends its certificate of incorporation to provide that the Board will be classified into separate classes of directors, then proper provision will be made such that the designees of Cementos Argos will be distributed as evenly as possible among such classes of directors in order to preserve the designation rights of Cementos Argos in accordance with the Stockholder Agreement.
If Summit increases the size of the Board such that the Board has greater than eleven directors and Investor Anchor continues to beneficially own shares of Class A Common Stock equal to or greater than the 25% Threshold, the number of Investor Nominees that Cementos Argos will be entitled to designate will be increased to the minimum extent necessary so that Investor Nominees constitute more than 25% of the total number of directors on the Board; provided, that Summit will use its commercially reasonable efforts to appoint any additional Investor Nominees that Cementos Argos will be entitled to designate simultaneously with the Board size expansion and concurrently with Summit’s appointment of any other director to the Board.
Minimum Nomination Threshold
Following the Board Designation Expiration Date, (i) Cementos Argos will not have the right to designate any Investor Nominee to the Board, and (ii) Summit will not be obligated to nominate Investor Nominees to the Board at any Stockholder Meeting and will have no further obligations under Article III of the Stockholder Agreement (relating to corporate governance and board committee representation).
Committee Representation
At any time Investor Anchor beneficially owns greater than 5.0% of the then-outstanding shares of Class A Common Stock (the “5% Threshold”), each committee of the Board (other than any special committee formed solely for the purpose of evaluating a transaction with or primarily involving Grupo Argos, Cementos Argos or any of its affiliates) will include, at Cementos Argos’s election, at least (i) one Investor Nominee selected by Cementos Argos serving as a member of such committee, in each case, subject to any limitations or guidelines imposed by applicable law, Summit’s governance guidelines, any stock exchange rules, including, in the case of the Human Capital and Compensation Committee, Audit Committee and Governance and Sustainability Committee, the requirement that the members of such committee consist solely of Independent Directors, or

(ii) one Investor Nominee selected by Cementos Argos participating as a non-voting observer of such committee; provided that, if the Investor Nominee is not an Independent Director and the inclusion of such Investor Nominee on the Audit Committee would reasonably be expected to have an adverse impact on Summit (including as a result of a negative response from any governmental entities), implementation of the foregoing rights will be subject to the parties’ good faith discussion of an alternative arrangement to ensure that Investor Nominees have the opportunity to provide input on the matters addressed by such committees.
In connection with any search for new candidates to serve as the Chief Executive Officer and Chief Financial Officer of Summit, the Board will create a three person search committee (the “Search Committee”), and the composition of the Search Committee will comply with the applicable terms of the Stockholder Agreement. Any selection of a candidate or other action by the Search Committee will require the affirmative vote of a majority of the directors on the Search Committee.
Nomination Procedures
Pursuant to the Stockholder Agreement, for any Stockholder Meeting following the closing at which Cementos Argos seeks to elect an Investor Nominee, Cementos Argos will provide written notice to Summit of its proposed Investor Nominees no later than 35 days prior to the advance notice deadline (such deadline, the “Advance Notice Deadline”) set forth in Article II, Section 3, of Summit’s Third Amended and Restated Bylaws (the “Bylaws”), as amended from time to time; provided that, if Cementos Argos fails to provide such written notice by the Advance Notice Deadline, Summit will nominate the Investor Nominees then serving on the Board, so long as they continue to qualify as Acceptable Persons and have consented to serve on the Board and be named in Summit’s proxy statement for such Stockholder Meeting.
Resignation and Replacements
Promptly following the end of a period beginning on the trading day following a Top-Up Event (as defined below) and ending on the date following which at least 90 trading days have occurred (a “Trading Period”) after a Top-Up Event, Cementos Argos will cause the applicable number of Investor Nominees (if any) to promptly tender their resignations from the Board and any committee of the Board on which such Investor Nominees then sit to the extent necessary to ensure that the number of Investor Nominees then serving on the Board do not exceed the number of Investor Nominees that Cementos Argos would then be entitled to designate for nomination.
“Top-Up Event” means (i) any issuance of voting securities by Summit that results in a reduction of Investor Anchor’s voting interest (for the avoidance of doubt, excluding any sale, disposal or transfer of shares of voting securities by Anchor Investor) (an “Involuntary Top-Up Event”) or (ii), (a) at any time Investor Anchor beneficially owns shares of Class A Common Stock in excess of the 25% Threshold, any sale, disposal, or transfer by Investor Anchor that results in Investor Anchor beneficially owning greater than 20% of the then-outstanding shares of Class A Common Stock but less than or equal to the 25% Threshold, (b) at any time Investor Anchor beneficially owns shares of Class A Common Stock in excess of the 17.5% Threshold (but less than the 25% Threshold), any sale, disposal, or transfer by Investor Anchor that results in Investor Anchor beneficially owning greater than 12.5% of the then-outstanding shares of Class A Common Stock but less than or equal to the 17.5% Threshold and (c) at any time Investor Anchor beneficially owns shares of Class A Common Stock in excess of the 5% Threshold (but less than the 17.5% Threshold), any sale, disposal, or transfer by Investor Anchor that results in Investor Anchor beneficially owning any then-outstanding shares of Class A Common Stock but less than or equal to the 5% Threshold (a “Voluntary Top-Up Event”).
Should any Investor Nominee resign from the Board or be rendered unable to, or refuse to, be nominated or appointed to, or to serve on, the Board, whether due to the death, retirement, disqualification or removal from office as a member of the Board or otherwise, (i) Cementos Argos will be entitled to designate a replacement who is an Acceptable Person for each such Investor Nominee (and if such proposed designee is not an Acceptable Person, Investor shall be entitled to continue designating a replacement until such proposed designee is an Acceptable Person) (a “Replacement”), and (ii) Summit will take all Necessary Action to fill any such vacancy with such Replacement as promptly as reasonably practicable (and in any event no later than the second regularly scheduled Board meeting following the time the Investor designates a Replacement), including appointing such Replacement to the Board in place of the resigning Investor Nominee. Summit and the Board will have no obligation to reschedule any Board meeting or to otherwise delay any Board action on any matter prior to such appointment.

Compensation; Indemnification; Insurance
Each Investor Nominee will be entitled to the same expense reimbursement and advancement, exculpation and indemnification in connection with his or her role as a director as the other members of the Board, as well as reimbursement for reasonable and documented out-of-pocket expenses incurred in attending meetings of the Board or any committee of the Board of which such Investor Nominee is a member, if any, in each case to the same extent as the other members of the Board. Each Investor Nominee will also be entitled to any retainer, equity compensation or other fees or compensation paid to the non-employee directors of Summit for their services as a director, including any service on any committee of the Board. Each Investor Nominee will be entitled to the same directors’ and officers’ insurance coverage as the other directors of the Board. Summit will promptly enter into an indemnification agreement with each Investor Nominee in the same form and substance as those of the other directors of the Board, and will offer to enter into any amendments or successor arrangements with each Investor Nominee on a non-discriminatory basis to the extent offered to other directors of the Board.
Standstill Restrictions
From and after the date of the Stockholder Agreement until the date that no Investor Nominee is entitled to serve on the Board (the “Standstill Period”), without Summit’s prior written consent, Grupo Argos, Cementos Argos and each Investor Participant will not, and will cause each of their respective controlled affiliates and will direct their representatives acting on their behalf not to, directly or indirectly:
•
except to the extent expressly permitted by the Stockholder Agreement, acquire, agree to acquire, propose or offer to acquire, or seek to acquire (including through the acquisition of beneficial ownership) any equity securities or derivative instruments of Summit; provided that, (A) any member of a group will be deemed to have beneficial ownership of all securities beneficially owned by other members of the group; and (B) a person will be deemed to be the beneficial owner of any equity securities of Summit which may be acquired by such person whether within sixty days or thereafter, upon the conversion, exchange or exercise of any rights, options, warrants or similar securities to subscribe for, purchase or otherwise acquire equity securities of Summit; provided, further, that, notwithstanding the foregoing, (1) for so long as Investor Anchor beneficially owns shares of Class A Common Stock equal to or greater than the 25% Threshold, nothing in this bullet point will restrict Grupo Argos, Cementos Argos, any Investor Participant or any of their respective controlled affiliates from acquiring, agreeing to acquire, proposing or offering to acquire, or seeking to acquire any shares of Class A Common Stock, and each such person will be expressly permitted to take such actions, if such persons would collectively beneficially own, after giving effect to such action, a number of equity securities or derivative instruments representing not more than 31.0% of the then-outstanding shares of Class A Common Stock (calculated on a fully-diluted basis) (such percentage, the “Cap”), and (2) in the case of an “Involuntary Top-Up Event” (as defined in the Stockholder Agreement), Cementos Argos, Grupo Argos or any of their respective controlled affiliates will not be prohibited from acquiring, agreeing to acquire, proposing or offering to acquire, or seeking to acquire any shares of Class A Common Stock, and each such person will be expressly permitted to take such actions, with respect to a sufficient number of shares of Class A Common Stock in order to reverse the effect of any dilution to the voting interest of Investor Anchor resulting from the Involuntary Top-Up Event, in accordance with the terms and conditions of (and within the time periods set forth in) the Stockholder Agreement;

•
make, or in any way participate, directly or indirectly, in any solicitation of proxies, authorizations, or written consents, seek to advise or influence any person with respect to the voting of any equity securities, or conduct any other type of referendum in respect of the equity securities of Summit or from any holders of the equity securities of Summit;

•
except to the extent expressly contemplated by the Stockholder Agreement, (x) present at any meeting of Summit’s stockholders any proposal for consideration for action by stockholders, or nominate or propose any nominee for election to the Board, or (y) seek the removal of any member of the Board (except for any Investor Nominee);

•
commence any tender offer or exchange offer for shares of equity securities without the prior written consent of the Board (for the avoidance of doubt, tendering into any tender offer or exchange offer not commenced by Summit or its subsidiaries will not, in and of itself, violate this bullet point);

•
form, join or in any way participate in a group (excluding, for the avoidance of doubt, any group comprised solely of Investor Anchor), for the purpose of voting, acquiring, holding, or disposing of, any equity securities;

•
other than as expressly permitted by the Stockholder Agreement, submit to the Board a written proposal for or offer of, with or without conditions, any merger, recapitalization, reorganization, business combination or other extraordinary transaction involving Summit or any of its subsidiaries, or make any public announcement with respect to such proposal or offer;

•
request Summit or any of its subsidiaries, directly or indirectly, to amend or waive any provision of the Stockholder Agreement in a manner that would reasonably be expected to require Summit, Grupo Argos, Cementos Argos or their respective affiliates to make any public disclosure;

•
call, or seek to call, a meeting of the stockholders of Summit or its subsidiaries or initiate any stockholder proposal, or initiate or propose any action by written consent, in each case for action by the stockholders of Summit or its subsidiaries; or

•
make any public proposal or publicly disclose any intention or plan, or take any action that would reasonably be expected to require Summit or Investor Anchor to make any public disclosure or announcement, with respect to any transaction or any other matters that are the subject of the preceding bullets.

Notwithstanding anything to the contrary in Stockholder Agreement, (i) no action or activity required or otherwise expressly contemplated to be taken by Cementos Argos or its affiliates or an Investor Nominee under the Stockholder Agreement or the Transaction Agreement or any exhibit thereto will be or be deemed to be restricted by or subject to the prohibitions set forth in the Stockholder Agreement; (ii) the Stockholder Agreement will not prevent or restrict the ability of Cementos Argos or any of its affiliates from (A) making any confidential proposal to Summit or the Board, so long as the making or receipt of such proposal would not reasonably be expected to require Summit, Grupo Argos, Cementos Argos or any of their respective affiliates to make any public disclosure; and (B) participating as a potential purchaser (on the same terms, and subject to the same conditions, as other potential purchasers) in any process, bilateral negotiation or otherwise pursuant to which Summit provides confidential information to, or enters into negotiations with, a third party relating to a change of control on the terms and conditions established by the Board for such process; it being understood that (x) Cementos Argos will provide prompt written notice (a “Sale Process Notice”) to Summit of Cementos Argos’s intent to participate in such process or negotiation (as applicable) within fifteen business days of Cementos Argos’s receipt of Summit’s notice in respect of any such process or negotiation, and (y) the restrictions set forth in the applicable section of the Stockholder Agreement will remain in effect notwithstanding Summit’s entry into a process or negotiation with a third party relating to a change of control, including if Summit executes a definitive agreement relating to such change of control and/or recommends to the stockholders of Summit any third party tender offer or exchange offer for equity securities that would result in a change of control. If Cementos Argos provides a Sale Process Notice to Summit, Cementos Argos will, and will cause any Investor Nominee to (as applicable), (x) promptly recuse themselves from any Board (or any committee thereof) meeting involving or relating to such process or negotiation (as applicable), and (y) except at the invitation of the Board, not communicate with, participate in, or otherwise seek to affect the outcome of, discussions and votes of the Board (or any committee thereof) with respect to any matters coming before it in respect of such process or negotiation (as applicable). Notwithstanding anything to the contrary provided in the Stockholder Agreement, Cementos Argos, Grupo Argos and their respective controlled affiliates will not be restricted from making any disclosure that such party determines in good faith, and on the advice of counsel, is required pursuant to applicable law.
If after the date the Stockholder Agreement is executed, any Top-Up Event occurs:
•
(A) in the case of a “Voluntary Top-Up Event”, during the Trading Period following such Top-Up Event, Cementos Argos, Grupo Argos or any of their respective controlled affiliates will not be prohibited from acquiring, agreeing to acquire, proposing or offering to acquire, or seeking to acquire any shares of Class A Common Stock, and each such person will be expressly permitted to take such actions, with respect to a sufficient number of shares of Class A Common Stock in order to reverse the effect of any dilution to the voting interest of Investor Anchor resulting from the Voluntary Top-Up Event; provided that in no event will Cementos Argos, Grupo Argos or any of their respective controlled affiliates be permitted to purchase a number of shares of Class A Common Stock representing more than 5% of the outstanding shares of Class A Common Stock as of the date of such Top-Up Event, and (B) in the case of an Involuntary Top-Up Event, Cementos Argos, Grupo Argos or any of their respective controlled affiliates will not be prohibited from acquiring, agreeing to acquire, proposing or offering to acquire, or seeking to acquire any shares of Class A Common Stock, and each such person will be expressly permitted to take such actions, with respect to a sufficient number of shares of Class A Common Stock in order to reverse the effect of any dilution to the voting interest of Investor Anchor resulting from the applicable dilutive event);
•
during the Trading Period following such Top-Up Event, Cementos Argos may continue to designate the applicable number of Investor Nominees to the Board, will not be obligated to cause any Investor Nominee to resign and will retain its other rights and obligations hereunder arising from its beneficial ownership of shares of Class A Common Stock above the applicable threshold; and

•
the rights and obligations of Cementos Argos, Grupo Argos and their respective controlled affiliates arising from their beneficial ownership of shares of Class A Common Stock above an applicable threshold that were in effect prior to any Top-Up Event will continue to be in effect following the end of such Trading Period so long Investor Anchor beneficially owns the shares of Class A Common Stock at the end of such Trading Period equal to or greater than the applicable threshold; provided that, for the avoidance of doubt, to the extent Investor Anchor’s exercise of (or failure to exercise) any Top-Up Rights (as defined in the Stockholder Agreement) in connection with an Involuntary Top-Up Event does not cause the number of shares of Class A Common Stock beneficially owned by Investor Anchor to exceed the applicable threshold at the end of the Trading Period following such Top-Up Event, Investor Anchor will no longer have the designation rights set forth in Article III of the Stockholder Agreement in respect of such threshold from and after the end of such Trading Period (irrespective of any future exercise of Top-Up Rights or any other rights under the Stockholder Agreement).

Notwithstanding anything to the contrary, nothing in the Stockholder Agreement will (x) restrict a party with Top-Up Rights from simultaneously or consecutively exercising such Top-Up Rights arising out of a Voluntary Top-Up Event and an Involuntary Top-Up Event, or (y) permit any person to exercise Top-Up Rights to the extent Investor Anchor would beneficially own equity securities or derivative instruments in excess of the Cap.
Quorum and Voting
From and after the date of execution of the Stockholder Agreement until the date that no Investor Nominee is entitled to serve on the Board, Cementos Argos and each Investor Participant will (and Cementos Argos will cause each such Investor Participant to) cause all equity securities beneficially owned by Cementos Argos, each Investor Participant and their respective affiliates, as of the record date for any Stockholder Meeting, including for the avoidance of doubt all shares of Class A Common Stock that may be taken into account for purposes of calculating an applicable threshold, to be present for quorum purposes and to be voted, at all such Stockholder Meetings or at any adjournments or postponements thereof, (i) in favor of all directors nominated by the Board in all non-contested director elections, so long as Summit complies with its obligations under Article III of the Stockholder Agreement, (ii) in all contested director elections, at the election of Cementos Argos, either (A) in favor of directors nominated by the Board, or (B) in the same proportion as all other votes cast (such proportion determined without inclusion of the votes cast by Grupo Argos, Cementos Argos, each Investor Participant and their respective affiliates), and (iii) for all other matters, in their discretion, except that, to the extent Grupo Argos, Cementos Argos, each Investor Participant and their respective affiliates beneficially own voting interests representing more than 25.01%, such persons will vote such excess in the same proportion as all other votes cast (such proportion determined without inclusion of the votes cast by Grupo Argos, Cementos Argos, each Investor Participant and their respective affiliates).
Consent Rights
Except to the extent expressly contemplated by the applicable section of the Stockholder Agreement, following the execution of the Stockholder Agreement and at any time when the 25% Threshold is satisfied, without the prior written consent of Cementos Argos (not to be unreasonably withheld, conditioned, or delayed), Summit and its subsidiaries will not:
•	voluntarily incur “Indebtedness” (as defined in (i) the Amended and Restated Credit Agreement, dated as of July 17, 2015 by and among Summit Materials, LLC, the guarantors party thereto, the lenders party thereto and Bank of America, N.A., as administrative agent, as it may be amended and restated from time to time, or, (ii) if such agreement is terminated or no longer in effect, any other credit agreement entered into by Summit with unaffiliated lenders from time to time to extend, refinance, renew or replace, in whole or in part, the term loans, working capital loans and any other debt incurred under the agreement set forth in clause (i) (the “Credit Agreement”) if immediately following such incurrence, either Summit’s (1) Consolidated First Lien Net Leverage Ratio (as defined in the Credit Agreement), or any substantially equivalent term in the Credit Agreement, would exceed 6.00:1.00 or (2) Consolidated Total Net Leverage Ratio (as defined in the Credit Agreement), or any substantially equivalent term in the Credit Agreement, would exceed 8.00:1.00;
•
enter into any material agreements or arrangements (or series of related material agreements or arrangements) with affiliates of Summit or its subsidiaries providing for payments to such affiliates in excess of $20,000,000, excluding (1) any issuances of equity securities pro rata to all holders of the same class or series of equity securities made in accordance with the organizational documents of Summit, (2) any agreements or arrangements solely between or among Summit and its subsidiaries which, in the case of non-wholly owned subsidiaries, are entered into on arm’s length terms, (3) any agreements or arrangements with any Company employee, director, officer, agent, representative or service provider or any equity incentive plan, in each case of this clause (3), that are entered into on arm’s-length terms and in the ordinary course of business (it being understood that all arrangements with respect to compensation and benefits will be deemed to be in the ordinary course of business);

•
fundamentally change the business of Summit and its subsidiaries, taken as a whole, in a manner that would (1) constitute a significant departure from the construction materials industry, or (2) result in Summit and its subsidiaries, taken as a whole, ceasing to operate in the construction materials industry; provided that, the foregoing will not prohibit any change of control;

•	voluntarily liquidate, dissolve or wind-up; or
•	authorize, agree or commit to do any of the foregoing.
The parties to the Stockholder Agreement acknowledge and agree that Summit may obtain any consent required pursuant to the Stockholder Agreement by sending written notice (email being sufficient), which will include the request and reasonable explanation therefor, to the Chief Executive Officer and the Chief Legal Officer of Cementos Argos in accordance with the Stockholder Agreement. Cementos Argos will cause such persons to promptly respond in writing to any such written notice. If Summit does not receive a written response from such persons within five business days of Summit’s delivery of any written notice, Cementos Argos will be deemed to have consented to any matter set forth in such written notice.
Summit’s annual budget will be reviewed and approved by the Board.
Pre-Emptive Rights
From the date of the Stockholder Agreement until such time as the 5% Threshold is not satisfied, Cementos Argos will have the right to purchase up to its voting interest of any equity securities that Summit may from time to time propose to issue or sell, for cash or cash equivalents (a “Capital Raising Transaction”), to any person (any such securities proposed to be issued or sold to any person, the “Proposed Securities”) at a purchase price per Proposed Security equal to the exercise price and on the same economic terms and conditions and with the same voting rights as such Proposed Securities are sold to others by delivering a written notice to Summit (the “Capital Raising Anti-Dilution Right”).
Summit will give written notice to Cementos Argos (an “Issuance Notice”) of any proposed issuance or sale of Proposed Securities no later than (i) in the case of a Capital Raising Transaction that is an underwritten public offering or a private offering made to “Qualified Institutional Buyers” (as such term is defined in Rule 144A under the Securities Act) or “non-U.S. Persons” (as such term is defined under Rule 902(k) under the Securities Act) for resale pursuant to Rule 144A or Regulation S under the Securities Act, twenty business days prior to the launch of such offering and (ii) in the case of any other Capital Raising Transaction, no later than twenty business days prior to the proposed issuance or sale date. The Issuance Notice will set forth the following terms and conditions of the proposed issuance or sale:
•	the number of the Proposed Securities to be issued or sold and the percentage of the outstanding equity securities such issuance or sale would represent;

•	the class and material terms of the Proposed Securities to be issued or sold;
•	the proposed issuance or sale date; and
•	the anticipated exercise price.
Cementos Argos’s pre-emptive right will be exercisable by delivery of a written notice by Cementos Argos to Summit no later than the tenth business day following receipt of any Issuance Notice (the “Capital Raising Issuance Deadline”), specifying the number of Proposed Securities to be purchased by Cementos Argos in connection with such Capital Raising Transaction, which written notice will, except to the extent expressly contemplated by the Stockholder Agreement, constitute a binding agreement of Cementos Argos to purchase such number of Proposed Securities at the exercise price and on the same economic terms and conditions as such Proposed Securities are sold to others (the “Capital Raising Acceptance Notice”).
In the event that a definitive agreement or any amendment thereof executed by Summit providing for any Capital Raising Transaction (a “Capital Raising Definitive Agreement”) contains a different exercise price or a material difference in any other material term or condition set forth in the Issuance Notice, then Summit will deliver to Cementos Argos on the date that Summit executes such Capital Raising Definitive Agreement an updated Issuance Notice, which will include a reasonable description of such differences and, in that case, the Capital Raising Issuance Deadline will be forty-eight hours following the date on which Cementos Argos receives such updated Issuance Notice.
The closing of any purchase by Cementos Argos will be consummated concurrently with the consummation of the Capital Raising Transaction; provided, that any such closing will be extended beyond the closing of the Capital Raising Transaction to the extent necessary (i) to obtain any required approval of a governmental entity or (ii) to the extent stockholder approval is required under the applicable stock exchange rules, in which case Summit and Cementos Argos will use their respective reasonable best efforts to obtain any such approval(s). If Cementos Argos will not have delivered a Capital Raising Acceptance Notice to Summit by the Capital Raising Issuance Deadline, Cementos Argos will be deemed to have waived all of its rights under the applicable section of the Stockholder Agreement with respect to the purchase of the Proposed Securities in such Capital Raising Transaction.
In the event that Cementos Argos fails to exercise the Capital Raising Anti-Dilution Right by the Capital Raising Issuance Deadline, Summit will thereafter be entitled during the period of ninety days following the conclusion of the applicable prescribed period (the “Sale Period”) to sell the equity securities not elected to be purchased by Cementos Argos (i) at a price that is not 10% less than the exercise price and (ii) upon other terms and conditions (such terms and conditions, other than price, the “Terms and Conditions”) not materially more favorable in the aggregate to the purchasers of such equity securities than those offered to Cementos Argos, as determined in good faith by the Board (a “Third Party Issuance”). In the event Summit has not sold such Equity Securities within the Sale Period, Summit will not thereafter issue or sell such equity securities without first offering such equity securities to Cementos Argos in the manner provided in the Stockholder Agreement. If such Third Party Issuance is subject to regulatory approval, the Sale Period in respect of such Third Party Issuance will be extended until the expiration of five Business Days after all such approvals have been received, but in no event later than 270 days from the date of the Issuance Notice.
The pre-emptive rights provided for in the Stockholder Agreement will not apply to any issuances of equity securities by Summit (i) to its directors or employees for compensatory purposes pursuant to an equity incentive plan approved by the Board, (ii) as consideration in a bona fide direct or indirect merger, acquisition, strategic transaction, partnership or alliance or similar transaction that is approved by the Board or any other strategic or commercial transaction that is approved by the Board in which Summit issues equity securities, or (iii) in connection with any pro rata stock split, combination, stock dividend, recapitalization, reorganization or any similar transaction in each case, in which the voting and economic rights of the shares of Class A Common Stock are preserved.
From the date of the execution of the Stockholder Agreement until the date that no Investor Nominee is entitled to serve on the Board, the Board will take Necessary Action to cause the exemption of the exercise of the Capital Raising Anti-Dilution Right and the “M&A Anti-Dilution Right” (as defined below) by Cementos

Argos or any of its affiliates or any other acquisitions of equity securities by Cementos Argos or any of its affiliates from Summit or any of its subsidiaries that are permitted by the terms of the Stockholder Agreement from the liability provisions of Section 16(b) of the Exchange Act pursuant to Rule 16b-3.
If Summit or any of its subsidiaries proposes to enter into or consummate any holding company reorganization or other similar transaction that would reasonably be expected to frustrate the purpose of the Capital Raising Anti-Dilution Right, Summit and Cementos Argos will negotiate in good faith to modify the terms of the Capital Raising Anti-Dilution Right to the extent necessary to preserve their intent and purpose.
Notwithstanding the foregoing, in connection with any issuance of equity securities by Summit (but solely at a time when the 5% Threshold is satisfied) (such issuance, the “M&A Issuance”), Summit will give written notice to Cementos Argos of any such proposed issuance upon the earlier of (1) four business days after the announcement of such transaction and (2) thirty (30) days prior to the date of the proposed issuance (a “Transaction Notice”), which written notice will contain the information set forth in the applicable section of the Stockholder Agreement. Following the issuance of equity securities contemplated by such Transaction Notice, Investor Anchor will not be prohibited from acquiring, agreeing to acquire, proposing or offering to acquire, or seeking to acquire any shares of Class A Common Stock, and each such person will be expressly permitted to take such actions, with respect to a sufficient number of shares of Class A Common Stock in order to reverse the effect of any dilution to the voting interest of Investor Anchor resulting from the issuance of the equity securities contemplated by the Transaction Notice (the “Open Market Purchase Right”). Solely to the extent (a) Summit’s issuance of equity securities specified (or that should have been specified) in a Transaction Notice could reasonably be expected to cause Investor Anchor to beneficially own fewer shares of Class A Common Stock than the 25% Threshold (after giving effect to such issuance), assuming for this purpose that Investor Anchor had exercised all Top-Up Rights for each prior Top-Up Event for which the applicable Trading Period has not yet ended as of such time, (b) Cementos Argos has determined that, based on the advice of counsel, the issuance of equity securities contemplated by the transaction identified in the Transaction Notice would reasonably be expected to result in Grupo Argos being deemed, on or about the date of the Triggering Event (as defined below), an “investment company” for purposes of the Investment Company Act (taking into account any exemptions or exceptions that may be available thereunder, including the exception set forth in Rule 3a-2 thereunder but excluding any exemption under Section 3(b) of the Investment Company Act), and (c) Investor Anchor has the present intent to purchase additional shares of Class A Common Stock after the closing of the transaction contemplated in order to ensure that its voting interest will be in excess of 25%, but subject to the other limitations set forth herein ((a), (b) and (c) together, a “Triggering Event”), Cementos Argos may, within five business days following delivery of a Transaction Notice, deliver notice to Summit, certified to by an officer of Cementos Argos solely in their capacity as such, that a Triggering Event has occurred (a “Triggering Notice”). Summit may, in its sole discretion, deliver a written offer to Cementos Argos to sell to Cementos Argos the number of shares of Class A Common Stock needed in order to cause Investor Anchor to have a voting interest of at least 25.01%, or, if Summit and Investor Anchor agree, to reverse the effect of any dilution to the voting interest of Investor Anchor resulting from the issuance of the equity securities contemplated by the Transaction Notice (“M&A Dilution Issuance”), at a purchase price equal to the volume-weighted average trading price of a share of Class A Common Stock on the NYSE (as reported by Bloomberg L.P.) for the 30 trading days immediately prior to the day that is two business days prior to the closing of such issuance on an as-is where-is basis, with representations from Summit limited to customary fundamental representations as to corporate power and authority and transfer of good and valid title to the shares of Class A Common Stock being sold (the “M&A Anti-Dilution Right”). Cementos Argos may exercise its M&A Anti-Dilution Right to purchase all, but not less than all, of the M&A Dilution Issuance by delivery of written notice by Cementos Argos to Summit no later than 10 business days following the delivery of an M&A Anti-Dilution Offer.
To the extent that, with respect to any anticipated M&A Issuance, stockholder approval is required under the applicable stock exchange rules and/or governmental entity approval is required, each of Summit and Investor Anchor will use reasonable best efforts to obtain such approval(s) prior to the closing of the M&A Issuance, which reasonable best efforts will include, in the case of Investor Anchor, causing (i) all shares of Class A Common Stock beneficially owned by Investor Anchor to be present for quorum purposes at any Stockholder Meeting or any adjournments or postponements thereof at which approval in respect of the M&A Issuance and/or the M&A Dilution Issuance is sought, and (ii) to be voted, at such Stockholder Meetings or at any adjournments or postponements thereof, in favor of any proposal in respect of the M&A Issuance and/or the M&A Dilution Issuance. Summit will use reasonable best efforts to ensure that the closing of any M&A Dilution Issuance will be consummated concurrently with the consummation of the M&A Issuance. Following the timely delivery of an M&A Anti-Dilution Offer, if Cementos Argos does not deliver a written notice exercising Cementos Argos’s M&A Anti-Dilution Right to Summit within the time period specified above or otherwise materially breaches the applicable terms and conditions of the Stockholder Agreement, then (x) the M&A Anti-Dilution Right in respect of such M&A Issuance is deemed to be waived, and (y) the Triggering Event will be deemed to have not occurred solely for purposes of the Summit preferred stock.
If Investor Anchor ceases to beneficially own, in the aggregate, Class A Common Stock equal to or greater than the 25% Threshold and no longer has Top-Up Rights that would allow it to exceed the 25% Threshold, notwithstanding anything contained in the applicable section of the Stockholder Agreement, Summit may issue equity securities without first complying with the applicable provisions of the Stockholder Agreement; provided that (i) Summit gives prompt written notice to Cementos Argos specifying the material terms of the issuance, and (ii) Summit takes all steps reasonably necessary to enable Cementos Argos to effectively exercise its rights under the Stockholder Agreement with respect to the purchase of its voting interest of the Proposed Securities issued as promptly as reasonably practicable (and in any event within 60 days) following such issuance on the terms specified in the Stockholder Agreement.
Investor Anchor agrees to use reasonable best efforts to provide written notice to Summit promptly (and in any event within five business days) following Investor Anchor’s use of the exception set forth in Rule 3a-2 of the Investment Company Act of 1940.
Summit agrees to use reasonable best efforts to provide written notice to Cementos Argos and, if it is part of Investor Anchor, Grupo Argos promptly following the last day of each calendar month stating the number of voting securities outstanding as of the last trading day of each calendar month, based on the information then-available from Summit’s transfer agent.
Share Repurchases
From the execution date of the Stockholder Agreement until such time as Investor Anchor ceases to beneficially own any shares of Class A Common Stock, if Summit initiates any share repurchase program or offer to repurchase any shares of Class A Common Stock for a price per share of Class A Common Stock equal to or in excess of the closing price per share of Class A Common Stock on the closing date (such price to be equitably adjusted to the extent necessary to provide the parties the same economic effect as contemplated prior to any stock split, reverse stock split, stock dividend, reorganization, reclassification, combination, recapitalization or other like change), including pursuant to (i) any tender offer or exchange offer subject to Section 13(e) or Section 14(e) of the Exchange Act, or (ii) any other offer available to substantially all holders of shares of Class A Common Stock to purchase or exchange their shares, then, (x) if not participating in such share repurchase would result in Grupo Argos, Cementos Argos, each Investor Participant and each of their respective affiliates beneficially owning equity securities or derivative instruments in excess of the Cap, and (y) the Board has taken such actions as may be reasonably necessary to exempt such share purchase under Rule 16-3(e) under the Exchange Act as contemplated below, Grupo Argos, Cementos Argos, each Investor Participant and each of their respective affiliates will participate in any such share repurchase and tender any shares of Class A Common Stock beneficially owned by such persons in order to maintain their voting interest as of immediately prior to such share repurchase (an “Investor Share Repurchase”); provided, that if Summit determines that withholding is required (including, for the avoidance of doubt, pursuant to Section 1445 of the Code) from amounts otherwise payable to Grupo Argos, Cementos Argos, each Investor Participant and each of their respective affiliates pursuant to an Investor Share Repurchase, then at least five business days prior to making any such deduction or withholding, Summit will provide notice to Cementos Argos of the amounts subject to withholding and will cooperate with Grupo Argos, Cementos Argos, each Investor Participant and each of their respective affiliates, as applicable, to eliminate or minimize to the greatest extent practicable the basis for such deduction or withholding. In connection with any Investor Share Repurchase, the Board will take such actions as may be reasonably necessary to exempt such Investor Share Repurchase under Rule 16b-3(e) under the Exchange Act.
Transfer Restrictions
Under the Stockholder Agreement, none of Grupo Argos, Cementos Argos or any of their respective affiliates (including any Investor Participant) will (and Grupo Argos and Cementos Argos will cause any such person not to), transfer any shares of Class A Common Stock (the “Covered Shares”) without Summit’s prior written consent prior to the Lock-Up Termination Date, other than Transfers pursuant to the Stockholder Agreement.

Notwithstanding the foregoing, the restrictions set forth above will not apply to (i) transfers to Grupo Argos or any controlled affiliate of Grupo Argos or Cementos Argos, in each case, that has agreed to be bound by the terms of the Stockholder Agreement as an Investor Participant by executing and delivering a counterpart to the Stockholder Agreement in the form attached thereto as Exhibit A prior to such transfer (provided that, the transferor will continue to be liable under the Stockholder Agreement for any failure of the transferee to comply with any provisions of the Stockholder Agreement), and (ii) any transfers made in connection with (A) any tender offer or exchange offer, in each case, unless the Board recommends against such offer or (B) any merger, consolidation or other similar transaction approved by the Board or Summit.
Following the Lock-Up Termination Date, any Investor Participant may transfer all or any portion of the Covered Shares without Summit’s prior written consent (i) to (a) any person that is not engaged in the construction materials industry with substantial construction materials business or operations in the “Restricted Territory” (as defined in the Stockholder Agreement), or (b) any person, if such person would beneficially own more than 10% of the issued and outstanding shares of Class A Common Stock (together with any other equity securities or derivative instruments of Summit) after giving effect to such transfer (collectively, a “Restricted Transferee”), (ii) to any registered institutional investor principally engaged in the business of managing investment funds for unaffiliated securities investors that is an “accredited investor” within the meaning of Regulation D of the Securities Act, (iii) in connection with a widely-distributed underwritten public offering of any shares of Class A Common Stock or (iv) in sales pursuant to Rule 144 in which such Investor Participant does not have knowledge that the counterparty is a Restricted Transferee.
Subject to the exercise of any rights contemplated by the applicable section of the Stockholder Agreement, the restrictions set forth above will no longer apply on the first date immediately following the end of the Trading Period beginning on the date that no Investor Nominee is entitled to serve on the Board.
Transfer of Governance and Other Rights
Notwithstanding anything else to the contrary in the Stockholder Agreement, neither Cementos Argos, Grupo Argos, nor their respective affiliates may assign any rights, remedies, obligations or liabilities specifically granted to such person under the Stockholder Agreement (including any consent rights and any board designation rights) to any person other than to Grupo Argos or any of its controlled affiliates, and no such rights, remedies, obligations and liabilities will inure to the benefit of any such person, in each case, other than any successors of Cementos Argos or its controlled affiliates. For the avoidance of doubt, no person other than Cementos Argos and any of its controlled affiliates) may exercise any rights or remedies under the Stockholder Agreement.
Termination
Except to the extent expressly contemplated by the Stockholder Agreement, the Stockholder Agreement will terminate one year after the first date on which Investor Anchor ceases to beneficially own greater than 5% of the then-outstanding shares of Class A Common Stock, subject to certain exceptions.
Registration Rights Agreement
Subject to and effective upon the consummation of the Transaction, Summit, Cementos Argos and each Investor Participant will enter into a Registration Rights Agreement, pursuant to which, among other matters, subject to certain limited exceptions, Cementos Argos and each Investor Participant will be granted certain customary shelf, demand and “piggy-back” registration rights with respect to their shares of Class A Common Stock.
Shelf Registration
Pursuant to the Registration Rights Agreement, following the Lock-Up Termination Date and no later than 60 days after a written request by Cementos Argos or an Investor Participant, Summit will (i) prepare and file with the SEC a shelf registration for the Registrable Securities (as defined in the Registration Rights Agreement) on (a) Form S-3 or a successor form (any such form, a “Form S-3”), if Summit is then eligible to file a registration statement on Form S-3 (“S-3 Eligible”), or (b) if Summit is not then S-3 Eligible, any other appropriate form under the Securities Act for the type of offering contemplated by Cementos Argos or (ii) use an existing Form S-3 filed with the SEC, in each case providing for an offering to be made on a delayed or continuous basis pursuant to Rule 415 under the Securities Act or any successor rule thereto, which in each case of (i) and (ii) covers all Registrable Securities then outstanding held by Cementos Argos, its affiliates and their permitted assignees for an offering to be made on a delayed or continuous basis pursuant to Rule 415 under the Securities Act or any successor rule thereto. If at the time of such request Summit is a well-known seasoned issuer, such shelf registration shall, upon the approval of the Board, cover an unspecified number of registrable securities to be sold thereunder.
Demand Registration Rights
Each of Cementos Argos and each Investor Participant will be entitled to four demand registrations on Form S-1 (and an unlimited number on Form S-3, but any underwritten registration on Form S-3 will count as a demand registration on Form S-1 by any such person if undertaken as an underwritten offering at its demand at a time when Form S-3 is available to Summit); provided that Cementos Argos and each Investor Participant is limited to no more than two underwritten demand registrations in any calendar year without the consent of the other parties and Summit.
Piggyback Registration
If Summit proposes to register any of its equity securities under the Securities Act either for Summit’s own account or any of its stockholders (other than pursuant to registrations on Form S-4 or any successor form, on Form S-8 or any successor form relating solely to securities issued pursuant to any benefit plan, an offering of securities solely to then-existing stockholders of Summit, a dividend reinvestment plan, an exchange offer or a registration on any registration form which does not permit secondary sales or does not include substantially the same information as would be required to be included in a Registration Statement) (each such registration not withdrawn or abandoned prior to the effective date thereof being herein called a “Piggyback Registration”), Summit will give written notice to Investor of such proposal not later than the twentieth day prior to the anticipated filing date of such Piggyback Registration.
The foregoing description of the Registration Rights Agreement does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Registration Rights Agreement Term Sheet, a copy of which is attached as Exhibit B to the Stockholder Agreement, which is attached hereto as Exhibit A to the Transaction Agreement, and the terms of which are incorporated herein by reference.
Restrictive Covenant Agreement
Subject to and effective upon the consummation of the Transaction, Summit will enter into a Restrictive Covenant Agreement with Grupo Argos and Cementos Argos, pursuant to which Grupo Argos and Cementos Argos will be bound by certain non-compete restrictions until the fifth anniversary of the closing date, providing that Grupo Argos and its controlled affiliates and Cementos Argos and its affiliates may not own any interest, operate, manage, join, control or acquire any business that competes with the Restricted Business within British Columbia, Canada and within certain states in the United States, set forth on an exhibit to the Restrictive Covenant Agreement, and which such exhibit reflects the combined footprint in Canada and the United States of Summit and Argos USA’s activities relating to the Restricted Business as of the date of the Transaction Agreement.
Additionally, pursuant to the Restrictive Covenant Agreement, for a period beginning upon the consummation of the Transaction and continuing until the fifth anniversary of the closing date, Grupo Argos (and its controlled affiliates) and Cementos Argos (and its affiliates) will grant a right of first offer to Summit for any Potential Cementitious Opportunity, Potential RMC Opportunity and any Potential Aggregates Opportunity (in each case, as defined in the Restrictive Covenant Agreement).
Pursuant to the Restrictive Covenant Agreement, for a period beginning upon the consummation of the Transaction and continuing until the second anniversary of the closing date, Grupo Argos, Cementos Argos and Summit, and their respective affiliates, will be bound by customary non-solicit and no-hire provisions, pursuant to which the parties may not solicit for employment or hire certain specified service providers of the other party, subject to certain customary exceptions.
Transition Services Agreement
Subject to and effective upon the consummation of the Transaction, Summit will enter into a Transition Services Agreement with Cementos Argos, pursuant to which Cementos Argos will provide certain transition services to Argos USA and its subsidiaries in order to effect the orderly transfer of Argos USA from Cementos

Argos to Summit, including with respect to certain finance, business development, software development, environmental sustainability and supply chain functions. The term of the Transition Services Agreement will be from the closing date until the earlier of (i) the date that is the last day prior to the month that includes the day falling six months after the closing date and (ii) the earlier termination of all services provided thereunder in accordance with the terms thereof, subject to up to three potential six-month extensions for services for which a transition has not been completed by such time. In consideration for the provision of each service, Summit will pay to Cementos Argos a monthly fee on a service-by-service basis, as well as reimburse Cementos Argos for other reasonable and necessary out-of-pocket costs incurred by Cementos Argos with respect to third parties in connection with the provision of such services.
Support Services Agreement
Subject to and effective upon the consummation of the Transaction, Summit will enter into a Support Services Agreement with Summa, pursuant to which Summa will provide certain services to Argos USA, including with respect to certain finance, human resources, software development, cybersecurity and information technology functions. The term of the Support Services Agreement will be from the closing date until the earlier of (i) the last end date specified for each service and (ii) the earlier termination of all services provided thereunder in accordance with the terms thereof, subject to up to four potential six-month or three-month extensions for certain services at the request of Summit. In consideration for the provision of each service, Summit will pay to Summa a monthly fee on a service-by-service basis, as well as reimburse Summa for other reasonable and necessary out-of-pocket costs incurred by Summa with respect to third parties in connection with the provision of such services.
Cement Supply Agreement
Subject to and effective upon the consummation of the Transaction, Argos USA will enter into a Cement Supply Agreement with Zona Franca, an affiliate of Cementos Argos that owns the Cartagena Plant, with an initial term lasting until December 31, 2028, subject to extension by mutual agreement of the parties. Pursuant to the Cement Supply Agreement, Argos USA will purchase a specified minimum volume of cement during each full calendar year during the initial term, subject to Argos USA’s right to reduce such amount by up to 15%. From the closing date through December 31st of the calendar year in which the closing date falls, Argos USA will purchase an amount of cement based on the amount of cement agreed between Zona Franca and Argos USA for such calendar year under a pre-existing supply arrangement between Zona Franca and Argos USA (which arrangement will be terminated as of the closing date). Argos USA’s purchases under the Cement Supply Agreement will be at import parity prices determined annually based on third-party quotes and will be delivered to Argos USA pursuant to the Logistics Service Agreement (Cartagena), as described below. The Cement Supply Agreement obligates Zona Franca to supply cement from the Cartagena Plant or from an alternate source in certain events of unavailability. Whether or not Argos USA takes delivery of, or Zona Franca delivers, the minimum volume for each year, each of Argos USA and Zona Franca will pay, as applicable, for an annual tonnage of cement as further specified in the Cement Supply Agreement.
Intellectual Property License Agreement
Subject to and effective upon the consummation of the Transaction, Summit and Argos USA will enter into an Intellectual Property License Agreement with Cementos Argos, pursuant to which the parties will grant each other various intellectual property licenses. For purposes of the Intellectual Property License Agreement, the following terms will have the following meanings:
“Business” means the activities conducted by Argos USA or any of its subsidiaries as of or prior to the closing date, or by Summit or any of its subsidiaries as of or following the closing date, in each case, in the Licensed Field.
“Licensed Field” means the production, distribution and sale of heavy building materials, including cement (and blends thereof), ready mix, concrete and aggregates (including, for the avoidance of doubt, the production, distribution and sale of Supplementary Cementitious Materials (as defined in the Intellectual Property License Agreement) included therein or otherwise).
Pursuant to the Intellectual Property License Agreement, Cementos Argos will grant to Summit perpetual, royalty-free licenses under certain intellectual property rights owned or licensable by Cementos Argos or any of its subsidiaries as of the closing date that, as applicable, would otherwise be infringed by, or that are practiced, used or embodied by, (i) the conduct of the Business as conducted as of the closing date, or (ii) the products and services sold or otherwise commercially provided by Argos USA and its subsidiaries as of the closing date in the conduct of the Business, to make, sell and otherwise commercially exploit products and services in the Licensed Field in the United States and Canada. Such licenses will be exclusive (including with respect to Cementos Argos and its subsidiaries) until the fifth anniversary of the closing date, or, if sooner, until certain change of control events occur with respect to either Summit or Argos USA, and non-exclusive thereafter.
Cementos Argos will also grant to Summit a perpetual, royalty-bearing license under certain calcined clay-related intellectual property rights to make, sell and otherwise commercially exploit products and services in the Licensed Field in the United States and Canada (such license, the “Calcined Clay IP License”). The Calcined Clay IP License will be exclusive (even as to Cementos Argos and its subsidiaries) until the seventh anniversary of the closing date, or, if sooner, until certain change of control events occur with respect to either Summit or Argos USA. Prior to the closing date, the parties will negotiate in good faith the terms and conditions of a potential option for Summit to extend the exclusivity period of the Calcined Clay IP License for an additional five years. If the parties are unable to reach an agreement regarding the terms and conditions of such option, the exclusivity period of the Calcined Clay IP License will automatically terminate per the terms summarized above, and the Calcined Clay IP License will be non-exclusive thereafter. During and after the exclusivity period, Summit will be required to pay a royalty to Cementos Argos in an amount to be negotiated by the parties in good faith prior to the closing date or otherwise an agreed default royalty. Cementos Argos will also grant to Summit a non-exclusive, perpetual, royalty-free license under certain microalgae-related intellectual property rights, solely for use at a certain Argos USA cement plant and solely in the Licensed Field, of certain technology developed by Cementos Argos at such plant.
For a period of five years following the closing date, Cementos Argos will also grant to Summit an exclusive (even as to Cementos Argos and its subsidiaries), royalty-free license to use and display the ARGOS name and other related trademarks (i) in legal identifiers of Summit or any of its subsidiaries and (ii) in the Licensed Field, in each case in the United States and Canada. Summit may request that the parties negotiate in good faith for a royalty-bearing extension of such license.
Lastly, Argos USA will grant to Cementos Argos a worldwide, non-exclusive, perpetual, royalty-free license under certain intellectual property rights owned or licensable by Argos USA or any of its subsidiaries as of immediately prior to the closing date that relate to the business of Cementos Argos and its affiliates as conducted as of the closing date, or that cover or claim any improvements to certain calcined clay products and technology developed by Summit or any of its subsidiaries after the closing date but prior to the occurrence of certain change of control events with respect to Summit or Argos USA, to make, sell and otherwise commercially exploit any and all products and services.
Logistics Service Agreement (Cartagena)
Subject to and effective upon the consummation of the Transaction, in connection with the Cement Supply Agreement, Argos USA will enter into a Logistics Service Agreement with TACC, pursuant to which Argos USA will delegate to TACC the hiring of a pneumatic vessel and open hatch/conventional vessels to transport the cement purchased from Zona Franca under the Cement Supply Agreement to terminals designated by Argos USA in the United States. TACC’s chartering services (other than with respect to pneumatic port terminals, for which Argos USA will assume the actual costs of delivery on a pass-through basis) will be subject to an address commission payable by Argos USA to TACC.
Master Purchase Agreement
Subject to and effective upon the consummation of the Transaction, Argos USA will enter into a Master Purchase Agreement with BVI, pursuant to which Argos USA will hire BVI to, on its behalf and at its request, negotiate and coordinate supply agreements with international suppliers for the purchase of cement, cementitious materials, clinker or other raw materials and ancillary equipment to be imported into the United States and Canada. The initial term of the Master Purchase Agreement will run from the closing date until December 31, 2025, at which point the agreement will automatically renew for subsequent one-year terms unless notice of non-renewal is provided by either party. Argos USA will agree that, during the initial term, BVI will be the exclusive agent of Argos USA and its affiliates with respect to the negotiation of supply agreements with international suppliers for the purchase of cement, cementitious materials, clinker and other raw materials and ancillary equipment to be imported into the United States and Canada. Products purchased under the Master Purchase Agreement will be subject to an address commission payable by Argos USA to BVI.
Logistics Services Agreement (International)
Subject to and effective upon the consummation of the Transaction, Argos USA will enter into an International Logistics Service Agreement with TACC, pursuant to which Argos USA will hire TACC to, on its behalf and at its request, negotiate and coordinate international maritime transportation, including of cement, cementitious materials, clinker or other raw materials and ancillary equipment purchased by Argos USA under the Master Purchase Agreement. The initial term of the International Logistics Service Agreement will run from the Closing Date until December 31, 2025, at which point the agreement will automatically renew for subsequent one-year terms unless notice of non-renewal is provided by either party. Argos USA will agree that, during the initial term, TACC will be the exclusive logistics service provider of Argos USA and its affiliates in the United States and Canada with respect to international maritime transportation of cement, cementitious materials, clinker and other raw materials and ancillary equipment. Products shipped under the International Logistics Service Agreement will be subject to an address commission payable by Argos USA to TACC.
Background of the Transaction
As part of the ongoing evaluation of the strategic direction of Summit, the Board and management of Summit regularly evaluate Summit’s historical performance, competitive position, future growth prospects and overall strategic positioning in light of the then-current business and economic environments, as well as developments in the industries in which Summit operates, and the opportunities and challenges facing participants in its industry. These ongoing reviews have included consideration of, and discussions with other companies from time to time regarding, industry developments and potential strategic alternatives, including business combinations and other strategic transactions. In connection with these ongoing reviews, Summit has relied on a team of legal, financial and other advisors with an extensive understanding of Summit’s business, including Morgan Stanley.
Between 2018 and mid-2019, members of the management teams of Summit and Cementos Argos held several preliminary conversations regarding a potential business combination between the two companies, but these conversations were abandoned when news of a potential business combination between the two companies was leaked to the market.
On April 19, 2021, following discussion with the Board, Anne Noonan, the president and chief executive officer of Summit, Brian Harris, the executive vice president and chief financial officer of Summit, at the time, Chris Gaskill, the executive vice president, chief legal officer and secretary of Summit, Trent Musso, the senior vice president, head of business development of Summit, Alejandro Piedrahita, the chief financial officer of Grupo Argos, Juan Camilo Martínez Pérez, then the director of strategy and M&A of Grupo Argos and now the strategic projects manager of Cementos Argos, and Felipe Aristizábal, then the strategy and M&A head of Grupo Argos and now the chief financial officer of Cementos Argos, held a call to informally explore a potential business combination of Summit and Argos USA.
On April 22, 2021, Summit and Grupo Argos entered into a mutual confidentiality agreement with a two year term, which included a customary two year reciprocal standstill provision (with customary fall-away provisions) (the “Confidentiality Agreement”).
Between April 2021 and July 2021, Summit continued to have discussions with Grupo Argos and Cementos Argos regarding a potential transaction. During this period, the Board continued to meet with members of Summit management and its legal and financial advisors to review the ongoing discussions with Grupo Argos and Cementos Argos. Members of Summit management also held regular meetings with representatives of Morgan Stanley to discuss a potential transaction.
Over the course of the following six months, Summit focused on internal opportunities, as well as other strategic opportunities, and did not hold any discussions with Grupo Argos and Cementos Argos with respect to a potential transaction. During this period, Summit continued to meet with Morgan Stanley to discuss strategic opportunities, including a potential business combination of Summit and Argos USA.

On February 15, 2022, Ms. Noonan and Mr. Harris attended meetings in Colombia with members of Grupo Argos. At the meeting, the parties held general business discussions and continued to explore whether there was a potential strategic fit between their two organizations.
On April 8, 2022, members of management of Summit, Grupo Argos and Cementos Argos and representatives of Morgan Stanley and J.P. Morgan Securities LLC, the financial advisor to Cementos Argos (“JP Morgan”), held a meeting. At the meeting, Summit shared its preliminary valuation metrics for a potential business combination, which proposed that the aggregate consideration to be paid by Summit in a potential transaction would consist of (i) approximately $1.25 billion in cash consideration (subject to working capital and net indebtedness adjustments) and (ii) stock consideration representing a pro forma ownership of Summit in the range of 28-32%.
Over the course of the following six months, Summit continued to evaluate a potential business combination with Argos USA to ensure that the proposed transaction fit within Summit’s broader company strategy.
During the month of October 2022, Ms. Noonan and Jorge Mario Velásquez, the Chief Executive Officer of Grupo Argos, held several discussions to further explore a potential combination of Summit and Argos USA. During this period, representatives of Morgan Stanley and JP Morgan, also held discussions regarding a potential transaction.
On December 2, 2022, Summit, Grupo Argos and Cementos Argos amended the Confidentiality Agreement to (i) add Cementos Argos as a party thereto, including for purposes of the reciprocal standstill and non-solicit, and (ii) extend the term of the agreement, the standstill and non-solicit to December 6, 2024.
On January 17, 2023, the Board held a meeting, which was attended by members of Summit management and representatives of Morgan Stanley. At the meeting, the representatives of Morgan Stanley provided an update to the Board on the recent meetings and conversations held with Grupo Argos and Cementos Argos. Following discussion, the Board authorized Summit management to continue to explore a potential business combination of Summit and Argos USA.
On February 2, 2023, members of management of Summit, Grupo Argos, Cementos Argos and Argos USA and representatives of Morgan Stanley and J.P. Morgan participated in reciprocal management presentations relating to a potential business combination of Summit and Argos USA.
On February 14, 2023, Ms. Noonan and Mr. Velásquez discussed next steps in connection with a potential combination of Summit and Argos USA.
On February 23, 2023, the Board held a meeting, which was attended by members of Summit management and representatives of Morgan Stanley. At the meeting, the representatives of Morgan Stanley provided an update to the Board on the recently held reciprocal management presentations and conversations held with Grupo Argos and Cementos Argos. Following discussion, the Board agreed to continue to explore a potential business combination of Summit and Argos USA.
On March 9, 2023, Summit, Grupo Argos, Cementos Argos and Argos USA entered into a mutual clean team agreement in order to facilitate the sharing of limited, particularly sensitive, non-public, confidential and proprietary information regarding each party’s business. Shortly thereafter, Summit provided Grupo Argos, Cementos Argos and its advisors with access to a virtual data room to perform due diligence on Summit and Grupo Argos and Cementos Argos provided Summit and its advisors with access to a virtual data room to perform due diligence on Argos USA.
Between March 2023 and August 2023, Summit, Grupo Argos, Cementos Argos and their respective advisors conducted reciprocal due diligence. During this period, the parties held numerous telephonic due diligence sessions attended by employees from each company, covering a variety of financial, legal and operational matters. Over the course of due diligence, Cementos Argos provided Summit with information that was prepared in connection with a potential initial public offering of Argos USA. In addition, the parties participated in numerous reciprocal site visits during the months of June 2023 and July 2023.
On May 5, 2023, Ms. Noonan provided Mr. Velásquez with meeting materials in advance of a previously scheduled meeting, which proposed that the aggregate consideration to be paid by Summit in a potential transaction would consist of (i) approximately $1.27 billion in cash consideration (subject to working capital and net indebtedness adjustments) and (ii) an amount of Class A Common Stock that would provide Cementos Argos with an implied pro forma ownership of Summit in the range of 19-24%. Summit’s proposal was based on the financial information that had been made available by Grupo Argos as of that date and Summit noted that, if Summit was provided with additional financial information that could be validated during its due diligence, Summit would reconsider its proposal. After reviewing the meeting materials, Grupo Argos instructed JP Morgan to share certain incremental financial information with Morgan Stanley that could be incorporated into Summit’s proposal.
On May 12, 2023, Ms. Noonan, Kekin Ghelani, the executive vice president, chief strategy and growth officer of Summit, Mr. Velásquez and Juan Esteban Calle, the Chief Executive Officer of Cementos Argos, attended a meeting in New York, New York to discuss the terms and conditions of a potential transaction between the parties. Also in attendance were representatives of Morgan Stanley and JP Morgan. At the meeting, Summit proposed that the aggregate consideration to be paid by Summit in a potential transaction would consist of (i) approximately $1.22 billion in cash consideration (subject to working capital and net indebtedness adjustments) and (ii) an amount of Class A Common Stock that would provide Cementos Argos with an implied pro forma ownership of Summit in the range of 23-28%. In addition, with respect to governance arrangements, Summit proposed that Cementos Argos (i) would have the right to appoint 1 or 2 directors to the Board and (ii) would be subject to a customary lock-up, standstill and voting agreement in respect of the stock consideration received in the transaction. Cementos Argos pushed back on the right to appoint only 1 or 2 directors to the Board. Following discussion, the parties agreed to a tentative pre-diligence pro forma ownership target range of 30-32%, subject to agreeing on various other matters, including governance. On the basis of this tentative agreement, the parties agreed to advance reciprocal confirmatory due diligence to validate assumptions regarding potential synergies and operational and financial performance in order to determine if mutually agreeable transaction terms could be developed.
On May 19, 2023, Ms. Noonan and Mr. Velásquez exchanged correspondence regarding the current status of the potential transaction and a mutual commitment to explore it further.
On May 25, 2023, the Board held a meeting, which was attended by members of Summit management and representatives of Morgan Stanley. At the meeting, the representatives of Morgan Stanley led a discussion regarding, among other things, (i) the recent meetings and conversations held with Grupo Argos and Cementos Argos, including the key terms discussed at the May 12, 2023 meeting, (ii) the proposed transaction structure and (iii) preliminary financial analyses regarding the proposed transaction.
On June 14, 2023, representatives of Davis Polk and Sullivan & Cromwell held an initial video conference meeting to discuss the proposed transaction and initial high level issues that had been shared between the parties. During the meeting, Sullivan & Cromwell raised their client’s concern with potentially becoming an investment company under Investment Company Act rules by virtue of their significant beneficial ownership stake in Summit, which would represent a substantial portion of their asset base. Sullivan & Cromwell noted that, in order to avoid becoming an investment company under the Investment Company Act, Grupo Argos and Cementos Argos would need an unspecified number of governance rights to qualify for the “primarily controlled company” exception under the Investment Company Act. Davis Polk and Sullivan & Cromwell also discussed the structure of the proposed transaction, which Sullivan & Cromwell proposed (i) would be a public company style transaction with no surviving representations, warranties, pre-closing covenants or indemnification, (ii) would include a sharing of Cementos Argos’s transaction expenses and (iii) would not include a purchase price adjustment for working capital, cash and indebtedness.
On June 26, 2023, the management and operations teams of Summit and Argos USA attended all-day due diligence meetings regarding ready-mixed concrete.
On June 27, 2023, the management and operations teams of Summit and Argos USA attended all-day due diligence meetings regarding cement.
On June 30, 2023, members of management of Summit, Grupo Argos and Cementos Argos and representatives of Morgan Stanley and JP Morgan held a meeting in Denver, Colorado. At the meeting, Summit provided its proposed governance terms for the Class A Common Stock that Cementos Argos would receive in a potential business combination. Under Summit’s proposed governance terms, Cementos Argos would receive, among other things, (i) the right to designate 3 directors of an expanded 12 person board of directors of Summit, subject to certain fall-away provisions (including proportionate step-downs in the right to designate directors as Cementos Argos decreases its beneficial ownership in Summit), and (ii) customary registration rights. In addition, Cementos Argos would be subject to, among other things, (a) a “standstill” obligation that would apply until six months after the date on which Cementos Argos owned less than 5% of the outstanding shares of Class A Common Stock, (b) a two-year lock-up, after which, for as long as Cementos Argos beneficially owned 5% or more of the outstanding shares of Class A Common Stock, Cementos Argos would be restricted from transferring shares of Class A Common Stock that would result in a transferee owning more than 5% of the outstanding shares of Class A Common Stock and (c) certain voting requirements for Cementos Argos to vote its shares in favor of certain Board actions. Summit’s proposed governance terms did not include any stockholder approval or consent rights.
On July 7, 2023, representatives of Morgan Stanley, as directed by Summit, delivered to representatives of JP Morgan Summit’s proposed transaction terms for the proposed business combination. Under Summit’s proposed transaction terms, Summit proposed, among other things, that (i) the purchase price for all of the outstanding equity interests of Argos USA would be a combination of a to-be-agreed-upon amount of cash and Class A Common Stock, subject to a one-way customary purchase price adjustment for Argos USA’s cash, debt and debt-like items, working capital (relative to an agreed upon target) and transaction expenses, (ii) both parties would be subject to reciprocal no-shop covenants, (iii) Cementos Argos would receive a termination fee of 2% of the purchase price of the transaction if Summit’s board of directors changed its recommendation or if Summit terminated the transaction to enter into a superior proposal, (iv) both parties would be required to use reasonable best efforts to obtain regulatory approvals, subject to certain limitations, and (v) both parties would provide customary indemnities to the other party and that the representations, warranties and pre-closing covenants of the parties would survive the closing of the Transaction.
On August 8, 2023, Cementos Argos responded to Summit’s proposed transaction terms. Cementos Argos proposed, among other things, that (i) the purchase price adjustment would be limited to cash, borrowed money debt and working capital (relative to an agreed upon target), (ii) Cementos Argos would receive a termination fee of 4% of the implied equity value of Summit and it would be payable under certain additional circumstances, (iii) Summit would reimburse Cementos Argos for all of Cementos Argos’s expenses incurred in pursuit of the transaction up to 1% of the implied equity value of Summit, (iv) the “burdensome condition” closing condition relating to regulatory matters would be mutual and defined as a material adverse effect on the combined company and (v) that there would be no indemnification for representations, warranties, pre-closing covenants, pre-closing taxes, indebtedness or transaction expenses and the representations, warranties, pre-closing covenants would not survive the closing of the transaction.
On August 10, 2023, representatives of Summit, Cementos Argos and each of their respective legal and financial advisors held a video conference call to discuss the proposed terms of the transaction. During the call, Summit proposed, among other things, that the Cementos Argos termination fee be decreased to 3% of the purchase price of the transaction. Summit also rejected Cementos Argos’s proposal for expense reimbursement and a no indemnity transaction.
On August 12, 2023, Sullivan & Cromwell delivered to Davis Polk an initial draft of the Stockholder Agreement proposed to be entered into with respect to the proposed transaction. Under the proposed draft of the Stockholder Agreement, the parties would agree, among other things, that (i) Cementos Argos would have the right to designate 4 directors, with proportionate step-downs in such right between 25% and 5% of Cementos Argos’s beneficial ownership of Class A Common Stock, (ii) at least one Cementos Argos director would serve on each committee of the board so long as Cementos Argos and its affiliates beneficially own greater than 12.5% of the outstanding Class A Common Stock, (iii) so long as Cementos Argos and its affiliates beneficially own greater than 25% of the outstanding Class A Common Stock, Summit and its subsidiaries would not (a) incur indebtedness over a specified leverage ratio, (b) enter into any material agreements or arrangements with affiliates of Summit or its subsidiaries in excess of an unspecified amount, (c) fundamentally change the business or material investments of Summit to an extent that would constitute a significant departure from Summit’s existing business or (d) voluntarily liquidate, dissolve or wind-up Summit or any of its material subsidiaries, (iv) so long as Cementos Argos and its affiliates beneficially own greater than 12.5% of the outstanding Class A Common Stock (and for any 12 month period after they fall below such threshold), Cementos Argos would have the right to purchase up to its pro rata portion of any equity securities that Summit may from time to time propose to issue or sell to any person, including in circumstances where Summit issues equity to the sellers in an unrelated, ordinary course M&A transaction and (v) so long as Cementos Argos and its affiliates beneficially own greater than 25% of the outstanding Class A Common Stock, Cementos Argos would provide managerial support to Summit with respect to manufacturing, financial, marketing and other areas as needed and requested by management of Summit, in each case, on commercially reasonable terms and conditions to be agreed in writing by Cementos Argos and Summit. The draft of the Stockholder Agreement also proposed a narrower standstill obligation than the standstill initially proposed by Summit, including a number of fall-away events under which the standstill would no longer be in force or effect.
On August 15, 2023, the Board held a meeting, which was attended by members of Summit management and representatives of Davis Polk and Morgan Stanley. At the meeting, the members of Summit management led a discussion regarding the status of the due diligence process run by management. The representatives of Morgan Stanley then led a discussion regarding Morgan Stanley’s preliminary financial analyses. Following discussion, the representatives of Davis Polk then led a discussion regarding the legal and regulatory considerations in connection with the proposed transaction with Argos USA and the Summit directors’ fiduciary duties, including in connection with the proposed transaction.
Between August 16, 2023 and August 18, 2023, members of management of Summit and Cementos Argos met to negotiate the terms and conditions of the commercial agreements proposed to be entered into with respect to the proposed transaction.
Between August 22, 2023 and August 25, 2023, members of management of Summit, Cementos Argos and Grupo Argos met to finalize governance and financial terms. At the conclusion of these meetings, the parties agreed that the aggregate consideration to paid in the transaction would consist of (i) $1.2 billion in cash consideration (subject to working capital and net indebtedness adjustments) and (ii) 54,720,000 Class A Common Stock.
On August 31, 2023, Davis Polk delivered to Sullivan & Cromwell an initial draft of the Transaction Agreement.
Between August 31, 2023 and the execution of the Transaction Agreement on September 7, 2023, representatives of Summit, Grupo Argos, Cementos Argos, Davis Polk and Sullivan & Cromwell held multiple meetings to negotiate the terms of the Transaction Agreement and ancillary documents.
On September 5, 2023, the Board held a meeting, which was attended by representatives of Davis Polk and Morgan Stanley. At the meeting, Davis Polk led a discussion with the Board regarding the fiduciary duties of the Board members in connection with the proposed transaction. Davis Polk then provided the Board with a summary of the key terms and conditions of the Transaction Agreement and the Stockholder Agreement. Mr. Gaskill then provided the Board with an update on the negotiations of the key terms and conditions of the other commercial and transaction agreements to be entered into in connection with the proposed transaction. Morgan Stanley then reviewed with the Board its financial analyses with respect to the proposed transactions. Representatives of Morgan Stanley rendered to the Board an oral opinion, which was subsequently confirmed by delivery of a written opinion dated September 5, 2023, that, as of such date, based upon and subject to the various assumptions made, procedures followed, matters considered, and qualifications and limitations on the scope of the review undertaken by Morgan Stanley as set forth in its written opinion, the Consideration to be paid by Summit pursuant to the Transaction Agreement was fair from a financial point of view to Summit. For a detailed discussion of Morgan Stanley’s opinion, please see “The Transaction — Opinion of Summit’s Financial Advisor.” After discussion, the Board unanimously (i) determined that the terms of the Transaction Agreement and the transactions contemplated by the Transaction Agreement and the other Transaction Documents were fair to and in the best interests of Summit and the Summit Stockholders, (ii) approved and declared advisable the Transaction Agreement and the transactions contemplated by the Transaction Agreement and the other Transaction Documents, (iii) directed that the issuance of Summit Common Stock and Summit Preferred Stock comprising the Stock Consideration be submitted to the Summit Stockholders for approval (the “Proposals”), and (iv) resolved, subject to the no solicitation provision of the Transaction Agreement, to recommend that the Summit Stockholders vote in favor of the Proposals.
On September 7, 2023, before the markets opened, Summit announced that it had entered into the Transaction Agreement.
On October 6, 2023, the Board received an indicative, non-binding proposal from a representative of Company A (the “Company A Proposal Letter”) to acquire 100% of the fully diluted equity interests in Summit for $37.50 per share of Class A Common Stock payable in cash. On October 11, 2023, Summit received a draft agreement and plan of merger from Company A (together with the Company A Proposal Letter, the “Company A Proposal”).
On October 12, 2023, the Board held a meeting, which was attended by members of Summit management and representatives of Davis Polk and Morgan Stanley. At the meeting, the Board carefully reviewed and considered the Company A Proposal with its advisors. Following such review and consideration, the Board was not able to determine that the Company A Proposal would reasonably be likely to constitute or lead to a Superior Proposal and, as a result, the Company was unable to engage with Company A at that time on the Company A Proposal (the restrictions on the Company’s ability to discuss alternative transactions with third parties are described in the section titled “No Solicitations by the Company” beginning on page 26 of this proxy statement).
On October 14, 2023, the Chairman of the Board notified Company A of the Board’s determination with respect to the Company A Proposal.
On October 18, 2023, the Board received a revised proposal from a representative of Company A to acquire 100% of the fully diluted equity interests in Summit for $38.00 per share of Class A Common Stock payable in cash (the “Revised Company A Proposal”). Later that same day, the Board held a meeting, which was attended by members of Summit management and representatives of Davis Polk and Morgan Stanley. At the meeting, the Board carefully reviewed and considered the Revised Company A Proposal with its advisors. Following such review and consideration, the Board was not able to determine that the Revised Company A Proposal would reasonably be likely to constitute or lead to a Superior Proposal and, as a result, the Company is unable to engage with Company A at this time on the Revised Company A Proposal (the restrictions on the Company’s ability to discuss alternative transactions with third parties are described in the section titled “No Solicitations by the Company” beginning on page 26 of this proxy statement).
Also on October 18, 2023, the Chairman of the Board notified Company A of the Board’s determination with respect to the Revised Company A Proposal.
On October 20, 2023, the Board received a letter from a representative of Company A withdrawing the Revised Company A Proposal.
The Board’s Reasons for the Approval of the Transaction, the Common Stock Issuance Proposal and the Preferred Stock Issuance Proposal
On September 5, 2023, the Board unanimously (i) determined that the terms of the Transaction Agreement and the transactions contemplated by the Transaction Agreement and the other Transaction Documents were fair to and in the best interests of Summit and the Summit Stockholders, (ii) approved and declared advisable the Transaction Agreement and the transactions contemplated by the Transaction Agreement and the other Transaction Documents, (iii) directed that the issuance of Summit Common Stock and Summit Preferred Stock comprising the Stock Consideration be submitted to the Summit Stockholders for approval, and (iv) resolved, subject to the no solicitation provision of the Transaction Agreement, to recommend that the Summit Stockholders vote in favor of the Proposals.
Accordingly, the Board recommends that you vote “FOR” the Common Stock Issuance Proposal, “FOR” the Preferred Stock Issuance Proposal and “FOR” the Adjournment Proposal.
In reaching its recommendation, the Board consulted with and received the advice of its independent financial and legal advisors and discussed certain matters with Summit’s management team. The following are some of the significant factors that supported the Board’s recommendation that the Board approve the Transaction Agreement and the transactions contemplated thereby (which are not necessarily presented in order of relative importance):
•	the transaction is expected to:
○
unlock estimated annual synergies of at least $100 million per year, derived from optimized sourcing, enhanced operational efficiency, increased utilization of the import terminals’ network, and an augmented asset base to increase the use of alternative cement kiln fuels;

○	increase Summit’s annual EBITDA generated by aggregates and cement to 78%, up from 70% at year-end 2022;
○	result in pro forma combined EBITDA, including synergies, of approximately $1 billion before additional growth and expansion opportunities;
○	be 15-25% accretive to free cash flow per share, enabling further materials based acquisitions;
•
the transaction brings together complementary businesses and is expected to result in an expanded and more robust geographic presence, positioning the combined organization to better serve diverse markets and customers across the United States;

•
Argos USA’s unique asset footprint consisting of cement plants, grinding facilities, ready-mix concrete plants, ports and inland terminals will increase efficiency of production for the combined organization;

•
the benefits to the combined organization brought by the Transaction Documents to be entered into upon consummation of the Transaction, including the Cement Supply Agreement, the Intellectual Property and Technology License Agreement, the Logistics Agreement (Cartagena), the Master Purchase Agreement and the Logistics Agreement (International);

•	Argos USA’s shared cultural objectives and sustainable and equitable business practices;
•
the combined organization will have a presence in major urban markets spanning 30 U.S. states, which will benefit from integrated operations in cement production, aggregates and ready-mix, as well as a strategic network of ports and terminals to complement local capacity;

•	Summit’s management directly and regularly provided the Board with their perspectives on the proposed transactions, Summit’s business and current industry developments;
•
the financial analyses of Morgan Stanley and its oral opinion rendered to the Board on September 5, 2023, which was subsequently confirmed by delivery of a written opinion dated September 5, 2023, that, as of such date, based upon and subject to the various assumptions made, procedures followed, matters considered, and qualifications and limitations on the scope of the review undertaken by Morgan Stanley as set forth in its written opinion, the Consideration to be paid by Summit pursuant to the Transaction Agreement was fair from a financial point of view to Summit, as more fully described in the section titled “The Transaction — Opinion of Summit’s Financial Advisor.”; and

•	Summit’s legal and financial advisors assisted the Board throughout the process and negotiations and updated the Board directly and regularly.
The Board, in consultation with its legal, financial and other advisors, also considered the following specific aspects of the Transaction Agreement and the Transaction Documents (which are not necessarily presented in order of relative importance):
•
the Board’s belief that the terms of the Transaction Agreement, including Summit’s representations, warranties and covenants and the conditions to each party’s obligations, are reasonable and favorable to Summit, in the aggregate;

•
Summit’s ability, under certain circumstances, and subject to certain conditions, to furnish information to and to conduct negotiations with a third party that makes an unsolicited bona fide written proposal for a business combination or acquisition of Summit that is reasonably likely to lead to a superior proposal;

•
the Board, subject to certain conditions, has the right to (i) change its recommendation of the Transaction in response to a proposal to acquire Summit that is superior to the Transaction or an intervening event with respect to Summit or (ii) terminate the Transaction Agreement to enter into a definitive agreement providing for an acquisition of Summit that is superior to the Transaction, in each case, if the Board determines that failure to take such action would be reasonably likely to be inconsistent with its fiduciary duties to Summit’s stockholders;

•
the fact that the Summit’s stockholders will have the opportunity to vote on the Common Stock Issuance Proposal and Preferred Stock Issuance Proposal, which are conditions precedent to the Transaction;

•
the Board’s belief that the addition of the three Cementos Argos nominated directors to the Board in connection with the Transaction (one of which will qualify as an independent director of Summit under Rule 303A(2) of the NYSE Listed Company Manual) will add further valuable expertise and experience to the Board, which will enhance the likelihood of realizing the strategic benefits that Summit expects to derive from the Transaction;

•
the Board’s belief that the terms of the Transaction Documents to be entered into upon consummation of the Transaction, including the Stockholders Agreement, the Registration Rights Agreement, the Restrictive Covenants Agreement, the Cement Supply Agreement, the Intellectual Property and Technology License Agreement, the Logistics Agreement (Cartagena), the Master Purchase Agreement and the Logistics Agreement (International) are reasonable and favorable to Summit, in the aggregate; and

•	the end date under the Transaction Agreement of November 25, 2024 allows for sufficient time to complete the Transaction.
In the course of its deliberations, the Board also considered a variety of risks, uncertainties and other potentially negative factors, including the following (which are not necessarily presented in order of relative importance):
•
the risk that the integration of Summit and Argos USA may not be as successful as expected and that the anticipated benefits of the Transaction may not be realized in full or in part in the expected time frame;

•
the risk that the Transaction may not be completed despite the parties’ efforts or that completion of the Transaction may be delayed, even if the requisite approvals are obtained from Summit Stockholders, including the possibility that conditions to the parties’ obligations to complete the Transaction may not be satisfied, and the potential resulting disruptions to Summit’s businesses;

•
the potential impact on the market price of the Class A Common Stock as a result of the larger amount of outstanding Class A Common Stock as a result of the issuance of the Stock Consideration to Cementos Argos;

•	the restrictions that the Transaction Agreement imposes on soliciting a proposal for a business combination or acquisition of Summit;
•
the possibility that the termination fee of $100,000,000, payable by Summit to Cementos Argos under certain circumstances, may deter third parties from exploring an alternative transaction with Summit and, if the Transaction Agreement is terminated in circumstances where the Summit Termination Fee is not immediately payable, may impact Summit’s ability to engage in another transaction for up to one year following such termination, and the fact that Summit may be required to pay the Summit Termination Fee under circumstances in which Summit does not engage in another transaction;

•
the risk that the parties might not receive the necessary regulatory approvals, contractual consents and clearances to complete the Transaction or that governmental authorities could attempt to condition their approval or clearance of the Transaction on compliance with certain burdensome conditions;

•	the risk that Summit’s stockholders may not approve the Common Stock Issuance Proposal or the Preferred Stock Issuance Proposal;
•
the amount of time it could take to complete the regulatory process for the Transaction, the potential for diversion of management focus for an extended period and employee attrition, the potential inability to hire new employees and the possible adverse effects of the announcement and pendency of the transactions on customers, providers, vendors, regulators and other business relationships, and the communities in which Summit operates, in particular if the Transaction are not completed; and

•	the risks of the type and nature described in the sections entitled “Cautionary Statement Concerning Forward-Looking Information.”
The Board considered all of these factors as a whole and concluded that the uncertainties, risks and potentially negative factors relevant to the transactions were outweighed by the potential benefits that it expected Summit Stockholders would achieve as a result of the Transaction. The foregoing discussion of the information and factors considered by the Board is not exhaustive. In view of the wide variety of factors considered by the Board in connection with its evaluation of the Transaction and the complexity of these matters, the Board did not consider it practical to, nor did it attempt to, quantify, rank or otherwise assign relative weights to the specific factors that it considered in reaching its decision. In considering the factors described above and any other factors, the individual members of the Board may have viewed factors differently or given different weight or merit to different factors.
The foregoing discussion of the information and factors considered by the Board is forward-looking in nature. This information should be read in light of the factors described in the section entitled “Cautionary Statement Concerning Forward-Looking Information.”
Certain Unaudited Financial Projections
Summit does not, as a matter of course, make public long-term projections as to future revenues, earnings or other results due to, among other reasons, the uncertainty, unpredictability and subjectivity of the underlying assumptions and estimates. However, in connection with the evaluation of the Transaction, the management of

Summit prepared certain non-public financial projections (i) for Summit on a standalone basis for the calendar years 2023 through 2028 (the “Summit financial projections”) and (ii) for Argos USA and its subsidiaries for the calendar years 2023 through 2028 (the “Argos USA financial projections” and together with the Summit financial projections, the “financial projections”), which were provided to the Summit board of directors for its evaluation of the Transaction and to Morgan Stanley, Summit’s financial advisor, for its use in advising Summit and reliance in connection with its preparation of its financial analyses and opinion as described in the section entitled “—Opinion of Financial Advisor to Summit.”
A summary of the financial projections is not being included in this proxy statement to influence your decision whether to vote for or against the Common Stock Issuance Proposal or the Preferred Stock Issuance Proposal, but is being included because such financial projections were made available to the Summit board of directors and Summit’s financial advisor. The inclusion of this information should not be regarded as an indication that the Summit board of directors, Summit (or any of its affiliates, officers, directors, advisors or other representatives), Morgan Stanley or any other person considered, or now considers, the financial projections to be necessarily predictive of actual future events or results of Summit’s or Argos USA’s respective operations and should not be relied upon as such. The assumptions used by the management of Summit in developing the Summit financial projections and the Argos USA financial projections, are subjective in many respects. There can be no assurance that the projections contained in the financial projections will be realized or that actual results will not vary materially than those forecasted. The financial projections cover multiple years and such information by its nature becomes less predictive with each successive year. As a result, the financial projections summarized in this proxy statement should not be relied on as necessarily predictive of actual future events.
In addition, neither the Summit financial projections nor the Argos USA financial projections were prepared with a view to publicly disclosing such information or to complying with GAAP, published guidelines of the SEC or the guidelines established by the American Institute of Certified Public Accountants for preparation and presentation of forecasted financial information. Neither Summit’s independent registered public accounting firm, nor any other independent accountants, have audited, compiled, examined or performed any procedures with respect to the financial projections summarized in this proxy statement, nor have they expressed any opinion or provided any other form of assurance with respect to such information or the achievability of the projections contained therein.
The management of Summit developed the Summit financial projections and the Argos USA financial projections utilizing reasonably available estimates and judgments at the time of its preparation. The Summit financial projections and the Argos USA financial projections are based on numerous variables and assumptions that were deemed to be reasonable as of the date on which such projections were finalized. However, such assumptions are inherently uncertain and difficult or impossible to predict or estimate and most of them are beyond Summit’s control.
The management of Summit made the following material assumptions in developing the internal financial forecasts upon which the Summit financial projections and Argos USA financial projections are based: (i) no unannounced acquisitions, (ii) no adverse weather-related conditions with unusual intensity and/or during abnormal periods in the forward-looking periods, (iii) organic adjusted EBITDA growth in mid- to high-single digits similar to historical trends, (iv) ongoing investments in Summit’s and Argos USA’s existing entities for maintenance, integrity and other capital expenditures, but no material M&A or further portfolio optimization, (v) no material fluctuations in interest rate assumptions over the forward-looking periods and (vi) demand remains steady with growth in the low single digits. The financial projections also reflect assumptions regarding the continuing nature of certain business decisions that, in reality, are subject to change. The Argos USA financial projections and the Summit financial projections are generally based on information known to Summit management as of August 2023.
Important factors that may affect actual results and cause the projections contained in the financial projections not to be achieved include, but are not limited to: (i) risks and uncertainties relating to Summit’s and Argos USA’s businesses (including the ability to achieve strategic and financial objectives and risks associated with Summit’s and Argos USA’s existing and future technologies, intellectual property, products, services and business models), (ii) the timing and risks associated with the integration of Argos USA and Summit, (iii) the retention of key employees of Argos USA and Summit, (iv) industry performance, (v) the legal and regulatory environment, (vi) general business and economic conditions and (vii) other factors described in this proxy statement or described or referenced in Summit’s filings with the SEC, including the Annual Report, subsequent quarterly reports on Form 10-Q and current reports on Form 8-K. The financial projections summarized in this proxy statement constitute “forward-looking statements” and actual results may differ materially and adversely from those projected. For more information, please see the section entitled “Cautionary Statement Regarding Forward-Looking Statements.” In addition, the summaries of the financial projections reflect assumptions that are subject to change and do not reflect revised prospects for Summit’s or Argos USA’s respective businesses, changes in general business or economic conditions or any other transaction or event that has occurred or that may occur and that was not anticipated at the time the financial projections were prepared.
Neither Summit nor Argos USA, or any of their respective affiliates, officers, directors, advisors or other representatives, can give any assurance that actual results will not differ from the Summit financial projections or the Argos USA financial projections, nor does any such party undertake any obligation to update or otherwise revise or reconcile the financial projections to reflect circumstances existing, or developments or events occurring, after the date on which the financial projections were finalized, or that may occur in the future, even if any or all of the assumptions underlying the financial projections turn out to be incorrect. Summit does not intend to make available publicly any update or other revision to the financial projections, except as otherwise required by applicable law. None of Summit or any of its affiliates, officers, directors, advisors or other representatives has made or makes any representation to any Summit stockholder or any other person regarding the ultimate performance of Summit or Argos USA compared to the information contained in the financial projections, or that the projections contained in the financial projections will be achieved.
In light of the foregoing factors as well as the uncertainties inherent in the financial projections, and given that the Special Meeting will be held several months after the financial projections were prepared, Summit stockholders are cautioned not to place undue, if any, reliance on the information presented in this summary of the financial projections, and Summit urges all Summit stockholders to review Summit’s most recent SEC filings for a description of Summit’s reported financial results. The inclusion of this information in this proxy statement does not constitute an admission or representation by Summit or its advisors or representatives or any other person that the information is material, particularly in light of the inherent risks and uncertainties associated with such forecasts.
Summit Financial Projections
The Summit financial projections are made on a stand-alone basis, assuming Summit would continue as an independent company, and do not give effect to the Transaction or any changes to Summit’s operations or strategy that may be implemented after the consummation of the Transaction, including potential synergies to be realized as a result of the Transaction, or to any costs incurred in connection with the Transaction. Furthermore, the Summit financial projections do not take into account the effect of any failure of the Transaction to be completed and should not be viewed as accurate or continuing in that context.
The following table presents a summary of the Summit financial projections:
(dollars in millions)	2023E	2024E	2025E	2026E	2027E	2028E
Net Revenue	$2,476	$2,609	$2,716	$2,844	$2,987	$3,140
Management Adjusted EBITDA(1)	$582	$641	$666	$713	$774	$830
Net Capital Expenditures(2)	$(246)	$(308)	$(297)	$(282)	$(259)	$(272)
For the purposes of the above:
(1)
Non-GAAP Financial Measure. “Management Adjusted EBITDA” represents earnings before interest, taxes, depreciation and amortization, referred to as EBITDA, before deducting stock-based compensation expense, transaction and integration expenses, as well as the pro forma effect of acquisitions completed. Management Adjusted EBITDA differs from Adjusted EBITDA due to the effect of acquisitions.

(2)	Non-GAAP Financial Measure. “Net capital expenditures” represents capital expenditures net of ordinary course asset sales.
The following table presents a summary of the Summit unlevered free cash flow projections:
(dollars in millions)	2024E	2025E	2026E	2027E	2028E
Unlevered Free Cash Flow(1)	$197	$233	$284	$354	$384
For the purposes of the above:
(1)
Non-GAAP Financial Measure. “Unlevered free cash flow” represents Management Adjusted EBITDA less taxes and capital expenditures, plus or minus changes in net working capital. Unlevered free cash flow, although not expressly included in the Summit financial projections, is included here for reference having been derived from the Summit financial projections and approved by Summit management for use by Morgan Stanley in its analyses. For purposes of the Summit discounted cash flow analysis, unlevered free cash flow assumes that stock-based compensation is treated as a cash expense.

Argos USA Financial Projections
The Argos USA financial projections include two different sets of projections – referred to as the “Argos Base Case” and the “Synergized Case.” The Argos Base Case, representing Summit’s view (informed by Argos USA’s management) of the status quo case for Argos USA’s business without any improvements beyond Argos USA’s committed capital expenditures, is made on a stand-alone basis, assuming Argos USA would continue as an independent company, and does not give effect to the Transaction or any changes to Argos USA’s operations or strategy that may be implemented after the consummation of the Transaction, including potential synergies to be realized as a result of the Transaction, or to any costs incurred in connection with the Transaction. The Synergized Case projections are based on the Argos Base Case, plus adjustments reflecting the impact to each of calendar years 2024-2028 of operational excellence and cost combination benefits (i.e. synergies) net, of cost to achieve and incremental capital expenditures. The Argos USA financial projections do not take into account the effect of any failure of the Transaction to be completed and should not be viewed as accurate or continuing in that context.
The following tables present a summary of the Argos USA financial projections:
Argos Base Case (dollars in millions)	2023E	2024E	2025E	2026E	2027E	2028E
Net Revenue	$1,681	$1,771	$1,873	$1,956	$2,055	$2,156
Adjusted EBITDA(1)	$309	$357	$392	$419	$449	$484
Net Capital Expenditures(2)	$(152)	$(74)	$(52)	$(69)	$(72)	$(74)
Synergized Case (dollars in millions)	2023E	2024E	2025E	2026E	2027E	2028E
Net Revenue	$1,681	$1,782	$1,909	$2,010	$2,127	$2,240
Adjusted EBITDA(1)	$309	$377	$455	$518	$565	$618
Net Capital Expenditures(2)	$(152)	$(126)	$(167)	$(158)	$(183)	$(139)
For the purposes of the above:
(1)	Non-GAAP Financial Measure. “Adjusted EBITDA” represents earnings before interest, taxes, depreciation and amortization, referred to as EBITDA.
(2)
Non-GAAP Financial Measure. “Net capital expenditures” represents capital expenditures net of ordinary course asset sales. For purposes of the Synergized Case, net capital expenditures includes integration and other costs to achieve capital expenditures.

The following tables present a summary of the Argos USA unlevered free cash flow projections:
Argos Base Case (dollars in millions)	2024E	2025E	2026E	2027E	2028E
Unlevered Free Cash Flow(1)	$211	$257	$260	$277	$300
Synergized Case (dollars in millions)	2024E	2025E	2026E	2027E	2028E
Unlevered Free Cash Flow(1)	$173	$190	$250	$259	$344
For the purposes of the above:
(1)
Non-GAAP Financial Measure. “Unlevered free cash flow” represents adjusted EBITDA less taxes and capital expenditures, plus or minus changes in net working capital. Unlevered free cash flow, although not expressly included in the Argos USA financial projections, is included here for reference having been derived from the Argos USA financial projections and approved by Summit management for use by Morgan Stanley in its analyses.

Adjusted EBITDA, net capital expenditures and unlevered free cash flow are non-GAAP financial measures. Non-GAAP financial measures should not be considered a substitute for, or superior to, financial measures determined or calculated in accordance with GAAP and may not be comparable with similar measures presented by other companies.
SUMMIT DOES NOT INTEND TO UPDATE OR OTHERWISE REVISE THE ABOVE FINANCIAL PROJECTIONS TO REFLECT CIRCUMSTANCES EXISTING AFTER THE DATE ON WHICH SUCH

FINANCIAL PROJECTIONS WERE FINALIZED OR TO REFLECT THE OCCURRENCE OF FUTURE EVENTS, EVEN IF ANY OR ALL OF THE ASSUMPTIONS UNDERLYING SUCH UNAUDITED FINANCIAL AND OPERATING FORECASTS ARE NO LONGER APPROPRIATE, EXCEPT AS MAY BE REQUIRED BY APPLICABLE LAW.
Opinion of Summit’s Financial Advisor
Morgan Stanley was retained by Summit to act as its financial advisor and to render a fairness opinion in connection with the proposed Transaction. Summit selected Morgan Stanley to act as its financial advisor based on Morgan Stanley’s qualifications, expertise and reputation, its knowledge of and experience in recent transactions in Summit’s industry and its knowledge of Summit’s business and affairs. On September 5, 2023, Morgan Stanley rendered its oral opinion, which was subsequently confirmed in writing, to the Board to the effect that, as of such date and based upon and subject to the various assumptions made, procedures followed, matters considered, and qualifications and limitations on the scope of the review undertaken by Morgan Stanley as set forth in its written opinion, the Consideration to be paid by Summit pursuant to the Transaction Agreement was fair from a financial point of view to Summit.
The full text of Morgan Stanley’s written opinion to the Board, dated September 5, 2023, is attached to this proxy statement as Annex K and is incorporated by reference into this proxy statement in its entirety. Summit stockholders should read the opinion in its entirety for a discussion of the various assumptions made, procedures followed, matters considered, and qualifications and limitations on the scope of review undertaken by Morgan Stanley in rendering its opinion. This summary is qualified in its entirety by reference to the full text of such opinion. Morgan Stanley’s opinion was directed to the Board and addressed only the fairness from a financial point of view to Summit, as of the date of the opinion, of the Consideration to be paid by Summit pursuant to the Transaction Agreement. Morgan Stanley’s opinion did not address any other aspects of the proposed Transaction and did not and does not constitute a recommendation as to how the stockholders of Summit should vote at the stockholders’ meeting to be held in connection with the proposed Transaction.
In arriving at its opinion, Morgan Stanley:
•	Reviewed certain publicly available financial statements and other business and financial information of Argos USA and Summit;
•	Reviewed certain internal financial statements and other financial and operating data concerning Argos USA and Summit;
•
Reviewed certain financial projections for Argos USA and Summit prepared by the managements of Argos USA and Summit (as more fully described in the section entitled “Certain Unaudited Financial Projections” beginning on page [•] of this proxy statement);

•	Reviewed information relating to certain strategic, financial and operational benefits anticipated from the Transaction, prepared by the management of Summit;
•
Discussed the past and current operations and financial condition and the prospects of Argos USA, including information relating to certain strategic, financial and operational benefits anticipated from the proposed Transaction, with senior executives of Argos USA and Summit;

•
Discussed the past and current operations and financial condition and the prospects of Summit, including information relating to certain strategic, financial and operational benefits anticipated from the proposed Transaction, with senior executives of Summit;

•	Reviewed the pro forma impact of the proposed Transaction on Summit’s cash flow, consolidated capitalization and certain financial ratios;
•	Reviewed the reported prices and trading activity for Class A Common Stock;
•
Compared the financial performance of Argos USA and Summit and the prices and trading activity of Summit common stock with that of certain other publicly-traded companies comparable with Argos USA and Summit, respectively, and their securities;

•	Reviewed the financial terms, to the extent publicly available, of certain comparable acquisition transactions;

•	Participated in certain discussions and negotiations among representatives of Argos USA, Cementos Argos and Summit and their financial and legal advisors;
•
Reviewed a draft of the Transaction Agreement and a draft of the commitment letter, each substantially in the form of the drafts received by Morgan Stanley on September 5, 2023 (the “Debt Commitment Letter”) and certain related documents; and

•	Performed such other analyses, reviewed such other information and considered such other factors as Morgan Stanley deemed appropriate.
In arriving at its opinion, Morgan Stanley assumed and relied upon, without independent verification, the accuracy and completeness of the information that was publicly available or supplied or otherwise made available to Morgan Stanley by Summit, and formed a substantial basis for its opinion. With respect to the financial projections provided by the managements of Argos USA and Summit, including information relating to certain strategic, financial and operational benefits anticipated from the proposed Transaction, Morgan Stanley assumed that they were reasonably prepared on bases reflecting the best currently available estimates and judgments of the respective managements of Argos USA and Summit. Morgan Stanley relied upon, without independent verification, the assessment by the management of Summit of: (i) the strategic, financial and other benefits expected to result from the proposed Transaction; (ii) the timing and risks associated with the integration of Argos USA and Summit; (iii) their ability to retain key employees of Argos USA and Summit, respectively and (iv) the validity of, and risks associated with, Argos USA and Summit’s existing and future technologies, intellectual property, products, services and business models. In addition, Morgan Stanley assumed that the proposed Transaction will be consummated in accordance with the terms set forth in the Transaction Agreement without any waiver, amendment or delay of any terms or conditions, including, among other things, that Summit will obtain financing in accordance with the terms set forth in the Debt Commitment Letter, and that the definitive Transaction Agreement would not differ in any material respect from the draft thereof furnished to Morgan Stanley. Morgan Stanley assumed that in connection with the receipt of all the necessary governmental, regulatory or other approvals and consents required for the proposed Transaction, no delays, limitations, conditions or restrictions will be imposed that would have a material adverse effect on the contemplated benefits expected to be derived in the proposed Transaction. Morgan Stanley is not a legal, tax or regulatory advisor. Morgan Stanley is a financial advisor only and relied upon, without independent verification, the assessment of Summit and Argos USA and their legal, tax or regulatory advisors with respect to legal, tax or regulatory matters. Morgan Stanley expressed no opinion with respect to the fairness of the amount or nature of the compensation to any of the Argos USA’s officers, directors or employees, or any class of such persons, relative to the consideration to be paid to Cementos Argos or received by the holders of shares of Argos USA common stock in the proposed Transaction. Morgan Stanley did not make any independent valuation or appraisal of the assets or liabilities of Argos USA or Summit, nor was Morgan Stanley furnished with any such valuations or appraisals. Morgan Stanley’s opinion did not address the relative merits of the transactions contemplated by the Transaction Agreement as compared to other business or financial strategies that might be available to Summit, nor did it address the underlying business decision of Summit to enter into the Transaction Agreement or proceed with any other transaction contemplated by the Transaction Agreement. Morgan Stanley did not express any view on, and Morgan Stanley’s opinion did not address, any other term or aspect of the Transaction Agreement or the transactions contemplated thereby or any term or aspect of any other agreement or instrument contemplated by the Transaction Agreement or entered into or amended in connection therewith. Morgan Stanley’s opinion was necessarily based on financial, economic, market and other conditions as in effect on, and the information made available to Morgan Stanley as of September 5, 2023. Events occurring after such date may affect Morgan Stanley’s opinion and the assumptions used in preparing it, and Morgan Stanley did not assume any obligation to update, revise or reaffirm its opinion.
Summary of Financial Analyses
The following is a summary of the material financial analyses performed by Morgan Stanley in connection with the preparation of its oral opinion and written opinion delivered to the Board on September 5, 2023. The following summary is not a complete description of Morgan Stanley’s opinion or the financial analyses performed and factors considered by Morgan Stanley in connection with its opinion, nor does the order of analyses described represent the relative importance or weight given to those analyses. In connection with arriving at its opinion, Morgan Stanley considered the results of all analyses undertaken and assessed as a whole, and did not draw, in isolation, conclusions from or with regard to any one factor or method of analyses.

Considering any portion of such analyses and factors considered, without considering all analyses and factors as a whole, could create a misleading or incomplete view of the process underlying Morgan Stanley’s opinion. Some of the financial analyses summarized below include information presented in tabular format. In order to fully understand the financial analyses used by Morgan Stanley, the tables must be read together with the text of each summary. The tables alone do not constitute a complete description of the financial analyses, and mathematical analyses (such as determining the average or median) is not in itself a meaningful method of using the data referred to below.
Unless stated otherwise, the following quantitative information, to the extent that it is based on market data, is based on market data as it existed on or before September 1, 2023, the last trading day prior to the date of the meeting of the Board at which Morgan Stanley rendered its oral opinion and is not necessarily indicative of current market conditions. Capitalization information for Summit, including fully-diluted number of shares outstanding and balance sheet information, was provided on September 1, 2023 by Summit management to Morgan Stanley, and was approved by Summit management for Morgan Stanley’s use in its financial analyses.
In performing its financial analyses summarized below and in arriving at its opinion, Morgan Stanley used and relied upon the Argos USA financial projections, the Summit financial projections and estimates of certain strategic, financial and operational benefits, including synergies, projected by the management of Summit.
For purposes of the analyses summarized below, the implied value of the Consideration to be paid by Summit was assumed to be $3.3 billion, consisting of $1.2 billion in cash consideration (assuming for such purposes that the adjustments to the cash consideration provided for in the Transaction Agreement would be equal to zero) and $2.1 billion in stock consideration, based on 54,720,000 shares of Class A Common Stock issued multiplied by the $38.37 per share closing price of Class A Common Stock on September 1, 2023.
Analyses Relating to Argos USA
Discounted Cash Flow Analysis
Morgan Stanley performed a discounted cash flow, which we refer to as DCF, analysis for Argos USA, which is designed to provide an implied value of a company by calculating the present value of the estimated future cash flows and terminal value of a company.
Morgan Stanley calculated ranges of implied enterprise values for Argos USA based on the estimated cash flows contained in each of the Synergized Case (including the effect of synergies) and the Argos Base Case (which did not give effect to synergies).
For purposes of its DCF analyses, Morgan Stanley calculated a terminal value for Argos USA (based on each of the Synergized Case and the Argos Base Case) as of December 31, 2028, by applying a range of perpetual growth rates of 2.0% to 3.0%, selected based on Morgan Stanley’s experience and professional judgment, to the terminal year unlevered free cash flows and, for the Synergized Case, adjusting for the full potential run-rate synergies to be achieved after the forecast period. The unlevered free cash flows from calendar years 2024 to 2028 and the terminal value were then discounted to present values as of December 31, 2023 using a range of discount rates of 8.8% to 10.3% (which Morgan Stanley derived based on Argos USA’s assumed weighted average cost of capital using its experience and professional judgment), to calculate an implied aggregate value for Argos USA.
Based on the above-described analyses, Morgan Stanley derived an enterprise value range of Argos USA of $3.4 billion to $4.8 billion based on the Argos Base Case, and an enterprise value range of $4.2 billion to $6.0 billion based on the Synergized Case. Morgan Stanley compared these ranges to the implied value of the Consideration of $3.3 billion, consisting of $1.2 billion in cash consideration and $2.1 billion in stock consideration, based on 54,720,000 shares of Class A Common Stock issued multiplied by the $38.37 per share closing price of Class A Common Stock on September 1, 2023.
Comparable Company Analysis
Morgan Stanley performed a comparable company trading analysis, which attempts to provide an implied value of a company by comparing it to similar companies that are publicly traded. Morgan Stanley reviewed and compared, using publicly available information, certain future financial information for Argos USA with corresponding future financial information, ratios and public market multiples for publicly traded companies in the heavy building materials space that shared certain similar business and operating characteristics to Argos USA.

These companies were chosen based on Morgan Stanley’s knowledge of the industry and because they have businesses that may be considered similar to Argos USA’s business. Although none of such companies are identical or directly comparable to Argos USA, these companies are publicly traded companies with operations and/or other criteria, such as lines of business, markets, business risks, growth prospects, maturity of business and size and scale of business, that, for purposes of its analysis, Morgan Stanley considered similar to Argos USA.
For purposes of this analysis, for each of the selected publicly traded companies listed below, Morgan Stanley analyzed the ratio of the aggregate value, which we refer to as AV, which Morgan Stanley defined as fully diluted market capitalization plus net debt, of such company to its estimated earnings before interest, taxes, depreciation and amortization, which we refer to as EBITDA, for each of calendar years 2023 and 2024. Morgan Stanley calculated the estimated enterprise value of Argos USA based on (i) the AV/EBITDA multiples for each of the selected companies for calendar year 2023, multiplied by Argos USA’s estimated EBITDA of $309 million for calendar year 2023, based on the Argos Base Case, and (ii) the AV/EBITDA multiples for each of the selected companies for calendar year 2024, multiplied by Argos USA’s estimated EBITDA of $357 million for calendar year 2024, also based on the Argos Base Case. The statistics for each of the selected companies and the corresponding estimated enterprise value of Argos USA are summarized as follows:
Comparable Company Multiples
Selected Company	2023E AV/EBITDA Multiples Implied	Implied Enterprise Value of Argos USA based on 2023E AV/EBITDA Multiples ($B)	2024E AV/EBITDA Multiples Implied	Implied Enterprise Value of Argos USA based on 2024E AV/EBITDA Multiples ($B)
Eagle Materials Inc.	9.8x	3.0	9.4x	3.4
Knife River Corporation	10.3x	3.2	9.3x	3.3
Summit	11.0x	3.4	10.0x	3.6
Morgan Stanley compared the estimated enterprise values to the implied value of the Consideration of $3.3 billion, consisting of $1.2 billion in cash consideration and $2.1 billion in stock consideration, based on 54,720,000 shares of Class A Common Stock issued multiplied by the $38.37 per share closing price of Class A Common Stock on September 1, 2023.
No company utilized in the comparable company analysis is identical to Argos USA. In evaluating comparable companies, Morgan Stanley made judgments and assumptions with regard to industry performance, general business, economic, market and financial conditions, and other matters, many of which are beyond the control of Argos USA or Summit. These include, among other things, comparable company growth, the impact of competition on the businesses of Summit and the industry generally, industry growth and the absence of any adverse material change in the financial condition and prospects of Argos USA or the industry, or in the financial markets in general. Mathematical analysis (such as determining the mean) is not in itself a meaningful method of using comparable company data.
Selected Precedent Transactions Analysis
Morgan Stanley performed a selected precedent transactions analysis, which is designed to imply a value of a company based on publicly available financial terms of selected transactions. Morgan Stanley selected certain transactions involving the acquisition of heavy building materials companies since 2015 for which relevant financial information was publicly available.

For these transactions, Morgan Stanley reviewed the consideration paid and calculated the ratio of the AV of each transaction to the EBITDA of the target company for the last twelve months, which we refer to as LTM EBITDA, based on publicly available financial information. Morgan Stanley reviewed the following transactions in connection with this analysis:
Selected Precedent Transaction Multiples
Announce Date	Acquiror	Target
June 2021	Vulcan Materials Company	U.S. Concrete, Inc.
May 2021	Martin Marietta Materials, Inc.	Lehigh Hanson, Inc.’s West Region assets
November 2019	Eagle Materials Inc.	Kosmos Cement Company’s Louisville, Kentucky cement plant and related assets
November 2017	CRH plc	Suwannee American Cement LLC
September 2017	CRH plc	Ash Grove Cement Company
September 2016	Eagle Materials Inc.	CEMEX S.A.B. de C.V.’s Fairborn, Ohio cement plant and related assets
August 2016	Argos USA	HeidelbergCement AG’s Martinsburg, West Virginia plant and related assets (FTC mandated)
August 2015	Taiheiyo Cement U.S.A., Inc.	Martin Marietta Materials, Inc.’s California cement assets
These transactions varied significantly based upon company scale, product mix, and geography. Based on its professional judgment and taking into consideration, among other things, (i) the observed multiples for the selected transactions listed above (which indicated a median AV / LTM EBITDA multiple of 11.6x), (ii) the different business, financial and operating characteristics of the companies in such transactions as compared to Argos USA and (iii) the prevailing market trends for the valuation and performance of heavy building materials companies at the time of each transaction as compared to the current prevailing market trends, Morgan Stanley selected a representative range of AV/LTM EBITDA multiples from 10.0x to 12.0x and applied this range of financial multiples to Argos USA’s LTM EBITDA as of September 30, 2023 of $295 million, based on actual results from October 1, 2022 through June 30, 2023 and forecast projections of Summit management from July 1, 2023 through September 30, 2023. Based on this analysis, Morgan Stanley derived a range of enterprise values of Argos USA of $3.0 billion to $3.5 billion. Morgan Stanley compared this range to the implied value of the Consideration of $3.3 billion, consisting of $1.2 billion in cash consideration and $2.1 billion in stock consideration, based on 54,720,000 shares of Class A Common Stock issued multiplied by the $38.37 per share closing price of Class A Common Stock on September 1, 2023.
No company or transaction utilized in the precedent transaction analysis is identical to Argos USA or the proposed Transaction. In evaluating the selected precedent transactions, Morgan Stanley made judgments and assumptions with regard to general business, market and financial conditions and other matters, that are beyond the control of Argos USA, such as the impact of competition on the business of Argos USA or the industry generally, industry growth and the absence of any adverse material change in the financial condition of Argos USA or the industry or in the financial markets in general, which could affect the public trading value of the companies and the aggregate value of the transactions to which they are being compared.
Analyses Relating to Summit
Discounted Cash Flow Analysis
Morgan Stanley performed a DCF analysis for Summit, which is designed to provide an implied value of a company by calculating the present value of the estimated future cash flows and terminal value of a company.
Morgan Stanley calculated a range of implied equity values per share of common stock based on the estimated cash flows contained in the Summit financial projections.
For purposes of its DCF analyses, Morgan Stanley calculated a terminal value for Summit as of December 31, 2028, by applying a range of perpetual growth rates of 2.0% to 3.0%, selected based on Morgan Stanley’s experience and professional judgment, to the terminal year unlevered free cash flow. The unlevered free cash flows from calendar years 2024 to 2028 and the terminal value were then discounted to present values as of

December 31, 2023 using a range of discount rates of 8.8% to 10.3% (which Morgan Stanley derived based on Summit’s assumed weighted average cost of capital using its experience and professional judgment), and adjusted by Summit’s estimated net debt as of December 31, 2023, as provided by Summit’s management. Morgan Stanley divided the resulting equity value by the number of fully diluted shares of Summit common stock outstanding, as provided by Summit’s management, and added back between $2.54 to $2.66 per share, based on the same range of discount rates noted above, to reflect the per-share value of certain tax attributes and structuring, net of payments under Summit’s tax receivables agreement, in each case as provided by Summit’s management.
Based on the above-described analysis, Morgan Stanley derived a range of implied equity values per share of Summit common stock of $30.50 per share to $46.25 per share, rounded to the nearest $0.25 per share.
Morgan Stanley compared this equity value per share range to the closing trading price of Class A Common Stock on September 1, 2023, the last trading day prior to the date of Morgan Stanley’s presentation to the Board, of $38.37.
Discounted Equity Value Analysis
Morgan Stanley performed a discounted equity value analysis, which is designed to provide insight into a theoretical estimate of the future implied value of a company’s common equity as a function of such company’s estimated future earnings and a theoretical range of trading multiples. The resulting estimated future implied value is subsequently discounted back to the present day at the company’s cost of equity in order to arrive at an illustrative estimate of the present value for the company’s theoretical future implied stock price.
As part of this analysis, Morgan Stanley calculated future ranges of implied equity values per share of Summit common stock as of each of January 1, 2026, January 1, 2027 and January 1, 2028, respectively, and subsequently discounted each such theoretical future value range to arrive at an illustrative present value range of implied share prices for Class A Common Stock as of December 31, 2023.
To calculate the future ranges of implied equity values, Morgan Stanley applied a range of next twelve months, which we refer to as NTM, AV/EBITDA multiples of 8.5x to 10.5x, derived by Morgan Stanley using its experience and professional judgment, to Summit’s estimated NTM EBITDA as of each of January 1, 2026, January 1, 2027 and January 1, 2028, in each case based on the Summit financial projections, and then subtracted the amount of Summit’s estimated net debt as of each date, respectively, as provided by Summit’s management. Morgan Stanley then divided the resulting implied equity values by Summit’s fully diluted shares outstanding, as provided by Summit’s management, to derive ranges of future implied equity values per share. Morgan Stanley then discounted the resulting implied equity values per share to December 31, 2023 at a discount rate equal to 11.0%, which discount rate was selected by Morgan Stanley based upon its professional judgment and taking into account Summit’s assumed cost of equity of 11.0%.
Based on this analysis, Morgan Stanley derived a range of implied equity values per share of Class A Common Stock of $35.25 to $46.25, rounded to the nearest $0.25 per share.
Morgan Stanley compared this equity value per share range to the closing trading price of Class A Common Stock on September 1, 2023, the last trading day prior to the date of Morgan Stanley’s presentation to the Board, of $38.37.
Comparable Company Analysis
Morgan Stanley performed a comparable company trading analysis, which attempts to provide an implied value of a company by comparing it to similar companies that are publicly traded. Morgan Stanley reviewed and compared, using publicly available financial information, certain future financial information for Summit with corresponding future financial information, ratios and public market multiples for publicly traded companies in the heavy building materials space that shared certain similar business and operating characteristics to Summit.
These companies were chosen based on Morgan Stanley’s knowledge of the industry and because they have businesses that may be considered similar to Summit’s business. Although none of such companies are identical or directly comparable to Summit, these companies are publicly traded companies with operations and/or other criteria, such as lines of business, markets, business risks, growth prospects, maturity of business and size and scale of business, that, for purposes of its analysis, Morgan Stanley considered similar to Summit.

For purposes of this analysis, for each of the selected publicly traded companies listed below, Morgan Stanley analyzed the ratio of the AV of such company to its EBITDA for each of calendar years 2023 and 2024. Morgan Stanley calculated the estimated implied equity value of Summit based on (i) the AV/EBITDA multiples for each of the selected companies for calendar year 2023, multiplied by Summit’s estimated EBITDA for calendar year 2023 of $582 million, based on the Summit financial projections, and of $560 million, based on the median estimate as of September 1, 2023 per Thomson consensus projections, and (ii) the AV/EBITDA multiples for each of the selected companies for calendar year 2024, multiplied by Summit’s estimated EBITDA for calendar year 2024 of $641 million, based on the Summit financial projections, and of $616 million, based on the median estimate as of September 1, 2023 per Thomson consensus projections, as adjusted by Summit’s estimated net debt as of December 31, 2023, as provided by Summit’s management. Morgan Stanley then divided the resulting implied equity values by Summit’s fully diluted shares outstanding, as provided by Summit’s management, to derive implied equity values per share of Summit. The statistics for each of the selected companies and the corresponding estimated implied value per share (rounded to the nearest $0.25 per share) are summarized as follows:
Comparable Company Multiples for FY 2023E
Selected Company	AV/EBITDA	Implied Value per Share of Summit based on AV/EBITDA (Summit financial projections)	Implied Value per Share of Summit based on AV/EBITDA (Consensus)
Eagle Materials Inc.	9.8x	$37.00	$35.50
Knife River Corporation	10.3x	$39.50	$37.75
Martin Marietta Materials, Inc.	15.9x	$66.25	$63.50
Vulcan Materials Company	16.9x	$71.00	$68.00
Comparable Company Multiples for FY 2024E
Selected Company	AV/EBITDA	Implied Value per Share of Summit based on AV/EBITDA (Summit financial projections)	Implied Value per Share of Summit based on AV/EBITDA (Consensus)
Eagle Materials Inc.	9.4x	$39.75	$37.75
Knife River Corporation	9.3x	$39.25	$37.25
Martin Marietta Materials, Inc.	14.6x	$67.00	$64.25
Vulcan Materials Company	15.2x	$70.25	$67.25
Morgan Stanley compared these estimated implied values per share to the closing trading price of Class A Common Stock on September 1, 2023, the last trading day prior to the date of Morgan Stanley’s presentation to the Board, of $38.37.
No company utilized in the comparable company analysis is identical to Summit. In evaluating comparable companies, Morgan Stanley made judgments and assumptions with regard to industry performance, general business, economic, market and financial conditions, and other matters, many of which are beyond the control of Summit. These include, among other things, comparable company growth, the impact of competition on the businesses of Summit and the industry generally, industry growth and the absence of any adverse material change in the financial condition and prospects of Summit or the industry, or in the financial markets in general. Mathematical analysis (such as determining the mean) is not in itself a meaningful method of using comparable company data.
Historical Trading Ranges
For reference purposes only, and not as a component of its fairness analysis, Morgan Stanley reviewed the historical trading data of shares of Class A Common Stock for the 52-week period ending September 1, 2023, and noted that, during such period, the highest intraday trading price per share of Class A Common Stock was $39.56 and the lowest intraday trading price per share of Class A Common Stock was $22.80.
Undiscounted Equity Research Analysts’ Price Targets
For reference purposes only, and not as a component of its fairness analysis, Morgan Stanley reviewed the undiscounted price targets for shares of Class A Common Stock as of September 1, 2023 prepared by 14 equity research analysts, as published in Capital IQ. These targets generally reflect each analyst’s estimate of the future public market trading price of shares of Class A Common Stock. The range of equity analyst undiscounted price targets for Class A Common Stock was $37.00 per share to $50.00 per share. Morgan Stanley also noted that the median of equity analyst undiscounted price targets for Class A Common Stock was $43.00 per share of Class A Common Stock.
The price targets published by equity research analysts do not necessarily reflect current market trading prices for Class A Common Stock and these estimates are subject to uncertainties, including the future financial performance of Summit and future financial market conditions.
Relative Ownership Implied by DCF Analysis
Morgan Stanley calculated the estimated implied ownership percentage range for Cementos Argos implied by the discounted cash flow analyses described above under “— Analyses Relating to Summit — Discounted Cash Flow Analysis” and “— Analyses Relating to Argos USA — Discounted Cash Flow Analysis.” Morgan Stanley calculated the low end of the implied ownership percentage range by dividing the lowest implied enterprise value for Argos USA based on the Argos Base Case, less the estimated $1.2 billion of cash consideration to be paid to Argos USA stockholders at the completion of the Transaction, by the highest implied equity value for Summit. Morgan Stanley calculated the high end of the implied ownership percentage range by dividing the highest implied enterprise value for Argos USA based on the Argos Base Case, less the estimated $1.2 billion of cash consideration to be paid to Argos USA stockholders at the completion of the Transaction, by the lowest implied equity value for Summit. This analysis resulted in an implied cash adjusted ownership percentage range for Cementos Argos (rounded to one decimal place) of 28.2% to 49.1%, which Morgan Stanley compared to the cash-adjusted ownership percentage for Cementos Argos implied by the Consideration of 31.0%.
Pro Forma Combined Company Analysis
Morgan Stanley conducted a DCF analysis of Summit pro forma for the proposed Transaction, which is referred to in this section of the proxy statement as the pro forma DCF, using the projections for Summit and Argos USA and other information and data for each of Summit and Argos USA as described above and provided by Summit. The pro forma DCF analysis reflected (i) the mid-point of the ranges of stand-alone DCF values derived for each of Summit and Argos USA (based on the Argos Base Case), in each case as described above under “— Analyses Relating to Summit—Discounted Cash Flow Analysis” and “— Analyses Relating to Argos USA—Discounted Cash Flow Analysis,” respectively, plus (ii) the incremental value of net combination benefits as reflected by the mid-point of the range of the DCF values of Argos USA (based on the Synergized Case), minus (iii) the estimated $1.2 billion of cash consideration to be paid to Argos USA stockholders at the completion of the Transaction. Morgan Stanley then divided the resulting implied total equity value ranges by Summit’s pro forma fully diluted shares outstanding, calculated as Summit’s fully diluted shares outstanding, as provided by Summit’s management, as adjusted for newly issued shares in the Transaction. Based on the above-described analysis, Morgan Stanley derived a pro forma implied equity value per share of Class A Common Stock of $46.47. Morgan Stanley compared the pro forma implied equity value per share of Class A Common Stock to the stand-alone implied equity values per share of Class A Common Stock, as described above under “— Analyses Relating to Summit — Discounted Cash Flow Analysis.” Based on this analysis, the proposed Transaction would be accretive to Summit’s DCF equity value per share at the value implied by the DCF analysis.
Morgan Stanley also performed a discounted equity value analysis pro forma for the proposed Transaction. As part of this analysis, Morgan Stanley calculated future ranges of implied equity values per share of Class A Common Stock pro forma for the proposed Transaction as of each of January 1, 2026, January 1, 2027 and January 1, 2028, respectively, and subsequently discounted each such theoretical future value range to arrive at an illustrative present value range of implied share prices for Class A Common Stock pro forma for the proposed Transaction as of December 31, 2023.
To calculate the future ranges of pro forma implied equity values, Morgan Stanley applied a range of NTM AV/EBITDA multiples of 8.5x to 10.5x, derived by Morgan Stanley using its experience and professional judgment, to Summit’s estimated NTM AV/EBITDA, pro forma for the proposed Transaction, as of each of January 1, 2026, January 1, 2027 and January 1, 2028, in each case based on the Summit financial projections and the Argos USA financial projections (based on the Synergized Case), and then subtracted the amount of

Summit’s estimated net debt pro forma for the proposed transaction as of each date, respectively, as provided by Summit’s management. Morgan Stanley then divided the resulting pro forma implied equity values by Summit’s pro forma fully diluted shares outstanding (as adjusted for newly issued shares in the Transaction) to derive ranges of future pro forma implied equity values per share. Morgan Stanley then discounted the resulting pro forma implied equity values per share to December 31, 2023 at a discount rate equal to 11.0%, which discount rate was selected by Morgan Stanley based upon its professional judgment and taking into account Summit’s assumed cost of equity of 11.0%.
Based on this analysis, Morgan Stanley derived a range of pro forma implied equity values per share of Class A Common Stock of $40.01 to $54.13.
Morgan Stanley compared this pro forma implied equity value per share range to the stand-alone implied equity values per share of Class A Common Stock, as described above under “— Analyses Relating to Summit — Discounted Equity Value Analysis.” Based on this analysis, the proposed Transaction would be accretive to Summit’s discounted equity value per share at the value implied by the discounted equity value analysis.
General
In connection with the review of the proposed Transaction by the Board, Morgan Stanley performed a variety of financial and comparative analyses for purposes of rendering its opinion. The preparation of a financial opinion is a complex process and is not necessarily susceptible to a partial analysis or summary description. In arriving at its opinion, Morgan Stanley considered the results of all of its analyses as a whole and did not attribute any particular weight to any analysis or factor it considered. Morgan Stanley believes that selecting any portion of its analyses, without considering all analyses as a whole, would create an incomplete view of the process underlying its analyses and opinion. In addition, Morgan Stanley may have given various analyses and factors more or less weight than other analyses and factors and may have deemed various assumptions more or less probable than other assumptions. As a result, the ranges of valuations resulting from any particular analysis described above should not be taken to be Morgan Stanley’s view of the actual value of Argos USA or Summit. In performing its analyses, Morgan Stanley made numerous assumptions with respect to industry performance, general business, economic, market and financial conditions and other matters, many of which are beyond the control of Argos USA or Summit. Any estimates contained in Morgan Stanley’s analyses are not necessarily indicative of future results or actual values, which may be significantly more or less favorable than those suggested by such estimates.
Morgan Stanley conducted the analyses described above solely as part of its analysis of the fairness from a financial point of view to Summit of the Consideration to be paid by Summit pursuant to the Transaction Agreement and in connection with the delivery of its opinion, dated September 5, 2023, to the Board. These analyses do not purport to be appraisals or to reflect the prices at which shares of Class A Common Stock might actually trade.
The Consideration to be paid by Summit pursuant to the Transaction Agreement was determined through arm’s-length negotiations between Argos USA and Summit and was unanimously approved by the Board. Morgan Stanley provided advice to the Board during these negotiations but did not, however, recommend any specific consideration to Summit or the Board or that any specific consideration constituted the only appropriate consideration for the Transaction.
Morgan Stanley’s opinion and its presentation to the Board was one of many factors taken into consideration by the Board in deciding to approve, adopt and authorize the Transaction Agreement and the transactions contemplated thereby. Consequently, the analyses described above should not be viewed as determinative of the opinion of the Board with respect to the Consideration pursuant to the Transaction Agreement or of whether the Board would have been willing to agree to different consideration. Morgan Stanley’s opinion was approved by a committee of Morgan Stanley investment banking and other professionals in accordance with Morgan Stanley’s customary practice.
The Board retained Morgan Stanley based upon Morgan Stanley’s qualifications, experience and expertise. Morgan Stanley is a global financial services firm engaged in the securities, investment management and individual wealth management businesses. Morgan Stanley’s securities business is engaged in securities underwriting, trading and brokerage activities, foreign exchange, commodities and derivatives trading, prime brokerage, as well as providing investment banking, financing and financial advisory services. Morgan Stanley, its affiliates, directors and officers may at any time invest on a principal basis or manage funds that invest, hold long or short positions, finance positions, and may trade or otherwise structure and effect transactions, for their own account or the accounts of their customers, in debt or equity securities or loans of Argos USA, Summit, or any other company, or any currency or commodity, that may be involved in the proposed Transaction, or any related derivative instrument.
Under the terms of its engagement letter, Morgan Stanley provided the Board with financial advisory services and a fairness opinion, described in this section and attached to this proxy statement as Annex K, in connection with the proposed Transaction, and Summit has agreed to pay Morgan Stanley a fee for its services of $30 million, $7.5 million of which was payable as of Morgan Stanley’s delivery of its fairness opinion and the remainder of which is payable if the Transaction is consummated. Summit has also agreed to reimburse Morgan Stanley for certain of its expenses, including reasonable fees of outside counsel and other professional advisors, incurred in connection with its engagement. In addition, Summit has agreed to indemnify Morgan Stanley and its affiliates, their respective officers, directors, employees and agents, and each other person, if any, controlling Morgan Stanley or any of its affiliates against certain losses, claims, damages and liabilities, including liabilities under the federal securities laws, related to or arising out of Morgan Stanley’s engagement. Affiliates of Morgan Stanley are also entitled to receive fees in connection with the transactions contemplated by the commitment letter for the debt financing relating to the Transaction.
Morgan Stanley holds an aggregate interest of less than 1% in the common stock of each of Summit, Cementos Argos, Grupo Argos, and Grupo de Inversiones Suramericana S.A., which interests are held in connection with Morgan Stanley’s (i) investment management business, (ii) wealth management business, including client discretionary accounts, or (iii) ordinary course trading activities, including hedging activities. In the two years prior to the date of its opinion, Morgan Stanley and its affiliates (i) have provided certain financing services to Summit and have received aggregate fees of less than $1 million in connection with such services and (ii) have not received any fees from Argos USA, Cementos Argos, Grupo Argos and the majority-controlled affiliates and portfolio companies of Grupo Argos that Morgan Stanley have been able to identify, for financial advisory or financing services. Morgan Stanley and its affiliates may in the future also seek to provide other financial advisory and financing services to Summit, Argos USA and their respective affiliates, and would expect to receive fees for the rendering of these services.
Financing of the Transaction
Summit is pursuing a number of financing options, and anticipates that the funds needed to complete the Transaction will be derived from a combination of available cash on hand and debt financing, which may include, without limitation, some combination of the following: (a) borrowings under the committed 364-Day Bridge Facility described below; (b) the issuance of senior unsecured notes, other debt securities and/or term loans; and/or (c) borrowings under Summit’s Existing Credit Facility and/or an upsizing thereof, including pursuant to an incremental amendment. At or prior to the consummation of the Transaction, Summit expects to enter into definitive documentation for the debt financing. Summit’s obligation to consummate the Transaction is not conditioned on Summit obtaining any financing for the Transaction. See “Risk Factors — Risks Related to the Transaction — There can be no assurance that we will be able to obtain financing for the funds necessary to pay the Cash Consideration for the Transaction, in a timely manner, or at all.”
Committed 364-Day Bridge Facility
Contemporaneously with the execution of the Transaction Agreement, Summit obtained a debt financing commitment for the Transaction, the aggregate proceeds of which may be used by Summit to pay a portion or all of the Cash Consideration for the Transaction and pay related transaction costs.
The Bridge Commitment Parties have committed to provide the 364-Day Bridge Facility to Summit Materials, LLC on the terms and conditions set forth in the Debt Commitment Letter. The amount of the 364-Day Bridge Facility available at closing of the Transaction is subject to reduction in accordance with the terms of the Debt Commitment Letter, including, but not limited to, reduction from certain debt issuances by Summit.
Morgan Stanley Senior Funding, Inc., Goldman Sachs Bank USA, Royal Bank of Canada, Citigroup Global Markets Inc., Barclays Bank PLC, Capital One, National Association and PNC Bank, National Association have committed to fund the principal amount of the 364-Day Bridge Facility as follows: Morgan Stanley Senior Funding, Inc., 34%; Goldman Sachs Bank USA, 20%; Royal Bank of Canada, 17%; Citigroup Global Markets

Inc., 9%; Barclays Bank PLC, 9%; Capital One, National Association, 9%; and PNC Bank, National Association, 2%. The funding of the 364-Day Bridge Facility is not a condition to Summit’s obligations under the Transaction Agreement. Certain of the Bridge Commitment Parties or their respective affiliates have provided, or may in the future provide, certain commercial banking, financing advisory, investment banking and other services in the course of business for Summit, its subsidiaries and certain of its affiliates, for which they have received customary fees and commissions.
Subject to satisfaction of the conditions precedent set forth in the Debt Commitment Letter, Summit will have the option to draw on the 364-Day Bridge Facility to fund all or a portion of the Cash Consideration at the closing of the Transaction. The amount drawn will depend on a number of factors, including whether Summit issues senior unsecured notes, other debt securities and/or term loans or makes incremental borrowings under its Existing Credit Facility at or prior to the closing of the Transaction. Once drawn, amounts outstanding under the 364-Day Bridge Facility will mature on the date that is 364 days following the closing date. The interest rate payable on amounts outstanding under the 364-Day Bridge Facility for the first 90 day period commencing on the closing date shall be payable, at Summit’s option, at Term SOFR (as defined in the Debt Commitment Letter) plus (x) prior to the occurrence of a Collateral Trigger Event (as defined in the Debt Commitment Letter), 325 basis points per annum and (y) upon and following the occurrence of a Collateral Trigger Event, 275 basis points per annum, subject to a Term SOFR floor of 0.00% per annum or a Base Rate (as defined in the Debt Commitment Letter) plus (x) prior to the occurrence of a Collateral Trigger Event, 225 basis points per annum and (y) upon and following the occurrence of a Collateral Trigger Event, 175 basis points per annum, subject to a Base Rate floor of 1.00% per annum. Thereafter, interest on the 364-Day Bridge Facility will increase by an additional 25 basis points at the beginning of each 90-day period subsequent to the initial 90-day period. Interest on the 364-Day Bridge Facility shall be payable in cash, quarterly in arrears. The 364-Day Bridge Facility will not amortize and any amounts outstanding will be repaid in full on the maturity date. The 364-Day Bridge Facility will be subject to certain customary mandatory prepayment provisions (and, prior to closing, certain mandatory commitment reductions), including in connection with certain equity and debt issuances by Summit, as well as in connection with certain asset sales.
The 364-Day Bridge Facility is expected to contain events of default, representations and warranties and covenants that are substantially the same as those contained in the Existing Credit Facility (subject to certain exceptions set forth in the Debt Commitment Letter).
The obligations of the Bridge Commitment Parties to provide financing under the Debt Commitment Letter are subject to certain conditions, including, without limitation, (i) the negotiation, execution and delivery of definitive loan documentation for the 364-Day Bridge Facility consistent with the terms set forth in the Debt Commitment Letter, (ii) a condition that there has not been a Summit Material Adverse Effect, (iii) the consummation of the Transaction in accordance with the Transaction Agreement substantially concurrently with the funding of the 364-Day Bridge Facility, (iv) the payment of applicable fees and expenses due to the Bridge Commitment Parties and (v) the delivery of certain customary closing documents.
Each Bridge Commitment Party’s commitments and undertakings with respect to the 364-Day Bridge Facility will automatically terminate if (i) the initial borrowing in respect of the 364-Day Bridge Facility does not occur, and the Incremental Revolving Facility (as defined below) is not made available to Summit on or before 11:59 p.m., New York City time, the date that is on or prior to five business days after the End Date or (ii) the Transaction Agreement is validly terminated prior to consummation of the Transaction.
The definitive documentation governing the 364-Day Bridge Facility has not been finalized and, accordingly, the actual terms of the 364-Day Bridge Facility may differ from those described in this proxy statement. Although the 364-Day Bridge Facility is not subject to due diligence or “market out” conditions, such financing may not be considered assured.
Use of Existing Credit Facility and Issuance of New Unsecured Senior Notes
Summit believes it will be able to obtain permanent financing consisting of a combination of (x) borrowings under its Existing Credit Facility and/or an upsizing thereof, including pursuant incremental amendments thereto in order to obtain first lien senior secured term B loans and (y) the issuance of additional unsecured senior notes, other debt securities and/or term loans. In addition, Summit expects to seek incremental revolving facility commitments in an aggregate amount of $230.0 million (“Incremental Revolving Facility”) in connection with the Transaction which increases the revolving credit facility under its Existing Credit Facility from

$395.0 million to $625.0 million and to seek an amendment in connection therewith to permit the incurrence of liens securing the 364-Day Bridge Facility. The terms and conditions of any incremental borrowings under the Existing Credit Facility and/or unsecured senior notes, other debt securities and/or term loans will be subject to market and other conditions and may not be available on acceptable terms or at all.
Total Number of Shares of Class A Common Stock and Preferred Stock to be Issued in the Transaction
Upon completion of the Transaction, 54,720,000 shares of Class A Common Stock and one share of Preferred Stock will be issued to the Cementos Argos as partial consideration for the Purchased Shares to be acquired by Summit pursuant to the Transaction Agreement. As such, it is anticipated that Summit’s current stockholders will own approximately 69% of Summit and Cementos Argos will own, in the aggregate, approximately 31% of Summit after the closing of the Transaction.
Appraisal Rights
Appraisal rights are not available to Summit’s stockholders in connection with the Transaction.
Accounting Treatment
The Transaction will be accounted for using the acquisition method of accounting for business combinations. The allocation of the preliminary estimated Closing Consideration is based upon management’s estimates of and assumptions related to the fair value of assets to be acquired and liabilities to be assumed. Summit expects to finalize its allocation of the Closing Consideration as soon as practicable after completion of the Transaction, but Summit is not required to finalize such allocation for one year from the closing date of the Transaction. For U.S. federal income tax purposes, the Transaction will be treated as a stock purchase such that Summit’s tax basis in the Argos USA assets will initially be valued at carryover basis.
Regulatory Matters
Under the HSR Act and the rules that have been promulgated thereunder by the FTC, certain transactions may not be consummated unless information has been furnished to the Antitrust Division and the FTC and certain waiting period requirements have been satisfied. The Transaction is subject to these requirements and may not be completed until the expiration of a 30-day waiting period following the filing of the required Notification and Report Forms with the Antitrust Division and the FTC. If the FTC or the Antitrust Division makes a request for additional information or documentary material related to the Transaction (a “Second Request”), the waiting period with respect to the Transaction will be extended for an additional period of 30 calendar days, which will begin on the date on which Summit and Argos USA each certify compliance with the Second Request. Complying with a Second Request can take a significant period of time. On September 21, 2023, Summit and Argos USA filed the required forms under the HSR Act with the Antitrust Division and the FTC. The 30-day waiting period with respect to the Transaction, which cannot expire on a Saturday, Sunday or a U.S. federal holiday, expired at 11:59 p.m. Eastern Time on October 23, 2023.
At any time before or after consummation of the Transaction, notwithstanding expiration of the waiting period under the HSR Act, the applicable competition authorities could take such action under applicable antitrust laws as each deems necessary or desirable in the public interest, including seeking to enjoin the consummation of the Transaction. Private parties may also seek to take legal action under the antitrust laws under certain circumstances. We cannot assure you that the Antitrust Division, the FTC, any state attorney general or any other government authority will not attempt to challenge the Transaction on antitrust grounds, and, if such a challenge is made, we cannot assure you as to its result.
Under the deferred prosecution agreement (the “DPA”) between Argos USA and the Department of Justice (the “DOJ”), dated January 4, 2021, notification to and consent of the Antitrust Division is required in connection with the Transaction. Under a compliance agreement between Argos USA LLC and the Federal Highway Administration, dated June 13, 2023, notification to the Federal Highway Administration is required in connection with the Transaction.
Neither Summit nor the Argos Parties is aware of any material regulatory approvals or actions that are required for completion of the Transaction other than the expiration of the waiting period under the HSR Act. It is presently contemplated that if any such additional regulatory approvals or actions are required, those approvals or actions will be sought. There can be no assurance, however, that any additional approvals or actions will be obtained.

THE COMMON STOCK ISSUANCE PROPOSAL
Overview
A portion of the consideration to be paid to Cementos Argos (on behalf of the Argos Parties) in connection with the Transaction will be the Stock Consideration, which consists of (i) the Class A Consideration and (ii) the Preferred Share.
Summit’s stockholders are being asked to approve the issuance of the Class A Consideration pursuant to the terms of the Transaction Agreement in connection with the Transaction. Summit’s stockholders should carefully read this proxy statement in its entirety for more detailed information concerning the Transaction Agreement, which is attached as Annex A to this proxy statement. Please see the section entitled “The Transaction” above for additional information and a summary of certain terms of the Transaction Agreement. You are urged to carefully read the Transaction Agreement in its entirety before voting on this proposal.
We may consummate the Transaction only if this Common Stock Issuance Proposal is approved by the affirmative vote of a majority of the voting power of the outstanding shares of our Common Stock present in person or represented by proxy and entitled to vote at the Special Meeting.
Why Summit Needs Stockholder Approval
Summit is seeking stockholder approval in order to comply with NYSE Listing Rule 312.03. Under NYSE Listing Rule 312.03, stockholder approval is required prior to the issuance of common stock or other securities convertible into or exercisable for common stock, in connection with any transaction or series of related transactions if (i) the common stock has, or will have upon issuance, voting power equal to or in excess of 20% of the voting power outstanding before the issuance of such stock or of securities convertible into or exercisable for common stock; or (ii) the number of shares of common stock to be issued is or will be equal to or in excess of 20% of the number of shares of common stock outstanding before the issuance of the common stock or of securities convertible into or exercisable for common stock.
Pursuant to the terms and conditions of the Transaction Agreement, the aggregate consideration to be paid to the Argos Parties in the Transaction will consist of (i) $1.2 billion of cash (subject to customary adjustments), (ii) 54,720,000 shares of Class A Common Stock and (iii) one share of Preferred Stock. For more information on the closing adjustments to the Cash Consideration, please see the section above entitled “The Transaction — The Transaction Agreement.” Because the Stock Consideration constitutes voting power of Summit that exceeds 20% of the voting power outstanding before the Transaction and includes a number of shares to be issued that exceeds 20% of the number of shares of Common Stock outstanding before the Transaction, NYSE Listing Rule 312.03 requires Summit to obtain stockholder approval before completing the Transaction.
Consequences if the Common Stock Issuance Proposal Is Not Approved
If the Common Stock Issuance Proposal is presented at the Special Meeting and is not approved by Summit’s stockholders, the chair of the Special Meeting may adjourn or postpone the Special Meeting to a later date only to the extent Summit believes in good faith that adjournment or postponement is reasonably necessary (i) to ensure that any required supplement or amendment to this Proxy Statement is delivered to the holders of Class A Common Stock and Class B Common Stock within a reasonable amount of time in advance of the Summit Stockholders Meeting, (ii) to allow reasonable additional time to solicit additional proxies necessary to obtain the Stockholder Approval (including after commencement of a Summit Acquisition Proposal that is a tender offer or exchange offer to the extent necessary to obtain the Stockholder Approval), (iii) to ensure that there are sufficient number of holders of Class A Common Stock and Class B Common Stock represented (either in person or by proxy) and voting to constitute a quorum necessary to conduct the business of the Summit stockholder meeting or (iv) otherwise where required to comply with applicable law following consultation with outside legal counsel.
Effect of Proposal on Summit’s Current Stockholders
If the Common Stock Issuance Proposal is adopted, 54,720,0000 shares of Class A Common Stock will be issued to Cementos Argos pursuant to the Transaction Agreement. The issuance of such shares would result in significant dilution to Summit’s stockholders, and would afford Summit’s stockholders a smaller percentage interest in the voting power, liquidation value and aggregate book value of the Company.

Vote Required for Approval
This Common Stock Issuance Proposal (and consequently, the Transaction and the transactions contemplated thereby) will be adopted and approved by the affirmative vote of a majority of the voting power of the outstanding shares of our Common Stock present in person or represented by proxy and entitled to vote at the Special Meeting, assuming a quorum is present. A stockholder’s failure to vote by proxy or to vote in person at the Special Meeting, as well as any broker non-vote with regard to the Common Stock Issuance Proposal, will have no effect on the outcome of the Common Stock Issuance Proposal. Abstentions will be counted in connection with the determination of whether a valid quorum is established, but will have the effect of a vote “AGAINST” the Common Stock Issuance Proposal.
Recommendation of the Board of Directors
THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT SUMMIT’S STOCKHOLDERS VOTE “FOR” THE COMMON STOCK ISSUANCE PROPOSAL.

THE PREFERRED STOCK ISSUANCE PROPOSAL
Overview
A portion of the consideration to be paid to Cementos Argos (on behalf of the Argos Parties) in connection with the Transaction will be the Stock Consideration, which consists of (i) the Class A Consideration and (ii) the Preferred Share.
Summit’s stockholders are being asked to approve the issuance of the Preferred Share pursuant to the terms of the Transaction Agreement in connection with the Transaction. Summit’s stockholders should carefully read this proxy statement in its entirety for more detailed information concerning the Transaction Agreement, which is attached as Annex A to this proxy statement. Please see the section entitled “The Transaction” above for additional information and a summary of certain terms of the Transaction Agreement. You are urged to carefully read the Transaction Agreement in its entirety before voting on this proposal.
We may consummate the Transaction only if this Preferred Stock Issuance Proposal is approved by the affirmative vote of a majority of the voting power of the outstanding shares of our Common Stock present in person or represented by proxy and entitled to vote at the Special Meeting.
Why Summit Needs Stockholder Approval
Summit is seeking stockholder approval in order to comply with NYSE Listing Rule 312.04. Under NYSE Listing Rule 312.04, stockholder approval is required prior to the issuance of stock or other securities convertible into or exercisable for common stock, in connection with any transaction or series of related transactions if  (i) the common stock has, or will have upon issuance, voting power equal to or in excess of 20% of the voting power outstanding before the issuance of such stock or of securities convertible into or exercisable for common stock; or (ii) the number of shares of common stock to be issued is or will be equal to or in excess of 20% of the number of shares of common stock outstanding before the issuance of the common stock or of securities convertible into or exercisable for common stock.
Pursuant to the terms and conditions of the Transaction Agreement, the aggregate consideration to be paid to the Argos Parties in the Transaction will consist of (i) $1.2 billion of cash (subject to customary adjustments), (ii) 54,720,000 shares of Class A Common Stock and (iii) one share of Preferred Stock. For more information on the closing adjustments to the Cash Consideration, please see the section above entitled “The Transaction — The Transaction Agreement.” Because the Stock Consideration includes one share of Preferred Stock which, together with the Class A Consideration, is in excess of 20% of the voting power outstanding before the Transaction, NYSE Listing Rule 312.04 requires Summit to obtain stockholder approval before completing the Transaction.
Consequences if the Preferred Stock Issuance Proposal Is Not Approved
If the Preferred Stock Issuance Proposal is presented at the Special Meeting and is not approved by Summit’s stockholders, the chair of the Special Meeting may adjourn or postpone the Special Meeting to a later date only to the extent Summit believes in good faith that adjournment or postponement is reasonably necessary (i) to ensure that any required supplement or amendment to this Proxy Statement is delivered to the holders of Class A Common Stock and Class B Common Stock within a reasonable amount of time in advance of the Summit Stockholders Meeting, (ii) to allow reasonable additional time to solicit additional proxies necessary to obtain the Stockholder Approval (including after commencement of a Summit Acquisition Proposal that is a tender offer or exchange offer to the extent necessary to obtain the Stockholder Approval), (iii) to ensure that there are sufficient number of holders of Class A Common Stock and Class B Common Stock represented (either in person or by proxy) and voting to constitute a quorum necessary to conduct the business of the Summit stockholder meeting or (iv) otherwise where required to comply with applicable law following consultation with outside legal counsel.
Effect of Proposal on Summit’s Current Stockholders
If the Preferred Stock Issuance Proposal is adopted, the Preferred Share will be issued to Cementos Argos pursuant to the Transaction Agreement. The issuance of the Preferred Share, together with the Class A Consideration, would, if converted or exercised into Class A Common Stock, result in significant dilution to Summit’s stockholders, and would afford Summit’s stockholders a smaller percentage interest in the voting power, liquidation value and aggregate book value of the Company.

Vote Required for Approval
This Preferred Stock Issuance Proposal (and consequently, the Transaction and the transactions contemplated thereby) will be adopted and approved by the affirmative vote of a majority of the voting power of the outstanding shares of our Common Stock present in person or represented by proxy and entitled to vote at the Special Meeting, assuming a quorum is present. A stockholder’s failure to vote by proxy or to vote in person at the Special Meeting, as well as any broker non-vote with regard to the Preferred Stock Issuance Proposal, will have no effect on the outcome of the Preferred Stock Issuance Proposal. Abstentions will be counted in connection with the determination of whether a valid quorum is established, but will have the effect of a vote “AGAINST” the Preferred Stock Issuance Proposal.
Recommendation of the Board of Directors
THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT SUMMIT’S STOCKHOLDERS VOTE “FOR” THE PREFERRED STOCK ISSUANCE PROPOSAL.

THE ADJOURNMENT PROPOSAL
Overview
The Adjournment Proposal will only be presented to our stockholders at the Special Meeting in the event that there are insufficient votes for, or otherwise in connection with, the approval of the Common Stock Issuance Proposal and/or the Preferred Stock Issuance Proposal.
If Summit’s stockholders approve the Adjournment Proposal, the chair of the Special Meeting, at the direction of the Board, could adjourn the Special Meeting, and any adjourned session of the Special Meeting, and use the additional time to solicit additional votes, including from Summit’s stockholders that have previously submitted proxies, to approve the Common Stock Issuance Proposal and/or the Preferred Stock Issuance Proposal. If the Adjournment Proposal is approved, the Special Meeting may be adjourned in the absence of a quorum by the affirmative vote of Common Stock present in person or by proxy. Even if a quorum is present, the Special Meeting could be adjourned in order to provide more time to solicit additional votes in favor of approval of the Common Stock Issuance Proposal and/or the Preferred Stock Issuance Proposal if a majority of votes are cast in favor of the Adjournment Proposal. Among other things, approval of the Adjournment Proposal could mean that, even if we had received proxies representing a sufficient number of votes to defeat the Common Stock Issuance Proposal and/or the Preferred Stock Issuance Proposal, we could adjourn the Special Meeting without a vote on the Common Stock Issuance Proposal and/or the Preferred Stock Issuance Proposal and seek to convince our stockholders to change their proxies in favor of the Common Stock Issuance Proposal and/or the Preferred Stock Issuance Proposal.
If the Special Meeting is adjourned, no notice of the adjourned meeting is required to be given to Summit’s stockholders, other than an announcement at the Special Meeting of the time and place to which the Special Meeting is adjourned. If, after the adjournment, a new record date is set for the adjourned meeting, a notice of the adjourned meeting must be given to each stockholder of record entitled to vote at the Special Meeting. If the Special Meeting is adjourned, stockholders who have already submitted their proxies will be able to revoke them at any time before their use.
Consequences if the Adjournment Proposal Is Not Approved
If the Adjournment Proposal is presented at the Special Meeting and is not approved by Summit's stockholders, the chair of the Special Meeting may adjourn or postpone the Special Meeting to a later date only to the extent Summit believes in good faith that adjournment or postponement is reasonably necessary (i) to ensure that any required supplement or amendment to this Proxy Statement is delivered to the holders of Class A Common Stock and Class B Common Stock within a reasonable amount of time in advance of the Summit Stockholders Meeting, (ii) to allow reasonable additional time to solicit additional proxies necessary to obtain the Stockholder Approval (including after commencement of a Summit Acquisition Proposal that is a tender offer or exchange offer to the extent necessary to obtain the Stockholder Approval), (iii) to ensure that there are sufficient number of holders of Class A Common Stock and Class B Common Stock represented (either in person or by proxy) and voting to constitute a quorum necessary to conduct the business of the Summit stockholder meeting or (iv) otherwise where required to comply with applicable law following consultation with outside legal counsel.
Vote Required for Approval
The approval of the Adjournment Proposal requires the affirmative vote of a majority of the voting power of the outstanding shares of Common Stock present in person or represented by proxy and entitled to vote at the Special Meeting. Accordingly, a stockholder's failure to vote by proxy or to vote in person at the Special Meeting, as well as any broker non-vote with regard to the Adjournment Proposal, will have no effect on the outcome of the Adjournment Proposal. Abstentions will be counted in connection with the determination of whether a valid quorum is established, but will have the effect of a vote “AGAINST” the Adjournment Proposal.
Recommendation of the Board of Directors
THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT SUMMIT’S STOCKHOLDERS VOTE “FOR” THE ADJOURNMENT PROPOSAL.

INFORMATION ABOUT ARGOS USA
The presentation of Argos USA’s results of operations has been conformed for purposes of presenting comparable results. For full historical financial statements of Argos USA for the periods presented, please see the financial statements appearing elsewhere in this proxy statement.
Argos USA is the largest cement producer by total installed capacity in its areas of operations and among the leaders in sustainability within the heavy construction materials industry. Argos USA operates a robust, vertically integrated business model in the cement and ready-mix concrete segments, supported by an interconnected and efficient logistics platform of ports and terminals across the East and Gulf Coast regions of the United States.
Argos USA believes that its strong commitment to sustainability, combined with its rights in proprietary technology and experience in the production of low carbon cements and supplementary cementitious materials (“SCMs”) allows it to lead the industry in reducing emissions. It is one of the fastest growing companies in the industry, based on its Adjusted EBITDA growth since 2019, and is well positioned to capitalize on industry dynamics that are expected to drive long-term demand for its products. In 2022, it sold 6.1 million tons of cement and 5.8 million cubic yards of ready-mix concrete, which accounted for 49% and 51% of its revenue, respectively. In the nine months ended September 30, 2023, it sold 4.6 million tons of cement and 4 million cubic yards of ready-mix concrete, which accounted for 51% and 49% of its revenue, respectively. In 2022, its net income and Adjusted EBITDA were $51.3 million and $203.0 million, respectively, and its cement and ready-mix concrete business generated $217.0 million and $27.5 million, respectively, of its segment Adjusted EBITDA before giving effect to corporate expenses and eliminations. In the nine months ended September 30, 2023, its net income and Adjusted EBITDA were $93.0 million and $240.6 million, respectively, and its cement and ready-mix concrete business generated $227.8 million and $46.1 million, respectively, of its segment Adjusted EBITDA before giving effect to corporate expenses and eliminations. Its operations are vertically integrated: intercompany sales of its cement to its ready-mix concrete operations represented approximately 19% of its total cement volumes in 2022, and 17% for the nine months ended September 30, 2023. Approximately 77% of the cement used in its ready-mix concrete business in 2022 and 77% for the nine months ended September 30, 2023, was supplied by its cement production. In addition to its intercompany sales of cement, Argos USA also sells bulk cement to third-party ready-mix concrete producers, manufacturers of concrete products and resellers. Argos USA sells cement and mortar products to resellers and directly to customers in bagged form. Argos USA offers ready-mix concrete in a wide range of mixes specifically formulated for a broad range of uses. See “Argos USA’s Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Unaudited Pro Forma Condensed Combined Financial Information” for a definition of Adjusted EBITDA and a reconciliation of its Adjusted EBITDA to its net income.
Argos USA’s unique asset footprint is comprised of four integrated cement plants, two grinding facilities, 140 ready-mix concrete plants, eight ports and 10 inland terminals, with a total installed cement grinding capacity of 9.6 million tons per annum and a total import capacity of 5.4 million tons of cement per annum. Argos USA’s import capacity could effectively increase its total cement installed capacity by 50% when required to support its operations.
For example, its import facilities allow it to import cement from other countries. Its logistics platform allows it to transport its produced and imported cement inland and access a highly efficient supply chain of imported cement and building materials at competitive costs. This network of ports and inland terminals provides it flexibility to adjust to market conditions by enabling it to supply local markets with imports at a time when cement production in the United States is at near to full capacity due to increased cement consumption that is expected to continue in the long term despite challenges presented by rising interest rates and elevated inflation. Argos USA has strategically expanded its footprint over the last 18 years around key cities and economic hubs. As ready-mix concrete delivery is typically limited to a 90-minute window in which newly mixed ready-mix concrete must be poured to maintain quality and performance, it is difficult for another producer to replicate its commercial and operational structure, which allows it to effectively supply its regions. Moreover, its unique and integrated portfolio of assets allowed it to self-supply approximately 77% of the cement that it uses for its ready-mix concrete business in 2022.

Argos USA is among the leaders in sustainability in its industry with proven and recognized standards that form a core pillar of its business strategy. Argos USA believes that sustainability means creating value for both society and for the company itself. Argos USA is committed to creating value for its stakeholders and to the sustainable development of the company and the communities it serves.
Argos USA has strategically expanded its ready-mix concrete network over the last 17 years around key cities and economic hubs, which began in 2005 with acquisitions of ready-mix concrete plants in Texas and Arkansas. Argos USA continued to pursue acquisitions that expanded its geographic footprint, built a vertically integrated business model by entering cement production and scaled its logistics platform. Since its market entry, Argos USA has completed fifteen acquisitions with total investments of approximately $2.5 billion, net of divestments.
The cement and ready-mix production volumes grew at compound annual growth rates (“CAGRs”) of 71% and 14%, respectively, from 2011 to 2016, which allowed Argos USA to leverage its fixed-cost structure to achieve significant margin improvements. In 2017, it began optimizing its footprint through selected divestitures of non strategic assets and targeted cost efficiency initiatives, which led to improvements in profitability. Argos USA’s net income margin increased by 240 basis points, and the Adjusted EBITDA Margin increased by 290 basis points, in each case from 2019 to 2022. See “Argos USA’s Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Unaudited Pro Forma Condensed Combined Financial Information” for a definition of Adjusted EBITDA and a reconciliation of its Adjusted EBITDA to its net income.
Argos USA has intentionally built its unique platform across the most dynamic construction hubs and some of the fastest growing states in the United States. According to the Portland Cement Association, the states where Argos USA operates represent 49% of the total cement consumption in the country and 44% of the country’s population as of December 31, 2022. According to estimates by the Portland Cement Association and Dodge Construction Network, cement and ready-mix concrete consumption in our regions are expected to grow 5.6 million tons in cement from 2022 through 2027 and 53.2 million cubic yards in ready-mix concrete from 2022 through 2027 and provide it with an opportunity to execute our growth strategy.
Argos USA’s company office is located at 3015 Windward Plaza #300 Alpharetta, GA 30005 and its phone number for this office is (678) 368-4300.

ARGOS USA’S MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS
The following discussion should be read in conjunction with the Argos USA audited consolidated and combined financial statements and the Argos USA unaudited interim consolidated and combined financial statements and corresponding notes. Any forward-looking statements are not historical facts, but rather are based on current expectations, estimates, assumptions and projections about our industry, business and future financial results. Any forward-looking statements are subject to a number of important factors that could cause our actual results to differ materially from those indicated in such forward-looking statements.
Business overview
We are the largest cement producer by total installed capacity in our areas of operations and among the leaders in sustainability within the heavy construction materials industry. We operate a robust vertically integrated business model in the cement and ready-mix concrete segments, supported by an interconnected and efficient logistics platform of ports and terminals across the East and Gulf Coast regions of the United States. We believe that our strong commitment to sustainability, combined with our proprietary technology and experience in the production of low carbon cements and Supplementary Cementitious Materials (“SCMs”), will allow us to lead the industry in reducing emissions. We are one of the fastest growing companies in our industry, based on our Adjusted EBITDA growth since 2019, and we are well positioned to capitalize on industry dynamics that are expected to drive long-term demand for our products.
Our unique asset footprint is comprised of four integrated cement plants, two cement grinding facilities, 140 ready-mix concrete plants, eight ports and 10 inland terminals, with a total installed cement grinding capacity of 9.6 million tons per annum and a total import capacity of 5.4 million tons per annum of cement.
Core products
Our core products are cement and ready-mix concrete. For the year ended December 31, 2022, cement and ready-mix concrete accounted for 49% and 51% of our revenues, respectively. The proportion of revenues related to cement and ready-mix concrete was 51% and 49%, respectively, for the nine months ended September 30, 2023, compared to 49% and 51%, respectively, for the nine months ended September 30, 2022. Our operations are vertically integrated and, for the year ended December 31, 2022 and the nine months ended September 30, 2023, intercompany sales of cement to our ready-mix concrete production operations represented approximately 19% and 17% respectively of our total cement volumes. We also sell cement to third-party ready-mix concrete producers, manufacturers of concrete products, resellers and directly to customers in bagged form.
In addition, we offer ready-mix concrete in a range of mixes specifically formulated for commercial, residential, highway/civil, and homeowner/DIY uses, as well as custom concrete mixes and additives. Our ready-mix concrete customers primarily include general contractors, sub-contractors and finishers.
In addition to our cement and ready-mix products, our long-term plan includes expanding into the aggregates market and complementary business lines, including SCMs.
Geographic footprint
We have intentionally built our platform across the most dynamic construction hubs and some of the fastest growing states in the United States. We currently operate across 16 states throughout the East and Gulf Coast regions of the United States and the District of Columbia, as shown in the map below. Our total cement grinding capacity of approximately 9.6 million tons per annum across five states positions us with approximately 17% of the total cement grinding capacity in the states where we operate, the largest across these states. In addition, our eight ports and 10 inland terminals provide a total import capacity of 5.4 million tons of cement per annum, which could effectively increase our total cement installed capacity by 50% when required to support our operations. For example, our import facilities allow us to import cement from other countries, including from the Cartagena Plant, owned by a subsidiary of Cementos Argos, our Colombian parent company and principal stockholder. Our cement sales are diversified, with Florida, North Carolina, South Carolina, Georgia, Virginia, Alabama, Maryland, Texas and Ohio comprising approximately 88% of our cement revenues in 2022, and our ready-mix sales are concentrated in Florida, Georgia, North Carolina, South Carolina and Texas, which comprised approximately 99% of our revenues in our ready-mix concrete segment in 2022.

States of Operations and Key Facilities

Ohio
Pennsylvania
Maryland
D.C.
Delaware
West Virginia
Virginia
Tennessee
N. Carolina
Arkansas
South Carolina
Mississippi
Alabama
Georgia
Louisiana
Texas
Florida
Terminals
Third party owned ports
Cement plant / Grinding station
Key RMX Metro Market
Operational presence

1.	Does not include intercompany sales of cement to our ready-mix concrete operations.
2.
Includes 20 additional states, of which the most significant are Pennsylvania, Mississippi, Tennessee, the District of Columbia, West Virginia, Louisiana, Arkansas and Delaware. No state in this category represented more than 4% of our cement revenue in 2022.

3.	Includes Virginia and Alabama.
Business trends, market conditions and outlook
According to data from the USGS and National Ready Mixed Concrete Association, the estimated market in 2022 for cement, ready-mix concrete and aggregates in the United States totaled $15.6 billion, $68.0 billion and $33.0 billion, respectively. We operate in the cement and ready-mix concrete sectors of the heavy construction materials industry in the United States, primarily in the East and Gulf Coast regions. Our operating results are highly dependent upon activity within the construction industry, economic cycles within the public and private sectors, volume and price variance, seasonality and weather-related conditions. The following provides summaries of factors affecting our revenues and costs.

Certain factors affecting our revenues
We primarily serve customers in three end markets: infrastructure, commercial construction and residential construction. We expect to see long-term positive momentum across these end markets arising from several key trends:
•
Domestic cement production has been historically insufficient to meet total cement consumption, which was 108.3 million tons in 2022, exceeding the highest annual domestic cement production of 95 million tons in 2005.

•	Development of new cement and clinker production capacity in the United States is difficult due to high capital requirements and long permitting lead times for the construction of new facilities.
•	Infrastructure in the United States suffers from historical under-investment, and we expect recent federal, state and local spending initiatives, including the IIJA, to drive demand growth.
•
Commercial construction sectors benefiting from e-commerce and telecommuting trends, including data centers, warehouses and distribution centers, could experience further growth in the long term following the increases in e-commerce and changes in work styles that occurred during the COVID-19 pandemic, although inflation and rising interest rates have moderated commercial construction growth.

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Underlying demographic trends, including a continued migration to suburban, single-family homes, and a limited housing supply to revive residential construction, despite a decline in the residential sector due to rising mortgage interest rates.

•
We believe that the demand drivers discussed above could lead to long-term growth in volumes and increases in pricing and, accordingly, long-term revenue growth and attractive Net income (loss) margins and Adjusted EBITDA margins.

Certain factors affecting our costs
We have substantial fixed and semi-fixed costs, the variances for which are driven largely by energy, labor and cement costs. Accordingly, our financial results for any year presented, or year-to-year comparisons of reported results, may not be indicative of future operating results.
•
The cement production process requires large amounts of energy, and our operating results are impacted by fluctuations in prices for fuels and electricity. Coal prices have fluctuated significantly, from a range of $45 to $92 per short ton in 2021 to a range of $83 to $205 per short ton in 2022, and to a range of $66 to $140 in the nine months ended September 30, 2023. Natural gas and diesel decreased in price in 2023 by 60% and 21%, respectively, when compared to 2022 average prices.

•
During 2022, the Florida and Texas Gulf Coast markets experienced a constrained supply of aggregate rock, which is a key input for ready-mix concrete, due to a significant supplier experiencing supply chain disruptions in Florida and transport logistics delays on the Texas Gulf Coast. The situation in Texas improved towards the end of 2022, in part due to the renegotiation of contracts between railroads and unions. However, Florida continues to experience a shortage of aggregates, which has been improving with the increase of imported aggregates from different and more distant sources like Nova Scotia and Spain. We adjusted our supply chain by adding our own imported aggregates, initially from Costa Rica, and partially offset the resulting increased costs with higher ready-mix prices or surcharges, but certain ready-mix deliveries were curtailed in these markets. Although we expect this to be a short-term disruption, and, to date, customers have generally accepted such higher prices without significant volume loss, we cannot predict how long this supply shortage will affect our company and the industry.

•
As of September 30, 2023, approximately 62% of our workforce was employed in hourly positions, and we compete with other companies for these employees, which have historically had high turnover rates, particularly in hauling and driving positions. A shortage of workers capable of hauling our products would increase our costs if we were required to increase wages paid to these workers in order to continue to meet our customer demand.

•
Subject to the effects of inflation and rising interest rates in the near term, we expect that efficiencies we achieve in our fixed costs should permit our gross margins to grow gradually over the longer term.

Significant factors affecting the comparability of our financial information
Our future results of operations may not be comparable to our historical results of operations presented in the Argos USA audited consolidated and combined financial statements and unaudited interim consolidated and combined financial statements included elsewhere in this document for the reasons described below:
•
Basis of Presentation. The Argos USA audited consolidated and combined financial statements and unaudited interim consolidated and combined financial statements include all revenues and costs directly attributable to us and an allocation of expenses related to certain affiliate corporate functions. Our parent, Cementos Argos and its subsidiaries and affiliates provide general corporate functional services to us such as human resources, finance and accounting, information technology, research and development, marketing, legal, and technical innovation. Expenses have been allocated to us based on direct usage or benefit where specifically identifiable, with the remainder allocated primarily pro rata based on an applicable measure of revenues, user surveys, or other relevant measures. We consider these allocations to be a reasonable reflection of the utilization of services or the benefit received. However, the allocations may not be indicative of the actual expenses that we would have incurred had we operated historically as an independent, stand-alone entity, nor are they indicative of our future expenses. For the three and nine months ended September 30, 2023 and 2022 and the years ended December 31, 2022, 2021 and 2020, these corporate allocations were $5.6 million, $16.8 million, $19.3 million, $27.5 million, $32.6 million, $15.1 million and $15.2 million, respectively, and are recorded in selling, general and administrative expenses. Included within these corporate allocations are expenses related to certain technical services agreements with Cementos Argos to provide certain support services to Argos USA, including production, support, administrative, logistic, planning, treasury, marketing, audit, legal, financial, technology, human resources, and environmental services (the “technical services agreement”), of $0.5 million and $1.5 million for the three and nine months ended September 30, 2023, and expenses related to license agreements with Cementos Argos to grant Argos USA certain intellectual property license to certain patents, trademarks and know-how (the “license agreements”) for certain intellectual property of $5.1 million and $15.3 million for the three and nine months ended September 30, 2023. Additionally, included within these corporate allocations are expenses related to the technical services agreements of $2.8 million for the year ended December 31, 2022 and expenses related to the license agreements of $29.8 million for the year ended December 31, 2022. The amount recorded for the year ended December 31, 2022 includes incremental royalty fees of $13.5 million billed by Cementos Argos during the period, reflecting an increase from the royalty fee estimates that were historically allocated in the Argos USA audited consolidated and combined financial statements for the years ended December 31, 2021, 2020, and 2019, and the Argos USA unaudited interim consolidated and combined financial statements for the six months ended June 30, 2022.

•
Ready-Mix Concrete Asset Disposals. We completed the sale of certain ready-mix concrete operations during the years ended December 31, 2022 and 2021. We disposed of certain ready-mix sites located in North Carolina and Florida in April 2022 (the “2022 Disposal”), which operations contributed revenues of $19.4 million, $69.6 million, and $67.3 million for the years ended December 31, 2022, 2021 and 2020, respectively, and $19.4 million for the nine months ended September 30, 2022. We also disposed of certain ready-mix sites located in Texas in June 2021 (the “2021 Disposal”), which operations contributed revenues of $48.9 million and $149.2 million for the years ended December 31, 2021 and 2020, respectively. Refer to Note 2. Summary of significant accounting policies in the Argos USA audited consolidated and combined financial statements and unaudited interim consolidated and combined financial statements for additional information and “—Results of Operations” for quantification of the impact of these disposals. Our future results will differ as a result of the 2022 Disposal and the 2021 Disposal described above.

•
Debt. We have $250.9 million of related-party debt owed to Valle Cement Investments, Inc., a subsidiary of Cementos Argos, with a weighted-average effective interest rate of 3.28% as of September 30, 2023.

•
Newberry Cement Plant Disruption. An equipment outage at the Company’s Newberry, Florida cement plant resulted in a loss of cement production of approximately 97,600 tons as of September 30, 2023, resulting in reduced Revenues and reduced Cost of goods sold for the nine months ended September 30, 2023. For the three months ended September 30, 2023, the Company experienced a loss of cement production of approximately 55,500 tons, resulting in reduced Revenues and reduced Cost of goods sold due to the equipment failure. The Company is pursuing a property insurance claim to recover a portion of the losses resulting from this equipment failure. This recovery is expected to be approximately $1.3 million.
Key performance indicators and Non-GAAP financial measures
Key performance indicators
In addition to our financial results, we use sales volumes as a key performance indicator to evaluate our business and identify trends affecting our business.
Cement volumes include cementitious products sold to third parties, either produced by our own plants or purchased from third parties, expressed in tons. Cement volumes also include intercompany sales of cement to our ready-mix operations and any cement we purchase from third parties and use in our ready-mix operations. Ready-mix volumes include ready-mix concrete produced by our ready-mix plants and sold to third parties, expressed in cubic yards. Historical ready-mix volumes reflect plants that we owned as of September 30, 2023, adjusted for the 2022 Disposal, the 2021 Disposal, and the 2019 Disposal.
	For the nine months ended September 30,		For the years ended December 31,
	2023	2022	2022	2021	2020	2019	2018
Cement volumes (tons, thousands)	4,609.8	4,650.5	6,108.7	5,861.5	5,284.0	5,528.3	5,054.1
Ready-mix volumes (cubic yards, thousands)	4,094.6	4,484.9	5,773.7	5,689.5	5,693.0	6,246.2	5,721.8
Non-GAAP financial measures
We evaluate our operating performance using metrics that are referred to as “Adjusted Revenues,” “Adjusted EBITDA” and “Adjusted EBITDA Margin,” which are not defined by U.S. GAAP and should not be considered as alternatives to the earnings measures defined by U.S. GAAP. We utilize these metrics, among others, to assess our operating performance and to provide a consistent comparison of performance from period to period and as a basis for strategic planning and forecasting as we believe that it closely correlates to long-term enterprise value. We believe that measuring performance on an Adjusted Revenues, Adjusted EBITDA and Adjusted EBITDA Margin basis is useful to investors because it enables a more consistent evaluation of our operational performance period to period.
•
Adjusted Revenues is defined as revenues excluding the historical revenues from the 2022 Disposal and the 2021 Disposal as described in Note 2. Summary of significant accounting policies in the Argos USA audited consolidated and combined financial statements and unaudited interim consolidated and combined financial statements.

•
Adjusted EBITDA is defined as Net income, excluding Depreciation, depletion and amortization, Interest expense, net and Income tax expense (“EBITDA”), further adjusted to exclude EBITDA directly related to the 2022 Disposal and the 2021 Disposal, the gain on the 2022 Disposal and the 2021 Disposal, and certain other items, such as legal settlements and related legal fees, litigation and insurance recoveries and other transaction costs related to a potential equity offering.

•	Adjusted EBITDA Margin is defined as Adjusted EBITDA divided by Adjusted Revenues.
The adjustments for the 2022 Disposal and 2021 Disposal reflect how management evaluates the Company’s business given that the Company’s ready-mix concrete business no longer services (or recognizes revenue) in the geographic areas in which the disposals were located. We include these adjustments to enhance comparability of current results to prior period results. Adjusted Revenues, Adjusted EBITDA and Adjusted EBITDA Margin have limitations as analytical tools and should not be considered in isolation or as substitutes for an analysis of our results as reported under U.S. GAAP. Because of these limitations, Adjusted Revenues, Adjusted EBITDA and Adjusted EBITDA Margin should not be considered as replacements for revenues, Net income, Net income margin, as determined by U.S. GAAP, or as measures of our profitability. We compensate for these limitations by relying primarily on our U.S. GAAP results and using non-GAAP measures only for supplemental purposes.

Components of operating results
The components of our operating results consist of (i) revenues predominantly from the sale of cement and ready-mix concrete products; (ii) cost of goods sold consisting of all direct production costs, including labor, materials, transportation and fuel; (iii) selling, general and administrative expenses including salaries and related costs for roles not directly attributable to the production of goods sold, such as sales and marketing, legal, finance and accounting, information technology, human resources and certain other employees; (iv) net (gain) loss on disposals relating to the disposal and retirement of certain ready-mix concrete assets and liabilities; (v) certain interest expenses; and (vi) federal and state income taxes related to the tax jurisdictions in which we do business.
Results of operations
As discussed in more detail below, our operating results are highly dependent upon activity within the construction industry, economic cycles within the public and private business sectors, volume and price variances, and seasonality. Accordingly, financial results for any period presented, or period-to-period comparisons of reported results, may not be indicative of future operating results.
Our financial results for the three and nine months ended September 30, 2023 and 2022 and the years ended December 31, 2022, 2021, and 2020 were not materially affected by the extraordinary and wide-ranging actions taken by international, federal, state and local public health and governmental authorities to contain and combat the spread of COVID-19. However, our financial results for the year ended December 31, 2022 were affected by rising interest rates, energy costs and inflation, which continued through the three and nine months ended September 30, 2023. Nevertheless, the extent to which the global economic challenges will ultimately impact our business, operations, financial condition and results of operations will depend on numerous factors, which are highly uncertain, rapidly changing, and cannot be predicted.

For the three and nine months ended September 30, 2023 and 2022
The table below sets forth a summary of our results of operations for the three and nine months ended September 30, 2023 and 2022:
	For the three months ended September 30,			For the nine months ended September 30,
(In millions)	2023	2022	Percentage Change	2023	2022	Percentage Change
Revenues	$435.5	$413.5	5.3%	$1,296.2	$1,189.3	9.0%
Cost of goods sold	330.5	341.0	(3.1)%	1,030.5	1,017.8	1.2%
Gross profit	105.0	72.5	44.8%	265.7	171.5	54.9%
Gross profit margin	24.1%	17.5%		20.5%	14.4%
Operating expenses:
Selling, general and administrative expenses	43.6	47.8	(8.8)%	118.9	112.5	5.7%
Operating income	61.4	24.7	148.6%	146.8	59.0	148.8%
Operating margin	14.1%	6.0%		11.3%	5.0%
Other income, net	(0.8)	—	100.0%	(0.9)	(5.3)	(83.0)%
Net gain on disposals	(3.2)	(0.7)	357.1%	(4.5)	(23.1)	(80.5)%
Interest expense, net	8.9	6.5	36.9%	28.5	23.6	20.8%
Income before income taxes	56.5	18.9	198.9%	123.7	63.8	93.9%
Income tax expense	14.2	4.7	202.1%	30.7	24.5	25.3%
Net income	$42.3	$14.2	197.9%	$93.0	$39.3	136.6%
Net income margin	9.7%	3.4%		7.2%	3.3%
Adjusted Revenues	$435.5	$413.5	5.3%	$1,296.2	$1,169.9	10.8%
Adjusted EBITDA	$97.8	$54.5	79.4%	$240.6	$151.5	58.8%
Adjusted EBITDA Margin	22.5%	13.2%		18.6%	12.9%
The tables below include Adjusted Revenues, Adjusted EBITDA and Adjusted EBITDA Margin, as well as the reconciliations to the closest comparable U.S. GAAP metric, for the periods indicated:
	For the three months ended September 30,		For the nine months ended September 30,
(In millions)	2023	2022	2023	2022
Reconciliation of Revenues to Adjusted Revenues:
Revenues	$435.5	$413.5	$1,296.2	$1,189.3
Revenues of the 2022 Disposal	—	—	—	(19.4)
Adjusted Revenues	$435.5	$413.5	$1,296.2	$1,169.9
Ready-mix concrete	208.0	205.3	639.7	594.4
Cement	272.9	254.6	802.3	712.6
Corporate / eliminations	(45.4)	(46.4)	(145.8)	(137.1)
Reconciliation of Net income to Adjusted EBITDA:
Net income	$42.3	$14.2	$93.0	$39.3
Income tax expense	14.2	4.7	30.7	24.5
Income before income taxes	$56.5	$18.9	$123.7	$63.8
Depreciation, depletion and amortization	24.9	26.2	78.3	81.1
Interest expense, net	8.9	6.5	28.5	23.6
EBITDA of 2022 Disposal	—	—	—	(2.4)
Gain on sale of 2022 Disposal	—	—	—	(22.0)
Legal settlement and related fees(1)	0.1	0.1	0.5	0.5
Transaction costs(2)	7.4	2.8	9.6	6.9
Adjusted EBITDA	$97.8	$54.5	$240.6	$151.5
Ready-mix concrete	15.5	(2.9)	46.1	20.5
Cement	93.9	61.6	227.8	163.1

	For the three months ended September 30,		For the nine months ended September 30,
(In millions)	2023	2022	2023	2022
Corporate / eliminations	(11.6)	(4.2)	(33.3)	(32.1)
Net income margin	9.7%	3.4%	7.2%	3.3%
Adjusted EBITDA Margin	22.5%	13.2%	18.6%	12.9%
Ready-mix concrete	7.5%	(1.4)%	7.2%	3.4%
Cement	34.4%	24.2%	28.4%	22.9%
(1)
On January 4, 2021, we entered into Deferred Prosecution Agreement (the “DPA”) with the Department of Justice (“DOJ”) related to any antitrust violations relating to the sale of ready-mix concrete in the greater Savannah, Georgia area by a small number of employees who joined the Company in October 2011 through an asset acquisition and were subsequently terminated. We incurred related legal fees of $0.1 million for each of the three months ended September 30, 2023 and 2022 and $0.5 million for each of the nine months ended September 30, 2023 and 2022. The legal fees were recorded in Selling, general and administrative expenses.

(2)
Reflects transaction costs associated with the definitive agreement entered into with Summit and the potential equity offering, including accounting other professional service fees, and special bonuses to employees, and certain other transaction costs which are not related to continuing operations.

Three months ended September 30, 2023 compared to three months ended September 30, 2022
Revenues
Revenues for the three months ended September 30, 2023 were $435.5 million, an increase of $22.0 million, or 5.3%, from $413.5 million for the three months ended September 30, 2022. The proportion of revenues related to cement and ready-mix concrete was 52.2% and 47.8%, respectively, for the three months ended September 30, 2023, compared to 50.4% and 49.6%, respectively, for the three months ended September 30, 2022. The increase in our overall revenues for the three months ended September 30, 2023 was driven by an increase in cement and ready-mix concrete revenues of $19.3 million and $2.7 million, respectively, primarily due to increases in selling prices. An equipment failure in our Newberry, Florida cement plant resulted in a loss of approximately 55,500 tons during the three months ended September 30, 2023, which impacted the overall revenues for the quarter.
Revenues for ready-mix concrete for the three months ended September 30, 2023 were $208.0 million, an increase of $2.7 million, or 1.3%, from $205.3 million for the three months ended September 30, 2022. This increase primarily relates to favorable selling prices of $26.2 million, partially offset by unfavorable sales volumes of $23.5 million.
Revenues for cement for the three months ended September 30, 2023 were $227.5 million, an increase of $19.3 million or 9.3% from $208.2 million for the three months ended September 30, 2022. This increase primarily relates to favorable selling prices of $24.7 million for the three months ended September 30, 2023, partially offset by unfavorable sales volumes of $5.4 million, driven by an equipment failure in our Newberry, Florida cement plant during the three months ended September 30, 2023.
Cost of goods sold
Cost of goods sold for the three months ended September 30, 2023 was $330.5 million, a decrease of $10.5 million, or 3.1%, from $341.0 million for the three months ended September 30, 2022. The decrease in cost of goods sold was primarily driven by a $7.4 million decrease in power and fuel costs and a reduction in sales volume, partially offset by rising material, delivery and plant costs. The reduction in sales volume was driven by an equipment failure at our Newberry, Florida cement plant. Cost of goods sold as a percentage of revenues was 75.9% and 82.5% for the three months ended September 30, 2023 and 2022, respectively. The proportion of cost of goods sold related to cement and ready-mix concrete was 48.7% and 51.3%, respectively, for the three months ended September 30, 2023, compared to 48.8% and 51.2%, respectively, for the three months ended September 30, 2022.
Cost of goods sold for ready-mix concrete for the three months ended September 30, 2023 was $169.6 million, a decrease of $5.1 million, or 2.9%, from $174.7 million for the three months ended September 30, 2022. This decrease primarily relates to lower sales volume resulting in lower cost of goods sold of $20.0 million, partially offset by rising material, delivery and plant costs of $14.9 million.

Cost of goods sold for cement for the three months ended September 30, 2023 was $160.9 million, a decrease of $5.4 million, or 3.2%, from $166.3 million for the three months ended September 30, 2022. This decrease was primarily driven by lower sales volume resulting in lower cost of goods sold of $3.5 million and lower direct costs such as manufacturing expense, freight costs, direct labor and materials of $1.9 million. The lower sales volume was driven by an equipment failure in our Newberry, Florida cement plant during the three months ended September 30, 2023.
Selling, general and administrative expenses
Selling, general and administrative expenses for the three months ended September 30, 2023 were $43.6 million, a decrease of $4.2 million, or 8.8%, from $47.8 million for the three months ended September 30, 2022. Selling, general and administrative expenses as a percentage of revenues were 10.0% and 11.6% for the three months ended September 30, 2023 and 2022, respectively. The decrease in selling, general and administrative expenses for the three months ended September 30, 2023 was driven primarily by a decrease in expenses relating to the license and technical services agreements and bad debt expense, partially offset by an increase in labor costs, performance-based compensation, and third-party consulting fees.
Selling, general and administrative expenses of ready-mix concrete for the three months ended September 30, 2023 were $12.2 million, a decrease of $10.9 million, or 47.2%, from $23.1 million for the three months ended September 30, 2022. The decrease in selling, general and administrative expenses for the three months ended September 30, 2023 was driven primarily by a decrease in expenses relating to the license and technical services agreements and bad debt expense, partially offset by an increase in labor costs and performance-based compensation.
Selling, general and administrative expenses of cement for the three months ended September 30, 2023 were $11.8 million, a decrease of $5.9 million, or 33.3%, from $17.7 million for the three months ended September 30, 2022. The decrease in selling, general and administrative expenses for the three months ended September 30, 2023 was driven primarily by a decrease in expenses relating to the license and technical services agreements and legal fees, partially offset by an increase in labor costs, performance-based compensation, and third-party consulting fees.
Other income, net
Other income, net is comprised of rental revenue and other miscellaneous items. Other income, net for the three months ended September 30, 2023 was $0.8 million, an increase of $0.8 million from zero for the three months ended September 30, 2022. This increase primarily relates to a decrease in fines and sanctions.
Net gain on disposals
Net gain on disposals for the three months ended September 30, 2023 was $3.2 million, an increase of $2.5 million from $0.7 million for the three months ended September 30, 2022. Net gain on disposals of ready-mix concrete for the three months ended September 30, 2023 was $0.7 million, an increase of $0.4 million from $0.3 million for the three months ended September 30, 2022. Net gain on disposals for cement for the three months ended September 30, 2023 was $2.5 million, an increase of $2.1 million from $0.4 million for the three months ended September 30, 2022. This increase primarily relates to asset sales and retirements during the three months ended September 30, 2023.
Interest expense, net
Interest expense, net for the three months ended September 30, 2023 was $8.9 million, an increase of $2.4 million, or 36.9%, from $6.5 million for the three months ended September 30, 2022. This increase primarily relates to rising interest rates.
Income tax expense
Income tax expense for the three months ended September 30, 2023 was $14.2 million, an increase of $9.5 million from $4.7 million for the three months ended September 30, 2022. This increase primarily relates to an increase in income before income taxes for the three months ended September 30, 2023.

Nine months ended September 30, 2023 compared to nine months ended September 30, 2022
Revenues
Revenues for the nine months ended September 30, 2023 were $1,296.2 million, an increase of $106.9 million, or 9.0%, from $1,189.3 million for the nine months ended September 30, 2022. The proportion of revenues related to cement and ready-mix concrete was 50.6% and 49.4%, respectively, for the nine months ended September 30, 2023, compared to 48.4% and 51.6%, respectively, for the nine months ended September 30, 2022. The increase in our overall revenues for the nine months ended September 30, 2023 was driven by an increase in cement and ready-mix concrete revenues of $81.0 million and $25.9 million, respectively. The increase in revenues was partially offset by a decrease in revenues due to the 2022 Disposal and an equipment failure in our Newberry, Florida cement plant resulting in a loss of approximately 97,600 tons during the nine months ended September 30, 2023.
Revenues for ready-mix concrete for the nine months ended September 30, 2023 were $639.7 million, an increase of $25.9 million, or 4.2%, from $613.8 million for the nine months ended September 30, 2022. This increase primarily relates to favorable selling prices of $98.3 million, partially offset by unfavorable sales volumes of $72.4 million, including a $19.4 million decrease in revenues resulting from the 2022 Disposal.
Revenues for cement for the nine months ended September 30, 2023 were $656.5 million an increase of $81.0 million or 14.1% from $575.5 million for the nine months ended September 30, 2022. This increase primarily relates to favorable selling prices of $82.4 million for the nine months ended September 30, 2023, partially offset by unfavorable sales volumes of $1.4 million primarily driven by an equipment failure in our Newberry, Florida cement plant.
Cost of goods sold
Cost of goods sold for the nine months ended September 30, 2023 was $1,030.5 million, an increase of $12.7 million, or 1.2%, from $1,017.8 million for the nine months ended September 30, 2022. The increase in cost of goods sold was primarily driven by rising material, delivery and plant costs. This increase was partially offset by a reduction in power and fuel costs and lower sales volume driven by an equipment failure in our Newberry, Florida cement plant and the 2022 Disposal. Cost of goods sold as a percentage of revenues was 79.5% and 85.6% for the nine months ended September 30, 2023 and 2022, respectively. The proportion of cost of goods sold related to cement and ready-mix concrete was 49.3% and 50.7%, respectively, for the nine months ended September 30, 2023, compared to 48.1% and 51.9%, respectively, for the nine months ended September 30, 2022.
Cost of goods sold for ready-mix concrete for the nine months ended September 30, 2023 was $522.7 million, a decrease of $5.4 million, or 1.0%, from $528.1 million for the nine months ended September 30, 2022. This decrease primarily relates to lower sales volume of $62.3 million, inclusive of reduced volume resulting from the 2022 Disposal, partially offset by rising material, delivery and plant costs of $56.9 million.
Cost of goods sold for cement for the nine months ended September 30, 2023 was $507.8 million, an increase of $18.1 million, or 3.7%, from $489.7 million for the nine months ended September 30, 2022. This increase was primarily driven by higher sales volume resulting in higher cost of goods sold of $14.1 million along with increases in direct costs such as manufacturing expense, freight costs, direct labor and materials of $4.0 million, partially offset by a decrease in power and fuel costs for the nine months ended September 30, 2023.
Selling, general and administrative expenses
Selling, general and administrative expenses for the nine months ended September 30, 2023 were $118.9 million, an increase of $6.4 million, or 5.7%, from $112.5 million for the nine months ended September 30, 2022. Selling, general and administrative expenses as a percentage of revenues were 9.2% and 9.5% for the nine months ended September 30, 2023 and 2022, respectively. The increase in selling, general and administrative expenses for the nine months ended September 30, 2023 was driven primarily by an increase in labor costs, performance-based compensation and third-party consulting fees, partially offset by a decrease in expenses relating to the license and technical services agreements, legal fees, and bad debt expense.
Selling, general and administrative expenses of ready-mix concrete for the nine months ended September 30, 2023 were $38.0 million, a decrease of $3.5 million, or 8.4%, from $41.5 million for the nine months ended

September 30, 2022. The decrease in selling, general and administrative expenses for the nine months ended September 30, 2023 was driven primarily by a decrease in expenses relating to the license and technical services agreements and bad debt expense, partially offset by an increase in labor costs and performance-based compensation.
Selling, general and administrative expenses of cement for the nine months ended September 30, 2023 were $34.9 million, an increase of $3.4 million, or 10.8%, from $31.5 million for the nine months ended September 30, 2022. The increase in selling, general and administrative expenses for the nine months ended September 30, 2023 was driven primarily by an increase in labor costs, performance-based compensation, and third-party consulting fees, partially offset by a decrease in expenses relating to the license and technical services agreements and legal fees.
Other income, net
Other income, net is comprised of rental revenue and other miscellaneous items. Other income, net for the nine months ended September 30, 2023 was $0.9 million, a decrease of $4.4 million from $5.3 million for the nine months ended September 30, 2022. This decrease primarily relates to an increase in fines and sanctions and a decrease in miscellaneous incomes.
Net gain on disposals
Net gain on disposals for the nine months ended September 30, 2023 was $4.5 million, a decrease of $18.6 million from $23.1 million for the nine months ended September 30, 2022. This decrease was driven primarily by the gain on the 2022 Disposal recorded during the nine months ended September 30, 2022.
Net gain on disposals of ready-mix concrete for the nine months ended September 30, 2023 was $2.0 million, a decrease of $20.6 million from $22.6 million for the nine months ended September 30, 2022. This decrease primarily relates to the 2022 Disposal which was recognized during the nine months ended September 30, 2022, compared to asset sales and retirements recorded for the nine months ended September 30, 2023.
Net gain on disposals for cement for the nine months ended September 30, 2023 was $2.5 million, an increase of $2.0 million from $0.5 million for the nine months ended September 30, 2022. This increase primarily relates to asset sales and retirements during the nine months ended September 30, 2023.
Interest expense, net
Interest expense, net for the nine months ended September 30, 2023 was $28.5 million, an increase of $4.9 million, or 20.8%, from $23.6 million for the nine months ended September 30, 2022. This increase primarily relates to rising interest rates.
Income tax expense
Income tax expense for the nine months ended September 30, 2023 was $30.7 million, an increase of $6.2 million from $24.5 million for the nine months ended September 30, 2022. This increase primarily relates to the non-deductible goodwill included in the 2022 Disposal, offset by an increase in income before income taxes for the nine months ended September 30, 2023.

For the years ended December 31, 2022, 2021, and 2020
The table below sets forth a summary of our results of operations for the years ended December 31, 2022, 2021, and 2020 :
	For the years ended December 31,
(In millions)	2022	2021	2020	2022 vs. 2021	2021 vs. 2020
Revenues	$1,565.4	$1,446.7	$1,452.8	8.2%	(0.4)%
Cost of goods sold	1,343.2	1,225.6	1,229.8	9.6%	(0.3)%
Gross profit	222.2	221.1	223.0	0.5%	(0.9)%
Gross profit margin	14.2%	15.3%	15.3%
Operating expenses:
Selling, general and administrative expenses	145.2	119.1	139.3	21.9%	(14.5)%
Operating income	77.0	102.0	83.7	(24.5)%	21.9%
Operating margin	4.9%	7.1%	5.8%
Other income, net	(12.0)	(7.4)	(8.4)	62.2%	(11.9)%
Net (gain) loss on disposals	(23.3)	(48.8)	7.7	(52.3)%	(733.8)%
Interest expense, net	33.6	36.3	48.7	(7.4)%	(25.5)%
Income before income taxes	78.7	121.9	35.7	(35.4)%	241.5%
Income tax expense	27.4	43.0	13.8	(36.3)%	211.6%
Net income	$51.3	$78.9	$21.9	(35.0)%	260.3%
Net income margin	3.3%	5.5%	1.5%
Adjusted Revenues	$1,546.0	$1,328.2	$1,236.3	16.4%	7.4%
Adjusted EBITDA	$203.0	$221.0	$200.4	(8.1)%	10.3%
Adjusted EBITDA Margin	13.1%	16.6%	16.2%
The tables below include Adjusted Revenues, Adjusted EBITDA and Adjusted EBITDA Margin, as well as the reconciliations to the closest comparable U.S. GAAP metric, for the periods indicated:
	For the years ended December 31,
(In millions)	2022	2021	2020
Reconciliation of Revenues to Adjusted Revenues
Revenues	$1,565.4	$1,446.7	$1,452.8
Revenues of the 2022 Disposal and 2021 Disposal(1)	(19.4)	(118.5)	(216.5)
Adjusted Revenues	$1,546.0	$1,328.2	$1,236.3
Ready-mix concrete	779.1	679.4	661.0
Cement	946.2	798.2	712.2
Corporate / eliminations	(179.3)	(149.4)	(136.9)
Reconciliation of Net income to Adjusted EBITDA
Net income	$51.3	$78.9	$21.9
Income tax expense	27.4	43.0	13.8
Income before income taxes	78.7	121.9	35.7
Depreciation, depletion and amortization	105.2	119.5	118.0
Interest expense, net	33.6	36.3	48.7
EBITDA of 2022 Disposal and 2021 Disposal(2)	(2.4)	(9.5)	(25.0)
Gain on sale of 2022 Disposal and 2021 Disposal	(22.0)	(49.1)	—
Legal settlement and related fees(3)	0.7	1.9	25.0
Litigation and insurance recoveries(4)	(2.1)	—	(2.0)
Transaction costs(5)	11.3	—	—
Adjusted EBITDA	$203.0	$221.0	$200.4
Ready-mix concrete	27.5	36.4	49.0
Cement	217.0	234.9	195.1
Corporate / eliminations	(41.5)	(50.3)	(43.7)
Net income margin	3.3%	5.5%	1.5%
Adjusted EBITDA Margin	13.1%	16.6%	16.2%
Ready-mix concrete	3.5%	5.4%	7.4%
Cement	22.9%	29.4%	27.4%
(1)
We completed the sale of certain ready-mix concrete operations during the years ended December 31, 2022 and 2021. The operations disposed of in the 2022 Disposal contributed revenues of $19.4 million, $69.6 million, and $67.3 million for the years ended

December 31, 2022, 2021, and 2020, respectively. The operations disposed of in the 2021 Disposal contributed revenues of $48.9 million and $149.2 million for the years ended December 31, 2021 and 2020, respectively. Refer to Note 2. Summary of significant accounting policies in the Argos USA audited consolidated and combined financial statements for additional information.
(2)
We completed the sale of certain ready-mix concrete operations during the years ended December 31, 2022 and 2021. The operations disposed of in the 2022 Disposal contributed EBITDA of $2.4 million, $8.1 million, and $8.4 million for the years ended December 31, 2022, 2021, and 2020, respectively. The operations disposed of in the 2021 Disposal contributed EBITDA of $1.4 million and $16.6 million for the years ended December 31, 2021 and 2020, respectively. Refer to Note 2. Summary of significant accounting policies in the Argos USA audited consolidated and combined financial statements for additional information.

(3)
On January 4, 2021, we entered into a DPA with the DOJ related to any antitrust violations relating to the sale of ready-mix concrete in the greater Savannah, Georgia area by a small number of employees who joined the Company in October 2011 through an asset acquisition and were subsequently terminated. Pursuant to the DPA, we paid a monetary penalty of $20.0 million. We incurred related legal fees of $0.7 million, $1.9 million and $5.0 million for the years ended December 31, 2022, 2021, and 2020, respectively. This payment and related legal fees were recorded in selling, general and administrative expenses.

(4)
Litigation and insurance recoveries include net insurance proceeds for the year ended December 31, 2022 from a Hurricane Harvey litigation claim that affected our Houston, Texas cement terminal and proceeds for the year ended December 31, 2020 from insurance recoveries related to a fire at our Martinsburg, West Virginia plant coal mill.

(5)
Reflects other transaction related costs related to a potential equity offering, including accounting, other professional service fees, and special bonuses to employees, and certain other transaction related costs that are not related to continuing operations.

Year ended December 31, 2022 compared to year ended December 31, 2021
Revenues
Revenues for the year ended December 31, 2022 were $1,565.4 million, an increase of $118.7 million, or 8.2%, from $1,446.7 million for the year ended December 31, 2021. The proportion of revenues related to cement and ready-mix concrete was 49.0% and 51.0%, respectively, for the year ended December 31, 2022, compared to 44.8% and 55.2%, respectively, for the year ended December 31, 2021. The increase in our overall revenues for the year ended December 31, 2022 was primarily driven by an increase in cement revenues of $118.1 million and an increase in ready-mix concrete revenues of $0.6 million.
Revenues for ready-mix concrete for the year ended December 31, 2022 were $798.5 million, an increase of $0.6 million, or 0.1%, from $797.9 million for the year ended December 31, 2021. Higher revenues were primarily driven by favorable selling prices contributing $99.4 million, partially offset by lower sales volumes of $98.8 million for the year ended December 31, 2022. The 2022 Disposal contributed revenues of $19.4 million and $69.6 million for the years ended December 31, 2022 and 2021, respectively, and was executed as part of our plan to focus on ready-mix concrete facilities that are in closer geographic proximity to major metropolitan areas.
Revenues for cement for the year ended December 31, 2022 were $766.9 million, an increase of $118.1 million, or 18.2% from $648.8 million for the year ended December 31, 2021. This increase primarily relates to favorable selling prices contributing $90.7 million and favorable sales volumes contributing $27.4 million, primarily driven by volume increases in Florida for the year ended December 31, 2022.
Cost of goods sold
Cost of goods sold for the year ended December 31, 2022 was $1,343.2 million, an increase of $117.6 million, or 9.6%, from $1,225.6 million for the year ended December 31, 2021. The increase in cost of goods sold was primarily driven by rising material, delivery and plant costs and a $32.5 million increase in power and fuel costs, partially offset by a reduction in sales volume resulting in lower cost of goods sold. Cost of goods sold as a percentage of revenues was 85.8% and 84.7% for the years ended December 31, 2022 and 2021, respectively. The proportion of cost of goods sold related to cement and ready-mix concrete was 48.5% and 51.5%, respectively, for the year ended December 31, 2022, compared to 42.8% and 57.2%, respectively, for the year ended December 31, 2021.
Cost of goods sold for ready-mix concrete for the year ended December 31, 2022 was $691.1 million, a decrease of $10.5 million, or 1.5%, from $701.6 million for the year ended December 31, 2021. This decrease primarily relates to lower sales volume resulting in lower cost of goods sold of $86.8 million, largely driven by the 2022 Disposal. The reduction in cost of goods sold for ready-mix concrete was partially offset by rising material, delivery and plant costs of $76.4 million, including an increase in fuel and power costs of $3.4 million for the year ended December 31, 2022.
Cost of goods sold for cement for the year ended December 31, 2022 was $652.1 million, an increase of $127.9 million, or 24.4%, from $524.2 million for the year ended December 31, 2021. This increase primarily relates to increases in direct costs such as manufacturing expense, freight costs, direct labor and materials of $105.9 million, including an increase in power and fuel costs of $29.1 million for the year ended December 31, 2022 as compared to the prior year. This increase in cost of goods sold was also driven by higher sales volume resulting in higher cost of goods sold of an additional $22.1 million.
Selling, general and administrative expenses
Selling, general and administrative expenses for the year ended December 31, 2022 were $145.2 million, an increase of $26.1 million, or 21.9%, from $119.1 million for the year ended December 31, 2021. Selling, general and administrative expenses as a percentage of revenues were 9.3% and 8.2% for the years ended December 31, 2022 and 2021, respectively. The increase in selling, general and administrative expenses for the year ended December 31, 2022 was driven primarily by an increase in expenses related to the license agreements with Cementos Argos for certain exclusive intellectual property licenses, labor costs, and third-party consulting fees, including other transaction costs of $11.3 million, partially offset by a reduction in legal fees, performance-based compensation, and a reduction in selling, general and administrative expenses as a result of the 2022 Disposal and 2021 Disposal. Refer to Note 15. Related party in the Argos USA audited consolidated and combined financial statements for additional information.
Selling, general and administrative expenses of ready-mix concrete for the year ended December 31, 2022 were $51.0 million, an increase of $14.3 million, or 39.0%, from $36.7 million for the year ended December 31, 2021. This increase primarily relates to an increase in expenses related to the license agreements with Cementos Argos for certain exclusive intellectual property licenses and third-party consulting fees, partially offset by a reduction in performance-based compensation, legal fees, and amortization expenses and labor costs as a result of the 2022 Disposal and 2021 Disposal.
Selling, general and administrative expenses of cement for the year ended December 31, 2022 were $39.9 million, an increase of $13.8 million, or 52.9%, from $26.1 million for the year ended December 31, 2021. This increase primarily relates to an increase in expenses related to the license agreements with Cementos Argos for certain exclusive intellectual property licenses and labor costs, partially offset by a reduction in performance-based compensation.
Other income, net
Other income, net for the year ended December 31, 2022 and 2021 was $12.0 million and $7.4 million, respectively, and is comprised of rental revenue, insurance proceeds, and other miscellaneous items. The increase in Other income, net for the year ended December 31, 2022 is primarily driven by net insurance proceeds from a Hurricane Harvey litigation claim that affected our Houston, Texas cement terminal.
Net gain on disposals
Net gain on disposals for the year ended December 31, 2022 was $23.3 million, a decrease of $25.5 million from $48.8 million for the year ended December 31, 2021. This decrease primarily relates to the 2022 Disposal, which resulted in a smaller gain of $22.0 million for the year ended December 31, 2022 compared to the 2021 Disposal which resulted in a gain of $49.1 million for the year ended December 31, 2021.
Net gain on disposals of ready-mix concrete for the year ended December 31, 2022 was $23.2 million, a decrease of $25.2 million from $48.4 million for the year ended December 31, 2021. This decrease primarily relates to a smaller gain on disposal resulting from the 2022 Disposal as compared to the 2021 Disposal.
Net gain on disposals of cement for the year ended December 31, 2022 was $0.1 million, a decrease of $0.3 million from $0.4 million for the year ended December 31, 2021. This decrease primarily relates to asset sales and retirements during the year ended December 31, 2022.
Interest expense, net
Interest expense, net for the year ended December 31, 2022 was $33.6 million, a decrease of $2.7 million, or 7.4%, from $36.3 million for the year ended December 31, 2021. This decrease primarily relates to a lower outstanding debt balance as of December 31, 2022 compared to December 31, 2021, due to the repayment of certain borrowings of $280.9 million, partially offset by proceeds from loans of $165.5 million and interest income earned on money market fund investments for the year ended December 31, 2022.

Income tax expense
Income tax expense for the year ended December 31, 2022 was $27.4 million, a decrease of $15.6 million from $43.0 million for the year ended December 31, 2021. This decrease primarily relates to the tax effect of the decrease in pre-tax book income for the year ended December 31, 2022 compared to December 31, 2021, and lower non-deductible goodwill included in the 2022 Disposal as compared to the 2021 Disposal.
Year ended December 31, 2021 compared to year ended December 31, 2020
Revenues
Revenues for the year ended December 31, 2021 were $1,446.7 million, a decrease of $6.1 million, or 0.4%, from $1,452.8 million for the year ended December 31, 2020. The proportion of revenues related to cement and ready-mix concrete was 44.8% and 55.2%, respectively, for the year ended December 31, 2021, compared to 39.5% and 60.5%, respectively, for the year ended December 31, 2020. The decrease in our overall revenues for the year ended December 31, 2021 was primarily driven by decreased revenue in ready-mix concrete of $79.6 million, partially offset by $74.2 million of revenue from favorable cement sales volumes for the year ended December 31, 2021.
Revenues for ready-mix concrete for the year ended December 31, 2021 were $797.9 million, a decrease of $79.6 million, or 9.1%, from $877.5 million for the year ended December 31, 2020. Lower revenues were primarily driven by lower overall sales volumes of $103.7 million, which includes the impact of the 2021 Disposal. The decline in volumes was partially offset by $24.1 million from favorable selling prices for the year ended December 31, 2021. The 2021 Disposal, which reduced revenues by $48.9 million, was executed as part of our plan to focus on ready-mix concrete facilities that are in closer geographic proximity to major metropolitan cities.
Revenues for cement for the year ended December 31, 2021 were $648.8 million, an increase of $75.6 million, or 13.2%, from $573.2 million for the year ended December 31, 2020. This increase relates to favorable sales volumes of $74.2 million, primarily driven by volume increases in Florida, and favorable selling prices of $1.3 million for the year ended December 31, 2021.
Cost of goods sold
Cost of goods sold for the year ended December 31, 2021 was $1,225.6 million, a decrease of $4.2 million, or 0.3%, from $1,229.8 million for the year ended December 31, 2020. The decrease in cost of goods sold was primarily driven by a reduction in production volume from the 2021 Disposal, offset by an increase in fuel and power costs of $25.0 million for the year ended December 31, 2021 as compared to the prior year. Cost of goods sold as a percentage of revenues was 84.7% for each of the years ended December 31, 2021 and 2020. The proportion of cost of goods sold related to cement and ready-mix concrete was 42.8% and 57.2%, respectively, for the year ended December 31, 2021, compared to 38.7% and 61.3%, respectively, for the year ended December 31, 2020.
Cost of goods sold for ready-mix concrete for the year ended December 31, 2021 was $701.6 million, a decrease of $51.9 million, or 6.9%, from $753.5 million for the year ended December 31, 2020. This decrease primarily relates to a lower sales volume resulting in lower cost of goods sold of $89.5 million, largely driven by the 2021 Disposal. The reduction in costs of goods sold was partially offset by rising material, delivery and plant costs of $32.4 million and an increase in fuel and power costs of $2.2 million for the year ended December 31, 2021.
Cost of goods sold for cement for the year ended December 31, 2021 was $524.2 million, an increase of $47.9 million, or 10.1%, from $476.3 million for the year ended December 31, 2020. This increase primarily relates to higher sales volume, which drove increases in direct costs such as manufacturing expense, freight costs, direct labor and materials. Cost of goods sold of cement was also impacted by an increase in fuel and power costs of $22.8 million for the year ended December 31, 2021 as compared to the prior year.
Selling, general and administrative expenses
Selling, general and administrative expenses for the year ended December 31, 2021 were $119.1 million, a decrease of $20.2 million, or 14.5%, from $139.3 million for the year ended December 31, 2020. Selling, general and administrative expenses as a percentage of revenues were 8.2% and 9.6% for the years ended December 31,

2021 and 2020, respectively. The decrease in selling, general and administrative expenses for the year ended December 31, 2021 was driven primarily by the $20.0 million legal settlement with the DOJ and related legal fees of $5.0 million recognized during the year ended December 31, 2020, as well as reduced selling, general and administrative costs of $1.7 million resulting from the 2021 Disposal, partially offset by an increase in labor costs and performance-based compensation. Refer to Note 12. Commitments and contingencies in the Argos USA audited consolidated and combined financial statements for more discussion regarding the DOJ settlement.
Selling, general and administrative expenses of ready-mix concrete for the year ended December 31, 2021 were $36.7 million, a decrease of $4.3 million, or 10.5%, from $41.0 million for the year ended December 31, 2020. This decrease primarily relates to reduced selling, general and administrative costs of $1.7 million resulting from the 2021 Disposal and a reduction in third-party consulting fees of $5.1 million. This decrease was partially offset by increases in performance-based compensation of $0.9 million labor costs and smaller legal settlements for the year ended December 31, 2021.
Selling, general and administrative expenses of cement for the year ended December 31, 2021 were $26.1 million, an increase of $1.2 million, or 4.8%, from $24.9 million for the year ended December 31, 2020. This increase primarily relates to higher performance-based compensation of $1.6 million and labor costs, partially offset by a decrease in third-party consulting fees.
Other income, net
Other income, net is comprised of insurance recoveries, rental revenue, and other miscellaneous items. Other income, net for the year ended December 31, 2021 was $7.4 million, a decrease of $1.0 million, or 11.9%, from $8.4 million for the year ended December 31, 2020. This decrease primarily relates to the impact of property and business interruption insurance recoveries of $2.0 million for the year ended December 31, 2020 as a result of the Martinsburg, West Virginia plant coal mill fire, partially offset by a decrease in factoring costs.
Net (gain) loss on disposals
Net (gain) loss on disposals for the year ended December 31, 2021 was a gain of $48.8 million, an increase of $56.5 million from a loss of $7.7 million for the year ended December 31, 2020. This increase primarily relates to the 2021 Disposal, which resulted in a gain compared to smaller asset sales and retirements during the year ended December 31, 2020 that resulted in losses.
Net gain on disposals of ready-mix concrete for the year ended December 31, 2021 was $48.4 million, an increase of $46.9 million from $1.5 million for the year ended December 31, 2020. This increase primarily relates to the 2021 Disposal.
Net (gain) loss on disposals of cement for the year ended December 31, 2021 was a gain of $0.4 million, an increase of $9.4 million from a loss of $9.0 million for the year ended December 31, 2020. This increase primarily relates to asset sales and retirements during the year ended December 31, 2021.
Interest expense, net
Interest expense, net for the year ended December 31, 2021 was $36.3 million, a decrease of $12.4 million, or 25.5%, from $48.7 million for the year ended December 31, 2020. This decrease primarily relates to the repayment of certain borrowings of $506.9 million for the year ended December 31, 2021 as compared to the repayment of certain borrowings of $385.1 million for the year ended December 31, 2020. A portion of the proceeds from the 2021 Disposal was utilized to repay debt obligations, driving the overall increase in debt repayment for the year ended December 31, 2021.
Income tax expense
Income tax expense for the year ended December 31, 2021 was $43.0 million, an increase of $29.2 million from $13.8 million for the year ended December 31, 2020. This increase primarily relates to the higher level of income before taxes. Our effective tax rate (“ETR”) for the year ended December 31, 2021 was 35.3% compared to 38.7% for the year ended December 31, 2020. The primary driver for the decrease in our ETR was the fines and penalties associated with the DOJ settlement, which were not deductible for tax purposes in 2020, which had a larger impact than the non-deductible goodwill associated with the 2021 Disposal.

Liquidity and capital resources
Our primary sources of liquidity are cash flows provided by operating activities, cash and cash equivalents on hand and our related-party and third-party borrowings. In October 2022, we refinanced our outstanding third-party indebtedness using borrowings under our 2022 Credit Agreement, as described below.
Our primary liquidity needs over the next 12 months include financing our working capital requirements, servicing our indebtedness, funding potential acquisitions in the construction materials industry and complementary business lines that are conducive to our vertically integrated network, including aggregates and SCMs, and purchasing property, plant and equipment. Our working capital needs are typically at their lowest level in the first quarter, increase in the second and third quarters to fund increases in accounts receivable and inventories during those periods and then decrease in the fourth quarter due to the seasonality of the industries we serve.
We project our cash needs based upon many factors, including our expected volume, pricing, cost of materials and capital expenditures. Based on our projected cash needs, we believe we have access to sufficient financial resources from our liquidity sources to fund our business and operations, including working capital, contractual obligations and capital expenditures, and to service our debt obligations, in the ordinary course of business, for at least the next 12 months. We will continue to monitor the potential impact of the war in Ukraine and the war in Israel and the related conflict in the Middle East, rising interest rates and elevated inflation, volatility of energy prices or similar disruptions on the economy and on our operations, as well as any other economic impacts related to changing fiscal policy or economic conditions.
We have invested in capital expenditures $91.1 million and $47.9 million during the nine months ended September 30, 2023 and 2022, respectively, and $90.9 million, $53.8 million, and $30.7 million, during the years ended December 31, 2022, 2021, and 2020, respectively. We estimate we will invest approximately $130.6 million in capital expenditures for fiscal year 2023, which includes replacing a portion of our fleet of ready-mix concrete mixer trucks and investments in our Houston port for cement storage. We expect to fund our capital expenditure program through cash on hand, cash from operations, and third-party financing arrangements. Over the next several years, we are currently contemplating cumulative capital expenditures of $120.0 million to $130.0 million for enhancements to our facilities to expand our clinker capacity, invest in our ports and terminals and other infrastructure improvements (including the investments in our Houston port in 2022 described above), $65.0 million to $80.0 million to replace a portion of our fleet of mixer trucks (including the investments in 2022 described above) and $190.0 million to $210.0 million for potential acquisitions in the construction materials industry and complementary business lines that are conducive to our vertically integrated network, including aggregates and SCMs. We believe these contemplated capital expenditures have the potential to enable us to generate substantial incremental Adjusted EBITDA in the future. However, our capital expenditures in any given year, our currently contemplated capital expenditures described above and our ability to generate incremental Adjusted EBITDA depend on a variety of factors, including our financial condition, adjustments to our strategy, challenges or uncertainty in our markets due to macroeconomic or other conditions, and other factors considered by our board of directors. These or other factors could lead to delays or cancellation of our capital expenditure plans.
In April 2022, we refinanced $250.9 million of related-party debt due to certain subsidiaries of Cementos Argos, and we utilized the proceeds of the 2022 Disposal, $90.2 million, to reduce the total related-party debt outstanding.
In January 2023, the Company extended the term of $250.9 million of the 3.28% related-party notes payable to Valle Cement Investments, Inc., a subsidiary of Cementos Argos, with an original maturity date of December 2023. The amended note payable agreements have a maturity date of December 2025, and an interest rate to be negotiated at the current prevailing market rates in December 2023, in line with the original maturity of these notes. In connection with the closing of the Transaction, the related-party debt will be repaid and terminated.
2022 Credit Agreement
We have entered into the 2022 Credit Agreement that provides for delayed draw term loans in an aggregate principal amount of $700.0 million and a revolving credit facility in an initial aggregate amount of $50.0 million. The delayed draw term loans include a Tranche A term loan for up to $350.0 million maturing in February 2026 and a Tranche B term loan for up to $350.0 million maturing in August 2027. The administrative agent is the

Bank of Nova Scotia and the joint lead arrangers are BNP Paribas, JPMorgan, Sumitomo, and the Bank of Nova Scotia. Borrowings of term loans and revolving loans may be based on the Secured Overnight Financing Rate (“SOFR”) or may be base rate loans, at the borrower’s option, plus an applicable margin based on our leverage ratio. The applicable margin for the Tranche A term SOFR loans ranges from 1.125% (for a leverage ratio equal to or less than 2.5x) to 1.625% (for a leverage ratio above 3.5x). The applicable margin for the Tranche B term SOFR loans and revolving loans ranges from 1.25% (for a leverage ratio equal to or less than 2.5x) to 1.75% (for a leverage ratio above 3.5x). In October 2022, as part of the refinancing related to the 2022 Credit Agreement, we completed the initial draw down of $408.0 million in aggregate principal amount to repay our outstanding indebtedness owed to third-party lenders and pay related fees and expenses. The obligations under the 2022 Credit Agreement are guaranteed by Argos USA LLC and Cementos Argos. The guarantee granted by Cementos Argos will be automatically released upon completion of a qualified public offering of our common stock under the Securities Act resulting in proceeds in an aggregate amount of not less than $150.0 million. The obligations under the 2022 Credit Agreement are also secured by liens on our personal property, including equity interests in our existing and future subsidiaries, and will be secured by mortgages over certain of our cement plants. Such collateral arrangements will be released if we achieve investment grade ratings from at least two credit rating agencies and we do not have certain other secured debt outstanding. The collateral arrangements will be required to be reinstated if we cease to have investment grade ratings from at least two credit rating agencies and/or we incur certain secured debt.
Pursuant to the 2022 Credit Agreement, we are subject to financial covenants that require our consolidated total net debt ratio not to be, as of the last day of any fiscal quarter, more than 4.0:1.0, and our consolidated interest coverage ratio not to be, as of the last day of any fiscal quarter, less than 2.5:1.0. The financial covenants will be measured on a consolidated basis with Cementos Argos until Cementos Argos ceases to be a guarantor of the 2022 Credit Agreement obligations. The financial covenants will cease to apply if we achieve investment grade ratings from at least two credit rating agencies and we have no other debt outstanding, other than certain long-term capital markets debt securities. The financial covenants will be reinstated if thereafter we cease to have investment grade ratings from at least two credit rating agencies and/or we incur certain debt.
Cash flows
The following table summarizes our net cash used in and provided by operating, investing and financing activities for the periods indicated:
	For the nine months ended September 30,		For the years ended December 31,
(In millions)	2023	2022	2022	2021	2020
Net cash provided by (used in):
Operating activities	$168.9	$87.3	$128.3	$123.0	$153.8
Investing activities	(82.4)	46.4	7.0	128.8	(23.7)
Financing activities	(0.4)	(105.8)	(106.2)	(251.2)	(142.7)
Net increase (decrease) in cash and cash equivalents	86.1	27.9	29.1	0.6	(12.6)
Cash and cash equivalents at beginning of period	47.8	18.7	18.7	18.1	30.7
Cash and cash equivalents at end of period	$133.9	$46.6	$47.8	$18.7	$18.1
Nine months ended September 30, 2023 compared to nine months ended September 30, 2022
Operating activities
Our most significant source of operating cash flows is cash received from customer purchases of our cement and ready-mix concrete products. Our primary use of cash from operating activities is to pay for raw materials, labor costs, and repair and maintenance expenses for our manufacturing operations.
For the nine months ended September 30, 2023 and 2022, net cash provided by operating activities was $168.9 million and $87.3 million, respectively. Net cash flow from operating activities in these periods was driven primarily by Net income with adjustments for Depreciation, depletion, and amortization expense, Net gain on disposals, and changes in our operating assets and liabilities. The increase in cash provided by operating activities for the nine months ended September 30, 2023, as compared to the nine months ended September 30,

2022, was primarily driven by an increase in the change in Accrued expenses and other current liabilities of $16.3 million, a decrease in the change in Inventories of $14.8 million, and a decrease in the change in Trade accounts receivable, net of $6.2 million. This was partially offset by a decrease in the change in Trade accounts payable of $27.7 million, driven by timing of payments.
Investing activities
For the nine months ended September 30, 2023, cash used in investing activities was $82.4 million, primarily representing purchases of property, plant and equipment of $91.1 million, partially offset by proceeds from sale of property and equipment of $8.7 million. For the nine months ended September 30, 2022, cash provided by investing activities was $46.4 million, primarily representing proceeds from the 2022 Disposal of $90.2 million, partially offset by purchases of property, plant and equipment of $47.9 million.
Financing activities
For the nine months ended September 30, 2023, cash used in financing activities was $0.4 million, primarily driven by payment to settle overnight loans and financing lease payments, partially offset by proceeds from terminated cash flow hedges. For the nine months ended September 30, 2022, cash used in financing activities was $105.8 million, representing payments to settle primarily third-party loans, partially offset by Transfers from Cementos Argos, net.
Year ended December 31, 2022 compared to year ended December 31, 2021
Operating activities
Our most significant source of operating cash flows is cash received from customer purchases of our cement and ready-mix concrete products. Our primary use of cash from operating activities is to pay for raw materials, labor costs, and repair and maintenance expenses for our manufacturing operations.
For the years ended December 31, 2022 and 2021, net cash provided by operating activities was $128.3 million and $123.0 million, respectively. Net cash flow from operating activities in these periods was driven primarily by Net income with adjustments for Depreciation, depletion, and amortization expense, Net gain on disposals, and changes in our operating assets and liabilities. The increase in cash provided by operating activities for the year ended December 31, 2022, as compared to the year ended December 31, 2021, was primarily driven by an increase in the change in Trade accounts payable of $28.6 million which is largely driven by timing of payments, a decrease in the change in Trade accounts receivable, net of $23.9 million, a decrease in the change in Accrued expenses and other current liabilities of $16.1 million, and a decrease in the change in Other assets and liabilities of $14.2 million. This was partially offset by an increase in the change of inventories of $16.2 million which is largely driven by inventory in transit, an increase in the change of Prepaid expenses and other current assets of $11.7 million, and an increase in the change of Payables due to affiliates of $14.2 million, which reflects the net effect of expenses and cash settlement of the license and technical services agreements with Cementos Argos related to the year ended December 31, 2022. Refer to Note 15. Related party in the Argos USA audited consolidated and combined financial statements for more information.
Investing activities
For the year ended December 31, 2022, cash provided by investing activities was $7.0 million, representing proceeds from the sale of property, plant and equipment of $5.4 million and proceeds from sale of ready-mix concrete businesses related to the 2022 Disposal of $90.2 million, partially offset by the purchases of property, plant and equipment of $90.9 million. For the year ended December 31, 2021, cash provided by investing activities was $128.8 million, representing proceeds from the sale of property, plant and equipment of $6.6 million and proceeds from the sale of businesses related to the 2021 Disposal in the amount of $175.8 million, partially offset by purchases of property, plant and equipment.
Financing activities
For the years ended December 31, 2022 and 2021, cash used in financing activities was $106.2 million and $251.2 million, respectively, representing payments to settle loans and financing lease payments, partially offset by proceeds from loans and Transfers from Cementos Argos, net.

Year ended December 31, 2021 compared to year ended December 31, 2020
Operating activities
Our most significant source of operating cash flows is cash received from customer purchases of our cement and ready-mix concrete products. Our primary use of cash from operating activities is to pay for raw materials, labor costs, and repair and maintenance expenses for our manufacturing operations.
For the years ended December 31, 2021 and 2020, net cash provided by operating activities was $123.0 million and $153.8 million, respectively. Net cash flow from operating activities in these periods was driven primarily by Net income with adjustments for Depreciation, depletion, and amortization expense, Net gain on disposals, and changes in our operating assets and liabilities. The decrease in cash provided by operating activities for the year ended December 31, 2021 was primarily driven by increases in operating assets, including higher Inventories and Trade accounts receivable, net of $12.7 million and $26.1 million, respectively, and lower Accrued expenses and other current liabilities of $22.8 million as a result of the DOJ settlement in the year ended December 31, 2020.
Investing activities
For the year ended December 31, 2021, cash provided by investing activities was $128.8 million, representing proceeds from the sale of property, plant and equipment primarily related to the 2021 Disposal in the amount of $175.8 million, partially offset by purchases of property, plant and equipment. For the year ended December 31, 2020, cash used in investing activities was $23.7 million, primarily related to purchases of property, plant and equipment.
Financing activities
For the years ended December 31, 2021 and 2020, cash used in financing activities was $251.2 million and $142.7 million, respectively, representing payments to settle loans and financing lease payments, partially offset by proceeds from loans and Transfers from Parent, net.
In April 2022, we refinanced $250.9 million of related-party debt due to Cementos Argos and certain of its subsidiaries, and we utilized $90.2 million of the proceeds of the 2022 Disposal to reduce related-party debt outstanding. The refinanced related-party debt with Cementos Argos has primarily been used to fund working capital and for equipment financing.
Contractual obligations and commitments
The following table presents our significant contractual obligations and commitments with definitive payments terms as of September 30, 2023:
(In millions)	Remainder of 2023	2024	2025	2026	2027	Thereafter	Total
Principal on debt	$—	$—	$250.9	$204.0	$204.0	$80.0	$738.9
Interest on debt, swaps, and caps(1)	10.2	40.6	40.6	10.6	15.5	10.8	128.3
Non-cancelable operating lease obligations	3.3	14.1	12.9	11.2	9.2	35.8	86.5
Non-cancelable finance lease obligations	1.7	4.9	3.8	3.6	3.2	28.2	45.4
Pension and postretirement contributions	0.1	0.3	0.2	0.2	0.3	1.7	2.8
Third-party purchase obligations(2)	66.3	152.0	145.5	151.9	152.8	1,099.2	1,767.7
Related-party purchase obligations	13.3	63.6	63.5	—	—	—	140.4
Truck purchase commitments(3)	—	18.7	—	—	—	—	18.7
Total	$94.9	$294.2	$517.4	$381.5	$385.0	$1,255.7	$2,928.7
(1)
Interest is estimated using the fixed rates as of September 30, 2023 since the variable rates are covered by cash flow hedges, assuming no payments will be made until the debt matures, which may differ from actual results. Refer to Note 7. Financial instruments in the Argos USA unaudited interim consolidated and combined financial statements for more information about the cash flow hedges.

(2)
Third-party purchase obligations are long-term raw material and supply agreements for our manufacturing operations. Refer to Note 11. Commitments and contingencies in the Argos USA unaudited interim consolidated and combined financial statements for more information about long-term supply agreements.

(3)
We have entered into an agreement to purchase additional trucks during 2024 for our ready-mix concrete business. Refer to Note 11. Commitments and contingencies in the Argos USA unaudited interim consolidated and combined financial statements for more information about the truck purchase commitments.

Off balance sheet arrangements
As of September 30, 2023 and December 31, 2022, we have the following off-balance sheet arrangements:
Letters of credit
As of September 30, 2023 and December 31, 2022, we had $11.4 million and $11.3 million, respectively, outstanding in one irrevocable letter of credit issued by us in favor of third-party beneficiaries, related to guarantees of payment of insurance claim deductibles. This irrevocable letter of credit is unsecured, renewed automatically on an annual basis, and can only be modified or canceled with the approval of the beneficiary. Refer to Note 11. Commitments and contingencies in the Argos USA unaudited interim consolidated and combined financial statements for additional information.
Uncommitted receivables purchase agreement
On November 20, 2018 we entered into an uncommitted receivables purchase agreement (the “factoring program”) with BNP Paribas whereby a certain defined pool of our U.S. trade receivables is sold on a revolving basis to BNP Paribas in exchange for cash. The factoring program provides us with an additional source of liquidity. Under the terms of the uncommitted receivables purchase agreement, we act as the collecting agent on behalf of BNP Paribas to collect amounts due from our customers for the receivables sold. We account for the transfer of receivables as a true sale at the point control is transferred through derecognition of the receivables on the consolidated and combined balance sheets. Receivables sold under the factoring program totaled $92.6 million and $143.2 million for the years ended December 31, 2021 and 2020, respectively. The decrease in the accounts receivable sold primarily relates to the COVID-19 pandemic for 2020 and we have not utilized the factoring program since September 2021. The proceeds from the sales of receivables are included in cash from operating activities in the Argos USA audited consolidated and combined statements of cash flows and unaudited interim consolidated and combined statements of cash flows.
Critical accounting policies and estimates
Our Argos USA audited consolidated and combined financial statements and unaudited interim consolidated and combined financial statements are prepared in accordance with U.S. GAAP, which requires management to make assumptions and estimates about future events and apply judgments that affect the reported amounts of assets, liabilities, revenues, expenses and the related disclosures. We base our assumptions, estimates and judgments on historical experience, current trends and other factors that management believes to be relevant at the time we prepare our consolidated and combined financial statements. On a regular basis, management reviews the accounting policies, assumptions, estimates and judgments to ensure that our consolidated and combined financial statements are presented fairly and in accordance with U.S. GAAP. However, because future events and their effects cannot be determined with certainty, actual results could differ materially from our assumptions and estimates.
Our significant accounting policies are discussed in Note 2. Summary of significant accounting policies in the Argos USA audited consolidated and combined financial statements and unaudited interim consolidated and combined financial statements. Management believes that the following accounting estimates are those most critical to fully understanding and evaluating our reported financial results, and they require management’s most difficult, subjective or complex judgements, resulting from the need to make estimates about the effect of matters that are inherently uncertain.
Inventory
Inventories, consisting of finished goods, work in progress, raw materials, and spare parts, are stated at the lower of cost or net realizable value. The cost of inventories includes all costs of purchase, costs of conversion and other costs incurred in bringing the inventories to their present location and condition. Inventory cost is determined on a weighted-average cost method basis. To determine the cost of inventory, we allocate fixed expenses to the cost of production based on the normal capacity of the production facility. In determining the net realizable value, we consider factors such as deterioration, obsolescence, expected future demand and past experience. We reduce the carrying value of our inventory for estimated excess and obsolete inventories equal to the difference between the cost of inventory and its estimated net realizable value.
Property, plant and equipment and definite-lived intangible assets
Property, plant and equipment are stated at cost less accumulated depreciation. Significant improvements are capitalized, while maintenance and repair expenditures are charged to operations as incurred. We capitalize interest cost as a component of construction in progress. We begin capitalizing quarry development costs at a point when reserves are proven or probable, economically mineable and when demand supports investment in the market. We use the straight-line method of depreciation for substantially all the assets for financial reporting purposes, except for mining-related equipment which uses units-of-production method.
Property, plant and equipment are reviewed for impairment whenever facts and circumstances indicate that the carrying amount of an asset group may not be recoverable. We recognize an impairment loss if expected future undiscounted cash flows over the estimated remaining service life of the related asset group are less than the asset group’s carrying value.
Our intangible assets, consisting of customer lists, software and licenses, and brands, all have definite useful lives. The estimated residual values are amortized on a straight-line basis over their respective estimated lives. We review our other identifiable intangibles for impairment. Each year, we review whether events or changes in circumstances could indicate that a long-lived asset’s carrying amount may not be recoverable. Such events and changes may include significant changes in performance relative to expected operating results, significant changes in asset use, significant negative industry or economic trends and changes in our business strategy. We recognize an impairment loss when estimated undiscounted future cash flows expected to result from the use of the asset and its eventual disposition are less than its carrying amount.
Goodwill
Goodwill represents the excess purchase price paid for acquired businesses over the estimated fair value of identifiable assets and liabilities. Goodwill is not amortized but instead is assessed for impairment as of October 1 or more often if events or circumstances indicate that there may be impairment. We annually assess goodwill for impairment at the reporting unit level, which is consistent with our two reportable segments: cement and ready-mix concrete. We identify our reporting units by assessing whether the components of our operating segments, which are the same as our reportable segments, constitute businesses for which discrete financial information is available and our chief operating decision maker regularly reviews the operating results.
In testing for the recoverability of goodwill, we perform annually a qualitative assessment based on economic, industry and company-specific factors to determine whether the existence of events and circumstances indicates that it is more likely than not that the goodwill is impaired. If qualitative factors indicate that the fair value of the reporting unit is more likely than not less than its carrying amount, then we perform a quantitative goodwill impairment test. We estimate fair value using both market and income approaches. The market approach considers market factors and certain multiples in comparison to similar companies, while the income approach uses discounted cash flows to determine the fair value of the reporting units. If the fair value of the goodwill is less than the carrying value, we recognize the difference as impairment, not to exceed the total amount of goodwill.
Income taxes
We account for income taxes under the asset and liability method. Under this method, deferred income taxes are recognized based on the tax effects of temporary differences between the financial statement and tax bases of assets and liabilities, as measured by current enacted tax rates in effect for the year in which temporary differences are expected to be recovered or settled. Valuation allowances are recorded to reduce the deferred tax assets to an amount that will more likely than not be realized.
Our income tax provisions are based on calculations and assumptions that are subject to examination by U.S. federal and state tax authorities. Although we believe that the positions taken on previously filed tax returns are reasonable, we have established tax, interest and penalty reserves in recognition that various taxing authorities may challenge the positions taken, which could result in additional liabilities for taxes, interest and penalties. We regularly review our deferred tax assets for recoverability considering historical profitability, projected future taxable income, the expected timing of the reversals of existing temporary differences and tax planning strategies.
For uncertain tax positions, we apply the provisions of relevant authoritative guidance, which requires application of a “more likely than not” threshold to the recognition and derecognition of tax positions. Our ongoing assessments of the more likely than not outcomes of tax authority examinations and related tax positions require significant judgment and can increase or decrease our effective tax rate, as well as impact operating results.
Our provision for income taxes is subject to volatility and could be favorably or adversely affected by changes in the valuation of deferred tax assets and liabilities; by expiration of or lapses in tax-related legislation; by expiration of or lapses in tax incentives; by tax effects of nondeductible compensation; by changes in accounting principles; or by changes in tax laws and regulations.
Our effective tax rate differs from the statutory rate, primarily due to the tax impact of state taxes, non-deductible goodwill, fines and penalties, and tax audit settlements. Significant judgment is required in evaluating uncertain tax positions, determining valuation allowances recorded against deferred tax assets, and ultimately, the income tax provision.
It is difficult to predict when resolution of income tax matters will occur and when recognition of certain income tax assets and liabilities is appropriate, and our income tax expense (benefit) in the future may continue to differ from the statutory rate because of the effects of similar items. For example, if items are favorably resolved or management determines a deferred tax asset is realizable that was previously reserved, we will recognize period tax benefits. Conversely, to the extent tax matters are unfavorably resolved or management determines a valuation allowance is necessary for a tax asset that was not previously reserved, we will recognize incremental period tax expense. These matters are expected to contribute to the tax rate differing from the statutory rate and continued volatility in our effective tax rate.
Quantitative and qualitative disclosures about market risk
We are exposed to certain market risks arising from transactions entered into in the ordinary course of business. Our operations are highly dependent upon the interest rate-sensitive construction industry as well as the general economic environment. Consequently, these markets could experience lower levels of economic activity in an environment of rising interest rates or escalating commodity and energy prices. Management has considered the current economic environment and its potential effect on our business. Refer to Note 2. Summary of significant accounting policies and Note 7. Financial instruments in the Argos USA unaudited interim consolidated and combined financial statements.
Commodity and energy price risk
We are subject to commodity and energy price risk with respect to price changes in our raw materials and energy, including diesel, petroleum and natural gas. Certain purchase commitments limit our exposure to price fluctuations in these commodities, and from time to time, we have hedged our fuel price exposure. For example, in 2023, these purchase commitments limit our exposure on an estimated 63.1% of our diesel, 44.3% of natural gas and all of our coal consumption is under contract. In addition, we are also subject to commodity price risk of our raw materials, including third-party purchases of cement and aggregates. We have contractual agreements with certain of our raw material suppliers, which are generally on a yearly basis and terminable by either party on limited notice and/or are at set prices based upon the volume of our total purchases. In 2022, we announced fuel surcharges to partially mitigate increasing energy prices, which have continued in 2023. We do not use derivative instruments to hedge risks relating to our raw material costs or for speculative purposes.
Inflation risk
Until recently, inflation has not been a significant factor in our net revenue or earnings due to relatively low inflation in the United States. Inflation risk varies with the level of activity in the construction industry, the number, size and strength of competitors and the availability of product supply in local markets. In addition, we are also exposed to inflation risk through labor costs, material, delivery and plant costs, fuel and power costs, and freight costs, which we attempt to manage by improving the efficiency of our operations. To date, we have attempted to mitigate our exposure to inflation risk through recovering moderate increases in costs by obtaining higher prices for our products purchased predominately through our purchase-order based contracts. In 2022 and 2023, we have increased prices of cement and ready-mix concrete to partially mitigate the impact of inflation. However, our results of operations and financial condition could be materially impacted by inflation in the future.
Interest rate risk
Borrowings under certain existing indebtedness expose us, and borrowings under our 2022 Credit Agreement will expose us to interest rate risk as interest on such amounts varies based on a floating rate. In addition, our operations are subject to factors affecting the overall strength of the U.S. economy and economic conditions impacting financial institutions, including the level of interest rates, availability of funds for construction and level of general construction activity. For our existing indebtedness, we utilize interest rate swap agreements and interest rate cap and collar agreements to limit exposure to market fluctuations on floating-rate debt. As a result, the gains and losses associated with the interest rate swap agreements and interest rate cap and collar agreements are recorded in accumulated other comprehensive income (loss) and amortized to earnings (loss) over the term of the agreements (refer to Note 7. Financial instruments in the Argos USA unaudited interim consolidated and combined financial statements for further discussion). We have entered into numerous floating to fixed interest rate swap agreements, interest rate cap and collar agreements with various banks for notional amounts of $200.0 million and $60.0 million as of September 30, 2023 and December 31, 2022, respectively. In February 2023, we settled $60.0 million in notional amount of interest rate swap agreements for a gain of $5.8 million. The interest rate swap agreements were designated as cash flow hedges. As a result, the gains and losses associated with the interest rate swap agreements were recorded in accumulated other comprehensive income and will be amortized to earnings (loss) over the term of the related debt in 2023 through 2026. As of September 30, 2023, the fair values of the interest rate swap agreements and interest rate cap and collar agreements were derivative assets of $1.6 million. As of December 31, 2022, the fair values of the interest rate swap agreements were derivative assets of $5.9 million.

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION
The following unaudited pro forma condensed combined financial statements (the “pro forma financial statements”) are derived from the historical audited and unaudited financial statements of Summit and its subsidiaries and Argos North America Corp. and its subsidiaries. The historical financial statements of Argos USA include the accounts of Argos North America Corp. and subsidiaries, which consists of the equity interests to be acquired by the Company in the Transaction.
The unaudited pro forma combined balance sheet as of September 30, 2023 gives effect to the Transaction as of September 30, 2023. The unaudited pro forma combined statements of operations for the nine months ended September 30, 2023 and the year ended December 31, 2022 reflect the Transaction as if it had occurred as of January 1, 2023 and January 1, 2022, respectively.
The pro forma financial statements have been prepared to reflect the effects of the Transaction which are summarized as follows:
•	The issuance of 54,720,000 million shares of Summit’s class A common stock.
•
Summit expects to borrow $1.3 billion in a mixture of senior notes and term loan B borrowings. Summit currently has a bridge loan commitment of $1.3 billion from various financial institutions which is available to fund the transaction. Summit intends to obtain permanent financing consisting of a combination of senior notes and increased borrowing under its current credit agreement prior to closing, at which time the bridge loan commitment will expire.

•	The payment of $1.2 billion of cash to Cementos Argos, net of amounts used to retire Argos USA’s existing third-party debt and related-party debt payable.
•	Adjustments are also reflected to eliminate the financial statement impact of Argos USA costs incurred as it pursued an initial public offering prior to this Transaction.
•
Adjustments are also reflected to eliminate the management fee paid by Argos USA to Cementos Argos as that fee will not be incurred subsequent to closing the Transaction for the first five years after closing.

•	Summit has also reclassified certain amounts on the Argos USA financial statements to conform to the presentation of those same line items in Summit’s consolidated financial statements.
•
Summit estimates that it will realize synergies of more than $100 million subsequent to the Transaction. Summit believes a significant amount of those synergies will be realized within two years. For purposes of the pro forma financial information, only the synergies estimated to be realized within one year of the closing date are reflected.

•
The Transaction will be accounted for using the acquisition method of accounting for business combinations. The allocation of the preliminary purchase price is based on management’s estimate and assumptions related to the fair value of assets to be acquired and liabilities to be assumed as of the Transaction date using the currently available information. As the unaudited pro forma combined financial information is based on these preliminary estimates, the final purchase price allocation and the resulting effect on the financial position and results of operations may materially differ from the pro forma amounts included here in. Summit expects to finalize its allocation of the purchase consideration as soon as practicable after the Transaction date but is not required to finalize it for one year from the closing date of the Transaction.

The pro forma financial statements are provided for informational purposes only and do not purport to represent what the actual consolidated results of operations or the consolidated financial position of the Company would have been had the Transaction occurred on the dates assumed, nor are they necessarily indicative of future consolidated results of operations or consolidated financial position. The pro forma financial statements should be read in conjunction with:
•	the accompanying notes to the pro forma financial statements;
•	the audited consolidated financial statements and accompanying notes of Summit contained in the Annual Report, which is incorporated by reference herein;

•	the audited consolidated and combined financial statements and accompanying notes of Argos USA and its subsidiaries for the year ended December 31, 2022 contained in this proxy statement;
•
the unaudited condensed consolidated financial statements and accompanying notes of Summit contained in Summit’s Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2023 (the “Quarterly Report”), which is incorporated by reference herein; and

•
the unaudited consolidated and combined financial statements and accompanying notes of Argos USA and its subsidiaries as of September 30, 2023 and for the three and nine month periods ended September 30, 2023 contained in this proxy statement.

Summit
Pro Forma Condensed Combined Balance Sheet As of September 30, 2023
(Unaudited)
	Summit Historical As of September 30, 2023	Argos USA Historical As of September 30, 2023	Conforming Reclassifications		Pro Forma Transaction Adjustments		Management Adjustments	Summit Combined
Assets
Current Assets:
Cash and cash equivalents	$197,475	$133,948	$—		$1,274,000	(b)	$ —	$271,475
					(735,800)	(c)
					(464,200)	(c)
					(133,948)	(d)
Accounts receivable, net	375,929	209,309	—		—		—	585,238
Receivables due from affiliates	—	432	—		(432)	(e)	—	—
Costs and estimated earnings in excess of billings	40,985	—	—		—		—	40,985
Inventories	243,136	147,266	—		—		—	390,402
Other current assets	17,976	21,648	13,357	(a)	(20,116)	(f)	—	32,865
Prepaid Expenses	—	13,357	(13,357)	(a)	—		—	—
Current assets held for sale	1,702	—	—		—		—	1,702
Total current assets	877,203	525,960	—		(80,496)		—	1,322,667
Property, plant and equipment, less accumulated depreciation, depletion	1,974,532	1,704,581	—		479,100	(i)	—	4,158,213
Goodwill	1,241,472	178,207	—		728,566	(i)	—	2,148,245
Intangible assets, less accumulated amortization	68,814	17,561	—		—		—	86,375
Deferred tax assets, less valuation allowance	113,362	—	—		—		—	113,362
Operating lease right-of-use assets	38,380	81,597	—		—		—	119,977
Other assets	51,201	1,648	—		—		—	52,849
Total assets	$4,364,964	$2,509,554	$—		$1,127,170		$—	$8,001,688
Liabilities and Stockholders’ Equity
Current liabilities:
Current portion of debt	$3,822	$—	$—		$—		$—	$3,822
Current portion of acquisition-related liabilities	7,028	—	—		—		—	7,028
Accounts payable	173,127	125,174	—		—		—	298,301
Payables due to affiliates	—	46,632	—		(46,632)	(e)	—	—
Accrued expenses	147,619	70,020	—		—		—	217,639
Current operating lease liabilities	8,745	14,747	—		—		—	23,492
Billings in excess of costs and estimated earnings	8,539	—	—		—		—	8,539
Total current liabilities	348,880	256,573	—		(46,632)		—	558,821
Long-term debt	1,488,069	484,918	—		(484,918)	(c)	—	2,762,069
					1,274,000	(b)
Long-term related-party debt	—	250,882	—		(250,882)	(c)	—	—
Acquisition-related liabilities	27,633	—	—		—		—	27,633
Tax receivable agreement liability	52,143	—	—		—		—	52,143
Noncurrent operating lease liabilities	34,838	86,277	—		—		—	121,115
Other noncurrent liabilities	105,668	36,033	70,739	(a)	117,859	(j)	—	330,299
Deferred tax liabilities	—	70,739	(70,739)	(a)	—		—	—
Total liabilities	2,057,231	1,185,422	—		609,427		—	3,852,080

	Summit Historical As of September 30, 2023	Argos USA Historical As of September 30, 2023	Conforming Reclassifications	Pro Forma Transaction Adjustments		Management Adjustments	Summit Combined
Commitments and contingencies Stockholders’ equity:
Class A common stock	1,192	52	—	(52)	(g)	—	1,739
				547	(h)
Class B common stock
Additional paid-in capital	$1,415,320	$1,528,043	$ —	$(1,528,043)	(g)	$ —	$3,256,648
				1,841,328	(h)
Accumulated earnings	873,773	(211,905)	—	237,989	(g)	—	873,773
				20,116	(f)
				(46,200)	(e)
Accumulated other comprehensive income	3,296	7,942	—	(7,942)	(g)	—	3,296
Stockholders’ equity	2,293,581	1,324,132	—	517,743		—	4,135,456
Noncontrolling interest in Summit Holdings	14,152	—	—	—		—	14,152
Total stockholders’ equity	2,307,733	1,324,132	—	517,743		—	4,149,608
Total liabilities and stockholders’ equity	$4,364,964	$2,509,554	$—	$1,127,170		$—	$8,001,688
(a)
Certain aspects of the presentation of Argos USA balance sheet have been conformed for purposes of presenting comparable results. For full historical financial statements of Argos USA for the periods presented, please see the financial statements attached to this proxy statement.

(b)	Represents $1.3 billion in cash received through the issuance of term loan and senior notes, net of an estimated $26.0 million in fees and related expenses.
(c)
Represents the use of the $1.2 billion cash consideration used for repayment of Argos USA’s $250.9 million outstanding related party indebtedness and $484.9 million of long-term third-party debt. The remaining $464.2 million will be paid to Cementos Argos.

(d)	Summit will not purchase the existing cash of Argos USA and cash will remain with Cementos Argos post-acquisition.
(e)	The following pro forma adjustments eliminate historical transactions between Argos USA and its prior affiliates that would be treated as intercompany transactions on a consolidated basis.
•	Elimination of $0.4 million of receivables due from affiliates that are deemed settled as of the acquisition date.
•	Elimination of $46.6 million of payables due to affiliates that are deemed settled as of the acquisition date.
(f)
Reflects the elimination of $20.1 million of Argos USA’s pre-IPO costs that were deferred as of September 30, 2023. These costs primarily represent legal, accounting and other direct costs and are recorded in prepaid expenses and other current assets.

(g)	Reflects the elimination of Argos USA's historical equity balances in accordance with the acquisition method of accounting.
(h)
Reflects the estimated increase in Class A Common Stock and additional paid-in capital resulting from the issuance of approximately 54.7 million of Class A Common Stock shares to Cementos Argos to effect the Transaction.

(i)
Reflects an estimated amount to adjust the Argos USA property, plant and equipment, net of accumulated depreciation and depletion to fair value. The actual amount allocated to Argos USA property, plant and equipment will be based upon appraisals by experts as of the closing date, and will differ from these amounts, and those differences may be material. After amounts are allocated to property, plant and equipment, any remaining purchase price will be allocated to goodwill. Subsequent to the closing date, management will periodically update the amounts allocated in the original purchase price allocation model to reflect information received about the fair values received subsequent to the initial purchase price allocation. Under generally accepted accounting principles such adjustments may occur up to one year subsequent to the date of acquisition.

(j)	Reflects the estimated increase in the deferred tax liability as of the closing date as the book value of the assets acquired will exceed the tax value of the assets acquired.

Summit
Pro Forma Condensed Combined Statement of Operations
(Unaudited)
	Summit Historical Nine Months Ended September 30, 2023	Argos USA Historical Nine Months Ended September 30, 2023	Conforming Reclassifications		Pro Forma Transaction Adjustments		Management Adjustments		Summit Combined
Total revenue	$1,959,335	$1,296,222	$—		$—		$—		$3,255,557
Cost of revenue excluding items shown separately below	1,389,599	1,030,537	(70,760)	(a)	—		(20,403)	(h)	2,328,973
General and administrative expenses	150,731	118,889	(7,544)	(a)	(2,725)	(b)	(16,846)	(i)	242,505
Depreciation, depletion, amortization and accretion	163,133	—	78,304	(a)	—		—		241,437
Transaction Costs	19,518	—	—		—		—		19,518
Gain on sale of property, plant and equipment	(5,787)	—	(4,452)	(a)	—		—		(10,239)
Operating income (loss)	242,141	146,796	4,452		2,725		37,249		433,363
Interest expense	83,335	28,533	—		(29,415)	(c)	—		161,266
					75,563	(d)
					3,250	(d)
Loss on debt financings	493	—	—		—		—		493
Tax receivable agreement benefit	(153,080)	—	—		—		—		(153,080)
Gain on sale of businesses	—	—	—		—		—		—
Net gain on disposals	—	(4,452)	4,452	(a)	—		—		—
Other income, net	(14,771)	(994)	—		—		—		(15,765)
Income from operations before taxes	326,164	123,709	—		(46,673)		37,249		440,449
Income tax expense (benefit)	39,923	30,664	—		(11,482)	(e)	9,163	(e)	68,268
Net income	286,241	93,045	—		(35,191)		28,086		372,181
Net income attributable to Summit Holdings	3,363	—	—		(352)	(f)	281	(f)	3,292
Net income attributable to Summit Inc.	$282,878	$93,045	$—		$(34,839)		$27,805		$368,889
Earnings per share of Class A common stock:
Basic	$2.38	—	—		—		—		$2.12
Diluted	$2.37	—	—		—		—		$2.12
Weighted average shares of Class A common stock:
Basic	118,874,967	—	—		54,720,000	(g)	—		173,594,967
Diluted	119,558,974	—	—		54,720,000	(g)	—		174,278,974
(a)
Certain aspects of the presentation of Argos USA income statement have been conformed for purposes of presenting comparable results. For full historical financial statements of Argos USA for the periods presented, please see the financial statements attached to this proxy statement.

(b)	Reflects the elimination of Argos USA’s pre-IPO costs that were expensed in the period. These costs primarily represent legal, accounting and other direct costs.
(c)
Argos USA has long term debt and long term debt payable to an affiliate that will be repaid as of the closing date. As such, this adjustment reflect the elimination of the interest expense on the debt being repaid at closing.

(d)
Represents $75.6 million of incremental interest expense on the $1.3 billion issuance of new term loan and senior notes at an estimated 7.75% annual interest rate. The $3.3 million adjustment represents the incremental amortization of deferred financing fees associated with the new debt issuance. See “Risk Factors — Risks Related to the Transaction — We cannot assure you that our actual interest expense will not be materially higher than the pro forma interest expense as presented in this Proxy Statement.”

(e)
Represents the income tax impact related to the elimination of pre-IPO costs expensed by Argos USA, incremental net interest expense, elimination of the prior management fees paid to Cementos Argos, and the first nine months of expected synergies from the business combination.

(f)	Represents the approximate 1% of earnings attributable to the noncontrolling interest in Summit Holdings.
(g)	Reflects the estimated increase in Class A Common Stock from the issuance of approximately 54.7 million of Class A Common Stock to Cementos Argos to effect the Transaction.
(h)	Reflects an estimate of the nine months for the estimated cost savings and synergies from the combined entity for the nine months ended September 30, 2023.
(i)
As the combined entity will not be obligated to pay Cementos Argos for intellectual property for the first five years subsequent to close, this adjustments eliminates management fees and royalty fees expensed in the historical financial statements of Argos USA and its subsidiaries.

Summit
Year ended December 31, 2022
Pro Forma Condensed Combined Statement of Operations
(Unaudited)
	Summit Historical	Argos USA Historical	Conforming Reclassifications		Pro Forma Transaction Adjustments		Management Adjustments		Summit Combined
Total revenue	$2,412,522	$1,565,433	$—		$—		$—		$3,977,955
Cost of revenue excluding items shown separately below	1,763,177	1,343,156	(101,848)	(a)	—		(27,200)	(h)	2,977,285
General and administrative expenses	190,218	145,275	(3,369)	(a)	(11,295)	(b)	(32,565)	(i)	288,264
Depreciation, depletion, amortization and accretion	200,450	—	105,217	(a)	—		—		305,667
Gain on sale of property, plant and equipment	(10,370)	—	(3,226)	(a)	—		—		(13,596)
Operating income	269,047	77,002	3,226		11,295		59,765		420,335
Interest expense	86,969	33,584	—		(32,238)	(c)	—		193,398
					100,750	(d)
					4,333	(d)
Loss on debt financings	1,737	—	—		—		—		1,737
Tax receivable agreement expense	1,566	—	—		—		—		1,566
Gain on sale of businesses	(172,389)	(23,252)	3,226	(a)	—		—		(192,415)
Other income, net	(10,324)	(11,986)	—		—		—		(22,310)
Income (loss) from operations before taxes	361,488	78,656	—		(61,550)		59,765		438,359
Income tax expense (benefit)	85,545	27,391	—		(15,141)	(e)	14,702	(e)	112,497
Net income (loss)	275,943	51,265	—		(46,409)		45,063		325,862
Net income attributable to Summit Holdings	3,798	—	—		(464)	(f)	451	(f)	3,785
Net income attributable to Summit Inc.	$272,145	$51,265	$—		$(45,945)		$44,612		$322,077
Earnings per share of Class A common stock:
Basic	$2.27	—	—		—		—		$1.84
Diluted	$2.26	—	—		—		—		$1.84
Weighted average shares of Class A common stock:
Basic	119,894,444	—	—		54,720,000	(g)	—		174,614,444
Diluted	120,628,459	—	—		54,720,000	(g)	—		175,348,459
(a)	Certain aspects of the presentation of Argos USA income statement have been conformed for purposes of presenting comparable results.
(b)	Reflects the elimination of Argos USA’s pre-IPO costs that were expensed in the period. These costs primarily represent legal, accounting and other direct costs.
(c)
Argos USA has long term debt and long term debt payable to an affiliate that will be repaid as of the closing date. As such, this adjustment reflect the elimination of the interest expense on the debt being repaid at closing.

(d)
Represents $100.8 million of incremental interest expense on the $1.3 billion issuance of new term loan and senior notes at an estimated 7.75% rate. The $4.3 million represents the incremental amortization of deferred financing fees associated with the new debt issuance. See “Risk Factors — Risks Related to the Transaction — We cannot assure you that our actual interest expense will not be materially higher than the pro forma interest expense as presented in this Proxy Statement.”

(e)
Represents the income tax impact related to the elimination of pre-IPO costs expensed by Argos USA, incremental net interest expense, elimination of the prior management fees paid to Cementos Argos, and the first year of expected synergies from the business combination.

(f)	Represents the approximate 1% of earnings attributable to the noncontrolling interest in Summit Holdings.
(g)	Reflects the estimated increase in Class A Common Stock from the issuance of approximately 54.7 million of Class A Common Stock to Cementos Argos to effect the transaction.
(h)	Reflects an estimate of the first year of estimated cost savings and synergies from the combined entity for the year ended December 31, 2022.
(i)
As the combined entity will not be obligated to pay Cementos Argos for intellectual property for the first five years subsequent to closing, the adjustment eliminates management fees and royalty fees expensed in the historical financial statements of Argos USA and its subsidiaries.

COMPARATIVE SHARE INFORMATION
The following tables set forth:
•	historical per share information of Summit’s Class A Common Stock for the year ended December 31, 2022 and for the nine months ended September 30, 2023;
•	historical per share information of Argos USA for the year ended December 31, 2022 and for the nine months ended September 30, 2023; and
•
unaudited pro forma per share information of Summit’s Class A Common Stock for the fiscal year ended December 31, 2022 and the nine months ended September 30, 2023, after giving effect to the Transaction.

The pro forma book value, net income (loss) and cash dividends per share information of Class A Common Stock reflects the Transaction as if it had occurred on September 30, 2023.
This information is based on, and should be read together with, the unaudited pro forma condensed combined financial information and the historical consolidated financial information of the Company and Argos USA, and the accompanying notes to such financial statements, that has been presented in filings with the SEC that are included or incorporated by reference in this proxy statement. The unaudited pro forma condensed combined per share data is presented for illustrative purposes only and is not necessarily indicative of actual or future financial position or results of operations that would have been realized if the Transaction had been completed as of the dates indicated or will be realized upon the completion of the Transaction. Uncertainties that could impact our financial condition include risks that affect Argos USA’s operations and outlook such as economic recessions, inflation, fluctuations in interest and currency exchange rates and changes in the fiscal or monetary policies of the United States government. For more information on the risks, please see the section entitled “Risk Factors.” You are also urged to read the section entitled “Unaudited Pro Forma Condensed Combined Financial Information.”
	Historical
	Summit	Summit	Argos USA	Argos USA
	Year Ended December 31, 2022	Nine Months Ended September 30, 2023	Year Ended December 31, 2022(1)	Nine Months Ended September 30, 2023(1)
Book value per share (at end of period)(2)	$16.99	$19.37	n/a	n/a
Basic net income per share	$2.27	$2.38	n/a	n/a
Diluted net income per share	$2.26	$2.37	n/a	n/a
Cash dividends per share	n/a	n/a	n/a	n/a
(1)	Historically, as a private company, Argos USA has not calculated these amounts.
(2)	Book value per share = Total equity/total shares issued.
	Unaudited Pro Forma
	Year Ended December 31, 2022	Nine Months Ended September 30, 2023
Book value per share (at end of period)(1)	$ —	$23.88
Basic net income per share	$1.84	$2.12
Diluted net income per share	$1.84	$2.12
Cash dividends per share	$0	$0
(1)
Book value per share equals the total pro forma equity divided by pro forma shares issued of 173.8 million shares. The pro forma shares issued is based on approximately 119.1 million shares of Class A Common Stock issued and outstanding as of September 30, 2023 plus 54,720,000 shares of Class A Common Stock to be issued at closing.

PRICE RANGE OF SECURITIES AND DIVIDENDS
Summit
Class A Common Stock, par value $0.01 per share, trades on the NYSE under the symbol “SUM.” Historical market price information is publicly available.
Any declaration and payment of future dividends to holders of the Class A Common Stock may be limited by the provisions of the DGCL.
Other than dividends and distributions by a direct or indirect subsidiary of Summit to its shareholder(s), Summit may not declare, set aside or pay any cash dividend or other cash distribution in respect of any of its equity securities.
Argos USA
Historical market price information regarding Argos USA is not provided because there is no public market for its securities. For information about distributions paid by Argos USA to its equityholders, please see the section entitled “Argos USA’s Management’s Discussion and Analysis of Financial Condition and Results of Operations.”
APPRAISAL RIGHTS
Appraisal rights in connection with the Transaction are not available to holders of shares of Class A Common Stock or Class B Common Stock.

EQUITY OWNERSHIP
Stock Ownership of Significant Stockholders
The following table sets forth the beneficial ownership of shares of our Class A Common Stock by (1) each person known to us to beneficially own more than 5% of any class of the outstanding voting securities of the Company, (2) each of our directors and NEOs and (3) all of our directors and executive officers as a group as of November 27, 2023.
	Class A Common Stock		Voting Power(1)
Stockholder Name	Number	Percent	Number	Percent
The Vanguard Group, Inc.(2)	11,872,134	10.0%	11,872,134	10.0%
BlackRock, Inc.(3)	9,173,017	7.7%	9,173,017	7.6%
T. Rowe Price Associates, Inc.(4)	9,028,677	7.6%	9,028,677	7.5%
Capital International Investors(5)	7,422,146	6.2%	7,422,146	6.2%
Dimensional Fund Advisors LP(6)	5,998,959	5.0%	5,998,959	5.0%
Anne P. Noonan(7)	179,849	*	179,849	*
Howard L. Lance(8)	139,708	*	139,708	*
Joseph S. Cantie(9)	40,185	*	40,185	*
Anne M. Cooney(10)	13,505	*	13,505	*
Susan A. Ellerbusch(11)	23,386	*	23,386	*
John R. Murphy(12)	31,719	*	31,719	*
Anne K. Wade(13)	22,862	*	22,862	*
Steven H. Wunning(14)	34,455	*	34,455	*
Tamla D. Oates-Forney(15)	7,937	*	7,937	*
Craig Scott Anderson(16)	5,577	*	5,577	*
Brian J. Harris(17)	572,333	*	572,333	*
Karli S. Anderson(18)	18,407	*	18,407	*
Christopher B. Gaskill(19)	27,251	*	27,251	*
Kekin M. Ghelani(20)	7,876	*	7,876	*
All Directors and Executive Officers as a Group (14 persons)	1,125,050	*	1,125,050	*
*	Less than 1%
The percentage of beneficial ownership of Class A Common Stock is based upon 119,460,587 shares issued and outstanding as of November 27, 2023. Percentage of combined voting power is based upon 120,250,779 votes represented by outstanding securities, consisting of (1) 119,460,587 shares of Class A Common Stock issued and outstanding and (2) 790,192 LP Units outstanding and eligible to vote, excluding LP Units held by the Company, in each case as of November 27, 2023. The Company is the general partner of Summit Holdings, which indirectly owns 100% of the limited liability interests of Summit Materials, LLC. Except as otherwise noted, (i) the information is as of November 27, 2023, and (ii) the address of each beneficial owner is c/o Summit Materials, Inc., 1801 California Street, Suite 3500, Denver, Colorado 80202. Beneficial ownership is determined in accordance with the rules and regulations of the SEC.
(1)
Represents percentage of voting power of the Class A Common Stock and Class B Common Stock of the Company voting together as a single class and gives effect to voting power of the Class B Common Stock. The Class B Common Stock provides holders who also hold LP Units with a number of votes that is equal to the aggregate number of LP Units held by such holders. As of November 27, 2023, holders of the LP Units held all of the issued shares of our Class B Common Stock that were outstanding and the total number of votes that were represented by the Class B Common Stock was [1,310,004].

(2)
The number of shares held was obtained from the holder’s Schedule 13G/A filing with the SEC on April 10, 2023, which reports ownership as of March 31, 2023. The Schedule 13G/A filing indicates that the holder, The Vanguard Group, Inc. (“Vanguard”) has shared power to vote or direct the vote of 84,060 shares of our Class A Common Stock, sole power to dispose or direct the disposition of 11,661,545 shares of our Class A

Common Stock, and shared power to dispose or direct the disposition of 210,589 shares of our Class A Common Stock. The address of Vanguard is 100 Vanguard Blvd., Malvern, PA 19355.
(3)
The number of shares held was obtained from the holder’s Schedule 13G/A filing with the SEC on February 3, 2023, which reports ownership as of December 31, 2022. The Schedule 13G/A filing indicates that the holder, BlackRock, Inc. (“BlackRock”) had sole power to vote or direct the vote of 8,862,300 shares of our Class A Common Stock and sole power to dispose or to direct the disposition of 9,173,017 shares of our Class A Common Stock. The address of BlackRock is 55 East 52nd Street, New York, NY 10055.

(4)
The number of shares held was obtained from the Schedule 13G/A filing made by T. Rowe Price Associates, Inc. (“T. Rowe Price”) with the SEC on February 14, 2023, which reports ownership as of December 31, 2022. The Schedule 13G/A indicates that T. Rowe Price has sole power to vote or direct the vote of 3,501,337 shares of our Class A Common Stock and sole power to dispose or direct the disposition of 9,028,677 shares of our Class A Common Stock. The address of T. Rowe Price is 100 E. Pratt Street, Baltimore, Maryland 21202.

(5)
The number of shares held was obtained from the Schedule 13G/A filing made by Capital International Investors (“Capital”) with the SEC on February 13, 2023, which reports ownership as of December 30, 2022. The Schedule 13G/A indicates that Capital has sole power to vote or direct the vote of 7,422,146 shares of our Class A Common Stock and sole power to dispose or direct the disposition of 7,422,146 shares of our Class A Common Stock. The address of Capital is 333 South Hope Street, 55th F1, Los Angeles, CA 90071.

(6)
The number of shares held was obtained from the Schedule 13G filing made by Dimensional Fund Advisors LP (“Dimensional Fund Advisors”) with the SEC on February 10, 2023, which reports ownership as of December 30, 2022. The Schedule 13G indicates that Dimensional Fund Advisors has sole power to vote or direct the vote of 5,925,556 shares of our Class A Common Stock and sole power to dispose or direct the disposition of 5,998,959 shares of our Class A Common Stock. The Schedule 13G/A states that Dimensional Fund Advisors, an investment adviser registered under Section 203 of the Investment Act, furnishes investment advice to four investment companies registered under the Investment Act, and serves as investment manager or sub-adviser to certain other commingled funds, group trusts and separate accounts (such investment companies, trusts and accounts, collectively referred to as the “Dimensional Funds”). In certain cases, subsidiaries of Dimensional Fund Advisors may act as an adviser or sub-adviser to certain Dimensional Funds. In its role as investment advisor, sub-adviser and/or manager, Dimensional Fund Advisors or its subsidiaries (collectively, “Dimensional”) may possess voting and/or investment power over the securities of the Issuer that are owned by the Dimensional Funds, and may be deemed to be the beneficial owner of the shares of the Issuer held by the Dimensional Funds. However, the Schedule 13G/A states that all securities reported in the Schedule 13G are owned by the Dimensional Funds, and Dimensional disclaims beneficial ownership of such securities. The address of Dimensional Fund Advisors is 6300 Bee Cave Road, Building One, Austin, Texas 78746.

(7)	Includes 179,849 shares of our Class A Common Stock owned by Ms. Noonan.
(8)	Includes (i) 81,611 options issued to Mr. Lance that are vested or will vest within 60 days and (ii) 58,097 shares of our Class A Common Stock held by Mr. Lance.
(9)
Includes (i) 35,085 shares of our Class A Common Stock owned by Mr. Cantie directly and (ii) 5,100 shares of our Class A Common Stock held by a trust for the benefit of Mr. Cantie, for which Mr. Cantie and his spouse serve as trustees.

(10)	Includes 13,505 shares of our Class A Common Stock owned by Ms. Cooney.
(11)	Includes 23,386 shares of our Class A Common Stock owned by Ms. Ellerbusch.
(12)	Includes (i) 10,220 options issued to Mr. Murphy that are vested or will vest within 60 days and (ii) 21,499 shares of our Class A Common Stock owned by Mr. Murphy.
(13)	Includes 22,862 shares of our Class A Common Stock owned by Ms. Wade.
(14)	Includes 34,455 shares of our Class A Common Stock owned by Mr. Wunning.

(15)	Includes 7,937 shares of our Class A Common Stock owned by Ms. Oates-Forney.
(16)	Includes 5,577 shares of our Class A Common Stock owned by Mr. Anderson.
(17)	Includes (i) 19,216 options issued to Mr. Harris that are vested or will vest within 60 days and (ii) 220,418 shares of our Class A Common Stock owned by Mr. Harris.
(18)	Includes 18,407 shares of our Class A Common Stock owned by Ms. Anderson.
(19)	Includes (i) 1,536 options that are vested or will vest within 60 days and (ii) 25,715 shares of our Class A Common Stock owned by Mr. Gaskill.
(20)	Includes 7,896 shares of our Class A Common Stock owned by Mr. Ghelani.

HOUSEHOLDING INFORMATION
SEC rules permit us to deliver a single copy of our proxy statement to any household at which two or more stockholders reside if we believe the stockholders are members of the same family. This practice benefits both you and Summit, as it eliminates duplicate mailings and reduces our printing and mailing costs. Each stockholder will continue to receive a separate proxy card or voting instruction card.
Your household may have received a single copy of this proxy statement. If you prefer to receive your own copy, please request a duplicate set by phone at 1-866-540-7095, online at www.proxyvote.com, or by writing to Summit Materials, Inc., c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.
If you hold your stock in street name, you may receive some duplicate mailings. Certain brokers will eliminate duplicate account mailings on request. You may need to contact your broker directly if you want to discontinue duplicate mailings to your household. You can also register to receive all future stockholder communications electronically, instead of in print. This means that links to the proxy statement, and other correspondence will be delivered to you via e-mail. Holders in street name can register for electronic delivery directly with their bank, brokerage firm, or other nominee. Electronic delivery of stockholder communications helps save the Company money by reducing printing and postage costs.
TRANSFER AGENT AND REGISTRAR
The transfer agent for Summit’s securities is Broadridge.
SUBMISSION OF STOCKHOLDER PROPOSALS
Only stockholders of record at the close of business on [•] will be entitled to notice of, and to vote at the Special Meeting.

FUTURE STOCKHOLDER PROPOSALS
Under SEC rules, if you want us to include a proposal in our proxy statement for the 2024 Annual Meeting of Stockholders, we must receive your proposal, submitted in writing to our Executive Vice President, Chief Legal Officer & Secretary, at Summit Materials, Inc., 1801 California Street, Suite 3500 Denver, Colorado 80202, by December 12, 2023. Any such proposal should comply with the requirements of Rule 14a-8 promulgated under the Exchange Act. The submission of a stockholder proposal does not guarantee that it will be included in our proxy statement.
Under our Bylaws, a stockholder wishing to bring director nominations or other business before an annual meeting is required to provide advance written notice to the Chief Legal Officer & Secretary of Summit regarding such nominations or other business and provide the information and satisfy the other requirements set forth in the Bylaws. To be timely, a stockholder who intends to present nominations or a proposal at the 2024 Annual Meeting other than pursuant to Rule 14a-8 must provide the information set forth in the Bylaws no earlier than January 26, 2024 and no later than February 25, 2024. However, if we hold the 2024 Annual Meeting more than 30 days before, or more than 60 days after, the anniversary of the 2023 Annual Meeting date, then the information must be received no earlier than the 120th day prior to the 2024 Annual Meeting date, and not later than the close of business on the later of the 90th day prior to the 2024 Annual Meeting date or the tenth day after public announcement of the 2024 Annual Meeting date. These advance notice provisions do not apply if the stockholder only seeks to include such matters in the proxy statement pursuant to Rule 14a-8.
If a stockholder fails to meet these deadlines and fails to satisfy the requirements of Rule 14a-4 under the Securities Exchange Act, we may exercise discretionary voting authority under proxies we solicit to vote on any such proposal as we determine appropriate. We also reserve the right to reject, rule out of order, or take other appropriate action with respect to any nomination or proposal that does not comply with these and other applicable requirements.

WHERE YOU CAN FIND ADDITIONAL INFORMATION; INCORPORATION OF CERTAIN
DOCUMENTS BY REFERENCE
Summit files annual, quarterly and current reports, proxy statements and other information with the SEC. Summit’s SEC filings are available to the public on the SEC’s website at http://www.sec.gov. Summit’s SEC filings can also be found on our website at, www.summit-materials.com, under “Investor Relations.” Except for Summit’s filings with the SEC that are incorporated by reference into this proxy statement, the information on or accessible through the Company’s website is not a part of this proxy statement.
The SEC allows Summit to “incorporate by reference” information into this proxy statement, which means that Summit can disclose important information about the Company by referring you to another document filed separately with the SEC. The information incorporated by reference is considered to be a part of this proxy statement. This proxy statement incorporates by reference the documents and reports listed below (other than portions of these documents that are deemed to have been furnished and not filed):
•	Summit’s Annual Report on Form 10-K for the fiscal year ended December 31, 2022, filed with the SEC on February 16, 2023;
•
the information specifically incorporated by reference into Summit’s Annual Report on Form 10-K for the fiscal year ended December 31, 2022 from Summit’s Definitive Proxy Statement on Schedule 14A for Summit’s 2023 annual meeting of stockholders, filed with the SEC on April 10, 2023;

•	Summit’s Quarterly Report on Form 10-Q for the fiscal quarter ended April 1, 2023, filed with the SEC on May 4, 2023;
•	Summit’s Quarterly Report on Form 10-Q for the fiscal quarter ended July 1, 2023, filed with the SEC on August 3, 2023;
•	Summit’s Quarterly Report on Form 10-Q for the fiscal quarter ended September 30, 2023, filed with the SEC on November 2, 2023; and
•
Summit’s Current Reports on Form 8-K (in all cases other than information furnished rather than filed pursuant to any Form 8-K) filed with the SEC on January 10, 2023, February 15, 2023, March 1, 2023, May 3, 2023, May 25, 2023, June 23, 2023, August 2, 2023, August 22, 2023, September 7, 2023, September 8, 2023, September 13, 2023 and November 1, 2023.

Summit also incorporates by reference the information contained in all other documents it files with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (other than portions of these documents that are deemed to have been furnished and not filed in accordance with SEC rules, including Current Reports on Form 8-K furnished under Item 2.02 and Item 7.01 (including any financial statements of exhibits relating thereto furnished pursuant to Item 9.01)) after the date of this proxy statement and prior to the issuance of all the shares covered by this proxy statement. The information contained in any such document will be considered part of this proxy statement from the date the document is filed with the SEC.
Any statement contained in a document incorporated or deemed to be incorporated by reference in this proxy statement will be deemed to be modified or superseded to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference in this proxy statement modifies or supersedes that statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this proxy statement.
If you would like additional copies of this proxy statement or if you have questions about the Transaction or the proposals to be presented at the Special Meeting, you should contact Summit at the following address:
Summit Materials, Inc.
Attn: Chief Legal Officer & Secretary
1801 California Street,
Suite 3500
Denver, Colorado 80202

You may also obtain these documents by requesting them in writing or by telephone from Summit’s proxy solicitation agent at the following address and telephone number:
Innisfree M&A Incorporated
501 Madison Avenue, 20th floor
New York, New York 10022
Individuals, please call toll free: (877) 717-3904
Banks and brokers please call toll-free: (212) 750-5833
If you are a stockholder of Summit and would like to request documents, please do so by [date] in order to receive them before the Special Meeting. If you request any documents from us, we will mail them to you by first class mail, or another equally prompt means.
All information contained in this proxy statement relating to the Company has been supplied by the Company, and all such information relating to Argos USA has been supplied by Argos USA. Information provided by either the Company or Argos USA does not constitute any representation, estimate or projection of any other party.
This document is a proxy statement of Summit for the Special Meeting. We have not authorized anyone to give any information or make any representation about the Transaction, the Company or Argos USA that is different from, or in addition to, that contained in this proxy statement. Therefore, if anyone does give you information of this sort, you should not rely on it. The information contained in this proxy statement speaks only as of the date of this proxy statement, unless the information specifically indicates that another date applies.

INDEX TO FINANCIAL STATEMENTS
Consolidated and combined financial statements
Independent Auditors’ Report	F-2
Consolidated and combined statements of operations for the years ended December 31, 2022, 2021, and 2020	F-4
Consolidated and combined statements of comprehensive income for the years ended December 31, 2022, 2021, and 2020 .	F-5
Consolidated and combined balance sheets as of December 31, 2022 and 2021	F-6
Consolidated and combined statements of cash flows for the years ended December 31, 2022, 2021, and 2020	F-7
Consolidated and combined statements of equity for the years ended December 31, 2022, 2021, and 2020	F-8
Notes to consolidated and combined financial statements	F-9
Unaudited consolidated and combined financial statements
Unaudited consolidated and combined statements of operations for the three and nine months ended September 30, 2023 and 2022	F-37
Unaudited consolidated and combined statements of comprehensive income for the three and nine months ended September 30, 2023 and 2022	F-38
Unaudited consolidated balance sheets as of September 30, 2023 and December 31, 2022	F-39
Unaudited consolidated and combined statements of cash flows for the nine months ended September 30, 2023 and 2022	F-40
Unaudited consolidated and combined statements of equity for the three and nine months ended September 30, 2023 and 2022	F-41
Notes to unaudited consolidated and combined financial statements	F-42

Independent Auditors’ Report
To the Stockholders and Board of Directors
Argos North America Corp.:
Opinion
We have audited the consolidated and combined financial statements of Argos North America Corp. and its subsidiaries (the Company), which comprise the consolidated and combined balance sheets as of December 31, 2022 and 2021, and the related consolidated and combined statements of operations, comprehensive income, cash flows, and equity for each of the years in the three-year period ended December 31, 2022, and the related notes to the consolidated and combined financial statements.
In our opinion, the accompanying consolidated and combined financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2022 and 2021, and the results of its operations and its cash flows for each of the years in the three-year period ended December 31, 2022 in accordance with U.S. generally accepted accounting principles.
Basis for Opinion
We conducted our audits in accordance with auditing standards generally accepted in the United States of America (GAAS). Our responsibilities under those standards are further described in the Auditors’ Responsibilities for the Audit of the Consolidated and Combined Financial Statements section of our report. We are required to be independent of the Company and to meet our other ethical responsibilities, in accordance with the relevant ethical requirements relating to our audits. We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.
Responsibilities of Management for the Consolidated and Combined Financial Statements
Management is responsible for the preparation and fair presentation of the consolidated and combined financial statements in accordance with U.S. generally accepted accounting principles, and for the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of consolidated and combined financial statements that are free from material misstatement, whether due to fraud or error.
In preparing the consolidated and combined financial statements, management is required to evaluate whether there are conditions or events, considered in the aggregate, that raise substantial doubt about the Company’s ability to continue as a going concern for one year after the date that the consolidated and combined financial statements are issued.
Auditors’ Responsibilities for the Audit of the Consolidated and Combined Financial Statements
Our objectives are to obtain reasonable assurance about whether the consolidated and combined financial statements as a whole are free from material misstatement, whether due to fraud or error, and to issue an auditors’ report that includes our opinion. Reasonable assurance is a high level of assurance but is not absolute assurance and therefore is not a guarantee that an audit conducted in accordance with GAAS will always detect a material misstatement when it exists. The risk of not detecting a material misstatement resulting from fraud is higher than for one resulting from error, as fraud may involve collusion, forgery, intentional omissions, misrepresentations, or the override of internal control. Misstatements are considered material if there is a substantial likelihood that, individually or in the aggregate, they would influence the judgment made by a reasonable user based on the consolidated and combined financial statements.

In performing an audit in accordance with GAAS, we:
•	Exercise professional judgment and maintain professional skepticism throughout the audit.
•
Identify and assess the risks of material misstatement of the consolidated and combined financial statements, whether due to fraud or error, and design and perform audit procedures responsive to those risks. Such procedures include examining, on a test basis, evidence regarding the amounts and disclosures in the consolidated and combined financial statements.

•
Obtain an understanding of internal control relevant to the audit in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control. Accordingly, no such opinion is expressed.

•
Evaluate the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluate the overall presentation of the consolidated and combined financial statements.

•
Conclude whether, in our judgment, there are conditions or events, considered in the aggregate, that raise substantial doubt about the Company’s ability to continue as a going concern for a reasonable period of time.

We are required to communicate with those charged with governance regarding, among other matters, the planned scope and timing of the audit, significant audit findings, and certain internal control related matters that we identified during the audit.
/s/ KPMG LLP

Atlanta, Georgia
April 28, 2023

Argos North America Corp.

Consolidated and Combined Statements of Operations

(In millions)
	For the years ended December 31,
	2022	2021	2020
Revenues	$1,565.4	$1,446.7	$1,452.8
Cost of goods sold	1,343.2	1,225.6	1,229.8
Gross profit	222.2	221.1	223.0
Operating expenses:
Selling, general and administrative expenses	145.2	119.1	139.3
Operating income	77.0	102.0	83.7
Other income, net	(12.0)	(7.4)	(8.4)
Net (gain) loss on disposals	(23.3)	(48.8)	7.7
Interest expense, net	33.6	36.3	48.7
Income before income taxes	78.7	121.9	35.7
Income tax expense	27.4	43.0	13.8
Net income	$51.3	$78.9	$21.9
* The accompanying notes are an integral part of these consolidated and combined financial statements.

Argos North America Corp.

Consolidated and Combined Statements Of Comprehensive Income

(In millions)
	For the years ended December 31,
	2022	2021	2020
Comprehensive income:
Net income	$51.3	$78.9	$21.9
Pension and other postretirement benefit activity, net of tax(1)	0.8	2.4	(0.3)
Unrealized gain (loss) on cash flow hedges, net of tax(2)	13.9	9.0	(7.6)
Total other comprehensive income (loss), net of tax	14.7	11.4	(7.9)
Total comprehensive income	$66.0	$90.3	$14.0
(1)	Amount is net of tax expense (benefit) of $0.3 million, $0.8 million, and $(0.1) million for the years ended December 31, 2022, 2021, and 2020, respectively.
(2)	Amount is net of tax expense (benefit) of $4.5 million, $3.0 million, and $(2.5) million for the years ended December 31, 2022, 2021, and 2020, respectively.
* The accompanying notes are an integral part of these consolidated and combined financial statements.

Argos North America Corp.

Consolidated and Combined Balance Sheets

(In millions, except share and per share data)
	As of December 31,
	2022	2021
Assets
Current Assets:
Cash and cash equivalents	$47.8	$18.7
Trade accounts receivable, net	185.0	184.3
Receivables due from affiliates	—	0.3
Inventories	147.0	119.8
Prepaid expenses and other current assets	27.3	12.2
Total current assets	407.1	335.3
Property, plant and equipment, net of accumulated depreciation and depletion of $811.2 million and $775.2 million as of December 31, 2022 and 2021, respectively	1,687.7	1,714.5
Goodwill	178.2	224.6
Intangible assets, net of accumulated amortization of $128.2 million and $124.6 million as of December 31, 2022 and 2021, respectively	20.1	23.7
Right-of-use assets	86.9	85.4
Other non-current assets	6.1	1.7
Total Assets	$2,386.1	$2,385.2
Liabilities and Equity
Current Liabilities:
Trade accounts payable	$128.0	$99.3
Payables due to affiliates	55.0	12.7
Accrued expenses and other current liabilities	49.1	59.2
Current portion of lease liabilities	15.1	13.5
Current portion of third-party debt	1.6	209.5
Current portion of related-party debt	—	74.6
Total current liabilities	248.8	468.8
Deferred income tax liabilities	42.2	12.1
Long-term third-party debt, net of current portion	485.1	298.7
Long-term related-party debt, net of current portion	250.9	271.9
Non-current portion of lease liabilities	92.1	92.5
Other non-current liabilities	35.5	37.3
Total Liabilities	1,154.6	1,181.3
Commitments and contingencies (Note 12)

Equity:
Common stock, $1.00 par value; authorized, 75,000 shares; issued, 52,403 shares at December 31, 2022	0.1	—
Additional paid-in capital	1,528.1	—
Accumulated deficit	(304.9)	—
Net parent investment	—	1,210.4
Accumulated other comprehensive income (loss)	8.2	(6.5)
Total Equity	1,231.5	1,203.9
Total Liabilities and Equity	$2,386.1	$2,385.2
* The accompanying notes are an integral part of these consolidated and combined financial statements.

Argos North America Corp.

Consolidated and Combined Statements of Cash Flows

(In millions)
	For the years ended December 31,
	2022	2021	2020
Operating Activities:
Net income	$51.3	$78.9	$21.9
Adjustments to reconcile Net income to cash provided by operating activities:
Depreciation, depletion and amortization	105.2	119.5	118.0
Deferred income taxes	25.5	41.4	13.4
Share-based compensation	(0.5)	0.3	0.1
Pension and postretirement	(0.2)	0.4	0.4
Net gain on disposal of business	(22.0)	(49.1)	—
Net (gain) loss on disposal of leases and property, plant and equipment	(1.3)	0.3	7.7
Provision for credit losses	1.6	0.7	1.3
Loss on debt extinguishment	0.8	—	—
Amortization of debt issuance costs	2.1	3.6	2.0
Proceeds from insurance	(2.1)	(0.2)	(2.0)
Changes in assets and liabilities, net of disposals:
Trade accounts receivable, net	(2.2)	(26.1)	5.6
Inventories, net	(28.9)	(12.7)	25.6
Prepaid expenses and other current assets	(15.0)	(3.3)	0.7
Trade accounts payable	28.7	0.1	(40.9)
Payables due to affiliates	(14.2)	—	—
Accrued expenses and other current liabilities	(6.7)	(22.8)	3.2
Right-of-use assets and liabilities	(0.5)	(0.5)	(0.5)
Other assets and liabilities	6.7	(7.5)	(2.7)
Net cash provided by operating activities	128.3	123.0	153.8

Investing Activities:
Purchases of property, plant and equipment	(90.9)	(53.8)	(30.7)
Proceeds from sale of property, plant and equipment	5.4	6.6	4.8
Proceeds from sale of businesses	90.2	175.8	—
Proceeds from insurance	2.1	0.2	2.0
Other, net	0.2	—	0.2
Net cash provided by (used in) investing activities	7.0	128.8	(23.7)

Financing Activities:
Principal payments on finance leases	(5.4)	(6.1)	(5.0)
Proceeds from loans	165.5	250.9	229.0
Debt repayment	(280.9)	(506.9)	(385.1)
Debt issuance costs	(4.6)	(1.1)	(2.1)
Transfers from Parent, net	19.2	12.0	20.5
Net cash used in financing activities	(106.2)	(251.2)	(142.7)
Net increase (decrease) in cash and cash equivalents	29.1	0.6	(12.6)
Cash and cash equivalents at beginning of period	18.7	18.1	30.7
Cash and cash equivalents at end of period	$47.8	$18.7	$18.1
* The accompanying notes are an integral part of these consolidated and combined financial statements.

Argos North America Corp.

Consolidated and Combined Statements of Equity

(In millions, except share data)
	Common Stock		Additional paid-in capital	Accumulated deficit	Net parent investment	Accumulated other comprehensive income (loss)	Total equity
	Shares	Amount
Balance as of January 1, 2020	—	$—	$—	$—	$1,083.7	$(10.0)	$1,073.7
Net income	—	—	—	—	21.9	—	21.9
Pension and other postretirement cost	—	—	—	—	—	(0.3)	(0.3)
Unrealized loss on cash flow hedges	—	—	—	—	—	(7.6)	(7.6)
Net transfers from Parent	—	—	—	—	15.0	—	15.0
Balance as of December 31, 2020	—	$—	$—	$—	$1,120.6	$(17.9)	$1,102.7
Net income	—	—	—	—	78.9	—	78.9
Pension and other
postretirement benefit	—	—	—	—	—	2.4	2.4
Unrealized gain on cash flow hedges	—	—	—	—	—	9.0	9.0
Net transfers from Parent	—	—	—	—	10.9	—	10.9
Balance as of December 31, 2021	—	$—	$—	$—	$1,210.4	$(6.5)	$1,203.9
Net income	—	—	—	47.1	4.2	—	51.3
Pension and other
postretirement benefit	—	—	—	—	—	0.8	0.8
Unrealized gain on cash flow hedges	—	—	—	—	—	13.9	13.9
Net transfers (to) from Parent	—	—	(48.2)	—	9.8	—	(38.4)
Restructuring transfers from Parent	52,403	0.1	1,576.3	(352.0)	(1,224.4)	—	—
Balance as of December 31, 2022	52,403	$0.1	$1,528.1	$(304.9)	$—	$8.2	$1,231.5
* The accompanying notes are an integral part of these consolidated and combined financial statements.

ARGOS NORTH AMERICA CORP.
NOTES TO CONSOLIDATED AND COMBINED FINANCIAL STATEMENTS
Note 1. Organization and basis of presentation
Organization
On December 7, 2021, Cementos Argos S.A. (“Cementos Argos” or the “Parent”) announced its intent to separate its U.S. operations and create a stand-alone publicly traded company (the “Offering”). Argos North America Corp. and subsidiaries, together with Argos Ports (Wilmington) LLC, and American Cement Terminals LLC, represent the combined U.S. based entities forming the new publicly traded company, Argos North America Corp. (“Argos North America Corp.”, the “Company”, “we”, “us” or “our”). Argos North America Corp., a business of Cementos Argos, is a leading provider of cement and ready-mix concrete products. The Company offers various types of Portland, slag, mortar, and masonry cement, as well as drain, palleted, topgreen, and mass ready-mix concrete serving clients across the East and Gulf Coast regions of the United States (“U.S.”). On April 29, 2022, the Company obtained an equity ownership in American Cement Terminals LLC and its wholly- owned subsidiary Argos Ports (Wilmington) LLC, and subsequently merged these entities into Argos USA LLC, a wholly-owned subsidiary of the Company (the “Reorganization”).
The Company operates under two reportable segments, cement and ready-mix concrete, based upon the information used by the chief operating decision maker (“CODM”), the Company’s Chief Executive Officer, in evaluating the performance of the business and allocating resources and capital. The cement segment offers bulk and packaged cement products, including a variety of Portland cements, blended cements and masonry cements, as well as supplementary cementitious materials like slag cement and fly ash. The ready-mix concrete segment produces standard concrete mixes, in addition to specialty mixes and custom concrete mixes for a variety of projects, including commercial, residential, and civil/highway projects.
The Company has a workforce of approximately 2,300 employees as of December 31, 2022.
Basis of presentation
The Company has historically operated as an indirect controlled subsidiary of Cementos Argos and historically reported its results as part of Cementos Argos’ U.S. reportable segment. The Company has not historically operated as a stand-alone entity. As a result, separate financial statements have not historically been prepared for the Company. Prior to the Reorganization on April 29, 2022, the Company’s financial statements were prepared on a combined basis. For the period subsequent to April 29, 2022, the Company’s financial statements were prepared on a consolidated basis. The consolidated and combined financial statements have been derived from the historical accounting records of Cementos Argos as of December 31, 2022 and 2021 and for the years ended December 31, 2022, 2021, and 2020.
The consolidated and combined financial statements have been prepared in accordance with U.S. generally accepted accounting principles (“U.S. GAAP”) and pursuant to the rules and regulations of the U.S. Securities and Exchange Commission (“SEC”). The historical results of operations, financial position and cash flows of the Company presented in these consolidated and combined financial statements may not be indicative of what they would have been had the Company been an independent stand-alone entity, nor are they necessarily indicative of the Company’s future results of operations, financial position and cash flows.
The consolidated and combined financial statements include all revenues and costs directly attributable to the Company and an allocation of expenses related to certain affiliate corporate functions. Affiliates provide general corporate functional services to the Company such as human resources, finance and accounting, information technology, research and development, marketing, legal, and technical innovation. Expenses have been allocated to the Company based on direct usage or benefit where specifically identifiable, with the remainder allocated primarily pro rata based on an applicable measure of revenues, user surveys, or other relevant measures. The management of the Company considers these allocations to be a reasonable reflection of the utilization of services or the benefit received. However, the allocations may not be indicative of the actual expenses that the Company would have incurred had it operated historically as an independent, stand-alone entity, nor are they indicative of the Company’s future expenses. Refer to Note 15. Related party.
The consolidated and combined financial statements include assets and liabilities specifically identifiable and attributable to the Company including certain assets and liabilities that are held by affiliates. All intercompany

ARGOS NORTH AMERICA CORP.
NOTES TO CONSOLIDATED AND COMBINED FINANCIAL STATEMENTS
transactions and balances within the Company have been eliminated. Transactions between the Company and affiliates have been included in these consolidated and combined financial statements. Balances between the Company and affiliates that were not historically settled in cash are included within the consolidated and combined financial statements as Net parent investment prior to the Reorganization and as Additional paid-in capital subsequent to the Reorganization. Net parent investment represents the affiliates’ interest in the recorded assets of the Company and represents the cumulative investment by affiliates in the Company prior to the Reorganization, inclusive of operating results. Balances between the Company and affiliates that are required to be settled in cash are included within the consolidated and combined financial statements as Payables due to affiliates. Refer to Note 15. Related party.
The net effect of expenses and cash settlement of intercompany transactions requiring cash settlement is reflected on the consolidated and combined statements of cash flows as an operating activity. The amounts due under certain executed agreements that are now required to be cash settled in future periods, which were previously reflected as Net parent investment or Additional paid-in capital on the consolidated and combined balance sheets and as financing activities on the consolidated and combined statements of cash flows, are currently presented as Payables due to affiliates on the consolidated and combined balance sheets and as non-cash operating activities on the consolidated and combined statements of cash flows. The settlement of the remaining intercompany transactions is reflected on the consolidated and combined statements of cash flows as a financing activity and on the consolidated and combined balance sheets as Net parent investment prior to the Reorganization and as Additional paid-in capital subsequent to the Reorganization. Refer to Note 15. Related party.
In connection with the Offering, the Company has expensed $11.3 million of transaction costs for the year ended December 31, 2022, recorded within Selling, general and administrative expenses on the consolidated and combined statements of operations. Additionally, the Company has capitalized $16.7 million of transaction costs as of December 31, 2022, recorded within Prepaid expenses and other current assets on the consolidated and combined balance sheet. Collectively, these costs are primarily related to accounting and other professional service fees, special bonuses to employees, and certain other transaction-related costs.
Earnings per share information has not been presented for the years ended December 31, 2022, 2021, and 2020 as the information would not be meaningful to the users based on the Company’s ownership structure as of the date of these consolidated and combined financial statements.
Adjustments and Corrections
In the fourth quarter of fiscal year 2022, the Company identified errors in its previously issued combined financial statements related to asset retirement obligations for certain quarries and the associated assets. The Company assessed the significance of these misstatements both quantitatively and qualitatively and determined these errors to be immaterial to the prior period combined financial statements taken as a whole. The Company revised the previously issued combined financial statements as of and for the years ended December 31, 2021 and 2020.
A summary of the effect of the corrections on the combined balance sheet as of December 31, 2021 is as follows:
	As of December 31, 2021
	As Reported	Correction	As Adjusted
(In millions)
Assets:
Property, plant and equipment, net	$1,722.5	$(8.0)	$1,714.5
Total Assets	$2,393.2	(8.0)	$2,385.2

Liabilities and Equity:
Deferred income tax liabilities	$13.2	$(1.1)	$12.1
Other non-current liabilities	40.6	(3.3)	37.3
Total Liabilities	1,185.7	(4.4)	1,181.3

ARGOS NORTH AMERICA CORP.
NOTES TO CONSOLIDATED AND COMBINED FINANCIAL STATEMENTS
	As of December 31, 2021
	As Reported	Correction	As Adjusted
(In millions)
Equity:
Net parent investment	1,214.0	(3.6)	1,210.4
Total Equity	1,207.5	(3.6)	1,203.9
Total Liabilities and Equity	$2,393.2	$(8.0)	$2,385.2
A summary of the effect of the corrections on the combined statements of equity is as follows:
	As Reported	Correction	As Adjusted
(In millions)
Balance as of January 1, 2020
Net parent investment	$1,087.3	$(3.6)	$1,083.7
Total Equity	1,077.3	(3.6)	1,073.7

Balance as of December 31, 2020
Net parent investment	$1,124.2	$(3.6)	$1,120.6
Total Equity	1,106.3	(3.6)	1,102.7

Balance as of December 31, 2021
Net parent investment	$1,214.0	$(3.6)	$1,210.4
Total Equity	1,207.5	(3.6)	1,203.9
A summary of the effect of the corrections on the combined statement of cash flows is as follows:
	For the year ended December 31, 2020
Operating Activities:	As Reported	Correction	As Adjusted
(In millions)
Changes in assets and liabilities, net of disposals:
Other assets and liabilities	$—	$(2.7)	$(2.7)
Net cash provided by operating activities	156.5	(2.7)	153.8

Investing Activities:
Purchases of property, plant, and equipment	(33.4)	2.7	(30.7)
Net cash used in investing activities	$(26.4)	$2.7	$(23.7)
Note 2. Summary of significant accounting policies
Principles of consolidation and combination
The accompanying consolidated and combined financial statements include the accounts of the Company and its direct and indirect subsidiaries prior to the Reorganization and majority or wholly owned subsidiaries subsequent to the Reorganization. All significant intercompany accounts and transactions within the Company have been eliminated in combination prior to the Reorganization and consolidation subsequent to the Reorganization.
Use of estimates
The preparation of the accompanying consolidated and combined financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the amounts reported on the consolidated and combined financial statements and accompanying notes. These estimates and their underlying assumptions form the basis for making judgments about the carrying values of assets and liabilities that are not readily apparent from other objective sources. The Company bases its estimates on historical experience and on

ARGOS NORTH AMERICA CORP.
NOTES TO CONSOLIDATED AND COMBINED FINANCIAL STATEMENTS
assumptions that are believed to be reasonable under the circumstances and revises its estimates, as appropriate, when events or changes in circumstances indicate that revisions may be necessary.
Significant accounting estimates reflected in the Company’s consolidated and combined financial statements include the allowance for credit losses; inventory excess and obsolescence reserves; contingent liabilities; tax valuation allowances; liabilities for unrecognized tax benefits; impairment reviews for property and equipment, goodwill and other intangible assets; and allocation of general corporate expenses. Although these estimates are based on management’s knowledge of, and experience with, past and current events and on management’s assumptions about future events, it is at least reasonably possible that they may ultimately differ materially from actual results.
The years ended December 31, 2022, 2021, and 2020 were characterized by heightened uncertainty and disruption in the global economy and financial markets due to the war in Ukraine, rising interest rates, global inflation and/or COVID-19 pandemic, which impacted the level of judgment used in estimates and assumptions made by management. As future events and their effects, including the impact of the war in Ukraine, rising interest rates, global inflation, COVID-19 pandemic and the related responses, cannot be determined with precision, actual results could differ from estimates and the difference may be material to the consolidated and combined financial statements.
Cash and cash equivalents
Cash and cash equivalents comprise short-term, highly liquid investments with original maturities of three months or less at the time of purchase. From time to time, the Company invests in money market funds and includes the interest income generated from these investments within Interest expense, net on the consolidated and combined statements of operations. For the year ended December 31, 2022, the Company earned $0.4 million in interest income. For the years ended December 31, 2021 and 2020, interest income is not significant.
Accounts receivable and allowance for credit losses
The Company’s customers are primarily builders, resellers, and paving companies within the United States, and no individual customer represented at least 10% of the Company’s revenues during any of the fiscal years presented. Trade accounts receivable are recorded at the net value, including an allowance for credit losses that are not expected to be recovered. The net amount of accounts receivable and corresponding allowance for credit losses are presented together on the consolidated and combined balance sheets as Trade accounts receivable, net. The Company recognizes the allowance for credit losses at inception and reassesses quarterly based on management’s expectation of the asset’s collectability. The allowance is based on multiple factors including historical experience with bad debts, the credit quality of the customer base, the aging of such receivables and current macroeconomic conditions, such as the current rising interest rate environment, and inflationary pressure, as well as management’s expectations of conditions in the future, if applicable. The Company’s allowance for credit losses is based on management’s assessment of the collectability of assets pooled together with similar risk characteristics. The Company regularly performs ongoing credit evaluations of its customers’ financial condition. Any balances that are eventually deemed uncollectible are written off against the allowance after all means of collection have been exhausted and the potential for recovery is considered remote. Refer to Note 3. Trade accounts receivable, net for further discussion.
Bad debt expense for the years ended December 31, 2022, 2021, and 2020 is $1.6 million, $0.7 million, and $1.3 million, respectively. The Company has no significant credit risk concentration among its customer base.
Uncommitted receivable purchase agreement
On November 20, 2018, the Company entered into an uncommitted receivables purchase agreement (the “factoring program”) with BNP Paribas whereby a certain defined pool of the U.S. trade receivables is sold on a revolving basis to BNP Paribas in exchange for cash. The factoring program provides the Company with an additional source of liquidity. Under the terms of the uncommitted receivables purchase agreement, the Company acts as the collecting agent on behalf of BNP Paribas to collect amounts due from its customers for the

ARGOS NORTH AMERICA CORP.
NOTES TO CONSOLIDATED AND COMBINED FINANCIAL STATEMENTS
receivables sold. The Company accounts for the transfer of receivables as a true sale at the point control was transferred through derecognition of the receivables on the consolidated and combined balance sheets. Receivables sold under the factoring program totaled $92.6 million and $143.2 million for the years ended December 31, 2021 and 2020, respectively. The Company has not utilized the factoring program since September 2021. The proceeds from the sales of receivables are included in cash from operating activities on the consolidated and combined statements of cash flows.
Inventories
Inventories, consisting of finished goods, work in progress, raw materials, and spare parts, are stated at the lower of cost or net realizable value. Inventory cost is determined on a weighted-average cost method basis. In determining the net realizable value, the Company considers factors such as deterioration, obsolescence, expected future demand and past experience.
Property, plant and equipment and definite-lived intangible assets
Property, plant and equipment are stated at cost less accumulated depreciation. Significant improvements are capitalized, while maintenance and repair expenditures are charged to operations as incurred. The Company capitalizes interest cost as a component of construction in progress. The straight-line method of depreciation is used for substantially all of the assets for financial reporting purposes, except for mining-related equipment which uses units-of-production method. Property, plant and equipment are depreciated over their useful lives, which are based on management’s estimates of the period that the assets can generate revenue. Depreciation and depletion expenses are recorded in Cost of goods sold and Selling, general and administrative expenses.
The estimated useful lives of the related assets are as follows:
Buildings and construction	40 to 50 years
Aqueduct, plants, networks and communication channels	20 to 40 years
Machinery and equipment	10 to 30 years
Office equipment and furniture, computers and communications	3 to 10 years
Transportation equipment	3 to 16 years
Mines, quarries and deposits	2 to 28 years
Property, plant and equipment are reviewed for impairment whenever facts and circumstances indicate that the carrying amount of an asset group may not be recoverable. An impairment loss is recognized if expected future undiscounted cash flows over the estimated remaining service life of the related asset group are less than the asset group’s carrying value.
The Company’s definite-lived intangible assets consist of customer lists, software and licenses, and brands. Definite-lived intangible assets are amortized on a straight-line basis over their respective estimated useful lives to the estimated residual values.
The Company reviews definite-lived intangible assets for impairment whenever events or changes in business circumstances indicate that the carrying amount of the definite-lived intangible assets may not be fully recoverable. Such events and changes may include significant changes in performance relative to expected operating results, significant changes in asset use, significant negative industry or economic trends and changes in the Company’s business strategy. An impairment loss is recognized when estimated undiscounted future cash flows expected to result from the use of the asset and its eventual disposition are less than its carrying amount. The Company did not report any definite-lived intangible asset impairment for the years ended December 31, 2022, 2021, and 2020.
Environmental matters and asset retirement obligations
The Company recognizes asset retirement obligations (AROs) related to its mining, cement and ready-mix concrete plant operations. AROs are legal obligations associated with the retirement of long-lived assets resulting from the acquisition, construction, development and/or normal use of the underlying assets, such as legal

ARGOS NORTH AMERICA CORP.
NOTES TO CONSOLIDATED AND COMBINED FINANCIAL STATEMENTS
obligations for land reclamation. The liability for the ARO is recognized at its estimated fair value in the period incurred and accretion of the liability is recorded through charges to Cost of goods sold. The associated asset retirement costs are capitalized and depreciated as part of the carrying amount over the estimated useful life of the underlying long-lived asset. The Company recognizes a gain or loss on settlement if the ARO is settled for an amount other than the carrying amount of the liability.
Goodwill
Goodwill represents the excess purchase price paid for acquired businesses over the estimated fair value of identifiable assets and liabilities. Goodwill is not amortized, but instead assessed annually for impairment as of October 1 or more frequently if events or circumstances indicate that there may be impairment.
The Company’s test for goodwill impairment starts with a qualitative assessment to determine whether it is necessary to perform a quantitative goodwill impairment test. If qualitative factors indicate that the fair value of the reporting unit is more likely than not less than the carrying value of their net assets, then a quantitative goodwill impairment test is performed. Under the quantitative impairment test, if the carrying amount of the reporting unit exceeds its fair value, then an impairment loss is recognized in an amount equal to that excess, not to exceed the total amount of goodwill. The Company did not report any goodwill impairment for the years ended December 31, 2022, 2021, and 2020.
Net parent investment
Net parent investment on the consolidated and combined balance sheets represents the Parent’s historical investment in the Company, the accumulated net earnings after taxes and the net effect of the transactions with and allocations from the Parent prior to the Reorganization. Refer to Note 1. Organization and basis of presentation above and Note 19. Net parent investment below for additional information.
Dispositions
In June 2021, the Company completed the sale of certain ready-mix concrete operations, primarily consisting of goodwill, fixed assets, inventory, and leases, located in Texas to ready-mix concrete distributor Smyrna Ready Mix (the “2021 Disposal”). The operations included in the 2021 Disposal were part of the Company’s ready-mix concrete operating segment. The Company disposed of $122.3 million of net assets for an aggregate purchase price of $183.8 million and recognized a gain on sale of $49.1 million for the year ended December 31, 2021.
In April 2022, the Company completed the sale of certain ready-mix concrete operations, primarily consisting of goodwill, fixed assets, inventory, and leases, located in North Carolina and Florida to ready-mix concrete distributor Smyrna Ready Mix (the “2022 Disposal”). The operations included in the 2022 Disposal were part of the Company’s ready-mix concrete operating segment. The Company disposed of $68.2 million of net assets for an aggregate purchase price of $93.8 million and recognized a gain on sale of $22.0 million for the year ended December 31, 2022.
Revenue and operating income from the assets and operations comprising the 2022 Disposal and 2021 Disposal, collectively, for the years ended December 31, 2022, 2021, and 2020 are as follows:
	For the years ended December 31,
	2022	2021	2020
(In millions)
Revenue	$19.4	$118.5	$216.5
Operating income	1.6	3.2	15.1
The depreciation expense related to the assets included in the 2022 Disposal was $0.8 million, $3.5 million, and $3.1 million for the years ended December 31, 2022, 2021, and 2020, respectively. The depreciation expense related to the assets included in the 2021 Disposal was $2.8 million and $6.8 million for the years ended December 31, 2021 and 2020, respectively.

ARGOS NORTH AMERICA CORP.
NOTES TO CONSOLIDATED AND COMBINED FINANCIAL STATEMENTS
Income taxes
During the periods presented on the consolidated and combined financial statements, the Company filed federal and state tax returns separate and apart from the Parent. For purposes of the consolidated and combined financial statements, the Company’s income tax provision has been prepared on a separate return basis in accordance with Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) Topic 740, Income taxes, which includes allocation of affiliate corporate function expenses from its Parent and thereby will differ from previously filed US tax filings.
The Company accounts for income taxes under the asset and liability method. Under this method, deferred income taxes are recognized based on the tax effects of temporary differences between the financial statement and tax bases of assets and liabilities, as measured by current enacted tax rates in effect for the year in which temporary differences are expected to be recovered or settled. Valuation allowances are recorded to reduce the deferred tax assets to an amount that will more likely than not be realized.
The Company regularly reviews its deferred tax assets for recoverability considering historical profitability, projected future taxable income, the expected timing of the reversals of existing temporary differences and tax planning strategies.
For uncertain tax positions, the Company applies the provisions of relevant authoritative guidance, which requires application of a “more likely than not” threshold to the recognition and derecognition of tax positions. The Company’s ongoing assessments of the more likely than not outcomes of tax authority examinations and related tax positions require significant judgment and can increase or decrease the Company’s effective tax rate, as well as impact operating results. The provision for income taxes includes the effects of adjustments for uncertain tax positions. The Company recognizes interest accrued related to unrecognized tax benefits in Interest expense, net and penalties in Other income, net. Refer to Note 14. Income tax.
Revenue recognition
Sale of goods and rendering of services
Revenues are recognized in accordance with ASC Topic 606, Revenue from Contracts with Customers. The Company earns revenue from the sale of products, which includes cement products such as Portland cements, blended cements, masonry cements and standard and specialty concrete mixes. In the sale of goods, a single performance obligation is established primarily through purchase orders. The Company recognizes revenues when the performance obligation is satisfied. That is, when the control of the goods or services underlying the performance obligation has been transferred to the customer, which generally occurs at a point in time.
Collection terms generally range from 40 to 50 days. The Company has elected to treat freight and delivery activities as fulfillment costs and recognize the costs in Cost of goods sold at the time the related revenue is recognized. Revenue where the Company’s performance obligations are satisfied in phases is recognized over time using certain input measures based on the measurement of the value transferred to the customer, including milestones achieved. The Company offers rebates and early payment discounts to customers who pay invoices before their due date, which the Company treats as variable consideration. The Company adjusts the amount of revenue recognized for the variable consideration using the most likely amount method based on past history and projected volumes in the rebate or early payment discount period. Estimates for variable consideration are based on historical experience, anticipated performance, and management’s judgment.
The Company is deemed to be an agent when collecting sales taxes from customers. Sales taxes collected are recorded as liabilities until remitted to taxing authorities and therefore are not reflected on the consolidated and combined statements of operations. The sales tax liability is recorded in Accrued expenses and other current liabilities. Refer to Note 9. Accrued expenses and other current liabilities.
The transaction price recognized as revenue and accounts receivable is determined based upon a number of estimates, including incentive-based volume rebates, estimated sales returns, and adjustments for any early payment discounts. Costs to obtain and fulfill contracts are immaterial and are expensed as incurred when the expected amortization period is one year or less.

ARGOS NORTH AMERICA CORP.
NOTES TO CONSOLIDATED AND COMBINED FINANCIAL STATEMENTS
Contract assets for earnings in excess of billings and contract liabilities for billings in excess of costs are immaterial as of December 31, 2022 and 2021. The Company’s contract assets are included within the Company’s Trade accounts receivable, net balances on the consolidated and combined balance sheets.
Refer to Note 16. Segments for disaggregation of revenues by segment.
Leases
The Company determines if an arrangement is or contains a lease at contract inception and recognizes a right-of-use (“ROU”) asset and a lease liability at the lease commencement date. The lease liability is measured at the present value of future lease payments as of the lease commencement date. The ROU asset recognized is based on the lease liability adjusted for prepaid and deferred rent and any unamortized lease incentives. The subsequent measurement of finance leases is measured at amortized cost using the effective-interest method. The subsequent measurement of operating leases is measured using a single lease cost, resulting in straight- line lease expense recognition. Leases with an initial term of twelve months or less are not recorded on the consolidated and combined balance sheets but are instead expensed on a straight-line basis over the lease term. Variable lease payments are expensed as incurred.
For leases that do not specify the implicit discount rate, the Company uses its incremental borrowing rates as the discount rate for its leases, which is equal to the rate of interest the Company would have to pay on a collateralized basis to borrow an amount equal to the lease payments under similar terms. The leases may include renewal options that could extend the lease term for a specified period of time. As of the commencement date of each lease, management determines if it is reasonably certain to exercise these options and adjusts the lease term accordingly.
Operating lease expense is recognized on a straight-line basis over the lease term and is included in Cost of goods sold and Selling, general and administrative expenses. Finance lease amortization is included in Selling, general and administrative expenses, and interest expense is included in Interest expense, net. The assets and liabilities relating to operating and finance leases are included in Right-of-use assets, Current portion of lease liabilities, and Non-current portion of lease liabilities in the Company’s consolidated and combined balance sheets. Refer to Note 6. Leases.
The estimated useful lives of the related leased assets are the lesser of the lease term or the following:
Rail fleet and equipment	20 to 40 years
Machinery and equipment	3 to 30 years
Land transportation fleet and equipment	3 to 16 years
Buildings and construction	40 to 50 years
Fair value measurements
Fair value accounting is applied for all financial assets and liabilities that are reported at fair value on the consolidated and combined financial statements on a recurring basis. Fair value is defined as the price that would be received from selling an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. FASB ASC Topic 820, Fair Value Measurement, establishes a defined framework to disclose the fair value of assets and liabilities on both the date of their initial measurement as well as all subsequent periods. The framework prioritizes the inputs used to measure fair value by the lowest level of input that is available and significant to the fair value measurement.
The Company classifies and discloses assets and liabilities carried at fair value in one of the following three categories:
Level 1: Quoted prices (unadjusted) in active markets for identical assets or liabilities that the reporting entity can access at the measurement date.
Level 2: Inputs other than quoted prices included within Level 1 that are observable for the asset or liability, either directly or indirectly.

ARGOS NORTH AMERICA CORP.
NOTES TO CONSOLIDATED AND COMBINED FINANCIAL STATEMENTS
Level 3: Unobservable inputs for which market data are not available and that are developed using the best information available about the assumptions that market participants would use when pricing the asset or liability.
The estimated fair value of a financial instrument is the amount at which the instrument could be exchanged in a current transaction between willing parties, other than a forced or liquidation sale. These estimates, although based on the relevant market information about the financial instrument, are subjective in nature and involve uncertainties and matters of significant judgment and, therefore, cannot be determined with precision. Changes in assumptions could significantly affect the estimates.
Refer to Note 8. Financial instruments for further information regarding the Company’s interest rate swap agreements fair value and Note 13. Pension plan and employee benefits for further information about the pension fair values.
Pension and other postretirement benefits
The Company sponsors defined benefit pension plans and provides other postretirement benefits for certain employees. The Company recognizes the funded status, the difference between the fair value of plan assets and the benefit obligation, of its pension plans and other postretirement benefit plans as an asset or liability on the consolidated and combined balance sheets. Actuarial gains and losses are recognized as a component of Other comprehensive income (loss), net of tax. Amounts recognized in Other comprehensive income (loss) are reclassified to earnings in a systematic manner over the average remaining service period of participants and the amount amortized is determined using a corridor approach.
The Company presents the service cost component of net periodic benefit cost in Selling, general and administrative expenses and Cost of goods sold. The other components of net periodic benefit cost are reported within Other income, net on the consolidated and combined statements of operations.
Refer to Note 13. Pension plan and employee benefits for further information about the Company’s defined benefit pension and other postretirement benefit plans.
Share-based compensation
Certain of the Company’s employees participate in a Parent-sponsored long-term incentive plan (“VCP”) for executives in which eligible participants are awarded a portion of annual profits. The incentive plan for the eligible employees of the Company is a compensation program oriented to align the Company’s management with the interests of shareholders of Cementos Argos, encourage long-term thinking and retain talent. Awards under the VCP are subject to a service condition and the expected achievement of certain financial and sustainability performance metrics. For the payment of the benefit, a stock fund is created and managed by Cementos Argos directly. Upon vesting, each participant receives cash in the corresponding currency in the place of shares. The stock fund, or equivalent units, is calculated annually but has a vesting period of three years, starting from the date the units are included in the fund. Cementos Argos will continue to use judgment in evaluating the expected term, volatility, and forfeiture rate related to its share-based compensation awards on a prospective basis.
The Company recognizes a liability for the services acquired in a cash-settled share-based payment transaction, and compensation expense for share-based awards based on Cementos Argos’ share price upon the grant date fair value and over the vesting period. For the years ended December 31, 2022, 2021, and 2020, the Company recognized share-based compensation (benefit) expenses of $(0.5) million, $0.3 million and $0.1 million, respectively. For the year ended December 31, 2022, the share-based compensation costs were in an income position due to declines in the share value of Cementos Argos as well as fluctuations in the foreign currency translation. The share-based compensation expense is recorded in Cost of goods sold and Selling, general and administrative expenses. Share-based accruals are $0.3 million and $0.8 million and are presented as Accrued expenses and other current liabilities and Other non-current liabilities on the consolidated and combined balance sheets as of December 31, 2022 and 2021, respectively.
Consolidated and combined comprehensive income
Consolidated and combined comprehensive income for the Company consists of consolidated and combined net income, adjustments for the funded status of pension and other postretirement benefit plans, net of tax, and unrealized

ARGOS NORTH AMERICA CORP.
NOTES TO CONSOLIDATED AND COMBINED FINANCIAL STATEMENTS
gains (losses) on interest rate swap agreements designated as cash flow hedges, net of tax, and are presented on the consolidated and combined statements of comprehensive income for the years ended December 31, 2022, 2021 and 2020. Accumulated other comprehensive income (loss) consists of unrecognized gains and losses related to the funded status of the pension and other postretirement benefit plans and the interest rate swap agreements designated as cash flow hedges and is presented on the consolidated and combined balance sheets as of December 31, 2022 and 2021.
Recent accounting pronouncements
Accounting standards recently adopted
In March 2020, the FASB issued Accounting Standards Update (“ASU”) 2020-04, “Reference Rate Reform (Topic 848): Facilitation of the Effects of Reference Rate Reform on Financial Reporting.” In January 2021, the FASB issued ASU 2021-01, “Reference Rate Reform: Scope,” which refined the scope of ASC Topic 848. The amendments in this ASU provide optional expedients and exceptions for applying U.S. GAAP to contracts, hedging relationships, and other transactions that reference the London Interbank Offered Rate (“LIBOR”) or another reference rate expected to be discontinued because of reference rate reform, if certain criteria are met. In addition, ASU 2021-01 provides implementation guidance clarifying certain optional expedients in Topic 848 to reduce diversity in practice and ease the potential accounting burden associated with transitioning away from reference rates that are expected to be discontinued. In December 2022, the FASB issued ASU 2022-06, “Reference Rate Reform: Deferral of the Sunset Date of Topic 848” which defers the sunset date of Topic 848 to December 31, 2024. During the year ended December 31, 2022, the Company adopted these ASUs and the impact to the consolidated and combined financial statements was not significant.
Note 3. Trade accounts receivable, net
Trade accounts receivable, net consisted of the following as of December 31, 2022 and 2021:
	As of December 31,
	2022	2021
(In millions)
Trade accounts receivable	$188.6	$190.8
Less: allowance for credit losses	3.6	6.5
Trade accounts receivable, net	$185.0	$184.3
The changes in the allowance for credit losses consisted of the following for the years ended December 31, 2022, 2021 and 2020:
	For the years ended December 31,
	2022	2021	2020
(In millions)
Balance at beginning of period	$6.5	$8.9	$8.1
Additions charged to expense	1.6	0.7	1.3
Deductions	(4.5)	(3.1)	(0.5)
Balance at end of period	$3.6	$6.5	$8.9
Note 4. Inventories
Inventories consisted of the following as of December 31, 2022 and 2021:
	As of December 31,
	2022	2021
(In millions)
Raw materials	$32.3	$29.4
Work in progress	13.8	11.7
Finished goods	49.1	32.0
Spare parts	51.8	46.7
Inventories	$147.0	$119.8

ARGOS NORTH AMERICA CORP.
NOTES TO CONSOLIDATED AND COMBINED FINANCIAL STATEMENTS
Note 5. Property, plant and equipment, net
Property, plant and equipment, net consisted of the following as of December 31, 2022 and 2021:
	As of December 31,
	2022	2021
(In millions)
Land and land improvements	$105.6	$110.8
Buildings	380.5	386.1
Construction in process	45.0	9.7
Aqueduct, plants, networks and communication channels	25.5	26.4
Machinery and equipment	1,111.2	1,114.0
Office equipment and furniture, computers and communications	24.5	24.7
Transportation equipment	201.5	212.9
Mines, quarries and deposits(1)	605.1	605.1
Total property, plant and equipment	2,498.9	2,489.7
Less: accumulated depreciation and depletion(1)	811.2	775.2
Property, plant and equipment, net	$1,687.7	$1,714.5
(1)
The prior period amount reflects an immaterial correction to asset retirement obligations related to certain quarries. Refer to Note 1, Organization and basis of presentation for further information regarding immaterial corrections to prior periods.

In April 2022 and June 2021, the Company completed the 2022 Disposal and 2021 Disposal, respectively, of certain ready-mix concrete operations, including ready-mix concrete buildings, land, and plant and equipment. Refer to Note 2. Summary of significant accounting policies for further information about the Company’s asset disposals.
Depreciation and depletion expense for the years ended December 31, 2022, 2021, and 2020 was $95.9 million, $107.3 million and $102.6 million, respectively. Depreciation expense is recorded in Cost of goods sold and Selling, general and administrative expenses and depletion expense is recorded in Cost of goods sold on the Company’s consolidated and combined statements of operations.
Note 6. Leases
The Company has significant operating and finance leases including Buildings and Construction, Land, Machinery and Equipment, Land Transportation Fleet and Equipment, and Rail Fleet and Equipment located within the United States.
The following table summarizes the components of lease expense recorded on the consolidated and combined statements of operations for the years ended December 31, 2022, 2021, and 2020:
	For the years ended December 31,
	2022	2021	2020
(In millions)
Operating lease expense	$14.3	$14.5	$16.0
Financing lease expense
Amortization of leased assets	5.7	6.6	5.3
Interest on lease liabilities	1.6	1.5	0.7
Short term lease cost	0.9	2.8	4.1
Variable lease cost	4.9	5.1	1.9
Total lease expense	$27.4	$30.5	$28.0

ARGOS NORTH AMERICA CORP.
NOTES TO CONSOLIDATED AND COMBINED FINANCIAL STATEMENTS
Lease terms and discount rates were as follows as of December 31, 2022 and 2021:
	As of December 31,
	2022	2021
Weighted-average remaining lease terms (years)
Operating leases	9	12
Finance leases	14	16
Weighted-average discount rates
Operating leases	5.26%	4.93%
Finance leases	4.95%	4.99%
Supplemental consolidated and combined balance sheet information related to leases was as follows as of December 31, 2022 and 2021:
	As of December 31,
	2022	2021
(In millions)
Operating lease assets	$53.5	$56.8
Finance lease assets, net	33.4	28.6
Total lease assets, net	$86.9	$85.4
Current portion of operating lease liabilities	$10.3	$9.6
Current portion of finance lease liabilities	4.8	3.9
Non-current portion of operating lease liabilities	62.3	66.9
Non-current portion of finance lease liabilities	29.8	25.6
Total lease liabilities	$107.2	$106.0
Future minimum lease payments under non-cancellable leases as of December 31, 2022 are as follows:
	Operating Leases	Finance Leases
(In millions)
2023	$13.6	$6.3
2024	12.8	4.5
2025	11.8	3.3
2026	10.3	3.2
2027	9.1	2.9
Thereafter	34.9	28.2
Total	$92.5	$48.4
Less: imputed interest	19.9	13.8
Present value of lease liabilities	$72.6	$34.6
Lessor arrangements
The Company subleases certain land leases that are considered operating leases. As of December 31, 2022, the Company had 31 land and building sublease arrangements. Sublease revenue, included in Other income, net on the consolidated and combined statements of operations, is recognized on a straight-line basis over the respective operating lease terms. For the years ended December 31, 2022, 2021, and 2020, sublease revenue was $1.0 million, $1.4 million, and $1.9 million, respectively.

ARGOS NORTH AMERICA CORP.
NOTES TO CONSOLIDATED AND COMBINED FINANCIAL STATEMENTS
Note 7. Goodwill and definite-lived intangible assets
The changes in the carrying amount of goodwill were as follows as of December 31, 2022 and 2021:
	Cement	Ready-mix concrete	Total
(In millions)
Balance, December 31, 2020	$23.6	$259.3	$282.9
Reduction to goodwill due to dispositions	—	(58.3)	(58.3)
Balance, December 31, 2021	23.6	201.0	224.6
Reduction to goodwill due to dispositions	—	(46.4)	(46.4)
Balance, December 31, 2022	$23.6	$154.6	$178.2
The accumulated impairment was as follows:
	As of December 31,
	2022	2021	2020
(In millions)
Goodwill, gross	$334.3	$380.7	$439.0
Accumulated impairment	(156.1)	(156.1)	(156.1)
Goodwill, net	$178.2	$224.6	$282.9
The cost and accumulated amortization values of the Company’s definite-lived intangible assets were as follows as of December 31, 2022:
	Weighted average amortization period (years)	Cost	Accumulated amortization	Net book value
(In millions)
Definite-lived intangible assets:
Customer lists	15	$102.3	$(98.5)	$3.8
Software and licenses	4	7.3	(7.2)	0.1
Other	15	38.7	(22.5)	16.2
Intangible assets	15	$148.3	$(128.2)	$20.1
The cost and accumulated amortization values of the Company’s definite-lived intangible assets were as follows as of December 31, 2021:
	Weighted average amortization period (years)	Cost	Accumulated amortization	Net book value
(In millions)
Definite-lived intangible assets:
Customer lists	15	$102.3	$(96.7)	$5.6
Software and licenses	4	7.3	(7.0)	0.3
Other	15	38.7	(20.9)	17.8
Intangible assets	15	$148.3	$(124.6)	$23.7
Amortization of definite-lived intangible assets was $3.6 million, $5.6 million and $10.1 million for the years ended December 31, 2022, 2021, and 2020, respectively. The Company does not have any indefinite-lived intangible assets.

ARGOS NORTH AMERICA CORP.
NOTES TO CONSOLIDATED AND COMBINED FINANCIAL STATEMENTS
The estimated future amortization of definite-lived intangible assets as of December 31, 2022, is as follows:
(In millions)
2023	$4.3
2024	2.8
2025	1.6
2026	1.5
2027	1.4
Thereafter	8.5
Total	$20.1
Note 8. Financial instruments
During the normal course of operations, the Company is exposed to market risk. Market risk is the adverse effect on the value of a financial instrument that results from a change in interest rates, currency exchange rates, or commodity prices. The Company uses a variety of practices to manage market risk, including, when considered appropriate, derivative financial instruments. The Company uses derivative financial instruments only for risk management and not for trading or speculative purposes.
The Company utilizes interest rate swap agreements to limit exposure to market fluctuations on floating-rate debt. The Parent, on behalf of the Company, has entered into numerous floating to fixed interest rate swap agreements with various banks for notional amounts of $60.0 million and $360.0 million as of December 31, 2022 and 2021, respectively. The interest rate swap agreements are recorded in Other non-current assets as of December 31, 2022 and Accrued expenses and other current liabilities and Other non-current liabilities as of December 31, 2021 on the consolidated and combined balance sheets at their current fair values. The interest rate swap agreements are designated as cash flow hedges. As a result, the gains and losses associated with the interest rate swap agreements are recorded in Accumulated other comprehensive income (loss) and amortized to earnings over the term of the related debt. As of December 31, 2022, the fair values of the interest rate swap agreements were derivative assets of $5.9 million. As of December 31, 2021, the fair values of the interest rate swap agreements were a derivative liability of $11.4 million. The cash settlement related to the cash flow hedges is reflected in Transfers from Parent, net in the financing section of the consolidated and combined statements of cash flows. The fair value of cash flow hedges is determined based on inputs that are readily available in public markets or can be derived from information available in publicly quoted markets and are categorized as Level 2 inputs.
The amortization was reflected on the accompanying consolidated and combined statements of operations as a reclassification to earnings, specifically to Interest expense, net, as described further in Note 18. Accumulated other comprehensive income (loss). The Company estimates that $3.2 million of the Accumulated other comprehensive income (loss) will be reclassified to earnings (loss) in 2023.
Note 9. Accrued expenses and other current liabilities
Accrued expenses and other current liabilities consisted of the following as of December 31, 2022 and 2021:
	As of December 31,
	2022	2021
(In millions)
Payroll and incentive compensation	$11.2	$17.0
Property, sales and other taxes	9.0	10.6
Insurance claims	8.1	13.8
Legal and professional	3.4	2.9
Accrued rebates	3.4	4.0
Current portion of cash flow hedge	—	4.1
Accrued plant operating expenses	6.8	4.7
Accrued interest	7.2	2.1
Accrued expenses and other current liabilities	$49.1	$59.2

ARGOS NORTH AMERICA CORP.
NOTES TO CONSOLIDATED AND COMBINED FINANCIAL STATEMENTS
Note 10. Asset retirement obligations
The following is a reconciliation of asset retirement obligations (AROs) as of December 31, 2022 and 2021:
	As of December 31,
	2022	2021
(In millions)
Asset retirement obligation, beginning of period(1)	$1.3	$1.2
Accretion expense	—	0.1
Net (decrease) increase due to changes in, and timing of, estimated future cash flows	—	—
Asset retirement obligation, end of period	$1.3	$1.3
(1)
The prior period amount reflects an immaterial correction to asset retirement obligations related to certain quarries. Refer to Note 1. Organization and basis of presentation for further information regarding immaterial corrections to prior periods. Additionally, the prior period beginning balances have also been adjusted to exclude the amounts related to other environmental liabilities of $1.8 million as of December 31, 2021.

The ARO liabilities are included in Other non-current liabilities on the consolidated and combined balance sheets. Accretion expense is included in Cost of goods sold on the consolidated and combined statements of operations.
Note 11. Debt
Third-party debt
Third-party debt consisted of the following as of December 31, 2022 and 2021:
	As of December 31,
	2022	2021
(In millions)
1.23% Bank syndicated loan due October 2022	$—	$150.0
1.23% Bank syndicated loan due October 2023	—	150.0
5.55% Bank syndicated loan due February 2026	204.0	—
5.71% Bank syndicated loan due August 2027	204.0	—
0.00% Notes due December 2022	—	2.3
6.53% Note due January 2023	2.5	—
0.48% Note due January 2022	—	10.0
0.50% Note due June 2022	—	20.0
0.53% Note due January 2022	—	16.0
0.54% Note due October 2022	—	12.0
1.82% Note due February 2025	—	35.0
1.82% Note due February 2026	—	35.0
2.42% Note due August 2029	—	60.0
5.90% Note due August 2029	60.0	—
2.49% Note due November 2029	—	20.0
7.47% Note due November 2029	20.0	—
Total principal	490.5	510.3
Debt issuance costs	(3.8)	(2.1)
Third-party debt	486.7	508.2
Less: current portion of third-party debt	1.6	209.5
Long-term third-party debt, net of current portion	$485.1	$298.7
The Company recognized interest expense related to third-party debt of $23.1 million, $24.6 million, and $33.0 million for the years ended December 31, 2022, 2021, and 2020, respectively, which includes the interest

ARGOS NORTH AMERICA CORP.
NOTES TO CONSOLIDATED AND COMBINED FINANCIAL STATEMENTS
related to cash flow hedges. Debt issuance costs incurred in connection with the bank syndicated loans from the 2022 Credit Agreement, Itaú Corpbanca, Sumitomo, and the promissory note from Banco Santander were capitalized as a reduction to the carrying value of debt and are amortized over their respective terms to Interest expense, net on the consolidated and combined statements of operations.
The Company’s third-party debt is comprised of promissory notes, an overnight loan, and bank syndicated term loans with third parties.
Promissory notes and Overnight loan
As of December 31, 2022, the Company has issued a series of promissory notes to lender Davivienda and an overnight loan for $2.5 million with JP Morgan. This overnight loan amount was subsequently paid off in January 2023. As of December 31, 2021, the Company had issued a series of promissory notes to lenders Banco de Bogotá, Banco Santander, Davivienda, Sumitomo, and Volvo Financial Services. The promissory notes and overnight loan are primarily for working capital and equipment financing in an aggregate outstanding principal amount of $82.5 million as of December 31, 2022. The weighted average effective interest rate of the Company’s promissory notes and overnight loan was 6.30% and 1.67% as of December 31, 2022 and 2021, respectively. In 2021, Argos USA LLC, a wholly owned subsidiary, entered into a $100.0 million loan with Banco Santander that is guaranteed jointly and severally by Cementos Argos and matures in equal parts in 2025 and 2026. $70.0 million of the debt obligation has Argos USA LLC, a wholly owned subsidiary of the Company, as the primary obligor, and was refinanced with a portion of the borrowings under the 2022 Credit Agreement described under “Liquidity and refinancing” below.
Bank syndicated term loans
In October 2018, the Company entered into a bank loan with a syndicate of financial institutions for $600.0 million to pay off an existing syndicated loan. The administrative agent was Itaú Corpbanca and the leading structuring agents were BNP Paribas, Itaú Corpbanca, JPMorgan, and Merrill Lynch, Pierce, Fenner & Smith Incorporated. The Company repaid half of the loan before it matured and, in August 2021, the Company replaced it with a new syndicated $300.0 million loan with Sumitomo Mitsui Banking Corporation as the administrative agent. The loan had an effective interest rate of 2.25% when it was replaced in August 2021. The new syndicated loan with Sumitomo matured in equal parts in October 2022 and October 2023. This new syndicated loan was refinanced with a portion of the borrowings under the 2022 Credit Agreement, which is the only syndicated loan outstanding as of December 31, 2022, as described under “Liquidity and refinancing” below.
Related-party debt
As of December 31, 2022, the Company has issued a series of promissory notes to Valle Cement Investments, Inc., a subsidiary of Cementos Argos. As of December 31, 2021, the Company issued a series of promissory notes to Cementos Argos and certain of its subsidiaries. The promissory notes are primarily for working capital and equipment financing in an aggregate principal balance of $250.9 million and $346.5 million as of December 31, 2022 and 2021, respectively, and mature in December 2025. The weighted average interest rate of the related- party promissory notes was 3.28% and 2.83% as of December 31, 2022 and 2021, respectively. The Company recognized interest expense related to the related-party debt of $8.7 million, $10.2 million, and $14.7 million for the years ended December 31, 2022, 2021, and 2020, respectively.
In January 2023, the Company extended the term of $250.9 million of the 3.28% related-party notes payable due to Valle Cement Investments, Inc., a subsidiary of Cementos Argos, with an original maturity date of December 2023. The amended note payable agreements now have a maturity date of December 2025, and an interest rate to be negotiated at the current prevailing market rates in December 2023, in line with the original maturity of these notes, for years 2024 and 2025. As a result of the refinancing, the Company presented the notes payable on the consolidated and combined balance sheet as Long-term related-party debt, net of current portion as of December 31, 2022.

ARGOS NORTH AMERICA CORP.
NOTES TO CONSOLIDATED AND COMBINED FINANCIAL STATEMENTS
The total principal payments of total third-party and related-party debt, including current maturities for the five years subsequent to December 31, 2022, and thereafter, are as follows:
(In millions)
2023	$2.5
2024	—
2025	250.9
2026	204.0
2027	204.0
Thereafter	80.0
Total	$741.4
Liquidity and refinancing
On August 23, 2022, the Company entered into the 2022 Credit Agreement, which provides for aggregate term loans of $700.0 million and a revolving credit facility in an initial amount of $50.0 million maturing in August 2027. The administrative agent is the Bank of Nova Scotia and the joint lead arrangers are BNP Paribas, JPMorgan, Sumitomo, and the Bank of Nova Scotia. There are two term loan facilities that are available to the Company once customary conditions precedent to borrowings are achieved: a Tranche A term loan for $350.0 million maturing in February 2026 and a Tranche B term loan for $350.0 million maturing in August 2027. The revolving credit facility is not available to the Company until the Company completes a qualified public offering of its equity securities under the Securities Act of 1933 (“Securities Act”). Additionally, term loan borrowings are limited to $408.0 million until the Company completes a qualified public offering. Borrowings of term loans and revolving loans may be based on the Secured Overnight Financing Rate (“SOFR”) or may be base rate loans, at the borrower’s option, plus an applicable margin based on our leverage ratio. The applicable margin for the Tranche A term SOFR loans ranges from 1.125% (for a leverage ratio equal to or less than 2.5x) to 1.625% (for a leverage ratio above 3.5x). The applicable margin for the Tranche B term SOFR loans and revolving loans ranges from 1.25% (for a leverage ratio equal to or less than 2.5x) to 1.75% (for a leverage ratio above 3.5x). The obligations under the 2022 Credit Agreement are guaranteed by Argos USA LLC and Cementos Argos S.A. The guarantee granted by Cementos Argos S.A. will be automatically released upon completion of a qualified public offering of our common stock under the Securities Act resulting in proceeds in an aggregate amount of not less than $150.0 million. The obligations under the 2022 Credit Agreement are also secured by liens on our personal property and will be secured by mortgages over certain of our cement plants. Such collateral arrangement will be released if we achieve investment grade rating by at least two credit rating agencies and we do not have certain other secured debt outstanding. The collateral arrangement will be required to be reinstated if we cease to have investment grade rating by at least two credit rating agencies and/ or we incur certain secured debt.
The 2022 Credit Agreement is subject to certain customary restrictive covenants including but not limited to: a) the Consolidated Interest Coverage Ratio is not to be less than 2.5:1.0 as of the last day of each fiscal quarter; and b) the Consolidated Total Net Debt Ratio is not to exceed 4.0:1.0 as of the last day of each fiscal quarter. In addition, the 2022 Credit Agreement limits: a) the amount of future borrowings; b) transactions with affiliates; c) dispositions; and d) investments of the Company. The Company intends to use a portion of the net proceeds from the Offering to repay the Company’s outstanding related-party indebtedness and to pay fees and expenses associated with the Offering.
On October 24, 2022, the Company refinanced $408.0 million of third-party debt with a draw down in equal parts of the Tranche A and Tranche B term loans under the 2022 Credit Agreement. There remains $292.0 million in term loan capacity available under the 2022 Credit Agreement for future drawdowns. The weighted average effective interest rate of the Company’s bank syndicated loan was 5.6% as of December 31, 2022. The Company presented the debt on the consolidated and combined balance sheet as Long-term third- party debt, net of current portion as of December 31, 2022.
The Company evaluated the refinancing transaction in accordance with ASC 470-50 Modification and Extinguishment. For the portion of term loans associated with participants in the 2022 Credit Agreement who

ARGOS NORTH AMERICA CORP.
NOTES TO CONSOLIDATED AND COMBINED FINANCIAL STATEMENTS
were also existing lenders of the historical third-party debt, the Company accounted for the refinancing transaction as a debt modification as the 10% cash flow test was not met. Furthermore, the Company accounted for the full repayment of existing debt arrangements to lenders who are not participating in syndication of the credit facility as a debt extinguishment in accordance with ASC 470-50. A realized loss on extinguishment of $0.8 million was recorded in Interest expense, net on the consolidated and combined statements of operations for the year ended December 31, 2022. Additionally, during the year ended December 31, 2022, the Company settled $300.0 million in notional amount of interest rate swap agreements for a gain of $1.9 million, of which $0.4 million was recorded in Interest expense, net on the consolidated and combined statements of operations for the year ended December 31, 2022 and $1.5 million was recorded in Accumulated other comprehensive income (loss), and will be reclassified to earnings (loss) in 2023. In February 2023, the Company settled $60.0 million in notional amount of interest rate swap agreements for a gain of $5.8 million, which will be recorded in Accumulated other comprehensive income (loss) and subsequently amortized to Interest expense, net on the consolidated statement of operations in 2023 until 2026 as future interest payments are made. In March 2023, the Company entered into new interest rate swap agreements, interest rate collar agreements, and interest rate cap agreements for notional amounts of $75.0 million, $75.0 million, and $50.0 million, respectively, to manage the Company’s interest rate risk.
The Company has generated cash flow from operations of $128.3 million, $123.0 million, and $153.8 million for the years ended December 31, 2022, 2021, and 2020, respectively. Based on the cash flow from operations and other sources of liquidity, including availability under the 2022 Credit Agreement and the uncommitted receivable purchase agreement, management believes this will enable the Company to meet its future obligations as they become due. Management believes the Company will be in compliance with all its financial covenants for at least the next twelve-month period.
Note 12. Commitments and contingencies
Litigation and claims
The Company is party to certain legal actions arising from the ordinary course of business activities. In the opinion of management, these actions will not have a material effect on the Company’s financial position, results of operations or liquidity. The Company’s policy is to record legal accruals when the outcome is probable and can be reasonably estimated and to record legal fees as incurred.
On January 4, 2021, the Company entered into the Deferred Prosecution Agreement (the “DPA”) with the Department of Justice (“DOJ”) related to any antitrust violations relating to the sale of ready-mix concrete in the greater Savannah, Georgia area by a small number of employees who joined the Company in October 2011 through an asset acquisition and were subsequently terminated. Pursuant to the DPA, the Company paid a monetary penalty of $20.0 million and is required, among other things, to periodically review and update its antitrust compliance program. If the Company remains in full compliance with the terms of the DPA, at the conclusion of its three-year term, the charges brought against the Company by the DOJ are expected to be dismissed with prejudice. The Company’s failure to comply with the terms and conditions of the DPA could result in additional criminal prosecution or penalties as well as continued expenses in defending these proceedings. The payment was recorded in Selling, general and administrative expenses for the year ended December 31, 2020. The Company incurred related legal fees of $0.7 million, $1.9 million, and $5.0 million for the years ended December 31, 2022, 2021, and 2020, respectively, which are recorded in Selling, general and administrative expenses.
In addition, the Company has been named a defendant in two pending civil antitrust cases. Some of the allegations in those cases relate to the conduct at issue in the DPA. The first was filed by a supplier of ready-mix concrete in the U.S. District Court for the Northern District of Georgia on July 24, 2017 under the caption Southeast Ready Mix, LLC et al. v. Argos North America Corp. et al. and includes allegations of cartel behavior and price-fixing in southeast Georgia and nearby South Carolina ready-mix concrete markets and price-fixing and anti-competitive behaviors in the coastal Georgia and southeastern coastal South Carolina cement markets and seeks declaratory relief, monetary damages and other remedies. On March 18, 2021, this case was administratively closed by the court pending the resolution of criminal indictments of two former employees of the Company and three other defendants. On October 17, 2022, the case was reopened for a period of

ARGOS NORTH AMERICA CORP.
NOTES TO CONSOLIDATED AND COMBINED FINANCIAL STATEMENTS
four months only to allow the parties to conduct limited, written discovery. That period expired on February 17, 2023, and though the court has yet to issue an order on the topic, it is the Company’s understanding that the case is, in effect, administratively closed once again pending resolution of the criminal indictments. The second is a putative class action filed under the caption Pro Slab, Inc. et al. v. Argos USA LLC et al. on behalf of purchasers of ready-mix concrete on November 22, 2017 in the U.S. District Court for the District of South Carolina and includes allegations of price-fixing, market allocation and other anti-competitive practices in the Savannah, Georgia and Charleston, South Carolina markets, seeking monetary damages and other remedies. This case was stayed on February 9, 2022 pending the resolution of the same criminal indictments, and only limited, written discovery may proceed while this stay is in effect.
Self-insurance
The Company self-insures for costs associated with workers’ compensation claims, automobile liability, health and welfare, and general liability. As of December 31, 2022 and 2021, estimated liabilities of $8.1 million and $13.8 million, respectively, were recorded in Accrued expenses and other current liabilities for self-insurance claims. As of December 31, 2022, estimated liabilities of $6.0 million were recorded in Other non-current liabilities. Self-insurance liabilities are recorded based on an actuarial-determined analysis. While the Company believes the assumptions used to calculate these liabilities are appropriate, significant differences in actual experience and/or significant changes in these assumptions may materially affect actual insurance costs.
Environmental matters
The Company’s operations are subject to and affected by federal, state, provincial and local laws and regulations relating to the environment, health and safety and other regulatory matters. Environmental operating permits, which are subject to modification, renewal and revocation, may be required for the Company’s operations. The Company regularly monitors and reviews its operations, procedures and policies for compliance with these laws and regulations. Despite these compliance efforts, risk of environmental liability is inherent in the operation of the Company’s business, as it is with other companies engaged in similar businesses. As of December 31, 2022 and 2021, estimated liabilities of $1.8 million were recorded for environmental matters within Other non-current liabilities.
Long-term supply agreements
From time to time in the ordinary course of business, the Company enters into long-term supply agreements to ensure a source of supply and achieve favorable pricing from vendors for raw materials and other inputs used to manufacture its products. As of December 31, 2022, the Company has long-term supply agreements with commitments of $224.7 million due within the next year.
Letters of credit
In the normal course of business, the Company has entered into standby letter of credit arrangements with various beneficiaries generally for the purpose of protection against insurance claims, fuel contracts, and leased assets. Such unsecured letters of credit typically have an initial term of one year, renew automatically, and can only be modified or canceled with the approval of the beneficiary, except for $2.7 million of letters of credit that expired in November 2022. As of December 31, 2022, the Company had a maximum financial exposure from these standby letters of credit totaling $11.3 million.
Collective bargaining agreements
As of December 31, 2022, labor unions represented 11.94% of the Company’s total workforce, all of whom were employed in the cement segment. The Company’s collective bargaining agreements for employees expire between 2023 and 2027. Included in this amount were 28.25% of the unionized workforce whose collective bargaining agreements expire within one year. Although the Company believes it has good relations with its employees and unions, disputes with its trade unions, or the inability to renew its labor agreements, could lead to strikes or other actions that could disrupt the Company’s operations, raise costs, and reduce revenue and earnings in the affected locations.

ARGOS NORTH AMERICA CORP.
NOTES TO CONSOLIDATED AND COMBINED FINANCIAL STATEMENTS
Surety bonds
As of December 31, 2022, the Company was contingently liable for $3.1 million of surety bonds underwritten by various surety companies and required by certain states and municipalities and their related agencies. The surety bonds are provided in the normal course of business and are principally for certain insurance claims and mining permits. As of December 31, 2022, no material claims have been made against these financial instruments.
Payment in lieu of taxes (“PILOT”) agreement
In fiscal year 2016, in conjunction with the acquisition of certain assets from Lehigh Hanson, Inc. and ESSROC Cement Corporation, the Company became a party to a PILOT agreement related to its Martinsburg, West Virginia cement manufacturing plant. This agreement, which includes a continuing employment base requirement and other requirements, is in effect through fiscal year 2034. Under this agreement, certain property was conveyed to the West Virginia Economic Development Authority in exchange for certain local tax incentives. In accordance with ASC Topic 842, Leases (ASC 842), this transaction was accounted for as a failed sale/leaseback, resulting in a financing. The $460.0 million receivable from the municipality related to the conveyance of the property, and the $460.0 million liability associated with the financing, have been offset in the consolidated and combined balance sheets as of December 31, 2022 and 2021, in accordance with ASC Topic 210, Balance Sheet (ASC 210). The annual payments related to the financing, and receipts related to the conveyance of the property, approximate $3.8 million, in all periods presented, and have also been offset in the consolidated and combined statements of cash flows for each of the years in the three year period ended December 31, 2022, in accordance with ASC 210.
Note 13. Pension plan and employee benefits
The consolidated and combined statements of operations include direct benefit plan expenses attributable to the Company, including expenses associated with defined benefit and other postretirement benefit plans, consisting primarily of healthcare benefits for certain retired employees of the Company, as well as a defined contribution plan.
Defined benefit and other postretirement benefits plans
The Company sponsors a defined benefit plan for certain hourly employees working at its Roberta plant in Alabama represented by the United Steelworkers International Union. The Company also sponsors two postretirement healthcare benefit plans, one for certain eligible retired employees from the Roberta plant in Alabama and one for retired Company executives.

ARGOS NORTH AMERICA CORP.
NOTES TO CONSOLIDATED AND COMBINED FINANCIAL STATEMENTS
Obligations and Funded Status - The following table summarizes the changes in the defined benefit obligations for the Company sponsored benefit plan as of December 31, 2022 and 2021:
	As of December 31,
	2022		2021
	Pension	Post- retirement	Pension	Post- retirement
(In millions)
Change in benefit obligations:
Beginning of period	$2.5	$4.2	$2.6	$6.7
Service cost	—	0.1	—	0.2
Interest cost	0.1	0.1	0.1	0.2
Amendments	—	0.4	—	(1.8)
Actuarial gain	(0.9)	(1.7)	(0.2)	(1.1)
Benefits paid	—	—	—	—
End of period	$1.7	$3.1	$2.5	$4.2
Change in fair value of plan assets:
Beginning of period	$2.5	$—	$2.1	$—
Actual return on plan assets	(0.7)	—	0.2	—
Employer contributions	—	—	0.2	—
Benefits paid	—	—	—	—
End of period	$1.8	$—	$2.5	$—
Funded status of plan	$0.1	$(3.1)	$—	$(4.2)
Current liabilities	$—	$(0.2)	$—	$(0.1)
Noncurrent liabilities	—	(2.9)	—	(4.1)
Liability recognized	$—	$(3.1)	$—	$(4.2)
Amounts recognized in accumulated other comprehensive income (loss):
Net actuarial loss (gain)	$0.1	$(2.5)	$0.1	$(1.0)
Prior service cost	—	(1.2)	—	(1.8)
Total amount recognized	$0.1	$(3.7)	$0.1	$(2.8)
The following table summarizes the components of net periodic pension costs associated with the Company sponsored benefit plan for the years ended December 31, 2022, 2021, and 2020:
	For the years ended December 31,
	2022		2021		2020
	Pension	Post- retirement	Pension	Post- retirement	Pension	Post- retirement
(In millions)
Amounts recognized in other comprehensive (income) loss:
Prior service cost during fiscal year	$—	$0.4	$—	$(1.8)	$—	$—
Net actuarial (gain) loss	(0.1)	(1.7)	(0.4)	(1.1)	0.2	0.3
Amortization of prior year service credit	—	0.2	—	—	—	—
Amortization of gain	—	0.1	—	—	—	—
Total amount recognized	$(0.1)	$(1.0)	$(0.4)	$(2.9)	$0.2	$0.3
Components of net periodic benefit cost:
Service cost	$—	$0.1	$—	$0.2	$—	$0.2
Interest cost	0.1	0.1	0.1	0.2	0.1	0.2
Amortization of gain	—	(0.1)	—	—	—	—
Expected return on plan assets	(0.1)	—	(0.1)	—	(0.1)	—
Amortization of prior service credit	—	(0.3)	—	—	—	—
Net periodic benefit cost/(credit)	$—	$(0.2)	$—	$0.4	$—	$0.4

ARGOS NORTH AMERICA CORP.
NOTES TO CONSOLIDATED AND COMBINED FINANCIAL STATEMENTS
The net periodic pension cost and defined benefit obligation are based on actuarial assumptions that are reviewed on at least an annual basis. Assumptions are revised based on an annual evaluation of long-term trends, as well as market conditions that may have an impact on the cost of providing retirement benefits.
The amount recognized in Accumulated other comprehensive income (loss) is the actuarial loss (gain) and prior service cost, which has not yet been recognized in periodic benefit cost.
Defined contribution plans
The Company sponsors employee 401(k) savings plans for its employees. The expense for the defined contribution plans is $0.6 million, $0.6 million, and $0.5 million for the years ended December 31, 2022, 2021, and 2020, respectively, and is included within Cost of goods sold and Selling, general and administrative expenses on the consolidated and combined statements of operations.
Note 14. Income tax
Income tax provision
The provision for income taxes consists of the following for the years ended December 31, 2022, 2021, and 2020
	For the years ended December 31,
	2022	2021	2020
(In millions)
Current:
Federal	—	—	—
State	2.0	1.6	0.4
Total current	2.0	1.6	0.4
Deferred:
Federal	23.5	36.6	11.5
State	1.9	4.8	1.9
Total deferred	25.4	41.4	13.4
Total income tax provision	$27.4	$43.0	$13.8
A reconciliation of the statutory U.S. federal tax rate and the Company’s effective tax rate is as follows:
	For the years ended December 31,
	2022	2021	2020
US statutory income tax rate	21.0%	21.0%	21.0%
State and local income taxes – net of federal benefit	3.6%	5.0%	6.2%
Fines and penalties	0.2%	0.0%	11.8%
Non-deductible goodwill	10.1%	10.0%	0.0%
Meals and entertainment	0.2%	0.1%	0.5%
Uncertain tax positions	(0.2)%	(0.9)%	(0.7)%
Other items	(0.1)%	0.1%	(0.1)%
Effective income tax rate	34.8%	35.3%	38.7%
The Coronavirus Aid, Relief and Economic Security Act (“CARES Act”) was signed into law on March 27, 2020 and, among other things, modified the business interest deduction limitation for tax years beginning in 2019 and 2020 from 30% of adjusted taxable income (“ATI”) to 50% of ATI. The final IRC Section 163(j) regulations released during 2020 retroactively removed an unfavorable interpretation of the computation of ATI and the guidance provided in the final IRC Section 163(j) regulations eliminated the Company’s business interest deduction limitation for the 2020 and 2021 tax years.

ARGOS NORTH AMERICA CORP.
NOTES TO CONSOLIDATED AND COMBINED FINANCIAL STATEMENTS
President Biden signed into law the Inflation Reduction Act of 2022 (‘IRA”) on August 16, 2022 and the Creating Helpful Incentives to Produce Semiconductors and Science Act of 2022 (“CHIPS”) on August 9, 2022. The Company does not anticipate a significant impact for income taxes associated with the IRA and CHIPS legislation.
Deferred income tax assets (liabilities)
The components of deferred income tax assets (liabilities) were as follows:
	As of December 31,
	2022	2021
(In millions)
Deferred tax assets:
Tax loss and credit carryforwards	$49.9	$72.8
Pension and other post-employment benefits	0.1	0.5
Operating lease obligations	29.0	31.8
Financial liabilities	—	2.8
Impairment of receivables	0.9	1.5
Inventory	2.3	2.5
Accrued expenses	3.2	7.0
Depletion(1)	9.8	9.0
Other	3.0	1.8
Deferred tax assets	$98.2	$129.7
Deferred tax liabilities:
Property, plant and equipment	(103.8)	(103.1)
Definite-lived intangible assets	(9.7)	(10.1)
Operating lease right-of-use assets	(24.0)	(26.7)
Financial assets	(1.4)	—
Other	(1.5)	(1.9)
Deferred tax liabilities	$(140.4)	$(141.8)
Net deferred tax liabilities	$(42.2)	$(12.1)
(1)
The prior period amount reflects an immaterial correction to asset retirement obligations related to certain quarries. Refer to Note 1, Organization and basis of presentation for further information regarding immaterial corrections to prior periods.

The Company had $206.5 million and $304.7 million of domestic federal net operating loss (NOL) carryforwards at December 31, 2022 and 2021, respectively. The Company had domestic state NOL carryforwards of $173.2 million and $234.6 million at December 31, 2022 and 2021, respectively. These carryforwards have various expiration dates from 2033 to no expiration date.
Under the separate return method, Argos North America Corporation generated additional hypothetical NOL carryforwards, primarily as a result of allocation of expenses related to certain affiliate corporate functions that were not historically recorded at the Argos North America Corporation level. As of December 31, 2022, the Company has hypothetical NOL carryforwards of $59.3 and $29.3 million for Federal and state jurisdictions, respectively.

ARGOS NORTH AMERICA CORP.
NOTES TO CONSOLIDATED AND COMBINED FINANCIAL STATEMENTS
Tax uncertainties
A reconciliation of the changes in the gross amount of unrecognized tax benefits is as follows:
	For the years ended December 31,
	2022	2021	2020
(In millions)
Balance at beginning of period	$1.5	$2.8	$3.0
Increase related to current period tax positions	0.1	0.1	0.1
Decrease related to settlements with taxing authorities	—	(1.1)	—
Decreases from lapse in statutes of limitations	(0.2)	(0.3)	(0.3)
Balance at end of period	$1.4	$1.5	$2.8
As of December 31, 2022, the Company had $1.4 million of unrecognized tax benefits, of which $0.3 million would favorably impact the Company’s future tax rates in the event that the tax benefits are eventually recognized.
The Company recognizes interest accrued related to unrecognized tax benefits in Interest expense, net and penalties in Other income, net. The Company did not recognize interest and penalties for the years ended December 31, 2022 and December 31, 2020. The Company recognized interest and penalties benefit of $0.7 million for the year ended December 31, 2021. The Company has accrued $0.1 million for the potential payment of interest and penalties as of December 31, 2022.
The Company’s tax years subject to federal examinations are 2008 through 2022 and 2019 through 2022 for state examinations. The unrecognized tax benefit balance is anticipated to decrease $0.3 million during the course of the next twelve months.
Note 15. Related party
Affiliates of the Company include Cementos Argos and Summa Servicios Corporativos Integrales S.A.S. (“Summa”). Both affiliates provide general corporate functional services to the Company such as human resources, finance and accounting, information technology, research and development, marketing, legal, and technical innovation. Services provided by Summa are contracted by Cementos Argos and services are billed directly to the Company.
The consolidated and combined financial statements include all revenues and costs directly attributable to the Company and an allocation of general corporate expenses from affiliates.
Revenues from Cementos Argos related to services provided by the Company were $2.1 million for the year ended December 31, 2020. There were no revenues from Cementos Argos for the years ended December 31, 2022 and 2021.
Total expenses related to the services provided by Cementos Argos for the years ended December 31, 2022, 2021, and 2020 were $40.0 million, $19.6 million, and $16.0 million, respectively. Expenses incurred for the services provided by Summa for the years ended December 31, 2022, 2021, and 2020 were $2.3 million, $1.9 million, and $2.1 million, respectively. Expenses to affiliates are recorded in Cost of goods sold and Selling, general, and administrative expenses on the consolidated and combined statements of operations.
Certain expenses have been allocated to the Company based on direct usage or benefit where specifically identifiable, with the remainder allocated primarily pro rata based on an applicable measure of revenues, user surveys, or other relevant measures. Management of the Company considers these allocations to be a reasonable reflection of the utilization of services or the benefit received. During the three months ended September 30, 2022, the Company entered into two trademark and intellectual property license agreements with Cementos Argos to grant the Company certain exclusive intellectual property licenses to certain patents, trademarks, and know-how, the 2019-2021 Pre-IPO Trademark/IP License Agreement that retroactively governed the years ended December 31, 2021, 2020, and 2019, and the 2022 Pre-IPO Trademark/IP License Agreement that governs the period from January 1, 2022 until the completion of the Offering (collectively, the “Pre-IPO Trademark/IP License Agreements”). During the three months ended September 30, 2022, the Company also entered into two

ARGOS NORTH AMERICA CORP.
NOTES TO CONSOLIDATED AND COMBINED FINANCIAL STATEMENTS
technical services agreements with Cementos Argos for the provision of certain support services to the Company including production support, administrative, logistic, planning, treasury, marketing, audit, legal, financial, technology, human resources, and environmental services, the 2019-2021 Pre-IPO Technical Services Agreement that retroactively governed the years ended December 31, 2021, 2020, and 2019 and the 2022 Pre-IPO Technical Services Agreement that governs the period from January 1, 2022 until the completion of the Offering (collectively, the “Pre-IPO Technical Services Agreements”).
Corporate allocations for the years ended December 2022, 2021 and 2020 were $32.6 million, $15.1 million, and $15.2 million respectively, and are recorded in Selling, general, and administrative expenses. Included within these corporate allocations are expenses related to the executed Pre-IPO Technical Services Agreements of $2.8 million for the year ended December 31, 2022 and expenses related to the executed Pre-IPO Trademark/IP License Agreements of $29.8 million for the year ended December 31, 2022. As a result of the executed Pre-IPO Trademark/IP License Agreements, the amounts due to Cementos Argos were prescribed by the terms included in the Pre-IPO Trademark/IP License Agreements; therefore, the amounts recorded for the year ended December 31, 2022 include incremental royalty fees of $13.5 million billed by Cementos Argos during the period, reflecting an increase from the royalty fee estimates that were historically allocated on the consolidated and combined financial statements for the years ended December 31, 2021 and 2020 and the six months ended June 30, 2022.
The consolidated and combined financial statements include assets and liabilities specifically identifiable and attributable to the Company including certain assets and liabilities that are held by affiliates. All intercompany transactions and balances within the Company have been eliminated. Transactions between the Company and affiliates have been included in these consolidated and combined financial statements. Balances between the Company and affiliates that were not historically settled in cash are included within the consolidated and combined financial statements as Net parent investment for periods prior to the Reorganization and as Additional paid-in capital subsequent to the Reorganization. Net parent investment represents the affiliates’ interest in the recorded assets of the Company and represents the cumulative investment by affiliates in the Company prior to the Reorganization, inclusive of operating results. Upon execution of the Pre-IPO Trademark/IP License Agreements and Pre-IPO Technical Services Agreements, amounts payable under such agreements, which were historically presented as Net parent investment or Additional paid-in capital, are now presented as Payables due to affiliates as of December 31, 2022, reflecting the Company’s obligation to cash settle the related amounts with Cementos Argos per the agreements. For discussion on related-party debt, refer to Note 11. Debt.
Receivables and payables between the Company and Cementos Argos have been presented on the consolidated and combined balance sheets as Receivables due from affiliates and Payables due to affiliates, respectively.
There were no receivables or payables between the Company and Summa as of December 31, 2022 and December 31, 2021.
The net effect of expenses and cash settlement of the Pre-IPO Trademark/IP License Agreements and Pre-IPO Technical Services Agreements related to the six months ended December 31, 2022 is reflected on the consolidated and combined statements of cash flows for the year ended December 31, 2022 as an operating activity. The amounts due under the Pre-IPO Trademark/IP License Agreements and the Pre-IPO Technical Services Agreements that are now required to be cash settled in future periods, which were previously reflected as Net parent investment or Additional paid-in capital on the consolidated and combined balance sheets and as financing activities on the consolidated and combined statements of cash flows, are currently presented as Payables due to affiliates on the consolidated and combined balance sheets and as non-cash operating activities on the consolidated and combined statements of cash flows. The settlement of the remaining intercompany transactions is reflected on the consolidated and combined statements of cash flows as a financing activity and on the consolidated and combined balance sheets as Net parent investment for periods prior to the Reorganization and as Additional paid-in capital subsequent to the Reorganization.
Note 16. Segments
The business is organized into two reportable segments: cement and ready-mix concrete. The cement segment offers bulk and packaged cement products, including a variety of Portland cements, blended cements and masonry cements, as well as supplementary cementitious materials like slag cement and fly ash. The

ARGOS NORTH AMERICA CORP.
NOTES TO CONSOLIDATED AND COMBINED FINANCIAL STATEMENTS
ready-mix concrete segment produces standard concrete mixes, in addition to specialty mixes and custom concrete mixes for a variety of projects, including commercial, residential, and civil/highways projects.
The Company determines its operating segments based on the discrete financial information that is regularly evaluated by its CODM, the Company’s Chief Executive Officer, in deciding how to allocate resources and in assessing performance. The CODM evaluates the performance of the Company’s segments and allocates resources to them based on the profitability metric referred to as “Segment Adjusted EBITDA”, which is defined as Net income, excluding depreciation, depletion, and amortization, interest expense, net, and income tax expense (“EBITDA”), further adjusted to exclude EBITDA directly related to the 2021 Disposal and the 2022 Disposal, the gain on the 2021 Disposal and the 2022 Disposal, and certain other items, such as legal settlements and related legal fees, litigation and insurance recoveries, and transaction costs related to this Offering as further described below. Although Segment Adjusted EBITDA is not a measure of financial performance as defined by U.S. GAAP, the Company considers Segment Adjusted EBITDA to be the key financial metric utilized by the CODM to measure operating performance. Segment Adjusted EBITDA should not be considered as an alternative to Income before income taxes as determined in accordance with U.S. GAAP. The accounting policies applicable to each segment are consistent with those used on the consolidated and combined financial statements.
The Company does not allocate assets to the reportable segments for the CODM’s review. Consequently, the Company does not disclose total assets by reportable segments.
Unallocated corporate expenses include human resources, finance and accounting, research and development, marketing, legal, and technical innovation services that are not allocated to reportable segments and are excluded from the Segment Adjusted EBITDA. Eliminations include transactions to account for intercompany activity.
The Company’s operations are conducted in the United States and its customers mainly consist of commercial and residential builders, resellers, paving companies, and engineers. No individual customer represents more than 10% of the Company’s revenues.
The table below includes Revenues and Segment Adjusted EBITDA, as well as the reconciliations to the closest comparable U.S. GAAP metric, for the periods indicated:
	For the years ended December 31,
	2022	2021	2020
(In millions)
Revenues:
Ready-mix concrete	$798.5	$797.9	$877.5
Cement	766.9	648.8	573.2
Corporate / eliminations	—	—	2.1
Revenues	$1,565.4	$1,446.7	$1,452.8
Segment Adjusted EBITDA:
Ready-mix concrete	$27.5	$36.4	$49.0
Cement	217.0	234.9	195.1
Total Segment Adjusted EBITDA	$244.5	$271.3	$244.1
Reconciling items:
Corporate / eliminations	(41.5)	(50.3)	(43.7)
Depreciation, depletion and amortization	(105.2)	(119.5)	(118.0)
Interest expense, net	(33.6)	(36.3)	(48.7)
EBITDA of 2022 Disposal and 2021 Disposal(1)	2.4	9.5	25.0
Gain on sale of 2022 Disposal and 2021 Disposal	22.0	49.1	—
Legal settlement and related legal fees(2)	(0.7)	(1.9)	(25.0)
Litigation and insurance recoveries(3)	2.1	—	2.0
Transaction costs(4)	(11.3)	—	—
Income before income taxes	$78.7	$121.9	$35.7

ARGOS NORTH AMERICA CORP.
NOTES TO CONSOLIDATED AND COMBINED FINANCIAL STATEMENTS
(1)
The Company completed the sale of certain ready-mix concrete operations during the years ended December 31, 2022 and 2021. The 2022 Disposal contributed EBITDA of $2.4 million, $8.1 million, and $8.4 million for the years ended December 31, 2022, 2021, and 2020, respectively. The 2021 Disposal contributed EBITDA of $1.4 million and $16.6 million for the years ended December 31, 2021 and 2020, respectively. Refer to Note 2. Summary of significant accounting policies for additional information.

(2)
Legal settlement includes a $20.0 million payment related to the settlement between Argos USA LLC, a wholly owned subsidiary of the Company, and the DOJ with respect to antitrust violations relating to the sale of ready-mix concrete in the greater Savannah, Georgia area by a small number of employees who joined the Company in October 2011 through an asset acquisition and were subsequently terminated. The Company also incurred related legal fees of $0.7 million, $1.9 million and $5.0 million for the years ended December 31, 2022, 2021 and 2020, respectively. The payment and related legal fees were recorded in Selling, general and administrative expenses. Refer to Note 12. Commitments and contingencies for additional information.

(3)
Litigation and insurance recoveries include net insurance proceeds for the year ended December 31, 2022 from a Hurricane Harvey litigation claim that affected our Houston, Texas cement terminal and proceeds for the year ended December 31, 2020 from a fire at the Martinsburg, West Virginia plant coal mill.

(4)
Reflects costs associated with this Offering, including accounting and other professional service fees, special bonuses to employees, and certain other transaction-related costs which are not related to continuing operations.

Note 17. Supplemental cash flow information
Supplemental cash flow information for the years ended December 31, 2022, 2021, and 2020 is as follows:
	For the years ended December 31,
	2022	2021	2020
(In millions)
Cash payments:
Interest	$27.1	$35.9	$51.5
Income taxes	1.5	4.7	1.0
Operating lease liabilities	15.0	15.0	16.4
Finance lease liabilities	5.4	6.1	5.0
Non-cash operating activities:
Right-of-use assets obtained in exchange for new operating lease liabilities	0.6	4.0	0.8
Amounts due to Cementos Argos related to the Pre-IPO Trademark/IP License
Agreements and Pre-IPO Technical Services Agreements	54.3	—	—
Pension and postretirement liabilities	1.1	3.2	(0.4)
Non-cash investing activities:
Transfers of inventory to property, plant and equipment	0.2	0.8	15.5
Non-cash financing activities:
Right-of-use assets obtained in exchange for new finance lease liabilities	4.1	1.9	25.0
Note 18. Accumulated other comprehensive income (loss)
The components of the changes in Accumulated other comprehensive income (loss) are as follows:
	For the years ended December 31,
	2022	2021	2020
(In millions)
Accumulated other comprehensive income (loss) at beginning of period	$(6.5)	$(17.9)	$(10.0)
Other comprehensive income (loss) before reclassifications	15.5	13.1	(9.2)
Amounts reclassified from accumulated other comprehensive income (loss), net of tax:
Cash flow hedge	(1.1)	(1.7)	1.3
Pension and post-retirement	0.3	—	—
Other comprehensive income (loss)	14.7	11.4	(7.9)
Accumulated other comprehensive income (loss) at end of period	$8.2	$(6.5)	$(17.9)

ARGOS NORTH AMERICA CORP.
NOTES TO CONSOLIDATED AND COMBINED FINANCIAL STATEMENTS
Note 19. Net parent investment
Net parent investment on the consolidated and combined balance sheets and consolidated and combined statements of equity represents Cementos Argos’ historical investment in the Company for the periods prior to the Reorganization, the net effect of transactions with, and allocations from, the Company and Cementos Argos’ accumulated earnings. Net transfers (to) from Parent are included within Net parent investment and Additional paid-in capital on the consolidated and combined balance sheets.
The reconciliation of the Transfers from Parent, net in financing activities within the consolidated and combined statements of cash flows to the Net transfers (to) from Parent on the consolidated and combined statements of equity is as follows:
	For the years ended December 31,
	2022	2021	2020
(In millions)
Total Transfers from Parent, net in financing activities within consolidated and combined statements of cash flows	$19.2	$12.0	$20.5
(Payables) receivables (to) from affiliates	(2.4)	(2.6)	(4.0)
Cash flow hedge	(1.1)	1.7	(1.3)
Amounts due to Cementos Argos related to the Pre-IPO Trademark/IP License Agreements and Pre-IPO Technical Services Agreements	(54.3)	—	—
Non-cash adjustments	0.2	(0.2)	(0.2)
Net transfers (to) from Parent as reflected on the consolidated and combined statements of equity	$(38.4)	$10.9	$15.0
Note 20. Subsequent events
The Company has evaluated subsequent events through April 28, 2023. Based upon this review, other than as disclosed elsewhere in these consolidated and combined financial statements, the Company did not identify any subsequent events that would have required adjustment or disclosure of unrecognized subsequent events.

Argos North America Corp.
Unaudited consolidated and combined statements of operations
(In millions)
	For the three months ended September 30,		For the nine months ended September 30,
	2023	2022	2023	2022
Revenues	$435.5	$413.5	$1,296.2	$1,189.3
Cost of goods sold	330.5	341.0	1,030.5	1,017.8
Gross profit	105.0	72.5	265.7	171.5
Operating expenses:
Selling, general and administrative expenses	43.6	47.8	118.9	112.5
Operating income	61.4	24.7	146.8	59.0
Other income, net	(0.8)	—	(0.9)	(5.3)
Net gain on disposals	(3.2)	(0.7)	(4.5)	(23.1)
Interest expense, net	8.9	6.5	28.5	23.6
Income before income taxes	56.5	18.9	123.7	63.8
Income tax expense	14.2	4.7	30.7	24.5
Net income	$42.3	$14.2	$93.0	$39.3
The accompanying notes are an integral part of these unaudited consolidated and combined financial statements.

Argos North America Corp.
Unaudited consolidated and combined statements of comprehensive income
(In millions)
	For the three months ended September 30,		For the nine months ended September 30,
	2023	2022	2023	2022
Comprehensive income:
Net income	$42.3	$14.2	$93.0	$39.3
Derivative cash flow hedges, net of tax(1)	(0.6)	2.5	(0.3)	13.8
Total other comprehensive (loss) income, net of tax	(0.6)	2.5	(0.3)	13.8
Total comprehensive income	$41.7	$16.7	$92.7	$53.1
(1)
Amount is net of tax expense (benefit) of $(0.2) million and $0.8 million for the three months ended September 30, 2023 and 2022, respectively, and $(0.1) million and $4.4 million for the nine months ended September 30, 2023 and 2022, respectively.

The accompanying notes are an integral part of these unaudited consolidated and combined financial statements.

Argos North America Corp.
Unaudited consolidated balance sheets
(In millions, except share and per share data)
	As of September 30, 2023	As of December 31, 2022
Assets
Current Assets:
Cash and cash equivalents	$133.9	$47.8
Trade accounts receivable, net	209.3	185.0
Receivables due from affiliates	0.4	—
Inventories	147.3	147.0
Prepaid expenses and other current assets	35.0	27.3
Total current assets	525.9	407.1
Property, plant and equipment, net of accumulated depreciation and depletion of $866.8 as of September 30, 2023 and $811.2 as of December 31, 2022	1,704.6	1,687.7
Goodwill	178.2	178.2
Intangible assets, net of accumulated amortization of $130.7 as of September 30, 2023 and $128.2 as of December 31, 2022	17.6	20.1
Right-of-use assets	81.6	86.9
Other non-current assets	1.6	6.1
Total Assets	$2,509.5	$2,386.1
Liabilities and Equity
Current Liabilities:
Trade accounts payable	$125.2	$128.0
Payables due to affiliates	46.6	55.0
Accrued expenses and other current liabilities	70.0	49.1
Current portion of lease liabilities	14.7	15.1
Current portion of third-party debt	—	1.6
Total current liabilities	256.5	248.8
Deferred income tax liabilities	70.7	42.2
Long-term third-party debt, net of current portion	484.9	485.1
Long-term related-party debt, net of current portion	250.9	250.9
Non-current portion of lease liabilities	86.3	92.1
Other non-current liabilities	36.0	35.5
Total Liabilities	1,185.3	1,154.6
Commitments and contingencies (Note 11)
Equity:
Common stock, $1.00 par value; authorized, 75,000 shares; 52,403 shares issued as of September 30, 2023 and December 31, 2022	0.1	0.1
Additional paid-in capital	1,528.1	1,528.1
Accumulated deficit	(211.9)	(304.9)
Accumulated other comprehensive income, net of tax	7.9	8.2
Total Equity	1,324.2	1,231.5
Total Liabilities and Equity	$2,509.5	$2,386.1
The accompanying notes are an integral part of these unaudited consolidated and combined financial statements.

Argos North America Corp.
Unaudited consolidated and combined statements of cash flows
(In millions)
	For the nine months ended September 30,
	2023	2022
Operating Activities:
Net income	$93.0	$39.3
Adjustments to reconcile Net income to cash provided by operating activities:
Depreciation, depletion and amortization	78.3	81.1
Deferred income taxes	28.6	23.1
Share-based compensation benefit	—	(0.5)
Net gain on disposal of business	—	(22.0)
Net gain on disposal of property, plant and equipment	(4.5)	(1.1)
Provision for credit losses	0.3	1.5
Amortization of debt issuance costs	0.8	2.1
Amortization of proceeds from terminated cash flow hedges	(1.9)	—
Changes in assets and liabilities, net of disposals:
Trade accounts receivable, net	(24.6)	(30.8)
Inventories, net	(2.6)	(17.4)
Prepaid expenses and other current assets	(7.7)	(12.5)
Trade accounts payable	(2.8)	24.9
Payables due to affiliates, net	(8.8)	(3.0)
Accrued expenses and other current liabilities	20.9	4.6
Right-of-use assets and liabilities	(1.2)	(0.7)
Other assets and liabilities	1.1	(1.3)
Net cash provided by operating activities	168.9	87.3
Investing Activities:
Purchases of property, plant and equipment	(91.1)	(47.9)
Proceeds from sale of property, plant and equipment	8.7	4.0
Proceeds from sale of business	—	90.2
Other, net	—	0.1
Net cash (used in) provided by investing activities	(82.4)	46.4
Financing Activities:
Principal payments on finance leases	(3.7)	(4.1)
Proceeds from loans	—	12.0
Proceeds from terminated cash flow hedges	5.8	—
Debt repayment	(2.5)	(129.6)
Debt issuance costs	—	(1.0)
Transfers from Parent, net	—	16.9
Net cash used in financing activities	(0.4)	(105.8)
Net increase in cash and cash equivalents	86.1	27.9
Cash and cash equivalents at beginning of period	47.8	18.7
Cash and cash equivalents at end of period	$133.9	$46.6
The accompanying notes are an integral part of these unaudited consolidated and combined financial statements.

Argos North America Corp.
Unaudited consolidated and combined statements of equity
(In millions, except share data)
	Common Stock		Additional paid-in capital	Accumulated deficit	Net parent investment	Accumulated other comprehensive income, net of tax	Total equity
	Shares	Amount
Balance as of January 1, 2023	52,403	$0.1	$1,528.1	$(304.9)	$—	$8.2	$1,231.5
Net income	—	—	—	13.5		—	13.5
Derivative cash flow hedges, net of tax	—	—	—	—	—	(1.0)	(1.0)
Balance as of March 31, 2023	52,403	$0.1	$1,528.1	$(291.4)	$—	$7.2	$1,244.0
Net income	—	—	—	37.2	—	—	37.2
Derivative cash flow hedges, net of tax	—	—	—	—	—	1.3	1.3
Balance as of June 30, 2023	52,403	$0.1	$1,528.1	$(254.2)	$—	$8.5	$1,282.5
Net income	—	—	—	42.3	—	—	42.3
Derivative cash flow hedges, net of tax	—	—	—	—	—	(0.6)	(0.6)
Balance as of September 30, 2023	52,403	$0.1	$1,528.1	$(211.9)	$—	$7.9	$1,324.2
	Common Stock		Additional paid-in capital	Accumulated deficit	Net parent investment	Accumulated other comprehensive income (loss), net of tax	Total equity
	Shares	Amount
Balance as of January 1, 2022	—	$—	$—	$—	$1,210.4	$(6.5)	$1,203.9
Net loss	—	—	—	—	(3.3)	—	(3.3)
Unrealized loss on cash flow hedges	—	—	—	—	—	7.0	7.0
Net transfers from Parent	—	—	—	—	8.6	—	8.6
Balance as of March 31, 2022	—	$—	$—	$—	$1,215.7	$0.5	$1,216.2
Net income	—	—	—	20.9	7.5	—	28.4
Unrealized loss on cash flow hedges	—	—	—	—	—	4.3	4.3
Net transfers from Parent	—	—	2.4	—	1.2	—	3.6
Restructuring transfers from Parent	52,403	0.1	1,576.3	(352.0)	(1,224.4)	—	—
Balance as of June 30, 2022	52,403	$0.1	$1,578.7	$(331.1)	$—	$4.8	$1,252.5
Net income	—	—	—	14.2	—	—	14.2
Unrealized loss on cash flow hedges	—	—	—	—	—	2.5	2.5
Net transfers to Parent	—	—	(52.6)	—	—	—	(52.6)
Balance as of September 30, 2022	52,403	$0.1	$1,526.1	$(316.9)	$—	$7.3	$1,216.6
The accompanying notes are an integral part of these unaudited consolidated and combined financial statements.

Argos North America Corp.
Notes to unaudited consolidated and combined financial statements
Note 1. Organization and basis of presentation
Organization
On December 7, 2021, Cementos Argos S.A. (“Cementos Argos” or the “Parent”) announced its intent to separate its U.S. operations and create a stand-alone publicly traded company (the “potential equity Offering”). Argos North America Corp. and subsidiaries, together with Argos Ports (Wilmington) LLC, and American Cement Terminals LLC, represent the combined U.S. based entities, Argos North America Corp. (“Argos North America Corp.”, the “Company”, “we”, “us” or “our”). Argos North America Corp., a business of Cementos Argos, is a leading provider of cement and ready-mix concrete products. The Company offers various types of Portland, slag, mortar, and masonry cement, as well as drain, palleted, topgreen, and mass ready-mix concrete serving clients across the East and Gulf Coast regions of the United States (“U.S.”). On April 29, 2022, the Company obtained an equity ownership in American Cement Terminals LLC and its wholly-owned subsidiary Argos Ports (Wilmington) LLC, and subsequently merged these entities into Argos USA LLC, a wholly-owned subsidiary of the Company (the “Reorganization”).
The Company operates under two reportable segments, cement and ready-mix concrete, based upon the information used by the chief operating decision maker (“CODM”), the Company’s Chief Executive Officer, in evaluating the performance of the business and allocating resources and capital. The cement segment offers bulk and packaged cement products, including a variety of Portland cements, blended cements and masonry cements, as well as supplementary cementitious materials like slag cement and fly ash. The ready-mix concrete segment produces standard concrete mixes, in addition to specialty mixes and custom concrete mixes for a variety of projects, including commercial, residential, and civil/highway projects.
The Company has a workforce of approximately 2,300 employees as of September 30, 2023.
On September 7, 2023, the Company announced that it has entered into a definitive agreement with Summit Materials, Inc. (“Summit”) under which Summit will combine with Argos North America Corp., the U.S. operations of Cementos Argos, in a cash and stock transaction valued at approximately $3.2 billion.
Under the terms of the agreement, which has been unanimously approved by both companies’ Boards of Directors, Cementos Argos, will receive approximately 54.7 million shares of Summit stock and approximately $1.2 billion in cash, subject to closing adjustments, valuing Argos North America Corp. at approximately $3.2 billion based on Summit’s closing share price of $36.00 as of September 6, 2023. Cementos Argos will own approximately 31% of the combined company on a fully diluted basis upon closing of the transaction. Cementos Argos will enter into a shareholder agreement with Summit at closing of the transaction pursuant to which Cementos Argos will be subject to certain standstill provisions and a 24-month lock-up period on the sale of Summit shares. The transaction is expected to close in the first half of 2024, and is subject to customary closing conditions, including regulatory approvals and approval by Summit shareholders. The Company has expensed $6.9 million for the three and nine months ended September 30, 2023 in connection with this transaction.
Basis of presentation
The Company has historically operated as an indirect controlled subsidiary of Cementos Argos and historically reported its results as part of Cementos Argos’ U.S. reportable segment. The Company has not historically operated as a stand-alone entity. As a result, separate financial statements have not historically been prepared for the Company. Prior to the Reorganization on April 29, 2022, the Company’s financial statements were prepared on a combined basis. For the period subsequent to April 29, 2022, the Company’s financial statements were prepared on a consolidated basis. The unaudited consolidated and combined financial statements have been derived from the historical accounting records of Cementos Argos as of September 30, 2023 and December 31, 2022 and for the three and nine months ended September 30, 2023 and 2022.
The unaudited consolidated and combined financial statements have been prepared in accordance with U.S. generally accepted accounting principles (“U.S. GAAP”) and pursuant to the rules and regulations of the U.S. Securities and Exchange Commission (“SEC”). While the unaudited consolidated and combined financial statements reflect all normal recurring adjustments that are, in the opinion of management, necessary for fair presentation of the results of the interim period, they do not include all of the information and footnotes required

Argos North America Corp.
Notes to unaudited consolidated and combined financial statements by U.S. GAAP. The historical results of operations, financial position and cash flows of the Company presented in these unaudited consolidated and combined financial statements may not be indicative of what they would have been had the Company been an independent stand-alone entity, nor are they necessarily indicative of the Company’s future results of operations, financial position and cash flows. The unaudited consolidated and combined financial statements should be read in conjunction with the year-ended December 31, 2022 audited consolidated and combined financial statements and the corresponding notes thereto.
The unaudited consolidated and combined financial statements include all revenues and costs directly attributable to the Company and an allocation of expenses related to certain affiliate corporate functions. Affiliates provide general corporate functional services to the Company such as human resources, finance and accounting, information technology, research and development, marketing, legal, and technical innovation. Expenses have been allocated to the Company based on direct usage or benefit where specifically identifiable, with the remainder allocated primarily pro rata based on an applicable measure of revenues, user surveys, or other relevant measures. The management of the Company considers these allocations to be a reasonable reflection of the utilization of services or the benefit received. However, the allocations may not be indicative of the actual expenses that the Company would have incurred had it operated historically as an independent, stand-alone entity, nor are they indicative of the Company’s future expenses. Refer to Note 13. Related party.
The unaudited consolidated and combined financial statements include assets and liabilities specifically identifiable and attributable to the Company including certain assets and liabilities that are held by affiliates. All intercompany transactions and balances within the Company have been eliminated. Transactions between the Company and affiliates have been included in these unaudited consolidated and combined financial statements. Balances between the Company and affiliates that were not historically settled in cash are included within the unaudited consolidated and combined financial statements as Net parent investment prior to the Reorganization and as Additional paid-in capital subsequent to the Reorganization. Net parent investment represents the affiliates’ interest in the recorded assets of the Company and represents the cumulative investment by affiliates in the Company prior to the Reorganization, inclusive of operating results. Balances between the Company and affiliates that are required to be settled in cash are included within the unaudited consolidated and combined financial statements as Receivables due from affiliates and Payables due to affiliates. Refer to Note 13. Related party.
The net effect of expenses and cash settlement of intercompany transactions requiring cash settlement is reflected on the unaudited consolidated and combined statements of cash flows as an operating activity. The amounts due under certain executed agreements that are now required to be cash settled in future periods, which were previously reflected as Net parent investment or Additional paid-in capital on the consolidated and combined balance sheets and as financing activities on the consolidated and combined statements of cash flows, are currently presented as Receivables due from affiliates and Payables due to affiliates on the unaudited consolidated balance sheets and as non-cash operating activities on the unaudited consolidated and combined statements of cash flows. The settlement of the remaining intercompany transactions is reflected on the unaudited consolidated and combined statements of cash flows as a financing activity and on the unaudited consolidated and combined balance sheets as Net parent investment prior to the Reorganization and as Additional paid-in capital subsequent to the Reorganization. Note 13. Related party.
In connection with the potential equity Offering, the Company has expensed $0.5 million and $2.7 million of transaction costs for the three and nine months ended September 30, 2023, respectively, and $2.8 million and $6.9 million of transaction costs for the three and nine months ended September 30, 2022, respectively, recorded within Selling, general and administrative expenses on the unaudited consolidated and combined statements of operations. Additionally, the Company has capitalized $20.1 million and $16.7 million of transaction costs as of September 30, 2023 and December 31, 2022, respectively, recorded within Prepaid expenses and other current assets on the unaudited consolidated balance sheets. Collectively, these costs are primarily related to accounting and other professional service fees, special bonuses to employees, and certain other transaction-related costs.
Earnings per share information has not been presented for the three and nine months ended September 30, 2023 and 2022 as the information would not be meaningful to the users based on the Company’s ownership structure as of the date of these unaudited consolidated and combined financial statements.
Certain prior year amounts have been reclassified to conform to current year presentation.

Argos North America Corp.
Notes to unaudited consolidated and combined financial statements
Adjustments and corrections
In the fourth quarter of fiscal year 2022, the Company identified errors in its previously issued consolidated and combined financial statements related to asset retirement obligations for certain quarries and the associated assets. The Company assessed the significance of these misstatements both quantitatively and qualitatively and determined these errors to be immaterial to the prior period consolidated and combined financial statements taken as a whole. The Company revised the previously issued consolidated and combined financial statements as of September 30, 2022 and December 31, 2021.
A summary of the effect of the corrections on the consolidated and combined statements of equity is as follows:
(In millions)	As Reported	Correction	As Adjusted
Balance as of December 31, 2021
Net Parent Investment	$1,214.0	$(3.6)	$1,210.4
Total Equity	1,207.5	(3.6)	1,203.9
Balance as of March 31, 2022
Net Parent Investment	$1,219.3	$(3.6)	$1,215.7
Total Equity	1,219.8	(3.6)	1,216.2
Balance as of June 30, 2022
Additional paid-in capital	$1,582.3	$(3.6)	$1,578.7
Total Equity	1,256.1	(3.6)	1,252.5
Balance as of September 30, 2022
Additional paid-in capital	$1,529.7	$(3.6)	$1,526.1
Total Equity	1,220.2	(3.6)	1,216.6
Note 2. Summary of significant accounting policies
Principles of consolidation and combination
The accompanying unaudited consolidated and combined financial statements include the accounts of the Company and its direct and indirect subsidiaries prior to the Reorganization and majority or wholly owned subsidiaries subsequent to the Reorganization. All significant intercompany accounts and transactions within the Company have been eliminated in combination prior to the Reorganization and consolidation subsequent to the Reorganization.
Use of estimates
The preparation of the accompanying unaudited consolidated and combined financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the amounts reported on the unaudited consolidated and combined financial statements and accompanying notes. These estimates and their underlying assumptions form the basis for making judgments about the carrying values of assets and liabilities that are not readily apparent from other objective sources. The Company bases its estimates on historical experience and on assumptions that are believed to be reasonable under the circumstances and revises its estimates, as appropriate, when events or changes in circumstances indicate that revisions may be necessary.
Significant accounting estimates reflected in the Company’s unaudited consolidated and combined financial statements include the allowance for credit losses; inventory excess and obsolescence reserves; contingent liabilities; tax valuation allowances; liabilities for unrecognized tax benefits; impairment reviews for property and equipment, goodwill and other intangible assets; and allocation of general corporate expenses. Although these estimates are based on management’s knowledge of, and experience with, past and current events and on management’s assumptions about future events, it is at least reasonably possible that they may ultimately differ materially from actual results.
Cash and cash equivalents
Cash and cash equivalents comprise short-term, highly liquid investments with original maturities of three months or less at the time of purchase and restricted cash, representing deposits held by the Company’s

Argos North America Corp.
Notes to unaudited consolidated and combined financial statements captive insurance company that are required to remain in the captive insurance company as cash. From time to time, the Company invests in money market funds and includes the interest income generated from these investments within Interest expense, net on the unaudited consolidated and combined statements of operations. For the three and nine months ended September 30, 2023, the Company earned $1.2 million and $2.2 million, respectively, in interest income. For the three and nine months ended September 30, 2022, interest income was not significant.
Accounts receivable and allowance for credit losses
The Company’s customers are primarily builders, resellers, and paving companies within the United States, and no individual customer represented at least 10% of the Company’s revenues during any of the periods presented. Trade accounts receivable are recorded at the net value, including an allowance for credit losses that are not expected to be recovered. The net amount of accounts receivable and corresponding allowance for credit losses are presented together on the unaudited consolidated balance sheets as Trade accounts receivable, net. The Company recognizes the allowance for credit losses at inception and reassesses quarterly based on management’s expectation of the asset’s collectability. The allowance is based on multiple factors including historical experience with bad debts, the credit quality of the customer base, the aging of such receivables and current macroeconomic conditions, such as the current rising interest rate environment, and inflationary pressure, as well as management’s expectations of conditions in the future, if applicable. The Company’s allowance for credit losses is based on management’s assessment of the collectability of assets pooled together with similar risk characteristics. The Company regularly performs ongoing credit evaluations of its customers’ financial condition. Any balances that are eventually deemed uncollectible are written off against the allowance after all means of collection have been exhausted and the potential for recovery is considered remote. Refer to Note 3. Trade accounts receivable, net for further discussion.
Bad debt expense for the three and nine months ended September 30, 2023 was zero and $0.3 million, respectively. Bad debt expense for the three and nine months ended September 30, 2022 was $0.2 million and $1.5 million, respectively. The Company has no significant credit risk concentration among its customer base.
Uncommitted receivables purchase agreement
On November 20, 2018, the Company entered into an uncommitted receivables purchase agreement (the “factoring program”) with BNP Paribas whereby a certain defined pool of the U.S. trade receivables is sold on a revolving basis to BNP Paribas in exchange for cash. The factoring program provides the Company with an additional source of liquidity. Under the terms of the uncommitted receivables purchase agreement, the Company acts as the collecting agent on behalf of BNP Paribas to collect amounts due from its customers for the receivables sold. The Company accounts for the transfer of receivables as a true sale at the point control was transferred through derecognition of the receivables on the unaudited consolidated balance sheets. The Company has not utilized the factoring program since September 2021. The proceeds from the sales of receivables are included in cash from operating activities on the unaudited consolidated and combined statements of cash flows.
Dispositions
In April 2022, the Company completed the sale of certain ready-mix concrete operations, primarily consisting of goodwill, fixed assets, inventory, and leases, located in North Carolina and Florida to ready-mix concrete distributor Smyrna Ready Mix (the “2022 Disposal”). The operations included in the 2022 Disposal were part of the Company’s ready-mix concrete operating segment. The Company disposed of $68.2 million of net assets for an aggregate purchase price of $93.8 million and recognized a gain on sale of $22.0 million for the nine months ended September 30, 2022.

Argos North America Corp.
Notes to unaudited consolidated and combined financial statements
Revenues and operating income from the 2022 Disposal for the three and nine months ended September 30, 2022 were as follows:
	For the three months ended September 30,		For the nine months ended September 30,
(In millions)	2023	2022	2023	2022
Revenues	$—	$—	$—	$19.4
Operating income	$—	$—	$—	$1.6
The depreciation expense related to the 2022 Disposal was zero and $0.8 million for the three and nine months ended September 30, 2022, respectively.
Revenue recognition
Sale of goods and rendering of services
Revenues are recognized in accordance with the FASB Accounting Standards Codification (“ASC”) Topic 606, Revenue from Contracts with Customers. The Company earns revenue from the sale of products, which includes cement products such as Portland cements, blended cements, masonry cements and standard and specialty concrete mixes. In the sale of goods, a single performance obligation is established primarily through purchase orders. The Company recognizes revenues when the performance obligation is satisfied, that is, when the control of the goods or services underlying the performance obligation has been transferred to the customer, which generally occurs at a point in time. Collection terms generally range from 40 to 50 days. The Company has elected to treat freight and delivery activities as fulfillment costs and recognize the costs in Cost of goods sold at the time the related revenue is recognized. Revenue where the Company’s performance obligations are satisfied in phases is recognized over time using certain input measures based on the measurement of the value transferred to the customer. The Company offers rebates and early payment discounts to customers who pay invoices before their due date, which the Company treats as variable consideration. The Company adjusts the amount of revenue recognized for the variable consideration using the most likely amount method based on past history and projected volumes in the rebate or early payment discount period. Estimates for variable consideration are based on historical experience, anticipated performance, and management’s judgment.
The Company is deemed to be an agent when collecting sales taxes from customers. Sales taxes collected are recorded as liabilities until remitted to taxing authorities and therefore are not reflected on the unaudited consolidated and combined statements of operations. The sales tax liability is recorded in Accrued expenses and other current liabilities. Refer to Note 8. Accrued expenses and other current liabilities.
The transaction price recognized as revenue and accounts receivable is determined based upon a number of estimates, including incentive-based volume rebates, estimated sales returns, and adjustments for any early payment discounts. Costs to obtain and fulfill contracts are immaterial and are expensed as incurred when the expected amortization period is one year or less. Contract assets for earnings in excess of billings and contract liabilities for billings in excess of costs are immaterial as of September 30, 2023 and December 31, 2022. The Company’s contract assets are included within the Company’s Trade accounts receivable, net balances on the unaudited consolidated balance sheets.
Refer to Note 14. Segments for disaggregation of revenues by segment.
Recently issued accounting pronouncements
Accounting standards recently adopted
In September 2022, the Financial Accounting Standards Board (“FASB”) issued Accounting Standards Update (“ASU”) 2022-04, “Liabilities – Supplier Finance Programs (Subtopic 405-50): Disclosure of Supplier Finance Program Obligations” that requires entities that use supplier finance programs in connection with the purchase of goods and services to disclose the key terms of the programs and information about their obligations outstanding at the end of the reporting period, including a rollforward of those obligations. The guidance does not affect the recognition, measurement or financial statement presentation of supplier finance program obligations. The guidance should be applied retrospectively to all periods in which a balance sheet is presented,

Argos North America Corp.
Notes to unaudited consolidated and combined financial statements except for the rollforward requirement, which should be applied prospectively. The guidance is effective for all entities for fiscal years beginning after December 15, 2022, including interim periods within those fiscal years, except for the rollforward requirement, which is effective for fiscal years beginning after December 15, 2023. In January 2023, the Company adopted this ASU and the impact to the unaudited consolidated and combined financial statements was not significant.
In March 2020, the FASB issued ASU 2020-04, “Reference Rate Reform (Topic 848): Facilitation of the Effects of Reference Rate Reform on Financial Reporting.” In January 2021, the FASB issued ASU 2021-01, “Reference Rate Reform: Scope,” which refined the scope of ASC Topic 848. The amendments in this ASU provide optional expedients and exceptions for applying U.S. GAAP to contracts, hedging relationships, and other transactions that reference the London Interbank Offered Rate (“LIBOR”) or another reference rate expected to be discontinued because of reference rate reform, if certain criteria are met. In addition, ASU 2021-01 provides implementation guidance clarifying certain optional expedients in Topic 848 to reduce diversity in practice and ease the potential accounting burden associated with transitioning away from reference rates that are expected to be discontinued. In December 2022, the FASB issued ASU 2022-06, “Reference Rate Reform: Deferral of the Sunset Date of Topic 848” which defers the sunset date of Topic 848 to December 31, 2024. During the year ended December 31, 2022, the Company adopted these ASUs and the impact to the unaudited consolidated and combined financial statements was not significant.
Note 3. Trade accounts receivable, net
Trade accounts receivable, net consisted of the following as of September 30, 2023 and December 31, 2022:
(In millions)	As of September 30, 2023	As of December 31, 2022
Trade accounts receivable	$212.9	$188.6
Less: allowance for credit losses	3.6	3.6
Trade accounts receivable, net	$209.3	$185.0
The changes in the allowance for credit losses consisted of the following for the three and nine months ended September 30, 2023 and 2022:
	For the three months ended September 30,		For the nine months ended September 30,
(In millions)	2023	2022	2023	2022
Balance at beginning of period	$3.7	$7.5	$3.6	$6.5
Additions charged to expense	—	0.2	0.3	1.5
Deductions	(0.1)	(1.5)	(0.3)	(1.8)
Balance at end of period	$3.6	$6.2	$3.6	$6.2
Note 4. Inventories
Inventories consisted of the following as of September 30, 2023 and December 31, 2022:
(In millions)	As of September 30, 2023	As of December 31, 2022
Raw materials	$43.3	$32.3
Work in progress	15.8	13.8
Finished goods	42.3	49.1
Spare parts	45.9	51.8
Inventories	$147.3	$147.0

Argos North America Corp.
Notes to unaudited consolidated and combined financial statements
Note 5. Leases
The Company has significant operating and finance leases including Buildings and Construction, Land, Machinery and Equipment, Land Fleet and Equipment, and Rail Fleet and Equipment located within the United States.
The following table summarizes the components of lease expense recorded on the unaudited consolidated and combined statements of operations for the three and nine months ended September 30, 2023 and 2022:
	For the three months ended September 30,		For the nine months ended September 30,
(In millions)	2023	2022	2023	2022
Operating lease expense	$3.4	$3.6	$10.0	$10.4
Finance lease expense
Amortization of leased assets	1.4	1.4	4.0	4.3
Interest on lease liabilities	0.4	0.4	1.3	1.2
Short term lease cost	0.1	0.1	0.2	0.6
Variable lease cost	1.5	1.5	4.7	2.6
Total lease expense	$6.8	$7.0	$20.2	$19.1
Lease terms and discount rates were as follows as of September 30, 2023 and December 31, 2022:
	As of September 30, 2023	As of December 31, 2022
Weighted-average remaining lease terms (years)
Operating leases	8	9
Finance leases	14	14
Weighted-average discount rates
Operating leases	5.41%	5.26%
Finance leases	5.10%	4.95%
Supplemental consolidated balance sheet information related to leases was as follows as of September 30, 2023 and December 31, 2022:
(In millions)	As of September 30, 2023	As of December 31, 2022
Operating lease assets	$50.4	$53.5
Finance lease assets, net	31.2	33.4
Total lease assets, net	$81.6	$86.9
Current portion of operating lease liabilities	$10.8	$10.3
Current portion of finance lease liabilities	3.9	4.8
Non-current portion of operating lease liabilities	57.6	62.3
Non-current portion of finance lease liabilities	28.7	29.8
Total lease liabilities	$101.0	$107.2
Future minimum lease payments under non-cancellable leases as of September 30, 2023 are as follows:
(In millions)	Operating Leases	Finance Leases
Remainder of 2023	$3.3	$1.7
2024	14.1	4.9
2025	12.9	3.8

Argos North America Corp.
Notes to unaudited consolidated and combined financial statements
(In millions)	Operating Leases	Finance Leases
2026	11.2	3.6
2027	9.2	3.2
Thereafter	35.8	28.2
Total	$86.5	$45.4
Less: imputed interest	18.1	12.8
Present value of lease liabilities	$68.4	$32.6
Lessor arrangements
The Company subleases certain land leases that are considered operating leases. As of September 30, 2023, the Company had 30 land and building sublease arrangements. Sublease revenue, included in Other income, net on the unaudited consolidated and combined statements of operations, is recognized on a straight-line basis over the respective operating lease terms. For the three and nine months ended September 30, 2023, sublease revenue was $0.1 million and $0.2 million, respectively. For the three and nine months ended September 30, 2022, sublease revenue was $0.3 million and $0.8 million, respectively.
Note 6. Goodwill
Goodwill totaled $178.2 million as of September 30, 2023 and December 31, 2022, $154.6 million from Ready-mix concrete and $23.6 million from Cement. There were no changes in the carrying amount of goodwill as of September 30, 2023.
The accumulated impairment was as follows:
(In millions)	As of September 30, 2023	As of December 31, 2022
Goodwill, gross	$334.3	$334.3
Accumulated impairment	(156.1)	(156.1)
Goodwill, net	$178.2	$178.2
Note 7. Financial instruments
During the normal course of operations, the Company is exposed to market risk. Market risk is the adverse effect on the value of a financial instrument that results from a change in interest rates, currency exchange rates, or commodity prices. The Company uses a variety of practices to manage market risk, including, when considered appropriate, derivative financial instruments. The Company uses derivative financial instruments only for risk management and not for trading or speculative purposes.
The Company utilizes interest rate swap, interest rate cap and collar agreements to limit exposure to market fluctuations on floating-rate debt. The Parent, on behalf of the Company, has entered into numerous floating to fixed interest rate swap agreements, interest rate cap and collar agreements with various banks for notional amounts of $200.0 million as of September 30, 2023. As of December 31, 2022, the Company had entered into floating to fixed interest rate swap agreements with banks for notional amounts of $60.0 million.
The interest rate swap agreements, interest rate cap and collar agreements are predominately recorded in Other non-current assets on the consolidated balance sheets as of September 30, 2023 and December 31, 2022. The interest rate swap agreements and interest rate cap and collar agreements are designated as cash flow hedges. As a result, the income (loss) associated with these agreements is recorded in Accumulated other comprehensive income and is released to earnings (loss) when the underlying transaction impacts earnings. As of September 30, 2023, the fair values of the interest rate swap agreements and interest rate cap and collar agreements were a derivative asset of $1.6 million. As of December 31, 2022, the fair value of the interest rate swap agreements was a derivative asset of $5.9 million. The change in fair value of $2.3 million and $13.7 million, net of tax, was recorded in Other comprehensive income for the nine months ended September 30, 2023 and 2022, respectively.

Argos North America Corp.
Notes to unaudited consolidated and combined financial statements
The fair value of cash flow hedges is determined based on inputs that are readily available in public markets or can be derived from information available in publicly quoted markets and are categorized as Level 2 inputs. The cash settlement related to the cash flow hedges is reflected in the operating and financing sections of the unaudited consolidated and combined statements of cash flows.
In February 2023, the Company settled $60.0 million in notional amount of interest rate swap agreements for $5.8 million. This gain, which was previously recorded in Accumulated other comprehensive income, will be subsequently amortized to Interest expense, net on the consolidated statement of operations from 2023 through 2026. During the nine months ended September 30, 2023, amortization of $2.6 million, net of tax, was reflected on the accompanying unaudited consolidated statements of operations as a reclassification from Accumulated other comprehensive income to earnings, specifically to Interest expense, net as described further in Note 16. Accumulated other comprehensive income. The Company estimates that $3.1 million of the Accumulated other comprehensive income will be reclassified to income for the 12-month period after September 30, 2023.
In October 2023, the Company settled $55.0 million in notional amount of interest rate swap agreements for $0.9 million and entered into a new interest rate swap agreement with $55.0 million, maturing in January 2024.
Note 8. Accrued expenses and other current liabilities
Accrued expenses and other current liabilities consisted of the following as of September 30, 2023 and December 31, 2022:
(In millions)	As of September 30, 2023	As of December 31, 2022
Payroll and incentive compensation	$22.9	$11.2
Property, sales and other taxes	13.6	9.0
Insurance claims	8.3	8.1
Legal and professional	4.9	3.4
Accrued rebates	4.0	3.4
Accrued plant operating expenses	8.5	6.8
Accrued interest	7.8	7.2
Accrued expenses and other current liabilities	$70.0	$49.1
Note 9. Asset retirement obligations
The following is a reconciliation of asset retirement obligations (AROs) as of September 30, 2023 and December 31, 2022:
(In millions)	As of September 30, 2023	As of December 31, 2022
Asset retirement obligations, beginning of period	$1.3	$1.3
Liabilities incurred	0.4	—
Revisions in estimated cash flows	(0.2)	—
Asset retirement obligations, end of period	$1.5	$1.3
The ARO liabilities are included in Other non-current liabilities on the unaudited consolidated balance sheets. Accretion expense is included in Cost of goods sold on the unaudited consolidated and combined statements of operations.

Argos North America Corp.
Notes to unaudited consolidated and combined financial statements
Note 10. Debt
Third-party debt
Third-party debt consisted of the following as of September 30, 2023 and December 31, 2022:
(In millions)	Due Date	As of September 30, 2023	As of December 31, 2022
Bank syndicated loan Tranche A	February 2026	$204.0	$204.0
Bank syndicated loan Tranche B	August 2027	204.0	204.0
Promissory Note	January 2023	—	2.5
Promissory Note	August 2029	60.0	60.0
Promissory Note	November 2029	20.0	20.0
Total principal		488.0	490.5
Debt issuance costs		(3.1)	(3.8)
Third-party debt		484.9	486.7
Less: current portion of third-party debt		—	1.6
Long-term third-party debt, net of current portion		$484.9	$485.1
The Company recognized interest expense related to third-party debt of $7.6 million and $23.2 million for the three and nine months ended September 30, 2023, respectively, and $4.7 million and $16.8 million for the three and nine months ended September 30, 2022, respectively, which includes the interest related to cash flow hedges. Debt issuance costs incurred in connection with the bank syndicated loans from Bank of Nova Scotia were capitalized as a reduction to the carrying value of debt and are amortized to Interest expense, net over their respective terms.
Bank syndicated term loans:
On August 23, 2022, the Company entered into the 2022 Credit Agreement, which provides for aggregate term loans of $700.0 million and a revolving credit facility in an initial amount of $50.0 million maturing in August 2027. The administrative agent is Bank of Nova Scotia and the joint lead arrangers are BNP Paribas, JPMorgan, Sumitomo, and Bank of Nova Scotia. The Company has obtained two term loan facilities that are available to the Company once customary conditions precedent to borrowings are achieved: a Tranche A term loan for $350.0 million maturing in February 2026 and a Tranche B term loan for $350.0 million maturing in August 2027. The revolving credit facility is not available to the Company until the Company completes a qualified public offering of its equity securities under the Securities Act of 1933 (“Securities Act”).
Borrowings of term loans and revolving loans may be based on the Secured Overnight Financing Rate (“SOFR”) or may be base rate loans, at the borrower’s option, plus an applicable margin based on our leverage ratio. The applicable margin for the Tranche A term SOFR loans ranges from 1.125% (for a leverage ratio equal to or less than 2.5x) to 1.625% (for a leverage ratio above 3.5x). The applicable margin for the Tranche B term SOFR loans and revolving loans ranges from 1.25% (for a leverage ratio equal to or less than 2.5x) to 1.75% (for a leverage ratio above 3.5x). The obligations under the 2022 Credit Agreement are guaranteed by Argos USA LLC and Cementos Argos S.A. The guarantee granted by Cementos Argos S.A. will be automatically released upon completion of a qualified public offering of our common stock under the Securities Act resulting in proceeds in an aggregate amount of not less than $150.0 million. The obligations under the 2022 Credit Agreement are also secured by liens on our personal property and will be secured by mortgages over certain of our cement plants. Such collateral arrangement will be released if we achieve investment grade rating by at least two credit rating agencies and we do not have certain other secured debt outstanding. The collateral arrangement will be required to be reinstated if we cease to have investment grade rating by at least two credit rating agencies and/ or we incur certain secured debt.
The 2022 Credit Agreement is subject to certain customary restrictive covenants including but not limited to: a) the Consolidated Interest Coverage Ratio is not to be less than 2.5:1.0 as of the last day of each fiscal quarter; and b) the Consolidated Total Net Debt Ratio is not to exceed 4.0:1.0 as of the last day of each fiscal

Argos North America Corp.
Notes to unaudited consolidated and combined financial statements quarter. In addition, the 2022 Credit Agreement limits: a) the amount of future borrowings; b) transactions with affiliates; c) dispositions; and d) investments of the Company. Management believes the Company will be in compliance with all its financial covenants for at least the next twelve-month period.
On October 24, 2022, the Company refinanced $408.0 million of third-party debt with a draw down in equal parts of the Tranche A and Tranche B term loans under the 2022 Credit Agreement which matures in equal parts in 2026 and 2027. The remaining $292.0 million in term loan capacity under the 2022 Credit Agreement is available for the future drawdowns upon the Company’s completion of a qualified public offering of its equity securities under the Securities Act. The weighted average effective interest rate of the Company’s bank syndicated loan was 6.86% and 5.60% as of September 30, 2023 and December 31, 2022, respectively.
Promissory notes and overnight loan:
As of December 31, 2022, the Company has issued a series of promissory notes to lender Davivienda and an overnight loan for $2.5 million with JP Morgan. The overnight loan amount was subsequently paid off in January 2023. The series of Davivienda promissory notes have a principal amount of $60.0 million and $20.0 million and mature in August 2029 and November 2029, respectively. The weighted average effective interest rate of the Company’s promissory notes and overnight loan was 8.04% and 6.30% as of September 30, 2023 and December 31, 2022, respectively. In February 2023, the Company amended the two promissory notes with Davivienda to change from a 180 Day LIBOR interest rate to a 180 Day Secured Overnight Financing Rate (“SOFR”) due to LIBOR reference rates being phased out by June 30, 2023. In accordance with ASU 2021-01, Reference Rate Reform ASC Topic 848, the Company has elected the optional expedients which enable the Company to continue its historical accounting treatment for the two promissory notes payable to Davivienda.
In November 2023, the Company repaid all outstanding amounts due under the $60.0 million aggregate principal amount of promissory notes due August 2029 to lender Davivienda.
Related-party debt
As of September 30, 2023 and December 31, 2022, the Company has issued a series of promissory notes to Valle Cement Investments, Inc., a subsidiary of Cementos Argos. The promissory notes are primarily for working capital and equipment financing in an aggregate principal balance of $250.9 million as of September 30, 2023 and December 31, 2022, and mature in December 2025. The weighted average effective interest rate of the related-party promissory notes was 3.28% as of September 30, 2023 and December 31, 2022. The Company recognized interest expense related to the related party debt of $2.1 million and $6.2 million for the three and nine months ended September 30, 2023, respectively, and $2.1 million and $6.6 million for the three and nine months ended September 30, 2022, respectively. The Company intends to use a portion of the net proceeds from the potential equity Offering to repay the Company’s outstanding related-party indebtedness and to pay fees and expenses associated with the potential equity Offering.
In January 2023, the Company extended the term of $250.9 million of the 3.28% related-party notes payable due to Valle Cement Investments, Inc., a subsidiary of Cementos Argos, with an original maturity date of December 2023. The amended note payable agreements now have a maturity date of December 2025, and an interest rate to be negotiated at the current prevailing market rates in December 2023, in line with the original maturity of these notes, for years 2024 and 2025. As a result of the refinancing, the Company presented the notes payable on the unaudited consolidated balance sheets as Long-term related-party debt, net of current portion as of September 30, 2023 and December 31, 2022.
The total principal payments of total third-party and related-party debt, including current maturities for the five years subsequent to September 30, 2023, and thereafter are as follows:
(In millions)
Remainder of 2023	$—
2024	—
2025	250.9
2026	204.0

Argos North America Corp.
Notes to unaudited consolidated and combined financial statements
(In millions)
2027	204.0
Thereafter	80.0
Total	$738.9
Liquidity
The Company has cash provided by operations of $168.9 million and $87.3 million for the nine months ended September 30, 2023 and 2022, respectively. Based on cash and cash equivalents on hand, the expected cash flows from operations for the next twelve months and other sources of liquidity, availability under the 2022 Credit Agreement upon completion of a qualified public offering under the Securities Act., and loans from Cementos Argos and its subsidiaries, management believes this will enable the Company to meet its future obligations as they become due.
Note 11. Commitments and contingencies
Litigation and claims
The Company is party to certain legal actions arising from its ordinary course of business activities. In the opinion of management, these actions will not have a material effect on the Company’s financial position, results of operations or liquidity. The Company’s policy is to record legal accruals when the outcome is probable and can be reasonably estimated and to record legal fees as incurred.
On January 4, 2021, the Company entered into a Deferred Prosecution Agreement (the “DPA”) with the Department of Justice (“DOJ”) related to any antitrust violations relating to the sale of ready-mix concrete in the greater Savannah, Georgia area by a small number of employees who joined the Company in October 2011 through an asset acquisition and were subsequently terminated. Pursuant to the DPA, the Company paid a monetary penalty of $20.0 million and is required, among other things, to periodically review and update its antitrust compliance program. If the Company remains in full compliance with the terms of the DPA, at the conclusion of its three-year term, the charges brought against the Company by the DOJ are expected to be dismissed with prejudice. The Company’s failure to comply with the terms and conditions of the DPA could result in additional criminal prosecution or penalties as well as continued expenses in defending these proceedings. The Company incurred related legal fees of $0.1 million and $0.5 million for the three and nine months ended September 30, 2023, respectively, and $0.1 million and $0.5 million for the three and nine months ended September 30, 2022, respectively, which are recorded in Selling, general and administrative expenses.
In addition, the Company has been named a defendant in two pending civil antitrust cases. Some of the allegations in those cases relate to the conduct at issue in the DPA. The first was filed by a supplier of ready-mix concrete in the U.S. District Court for the Northern District of Georgia on July 24, 2017 under the caption Southeast Ready Mix, LLC et al. v. Argos North America Corp. et al. and includes allegations of cartel behavior and price-fixing in southeast Georgia and nearby South Carolina ready-mix concrete markets and price-fixing and anti-competitive behaviors in the coastal Georgia and southeastern coastal South Carolina cement markets and seeks declaratory relief, monetary damages and other remedies. On March 18, 2021, this case was administratively closed by the court pending the resolution of criminal indictments of two former employees of the Company and three other defendants. On October 17, 2022, the case was reopened for a period of four months only to allow the parties to conduct limited, written discovery. That period expired on February 17, 2023, and though the court has yet to issue an order on the topic, it is the Company’s understanding that the case is, in effect, administratively closed once again pending resolution of the criminal indictments. The second is a putative class action filed under the caption Pro Slab, Inc. et al. v. Argos USA LLC et al. on behalf of purchasers of ready-mix concrete on November 22, 2017 in the U.S. District Court for the District of South Carolina and includes allegations of price-fixing, market allocation and other anti-competitive practices in the Savannah, Georgia and Charleston, South Carolina markets, seeking monetary damages and other remedies. This case was stayed on February 9, 2022 pending the resolution of the same criminal indictments, and only limited, written discovery may proceed while this stay is in effect.

Argos North America Corp.
Notes to unaudited consolidated and combined financial statements
On June 13, 2023, the Company entered into a settlement and compliance agreement with the Federal Highway Administration of the U.S. Department of Transportation that requires, among other things, appointment of an independent monitor until June 2025 to monitor, among other things, bids or awards of publicly funded contracts in Georgia and South Carolina for our ready-mix and cement business, as well as our code of business conduct, antitrust compliance policy, and antitrust compliance program.
Operating disruption and related insurance claim
An equipment outage at the Company’s Newberry, Florida cement plant resulted in a loss of cement production of approximately 97,600 tons during the nine months ended September 30, 2023, resulting in reduced Revenues and reduced Cost of goods sold for the nine months ended September 30, 2023. For the three months ended September 30, 2023, the Company experienced a loss of cement production of approximately 55,500 tons, resulting in reduced Revenues and reduced Cost of goods sold due to the equipment failure. The Company is pursuing a property insurance claim to recover a portion of the losses resulting from this equipment failure. This recovery is expected to be approximately $1.3 million.
Self-insurance
The Company self-insures for certain costs associated with workers’ compensation claims, automobile liability, health and welfare, and general liability. As of September 30, 2023 and December 31, 2022, estimated liabilities of $8.3 million and $8.1 million, respectively, were recorded in Accrued expenses and other current liabilities for self-insurance claims. As of September 30, 2023 and December 31, 2022, estimated liabilities of $6.8 million and $6.0 million, respectively, were recorded in Other non-current liabilities. Self-insurance liabilities are recorded based on an actuarial-determined analysis. While the Company believes the assumptions used to calculate these liabilities are appropriate, significant differences in actual experience and/or significant changes in these assumptions may materially affect actual insurance costs.
In August 2023, the Company acquired a series of equity interests in a captive insurance company, known as the Series 598 of Oxford Insurance Company NC LLC (“Series 598”), for insuring certain of the Company’s automotive liabilities. The assets, liabilities and operating results of Series 598 are not significant and have been consolidated into the financial position and operating results of the Company.
Environmental matters
The Company’s operations are subject to and affected by federal, state, provincial and local laws and regulations relating to the environment, health and safety and other regulatory matters. Environmental operating permits, which are subject to modification, renewal and revocation, may be required for the Company’s operations. The Company regularly monitors and reviews its operations, procedures and policies for compliance with these laws and regulations. Despite these compliance efforts, risk of environmental liability is inherent in the operation of the Company’s business, as it is with other companies engaged in similar businesses. As of September 30, 2023 and December 31, 2022, estimated liabilities of $1.8 million were recorded for environmental matters within Other non-current liabilities.
Long-term supply agreements
From time to time in the ordinary course of business, the Company enters into long-term supply agreements to ensure a source of supply and achieve favorable pricing from vendors for raw materials and other inputs used to manufacture its products. The Company has long-term supply agreements for additional cement, aggregates, raw materials, fuel and power, and other material resources necessary for manufacturing purposes. As of September 30, 2023, the Company has long-term supply agreements with commitments of $79.6 million due within the next three months.
Truck purchase commitments
In August 2023, the Company entered into an agreement to purchase additional trucks during 2024 for our ready-mix concrete business, totaling $18.7 million due within the next twelve months.

Argos North America Corp.
Notes to unaudited consolidated and combined financial statements
Letters of credit
In the normal course of business, the Company has entered into standby letter of credit arrangements with various beneficiaries generally for the purpose of guaranteeing payment of insurance claims, fuel contracts, and leased assets. Such unsecured letters of credit typically have an initial term of one year, renew automatically, and can only be modified or canceled with the approval of the beneficiary, except for $2.7 million of letters of credit that expired in November 2022. As of September 30, 2023, the Company had a maximum financial exposure from these standby letters of credit totaling $11.4 million.
Collective bargaining agreements
As of September 30, 2023, labor unions represented 11% of the Company’s total workforce, all of whom were employed in the cement segment. The Company’s collective bargaining agreements for employees expire between 2023 and 2027. Included in this amount were 27% of the unionized workforce whose collective bargaining agreements expire within one year. Although the Company believes it has good relations with its employees and unions, disputes with its trade unions, or the inability to renew its labor agreements, could lead to strikes or other actions that could disrupt the Company’s operations, raise costs, and reduce revenue and earnings in the affected locations.
Surety bonds
As of September 30, 2023, the Company was contingently liable for $2.3 million of surety bonds underwritten by various surety companies and required by certain states and municipalities and their related agencies. The surety bonds are provided in the normal course of business and are principally for certain insurance claims and mining permits. As of September 30, 2023, no material claims have been made against these financial instruments.
Payment in lieu of taxes (“PILOT”) agreement
In fiscal year 2016, in conjunction with the acquisition of certain assets from Lehigh Hanson, Inc. and ESSROC Cement Corporation, the Company became a party to a PILOT agreement related to its Martinsburg, West Virginia cement manufacturing plant. This agreement, which includes a continuing employment base requirement and other requirements, is in effect through fiscal year 2034. Under this agreement, certain property was conveyed to the West Virginia Economic Development Authority in exchange for certain local tax incentives. In accordance with ASC Topic 842, Leases (ASC 842), this transaction was accounted for as a failed sale/leaseback, resulting in a financing. The $460.0 million receivable from the municipality related to the conveyance of the property, and the $460.0 million liability associated with the financing, have been offset in the unaudited consolidated balance sheets as of September 30, 2023 and December 31, 2022, in accordance with ASC Topic 210, Balance Sheet (ASC 210). The annual payments related to the financing, and receipts related to the conveyance of the property, approximate $3.8 million, in all periods presented, and have also been offset in the unaudited consolidated and combined statements of cash flows for the nine months ended September 30, 2023 and 2022, in accordance with ASC 210.
Note 12. Income tax
The Company’s effective income tax rate for the three months ended September 30, 2023 and 2022 was 25.1% and 24.9%, respectively. The Company’s effective income tax rate for the nine months ended September 30, 2023 and 2022 was 24.8% and 38.4%, respectively. The difference in the effective tax rate for the three and nine months ended September 30, 2023 and 2022 from the statutory tax rate of 21% is primarily due to state and local income taxes and non-deductible goodwill included in the 2022 Disposal.
As of September 30, 2023 and December 31, 2022, the Company had unrecognized tax benefits of $1.1 million and $1.4 million, respectively.
Income tax expense for the three months ended September 30, 2023 was $14.2 million, an increase of $9.5 million from $4.7 million for the three months ended September 30, 2022. This increase primarily relates to an increase in income before income taxes for the three months ended September 30, 2023.

Argos North America Corp.
Notes to unaudited consolidated and combined financial statements
Income tax expense for the nine months ended September 30, 2023 was $30.7 million, an increase of $6.2 million from $24.5 million for the nine months ended September 30, 2022. This increase primarily relates to the non-deductible goodwill included in the 2022 Disposal, offset by an increase in income before income taxes for the nine months ended September 30, 2023.
Note 13. Related party
Affiliates of the Company include Cementos Argos and Summa Servicios Corporativos Integrales S.A.S. (“Summa”). Both affiliates provide general corporate functional services to the Company, such as human resources, finance and accounting, information technology, research and development, marketing, legal, and technical innovation. Services provided by Summa are contracted by Cementos Argos and services are billed directly to the Company.
The unaudited consolidated and combined financial statements include all revenues and costs directly attributable to the Company and an allocation of general corporate expenses from affiliates.
There were no revenues from Cementos Argos during the three and nine months ended September 30, 2023 and 2022.
Total expenses related to the services provided by Cementos Argos for the three and nine months ended September 30, 2023 were $5.6 million and $16.8 million, respectively, and for the three and nine months ended September 30, 2022 were $22.6 million and $30.5 million, respectively. Expenses incurred for the services provided by Summa for the three and nine months ended September 30, 2023 were $1.1 million and $3.1 million, respectively, and for the three and nine months ended September 30, 2022 were $0.6 million and $1.7 million, respectively. Expenses to affiliates are recorded in Cost of goods sold and Selling, general and administrative expenses on the unaudited consolidated and combined statements of operations.
Certain expenses have been allocated to the Company based on direct usage or benefit where specifically identifiable, with the remainder allocated primarily pro rata based on an applicable measure of revenues, user surveys, or other relevant measures. Management of the Company considers these allocations to be a reasonable reflection of the utilization of services or the benefit received. During the three months ended September 30, 2022, the Company entered into two trademark and intellectual property license agreements with Cementos Argos to grant the Company certain exclusive intellectual property licenses to certain patents, trademarks, and know-how, the 2019-2021 Pre-IPO Trademark/IP License Agreement that retroactively governed the years ended December 31, 2021, 2020, and 2019, and the 2022 Pre-IPO Trademark/IP License Agreement that governs the period from January 1, 2022 until the completion of the potential equity Offering (collectively, the “Pre-IPO Trademark/IP License Agreements”). During the three months ended September 30, 2022, the Company also entered into two technical services agreements with Cementos Argos for the provision of certain support services to the Company including production support, administrative, logistic, planning, treasury, marketing, audit, legal, financial, technology, human resources, and environmental services, the 2019-2021 Pre-IPO Technical Services Agreement that retroactively governed the years ended December 31, 2021, 2020, and 2019 and the 2022 Pre-IPO Technical Services Agreement that governs the period from January 1, 2022 until the completion of the potential equity Offering (collectively, the “Pre-IPO Technical Services Agreements”).
Corporate allocations for the three and nine months ended September 30, 2023 were $5.6 million and $16.8 million respectively, and for the three and nine months ended September 30, 2022 were $19.3 million and $27.5 million, respectively, and are recorded in Selling, general and administrative expenses. Included within these corporate allocations are expenses related to the executed Pre-IPO Technical Services Agreements of $0.5 million and $1.5 million for the three and nine months ended September 30, 2023, respectively, and expenses related to the executed Pre-IPO Trademark/IP License Agreements of $5.1 million and $15.3 million for the three and nine months ended September 30, 2023, respectively. As a result of the executed Pre-IPO Trademark/IP License Agreements, the amounts due to Cementos Argos were prescribed by the terms included in the Pre-IPO Trademark/IP License Agreements; therefore, the amounts recorded for the three months ended September 30, 2022 include incremental royalty fees of $13.5 million billed by Cementos Argos during the period, reflecting an increase from the royalty fee estimates that were historically allocated on the consolidated and combined financial statements for the years ended December 31, 2021, 2020 and 2019, and the six months ended June 30, 2022.

Argos North America Corp.
Notes to unaudited consolidated and combined financial statements
The unaudited consolidated and combined financial statements include assets and liabilities specifically identifiable and attributable to the Company including certain assets and liabilities that are held by affiliates. All intercompany transactions and balances within the Company have been eliminated. Transactions between the Company and affiliates have been included in these unaudited consolidated and combined financial statements. Balances between the Company and affiliates that were not historically settled in cash are included within the consolidated and combined financial statements as Net parent investment for periods prior to the Reorganization and as Additional paid-in capital subsequent to the Reorganization. Net parent investment represents the affiliates’ interest in the recorded assets of the Company and represents the cumulative investment by affiliates in the Company prior to the Reorganization, inclusive of operating results. Upon execution of the Pre-IPO Trademark/IP License Agreements and Pre-IPO Technical Services Agreements, amounts payable under such agreements, which were historically presented as Net parent investment or Additional paid-in capital, are now presented as Payables due to affiliates as of December 31, 2022, reflecting the Company’s obligation to cash settle the related amounts with Cementos Argos per the agreements. For discussion on related-party debt, refer to Note 10. Debt.
Receivables and payables between the Company and Cementos Argos have been presented on the unaudited consolidated and combined financial statements as Receivables due from affiliates and Payables due to affiliates, respectively. There were no receivables or payables between the Company and Summa as of September 30, 2023 and December 31, 2022.
The net effect of expenses and cash settlement of the Pre-IPO Trademark/IP License Agreements and Pre-IPO Technical Services Agreements related to the nine months ended September 30, 2023 is reflected on the unaudited consolidated and combined statements of cash flows for the nine months ended September 30, 2023 as an operating activity. The amounts due under the Pre-IPO Trademark/IP License Agreements and the Pre-IPO Technical Services Agreements that are now required to be cash settled in future periods, which were previously reflected as Net parent investment or Additional paid-in capital on the consolidated and combined balance sheets and as financing activities on the consolidated and combined statements of cash flows, are currently presented as Payables due to affiliates on the unaudited consolidated balance sheets and as non-cash operating activities on the unaudited consolidated and combined statements of cash flows. The settlement of the remaining intercompany transactions, inclusive of those related to the supply agreements, is also reflected on the unaudited consolidated and combined statements of cash flows as operating activity and on the unaudited consolidated balance sheets as Payables due to affiliates and Receivables due from affiliates.
Note 14. Segments
The business is organized into two reportable segments: cement and ready-mix concrete. The cement segment offers bulk and packaged cement products, including a variety of Portland cements, blended cements and masonry cements, as well as supplementary cementitious materials like slag cement and fly ash. The ready-mix concrete segment produces standard concrete mixes, in addition to specialty mixes and custom concrete mixes for a variety of projects, including commercial, residential, and civil/highways projects.
The Company determines its operating segments based on the discrete financial information that is regularly evaluated by its CODM, the Company’s Chief Executive Officer, in deciding how to allocate resources and in assessing performance. The CODM evaluates the performance of the Company’s segments and allocates resources to them based on the profitability metric referred to as “Segment Adjusted EBITDA”, which is defined as Net income, excluding depreciation, depletion, and amortization, interest expense, net, and income tax expense (“EBITDA”), further adjusted to exclude EBITDA directly related to the 2022 Disposal, the gain on the 2022 Disposal, and certain other items, such as legal settlements and related legal fees and transaction costs related to the definitive agreement entered into with Summit and the potential equity Offering as further described below. Although Segment Adjusted EBITDA is not a measure of financial performance as defined by U.S. GAAP, the Company considers Segment Adjusted EBITDA to be the key financial metric utilized by the CODM to measure operating performance. Segment Adjusted EBITDA should not be considered as an alternative to Income before income taxes as determined in accordance with U.S. GAAP. The accounting policies applicable to each segment are consistent with those used on the unaudited consolidated and combined financial statements.

Argos North America Corp.
Notes to unaudited consolidated and combined financial statements
The Company does not allocate assets to the reportable segments for the CODM’s review. Consequently, the Company does not disclose total assets by reportable segments.
Unallocated corporate expenses include human resources, finance and accounting, research and development, marketing, legal, and technical innovation services that are not allocated to reportable segments and are excluded from the Segment Adjusted EBITDA. Eliminations include transactions to account for intercompany activity.
The Company’s operations are conducted in the United States and its customers mainly consist of commercial and residential builders, resellers, paving companies, and engineers. No individual customer represents more than 10% of the Company’s revenues.
The table below includes Revenues and Segment Adjusted EBITDA, as well as the reconciliations to the closest comparable U.S. GAAP metric, for the periods indicated:
	For the three months ended September 30,		For the nine months ended September 30,
(In millions)	2023	2022	2023	2022
Revenues:
Ready-mix concrete	$208.0	$205.3	$639.7	$613.8
Cement	227.5	208.2	656.5	575.5
Revenues	$435.5	$413.5	$1,296.2	$1,189.3
Segment Adjusted EBITDA:
Ready-mix concrete	$15.5	$(2.9)	$46.1	$20.5
Cement	93.9	61.6	227.8	163.1
Total Segment Adjusted EBITDA	$109.4	$58.7	$273.9	$183.6
Reconciling items:
Corporate / eliminations	(11.6)	(4.2)	(33.3)	(32.1)
Depreciation, depletion and amortization	(24.9)	(26.2)	(78.3)	(81.1)
Interest expense, net	(8.9)	(6.5)	(28.5)	(23.6)
EBITDA of 2022 Disposal(1)	—	—	—	2.4
Gain on sale of 2022 Disposal	—	—	—	22.0
Legal settlement and related legal fees	(0.1)	(0.1)	(0.5)	(0.5)
Transaction costs(2)	(7.4)	(2.8)	(9.6)	(6.9)
Income before income taxes	$56.5	$18.9	$123.7	$63.8
(1)
The Company completed the sale of certain ready-mix concrete operations in April 2022. The 2022 Disposal contributed EBITDA of zero and $2.4 million for the three and nine months ended September 30, 2022, respectively. Refer to Note 2. Summary of significant accounting policies for additional information.

(2)
Reflects transaction costs associated with the definitive agreement entered into with Summit and the potential equity Offering, including accounting and other professional services fees, special bonus to employees, and certain other transaction costs which are not related to continuing operations.

Note 15. Supplemental cash flow information
Supplemental cash flow information for the nine months ended September 30, 2023 and 2022 is as follows:
	For the nine months ended September 30,
(In millions)	2023	2022
Cash payments:
Interest	$29.7	$19.9
Income taxes	2.2	1.6
Operating lease liabilities	8.2	11.3
Finance lease liabilities	3.7	4.1
Non-cash operating activities:
Right-of-use assets obtained in exchange for new operating lease liabilities	1.4	0.6
Amounts due to Cementos Argos related to the Pre-IPO Trademark/IP License Agreements and Pre-IPO Technical Services Agreements	—	54.3

Argos North America Corp.
Notes to unaudited consolidated and combined financial statements
	For the nine months ended September 30,
(In millions)	2023	2022
Non-cash investing activities:
Transfers of inventory to property, plant and equipment	2.3	0.2
Non-cash financing activities:
Right-of-use assets obtained in exchange for new finance lease liabilities	1.9	1.2
Note 16. Accumulated other comprehensive income
The components of the changes in Accumulated other comprehensive income (loss) are as follows:
	For the three months ended September 30,		For the nine months ended September 30,
(In millions)	2023	2022	2023	2022
Accumulated other comprehensive income (loss) at beginning of period	$8.5	$4.8	$8.2	$(6.5)
Other comprehensive earnings before reclassifications	0.9	1.3	2.3	13.7
Amounts reclassified from accumulated other comprehensive income (loss), net of tax	(1.5)	1.2	(2.6)	0.1
Total other comprehensive income (loss)	(0.6)	2.5	(0.3)	13.8
Accumulated other comprehensive income at end of period	$7.9	$7.3	$7.9	$7.3
Note 17. Net parent investment and additional paid in capital
Net parent investment on the unaudited consolidated balance sheets and unaudited consolidated and combined statements of equity represents Cementos Argos’ historical investment in the Company for the periods prior to the Reorganization, the net effect of transactions with, and allocations from, the Company and Cementos Argos’ accumulated earnings. Net transfers (to) from Parent are included within Net parent investment and Additional paid-in capital on the unaudited consolidated balance sheets.
The reconciliation of the Transfers from Parent, net in financing activities within the unaudited consolidated and combined statements of cash flows to the Net transfers to Parent in the unaudited consolidated and combined statements of equity is as follows:
	For the nine months ended September 30,
(In millions)	2023	2022
Total Transfers from Parent, net in financing activities within the unaudited consolidated and combined statements of cash flows	$—	$16.9
Payables to affiliates	—	(3.1)
Cash flow hedge	—	0.1
Amounts due to Cementos Argos related to the Pre-IPO Trademark/IP License Agreements and Pre-IPO Technical Services Agreements	—	(54.3)
Net transfers to Parent as reflected on the unaudited consolidated and combined statements of equity	$—	$(40.4)
Note 18. Subsequent events
The Company has evaluated subsequent events through November 27, 2023. Based upon this review, other than as described in these unaudited consolidated and combined financial statements, the Company did not identify any other subsequent events that would have required adjustment or disclosure of unrecognized subsequent events.

Annex A

Execution Version
TRANSACTION AGREEMENT

dated as of

September 7, 2023

by and among

SUMMIT MATERIALS, INC.,

ARGOS NORTH AMERICA CORP.,

CEMENTOS ARGOS S.A.,

ARGOS SEM, LLC,

and

VALLE CEMENT INVESTMENTS, INC.

A-i

A-ii

A-iii

Exhibits
Exhibit A	–	Form of Stockholder Agreement
Exhibit B	–	Form of Restrictive Covenants Agreement
Exhibit C	–	Form of Transition Services Agreement
Exhibit D	–	Form of Support Services Agreement
Exhibit E	–	Form of Cement Supply Agreement
Exhibit F	–	Form of Intellectual Property License Agreement
Exhibit G1	–	Form of Logistics Agreement (Cartagena)
Exhibit G2	–	Form of Master Purchase Agreement
Exhibit G3	–	Form of Logistics Agreement (International)
Schedules
Company Disclosure Schedule
Summit Disclosure Schedule
Schedule I	–	Illustrative Calculation of Net Working Capital
Schedule II	–	Illustrative Calculation of Indebtedness
Schedule III	–	Form of FIRPTA Certificate Schedule
Schedule IV	–	FIRPTA Matters
Schedule V	–	Summit Purchase Price Allocation Principles
A-iv

TRANSACTION AGREEMENT
This TRANSACTION AGREEMENT (as it may be amended from time to time in accordance with its terms, this “Agreement”), dated as of September 7, 2023, is made by and among Argos North America, Corp., a Delaware corporation (the “Company”), Cementos Argos S.A., a sociedad anónima incorporated in the Republic of Colombia (“Cementos”), Argos SEM LLC, a Delaware limited liability company (“Argos SEM”), Valle Cement Investments, Inc., a sociedad anónima incorporated in the Republic of Panama (“Valle Cement” and together with Argos SEM each, an “Argos Party” and collectively, the “Argos Parties”), Summit Materials, Inc., a Delaware corporation (“Summit” and, together with the Company, Cementos, and the Argos Parties, each a “Party” and together, the “Parties”).
RECITALS:
WHEREAS, as of the date of this Agreement, immediately prior to the execution hereof, the Argos Parties are, collectively, the registered and beneficial owners of all of the issued and outstanding Equity Securities of the Company, consisting of 52,403 shares of Company Common Stock (the “Purchased Shares”);
WHEREAS, the Argos Parties desire to sell to Summit, and Summit desires to acquire from the Argos Parties, all of the Purchased Shares, on the terms and subject to the conditions set forth in this Agreement;
WHEREAS, the boards of director, equivalent governing body or managing member of each of the Company, Summit, Cementos, and the Argos Parties have (i) declared that the transactions contemplated by this Agreement and the other Transaction Documents (collectively, the “Transactions”) are fair to, advisable and in the best interests of their respective companies and stockholders or members, and (ii) approved this Agreement and the Transactions, upon the terms and subject to the conditions set forth herein;
WHEREAS, at the Closing, in connection with the Transactions, Summit will issue to Cementos the Aggregate Stock Consideration, which shall have the rights and obligations set forth in that certain stockholders’ agreement of Summit and the other parties thereto, in the form attached hereto as Exhibit A (the “Stockholder Agreement”);
NOW, THEREFORE, in consideration of the foregoing and the representations, warranties, covenants and agreements contained herein, and for other good and valuable consideration (the receipt and sufficiency of which is hereby acknowledged and agreed), the Parties, intending to be legally bound, agree as follows:
ARTICLE 1
DEFINITIONS
Section 1.01. Definitions. As used in this Agreement, the following terms have the following meanings:
“Acceptable Confidentiality Agreement” shall mean a confidentiality agreement that (i) contains terms, with respect to confidentiality and use, taken as a whole, that are not materially less restrictive to Summit’s counterparty thereto than those contained in the Confidentiality Agreement (it being understood and agreed that such confidentiality agreement need not restrict any person from making, publicly or privately, a Summit Acquisition Proposal, acquiring Summit or taking any other similar action, or otherwise contain any standstill or similar provision), (ii) does not prohibit Summit from complying with Section 6.04, and (iii) does not include any provision calling for an exclusive right to negotiate with Summit prior to the termination of this Agreement.
“Accounting Policies” means (i) the same accounting principles, methodologies, procedures, policies, categorizations, definitions, methods, practices and techniques actually applied in the preparation of the Audited Financial Statements for the year ended December 31, 2022, and (ii) to the extent not otherwise addressed in clause (i), U.S. GAAP as at the Closing Date. For the avoidance of doubt, clause (i) shall take precedence over clause (ii).
“Action” means any action, suit, inquiry, hearing, investigation, audit (including Tax audit), litigation, arbitration, mediation, claim (including any crossclaim or counterclaim), Order, complaint, allegation, demand, charge, grievance, prosecution, charge or proceeding (including any civil, criminal, administrative, arbitral, investigative or appellate proceeding).
“Affiliate” means, with respect to any Person, any other Person directly or indirectly controlling, controlled by, or under common control with such Person, whether now or in the future, and with respect to any individual, shall also include any “associate” or member of such individual’s “immediate family” (as such terms are respectively defined in Rule 12b-2 and Rule 16a-1 of the U.S. Securities Exchange Act of 1934). For purposes of this definition, “control” when used with respect to any Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by Contract or otherwise, and the terms “controlling” and “controlled” have correlative meanings.
“Affiliate Contracts” has the meaning set forth in Section 3.23(a).
“Aggregate Cash Consideration” means an amount in cash equal to (i) $1,200,000,000, plus (ii) the amount, if any, by which Closing Net Working Capital exceeds Target Net Working Capital, minus (iii) the amount, if any, by which Target Net Working Capital exceeds Closing Net Working Capital, plus (iv) Closing Cash, minus (v) Closing Indebtedness, minus (vi) the amount of Company Transaction Expenses, plus (vii) up to $20,000,000 of Company Transaction Expenses (provided, solely for the purposes of this clause (vii), Company Transaction Expenses means unpaid or paid Company Transaction Expenses and includes any such expenses that are paid by Cementos or any of its Affiliates).
“Aggregate Stock Consideration” means (i) 54,720,000 shares of Summit Common Stock and (ii) one share of Summit Preferred Stock.
“Agreement” has the meaning set forth in the Preamble.
“Alternative Financing” has the meaning set forth in Section 7.08(c).
“AML Laws” mean all Applicable Laws, judgments, Orders, executive orders, decrees, ordinances, directives, rules, regulations, statutes, case law or treaties concerning or related to terrorism financing or money laundering, including (i) the Bank Secrecy Act, 31 U.S.C. §§ 5311 et seq., as amended by the USA PATRIOT Act, and its implementing regulations, (ii) the Money Laundering Control Act, 18 U.S.C. §§ 1956 and 1957, and (iii) any related or similar rules, regulations or guidelines, which in each case are issued, administered or enforced by any relevant Governmental Authority (including but not limited to rules, regulations and policies prescribed by FinCEN, and the Financial Action Task Force Recommendations dated 16 February 2012).
“ANAC Companies” means, collectively, the Company and each of its Subsidiaries, including Argos USA LLC, a Delaware limited liability company and Southern Star Leasing LLC, a Delaware limited liability company.
“Antitrust Laws” means any federal, state or foreign Applicable Law designed to prohibit, restrict or regulate actions having the purpose or effect of monopolization or restraint of trade or the lessening, restricting or impeding of competition through a merger or acquisition, including the HSR Act, the Sherman Act, as amended, the Clayton Act, as amended, and the Federal Trade Commission Act, as amended.
“Applicable Data Protection Laws” has the meaning set forth in Section 3.16(a).
“Applicable Data Protection Requirements” has the meaning set forth in Section 3.16(a).
“Applicable Law” means, with respect to any Person, any transnational, domestic or foreign federal, state, provincial or local law (statutory, common or otherwise), constitution, treaty, convention, ordinance, code, rule, regulation, Order (including any extension order) or other similar requirement enacted, adopted, promulgated or applied by a Governmental Authority that is binding upon or applicable to such Person or its properties, as amended unless expressly specified otherwise.
“Argos Parties” has the meaning set forth in the Preamble, and a “Argos Party” means any one of the Argos Parties.
“Argos Parties Transfer Taxes” means any Transfer Taxes arising under the laws of the Republic of Colombia or the Republic of Panama.
“Argos Party Fundamental Representations” means the representations and warranties contained in Sections 4.01 (Existence and Power), 4.02 (Authorization), 4.03 (Governmental Authorization), 4.04(a) (Noncontravention), 4.05 (Ownership of Purchased Shares) and Section 4.08 (Finder’s Fees).
“Argos Party Indemnified Parties” has the meaning set forth in Section 10.02(d).
“Audited Financial Statements” has the meaning set forth in Section 3.06.

“Balance Sheet” means the audited consolidated balance sheet of the Company and its Subsidiaries as of the Balance Sheet Date.
“Balance Sheet Date” means December 31, 2022.
“Business” means all of the business, operations and activities of the ANAC Companies, as conducted or operated during the 12-month period prior to the date hereof.
“Business Day” means a day, other than Saturday, Sunday or any other day on which commercial banks in New York, United States or Bogota, Colombia are authorized or required by Applicable Law to close.
“Burdensome Condition” has the meaning set forth in Section 7.01(a).
“Capex Budget Schedule” has the meaning set forth in the definition of “Indebtedness.”
“Cement Supply Agreement” means that certain cement supply agreement, to be entered into by and between Argos USA LLC and Zona Franca Argos S.A.S. at the Closing, substantially in the form attached hereto as Exhibit E.
“Cementos” has the meaning set forth in the Preamble.
“Certificate” means a certificate representing Company Common Stock.
“Certificate of Designation” has the meaning set forth in Section 7.24.
“Claim” has the meaning set forth in Section 10.03(a).
“Closing” has the meaning set forth in Section 2.03.
“Closing Cash” means, as of the Measurement Time and without duplication, the aggregate amount of cash, cash equivalents, bank deposits and marketable securities, in each case determined in accordance with the Accounting Policies; provided that Closing Cash shall (i) be calculated net of (x) restricted balances that are maintained for the benefit of a third party (including security deposits, bond guarantees, cash collateralizing any obligation (including collateral reserve accounts), amounts held in escrow and deposits or other amounts related to work or services not yet performed), in each case, that are unavailable for the day-to-day use of the Company or any of its Subsidiaries and net of amounts to the extent that they are not freely usable, distributable, transferable or that are subject to any restrictions on repatriation (including as a result of Taxes imposed as a result of any use, distribution or transfer, but in such case, such after-tax amount shall be considered “Closing Cash”) (the amounts contemplated by this clause (i)(x) collectively, “Restricted Cash”), and (y) outstanding outbound checks, drafts, draws, ACH debits and wire transfers, (ii) include inbound checks, drafts, draws, ACH credits and wire transfers deposited or available for deposit, and if such amount relates to an account receivable, to the extent there has been a reduction of accounts receivable that would have otherwise been taken into account in Closing Net Working Capital in respect thereof, and (iii) be decreased by the amount of any insurance proceeds received under the Company Insurance Policies in connection with the damage or destruction of any property or asset.
“Closing Consideration” has the meaning set forth in Section 2.01(b).
“Closing Date” means the date on which the Closing occurs.
“Closing Indebtedness” means the aggregate amount of all Indebtedness as of the Measurement Time (including in respect of (i) principal, (ii) interest thereon, (iii) penalties, premiums (including make-whole premiums), prepayment penalties, breakage costs, fees, expenses or similar charges that arise as a result of the discharge of such Indebtedness, and (iv) payments or premiums in respect of the matters set forth in clauses (i), (ii), and (viii) of the definition of Indebtedness attributable to, or which would arise as a result of, a change of control of any ANAC Company or the Transactions, assuming the Closing has occurred, notwithstanding the Measurement Time.
“Closing FIRPTA Certificate” has the meaning set forth in Section 2.05(b)(vi).
“Closing Net Working Capital” means, without duplication and measured as of the Measurement Time with respect to any of the ANAC Companies, (i) the sum of all current assets, including those that are included as line items under the heading “Current Assets” in the illustrative calculation of Closing Net Working Capital attached hereto as Schedule I and excluding items included in or constituting Closing Cash, Restricted Cash, income Tax assets (but not, for the avoidance of doubt, non-income Tax assets), deferred tax assets (including deferred taxes) or amounts arising under any Affiliate Contract or owed by a Related Party of any of the Argos Parties or any ANAC Company, minus (ii) the sum of all current Liabilities, including those that are included as line items under the heading “Current Liabilities” in the illustrative calculation of Closing Net Working Capital attached hereto as Schedule I and excluding items included in Closing Indebtedness or Company Transaction Expenses or deferred tax liabilities, but including self-insurance claims and non-income Tax liabilities in each case, calculated in accordance with the Accounting Policies; provided that Closing Net Working Capital shall exclude (x) any amounts recovered or recoverable under the Company Insurance Policies in connection with the damage or destruction of any property or asset, (y) amounts receivable under Affiliate Contracts or other arrangements with Affiliates and (z) the retention bonuses under the Retention Program. An illustrative calculation of Closing Net Working Capital, is attached hereto as Schedule I. For the avoidance of doubt, to the extent the sample calculation of Closing Net Working Capital as presented in Schedule I conflicts with the Accounting Policies, the sample calculation of Closing Net Working Capital as presented in Schedule I shall prevail.
“Code” means the U.S. Internal Revenue Code of 1986.
“Company” has the meaning set forth in the Preamble.
“Company Acquisition Proposal” has the meaning set forth in Section 6.05.
“Company Collective Bargaining Agreement” means any written or oral agreement, memorandum of understanding or other contractual obligation between any of the ANAC Companies and any labor organization or other authorized employee representative representing Company Service Providers.
“Company Common Stock” means shares of common stock of the Company, par value $1.00 per share.
“Company Disclosure Schedule” means the disclosure schedules, dated the date of this Agreement, and delivered by the Argos Parties and the ANAC Companies to Summit in connection with the execution of this Agreement.
“Company Employee” means any employee of any ANAC Company.
“Company Employee Plan” means any (i) “employee benefit plan” as defined in Section 3(3) of ERISA (whether or not covered by ERISA), (ii) compensation, employment, consulting, severance, termination protection, change in control, transaction bonus, retention or similar plan, agreement, arrangement, program or policy or (iii) other plan, agreement, arrangement, program or policy providing for compensation, bonuses, profit-sharing, equity or equity-based compensation or other forms of incentive or deferred compensation, vacation benefits, insurance (including any self-insured arrangement), medical, dental, vision, prescription or fringe benefits, life insurance, relocation or expatriate benefits, perquisites, disability or sick leave benefits, employee assistance program, workers’ compensation, supplemental unemployment benefits or post-employment or retirement benefits (including compensation, pension, health, medical or insurance benefits), in each case whether or not written and (x) that is sponsored, maintained, administered, contributed to or entered into by any of the ANAC Companies or any of their respective Subsidiaries for the current or future benefit of any current or former Company Service Provider or (y) for which any of the ANAC Companies has or could have any direct or indirect Liability. For the avoidance of doubt, a Company Collective Bargaining Agreement shall be deemed a Company Employee Plan.
“Company Fundamental Representations” means the representations and warranties contained in Sections 3.01 (Existence and Power), 3.02 (Authorization), 3.04(a) (Noncontravention), 3.05 (Capitalization) and Section 3.19 (Finder’s Fees), and solely for purposes of Article X and Section 3.23(b) (Affiliate Transaction).
“Company Insurance Policies” has the meaning set forth in Section 3.17.
“Company Material Adverse Effect” means any event, change, circumstance, effect, occurrence, condition, state of facts or development (an “Effect”) that, individually or in the aggregate, has had or would reasonably be expected to have a material adverse effect on the condition (financial or otherwise), business, assets, financial condition or results of operations of the ANAC Companies, taken as a whole, excluding any event, change, circumstance, effect, occurrence, condition, state of facts or development to the extent arising or resulting from (A) Effects generally in financial or securities markets or in the general economic, political, regulatory or business conditions in the jurisdictions where the ANAC Companies have operations, (B) Effects generally affecting the industries in which the ANAC Companies operate, (C) Effects in Applicable Law or in GAAP (or interpretations or enforcement thereof), (D) Effects resulting from acts of war (whether or not declared), terrorism, civil disobedience, sabotage, military actions or the escalation of any of the foregoing, whether perpetrated or encouraged by a state or non-state actor or actors (including cyberattacks), any weather or natural disaster, or any outbreak or worsening of illness or other public health event (including COVID-19), any restrictions that relate to or arise out of any such illness or public health event (including any COVID-19 Measures), (E) the public announcement, pendency or consummation of this Agreement or any of the other Transaction Documents or the Transactions, including the impact thereof on the relationships, contractual or otherwise, of any ANAC Company or the Business with customers, Governmental Authorities, employees, labor organizations, suppliers, distributors, financing sources, partners or others with similar relationships (it being understood that this clause (E) shall not apply to a breach of any representation, warranty or covenant to the extent the purpose of such representation, warranty or covenant is to address the consequences resulting from the announcement, pendency or consummation of this Agreement or any of the other Transaction Documents or the Transactions, including for the purposes of Article 9), (F) any actions not permitted to be taken by Cementos, any Argos Party or any ANAC Company due to Section 6.01(b), for which Summit declines to provide its consent after Cementos’s reasonable written request therefor (it being understood that this clause (F) shall not apply to a breach of any representation, warranty or covenant to the extent the purpose of such representation, warranty or covenant is to address the consequences resulting from the announcement or pendency of this Agreement or any of the other Transaction Documents or the consummation of the Transactions, including for the purposes of Article 9) or (G) any failure of any of the ANAC Companies to meet, with respect to any period or periods, any internal projections, forecasts, estimates of earnings or revenues or business plans (but not the underlying facts, basis or circumstances giving rise to such failure to meet projections, forecasts, estimates of earnings or revenues or business plans, which may be taken into account in determining whether there has been or would reasonably be expected to be a Company Material Adverse Effect); provided, however, that if any Effect described in any of clauses (A) through (D) has a disproportionate and adverse effect on the ANAC Companies, taken as a whole, relative to other participants in the industry in which the ANAC Companies operate, the impact thereof shall be taken into account in determining whether there has been, or would reasonably be expected to be, a Company Material Adverse Effect but solely to the extent of such disproportionate and adverse effect, and then only to the extent otherwise permitted by this definitions.
“Company Properties” has the meaning set forth in Section 3.11.
“Company Service Provider” means as of any relevant time, any director, officer, employee, intern (paid or unpaid) or independent contractor of any of the ANAC Companies.
“Company Transaction Expenses” means, to the extent unpaid as of the Measurement Time, (A) the aggregate amount of all fees, costs, expenses and other liabilities incurred by or on behalf of, or payable by, any of the ANAC Companies (including those that become due or payable on or after the Closing pursuant to Contracts in effect at or prior to the Closing), arising from or in connection with the performance, negotiation, execution or consummation of the Transactions, or any other sale process (or strategic review process) conducted or pursued by any of the ANAC Companies (including in connection with any initial public offering), whether or not accrued and whether billed or payable prior to, on or after the Closing, comprised of (i) any fees, costs and other expenses of any investment bankers, transaction advisors, financial advisors (including the brokers referred to in Section 3.19), valuation experts, Data Room administrators, attorneys, accountants and other consultants, advisors, service providers or representatives, (ii) any stay or retention, change in control, transaction or similar bonuses (including the Transaction Bonuses and the IPO Incentive Bonuses (each as defined in the Company Disclosure Schedule) but excluding the retention bonuses under the Retention Program), compensation, incentive or severance payments, unpaid commission payments, accrued bonuses, equity or equity-based compensation arrangement or other payment to be made to any current or former Company Service Provider arising as a result of, or in connection with, the execution or delivery of this Agreement or any of the other Transaction Documents or the consummation of the Transactions (other than as a result of actions taken by Summit on or after the Closing that are not required to be taken by Summit pursuant to Applicable Law or Contracts in effect at Closing) and (iii) the employer portion of any payroll, employment or similar Taxes associated with any payments made or expected to be made in connection with any of the foregoing clauses, (B) any amounts incurred or owing under, any fees, costs, expenses and other out-of-pocket liabilities incurred (or that would be incurred or made) as a result of the settlement or termination of, any Affiliate Contract (other than Liabilities arising after the Closing pursuant to the Affiliate Contracts set forth on Section 3.23(b)), without any Liability to any ANAC Company after the Measurement Time, or any other amount owed to an Argos Party or Related Party of an Argos Party or ANAC Company as of the Closing, (C) any Transfer Taxes for which the Argos Parties are responsible pursuant to Section 8.01, (D) the fees, expenses and premiums incurred to obtain the D&O Tail contemplated by Section 7.05(b), (E) 50% of any fees, Taxes, premiums, commissions, costs and expenses incurred in connection with the R&W Insurance Policy and (F) Cementos’s portion of Resolution Accountant fees pursuant to Section 2.06(c). For the avoidance of doubt, (x) Company Transaction Expenses shall include any such amounts that arise as a result of the payment of any such amounts following the Closing, and any such post-Closing payments shall be payable net of any such Company Transaction Expenses, and (y) Company Transaction Expenses shall not include the retention bonuses under the Retention Program any amounts included in Closing Indebtedness or Closing Net Working Capital.
“Compliant” means, with respect to the Required Information, that (a) such Required Information does not contain any untrue statement of a material fact regarding the ANAC Companies or omit to state any material fact regarding the ANAC Companies necessary in order to make such Required Information not misleading in light of the circumstances in which it was made, (b) such Required Information is and remains compliant in all material respects with all requirements for information customarily included in an offering memorandum for an offering of non-convertible, high yield debt securities issued pursuant to Rule 144A promulgated under the Securities Act (but excluding, in any event, (A) information required by segment reporting, Rules 3-09, 3-10 or 3-16 of Regulation S-X under the Securities Act, Compensation Discussion and Analysis or other information required by Item 10, Item 402 or Item 601 of Regulation S-K under the Securities Act, (B) XBRL exhibits and information regarding executive compensation and related party disclosure related to SEC Release Nos. 33-8732A, 34-54302A and IC-27444A and (C) other information customarily excluded from an offering memorandum for an offering of non-convertible, high-yield debt securities issued pursuant to Rule 144A promulgated under the Securities Act), (c) no independent auditor shall have withdrawn any audit opinion with respect to any financial statements contained in the Required Information and (d) the financial statements and other financial information included in such Required Information would not be deemed stale or otherwise be unusable under customary practices for offerings and private placements of non-convertible, high yield debt securities issued under Rule 144A promulgated under the Securities Act and are and remain sufficient to permit the Debt Financing Sources (including underwriters, placement agents or initial purchasers) to receive customary comfort letters from the Independent Auditor on the financial statements and financial information contained in offering documents pertaining to the Debt Financing, including as to customary negative assurances and change period, in order to consummate any offering of non-convertible, high yield debt securities.
“Confidential Information” has the meaning set forth in Section 7.03(a).
“Confidentiality Agreement” means that certain Confidentiality Agreement, dated April 22, 2021, by and between Summit and Grupo Argos S.A., a sociedad anónima organized under the laws of Colombia.
“Contract” means any contract, agreement, arrangement, understanding, lease, sublease, license, sublicense, subcontract, obligation, Permit, sale or purchase order, service order, indenture, note, bond, loan, mortgage, deed of trust, instrument, commitment or undertaking, including any exhibits, annexes, appendices or attachments thereto, and any amendments, modifications, supplements, extension or renewals thereto.
“Covered Employee” has the meaning set forth in Section 7.10(a).
“COVID-19” shall mean the novel coronavirus, SARS-CoV-2 or COVID-19 (and all related strains and sequences), including any intensification, resurgence, evolution or mutation thereof, and/or related or associated epidemics, pandemics, disease outbreaks or public health emergencies.
“COVID-19 Measures” shall mean any Applicable Law, directive, pronouncement, guideline or recommendation issued by a Governmental Authority, the Centers for Disease Control and Prevention, the World Health Organization or an industry group providing for business closures, changes to business operations, “sheltering-in-place,” “stay at home”, curfews, shut down, workforce reduction, quarantine, social distancing, sequester, safety or other similar restrictions that relate to or arise out of COVID-19.
“D&O Tail” has the meaning set forth in Section 7.05(b).
“DPA” means that certain Deferred Prosecution Agreement, dated as of January 4, 2021, by and among the U.S. Department of Justice, the Company, Cementos and Argos USA LLC.

“Damages” shall mean any and all damage, loss, liability, fines, deficiency, charges, judgments, Taxes, amounts paid in settlement, penalties, claims, forfeitures, Actions, fees, costs and out-of-pocket expenses (including reasonable and documented expenses of investigation and reasonable and documented accountants and attorneys’ fees and expenses and the fees and expenses of other experts) in connection with any Action, whether involving a Third-Party Claim or a claim solely between the parties hereto, to enforce the provisions hereof, but excluding punitive, special or exemplary damages of any kind; provided that punitive, special or exemplary damages shall be included to the extent such damages are payable by an Indemnified Party to a third party in connection with a Third-Party Claim. For avoidance of doubt, Damages shall be calculated to avoid any double recovery to the extent any such losses are accounted for in the computation of the Final Aggregate Cash Consideration.
“Data Breach” has the meaning set forth in Section 3.16(b).
“Data Room” means Argos Parties’ “Pegasus” and “Pegasus DD” electronic data rooms hosted by Intralinks and to which Summit was provided access at all times during the two Business Days preceding the date hereof in connection with the Transactions.
“Debt Financing Agreements” has the meaning set forth in Section 7.08(a).
“Debt Expenses” has the meaning set forth in Section 7.09(d).
“Debt Financing Parties” means each Debt Financing Source, and their respective current, former and future general or limited partners, equityholders, Representatives and Affiliates.
“Debt Financing Source” means each entity that is party to the Debt Commitment Letter (other than Summit); provided that in the event that any Additional Agent (as defined in the Debt Commitment Letter) is added as a party to the Debt Commitment Letter after the date hereof, the term “Debt Financing Source” shall include each such institution.
“Designated Person” has the meaning set forth in Section 12.18(a).
“Dispute Notice” has the meaning set forth in Section 2.06(b).
“End Date” has the meaning set forth in Section 11.01(b).
“Enforceability Exceptions” has the meaning set forth in Section 3.02.
“Environmental Laws” means any Applicable Law relating to human health or safety as it relates to Hazardous Substance exposure, the environment, including surface or groundwater, drinking water supply, soil, surface or subsurface strata or medium, or ambient air or any pollutants, contaminants, wastes, chemicals, or any other toxic, radioactive, ignitable, corrosive, reactive or otherwise hazardous substances, wastes or materials.
“Environmental Permits” means all Permits required by Environmental Laws.
“Environmental and Tax Losses” has the meaning set forth in Section 10.02(b).
“Equity Security” means (i) any share capital, partnership interest, membership interest or unit, capital stock, equity interest, voting security or other ownership interest, (ii) any other interest or participation (including phantom units or interests) that confers on a Person the right to receive a unit of the profits and losses of, or distribution of assets of, the issuing entity (including any “profits interests”), (iii) any preemptive or other outstanding rights, conversion right, subscription, call, warrant, option, restricted share, restricted stock unit, stock appreciation right, performance unit, redemption rights, rights of first refusal, repurchase rights, performance award, equity or equity-based compensation awards, dividend or dividend equivalent rights or similar awards, incentive unit or other commitment of any kind or character relating to, or entitling any Person to purchase or otherwise acquire, or in any way dispose of, any of the foregoing and (iv) any security convertible into or exercisable or exchangeable for any of the foregoing, and “equity security” or “equity interest” shall have the same meaning.
“ERISA” means the U.S. Employee Retirement Income Security Act of 1974.
“Estimated Aggregate Cash Consideration” has the meaning set forth in Section 2.02(a).
“Estimate Certificate” has the meaning set forth in Section 2.02(a).

“Exchange Act” means the United States Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.
“Excluded Arrangements” has the meaning set forth in Section 7.07.
“Excluded Properties” has the meaning set forth in Section 3.11.
“Existing Representation” has the meaning set forth in Section 12.18(a).
“FCPA” has the meaning set forth in Section 3.24(a)(i).
“Final Aggregate Cash Consideration” means the Aggregate Cash Consideration (i) as shown in the Post-Closing Certificate, if no Dispute Notice with respect thereto is duly and timely delivered by Cementos pursuant to Section 2.06(b), or (ii) if a Dispute Notice is duly and timely delivered by Cementos pursuant to Section 2.06(b), (A) as agreed by Summit and Cementos pursuant to Section 2.06(c) or (B) in the absence of such agreement with respect to any disputed item(s), as shown in the Resolution Accountants’ calculation delivered pursuant to Section 2.06(c).
“Financial Statements” has the meaning set forth in Section 3.06.
“Fraud” means actual intentional common law fraud in the making of the representations and warranties set forth in Article III, Article IV or Article V of this Agreement and does not include constructive fraud or other claims based on constructive knowledge, negligent misrepresentation, recklessness or similar theories.
“Fundamental Representations” means the Company Fundamental Representations, Argos Parties Fundamental Representations and the Summit Fundamental Representations.
“General Representation Indemnity” has the meaning set forth in Section 10.02(a)(i).
“Governing Documents” means the legal document(s) by which any Person (other than an individual) establishes its legal existence or which govern its internal affairs, including the articles or certificate of incorporation, association or formation, articles of amalgamation, bylaws, operating agreement, limited liability company agreement, partnership agreement, shareholders’ agreement, investors’ rights agreement, voting agreement, drag-along agreement, voting trust agreement, joint venture agreement, registration rights agreement and any similar agreement and any amendments or supplements to any of the foregoing.
“Governmental Authority” means any transnational, domestic or foreign federal, state, provincial, or local governmental, regulatory or administrative authority (including self-regulatory, self-policing, or self-reporting industry groups or authorities), mediator, arbitrator, arbitral body, department, commission, court, tribunal, agency or official, including any political subdivision thereof.
“Guarantee” has the meaning set forth in Section 7.15(c).
“Guaranteed Obligations” has the meaning set forth in Section 7.15(c).
“Hazardous Substance” means any pollutant or contaminant or any toxic, radioactive or otherwise hazardous substance, waste or material, or any substance, waste or material having any constituent elements displaying any hazardous, toxic or radioactive characteristics, including petroleum, its derivatives, by-products and other hydrocarbons, asbestos, asbestos-containing materials, per- and polyfluoroalkyl substances, polychlorinated biphenyls, lime and cement kiln dust and any other substance, waste or material regulated, or for which Liability could arise, under any Environmental Law.
“HSR Act” means the Hart-Scott-Rodino Antitrust Improvements Act of 1976.
“Indebtedness” means, with respect to any of the ANAC Companies and without duplication, the aggregate amount (including the current portions thereof) of all obligations and other Liabilities (i) for borrowed money of any nature, whether current or funded and secured or unsecured, (ii) evidenced by notes, bonds, debentures or similar Contracts or instruments, (iii) intercompany obligations as between an ANAC Company, on the one hand, and the Argos Parties or any of their respective Related Parties, on the other hand, that have not been terminated prior to the Closing pursuant to Section 7.07, including with respect to any management fees, royalty fees, or other intercompany receivables and payables (other than Liabilities arising after the Closing pursuant to the Affiliate Contracts set forth on Section 3.23(b)), (iv) for capitalized liabilities under U.S. GAAP of such Person under leases (or other arrangement conveying the right to use) real or personal property, or a combination thereof, that have been or should be, in accordance with U.S. GAAP, recorded as capital (or finance) leases or were recorded as a capital (or finance) lease in the Financial Statements, (v) for the deferred purchase price of assets, property, goods, securities, businesses, equipment or services, including the maximum gross amount of all seller notes and “earn-out,” milestone, purchase price adjustment, settlement, or other similar payments (whether contingent or otherwise), (vi) in respect of letters of credit, bankers’ acceptances, surety bonds, performance bonds and similar instruments (in each case, to the extent drawn or in respect of which the conditions for draw-down have been satisfied), (vii) in respect of any unfunded or underfunded pension or retiree health and welfare Liabilities whether qualified or unqualified (including, in each case, the employer portion of any payroll, employment or similar Taxes related thereto), (viii) under Contracts relating to forward, interest rate, currency rate or commodity price protection, swap agreements, collar agreements and other hedging agreements (at the termination value of each such arrangement), (ix) in respect of accrued (or required to be accrued) but unpaid income Taxes of the ANAC Companies with respect to a Pre-Closing Tax Period, net of any accrued refunds in respect of, and tax credits that can be used to offset the payments related to, any income Taxes of the ANAC Companies for a Pre-Closing Tax Period, (x) $11,500,000 in respect of accrued Vulcan liabilities, (xi) in respect of any deferred compensation, unpaid commissions, any unpaid bonuses, any unpaid long-term incentives or severance payments or benefits (including, in each case, the employer portion of any payroll, employment or similar Taxes related thereto), (xii) arising out of Environmental Laws or otherwise relating to the presence of Hazardous Substances in each case to the extent they have been or should be recognized as liabilities in the financial statements of the ANAC Companies pursuant to U.S. GAAP, (xiii) arising out of or relating to the Settlement Release and Agreement between Harris County, Texas and Argos USA, LLC, dated as of August 24, 2023, (xiv) arising out of or relating to ongoing regulatory proceedings by the South Carolina Department of Health and Environmental Control (“SCDHEC”) relating violations of air emissions regulations under Environmental Law at the cement plant located at the real property owned by any ANAC Company in Harleyville, South Carolina, including as reflected in the letter from SCDHEC to the Company dated June 1, 2023, (xv) in respect of asset retirement obligations and payables related thereto to the extent recognized (or required to be recognized) as liabilities in the financial statements of the ANAC Companies in accordance with U.S. GAAP, (xvi) subject to the last two sentences of this definition of “Indebtedness”, in respect of the line items set forth in Section 1.1(a) of the Company Disclosure Schedules (the “Capex Budget Schedule”), (xvii) any declared but unpaid dividends, (xviii) any accruals or reserves for Actions involving the ANAC Companies or to which any of the ANAC Companies is or may be party, in each case, to the extent recognized (or required to be recognized) as liabilities in the financial statements of the ANAC Companies pursuant to U.S. GAAP and (xix) in respect of any indebtedness or other obligations of any other Person of the type described in the preceding clauses (i) through (xviii), guaranteed, directly or indirectly, by, or secured by any of the assets or Equity Securities of, any of the ANAC Companies. For purposes of this Agreement, “Indebtedness” shall not include any (x) obligations to the extent owing from the Company or any of its wholly owned Subsidiaries solely to the Company or any of its other wholly owned Subsidiaries, (y) amounts included in Company Transaction Expenses, or Closing Net Working Capital and (z) any obligations that have been or should be classified as operating leases in accordance with U.S. GAAP. An illustrative calculation of Indebtedness is set forth in Schedule II hereto. Any reference to U.S. GAAP in the foregoing clauses of “Indebtedness” shall be applied in a manner consistent with the Accounting Policies. Schedule II is included in this Agreement solely to provide an illustrative example of the mathematical calculations as of June 30, 2023, and the balances therein are not intended to provide any basis with respect to how the definition of Indebtedness shall be applied, calculated or interpreted. For each line item set forth under the CapEx Budget Schedule, the amount (which shall not be less than zero for any such item, except for Cement -Sustaining Quota 2023, Cement Sustaining Quota 2024) by which (A) the accumulated capital expenditures scheduled to be invested by the ANAC Companies in respect of such line item for the period commencing January 1, 2023 and until the period in which the Closing occurs exceeds (B) the capital expenditures actually invested by the ANAC Companies in respect of such project for such periods. For greater clarity, (x) for any period prior to and including December 31, 2023, the applicable amount scheduled to be invested is shown under the column header ‘2023 budget’, and (y) if the Closing Date occurs intra-month, the amounts under clause (A) of the prior sentence will be calculated on a pro rata basis to account for the number of days that have passed within the applicable month in which the Closing occurred, and (z) if the Closing occurs after June 30, 2024, the amounts under clause (A) of the prior sentence will reflect the pro rata share of the column ‘7/30-12/31/2024’ to account for the number of days that have passed since June 30, 2024.
“Independent Auditor” has the meaning set forth in Section 7.09(a)(v).

“Indemnified Party” has the meaning set forth in Section 10.03(a).
“Indemnifying Party” has the meaning set forth in Section 10.03(a).
“Indemnified Tax” means, without duplication, (i) all Taxes of or payable by the ANAC Companies for a Pre-Closing Tax Period (as determined in accordance with Section 8.04 for any Straddle Tax Period), (ii) any Liabilities of the ANAC Companies for Taxes of any person (other than any ANAC Company) under Treasury Regulations Section 1.1502-6 (or any similar provision of state, local or foreign law) prior to Closing, (iii) any Liabilities of the ANAC Companies for Taxes under the principles of transferee or successor liability arising out of or resulting from an event or transaction occurring before the Closing, and (iv) any Transfer Taxes for which the Argos Parties are responsible pursuant to Section 8.01.
“Intellectual Property License Agreement” means that certain intellectual property license agreement, to be entered into by and between, on the one hand, Cementos, and, on the other hand, Summit and the Company, at the Closing, substantially in the form attached hereto as Exhibit F.
“Intellectual Property Rights” means any and all intellectual property and similar proprietary rights in any jurisdiction throughout the world, whether or not registered, including any and all of the following: (i) statutory invention registrations, patents and patent applications (including all reissuances, renewals, provisionals, non-provisionals, divisionals, revisions, continuations, continuations-in-part, extensions and reexaminations thereof) and all inventions (whether or not patentable) and improvements to inventions disclosed in each such registration, and all documentation relating to any of the foregoing, (ii) trademarks, service marks, certification marks, trade names, service names, trade dress, logos, brand names, domain names, social media identifiers or accounts, corporate names and all other indications of origin (in each case, whether or not registered), and all translations, adaptations, variations, derivations, combinations, renewals, registrations and applications for registration of any of the foregoing, and all goodwill associated with any of the foregoing, (iii) works of authorship, mask works, industrial designs, copyrights (whether or not registered) and registrations and applications for registration thereof, and all derivative works, moral rights, renewals, extensions, reversions or restorations associated with such copyrights, now or hereafter provided by Applicable Law, regardless of the medium of fixation or means of expression, (iv) Software and all forms of technology, (v) trade secrets, know-how and other confidential or business or technical information, including any and all ideas, discoveries, formulas, compositions, plans, designs, methodologies, processes and/or procedures, specifications, financial, pricing and cost information, business and marketing data and plans, techniques, algorithms, and customer and supplier lists and all other information and data similar to any of the foregoing, (vi) databases and data collections, (vi) rights in copies or embodiments of any of the foregoing (whether electronic or tangible), (vii) rights to obtain, apply for, prosecute (including all rights to claim priority to), register, maintain and defend any of the foregoing, (viii) rights in all of the foregoing provided by treaties, conventions and common law and (ix) rights to sue or recover and retain damages and costs and attorneys’ fees for past, present and future infringement, misappropriation or other violation of any of the foregoing.
“Interim Financial Statements” has the meaning set forth in Section 3.06.
“Intervening Event” has the meaning set forth in Section 6.04(h).
“IRS” means the U.S. Internal Revenue Service.
“IT Assets” means any and all computers, Software, firmware, middleware, servers, workstations, routers, hubs, switches, data communications lines and all other information technology equipment (including laptops and mobile devices) and systems, and all associated documentation, in each case, owned, or purported to be owned, by or licensed or leased, or purported to be licensed or leased, to any of the ANAC Companies.
“Item of Disagreement” has the meaning set forth in Section 2.06(b).
“Knowledge” or any other similar knowledge qualifier with respect to a Person’s awareness of the presence or absence of a fact, event or condition, means the knowledge, after reasonable inquiry, of (i) in the case of the Company, any of Camilo Restrepo, Kathleen Phelps, Felipe Aristizabal, Juan Esteban Calle and Simon Bates (ii) in the case of Summit, any of Scott Anderson or Anne Noonan, and (iii) in the case of any of the Argos Parties, such Argos Party.
“Leased Real Property” has the meaning set forth in Section 3.14(a).

“Leases” has the meaning set forth in Section 3.14(a).
“Legal Restraint” has the meaning set forth in Section 9.01(c).
“Liability” means any debt, liability, obligation or penalty of any kind or nature, whether due or to become due, absolute or contingent, inchoate or otherwise, matured or unmatured, liquidated or unliquidated, accrued or unaccrued, known or unknown, asserted or unasserted, secured or unsecured, determined or determinable, or otherwise, and includes all costs and expenses relating thereto.
“Licensed Intellectual Property Rights” means any and all Intellectual Property Rights owned by a third party and licensed or sublicensed, or purported to be sublicensed or sublicensed to any of the ANAC Companies, or for which any of the ANAC Companies has obtained, or has purported to have obtained, a covenant not to be sued (including any and all Intellectual Property Rights related to any and all Contracts set forth in Section 3.09(a)(xi) of the Company Disclosure Schedule).
“Lien” means, with respect to any property or asset (including, for the avoidance of doubt, any intangible assets and Intellectual Property Rights), any mortgage, hypothecation, assignment lien (statutory or otherwise), pledge, charge, security interest, debenture, deed of trust or trust deed, statutory or deemed trust, leases or sublease, license or sublicense, option, easement, right of pre-emption, right of first refusal, non-disposal undertaking, restrictive covenant or other encumbrance, including any restriction on the right to vote, sell or otherwise dispose of any capital stock or other voting or equity interest or any restriction on the exercise of any attributes of ownership. For the purposes of this Agreement, a Person shall be deemed to own or lease subject to a Lien any property or asset which it has acquired or holds subject to the interest of a vendor or lessor under any conditional sale agreement, capital lease or other title retention agreement relating to such property or asset.
“Logistics Agreement (Cartagena)” means that certain logistics service agreement, to be entered into by and between Argos USA LLC and Transatlantic Cement Carriers Inc. at the Closing, substantially in the form attached hereto as Exhibit G1.
“Logistics Agreement (International)” means that certain international logistics service agreement, to be entered into by and between Argos USA LLC and Transatlantic Cement Carriers Inc. at the Closing, substantially in the form attached hereto as Exhibit G3.
“Master Purchase Agreement” means that certain logistics service agreement, to be entered into by and between Argos USA LLC and CI del Mar Caribe (BVI) Inc. at the Closing, substantially in the form attached hereto as Exhibit G2.
“Material Contracts” has the meaning set forth in Section 3.09(a).
“Material Counterparty” has the meaning set forth in Section 3.09(c).
“Material Customer” has the meaning set forth in Section 3.09(c).
“Material Supplier” has the meaning set forth in Section 3.09(c).
“Measurement Time” means 12:01 a.m. Eastern Standard Time on the Closing Date.
“NYSE” means New York Stock Exchange.
“Objection Period” has the meaning set forth in Section 2.06(b).
“Order” means any judgment, decree, writ, injunction, stipulation, ruling, award, decision, subpoena, determination, verdict or order entered, issued, made or rendered by any Governmental Authority or legally binding arbitrator of competent jurisdiction.
“Owned Intellectual Property Rights” means any and all Intellectual Property Rights owned, or purported to be owned, by any of the ANAC Companies.
“Owned Real Property” has the meaning set forth in Section 3.14.
“Parties” has the meaning set forth in the Preamble.
“Payoff Letters” has the meaning set forth in Section 2.02(b).

“Permits” means each license, franchise, permit, certificate, approval, registration, concession, order, decree or other similar authorization entered, issued, made or rendered by a Governmental Authority affecting, or relating to, the assets or business of the ANAC Companies.
“Permitted Liens” means (i) Liens for Taxes not yet due or, if due, being contested in good faith by appropriate proceedings and, in each case, for which specific and adequate accruals or reserves have been established on the Balance Sheet in accordance with U.S. GAAP, (ii) mechanic’s, materialman’s, carrier’s, repairer’s and other similar statutory Liens arising or incurred in the ordinary course of business for sums not yet due and payable or, if due and payable, are being contested in good faith by appropriate proceedings and, in either case, for which specific and adequate accruals or reserves have been established on the Balance Sheet in accordance with U.S. GAAP, (iii) non-exclusive licenses of Intellectual Property Rights granted by the ANAC Companies to customers, (iv) existing easements, conditions, rights-of-way, and other similar restrictions on the Real Property, in each case which do not materially interfere with the ordinary conduct of the Business as presently conducted on the relevant parcel of Real Property, asset or property to which they relate, (v) existing zoning, building, subdivision, land use, or other similar requirements or restrictions or laws, in each case, that do not materially impair the continued use, operation or value of the relevant parcel of Real Property to which they relate and the ordinary conduct of the Business as presently conducted thereon, (vi) existing discrepancies, conflicts in boundary lines, shortages in area, encroachments, or any other facts which a correct survey, title search or inspection of the Real Property would disclose, in each case which do not materially interfere with the ordinary conduct of the Business as presently conducted on the specific parcel of Real Property, asset or property to which they relate, (vii) terms and conditions of any Lease to the extent each Lease is disclosed in the Company Disclosure Schedule, (viii) any right, interest, encumbrance, Lien or title of a lessor or sublessor under any lease or similar agreement in the Leased Real Property, and (ix) any Liens that will be terminated at or prior to the Closing.
“Person” means an individual, sole proprietorship, corporation, partnership, limited liability company, joint venture, association, trust, union or other entity or organization, including a Governmental Authority.
“Personally Identifiable Information” means any and all (i) information about an individual that either contains data elements that identify the individual or with respect to which there is a reasonable basis to believe the information can be used to identify, contact or locate the individual, (ii) any and all information that enables a person to contact the individual (such as information contained in a cookie or an electronic device fingerprint) and (iii) “personal data” as that term is defined in the European Union’s General Data Protection Regulation, and “personal information,” “personally identifiable information,” “protected health information,” and other similar terms as defined in any other Applicable Law in relation to data privacy, data protection, cybersecurity or the processing of such information or data.
“Post-Closing Certificate” has the meaning set forth in Section 2.06(a).
“Post-Closing Claims” has the meaning set forth in Section 7.17.
“Post-Closing Designated Persons” has the meaning set forth in Section 12.18(b).
“Post-Closing Matter” has the meaning set forth in Section 12.18(a).
“Post-Closing Privileges” has the meaning set forth in Section 12.18(b).
“Post-Closing Representation” has the meaning set forth in Section 12.18(a).
“Post-Closing Tax Period” means any Tax period beginning after the Closing Date and, with respect to a Straddle Tax Period, the portion of such Tax period beginning after the Closing Date.
“Pre-Closing Tax Period” means any Tax period ending on or before the Closing Date and, with respect to a Straddle Tax Period, the portion of such Tax period ending on and including the Closing Date.
“Pre-Closing Occurrence-Based Policies” has the meaning set forth in Section 7.17.
“Prior Company Counsel” has the meaning set forth in Section 12.18(a).
“Privileged Materials” has the meaning set forth in Section 12.18(c).
“Proposals” has the meaning set forth in Section 5.02(b).

“Proxy Statement” has the meaning set forth in Section 6.03(a).
“Purchased Shares” has the meaning set forth in the Recitals.
“R&W Insurance Policy” means the buyer-side representations and warranties insurance policy to be bound by Summit on the Closing Date.
“Real Property” has the meaning set forth in Section 3.14(c).
“Registered Intellectual Property Rights” has the meaning set forth in Section 3.15(a).
“Registration Rights Agreement” means the registration rights agreement to be entered into on the terms and conditions set forth in Section 6.13 of the Stockholders Agreement.
“Related Party” means, with respect to any specified Person, (a) any Affiliate of such specified Person, (b) any Person who is a director, officer, general partner, managing member, employee, equityholder or in a similar capacity of such specified Person or any of its Affiliates and (c) any other Person who holds, individually or together with such other Person’s Affiliates and any members of such other Person’s immediate family, directly or indirectly, more than 5% of the outstanding equity or ownership interests of such specified Person. For the avoidance of doubt, “Related Party” when referenced with respect to any ANAC Company includes each Argos Party and its Related Parties.
“Release” means any release, spill, leak, pumping, pouring, emitting, emptying, discharge, injection, escape, leaching, dumping, placing, discarding, abandonment, disposal, deposit, dispersing or migration into or through the environment.
“Released Claims” has the meaning set forth in Section 12.13.
“Released Parties” has the meaning set forth in Section 12.13.
“Releasing Parties” has the meaning set forth in Section 12.13.
“Recovery Cap” has the meaning set forth in Section 10.02(b).
“Representative” means with respect to any Person, such Person’s directors, managers, officers, employees, attorneys, accountants, consultants, agents, counsel, investment banker, advisors, auditors and other representatives.
“Required Information” means (i) the audited consolidated balance sheets of the Company and its Subsidiaries and the related audited consolidated statements of income, comprehensive income cash flows and equity for each fiscal year ended after December 31, 2022 and at least 90 days prior to the Closing Date and the unaudited consolidated balance sheets and unaudited consolidated statements of income and cash flows of the Company and its subsidiaries for the three months ended March 31, 2023 and for each subsequent fiscal quarter (other than the fourth fiscal quarter of the Company’s fiscal year) and ended at least 45 days prior to the Closing Date, (ii) the Audited Financial Statements and the Interim Financial Statements to the extent required to be delivered pursuant to Section 3.06, and (iii) such other historical financial information regarding the ANAC Companies in the possession of Cementos or its Affiliates reasonably necessary for Summit to prepare pro forma financial statements customarily included in offering memoranda for an offering of non-convertible, high yield debt securities issued pursuant to Rule 144A promulgated under the Securities Act. Notwithstanding anything to the contrary in this definition, nothing herein or otherwise will require Cementos or any of its Affiliates to provide (or be deemed to require any of them to prepare) any (1) pro forma financial statements or pro forma financial information or projections, (2) description of all or any portion of the Debt Financing, including any “description of notes”, (3) risk factors relating to all or any component of the Debt Financing, (4)(A) other information required by segment reporting, Section 3-05, Section 3-09, Section 3-10 (but other than financial data regarding the ANAC Companies sufficient to enable Summit to include disclosure regarding guarantor and non-guarantor information customarily included in offering memoranda for an offering of non-convertible, high-yield debt securities issued pursuant to Rule 144A promulgated under the Securities Act), or Section 3-16 of Regulation S-X under the Securities Act or Item 10, Item 402 or Item 601 of Regulation S-K under the Securities Act, (B) XBRL exhibits and information regarding executive compensation and related party disclosure related to SEC Release Nos. 33-8732A, 34-54302A and IC-27444A or (C) other information customarily excluded from an offering memorandum for an offering of non-convertible, high-yield debt securities issued pursuant to Rule 144A promulgated under the Securities Act, (5) financial statements or other financial data (including selected financial data) for any period earlier than the year ended December 31, 2020 or (6) other than in respect of the financial information in clauses (i) and (ii) above, financial information that Cementos or the ANAC Companies do not maintain in the ordinary course of business under their respective current reporting systems.
“Resignation Letters” has the meaning set forth in Section 7.16.
“Resolution Accountants” means an independent nationally recognized firm of independent certified public accountants with expertise in such matters reasonably acceptable to Summit and Cementos.
“Restricted Cash” has the meaning set forth in the definition of “Closing Cash.”
“Restrictive Covenants Agreement” means that certain restrictive covenants agreement, to be entered into by and between Summit and Cementos, on behalf of itself and its Affiliates, at the Closing, substantially in the form attached hereto as Exhibit B.
“Retained Policies” has the meaning set forth in Section 7.17.
“Sanctioned Person” means a Person that is, or that is owned or controlled by one or more Persons that are: (A) the subject of any Sanctions, including any Person that appears on the Specially Designated Nationals and Blocked Persons List administered by OFAC, or (B) located, organized or resident in a country or territory that is the subject of Sanctions (currently, Cuba, Crimea, Iran, North Korea, and Syria) (including the government of any such country or territory).
“Sanctions” means a Person that is, or that is owned or controlled by one or more Persons that are: (A) the subject of any Sanctions, including any Person that appears on the Specially Designated Nationals and Blocked Persons List administered by OFAC, or (B) located, organized or resident in a country or territory that is the subject of Sanctions (currently, Cuba, Crimea, Iran, North Korea, Syria and the so-called People’s Republic of Luhansk and the so-called People’s Republic of Donetsk) (including the government of any such country or territory).
“SEC” has the meaning set forth in Section 5.10.
“SEC Clearance Date” has the meaning set forth in Section 6.03(d).
“Shared Contract” means any Contract that immediately prior to the Closing is related to both (i) the operation or conduct of the Business as currently conducted by Cementos, the Argos Parties or their respective Affiliates and (ii) the ANAC Companies as currently conducted.
“Software” means any and all (i) computer programs, systems, applications and code, including any software implementations of algorithms, models and methodologies and any source code, object code, firmware, operating systems and specifications, development and design tools, applets, compilers and assemblers, (ii) databases and compilations, including any and all libraries, and collections of data used, stored or processed by any device described in the foregoing (i), (iii) descriptions, flow-charts and other work product used to design, plan, organize and develop any of the foregoing, (iv) technology supporting, and the contents and audiovisual displays of, any internet sites and (v) documentation, other works of authorship and media, including user manuals and training materials, relating to or embodying any of the foregoing or on which any of the foregoing is recorded.
“Stockholder Agreement” has the meaning set forth in the Recitals.
“Straddle Tax Period” means a Tax period that begins on or before, and ends after, the Closing Date.
“Subsidiary” means, with respect to any Person, any entity (i) of which securities or other ownership interests having ordinary voting power to elect a majority of the board of directors, managers, trustees or other Persons performing similar functions are owned, directly or indirectly, by such Person (or such Person otherwise has the right, whether by ownership of securities, Contract or otherwise, to do so), (ii) for which such Person or one of its other Subsidiaries is the general partner, manager or managing member (or acts in a similar capacity), (iii) in which such Person owns, directly or indirectly, a majority of the equity, partnership or other similar interests thereof or (iv) whose business and policies such Person has the power to direct.
“Summa” means Summa Servicios Corporativos Integrales S.A.S.

“Summit” has the meaning set forth in the Preamble.
“Summit Board” has the meaning set forth in Section 5.02(b).
“Summit Acquisition Proposal” means, other than the Transactions, any offer or proposal from any third party Person or Group, relating to, in a single transaction or a series of related transactions, (i) any acquisition or purchase, directly or indirectly, of 20% or more of the consolidated assets of Summit and its Subsidiaries or 20% or more of any class of equity or voting securities of Summit and its Subsidiaries whose assets, individually or in the aggregate, constitute 20% or more of the consolidated assets of Summit and its Subsidiaries, (ii) any tender offer or exchange offer that, if consummated, would result in such third party Person or Group beneficially owning 20% or more of any class of equity or voting securities of Summit and its Subsidiaries whose assets, individually or in the aggregate, constitute 20% or more of the consolidated assets of Summit and its Subsidiaries, or (iii) a merger, consolidation, amalgamation, share exchange, business combination, sale of substantially all of the assets, reorganization, recapitalization, liquidation, dissolution or other similar transaction involving Summit and its Subsidiaries whose assets, individually or in the aggregate, constitute 20% or more of the consolidated assets of Summit and its Subsidiaries.
“Summit Adverse Recommendation Change” has the meaning set forth in Section 6.04(a).
“Summit Board Recommendation” has the meaning set forth in Section 5.02(b).
“Summit Class B Common Stock” means shares of Summit’s Class B common stock, par value $0.01 per share.
“Summit Credit Agreement” means the Amended and Restated Credit Agreement, dated as of July 17, 2015, by and among Summit Materials, LLC, the guarantors party thereto, the lenders party thereto and Bank of America, N.A., as administrative agent, as amended or restated on January 19, 2017, November 21, 2017, May 22, 2018, February 25, 2019, December 14, 2022, and January 10, 2023, and as may be amended or restated from time to time.
“Summit Common Stock” means the shares of Class A common stock, par value $0.01 per share, of Summit.
“Summit Disclosure Schedule” means the disclosure schedules, dated the date of this Agreement, and delivered by Summit to Cementos in connection with the execution of this Agreement.
“Summit Fundamental Representations” means the representations and warranties of Summit contained in Sections 5.01 (Existence and Power), 5.02 (Authorization), Section 5.04 (Capitalization), Section 5.05(a) (Noncontravention) and Section 5.07 (Finder’s Fees).
“Summit Indemnified Parties” has the meaning set forth in Section 10.02(a).
“Summit Material Adverse Effect” means any Effect that, individually or in the aggregate, has had or would reasonably be expected to have a material adverse effect on the condition (financial or otherwise), business, assets, financial condition or results of operations of Summit or any of its Subsidiaries, taken as a whole, excluding any event, change, circumstance, effect, occurrence, condition, state of facts or development to the extent arising or resulting from (A) Effects generally in financial or securities markets or in the general economic, political, regulatory or business conditions in the jurisdictions where Summit or any of its Subsidiaries have operations, (B) Effects generally affecting the industries in which Summit or any of its Subsidiaries operate, (C) Effects in Applicable Law or in GAAP (or interpretations or enforcement thereof), (D) Effects resulting from acts of war (whether or not declared), terrorism, civil disobedience, sabotage, military actions or the escalation of any of the foregoing, whether perpetrated or encouraged by a state or non-state actor or actors (including cyberattacks), any weather or natural disaster, or any outbreak or worsening of illness or other public health event (including COVID-19), any restrictions that relate to or arise out of any such illness or public health event (including any COVID-19 Measures), (E) the public announcement, pendency or consummation of this Agreement or any of the other Transaction Documents or the Transactions, including the impact thereof on the relationships, contractual or otherwise, Summit or any of its Subsidiaries with customers, Governmental Authorities, employees, labor organizations, suppliers, distributors, financing sources, partners or others with similar relationships (it being understood that this clause (E) shall not apply to a breach of any representation, warranty or covenant to the extent the purpose of such representation, warranty or covenant is to address the consequences resulting from the announcement, pendency or consummation of this Agreement or any of the other Transaction Documents or the Transactions, including for purposes of Article 9), (F) any actions not permitted to be taken by Summit due to Section 6.02(b), for which Cementos declines to provide its consent after Summit’s reasonable written request therefor (it being understood that this clause (F) shall not apply to a breach of any representation, warranty or covenant to the extent the purpose of such representation, warranty or covenant is to address the consequences resulting from the announcement or pendency of this Agreement or any of the other Transaction Documents or the consummation of the Transactions, including for the purposes of Article 9), or (G) any failure of any of Summit to meet, with respect to any period or periods, any internal or public projections, forecasts, estimates of earnings or revenues or business plans (but not the underlying facts, basis or circumstances giving rise to such failure to meet projections, forecasts, estimates of earnings or revenues or business plans, which may be taken into account in determining whether there has been or would reasonably be expected to be a Summit Material Adverse Effect); provided, however, that if any Effect described in any of clauses (A) through (D) has a disproportionate and adverse effect on Summit and its Subsidiaries, taken as a whole, relative to other participants in the industry in which Summit or any of its Subsidiaries operate, the impact thereof shall be taken into account in determining whether there has been, or would reasonably be expected to be, a Summit Material Adverse Effect but solely to the extent of such disproportionate and adverse effect, and then only to the extent otherwise permitted by this definitions.
“Summit Preferred Stock” means the share of preferred stock of Summit to be issued at the Closing pursuant to Section 2.01(b) and having the rights, preferences and privileges set forth in the Certificate of Designation.
“Summit Reports” has the meaning set forth in Section 5.10.
“Summit Service Provider” means as of any relevant time, any director, officer, employee, intern (paid or unpaid) or independent contractor of Summit or any of its Subsidiaries.
“Summit Stockholder Meeting” has the meaning set forth in Section 6.03(d).
“Summit Stockholder Approval” means the approval by the holders of a majority of the outstanding shares of Summit Common Stock and shares of Summit’s Class B Common Stock, par value $0.01, present in person or represented by proxy at the Stockholders Meeting and entitled to vote thereon of (x) the issuance of more than twenty percent (20%) of the outstanding shares of Summit Common Stock in the Transactions, and (y) the issuance of one share of Summit Preferred Stock in the Transactions, in accordance with the rules and regulations of the NYSE.
“Summit Stockholders” means the holders of Summit Common Stock.
“Summit Termination Fee” means $100,000,000.
“Superior Proposal” has the meaning set forth in Section 6.04(g).
“Support Services Agreement” means that certain support services agreement, to be entered into by and between Summit and Summa at the Closing, substantially in the form attached hereto as Exhibit D.
“Substitute Specified Support Obligations” has the meaning set forth in Section 7.20.
“Support Obligations” has the meaning set forth in Section 7.20.
“Target Net Working Capital” means an amount equal to $220,000,000.
“Tax” or, collectively, “Taxes” means any and all federal, state, regional, provincial, municipal, local and taxes, whether U.S. or non-U.S., any other taxes imposed by any Governmental Authority, assessments, reassessment and any other governmental charges, duties, fees, premiums, levies, impositions and liabilities, including unemployment and employment insurance contributions and workers’ compensation premiums and including taxes based upon, measured by or referred to as gross receipts, income, profits, sales, capital, use and occupation, goods and services, harmonized sales, value added, ad valorem, transfer, land transfer, franchise, social services, withholding, customs duties, countervailing and anti-dumping duties, payroll, employment, employer health tax, excise and property taxes, unclaimed property and escheat taxes and including estimated taxes, together with all interest, penalties, fines and additions to tax within the meaning of Section 6651 of the Code (or any similar state, local or non-U.S. Law) imposed with respect thereto.

“Tax Asset” means any net operating loss, net capital loss, investment tax credit, foreign tax credit, charitable deduction or any other credit or tax attribute that could be carried forward or back to reduce Taxes (including deductions and credits related to alternative minimum Taxes).
“Tax Proceeding” has the meaning set forth in Section 8.04.
“Tax Return” means any Tax return, statement, report, election, declaration, disclosure, schedule, attachment or form (including any estimated tax or information return or report) filed or required to be filed with, or required to be provided by, any Taxing Authority.
“Tax Sharing Agreement” means any agreement or arrangement entered into prior to the Closing binding any of the ANAC Companies that provides for the allocation, apportionment, sharing or assignment of any Tax Liability or benefit, or the transfer or assignment of income, revenues, receipts, or gains for the purpose of determining any Person’s Tax Liability (other than (A) any customary commercial contract entered into in the ordinary course of business the principal subject matter of which is not Taxes or (B) any agreements solely between the ANAC Companies).
“Taxing Authority” means any Governmental Authority responsible for the imposition, administration or collection of any Tax.
“Third Party” means any Person, including as defined in Section 13(d) of the 1934 Act, other than any ANAC Company, Cementos, the Argos Parties, Summit or any of their respective Affiliates.
“Third-Party Claim” has the meaning set forth in Section 10.03(b).
“Transaction Documents” means this Agreement, the Stockholders Agreement, the Restrictive Covenants Agreement, the Transition Services Agreement, the Support Services Agreement, the Cement Supply Agreement, the Intellectual Property and Technology License Agreement, the Logistics Agreement (Cartagena), the Master Purchase Agreement, the Logistics Agreement (International), the Registration Rights Agreement, the Certificate of Designation, and any other agreements, documents and certificates to be executed and delivered pursuant to, or in connection with, this Agreement.
“Transactions” has the meaning set forth in the Recitals.
“Transfer Agent” means the Broadridge Corporate Issuer Solutions, Inc.
“Transfer Tax” means any transfer, documentary, sales, harmonized sales, goods and services, use, stamp, registration, controlling interest, value added or other similar Tax arising in connection with the Transactions; provided, for the avoidance of doubt, that Transfer Tax shall not include withholding Taxes under Sections 1441 through 1447 of the Code (or any corresponding or similar provisions of state, local or non-U.S. income Tax law).
“Transition Services Agreement” means that certain transition services agreement, to be entered into by and between Summit and Cementos at the Closing, substantially in the form attached hereto as Exhibit C.
“Treasury Regulations” means the United States Treasury Regulations promulgated under the Code.
“U.S. GAAP” means generally accepted accounting principles of the United States set forth in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board, in effect from time to time.
“WARN” means the U.S. Worker Adjustment and Retraining Notification Act and any comparable state, provincial or local law.
Section 1.02. Other Definitional and Interpretative Provisions. The words “hereof,” “herein” and “hereunder” and words of like import used in this Agreement shall refer to this Agreement (including any Exhibits and Schedules annexed hereto) as a whole and not to any particular provision of this Agreement. The captions herein are included for convenience of reference only and shall be ignored in the construction or interpretation hereof. References to Articles, Sections, Exhibits and Schedules are to Articles, Sections, Exhibits and Schedules of this Agreement unless otherwise specified. All Exhibits and Schedules annexed hereto or referred to herein, including the Company Disclosure Schedule, are hereby incorporated in and made a part of this Agreement as if set forth in full herein. Any capitalized terms used in any Exhibit or Schedule but not otherwise defined therein, shall have the meaning as defined in this Agreement. Any singular term in this Agreement shall be deemed to include the plural, and any plural term the singular. Whenever the words “include,” “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation,” whether or not they are in fact followed by those words or words of like import. “Writing,” “written” and comparable terms refer to printing, typing and other means of reproducing words (including electronic media) in a visible form. The word “will” shall be construed to have the same meaning and effect as the word “shall.” The word “or” when used in this Agreement is not exclusive. The phrase “to the extent” shall mean the degree to which a subject or other thing extends, and such phrase shall not mean simply “if.” References to any statute, rule, regulation, law or Applicable Law shall be deemed to refer to such statute, rule, regulation, law or Applicable Law as amended or supplemented from time to time and to any rules, regulations and interpretations promulgated thereunder (except to the extent otherwise expressly provided herein). References to any Contract are to that Contract as amended, modified or supplemented from time to time in accordance with the terms hereof and thereof; provided that with respect to any Contract listed (or required to be listed) on any schedules hereto, or any Contract required to be disclosed by any Transaction Document, all amendments, modifications, supplements, extensions and renewals thereto must also be listed on the appropriate schedule and copies thereof provided to Cementos or Summit, as applicable. References to any Person include the successors and permitted assigns of that Person. Whenever this Agreement refers to a number of days, such number shall refer to calendar days unless Business Days are specified. Except as otherwise expressly provided herein, any reference in this Agreement to a date or time shall be deemed to be such date or time in New York, New York. References from or through any date mean, unless otherwise specified, from and including or through and including, respectively. References to one gender include all genders. References to “days” shall refer to calendar days unless Business Days are specified. Except as otherwise expressly set forth herein, all amounts required to be paid hereunder shall be paid in U.S. dollars currency in the manner and at the times set forth herein and all monetary references used herein, including references to “$,” shall be to United States dollars unless otherwise specified. Any amount of currency that is calculated in accordance herewith or for purposes hereof that is not in U.S. dollars will be converted into U.S. dollars calculated using the currency exchange rate applicable to obligations payable in any applicable foreign currency published in the U.S. East Coast Edition of the Wall Street Journal on the Business Day immediately prior to the Measurement Time (or, with respect to the amounts required to be paid after the Closing, the date on which the amounts are paid). For purposes of this Agreement, references to “ordinary course”, “ordinary course of business” or phrases of similar import shall, in each case, mean ordinary course of business consistent with past practice (including as to amounts and terms, as applicable). For purposes of this Agreement, any document which is described as being “provided,” “delivered,” “furnished,” “made available” or other similar reference shall only be treated as such if true and complete copies of such document have been made available in the virtual dataroom prior to the relevant date of determination (and, if such date of determination is on or prior to the date hereof, prior to the execution and delivery hereof). The Parties have participated jointly in the negotiation and drafting of this Agreement and each has been represented by counsel of its choosing and, in the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as jointly drafted by the parties and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provision of this Agreement.
ARTICLE 2
PURCHASE AND SALE
Section 2.01. Purchase and Sale.
(a) Upon the terms and subject to the conditions of this Agreement, at the Closing, the Argos Parties shall sell, convey, transfer, assign and deliver to Summit (or, at Summit’s sole discretion, Summit Materials Corporation 1, Inc., a Delaware corporation (“Summit Materials”); it being understood that Summit shall remain fully liable for the fulfillment of its obligations hereunder notwithstanding any such assignment to or acquisition by Summit Materials), and Summit (or, at Summit’s sole discretion, Summit Materials) shall purchase and acquire from the Argos Parties, all of the Purchased Shares, free and clear of all Liens, other than generally applicable restrictions on transfer under applicable securities Laws.
(b) The aggregate consideration (the “Closing Consideration”) to be delivered in exchange for the Purchased Shares shall equal (i) the Aggregate Cash Consideration, plus (ii) the Aggregate Stock

Consideration. The Aggregate Cash Consideration shall be paid on an estimated basis at Closing, as provided in Section 2.02(a), and shall be subject to adjustment and true-up as provided in Section 2.06 and Section 2.07. The Closing Consideration shall be issued and paid as provided in this Article 2.
Section 2.02. Pre-Closing Deliverables.
(a) No later than three Business Days prior to the Closing Date, the Company shall prepare and deliver to Summit a certificate executed by the Chief Financial Officer of the Company (the “Estimate Certificate”) setting forth in reasonable detail the Company’s good faith estimates of (x)(i) Closing Net Working Capital, (ii) Closing Cash, (iii) Closing Indebtedness (iv) Company Transaction Expenses, and (y) based on the amounts set forth in the preceding clauses (i)-(iv) the Company’s calculation of the Aggregate Cash Consideration (the “Estimated Aggregate Cash Consideration”), together with reasonably detailed supporting documentation therefor and the amounts and wire transfer details for the payees in respect of all Company Transaction Expenses. The Estimate Certificate shall be prepared, and the Estimated Aggregate Cash Consideration (and all components thereof) shall be determined, in each case as of the Measurement Time in a manner consistent with the Accounting Policies and the definitions set forth herein and based on the ANAC Companies’ books and records and other information available at the time. Summit may, until one Business Days prior to the Closing Date, provide the Company with comments to the Estimate Certificate, and the Company shall consider such comments in good faith. In the event that the Company agrees with any such comments, the Company shall update the Estimate Certificate to reflect such agreement. Cementos and the Company shall reasonably cooperate with Summit and its Representatives in the review and comment on the Estimate Certificate and shall promptly provide Summit and its Representatives (i) all supporting documentation reasonably requested by Summit in connection with Summit’s review of the preliminary and final Estimate Certificate and (ii) access to each ANAC Company’s books and records (including financial records, work papers, schedules, memoranda and supporting documents and calculations) (including, financial records, and, subject to the execution and delivery by Summit of customary accountant access letter(s), accountants’ work papers, schedules, memoranda and other documents) and access to Company Employees, in each case, used to prepare the Estimate Certificate prior to Closing; provided that such access shall occur during normal business hours, with reasonable notice and in a manner that does not unreasonably interfere with the conduct of the Business. In the event that the Company redelivers the Estimate Certificate before the Closing, then the last Estimate Certificate delivered to Summit shall be deemed to be the Estimate Certificate for purposes of this Agreement. For the avoidance of doubt, Summit shall have no obligation to comment on the Estimate Certificate, and any comment (or lack thereof) shall in no way prejudice Summit’s rights hereunder, including pursuant to Section 2.06 or Article 10. If Summit has provided notice of an objection to the Estimated Certificate pursuant to this Section 2.02(a) and Summit and the Company fail to mutually agree upon revisions to the Estimated Certificate on or prior to the Business Day immediately prior to the Closing Date, then: (A) no Party shall delay the Closing because of such failure and (B) the amounts set forth in the Estimated Certificate to which Summit objects, without any adjustment, shall be the amounts used in the determination of the Closing Consideration.
(b) No later than three Business Days prior to the Closing Date, the Company shall deliver to Summit one or more customary payoff letters, in form and substance reasonably satisfactory to Summit (the “Payoff Letters”), with respect to any Indebtedness outstanding as of immediately prior to the Closing under the Contracts of the type described in clause (i), (ii) or (viii) of the definition of “Indebtedness”, including those specified in Section 2.02(b) of the Company Disclosure Schedule, to be provided by the applicable creditor(s) (or the administrative agent or similar representative on behalf thereof, if applicable), in respect thereof, which shall, in each case, (i) set forth the aggregate amount arising under or owing or payable thereunder and in connection therewith at the Closing (such amount, the “Debt Payoff Amount”), (ii) acknowledge and agree that, upon payment of such aggregate amounts on the Closing Date, the ANAC Companies shall have paid in full all amounts arising under or owing or payable thereunder and in connection therewith, and, if applicable, that all Liens, guarantees and similar credit support related to such Indebtedness shall be automatically released and (iii) if applicable include customary lender undertakings to promptly prepare and file with the appropriate Governmental Authority such instruments as may be required to effect or evidence such release or shall include authorization for the Company or another party designated by the Company to prepare and file any such instruments.

(c) No later than five Business Days following each of (i) the execution of this Agreement, and (ii) the Closing Date, Cementos shall use commercially reasonable efforts to deliver or cause to be delivered to Summit two copies of a CD, DVD-ROM or USB drive containing a true and complete copy of the Data Room, reflecting the contents of the Data Room as of the execution of this Agreement or the Closing Date, respectively.
Section 2.03. Closing. (a) The purchase and sale of the Purchased Shares in exchange for the Closing Consideration hereunder (the “Closing”) shall take place (i) in New York, NY at the offices of Davis Polk & Wardwell LLP, 450 Lexington Avenue, New York, NY 10017 or remotely by the exchange of documents and signatures (or their electronic counterparts), as soon as possible, but in any event no later than the third Business Day after the date on which the conditions set forth in Article 9 have been satisfied or, to the extent permitted under Applicable Law, waived in writing by the Party or the Parties entitled to the benefit of such condition (other than conditions that by their nature are to be satisfied at the Closing, but subject to the satisfaction or, to the extent permitted under Applicable Law, waiver in writing of those conditions at the Closing by the Party or Parties entitled to the benefit of such conditions), or (ii) at such other time or place as Summit and Cementos may mutually agree in writing.
Section 2.04. Delivery of Closing Consideration. At the Closing, Summit shall deliver, or cause to be delivered (including, if applicable, (i) by delivering instructions to Summit’s Transfer Agent in respect of any delivery of shares of Summit Common Stock, and (ii) by causing Summit Materials to deliver the Aggregate Cash Consideration):
(a) the amount of the Aggregate Cash Consideration, by wire transfer of immediately available funds, to the bank account in the United States specified in writing by Cementos prior to the Closing, for the benefit of the Argos Parties entitled thereto;
(b) to each counterparty or holder specified in each Payoff Letters, the Debt Payoff Amount identified in such Payoff Letter (solely to the extent such amount is taken into account in the calculation of the Estimated Aggregate Cash Consideration), on behalf of the Company and the Argos Parties, in accordance with the instructions specified in such Payoff Letter; and
(c) to each Person who is owed a portion of the Company Transaction Expenses, the amount payable on behalf of the Company and the Argos Parties as specified in the invoices delivered by the Company prior to the date hereof, solely to the extent such amount is taken into account in the calculation of the Estimated Aggregate Cash Consideration.
Section 2.05. Closing Deliverables. At the Closing:
(a) Summit shall deliver, or cause to be delivered, to Cementos, the following:
(i) a letter of instruction to the Transfer Agent to issue (x) shares of Summit Common Stock to Cementos in an amount equal to the Aggregate Stock Consideration and (y) one share of Summit Preferred Stock;
(ii) counterparts to the Stockholder Agreement, Registration Rights Agreement, Restrictive Covenants Agreement, Transition Services Agreement, Support Services Agreement, Cement Supply Agreement, Intellectual Property License Agreement, the Logistics Agreement (Cartagena), the Master Purchase Agreement, the Logistics Agreement (International) and the Certificate of Designation, in each case duly executed by Summit;
(iii) the certificate referred to in Section 9.03(d); and
(iv) an IRS Form W-9 with respect to Summit and Summit Materials.
(b) Cementos and the Argos Parties shall deliver, or cause to be delivered, to Summit (or at Summit’s sole discretion, to Summit Materials) the following:
(i) the Purchased Shares, free and clear of all Liens (other than generally applicable restrictions on transfer under applicable securities Laws or by any Transaction Document) and any certificates representing the Purchased Shares, together with a duly endorsed in blank or duly executed in proper form for transfer;

(ii) counterparts to the Stockholder Agreement, Registration Rights Agreement, Transition Services Agreement, Cement Supply Agreement, Intellectual Property and Technology License Agreement, the Logistics Agreement (Cartagena), the Master Purchase Agreement, the Logistics Agreement (International) and the Certificate of Designation, in each case duly executed by Cementos;
(iii) a counterpart to the Support Services Agreement, duly executed by Summa;
(iv) counterparts to the Resignation Letters, duly executed by the Persons specified in Section 7.16;
(v) the certificate referred to in Section 9.02(d);
(vi) on behalf of Argos North America Corp., (I) a duly executed certificate, dated not more than 30 days prior to the Closing Date, satisfying the requirements of Treasury Regulations Section 1.897-2(h) and 1.1445-2(c)(3) and stating that the equity interests in Argos North America Corp. are not “United States real property interests,” such certificate being substantially in the form set forth in Schedule III (the “Closing FIRPTA Certificate”), and (II) the corresponding notice to the IRS in accordance with Treasury Regulations Section 1.897-2(h), which notice Summit shall cause to be delivered to the IRS no later than five Business Days after the Closing;
(vii) a copy of each executed Payoff Letter and, if applicable, evidence of releases of Liens securing the Indebtedness referred to in each Payoff Letter; and
(viii) the information included in clause (i) of the definition of Required Information.
Section 2.06. Closing Statement. (a) Within 120 days after the Closing Date, Summit shall prepare and deliver to Cementos, or cause to be prepared and delivered to Cementos, a written certificate (the “Post-Closing Certificate”), setting forth in reasonable detail Summit’s calculation of (x) (i) Closing Net Working Capital, (ii) Closing Cash, (iii) Closing Indebtedness, (iv) Company Transaction Expenses, and (y) based on the amounts set forth in the preceding clauses (i)-(iv), Summit’s calculation of the Aggregate Cash Consideration, together with reasonably detailed supporting documentation therefor. The Post-Closing Certificate shall be prepared, and the Closing Consideration (and all components thereof) shall be determined, in each case as of the Measurement Time in a manner consistent with the Accounting Policies and the definitions set forth herein and based on the ANAC Companies’ books and records and other information available at the time. After the delivery of the Post-Closing Certificate and until the determination of the Final Aggregate Cash Consideration, Summit shall promptly provide, and shall cause the ANAC Companies to promptly provide, reasonable supporting documentation reasonably requested by Cementos (including, subject to the execution and delivery by Cementos of customary accountant access letter(s), accountants’ work papers, schedules, memoranda and other documents as may be reasonably requested) and make the relevant personnel involved in the preparation of the Post-Closing Certificate and relevant financial records of the ANAC Companies, in each case, used to prepare the Post-Closing Certificate after the Closing reasonably available in connection with Cementos review of the Post-Closing Certificate; provided that any such access shall occur during normal business hours, with reasonable notice and in a manner that does not unreasonably interfere with the normal business operations of the ANAC Companies or their Affiliates.
(b) If Cementos disagrees with any calculations set forth in the Post-Closing Certificate, Cementos may deliver to Summit, within 45 days following the date on which the Post-Closing Certificate was delivered (the “Objection Period”), a written notice (the “Dispute Notice”) setting forth Cementos’s calculation of the disputed amount, a description in reasonable detail of the grounds for each such disagreement and Cementos’s alternative calculation of the Closing Consideration (each such item or amount as to which Cementos disagrees and set forth in the Dispute Notice, an “Item of Disagreement”). Except for those Items of Disagreement set forth in the Dispute Notice delivered during the Objection Period, Cementos shall be deemed to have agreed with all other items and amounts set forth in the Post-Closing Certificate, which items and amounts shall be final, binding and conclusive for all purposes hereunder, and no Party may thereafter dispute any item or amount not set forth in such Dispute Notice. Cementos may only deliver one Dispute Notice and, if Cementos does not timely deliver a Dispute Notice, the Post-Closing Certificate, and the items and amounts therein, shall be deemed final, binding and conclusive for all purposes hereunder, and no Party may thereafter dispute any item or amount not set forth in such Dispute Notice.

(c) In the event that Cementos delivers the Dispute Notice to Summit within the Objection Period, Summit and Cementos will negotiate in good faith to resolve all Items of Disagreement. If, after a period of 30 days (or any mutually agreed extension thereof) following the date on which such Dispute Notice is delivered, Summit and Cementos have not resolved each such Item of Disagreement, then at the request of either Summit or Cementos all such Items of Disagreement that remain unresolved shall be submitted to the Resolution Accountants in writing. Summit and Cementos shall, and shall cause their respective Representatives to, reasonably cooperate with the Resolution Accountants so as to enable them to make their determination as quickly and as accurately as practicable. The Parties agree that (i) the Resolution Accountant shall consider only those items or amounts in the Post-Closing Certificate as to which Cementos has disagreed in a Dispute Notice and which have not been resolved prior to submission to the Resolution Accountant, (ii) no Party shall have any ex parte meetings or communications with the Resolution Accountants, (iii) the Resolution Accountants shall not be entitled to hold any hearings or take or order the taking of depositions or other testimony, (iv) the Resolution Accountants shall decide all remaining Items of Disagreement solely based on the terms and standards set forth in this Agreement and in the Accounting Policies and (v) with respect to each matter submitted to it, the Resolution Accountant shall not resolve such matter in a manner that is more favorable to Summit’s position than the Post-Closing Certificate or more favorable to Cementos’s position than the Dispute Notice. Summit and Cementos shall use reasonable best efforts to obtain from the Resolution Accountants a resolution of all Items of Disagreement that remain unresolved as promptly as reasonably practicable after the date on which the Resolution Accountants are engaged. The Resolution Accountants shall render such resolution in writing, and the calculation of the remaining Items of Disagreement referred to the Resolution Accountants and the Final Aggregate Cash Consideration as determined by the Resolution Accountants shall be binding upon the Parties absent manifest error or actual intentional common law fraud (and not constructive fraud or other similar claims based on constructive knowledge, negligent misrepresentation, recklessness or similar theories). The costs, fees and expenses of the Resolution Accountants shall be borne by Summit and Cementos (on behalf of the Argos Parties and included as a Company Transaction Expense) in the same proportion as the aggregate amount of the Items of Disagreement submitted to the Resolution Accountants that are unsuccessfully disputed by each such Party (as finally determined by the Resolution Accountants) bears to the total amount of such Items of Disagreement so submitted. For example, if Cementos timely submits a Dispute Notice for $1,000, and if Summit contests only $500 of such amount, and the Resolution Accountants ultimately resolve the dispute by awarding Cementos $300 of the $500 contested, then the costs and expenses of the Resolution Accountants will be allocated 60% (i.e., 300/500) to Summit and 40% (i.e., 200/500) to Cementos. All other costs, fees and expenses incurred by the Parties in connection with resolving such dispute shall be borne by the party incurring such cost and expense. The dispute resolution by the Resolution Accountants under this Section 2.06 shall constitute an expert determination and shall not constitute an arbitration. The Resolution Accountant shall have exclusive jurisdiction over, and resort to the Resolution Accountant as provided in this Section 2.06 shall be the only recourse and sole and exclusive remedy of the parties against one another with respect to, any disputes arising out of or relating to the adjustments pursuant to this Section 2.06. Any disputes not within the scope of the disputes to be resolved by the Resolution Accountant pursuant to this Section 2.06 (as well as any disputes about the scope of disputes to be resolved by the Resolution Accountants pursuant to this Section 2.06) shall be resolved pursuant to Section 12.07.
Section 2.07. Post-Closing Closing Consideration Adjustment. (a) Promptly following the determination of the Final Aggregate Cash Consideration (but in any event within five Business Days of such determination), (i) if the Final Aggregate Cash Consideration exceeds the Estimated Aggregate Cash Consideration, Summit shall pay to Argos Parties or its designee, the amount of such excess by wire transfer of immediately available funds to an account designated by Cementos or (ii) if the Final Aggregate Cash Consideration is less than the Estimated Aggregate Cash Consideration, then Cementos and the Argos Parties shall be obligated, on a joint and several basis, to pay such amount to Summit, such amount, by wire transfer of immediately available funds to an account designated by Summit. Any amounts payable pursuant to this Section 2.07 shall be treated for Tax purposes as an adjustment to the Closing Consideration unless required otherwise by a change in Tax law, or final determination by the appropriate Governmental Authority or court .
Section 2.08. Share Capital Adjustments; Lost Certificates; Fractional Shares. (a) In the event of any stock split, reverse stock split, stock dividend (including any dividend or distribution of securities convertible into capital stock), reorganization, reclassification, combination, recapitalization or other like change with respect to the Purchased Shares or Summit Common Stock occurring after the date hereof and prior to the Closing, all references herein to specified numbers of shares of any class or series affected thereby, and all calculations provided for that are based upon numbers of shares of any class or series (or prices therefor) affected thereby, shall be equitably adjusted to the extent necessary to provide the parties the same economic effect as contemplated by this Agreement prior to such stock split, reverse stock split, stock dividend, reorganization, reclassification, combination, recapitalization or other like change.
(b) Legend. Any certificates or book entry entitlements representing the shares of Summit Common Stock to be issued pursuant to this Agreement shall bear the legend set forth (along with any other legends that may be required under Applicable Law) in Section 5.03 of the Stockholder Agreement.
Section 2.09. Withholding. Notwithstanding any provision contained herein to the contrary, Summit, any Affiliate of Summit, and any other Person at the direction of Summit, shall be entitled to deduct and withhold from any amounts otherwise payable to any Person pursuant to this Agreement or any other Transaction Documents such amounts as it is required to deduct and withhold with respect to the making of such payment under any provision of Applicable Law; provided that if Cementos and the Argos Parties deliver to Summit, on or before the Closing Date, the Closing FIRPTA Certificate pursuant to Section 2.05(b)(vi), then no such amounts will be required to be withheld under Section 1445 of the Code. If Cementos and the Argos Parties do not deliver such Closing FIRPTA Certificate pursuant to the previous sentence, the Closing shall nonetheless proceed, and Summit’s sole remedy shall be to withhold such amount as required pursuant to Section 1445 of the Code and remit such amounts to the IRS, in each case, in accordance with Schedule IV attached hereto. Any amounts so deducted and withheld by Summit, any of Summit’s Affiliates or any Person at the direction of Summit, as the case may be, shall be treated for all purposes of this Agreement or such other Transaction Documents as having been paid to such Person in respect of which such deduction or withholding was made. If Summit determines that withholding is required pursuant to this Section 2.09 (other than pursuant to Section 1445 of the Code), then at least 5 Business Days prior to making any such deduction or withholding, Summit shall provide notice to Cementos of the amounts subject to withholding and shall cooperate with Cementos to eliminate or minimize to the greatest extent practicable the basis for such deduction or withholding.
ARTICLE 3
REPRESENTATIONS AND WARRANTIES OF THE COMPANY
Subject to Section 11.03, except as set forth in the Company Disclosure Schedule, the Company and the Argos Parties represent and warrant to Summit, as of the date hereof and as of the Closing Date (or in the case of any representations and warranties that speak as of a specified date, as of such specified date):
Section 3.01. Existence and Power. Each ANAC Company (a) is an entity duly formed, validly existing and (where applicable) in good standing under the laws of its jurisdiction of incorporation or formation, (b) is duly registered, licensed and qualified to carry on its business in each jurisdiction in which its business is now being conducted and as currently contemplated to be conducted by it and (c) has all corporate or other organizational power and authority required to enable it to use its legal or other business names, to own or lease and operate its properties and to conduct its business as now conducted and as currently contemplated to be conducted and each ANAC Company has all material Permits required to enable it to use its legal or other business names, to own or lease and operate its properties and to conduct its business as now conducted and as currently contemplated to be conducted except, in the case of clause (b) or (c) for any such failure which would not (i) reasonably be expected to, individually or in the aggregate, have a Company Material Adverse Effect or (ii) reasonably be expected to prevent, enjoin or materially delay the consummation of the Transactions, or the performance by the Company or the Argos Parties of their obligations under, this Agreement and the other Transaction Documents to which they are (or are specified to be) a party. Each ANAC Company is duly qualified to do business as a foreign entity and is in good standing in each jurisdiction where such qualification is necessary, except for those jurisdictions where failure to be so qualified would not (i) reasonably be expected to be, individually or in the aggregate, material to the ANAC Companies, taken as a whole or (ii) reasonably be expected to prevent, enjoin or materially delay the consummation of the Transactions, or the performance by the Company or the Argos Parties of their obligations under, this Agreement and the other Transaction Documents to which they are (or are specified to be) a party. Prior to the date hereof, the Company has made available to Summit true and complete copies of each ANAC Company’s Governing Documents as currently in effect.

Section 3.02. Authorization. The execution and delivery of, and performance by the Company of its obligations under, this Agreement and the other Transaction Documents to which the Company is (or is specified to be) a party, and the consummation of the Transactions, are within the Company’s organizational powers and have been duly and validly authorized and approved by all necessary organizational action on the part of the Company. This Agreement, and each of the other Transaction Documents to which the Company is (or is specified to be) a party, has been duly executed and delivered by the Company specified to be a party hereto or thereto and constitutes a valid and binding agreement of the Company specified to be a party hereto or thereto enforceable against it in accordance with its terms (subject to applicable bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and other laws affecting creditors’ rights generally and general principles of equity (collectively, the “Enforceability Exceptions”)). There are no votes, approvals, consents or other proceedings of the equityholders of any of the ANAC Companies or otherwise necessary in connection with the execution and delivery of, or the performance by the Company of its obligations under this Agreement and the other Transaction Documents to which any ANAC Company is (or is specified to be) a party, or the consummation of the Transactions.
Section 3.03. Governmental Authorization. The execution, delivery and performance of this Agreement and the other Transaction Documents to which any ANAC Company is (or is specified to be) a party, and the consummation of the Transactions, require no consent, waiver, approval, action, filing, authorization or permit of, or filing with or notification to, or other similar action by or in respect of, any Governmental Authority, other than (i) compliance with any applicable requirements of the HSR Act, (ii) those actions or filings set forth on Section 3.03 of the Company Disclosure Schedules required under applicable Antitrust Laws, (iii) pursuant to the DPA and (iv) any other consent, waiver, approval, action, filing, authorization or permit of, or filing with or notification to, or other similar action, the absence of which, individually or in the aggregate, would not reasonably be expected to have a Company Material Adverse Effect or prevent, enjoin or materially delay the consummation of the Transactions, or the performance by the Company or the Argos Parties of their obligations under, this Agreement and the other Transaction Documents to which they are (or are specified to be) a party.
Section 3.04. Noncontravention. The execution, delivery and performance of this Agreement and the other Transaction Documents, and the consummation of the Transactions, do not and will not (a) contravene, conflict with, or result in any violation or breach of any provision of any Governing Document of any ANAC Company, (b) assuming the accuracy of the representations and warranties set forth in Section 3.03, Section 4.03 and Section 5.03, violate any Applicable Law, (c) result in the creation or imposition of any Lien (other than Permitted Liens) on any asset of any ANAC Company, or (d) require any consent, approval, waiver, authorization or other action by, or notice or payment to any Person, constitute a breach, default or event that, with or without notice or lapse of time or both, would constitute a violation, breach or default or give rise to any loss of or right to termination, modification, cancellation or acceleration of any right, benefit or obligation of any ANAC Company under any Contract or Permit, with only such exceptions, in the case of clauses (b), (c) and (d), as would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect, or prevent, enjoin or materially delay the consummation of the Transactions, or the performance by the Company or the Argos Parties of their obligations under this Agreement and the other Transaction Documents to which they are (or are specified to be) a party.
Section 3.05. Capitalization. (a) Section 3.05(a) of the Company Disclosure Schedule sets forth a true and complete list of the record and beneficial owners of all authorized or outstanding Equity Securities of each ANAC Company, together with the number of each class and series of Equity Securities of each ANAC Company held of record or beneficially by each such Person. The Equity Securities to be delivered to Summit at Closing shall include 100% of the Equity Securities of the Company issued and outstanding immediately after the Closing.
(b) All of the outstanding Equity Securities of each ANAC Company have been duly authorized and validly issued, are fully paid and non-assessable, have not been issued in violation of Applicable Law, and are owned, directly or indirectly, by the Argos Parties free and clear of all Liens (other than generally applicable transfer restrictions under applicable securities laws), and were issued in compliance with (x) all applicable securities laws or exemptions therefrom and (y) any preemptive rights, rights of first refusal or similar rights created by Applicable Law, any of the Governing Documents of the ANAC Companies or any Contract.

(c) Except as set forth in Section 3.05(a) of the Company Disclosure Schedule, there are no authorized, issued, reserved for issuance or outstanding Equity Securities of any ANAC Company. There are no outstanding obligations of any ANAC Company to repurchase, redeem or otherwise acquire any Equity Securities of any ANAC Company. There are no declared and unpaid dividends on any Equity Securities of any ANAC Company. There are no voting trusts, shareholder or member Contracts, pooling agreements or proxies with respect to the voting or transfer of any Equity Securities of any ANAC Company. There are no securities of any ANAC Company convertible into or exchangeable for Equity Securities of such ANAC Company. There are no options or other rights to acquire from the ANAC Companies, or other obligations of any ANAC Company to issue, any Equity Security or securities convertible or exchangeable for Equity Securities of such ANAC Company. Except for Summit’s rights under this Agreement, no Person has any Contract or any right or privilege (whether by Applicable Law or under any preemptive or contractual right) for the purchase or acquisition of any Equity Securities of any ANAC Company.
(d) No ANAC Company has any Subsidiary that is not an ANAC Company.
(e) Except for the Equity Securities of its Subsidiaries set forth on Section 3.05(a) of the Company Disclosure Schedule, no ANAC Company owns, directly or indirectly, any Equity Securities in any Person and no ANAC Company is, directly or indirectly, a participant in any joint venture, partnership or similar arrangement. No ANAC Company has any rights to or is bound by any commitment or obligation to acquire by any means, directly or indirectly, any Equity Security of any Person, or to make any investment in, or contribution, loan or advance to, any Person.
(f) Each of the Company, the Argos Parties and Cementos represent and warrant that none of (i) Grupo Argos S.A., a sociedad anónima incorporated in the Republic of Colombia, (ii) Argos SEM LLC, a Delaware limited liability company (“Investor Member 1”), or (iii) Valle Cement Investments, Inc., a sociedad anónima incorporated in the Republic of Panama, or any of its or their respective controlled Affiliates has “beneficial ownership” of any Equity Securities of the Company for purposes of Rule 13d-3 or 13d-5 under the Exchange Act (or any successor statute or regulation).
Section 3.06. Financial Statements.
(a) Section 3.06 of the Company Disclosure Schedule sets forth the audited consolidated balance sheets as of December 31, 2022 and 2021 of the Company and its Subsidiaries and the related audited consolidated statements of income, comprehensive income cash flows and equity for fiscal years ended December 31, 2022, 2021 and 2020 (together with the notes thereto and accompanied by unqualified opinions of the independent accountants) of the Company and its Subsidiaries (the “Audited Financial Statements”) and the unaudited consolidated balance sheet as of March 31, 2023 of the Company and its Subsidiaries and the related unaudited consolidated statements of income and cash flows for the three months ended March 31, 2023 (together with the notes thereto) of the Company and each of its Subsidiaries (the “Interim Financial Statements” and, together with the Audited Financial Statements, the “Financial Statements”). The Audited Financial Statements and the Interim Financial Statements have each been prepared in conformity with U.S. GAAP applied on a consistent basis and fairly present, in all material respects, the consolidated financial position of the Company and each of its Subsidiaries as of the dates thereof and their consolidated results of operations, cash flows and members’ equity for the periods then ended (subject, in the case of the Interim Financial Statements, to normal year-end adjustments which are not material individually or in the aggregate to the Company and each of its Subsidiaries and the absence of footnote disclosure which are not material and adverse individually or in the aggregate to the ANAC Companies, taken as a whole). Prior to the date hereof, the Company has made available to Summit true and complete copies of each of the Audited Financial Statements and Interim Financial Statements. No auditor of any Audited Financial Statements has indicated to any ANAC Company that it will withdraw its audit opinion with respect to such Audited Financial Statements and no ANAC Company has determined that it is required to restate any Audited Financial Statements or any Interim Financial Statements.
(b) The ANAC Companies maintain controls and procedures that are designed to provide reasonable assurance that transactions are recorded as necessary to permit preparation of financial statements in accordance with U.S. GAAP and that material information relating to the ANAC Companies is promptly made known to the chief executive officer and the chief financial officer of the Company. There are no material deficiencies or material weaknesses in the design or operation of internal control over financial reporting relating to the ANAC Companies which are reasonably likely to adversely affect the ANAC Companies’ ability to record, process, summarize and report financial information, and any such prior deficiencies or weaknesses identified since January 1, 2021 have been adequately disclosed to the ANAC Companies’ auditors. Since January 1, 2021, the ANAC Companies have not identified and have not been advised by their auditors of any fraud or allegation of fraud, whether or not material, that involves management or other employees of the Company or any of its Subsidiaries who have a significant role in the ANAC Companies’ internal controls over financial reporting.
Section 3.07. Absence of Certain Changes. (a) Since the Balance Sheet Date, the Business has been conducted in the ordinary course and there has not been a Company Material Adverse Effect.
(b) Since the Balance Sheet Date, there has not been any (i) property or casualty loss or damage or other interruption in the business or operations of the ANAC Companies material to the ANAC Companies taken as a whole, or (ii) action taken that, if taken during the period from the date of this Agreement through the Closing Date without Summit’s prior written consent, would constitute a breach of, Section 6.01(b)(vi) (Sale of Assets), Section 6.01(b)(vii) (Sale of IP), Section 6.01(b)(xii) (Accounting Methods), Section 6.01(b)(xiv) (Discounts), Section 6.01(b)(xv) (Tax Elections), Section 6.01(b)(xvi) (Working Capital) or Section 6.01(b)(xxi) (to the extent related to the foregoing).
Section 3.08. No Undisclosed Liabilities. There are no Liabilities of any of the ANAC Companies of any kind whatsoever and there is no existing condition, situation or set of circumstances which would reasonably be expected to result in any such Liability, other than: (i) Liabilities expressly described and adequately reserved against in the Balance Sheet or the notes thereto; (ii) executory obligations under the express terms of Contracts entered into in the ordinary course of business since the Balance Sheet Date (for the avoidance of doubt, excluding any Liability arising out of any breach thereof), (iii) Liabilities incurred in the ordinary course of business since the Balance Sheet Date (it being understood that Liability arising as a result of any breach of Contract or any tortious conduct, litigation, infringement or violation of Applicable Law, or that relates to any Action, will be deemed not to have incurred in the ordinary course of business), (iv) Liabilities that have been incurred pursuant to this Agreement or in connection with the Transactions, and (v) other Liabilities as would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect.
Section 3.09. Material Contracts. (a) Section 3.09(a) of the Company Disclosure Schedule lists, and true and complete copies have been made available to Summit of, all Contracts to which any ANAC Company is (or is specified to be) a party as of the date hereof, excluding, for the avoidance of doubt, any Company Employee Plan (any purchase orders excluded from clauses (i), (ii) and (iii) of this Section 3.09(a), the Contracts listed or required to be listed in Section 3.09(a) of the Company Disclosure Schedule, and any Contract entered into (or amended or modified) after the date hereof that would have been required to be listed in Section 3.09(a) of the Company Disclosure Schedule if in effect (or as so amended or modified) on the date hereof, the “Material Contracts”), which:
(i) are Contracts or a group of related Contracts under which the ANAC Companies have made payments of more than $2,000,000 in the 12 months ended July 31, 2023 other than purchase orders entered into in the ordinary course of business;
(ii) are Contracts or a group of related Contracts under which any ANAC Company has received aggregate payments of more than $2,000,000 in the 12 months ended July 31, 2023, other than purchase orders entered into in the ordinary course of business;
(iii) are material Contracts with any Material Counterparty, other than purchase orders entered into in the ordinary course of business;
(iv) are Contracts for the purchase or sale of any real property or granting any option with respect thereto, in each case, (A) where such purchase, sale or option has not been consummated and (B) with a value in excess of $2,000,000;
(v) are Contracts (including letters of intent but excluding customary confidentiality and non-disclosure obligations) relating to the acquisition or disposition of any Person, business or Equity Securities or a material amount of assets of or to any other Person (whether by merger, sale of stock, sale of assets or otherwise) (A) entered into since January 1, 2020 or (B) pursuant to which any ANAC Company has any material Liabilities, including any contingent “earn-out,” or deferred purchase price or similar contingent payment obligation or any indemnification obligation;
(vi) are Contracts involving a remaining commitment by any of the ANAC Companies to make capital expenditures in excess of $2,000,000;
(vii) are Contracts with any Governmental Authority or any currently outstanding bids, proposals or other offers related to Contracts with a Governmental Authority;
(viii) are Contracts relating to indebtedness for borrowed money or granting any Lien over any material asset or Equity Security of any ANAC Company;
(ix) are Contracts that relate to the formation, creation, governance, or control of, or participation in, a partnership, joint venture, strategic alliance, franchise agreement, profit-sharing or similar arrangement;
(x) are Contracts relating to any loan or other extension of credit, or obligation to advance or contribute capital, by any ANAC Company except for (A) trade payment terms extended to any customer in the ordinary course of business and (B) capital expenditures, which are subject to the representation set forth in Section 3.09(a)(vi);
(xi) are Contracts (w) that limit (or purport to limit) the freedom of any ANAC Company or any of its Affiliates (including, following the Closing, Summit and its Affiliates) to compete in any line of business or with any Person or in any geographic area, (x) that imposes (a) exclusivity requirements (including “requirements” obligations), (b) non-competition obligations, material non-solicitation obligations, (c) “take-or-pay” or “output” contracts, in each case involving aggregate payments of more than $2,000,000 in the 12 months ended July 31, 2023, or (d) “most favored nations” or “most favored customer” restrictions or rights of first or last offer, in each case, on any ANAC Company or any of its Affiliates (including, following the Closing, Summit and its Affiliates), or otherwise restricts any ANAC Company or any of its Affiliates (including, following the Closing, Summit and its Affiliates) in any material respect in the development, distribution, licensing, marketing, or sale of any of its products or services or (y) with a sole source supplier of material goods or services;
(xii) are Contracts pursuant to which any (A) ANAC Company obtains any license, sublicense, right or authorization to use, or covenant not to be sued under any material Intellectual Property Right (other than any non-exclusive off-the-shelf shrinkwrap, clickwrap or similar license or sublicense for non-custom Software that is commercially available on nondiscriminatory pricing terms, which have an aggregate acquisition cost of $2,000,000 or less); (B) ANAC Company grants any license, sublicense, right or authorization to use, or covenant not to be sued under, any material Owned Intellectual Property Right (other than non-exclusive licenses granted to customers or vendors in the ordinary course of business); or (C) third party (other than any employee of any ANAC Company) develops or has developed any material Owned Intellectual Property Rights;
(xiii) are Contracts pursuant to which an ANAC Company grants to any Person the exclusive or preferred right to market, distribute or resell any product or service, or to exclusively or preferentially represent an ANAC Company with respect to any such product or service, or act as an exclusive agent for an ANAC Company in connection with the marketing, distribution or sale of any product;
(xiv) are Affiliate Contracts (or that were Affiliate Contracts at the time they were entered into);
(xv) any Contract providing for material indemnification by the ANAC Companies, or in favor of the ANAC Companies, other than indemnification provisions arising in the ordinary course of business consistent with past practice;
(xvi) are Shared Contracts; or
(xvii) are Contracts providing for the settlement or compromise of any material Action that required payment by any ANAC Company since January 1, 2021 of any amount in excess of $2,000,000 or that involves material ongoing obligations after the date hereof on any ANAC Company.

(b) Section 3.09 of the Company Disclosure Schedule contains a list of the top 20 customers of the ANAC Companies (determined on the basis of revenues) (each, a “Material Customer”), and the top 20 suppliers of the ANAC Companies (determined on the basis of cost of goods and services purchased) (each, a “Material Supplier”, and each Material Customer and Material Supplier, a “Material Counterparty”), in each case for the 12-month period ended December 31, 2022. Since January 1, 2022, no Material Counterparty terminated or delivered written notice to or otherwise informed in writing the Company or any of its Related Parties (including any ANAC Company) of, and to the Knowledge of the Company, no Material Counterparty has, any intention to terminate or alter in a manner that is material and adverse to the ANAC Companies or their business, taken as a whole, its relationship with the ANAC Companies (including by materially decreasing the volumes or dollar amounts of products ordered or purchased from or supplied to the ANAC Companies, or by materially altering the payment or terms on which products are ordered, purchased or supplied). Since January 1, 2022, there has been no material dispute or, to the Knowledge of Company, threatened material dispute, between the Company or any of its Related Parties (including any ANAC Company) and any Material Counterparty.
(c) Each Material Contract is a valid, binding and enforceable agreement of the ANAC Companies (and, to the Knowledge of the Company, the other parties thereto) and is in full force and effect (except for expirations, including non-renewals, in the ordinary course of business and in accordance with terms of such Material Contract). With respect to all Material Contracts, none of the ANAC Companies nor, to the Knowledge of the Company, any other party to any such Contract is in breach thereof or default thereunder and there does not exist under any Material Contract any event which, with the giving of notice or the lapse of time, would constitute such a breach or default by any ANAC Company or, to the Knowledge of the Company, any other party to such Material Contract (and none of the ANAC Companies have received any written claim or notice of (x) any purported breach or default of any Material Contract or any dispute thereunder or (y) regarding the non-renewal or partial or total termination of any Material Contract), in each case except for such breaches, defaults and events which would not, individually or in the aggregate, reasonably be expected to be material to the ANAC Companies, taken as a whole. Prior to the date hereof, the Company has made available to Summit true and complete copies of each Material Contract, and all amendments, extensions, renewals, guaranties and other agreements with respect thereto.
Section 3.10. Taxes.
(a) Filing and Payment. (i) All Tax Returns required to be filed by or on behalf of each ANAC Company have been filed when due in accordance with Applicable Law; (ii) such ANAC Company Tax Returns were true, correct and complete in all material respects; (iii) all Taxes due and payable (including any Tax installments) by any ANAC Company have been timely paid to the appropriate Taxing Authority, whether or not reflected on any Tax Return; (iv) each of the ANAC Companies has withheld and timely remitted or paid all Taxes required to have been withheld and remitted or paid by it in connection with any amounts paid or credited, or deemed to have been paid or credited, or owing to or for the account of any Person; and (v) there are no Liens for Taxes (other than Permitted Liens) upon any of the assets of the ANAC Companies. The provision for Taxes in the Balance Sheet of the ANAC Companies constitutes an adequate provision as of the date thereof and was calculated in accordance with U.S. GAAP. Since the Balance Sheet Date, the ANAC Companies have only incurred Tax liabilities in the ordinary course.
(b) Procedure and Compliance. (i) None of the ANAC Companies has granted any extension or waiver of the statute of limitations period applicable to any ANAC Company Tax Return, which extension is in effect as of the date hereof (other than any extension granted in the ordinary course of business); (ii) there is no Action now pending or threatened in writing against or with respect to any of the ANAC Companies in respect of any Tax; (iii) no adjustment that would increase the Tax Liability of any of the ANAC Companies has been threatened, proposed or made by a Taxing Authority during any audit of a Pre-Closing Tax Period which could reasonably be expected to be threatened in writing, proposed or made in an audit of any subsequent Tax period; (iv) there are no requests for rulings or determinations in respect of any Tax pending between any of the ANAC Companies and any Taxing Authority and no ANAC Company has received a ruling with respect to any Tax from any Taxing Authority; (v) none of the ANAC Companies will be required to include in or for, or allocate with respect to, a Post-Closing Tax Period taxable income attributable to income economically realized in a Pre-Closing Tax Period as a result of any (A) change in method of accounting for a Pre-Closing Tax Period, (B) “closing agreement” as described in

Section 7121 of the Code (or any corresponding or similar provision of state, local or non-U.S. income Tax law) executed prior to the Closing, (C) any prepaid amount or deferred revenue received prior to the Closing or (D) installment sale or open transaction dispositions made prior to the Closing; and (vi) no ANAC Company will be required to include any amount in income in any Post-Closing Tax Period as a result of the consummation of the Transactions, including as a result of any Tax credit claimed in, or in respect of, any Pre-Closing Tax Period.
(c) Taxing Jurisdictions. Within the last 3 years, no claim has been made by any Taxing Authority in a jurisdiction where an ANAC Company does not file a particular type of Tax Return (or pay a particular type of Tax) that such ANAC Company is required to file such type of Tax Return in that jurisdiction (or pay the type of Taxes reportable on such type of Tax Return). Within the last 3 years, none of the ANAC Companies has ever had a permanent establishment in any country other than its country of formation.
(d) Tax Sharing, Consolidation and Similar Arrangements. (i) None of the ANAC Companies has been a member of an affiliated, consolidated, combined or unitary group other than one of which any ANAC Company was or is the common parent, made any election or participated in any arrangement whereby any Tax Liability of any of the ANAC Companies was determined or taken into account for Tax purposes with reference to or in conjunction with any Tax Liability of any other Person or has any liability for the Taxes of any person (other than any ANAC Company) under Treasury Regulations Section 1.1502-6 (or any similar provision of state, local or foreign law), or as a transferee or successor by Contract or by operation of law; (ii) none of the ANAC Companies is party to any Tax Sharing Agreement; and (iii) none of the ANAC Companies has entered into any agreement or arrangement with any Taxing Authority with regard to the Tax Liability of any of the ANAC Companies affecting any Tax period for which the applicable statute of limitations, after giving effect to extensions or waivers, has not expired.
(e) Certain Agreements and Arrangements. None of the ANAC Companies has participated in a “listed transaction” within the meaning of Treasury Regulations Section 1.6011-4(b)(2). During the two-year period ending on the date hereof, no ANAC Company was a distributing corporation or a controlled corporation in a transaction intended to be governed by Section 355 of the Code.
(f) Entity Classification. No entity classification election has been made with respect to any ANAC Company for U.S. federal or, as applicable, state or local income tax purposes.
(g) Section 965. No ANAC Company was required to include in its gross income any subpart F income (as defined in the Code) by reason of Section 965 of the Code, and no ANAC Company has made an election, or has any liability, pursuant to Section 965(h) of the Code.
(h) Sales and Use Tax. Each ANAC Company has collected all material sales, use, and occupation, harmonized sales, good and services, value-added, and similar Taxes required to be collected by it and has remitted, or will remit on a timely basis, such amounts to the appropriate Governmental Authority. The amount of Tax collected but not remitted by each ANAC Company has been retained in the appropriate accounts. Each ANAC Company is, to the extent it is required to be, a registrant for purposes of any taxes imposed under any Tax law with respect to sales, use and occupation, harmonized sales, goods and services, value-added or similar Taxes. Each ANAC Company has complied in all material respects with all Applicable Laws related to any such Taxes.
(i) Notwithstanding anything to the contrary in this Agreement, nothing in this Agreement (including this Section 3.10) shall be construed as providing a representation or warranty with respect to the existence, amount, expiration date or limitations on (or availability of) any Tax Asset of the ANAC Companies with respect to Post-Closing Tax Periods.
Section 3.11. Title to and Sufficiency of Assets. The ANAC Companies hold or have the right to use all rights, title and interest in and to the material tangible assets currently necessary to conduct the Business as currently conducted in all material respects (collectively, the “Company Properties”), free and clear of all Liens other than Permitted Liens (other than (a) assets, rights, services and properties contemplated to be made available to Summit or its Subsidiaries pursuant to the other Transaction Documents, (b) Business Guarantees to be terminated in accordance with Section 7.20 of this Agreement and intercompany accounts cancelled, repaid or otherwise eliminated in accordance with Section 7.07 of this Agreement, (c) Intellectual Property Rights, which is the subject of Section 3.15, and (d) the Shared Contracts (clauses (a) through (d), the “Excluded

Properties”)). Except as set forth in Section 3.10(h) of the Company Disclosure Schedule and the Excluded Properties, the Company Properties constitute all of the material tangible assets necessary to conduct of the Business immediately following the Closing in substantially the same manner as the Business is conducted immediately prior to the Closing.
Section 3.12. Litigation. There is no Action pending or threatened in writing, before any Governmental Authority or arbitrator (a) against or affecting (i) any of the ANAC Companies or any of their respective businesses, properties or assets, (ii) any present or former Company Service Provider of any of the ANAC Companies in relation to their services to any of the ANAC Companies, or (iii) any Person for whom any ANAC Company may be liable or any of their respective properties may be subject, in the case of each of (i), (ii) and (iii), except as would not, individually or in the aggregate, reasonably be expected to be material to the ANAC Companies, taken as a whole or (a) that, if determined or resolved adversely in accordance with the plaintiff’s demands against any of the ANAC Companies, would reasonably be expected to prevent, enjoin or materially delay the consummation of the Transactions. As of the date of this Agreement, there is no Action pending or threatened by any of the ANAC Companies against any third party, except as would not, individually or in the aggregate, reasonably be expected to be material and adverse to the ANAC Companies, taken as a whole, or reasonably be expected to prevent, enjoin or materially delay the consummation of the Transactions.
Section 3.13. Compliance with Laws and Court Orders. Since January 1, 2021, (a) none of the ANAC Companies is in violation of, has violated or (b) is (i) to the Knowledge of the Company under investigation with respect to, (ii) has been threatened in writing to be charged with, or (iii) has been given written notice of any violation of, in the case of both (a) and (b), any Applicable Law. Except as would not reasonably be expected to be material and adverse to the ANAC Companies, taken as a whole, there is no Order pursuant to which any of the ANAC Companies have any ongoing material Liabilities (including any obligations to take, or refrain from taking, any actions with respect to the conduct of the business of the ANAC Companies) or that seeks to prevent, enjoin or materially delay the consummation of the Transactions.
Section 3.14. Properties. (a) Section 3.14(a) of the Company Disclosure Schedule sets forth an address of all real property assets owned by any ANAC Company (such land, together with all buildings, structures, improvements and fixtures located thereon, and all easements and other rights and interests appurtenant thereto, being hereinafter known as the “Owned Real Property”) and sets forth the name of the entity holding such Owned Real Property interest.
(b) Except as set forth on Section 3.14(b) of the Company Disclosure Schedule, with respect to each Owned Real Property: (i) there is no unexpired option, right of first refusal or first offer or other contractual right to purchase or sell any of the Owned Real Property or any portion thereof or interest therein; (ii) the ANAC Companies have not leased or otherwise granted to any person the right to use or occupy such Owned Real Property or any portion thereof; and (iii) none of the ANAC Companies has entered into any contract of sale to sell any of the Owned Real Property.
(c) Section 3.14(c) of the Company Disclosure Schedule sets forth a true and complete list of the addresses of each parcel of real property subject to a lease, sublease, license, sublicense, easement or occupancy agreement to which any ANAC Company is a party (the parcels of real property disclosed (or required to be disclosed) in Section 3.14(a) of the Company Disclosure Schedule, the “Leased Real Property”, and, together with the Owned Real Property, the “Real Property”) and a list of all such leases, subleases, licenses, easements and other occupancy agreements, including all amendments and supplements thereto and guaranties thereof (such documents disclosed in Section 3.14(a) of the Company Disclosure Schedule collectively, “Leases”). Each Lease is valid, binding and enforceable agreement of the ANAC Companies (and, to the Knowledge of the Company, the other parties thereto) and is in full force and effect. None of the ANAC Companies nor, to the Company’s Knowledge, any other party to a Lease, has materially violated any provision of, or taken or failed to take any act which, with or without notice, lapse of time or both, would constitute a default under the provisions of such Lease, and none of the ANAC Companies has received written notice that it has breached, violated or defaulted under any Lease in any material respect.

(d) (i) No ANAC Company has subleased, licensed or otherwise granted any Person the right to use or occupy the Leased Real Property (or any portion thereof) that is the subject matter of any Lease and (ii) the applicable ANAC Company’s possession and quiet enjoyment of the Leased Real Property under each Lease has not been disturbed.
(e) Except as would not be reasonably expected, individually or in the aggregate, to be material and adverse to the ANAC Companies, taken as a whole, (i) the ANAC Companies have good, fee simple title to the Owned Real Property, (ii) the ANAC Companies have good, valid and subsisting leasehold interests in the Leased Real Property, (iii) the Real Property constitutes all the real property used or held for use in and for the conduct of the Business as presently conducted and (iv) no Real Property is subject to any Lien, except Permitted Liens.
(f) All buildings, structures, facilities, fixtures and equipment located on the Real Property are in good condition and repair in accordance with normal and customary industry practices (ordinary wear and tear excepted), are fit for the intended use and are in a condition adequate to conduct the Business as presently conducted and consisted with normal customary industry practice.
(g) There is no pending or, to the Knowledge of the Company, threatened, appropriation, condemnation, eminent domain or like proceedings relating to the Owned Real Property.
Section 3.15. Intellectual Property. (a) Section 3.15(a) of the Company Disclosure Schedule contains a true and complete list of all registrations and applications for registration included in the Owned Intellectual Property Rights (including domain names and social media accounts) (the “Registered Intellectual Property Rights”) specifying as to each such item, as applicable, the (i) owner and title of such item (and, with respect to domain names, the registrant), (ii) jurisdiction in which such item is issued or registered or in which any application for issuance or registration has been filed, (iii) issuance, registration, or application number and (iv) date of application and issuance or registration. The ANAC Companies have taken commercially reasonable actions required to maintain and protect the Owned Intellectual Property Rights, including payment of all applicable registration, maintenance and renewal fees and making all required filings (including of applicable statements of use) with respect to the Registered Intellectual Property Rights.
(b) The ANAC Companies own or have a valid, enforceable and sufficient right and license to use, and immediately following the consummation of the Transactions will continue to own or have such right and license to use, any and all Intellectual Property Rights used or held for use in, or otherwise necessary for, the conduct of the Business as currently conducted in all material respects. There exist no material restrictions on the disclosure, use, license or transfer of any Owned Intellectual Property Rights.
(c) The consummation of the Transactions will not alter, encumber, impair or extinguish any Owned Intellectual Property Right.
(d) None of the ANAC Companies, nor the conduct of the Business, has infringed, misappropriated, diluted or otherwise violated, or is infringing, misappropriating, diluting or otherwise violating, any Intellectual Property Right of any Person, except as has not had, and would not reasonably be expected to have, a Company Material Adverse Effect. As of the date hereof, there is no Action pending or, to the Knowledge of the Company, threatened in writing against any of the ANAC Companies (i) based upon, or challenging or seeking to deny or restrict, the rights of any of the ANAC Companies in any of the Owned Intellectual Property Rights, or (ii) alleging that the use of the Owned Intellectual Property Rights or the Licensed Intellectual Property Rights or any products, services or processes provided, used, imported, offered for sale or sold by any of the ANAC Companies or the conduct of any businesses of any of the ANAC Companies has conflicted with, misappropriated, diluted, infringed or otherwise violated, or does conflict with, misappropriate, dilute, infringe or otherwise violate, any Intellectual Property Right of any third party, in each case of (i) and (ii), except as has not had, and would not reasonably be expected to have, a Company Material Adverse Effect. To the Knowledge of the Company, no Person has infringed, misappropriated, diluted or otherwise violated any Owned Intellectual Property Right, except as has not had, and would not reasonably be expected to have, a Company Material Adverse Effect. There is no Action pending or threatened in writing by any ANAC Company alleging any infringement, misappropriation, dilution or other violation by any Person of any Owned Intellectual Property Rights, except as has not had, and would not reasonably be expected to have, a Company Material Adverse Effect.

(e) None of the Owned Intellectual Property Rights has been adjudged invalid or unenforceable in whole or part, and all such Owned Intellectual Property Rights are subsisting and, to the Knowledge of the Company, valid and enforceable. The ANAC Companies are the sole and exclusive owners of all other material Owned Intellectual Property Rights and hold all of its right, title and interest in and to all such Owned Intellectual Property Rights, free and clear of all Liens (other than Permitted Liens).
(f) The ANAC Companies have taken commercially reasonable steps in accordance with normal industry practice to protect the confidentiality of all trade secrets, know-how and other confidential information included in the Owned Intellectual Property Rights that are material to the Business and the value of which to any ANAC Company is contingent upon maintaining the confidentiality thereof, and no such Intellectual Property Rights have been disclosed, other than to employees, contractors, consultants, representatives and agents of the ANAC Companies, all of whom are bound by written, binding, valid and enforceable confidentiality and/or non-disclosure Contracts substantially in the form previously made available to Summit prior to the date hereof. The ANAC Companies have not suffered any breaches of any such Contracts that have resulted in the material unauthorized disclosure of or loss of any such Intellectual Property Rights.
(g) The ANAC Companies have entered into binding, written agreements with all of their respective current and former employees and independent contractors who have participated in the development of any Owned Intellectual Property Rights (or any other Intellectual Property Rights for or on behalf of any of the ANAC Companies), whereby such employees and independent contractors (i) presently assign to the applicable ANAC Company any and all right, title and interest they may have in all such Intellectual Property Rights and (ii) acknowledge the applicable assignee’s ownership of all such Intellectual Property Rights.
(h) The IT Assets used in the conduct of the ANAC Companies businesses (the “ANAC Company IT Assets”) have been maintained in all material respects in accordance with Applicable Law and in accordance with normal industry standards, and operate and perform in all material respects in accordance with their documentation and functional specifications and otherwise in a manner that permits the ANAC Companies to conduct their respective businesses as presently conducted in all material respects. The ANAC Companies have taken commercially reasonable actions, consistent with normal industry standards, to protect the confidentiality, integrity, operation and security of the IT Assets (and all information, data and transactions stored or contained therein or transmitted thereby) against unauthorized use, access, interruption, modification or corruption. There has been no failure of any such IT Assets that has caused any material disruption to the businesses of the ANAC Companies, nor has there been any unauthorized use, access, interruption, modification or corruption of any such IT Assets (or any information, data or transactions stored or contained therein or transmitted thereby).
Section 3.16. Data Privacy and Security.
(a) Since January 1, 2021, the ANAC Companies have at all times complied and are currently in compliance in all material respects with any and all (i) Applicable Laws and (ii) internal and external policies and procedures, binding industry standards, and contractual and other legal requirements and restrictions to which the ANAC Companies are subject, in each case of (i) and (ii), relating to data privacy, data protection, cybersecurity or the collection, use or other processing of Personally Identifiable Information (such Applicable Laws described in clause (i), the “Applicable Data Protection Laws”, and the Applicable Data Protection Laws together with the requirements described in clause (ii), the “Applicable Data Protection Requirements”).
(b) With respect to all Personally Identifiable Information held or otherwise processed by the ANAC Companies, the ANAC Companies have at all times (i) taken commercially reasonable steps (including with respect to technical and physical security) designed to ensure that such information is protected against the unauthorized access, use, modification, disclosure, loss, exfiltration, destruction, alteration, theft, interruption, corruption or other misuse, or breach thereof (each, a “Data Breach”) and (ii) used commercially reasonable efforts to ensure that all service providers, data processors and other third parties that process any Personally Identifiable Information on behalf of the ANAC Companies are bound by valid, written and enforceable agreements that include any and all terms required by Applicable Data Protection Laws and require such third parties to comply with Application

Data Protection Laws and to maintain the privacy, security and confidentiality of such Personally Identifiable Information. There has been no material Data Breach with respect to any IT Assets (or any information, data or transactions stored or contained therein or transmitted thereby) or any Personally Identifiable Information in the ANAC Companies’ possession or control, and the ANAC Companies have not been required under any Applicable Data Protection Requirement to provide any notice to any Governmental Authority or other Person in connection with any Data Breach. As of the date of this Agreement, there is no Action pending or, to the Knowledge of the Company, threatened against any of the ANAC Companies by any other Person alleging a violation of any Applicable Data Protection Requirement, except as has not had, and would not reasonably be expected to have, a Company Material Adverse Effect. The consummation of the Transactions will not breach any Applicable Data Protection Requirement, except as would not reasonably be expected to have a Company Material Adverse Effect.
Section 3.17. Insurance Coverage. A true and complete list of all property, casualty, liability and other insurance policies (including commercial general liability policies, pollution legal liability policies and workers’ compensation policies that apply to current or former employees of the ANAC Companies) relating to the assets, business, operations, employees, officers or directors of any of the ANAC Companies, in each case whether provided by a third-party insurer, “captive” insurer, fronting arrangement or otherwise is set forth on Section 3.17 of the Company Disclosure Schedule (the insurance policies disclosed (or required to be disclosed) in Section 3.17 of the Company Disclosure Schedule, the “Company Insurance Policies”), and true and complete copies thereof have been made available to Summit prior to the date hereof. Each Company Insurance Policy is a legal, valid and binding obligation of the ANAC Company party thereto and, to the Knowledge of the Company, each other party thereto, enforceable in accordance with its terms, subject only to any limitation on enforcement under Applicable Laws. There are no material claims by any of the ANAC Companies pending under any Company Insurance Policy as to which coverage has been denied, questioned or disputed by the underwriters of such Company Insurance Policies, other than customary reservations of rights related to pending claims. All premiums due and payable under all Company Insurance Policies have been timely paid in full and the ANAC Companies are otherwise in material compliance with the terms of such Company Insurance Policies.
Section 3.18. Licenses and Permits.
(a) Section 3.18(a) of the Company Disclosure Schedule sets forth the material Permits held by the ANAC Companies, together with the name of the Governmental Authority issuing such Permit.
(b) The ANAC Companies hold, and have held since January 1, 2021, all Permits that are necessary to be held in order to conduct the Business, except for those the failure of which to hold would not individually or in the aggregate, have a Company Material Adverse Effect or reasonably be expected to prevent, enjoin or materially delay the consummation of the Transactions, or the performance by the Company or the Argos Parties of their obligations under, this Agreement and the other Transaction Documents to which they are (or are specified to be) a party.
(c) All material Permits held by any of the ANAC Companies are valid and in full force and effect (and the appropriate ANAC Company has filed all reports and paid all fees, assessments, and contributions required by such material Permits and Applicable Laws).
(d) Since January 1, 2021, none of the material Permits held by any ANAC Company have been terminated or impaired, in whole or in part, due to the actions or inactions of the ANAC Companies (except for terminations or impairments occurring as a result of the expiration of such Permits solely due to lapse of time in accordance with the terms thereof).
(e) Since January 1, 2021, no written notices have been received by any of the ANAC Companies alleging the failure to hold any material Permit required to be held by the ANAC Companies to conduct their respective businesses or own their respective assets.
(f) No material Permit is subject to any pending regulatory Action before a Governmental Authority seeking to suspend, revoke, cancel or adversely modify such material Permit.
Section 3.19. Finders’ Fees. Other than J.P. Morgan Securities LLC, no financial advisor, investment banker, broker, finder or other intermediary has been retained by or is authorized to act on behalf of the ANAC Companies or is entitled to any fee or commission in connection with the Transactions.

Section 3.20. Environmental Matters. (a) Except as disclosed in Section 3.20 of the Company Disclosure Schedule or as would not, individually or in the aggregate, reasonably be expected to, individually or in the aggregate, have a Company Material Adverse Effect:
(i) (A) no written notice, demand, request for information, citation, summons or complaint has been received; (B) no Order has been issued or is otherwise in effect; (C) no penalty has been assessed; and (D) no Action or review is pending or to the Knowledge of the Company, threatened, in each case, with respect to any ANAC Company (or any of their respective legal corporate predecessors) that relates to any Environmental Law, Environmental Permit or Hazardous Substance;
(ii) there has been no Release of any Hazardous Substance at, on, under, to, in or from (A) any location by or arising from the operations of, (B) any property or facility now or during the period previously owned, leased or operated by, or (C) any property or facility to which any Hazardous Substance has been transported for disposal, recycling or treatment by or on behalf of, in each case, any ANAC Company (or any of their respective legal corporate predecessors);
(iii) there are no surface impoundments, landfills or other waste disposal areas at, on, in or under, or which contain Hazardous Substances generated by or transported from, any real property currently owned or formerly owned, leased or operated by the ANAC Companies (or any of their respective predecessors), in each case, (x) not in compliance with, or (y) requiring investigation, remediation, reclamation or other response action pursuant to, Environmental Law;
(iv) each ANAC Company is and has at all times since January 1, 2021, been in compliance with all Environmental Laws and Environmental Permits, which compliance includes obtaining, maintaining and timely renewing all Environmental Permits; and
(v) there is no Liability of or relating to any ANAC Company relating to any Environmental Law, Environmental Permit or Hazardous Substance, and there is no existing condition, situation or set of circumstances that could reasonably be expected to result in such Liability.
(b) Except as has been made available to Summit at least five days prior to the date hereof, there is no environmental investigation, study, audit, test, review, analysis or other report in the possession or control of the Argos Parties that relates to any potentially material Liability of the ANAC Companies (or any of their respective legal corporate predecessors) or any property or facility now or previously owned, leased or operated by the ANAC Companies (or any of their respective legal corporate predecessors) which reports or assessments indicate a potentially material Liability under Environmental Laws.
(c) The consummation of the Transactions requires no filings or notifications to be made or actions to be taken pursuant to any Environmental Permit or Environmental Law, including the New Jersey Industrial Site Recovery Act or the Connecticut Property Transfer Law.
Section 3.21. Employees and Labor Matters. (a) The Company has made available, pursuant to clean-room procedures, with respect to each Company Service Provider as of September 6, 2023 (and to the extent permitted by Applicable Law), such Company Service Provider’s (i) name, (ii) employing or engaging entity, (iii) title, (iv) date of hire, (v) age, (vi) location, (vii) whether full- or part-time, (viii) whether active or on leave (and, if on leave, the nature of the leave and expected return date), (ix) whether exempt from the U.S. Fair Labor Standards Act or other applicable state or local employment standards legislation, (x) annual salary or wage rate (or consulting rate), (xi) most recent annual bonus (if any), (xii) current annual bonus opportunity and (xiii) paid time off entitlement formula and amount of accrued but unused paid time off and (xiv) union status. Except as set forth in Section 3.21(a)(ii) of the Company Disclosure Schedule, each Company Service Provider is directly employed or engaged by an ANAC Company. Five days prior to the Closing Date, the Company shall provide Summit with, pursuant to clean-room procedures, a revised version of Section 3.21(a) of the Company Disclosure Schedule, updated and true and correct as of such date.
(b) Since January 1, 2021, the ANAC Companies have been in compliance in all material respects with all Applicable Laws relating to labor and employment, including those relating to the termination of employment, labor management relations, wages, hours, overtime, vacation, discrimination, sexual harassment, civil rights, human rights, affirmative action, pay equity, work authorization, immigration, safety and health, information privacy and security, workers’ compensation, continuation coverage under group health plans, wage payment and the payment and withholding of Taxes. Except as set forth in

Section 3.21(b) of the Company Disclosure Schedule, none of the ANAC Companies has received any notice of intent by any Governmental Authority responsible for the enforcement of labor and employment laws to conduct or initiate an investigation, audit or proceeding relating to any employment or labor laws, or employment practice, of any of the ANAC Companies. No circumstances exist which would be reasonably expected to result in any material Liability to any of the ANAC Companies with respect to the classification pursuant to Applicable Laws of any Company Employee.
(c) None of the ANAC Companies is a party to or subject to, or is currently negotiating in connection with entering into, any Company Collective Bargaining Agreement, and there has not been any material organizational campaign, petition or other unionization activity seeking recognition of a collective bargaining unit relating to any Company Service Provider or any grievances or job actions involving any current or former Company Service Provider in the past three years. None of the ANAC Companies has failed to comply in any material respect with the provisions of any Company Collective Bargaining Agreement since January 1, 2021, and there are no material labor complaints, grievances or job actions involving any current or former Company Service Provider against any ANAC Company, including any complaints related to a failure to provide a safe working environment or accommodation related to COVID-19 or any COVID-19 Measure. There are no material unfair labor practice complaints pending or, to the Knowledge of the Company, threatened against any ANAC Company before any other Governmental Authority. There is no labor strike, slowdown, stoppage, picketing, interruption of work or lockout pending or, to the Knowledge of the Company, threatened against or affecting any ANAC Company. No consent or consultation requirements with respect to Company Employees will need to be satisfied in order to consummate the Transactions, assuming that there are no modifications at the request of or with permission of Summit or its Affiliates to any Company Employee Plan or Contract in connection with the Transactions and, except as set forth in Section 3.21(c) of the Company Disclosure Schedule, no notice requirement with respect to Company Employees will need to be satisfied in order to consummate the Transactions.
(d) Since January 1, 2021, (i) no formal allegations of sexual harassment or misconduct or workplace discrimination or harassment (including based on race, ethnicity or gender) have been made against any ANAC Company or against any current Company Service Provider at or above the level of Vice President in connection with the performance of services to any ANAC Company and (ii) no ANAC Company or any Company Service Provider at or above the level of Vice President has entered into any settlement agreement related to allegations of sexual harassment or misconduct or workplace discrimination or harassment (including based on race, ethnicity or gender) by any such Person in connection with the performance of services to any ANAC Company.
(e) To the Knowledge of the Company, all employees who perform services for the ANAC Companies are either United States citizens or are legally authorized to work in the United States under the Immigration Reform and Control Act of 1986, as amended, and any applicable legal requirement relating to the employment of non-United States citizens. With respect to all employees performing services for the ANAC Companies, the ANAC Companies are in compliance with, and since January 1, 2021, have complied with, all Applicable Law with respect to work eligibility and have properly completed and maintained I-9 documentation for each employee, in each case, in all material respects. Since January 1, 2021, (i) none of the ANAC Companies has been the subject of an audit or investigation from the United States Department of Homeland Security, including the United States Immigration and Customs Enforcement or any predecessor thereto, or any other immigration-related enforcement proceeding, and (ii) none of the ANAC Companies has received notice of any potential or actual violation of applicable immigration or I-9 requirements.
(f) Each ANAC Company is, and has been since January 1, 2021, in compliance with WARN and has no Liabilities or other obligations thereunder.
(g) Each Company Service Provider who has been classified as (i) an independent contractor or other non-employee status, (ii) an exempt or non-exempt employee or (iii) a part-time, temporary or seasonal employee, is currently, and has been since January 1, 2021, properly so classified for all purposes. No ANAC Company, since January 1, 2021, has received any formal or informal determination or advisory opinion from any Governmental Authority that any Service Provider is improperly classified as an independent contractor or should be reclassified as an employee, or that any Service Provider is improperly classified as exempt from federal or state overtime wage requirements. No ANAC Company has been, since January 1, 2021, a party to or subject to any Action regarding the classification of any Service Provider nor, to the Knowledge of the Company, are any such Actions threatened against the Company or its Subsidiaries.
Section 3.22. Employee Benefits. (a) Section 3.22(a) of the Company Disclosure Schedule lists each material Company Employee Plan. Prior to the date hereof, for each material Company Employee Plan, the Company has furnished to Summit a true and complete copy of such material Company Employee Plan (or a written description, if such material Company Employee Plan is not written) and all amendments thereto and with respect to each material Company Employee Plan, as applicable (i) any trust agreement, insurance contract, or other funding arrangement, (ii) the current prospectus or summary plan description and summary of material modifications, (iii) the most recently filed IRS Form 5500, (iv) the most recent nondiscrimination testing results, (v) the most recently received IRS determination or opinion letter for each such Plan, (vi) the most recently prepared financial statement and (vii) all non-routine correspondence to or from the IRS, the Department of Labor or any Governmental Authority with respect to any Company Employee Plan in the past three (3) years. For purposes of this Section 3.22(a), a “material” Company Employee Plan shall mean any Company Employee Plan that covers more than five (5) Company Service Providers.
(b) None of the ANAC Companies nor any of their respective ERISA Affiliates (nor any predecessor of any such entity) sponsors, maintains, administers or contributes to (or has any obligation to contribute to), or has in the past six years sponsored, maintained, administered or contributed to (or had any obligation to contribute to), or has or is reasonably expected to have any direct or indirect Liability with respect to, any plan subject to Title IV of ERISA, including, without limitation, (i) any “multiemployer plan” (as defined in Section 3(37) of ERISA), (ii) a “multiple employer welfare arrangement” (as defined in Section 3(40) of ERISA), (iii) a “multiple employer plan” (as described in Section 210 of ERISA) or (iv) a “welfare benefit fund” (as defined in Section 419(e) of the Code).
(c) None of the ANAC Companies has any current or projected Liability for, and no Company Employee Plan provides or promises, any post-employment or post-retirement medical, dental, disability, hospitalization, life or similar benefits (whether insured or self-insured) to any current or former Company Service Provider (other than coverage mandated by Applicable Law, including the U.S. Consolidated Omnibus Budget Reconciliation Act of 1985).
(d) Each Company Employee Plan that is intended to be qualified under Section 401(a) of the Code has received a favorable determination letter or is reflected in a an IRS pre-approved document that is subject to a favorable opinion letter upon which such Company Employee Plan has reliance and, to the Knowledge of the Company, no circumstances exist that would reasonably be expected to result in any such letter being revoked or not being reissued or a penalty under the IRS Closing Agreement Program if discovered during an IRS audit or investigation. Each trust created under any such Company Employee Plan is exempt from Tax under Section 501(a) of the Code and has been so exempt since its creation. Nothing has occurred to cause, or that could reasonably be expected to cause, the disqualification of any Company Employee Plan that is intended to be so qualified and no non-exempt “prohibited transaction,” within the meaning of Section 4975 of the Code or Section 406 or 407 of ERISA, has occurred with respect to any Company Employee Plan.
(e) Each Company Employee Plan has been maintained in material compliance with its terms and all Applicable Laws, including ERISA and the Code. To the Knowledge of the Company, no events have occurred with respect to any Company Employee Plan that would reasonably be expected to result in the assessment of any excise tax or penalty against any ANAC Company.
(f) Each Company Employee Plan and any award thereunder, that is or forms part of a “nonqualified deferred compensation plan” within the meaning of Section 409A of the Code, complies, and has been operated in compliance with, and the ANAC Companies have complied in practice with, all applicable requirements of Section 409A of the Code, in each case, in all material respects.
(g) Except as set forth in Section 3.22(g) of the Company Disclosure Schedule, no actions, suits, claims (other than routine claims for benefits in the ordinary course), audits, inquiries, proceedings or lawsuits are pending, or, to the Knowledge of the Company, threatened against any Company Employee Plan, the assets of any of the trusts under such plans or the plan sponsor or administrator, or against any fiduciary of any Company Employee Plan with respect to the operation thereof.

(h) The ANAC Companies have complied in all material respects with the Patient Protection and Affordable Care Act and no event has occurred, and no condition or circumstance exists, that would reasonably be expected to subject the ANAC Companies to Liability, penalties, or Taxes under Sections 4980B, 4980D, 4980H, 6721 or 6722 of the Code or any other provision of the Patient Protection and Affordable Care Act.
(i) All contributions, premiums and payments that are due have been made for each Company Employee Plan within the time periods prescribed by the terms of such plan and Applicable Law, and all contributions, premiums and payments for any period ending on or before the Closing Date that are not due are properly accrued to the extent required to be accrued under applicable accounting principles and have been properly reflected on the Balance Sheet or accurately disclosed in the notes thereto.
(j) Except as set forth in Section 3.22(j) of the Company Disclosure Schedule, neither the execution of this Agreement nor the consummation of the Transactions (either alone or together with any other event) will (i) entitle any current or former Company Service Provider to any payment or benefit, including any bonus, change of control, retention, severance, retirement or job security payment or benefit, (ii) enhance any benefits or accelerate the time of payment or vesting or trigger any payment or funding (through a grantor trust or otherwise) of compensation or benefits under, or increase the amount payable or trigger any other obligation under, any Company Employee Plan, or (iii) limit or restrict the right of the ANAC Companies or, after the Closing, Summit or any of its Affiliates, to merge, amend or terminate any Company Employee Plan, or reasonably be expected to result in the payment of any amount that would not be deductible under Section 280G of the Code.
(k) No ANAC Company has any obligation to gross-up, indemnify or otherwise reimburse any current or former Company Service Provider for any Tax incurred by such Company Service Provider.
(l) Except as set forth in Section 3.22(l) of the Company Disclosure Schedule, no Company Service Provider is a participant in a compensation or benefit arrangement that is sponsored, maintained, administered, contributed to or entered into by any Affiliate of an ANAC Company (other than, for the avoidance of doubt, any Subsidiary of an ANAC Company), and the terms of any such material arrangement has been furnished to Summit.
Section 3.23. Affiliate Transactions. (a) Except for any Contracts solely between or among wholly owned ANAC Companies, no Argos Party or Related Party of any of the Argos Parties or ANAC Company is a party to any material Contract with any of the ANAC Companies, other than Excluded Arrangements (the Contracts and transactions set forth in or required to be set forth in Section 3.23(a) of the Company Disclosure Schedule, the “Affiliate Contracts”).
(b) Except for the Transaction Documents and the Contracts set forth on Section 3.23(b) of the Company Disclosure Schedule, as of the Measurement Time, all Affiliate Contracts, and all other amounts or other liabilities owing thereunder to any Related Party of any of the Argos Parties or ANAC Companies, have been completed, satisfied, terminated, canceled, paid or otherwise settled, without any continuing liability to Summit or the ANAC Companies thereunder.
(c) Except as set forth on Section 3.23(c) of the Disclosure Schedule, there are no material Shared Contracts.
Section 3.24. FCPA; Compliance with Office of Foreign Assets Control.
(a) Except as would not reasonably be expected to be, individually or in the aggregate, material and adverse to the ANAC Companies, taken as a whole, in the past five years, no ANAC Company, or Argos Party or any of their Affiliates as it relates to the Business, or any of their respective directors, officers, employees or agents (in their capacity as such) has made, directly or indirectly, any payment or promise to pay, or gift or promise to give or authorized such a promise or gift, of any money or anything of value, directly or indirectly, to (i) any foreign official (as such term is defined in the U.S. Foreign Corrupt Practices Act (the “FCPA”)) for the purpose of influencing any official act or decision of such official or inducing him or her to use his or her influence to affect any act or decision of a Governmental Authority, (ii) any foreign political party or official thereof or candidate for foreign political office for the purpose of influencing any official act or decision of such party, official or candidate or inducing such party, official or candidate to use his, her or its influence to affect any act or decision of a Governmental Authority, in the case of both (i) and (ii) above in order to assist such ANAC Company or any of their Affiliates to obtain or retain business for the ANAC Companies in violation of the FCPA, the UK Bribery Act or any other Applicable Laws related to anti-corruption matters.
(b) No ANAC Company, or Argos Party or any of their other Affiliates as it relates to the Business, or any of their respective directors, officers, employees or agents is a Sanctioned Person. For the past five years, neither the Argos Parties nor any ANAC Company has engaged in, or is now engaged in, directly or indirectly, any dealings or transactions with any Person, or in any country or territory, that, at the time of the dealing or transaction, is or was a Sanctioned Person, and each has been in compliance with all Applicable Laws related to Sanctions and export controls matters.
(c) For the past five years, no ANAC Company, or Argos Party or, to the Knowledge of the Company, any of their respective directors, officers or employees, has been penalized for, threatened to be charged with, or given notice of, or, to the Knowledge of the Company, placed under investigation with respect to, any violation or potential violation of, any Applicable Law related to anti-corruption, Sanctions, or export control matters.
(d) Each ANAC Company and each Argos Party is in material compliance with, and has not violated, the USA PATRIOT Act of 2001, as amended through the Measurement Time, to the extent applicable to such Person and all other Applicable Law related to anti-money laundering.
Section 3.25. Accounts Receivable; Accounts Payable; Inventory.
(a) All accounts, notes receivable and other receivables reflected on the Balance Sheet, and all accounts and notes receivable arising from or otherwise relating to the Business as of the Measurement Time, are valid and genuine, subject to normal and customary trade discounts, less any reserves for doubtful accounts recorded on the Balance Sheet, reserves for doubtful accounts that have been recorded in the ordinary course consistent with U.S. GAAP since the Balance Sheet Date, or that may be recorded in the ordinary course consistent with the Accounting Principles after the date of this Agreement. Except as disclosed in Section 3.25 of the Company Disclosure Schedule, since January 1, 2023, until the date of this Agreement, the ANAC Companies have not canceled, or agreed to cancel, in whole or in part, any accounts receivable, except in the ordinary course of business. There is no contest, claim, defense or right of setoff, other than returns in the ordinary course of business, relating to the amount or validity of such account receivables, except as would not, individually or in the aggregate, reasonably to likely to be material to the ANAC Companies, taken as a whole.
(b) All inventory of the ANAC Companies consists of a quality and quantity usable and salable in the ordinary course of business as presently conducted in all material respects and is in material compliance with, any federal, state, provincial, county, municipal or local laws, ordinances and regulations applicable to the ANAC Companies, subject to reserves for obsolete, damaged, defective or slow-moving items. All such inventory is owned by the ANAC Companies and clear of all Liens, other than Permitted Liens, and no inventory is held on a consignment basis.
Section 3.26. Working Capital. Since January 1, 2022, (a) the ANAC Companies have managed their working capital (including timing of collection of accounts receivable and of payment of accounts payable and management of inventory) and deferred revenue amounts in the ordinary course of business and in amounts that are consistent with past practice; and (b) there has not been any material change in (i) payment terms to any Material Customer of, or from any Material Supplier to, any ANAC Company or (ii) the manner in which any ANAC Company conducts its business with any Material Customer that would materially affect the level of inventory required to supply such Material Customer (e.g., Material Customer moving from consigning supplies to the relevant member to requiring it to purchase supplies as part of its own inventory), excluding, for the sake of clarity, any change in the quantum of purchase orders.
Section 3.27. Trade Allowances. Other than pursuant to the rebate terms provided to customers included in the customer agreements included in the Data Room as of the date hereof. No customer or supplier of the ANAC Companies is entitled to or customarily receives material discounts, allowances, rebates, credits, preferential terms or similar reductions in price or other trade terms arising from any Contracts with or concessions granted to any such Person. All discounts, allowances, rebates, credits, preferential terms or similar reductions in price or other trade terms, including contra transactions, to which customers or suppliers of the ANAC Companies are entitled or customarily receive have been granted by the ANAC Companies in the ordinary course of business, except as would not be material and adverse to the ANAC Companies, taken as a whole.
Section 3.28. Product Liability. Section 3.28 of the Company Disclosure Schedule sets forth an accurate, correct and complete list and summary description of all claims (or series of related claims) with an expected liability (of such claim or series of related claims) of greater than $2,000,000, with respect to any express or implied warranty or guaranty as to goods sold, or services provided, by the ANAC Companies since January 1, 2020. Each service provided or product manufactured, sold, or delivered by the ANAC Companies has been in material conformity with all service or product specifications, express or implied warranties and all Applicable Laws, except as would not be reasonably expected to materially and adversely affect the ANAC Companies, taken as a whole. There are no claims pending or threatened (in writing or, to the Knowledge of the Company, orally), against the ANAC Companies with respect to the quality of or absence of defects in such products or services of the ANAC Companies that would be expected to result in a material Liability, or otherwise materially and adversely affect, the ANAC Companies, taken as a whole (including any such material claims or Actions for replacement of any products or any extraordinary product returns). Except as would not reasonably be expected to, individually or in the aggregate, materially and adversely affect the ANAC Companies, there have been no product recalls, withdrawals, or seizures with respect to any products of the ANAC Companies.
Section 3.29. Disclosure Documents. The information supplied by the Company for inclusion in the Proxy Statement will not, at the time the Proxy Statement and any amendments or supplements thereto are filed with the SEC, or at the time the Proxy Statement is first mailed to the stockholders of Summit, or at the time of the Summit Stockholder Approval, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.
Section 3.30. Mineral Rights. With respect to the ANAC Companies’ mineral interests and rights (including any mineral and mining claims, concessions, leases, licenses, Permits, access rights, development rights and other rights and interests held by the ANAC Companies that are necessary to explore for, develop, classify, mine, process, or produce minerals on and from any mines owned or leased by the ANAC Company (the “Mines”), either existing under Contract, by operation of Applicable Law or otherwise) (collectively, the “Mineral Interests”, and together with the Mines, the “Mineral Rights”):
(a) Except as would not individually or in the aggregate be a Company Material Adverse Effect, (i) an ANAC Company has good title to, or a valid leasehold estate in, as applicable, all Mineral Interests (subject to Permitted Liens) and (ii) to the Knowledge of the Company, the Mineral Interests are sufficient to conduct the Business and to access the reserves set forth in any mineral reserve reports provided in the Data Room (the “Mineral Reports”) (other than due to mining activities in the ordinary course of business since the date of the applicable Mineral Reports);
(b) all of the Mineral Rights have been maintained in compliance with Applicable Laws and are valid and subsisting, except, in each case, as would be material and adverse to the ANAC Companies, taken as a whole;
(c) there are no existing restrictions imposed by a Governmental Authority or Contract relating to the Mines or Mineral Interests which would reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect;
(d) except as set forth on Section 3.30 of the Company Disclosure Schedules, no Person other than the ANAC Companies has any contractual or other right to production or profits of or from the Mines or the Mineral Interests or any royalty or other material payments of any kind which are payable in respect thereof or any right to acquire any such interest except, in each case, as would be material and adverse to the ANAC Companies, taken as a whole; and
(e) except for Permitted Liens and subject to the terms of any lease or other conveyance document disclosed on Section 3.30 of the Company Disclosure Schedule, no ANAC Company is party to any existing Contract which does or would reasonably be expected to have a material and adverse impact on the ANAC Companies’ record or possessory title to the Mines or Mineral Interests, or the access to, exploration, development or mining of the same, in each case as currently used by the ANAC Companies.

Section 3.31. Exclusivity of Representations.
(a) Except for the representations and warranties expressly set forth in this Article 3, Article 4 and the representations and warranties expressly set forth in other the Transaction Documents or the information set forth in the certificates required to be delivered pursuant to Section 9.02(d), neither the Argos Parties, Cementos, the Company, their respective Affiliates, nor any other Person makes (and the Company, the Argos Parties and Cementos, on behalf of themselves and their respective Affiliates, hereby disclaims) any other express or implied representation or warranty with respect to Cementos, the Argos Parties or the ANAC Companies, the Business, their operations, assets, liabilities, or in connection with this Agreement or the Transactions (including any implied warranties that may otherwise be applicable because of the provisions of the Uniform Commercial Code or any other Applicable Law, including the warranties of merchantability and fitness for a particular purpose) or with respect to the accuracy or completeness of any other information provided, or made available, to Summit or its respective Affiliates or any other Person in connection with the Transactions.
(b) The Company, the Argos Parties and Cementos, on behalf of themselves and their respective Affiliates, hereby acknowledge and agree that, except for the representations and warranties expressly set forth in Article 5 and the representations and warranties expressly set forth in other Transaction Documents or the representations and warranties set forth in the certificates required to be delivered pursuant to Section 9.03(d), neither Summit nor any other Person has made any express or implied representation or warranty with respect to Summit’s business, its operations, assets, liabilities, or in connection with this Agreement or the Transactions (including any implied warranties that may otherwise be applicable because of the provisions of the Uniform Commercial Code or any other Applicable Law, including the warranties of merchantability and fitness for a particular purpose) or with respect to the accuracy or completeness of any other information provided, or made available, to the Company, the Argos Parties and Cementos, on behalf of themselves and their respective Affiliates, in connection with the Transactions and the Company, the Argos Parties and Cementos and their respective Affiliates have not relied on, and disclaim reliance upon, any representation or warranty other than those expressly set form in Article 5 and in the representations and warranties expressly set forth in the other Transaction Documents or the representations and warranties set forth in the certificates to be delivered pursuant to Section 9.03(d). Without limiting the generality of the foregoing, the Company, the Argos Parties and Cementos, on behalf of themselves and their respective Affiliates, acknowledge and agree that they have not relied on any other information provided, or made available, to the Company, the Argos Parties, Cementos or their respective Affiliates in connection with the Transactions, and that none of Summit nor its respective Affiliates nor any other Person shall be subject to any liability to Company, the Argos Parties or Cementos, their respective Affiliates or any other Person resulting from (i) any misrepresentation or omission by Summit, its Affiliates or any other Person with respect to any such information or (ii) the Company, the Argos Parties and Cementos’s use of, or the use by any of their respective Affiliates or any other Person of, any such information, including information, documents, projections, forecasts or other material made available to such parties in any “data rooms,” teaser, confidential information memorandum, management presentations or otherwise in connection with the Transactions, unless any such information is expressly and specifically included in a representation or warranty contained in this Article 3 of this Agreement or in a representation and warranty in another Transaction Document or the representations and warranties set forth in the certificates required to be delivered pursuant to Section 9.03(d).
ARTICLE 4
REPRESENTATIONS AND WARRANTIES OF THE ARGOS PARTIES
Subject to Section 12.02(c), each of the Argos Parties represent and warrant to Summit, as of the date hereof and as of the Closing Date, that:
Section 4.01. Existence and Power. Such Argos Party (a) is an entity duly formed, validly existing and (where applicable) in good standing under the laws of its jurisdiction of incorporation or formation, (b) is duly registered, licensed and qualified to carry on its business in each jurisdiction in which its business is now being conducted by it and (c) has all corporate or other organizational power and authority required to enable it to use its legal or other business names, to own or lease and operate its properties and to conduct its business as now conducted and as currently contemplated to be conducted and such Argos Party has all material Permits required to enable it to use its legal or other business names, to own or lease and operate its properties and to conduct its business as now conducted and as currently contemplated, except in the case of clause (b) or (c) for any such failure which would not (i) reasonably be expected to be, individually or in the aggregate, material to such Argos Party, taken as a whole or (ii) reasonably be expected to prevent, enjoin or materially delay the consummation of the Transactions, or the performance of such Argos Party of its obligations under this Agreement and the other Transaction Documents to which such Argos Party is (or is specified to be) a party. Such Argos Party is an entity duly qualified to do business as a foreign entity and is in good standing in each jurisdiction where such qualification is necessary, except for those jurisdictions where failure to be so qualified would not (i) reasonably be expected to be, individually or in the aggregate, material to the ANAC Companies, taken as a whole, or (ii) reasonably be expected to prevent, enjoin or materially delay the consummation of the Transactions, or the performance of such Argos Party of its obligations under this Agreement and the other Transaction Documents to which such Argos Party is (or is specified to be) a party.
Section 4.02. Authorization. Such Argos Party has full power and authority to execute, deliver and perform its obligations under this Agreement and the other Transaction Documents to which it is (or is specified to be) a party, and to consummate the Transactions. The execution, delivery and performance by such Argos Party has been duly authorized and approved by all necessary corporate, organizational or other action on the part of such Argos Party. This Agreement, and each of the other Transaction Documents to which such Argos Party is (or is specified to be) a party, has been duly executed and delivered by such Argos Party specified to be a party hereto or thereto and constitutes a valid and binding agreement of such Argos Party specified to be a party hereto or thereto enforceable against it in accordance with its terms (subject to the Enforceability Exceptions). There are no votes, approvals, consents or other proceedings of the holders of Equity Securities of such Argos Party necessary in connection with the execution and delivery of, or the performance by such Argos Party of its obligations under, this Agreement and the other Transaction Documents to which such Argos Party is (or is specified to be) a party, or the consummation of the Transactions. The board of director or managers (or similar governing body) of such Argos Party has approved this Agreement and the other Transaction Documents in accordance with the provisions of Applicable Law.
Section 4.03. Governmental Authorization. The execution, delivery and performance of this Agreement and the other Transaction Documents to which any of the Argos Parties is (or is specified to be) a party, and the consummation of the Transactions, require no consent, waiver, approval, action, filing, authorization or permit of, or filing with or notification to, or other similar action by or in respect of, any Governmental Authority, other than (i) compliance with any applicable requirements of the HSR Act, (ii) any of the actions or filings set forth on Schedule 3.03 of the Company Disclosure Schedule required under applicable Antitrust Laws (iii) pursuant to the DPA and (iv) any other consent, waiver, approval, action, filing, authorization or permit of, or filing with or notification to, or other similar action, the absence of which, individually or in the aggregate, would not reasonably be, individually or in the aggregate, material to such Argos Party, taken as a whole, or prevent, enjoin or materially delay the consummation of the Transactions, or the performance by any of the Argos Parties of its obligations under, this Agreement or the other Transaction Documents to which it is (or is specified to be) a party.
Section 4.04. Noncontravention. The execution, delivery and performance of this Agreement and the other Transaction Documents, and the consummation of the Transactions do not and will not (a) contravene, conflict with, or result in any violation or breach of any provision of any Governing Document of any ANAC Company, (b) assuming the accuracy of the representations and warranties in Section 4.03 Section 3.03 and Section 5.03, violate any Applicable Law, (c) result in the creation or imposition of any Lien (other than Permitted Liens) on any asset of any of the Argos Parties, or (d) require any consent or other action by, or notice to or payment to any Person, constitute a breach, default or event that, with or without notice or lapse of time or both, would constitute a violation, breach or default or give rise to any loss of or right to termination, modification, cancellation or acceleration of any right, benefit or obligation of any of the Argos Parties, with only such exceptions, in the case of clauses (b), (c) and (e), as would not, individually or in the aggregate, reasonably be expected to be, individually or in the aggregate, material to such Argos Party, taken as a whole, or prevent, enjoin or materially delay the consummation of the Transactions or the performance by any such Argos Party of its obligations under this Agreement and the other Transaction Documents to which it is (or is specified to be) a party.
Section 4.05. Ownership of Purchased Shares. Such Argos Party is the record and beneficial owner of, and has good and marketable title to, all of the Purchased Shares set forth opposite such Argos Party’s name in

Section 3.05(a) of the Company Disclosure Schedules, free and clear of all Liens (other than any Lien imposed under state or federal securities laws or by any Transaction Document), and such Argos Party has the sole power to execute and deliver this Agreement and the other Transaction Documents to which it is a party and to consummate the Transactions. At the Closing, each Argos Party will transfer and deliver to Summit, good and marketable title to all the Purchased Shares held, of record or beneficially, by such Argos Party or any of their respective Affiliates, free and clear of all Liens (other than any Lien imposed under state of federal securities laws or by any Transaction Document). Each Argos Party and its Affiliates do not have any interest in any Equity Securities of any ANAC Company, other than the Purchased Shares set forth opposite such Argos Party’s name in Section 3.05(a) of the Company Disclosure Schedules. Except for Summit’s rights under this Agreement, no Person has any Contract or any right or privilege (whether by Applicable Law or under any preemptive or contractual right) for the purchase or acquisition of any Purchased Shares.
Section 4.06. Litigation and Governmental Orders. There is no Action (a) pending or threatened in writing against or affecting such Argos Party or any of its Affiliates before any Governmental Authority that, if determined or resolved adversely in accordance with the plaintiff’s demands against such Argos Party, would reasonably be expected to be, individually or in the aggregate, material to the ANAC Companies, taken as a whole, or prevent, enjoin or materially delay the consummation of the Transactions or the performance by any of the Argos Parties or any of its Affiliates of its obligations under, this Agreement or the other Transaction Documents to which any such Argos Party is (or is specified to be) a party or that in any manner challenges or (b) that seeks to prevent, enjoin, alter or materially delay the consummation of the Transactions or the performance by any such Argos Party except as would not, individually or in the aggregate, reasonably be expected to prevent, enjoin, alter or materially delay the consummation of the Transactions. As of the date of this Agreement, neither such Argos Party nor any of its Affiliates is subject to any Order that would reasonably be expected to be, individually or in the aggregate, material to the ANAC Companies, taken as a whole, or reasonably be expected to prevent, enjoin, alter or materially delay the consummation of the Transactions.
Section 4.07. Investment Intent. Cementos will be directly or indirectly acquiring Summit Common Stock representing the Aggregate Stock Consideration and Summit Preferred Stock for the purpose of investment and not with a view to, or for resale in connection with, the distribution thereof in violation of applicable federal, state or provincial securities laws. Cementos acknowledges that the issuance of Summit Common Stock representing the Aggregate Stock Consideration and Summit Preferred Stock hereunder has not been registered under the 1933 Act or any state securities laws, and that Summit Common Stock representing the Aggregate Stock Consideration and Summit Preferred Stock may not be sold without registration under the 1933 Act, pursuant to an exemption from the 1933 Act or in a transaction not subject thereto.
Section 4.08. Accredited Investor; Independent Investigation.
(a) Cementos is knowledgeable, sophisticated and experienced in business and financial matters, is experienced in evaluating investments in companies such as Summit and qualifies as an “accredited investor” as defined in Rule 501(a) of Regulation D promulgated under the Securities Act of 1933.
(b) Cementos has been afforded access to information about Summit and the financial condition, results of operations, business, property and management of Summit sufficient to enable it to evaluate its investment in Summit Common Stock and Summit Preferred Stock. Cementos has reviewed the financial statements of Summit and such other documents as Cementos has reasonably deemed advisable or necessary in connection with making its, his or her investment decision. Cementos and its advisors, if any, have been afforded the opportunity to ask questions of Summit. Cementos understands that there may be certain consequences under U.S. and other tax laws resulting from an investment in Summit Common Stock and Summit Preferred Stock, and has sought such accounting, legal and tax advice as it has considered necessary to make an informed investment decision with respect to its, his or her acquisition of Summit Common Stock and Summit Preferred Stock.
(c) Cementos understands that its investment in Summit Common Stock and Summit Preferred Stock involves a high degree of risk and such shares of Summit Common Stock and Summit Preferred Stock are, therefore, a speculative investment. Cementos is able to bear the economic risk of its investment in such Summit Common Stock and Summit Preferred Stock for an indefinite period of time, and is presently able to afford the complete loss of such investment.

(d) Cementos acknowledges that it, he or she has conducted to its, his or her satisfaction an independent investigation of the financial condition, results of operations, assets, liabilities, properties, taxes, prospects, creditworthiness, status, affairs and projected operations of Summit and, in making the determination to acquire Summit Common Stock and Summit Preferred Stock has relied solely on the results of its independent investigation and appraisal, and is not relying (for purposes of making any investment decision or otherwise) upon any advice, counsel or representations (whether written or oral) of Summit or any of its officers, employees, agents, advisors or affiliates, other than the representations and warranties expressly set forth in Article 5 and the representations and warranties expressly set forth in the other Transaction Documents or the representations and warranties set forth in the certificates required to be delivered pursuant to Section 9.02(d). Cementos further acknowledges that none of Summit, any of its Affiliates or any of its Representatives has made any representations or warranties, either expressed or implied, as to the accuracy or completeness of any information regarding Summit furnished or made available to the Argos Party and its Representatives.
(e) Cementos is not acquiring Summit Common Stock or Summit Preferred Stock as a result of any advertisement, article, notice or other communication regarding Summit Common Stock or Summit Preferred Stock or ordinary shares of Summit published in any newspaper, magazine or similar media or broadcast over television or radio or presented at any seminar or any other general advertisement, and the offer to purchase Summit Common Stock and Summit Preferred Stock was directly communicated to Cementos by Summit.
(f) Cementos understands that (i) Summit Common Stock and Summit Preferred Stock that it, he or she is acquiring have not been and will not be registered under the 1933 Act and are “restricted securities” within the meaning of Rule 144(a)(3) under the 1933 Act as they are being acquired from Summit in a transaction not involving a public offering and that under such laws and applicable regulations Summit Common Stock and Summit Preferred Stock may not be offered or sold absent registration under the 1933 Act except pursuant to an exception from, or in a transaction not subject to, the registration requirements of the 1933 Act and in compliance with any applicable securities laws of any state or territory of the United States and of any other jurisdiction, and that no representation can be made as to the availability of the exemption provided by Rule 144 under the 1933 Act. Each Argos Party understands and acknowledges that Summit shall have no obligation to recognize any offer, sale, pledge or other transfer made other than in compliance with the restrictions on transfer set forth in the Stockholder Agreement and that Summit may make notation on its records or give instructions to any transfer agent of Summit Common Stock and Summit Preferred Stock in order to implement such restrictions. Cementos, in making its decision to purchase Summit Common Stock, has made its investment decision regarding its acquisition of Summit Common Stock and Summit Preferred Stock (including, without limitation, the income Tax consequences of acquiring, owning or disposing of Summit Common Stock and Summit Preferred Stock in light of Cementos’s particular situation and tax residence(s) as well as any consequences arising under the laws of any taxing jurisdiction).
(g) Cementos understands that Summit, as the issuer of Summit Common Stock and Summit Preferred Stock, and its affiliates are relying upon the truth and accuracy of, and such Argos Party’s compliance with, the representations and agreements contained in this Section 4.08 for the purpose of determining whether the offer, sale and issuance of Summit Common Stock and Summit Preferred Stock meets the requirements for an applicable exemption from registration under the 1933 Act.
Section 4.09. No Reliance. In making the decision to own and invest in the Summit Common Stock delivered under this Agreement, Cementos has made its own investment decision based upon its own inspection, examination and determination with respect thereto as to all matters and without reliance upon any express or implied representations or warranties of any nature made by or on behalf of or imputed to Summit, the ANAC Companies or any of their respective Affiliates and Representatives, other than the representations and warranties expressly set forth in Article 5 and the representations and warranties expressly set forth in the other Transaction Documents or the representations and warranties set forth in the certificates required to be delivered pursuant to Section 9.02(d) those representations and warranties contained herein, and Cementos hereby recognizes and agrees that such representations and warranties constitute the complete extent of what it considered to be determinant, decisive and material in the decision to proceed with the acquisition of the Summit Common Stock.

Section 4.10. Disclosure Documents. The information supplied by Cementos and the Argos Parties for inclusion in the Proxy Statement will not, at the time the Proxy Statement and any amendments or supplements thereto are filed with the SEC, or at the time the Proxy Statement is first mailed to the stockholders of Summit, or at the time of the Summit Stockholder Approval, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.
Section 4.11. Exclusivity of Representations.
(a) Except for the representations and warranties expressly set forth in this Article 4 and the representations and warranties expressly set forth in other the Transaction Documents or the information set forth in the certificates required to be delivered pursuant to Section 9.02(d), neither the Argos Parties, Cementos, their respective Affiliates, nor any other Person makes (and the Argos Parties and Cementos, on behalf of themselves and their respective Affiliates, hereby disclaims) any other express or implied representation or warranty with respect to the Argos Parties, their business, operations, assets, liabilities, or in connection with this Agreement or the Transactions (including any implied warranties that may otherwise be applicable because of the provisions of the Uniform Commercial Code or any other Applicable Law, including the warranties of merchantability and fitness for a particular purpose) or with respect to the accuracy or completeness of any other information provided, or made available, to Summit or its respective Affiliates or any other Person in connection with the Transactions.
(b) The Argos Parties and Cementos, on behalf of themselves and their respective Affiliates, hereby acknowledge and agree that, except for the representations and warranties expressly set forth in Article 5 and the representations and warranties expressly set forth in other Transaction Documents or the representations and warranties set forth in the certificates required to be delivered pursuant to Section 9.03(d), neither Summit nor any other Person has made any express or implied representation or warranty with respect to Summit’s business, its operations, assets, liabilities, or in connection with this Agreement or the Transactions (including any implied warranties that may otherwise be applicable because of the provisions of the Uniform Commercial Code or any other Applicable Law, including the warranties of merchantability and fitness for a particular purpose) or with respect to the accuracy or completeness of any other information provided, or made available, to the Argos Parties and Cementos, on behalf of themselves and their respective Affiliates, in connection with the Transactions and the Argos Parties and Cementos and their respective Affiliates have not relied on, and disclaim reliance upon, any representation or warranty other than those expressly set forth in Article 5 and in the representations and warranties set forth in the other Transaction Documents and the information set forth in the certificates required to be delivered pursuant to Section 9.03(d). Without limiting the generality of the foregoing, the Company, the Argos Parties and Cementos, on behalf of themselves and their respective Affiliates, acknowledge and agree that they have not relied on any other information provided, or made available, to the Company, the Argos Parties, Cementos or their respective Affiliates in connection with the Transactions, and that none of Summit nor its respective Affiliates nor any other Person shall be subject to any liability to Company, the Argos Parties or Cementos, their respective Affiliates or any other Person resulting from (i) any misrepresentation or omission by Summit, its Affiliates or any other Person with respect to any such information or (ii) the Company, the Argos Parties and Cementos’s use of, or the use by any of their respective Affiliates or any other Person of, any such information, including information, documents, projections, forecasts or other material made available to such parties in any “data rooms,” teaser, confidential information memorandum, management presentations or otherwise in connection with the Transactions, unless any such information is expressly and specifically included in a representation or warranty contained in this Article 4 of this Agreement or in a representation and warranty in another Transaction Document or the representations and warranties set forth in the certificates required to be delivered pursuant to Section 9.03(d).

ARTICLE 5
REPRESENTATIONS AND WARRANTIES OF SUMMIT
Subject to Section 12.02(c), except as disclosed in the Summit Reports (as defined herein) after January 1, 2021 (excluding any disclosures set forth or referenced in any risk factor section or in any other section to the extent they are forward-looking statements or cautionary, predictive or forward looking in nature), Summit represents and warrants to the Argos Parties, as of the date hereof and as of the Closing Date (or in the case of any representations and warranties that speak as of a specified date, as of such specified date), that:
Section 5.01. Existence and Power. Summit (a) is an entity duly formed, validly existing and (where applicable) in good standing under the laws of the State of Delaware and (b) and has all corporate or other organizational power and authority required to enable it to use its legal or other business names, to own or lease and operate its properties and to conduct its business as now conducted and as currently contemplated to be conducted, except, in the case of clause (b) for any such failure which would not reasonably be expected to, individually or in the aggregate, have a Summit Material Adverse Effect. Summit has all material permits required to enable it to use its legal or other business names, to own or lease and operate its properties and to conduct its business as now conducted and as currently contemplated to be conducted except for any such failure which would not reasonably be expected to, individually or in the aggregate, have a Summit Material Adverse Effect. Summit is duly qualified to do business as a foreign entity and is in good standing in each jurisdiction where such qualification is necessary, except for those jurisdictions where failure to be so qualified would not (i) reasonably be expected to be, individually or in the aggregate, material to Summit or (ii) reasonably be expected to prevent, enjoin or materially delay the consummation of the Transactions, or the performance of Summit of its obligations under this Agreement and the other Transaction Documents to which Summit is (or is specified to be) a party.
Section 5.02. Authorization. (a) The execution and delivery of and performance by Summit of its obligations under this Agreement and the other Transaction Documents to which it is a party or is specified to be a party, and the consummation of the Transactions, are within the corporate or organizational powers of Summit and, except for the Summit Stockholder Approval, have been duly authorized and approved by all necessary corporate or organizational action on the part of Summit. Assuming the due authorization, execution and delivery of this Agreement and the other Transaction Documents to which Summit is a party or is specified to be a party by the other parties thereto and receipt of the Summit Stockholder Approval, this Agreement and such other Transaction Documents constitute valid and binding agreements of Summit enforceable against Summit in accordance with their respective terms (subject to the Enforceability Exceptions).
(a) The Summit Board, at a meeting duly called and held at which all directors of Summit were present, duly and unanimously adopted resolutions (i) determining that the terms of this Agreement and the Transactions are fair to and in the best interests of Summit and the Summit Stockholders, (ii) approving and declaring advisable this Agreement and the Transactions, (iii) directing that the issuance of Summit Common Stock and Summit Preferred Stock comprising the Aggregate Stock Consideration be submitted to the Summit Stockholders for approval (the “Proposals”), and (iv) resolving, subject to Section 6.04, to recommend that the Summit Stockholders vote in favor of the Proposals (the “Summit Board Recommendation”).
Section 5.03. Governmental Authorization. The execution, delivery and performance by Summit of this Agreement and the other Transaction Documents to which it is a party and the consummation by Summit of the Transactions and, to the extent applicable, thereby, require no consent, waiver, approval, action, filing, authorization or permit of, or filing with or notification to, or other similar action by or in respect of, any Governmental Authority, other than (i) compliance with any applicable requirements of the HSR Act, (ii) and any of the actions or filings set forth on Schedule 3.03 of the Company Disclosure Schedule required under applicable Antitrust Laws, (iii) pursuant to the DPA, (iv) any other consent, waiver, approval, action, filing, authorization or permit of, or filing with or notification to, or other similar action, the absence of which, individually or in the aggregate, would not reasonably be expected to have a Summit Material Adverse Effect, or prevent, enjoin or materially delay the consummation of the Transactions, or the performance by Summit of its obligations under, this Agreement and the other Transaction Documents to which Summit it (or is specified to be) a party, (iv) compliance with any applicable requirements of the 1933 Act, the 1934 Act, and any other applicable state or federal securities laws, and (v) compliance with the rules and regulations of the NYSE.

Section 5.04. Capitalization.
(a) The authorized capital stock of Summit consists of 1,500,000,000 shares, of which, of such authorized capital stock, 1,000,000,000 shares are designated as Class A common stock, 250,000,000 shares are designated as Class B common stock and 250,000,000 shares are designed as preferred stock. As of the close of business on September 1, 2023, there were outstanding (i) 118,930,169 shares of Summit Common Stock, (ii) 99 shares of Class B common stock, (iii) no shares of preferred stock, (iv) restricted stock unit awards relating to an aggregate of 995,500 shares of Summit Common Stock, (v) performance stock unit awards relating to an aggregate of 442,928 Summit Common Stock, (vi) stock options to purchase an aggregate of 274,127 shares of Summit Common Stock, (vii) warrants to purchase an aggregate of 31,519 shares of Summit Common Stock and (vii) 1,310,004 Class A limited partnership units of Summit Material Holdings L.P., a Delaware limited partnership, which are exchangeable for 1,310,004 shares of Summit Common Stock. All issued and outstanding shares of capital stock of Summit have been, and all shares that may be issued prior to the Closing pursuant to any employee stock option or other compensation plan or arrangement will be, when issued in accordance with the respective terms thereof, duly authorized, validly issued, fully paid and nonassessable and not issued in violation of any preemptive rights of any Person. As of the date hereof, each of the outstanding shares of capital stock of each of Summit’s Subsidiaries is duly authorized, validly issued, fully paid and nonassessable and wholly owned by Summit or by a direct or indirect wholly owned Subsidiary of Summit, free and clear of any Liens.
(b) As of the date hereof there are, (i) no outstanding obligations of Summit or any of its Subsidiaries to repurchase, redeem or otherwise acquire any capital stock or other securities of Summit or any of its Subsidiaries, (ii) no declared and unpaid dividends on any capital stock or other securities of Summit, (iii) no voting trusts, shareholder or member Contracts, pooling agreements or proxies with respect to the voting or transfer of any capital stock or other securities of Summit, (iv) no securities of Summit or any of its Subsidiaries convertible into or exchangeable for any securities of Summit, (v) no options or other rights to acquire from Summit or any of its Subsidiaries, or other obligations of Summit or any of its Subsidiaries to issue, any capital stock or securities convertible or exchangeable for capital stock or securities of Summit or any of its Subsidiaries.
Section 5.05. Noncontravention. The execution, delivery and performance by Summit of this Agreement and the other Transaction Documents to which it is a party and the consummation by Summit of the Transactions and thereby do not and will not (a) contravene, conflict with, or result in a violation or breach of any provision of any Governing Document of Summit, (b) assuming compliance with the matters referred to in Section 5.03 and receipt of the Summit Stockholder Approval, violate any Applicable Law, (c) result in the creation or imposition of any Lien (other than Permitted Liens) on any asset of Summit or (d) require any consent from or other action by any Person under, constitute a breach, default or event that, with or without notice or lapse of time or both, would constitute a violation or breach of, or give rise to (i) any right of termination, cancellation or acceleration of any right or obligation of Summit under any Contract or Permit, (ii) any right of termination, cancellation or acceleration of any right or obligation of any Subsidiary of Summit under the Summit Credit Agreement or (iii) to a loss of any benefit to which Summit is entitled under any provision of any agreement or other instrument binding upon Summit with only such exceptions, in the case of clauses (b), (c) and (d), as would not, individually or in the aggregate, reasonably be expected to have a Summit Material Adverse Effect or reasonably be expected to prevent, enjoin or materially delay the consummation of the Transactions, or the performance by Summit of its obligations under this Agreement and the other Transaction Documents to which it is (or is specified to be) a party.
Section 5.06. Litigation. There is no Action (a) pending or threatened against Summit before any Governmental Authority or arbitrator as of the date of this Agreement that, if determined or resolved adversely in accordance with the plaintiff’s demands against Summit, would, individually or in the aggregate, reasonably be expected to have a Summit Material Adverse Effect or reasonably be expected to prevent, enjoin or materially delay the consummation of the Transactions, or (a) that seeks to prevent, enjoin or materially delay the consummation by Summit of the Transactions, except as would not, individually or in the aggregate, reasonably be expected to have a Summit Material Adverse Effect or reasonably be expected to prevent, enjoin or materially delay the consummation of the Transactions. As of the date hereof, Summit is not subject to any Order of any Governmental Authority that is or would reasonably be expected to have a Summit Material Adverse Effect or reasonably be expected to prevent, enjoin or materially delay the consummation of the Transactions.

Section 5.07. Finders’ Fees. Other than Morgan Stanley, no investment banker, broker, finder or other intermediary is entitled to any fee or commission in connection with the Transactions by reason of any action taken by Summit prior to the Closing.
Section 5.08. Issuance of Shares. The shares of Summit Common Stock and the share of Summit Preferred Stock issuable at Closing, when issued by Summit in accordance with this Agreement, assuming the accuracy of the representations and warranties made by the Company, and satisfaction of the requirement to obtain the Summit Stockholder Approval, to the Argos Parties, will (a) be duly and validly issued, fully paid and non-assessable, (b) issued in compliance with all applicable securities laws and exemptions therefrom and (c) will be free and clear of any Liens, other than Permitted Liens.
Section 5.09. Absence of Certain Changes. Since the date of the last balance sheet of Summit until the date hereof, (i) the business of Summit has been conducted in the ordinary course of business, except as would not reasonably be expected to have, individually or in the aggregate, a Summit Material Adverse Effect, (ii) there has not occurred any Effect that has had or would reasonably be expected to have, individually or in the aggregate, a Summit Material Adverse Effect and (iii) there has not been any property or casualty loss or damage or other interruption in the business or operations of Summit, except as would not, individually or in the aggregate, reasonably be expected to have a Summit Material Adverse Effect.
Section 5.10. Public Filings. Since December 31, 2020, Summit has timely filed or furnished all forms, statements, schedules, documents and reports (the “Summit Reports”) required to be filed or furnished (as applicable) by it with the Securities and Exchange Commission (“SEC”) pursuant to Applicable Law. As of the time filed with the SEC (or, if amended or superseded by a filing, then on the date of such filing), the Summit Reports complied with all Applicable Law and did not contain any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. Summit is in compliance in all material respects with the applicable listing and corporate governance rules and regulations of the NYSE. As of the date hereof, there are no outstanding unresolved comments with respect to any of the Summit Reports received by Summit in any written communication from the SEC. To the Knowledge of Summit, there are no pending formal or informal investigations of Summit by the SEC.
Section 5.11. Financing.
(a) Summit has delivered to Cementos on or prior to the date hereof (i) a true, correct and complete copy of a fully executed commitment letter, dated as of the date hereof, by and among Summit and the Commitment Parties (as defined therein) party thereto, including all annexes, exhibits and other attachments thereto and (y) correct and complete copies of fee letters associated therewith, with only the fee amounts and other commercially sensitive terms redacted (such commitment letter and fee letters, collectively, the “Debt Commitment Letter”), dated as of the date hereof, pursuant to which the lenders and other parties thereto have committed, on the terms and subject to the conditions set forth therein, to provide Summit with debt financing in the amounts set forth therein in connection with the transactions contemplated hereby (or any debt financing in lieu thereof in accordance with Section 7.08(c), the “Debt Financing”).
(b) As of the date of this Agreement, (i) the Debt Commitment Letter is in full force and effect (except as limited by the Enforceability Exception) and constitutes a legal, valid and binding obligation of Summit and, to the Knowledge of Summit, the other parties thereto and (ii) assuming due and valid execution by each other party thereto, the Debt Commitment Letter is enforceable against Summit and to the knowledge of Summit, the other parties thereto in accordance with its terms, subject to the Enforceability Exception. As of the date hereof, except as not prohibited under Section 7.08(b), the Debt Commitment Letter has not been amended or modified in any respect, no provisions or rights thereunder have been waived and the respective commitments contained therein have not been withdrawn, rescinded or otherwise modified in any respect and, to the Knowledge of Summit, no such withdrawal, rescission or modification is contemplated. As of the date hereof, no event has occurred which, with or without notice, lapse of time or both, would constitute a default or breach under the Debt Commitment Letter on the part of Summit or, to the knowledge of Summit, any other party thereto. There are no conditions precedent or other contingencies directly or indirectly related to the funding of the full amount of the Debt Financing required to consummate the transactions contemplated by this Agreement other than the conditions precedent expressly set forth in the Debt Commitment Letter, and Summit has no reason to believe that, as of the date of this

Agreement, assuming satisfaction of the conditions set forth in Article 9, (i) it or any other party thereto will not be able to satisfy on a timely basis any term or condition of the Debt Commitment Letter, including any condition to the closing of the Debt Financing, or (ii) the amount of the Debt Financing required to consummate the transactions contemplated by this Agreement will not be made available to Summit at or prior to the Closing. As of the date of this Agreement, other than the Debt Commitment Letter and any customary engagement letters or customary fee letters in each case with respect to the Debt Financing (none of which adversely affect the conditionality, enforceability or availability of the Debt Financing), there are no side letters or other contracts, arrangements or understandings directly or indirectly related to the funding or investing, as applicable, of the full amount of the Debt Financing or that would reasonably be expected to affect the availability of the Debt Financing on the Closing Date. The aggregate proceeds of the Debt Financing when funded in accordance with the Debt Commitment Letter are in an amount sufficient to (1) consummate the Closing upon the terms contemplated by this Agreement and (2) pay all amounts payable by Summit on the Closing Date in connection with the consummation of the transactions contemplated by this Agreement. As of the date hereof, Summit has fully paid, or caused to be paid, any and all commitment fees and any and all other fees and expenses, in each case as are required to be paid on or prior to the date hereof pursuant to the terms of the Debt Commitment Letter. Summit expressly acknowledges and agrees that its ability to obtain any financing (including the Debt Financing) is not a condition to its obligations under this Agreement.
Section 5.12. Financial Statements.
(a) Each of the consolidated statements of operations, consolidated balance sheets, consolidated statements of comprehensive income (loss), consolidated statements of stockholders’ equity and consolidated statements of cash flows included in or incorporated by reference into the Summit Reports were prepared in conformity with U.S. GAAP applied on a consistent basis and fairly present, in all material respects, the consolidated financial position of Summit and its consolidated Subsidiaries as of the dates thereof and their consolidated results of operations, retained earnings (loss) and changes in financial position, as the case may be, of such companies for the periods set forth therein, as applicable (subject, in the case of any unaudited statements, to normal a year-end adjustments which are not material and adverse to Summit and each of its Subsidiaries, taken as a whole).
(b) Summit maintains controls and procedures that are designed to provide reasonable assurance that transactions are recorded as necessary to permit preparation of financial statements in accordance with U.S. GAAP and that material information relating to Summit and its Subsidiaries is promptly made known to the chief executive officer and the chief financial officer of Summit. There are no material deficiencies or material weaknesses in the design or operation of internal control over financial reporting relating to Summit which are reasonably likely to adversely affect Summit’s ability to record, process, summarize and report financial information, and any such prior deficiencies or weaknesses identified since January 1, 2021 have been adequately disclosed to Summit’s auditors. Since January 1, 2021, Summit has not identified and have not been advised by their auditors of any fraud or allegation of fraud, whether or not material, that involves management or other employees of Summit or any of its Subsidiaries who have a significant role in Summit’s internal controls over financial reporting.
Section 5.13. No Undisclosed Liabilities. There are no Liabilities of Summit of any kind whatsoever and there is no existing condition, situation or set of circumstances which could reasonably be expected to result in a Liability, other than (i) Liabilities expressly described and adequately reserved against in the balance sheet of Summit and its Subsidiaries or the notes thereto, (ii) executory obligations under the express terms of Contracts entered into in the ordinary course of business since the latest balance sheet of Summit and its Subsidiaries (for the avoidance of doubt, excluding any Liability arising out of any breach thereof), (iii) Liabilities incurred in the ordinary course of business since the date of the last balance sheet of Summit (it being understood that Liability arising as a result of any breach of Contract or any tortious conduct, litigation, infringement or violation of Applicable Law, or that relates to any Action, will be deemed not to have incurred in the ordinary course of business) and (iv) other Liabilities which would not, individually or in the aggregate, reasonably be expected to have a Summit Material Adverse Effect.
Section 5.14. Compliance with Laws and Court Orders. Since January 1, 2021, (a) none of Summit or any of its Subsidiaries is in violation of, has violated or (b) to the Knowledge of Summit is (i) under investigation with respect to, or (ii) has been threatened in writing to be charged with or (ii) has been given written notice of any violation of, in the case of both (a) and (b), any Applicable Law. Except as would not reasonably be expected to be material and adverse to Summit and its Subsidiaries, taken as a whole, there is no Order pursuant to which Summit or any of its Subsidiaries have any ongoing material Liabilities (including any obligations to take, or refrain from taking, any actions with respect to the conduct of the business of Summit or any of its Subsidiaries) or that seeks to prevent, enjoin or materially delay the consummation of the Transactions.
Section 5.15. FCPA; Compliance with Office of Foreign Assets Control.
(a) Except as would not reasonably be expected to be, individually or in the aggregate, material and adverse to Summit, taken as a whole, in the last five years, neither Summit nor any of its Subsidiaries or any of their Affiliates, as it related to the business of Summit, or any of their respective directors, officers, or, to the Knowledge of Summit, employees or agents (in their capacity as such) has made, directly or indirectly, any payment or promise to pay, or gift or promise to give or authorized such a promise or gift, of any money or anything of value, directly or indirectly, to (i) any foreign official (as such term is defined in the FCPA) for the purpose of influencing any official act or decision of such official or inducing him or her to use his or her influence to affect any act or decision of a Governmental Authority, (ii) any foreign political party or official thereof or candidate for foreign political office for the purpose of influencing any official act or decision of such party, official or candidate or inducing such party, official or candidate to use his, her or its influence to affect any act or decision of a Governmental Authority, in the case of both (i) and (ii) above in order to assist Summit or any of its Affiliates to obtain or retain business for the ANAC Companies violation of the FCPA, the UK Bribery Act or any other Applicable Laws related to anti-corruption matters or AML Laws.
(b) Neither Summit nor any of its Subsidiaries, or any of their respective directors, officers, employees or agents is a Sanctioned Person. For the past five years, neither Summit nor any of its Subsidiaries has engaged in, or is now engaged in, directly or indirectly, any dealings or transactions with any Person, or in any country or territory, that, at the time of the dealing or transaction, is or was a Sanctioned Person, and each has been in compliance with all Applicable Laws related to Sanctions and export controls matters or any AML Law.
(c) For the past five years, neither Summit nor any Subsidiary, nor to the Knowledge of Summit, any of their respective directors, officers or employees, has been penalized for, threatened to be charged with, or given notice of, or, to the Knowledge of Summit, placed under investigation with respect to, any violation or potential violation of, any Applicable Law related to anti-corruption, Sanctions, or export control matters.
(d) Summit and each of its Subsidiaries is in material compliance with, and has not violated, the USA PATRIOT Act of 2001, as amended through the Measurement Time, to the extent applicable to such Person and all other Applicable Law related to anti-money laundering.
Section 5.16. Taxes.
(a) Filing and Payment. (i) All Tax Returns required to be filed by or on behalf of Summit have been filed when due in accordance with Applicable Law; (ii) such Summit Tax Returns were true, correct and complete in all material respects; (iii) all Taxes due and payable (including any Tax installments) by Summit have been timely paid to the appropriate Taxing Authority, whether or not reflected on any Tax Return; (iv) Summit has withheld and timely remitted or paid all Taxes required to have been withheld and remitted or paid by it in connection with any amounts paid or credited, or deemed to have been paid or credited, or owing to or for the account of any Person; and (v) there are no Liens for Taxes (other than Permitted Liens) upon any of the assets of Summit. The provision for Taxes in the balance sheet of Summit constitutes an adequate provision as of the date thereof and was calculated in accordance with U.S. GAAP. Since the date of the last balance sheet of Summit, Summit has only incurred Tax liabilities in the ordinary course.
(b) Procedure and Compliance. (i) Summit has not granted any extension or waiver of the statute of limitations period applicable to Summit Tax Return, which extension is in effect as of the date hereof (other than any extension granted in the ordinary course of business); (ii) there is no Action now pending or threatened in writing against or with respect to Summit in respect of any Tax; (iii) no adjustment that would increase the Tax Liability of Summit has been threatened, proposed or made by a Taxing Authority during any audit of a Pre-Closing Tax Period which could reasonably be expected to be threatened in writing, proposed or made in an audit of any subsequent Tax period; and (iv) there are no requests for rulings or determinations in respect of any Tax pending between Summit and any Taxing Authority and Summit has not received a ruling with respect to any Tax from any Taxing Authority.
(c) Tax Sharing, Consolidation and Similar Arrangements. (i) Summit has not been a member of an affiliated, consolidated, combined or unitary group other than one of which Summit was or is the common parent, made any election or participated in any arrangement whereby any Tax Liability of Summit was determined or taken into account for Tax purposes with reference to or in conjunction with any Tax Liability of any other Person or has any liability for the Taxes of any person (other than Summit) under Treasury Regulations Section 1.1502-6 (or any similar provision of state, local or foreign law), or as a transferee or successor by Contract or by operation of law; (ii) Summit is not party to any Tax Sharing Agreement; and (iii) Summit has not entered into any agreement or arrangement with any Taxing Authority with regard to the Tax Liability of Summit affecting any Tax period for which the applicable statute of limitations, after giving effect to extensions or waivers, has not expired.
(d) Certain Agreements and Arrangements. Summit has not participated in a “listed transaction” within the meaning of Treasury Regulations Section 1.6011-4(b)(2). During the two-year period ending on the date hereof, Summit was not a distributing corporation or a controlled corporation in a transaction intended to be governed by Section 355 of the Code.
(e) Notwithstanding anything to the contrary in this Agreement, nothing in this Agreement (including this Section 5.16) shall be construed as providing a representation or warranty with respect to the existence, amount, expiration date or limitations on (or availability of) any Tax Asset of Summit with respect to Post-Closing Tax Periods.
Section 5.17. Disclosure Documents. The information supplied by Summit for inclusion in the Proxy Statement will not, at the time the Proxy Statement and any amendments or supplements thereto are filed with the SEC, or at the time the Proxy Statement is first mailed to the stockholders of Summit, or at the time of the Summit Stockholder Approval, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The Proxy Statement will comply, in all material respects, as to form and substance with the provisions of the Exchange Act.
Section 5.18. Exclusivity of Representations.
(a) Except for the representations and warranties expressly set forth in this Article 5 and the representations and warranties expressly set forth in other the Transaction Documents and the information set forth in the certificates required to be delivered pursuant to Section 9.03(d), neither Summit nor any other Person makes (and Summit, on behalf of itself, its Subsidiaries and their respective Affiliates hereby disclaims) any other express or implied representation or warranty with respect to Summit, its business, operations, assets, liabilities, or in connection with this Agreement or the Transactions (including any implied warranties that may otherwise be applicable because of the provisions of the Uniform Commercial Code or any other Applicable Law, including the warranties of merchantability and fitness for a particular purpose) or with respect to the accuracy or completeness of any other information provided, or made available, to the Argos Parties, Cementos, the Company or their respective Affiliates in connection with the Transactions.
(b) Summit acknowledges and agrees that, except for the representations and warranties expressly set forth in Article 3 and Article 4 and the representations and warranties expressly set forth in other Transaction Documents or the representations and warranties set forth in the certificates required to be delivered pursuant to Section 9.02(d), none of the Company, any Argos Party or any other Person has made any express or implied representation or warranty with respect to the Argos Parties, Cementos, the Company or the ANAC Companies or their respective Affiliates (including any implied warranties that may otherwise be applicable because of the provisions of the Uniform Commercial Code or any other Applicable Law, including the warranties of merchantability and fitness for a particular purpose) or with respect to the accuracy or completeness of any other information provided, or made available, to Summit or any of its Subsidiaries or their respective Affiliates in connection with the Transactions and Summit has not relied on, and disclaims reliance upon, any representation or warranty other than those expressly set forth in Article 4 and Article 5 and in the representations and warranties set forth in the other Transaction Documents or the representations and warranties in the certificates required to be delivered pursuant to Section 9.02(d). Without limiting the generality of the foregoing, Summit acknowledges and agrees that it has not relied on any other information provided, or made available, to Summit or any of its Subsidiaries or their respective Affiliates in connection with the Transactions, and that none of the Argos Parties, Cementos, the Company, the ANAC Companies, their respective Affiliates nor any other Person shall be subject to any liability to Summit or any other Person resulting from (i) any misrepresentation or omission by the Argos Parties, Cementos, the Company, the ANAC Companies, their respective Affiliates or any other Person with respect to any such information or (ii) Summit's use of, or the use by any of its Affiliates or any other Person of, any such information, including information, documents, projections, forecasts or other material made available to Summit, its Affiliates or their respective Representatives in any “data rooms,” teaser, confidential information memorandum, management presentations or otherwise in connection with the Transactions, unless any such information is expressly and specifically included in a representation or warranty contained in this Article 5 of this Agreement or in a representation and warranty in another Transaction Document or the representations and warranties set forth in the certificates required to be delivered pursuant to Section 9.02(d).
ARTICLE 6
COVENANTS AND AGREEMENTS OF THE PARTIES
Section 6.01. Conduct of the ANAC Companies.(a) From the date hereof until the Closing, except as (w) required by Applicable Law, (x) otherwise expressly required by this Agreement, (y) set forth in Section 6.01 of the Company Disclosure Schedule or (z) consented to by Summit in writing (such consent not to be unreasonably withheld, conditioned or delayed), Cementos and the Argos Parties, in each case, solely to the extent related to the Business, and the Company shall, and shall cause each of its Subsidiaries to, (i) use its reasonable best efforts to conduct the Business in the ordinary course in all material respects and, to the extent consistent with the foregoing clause (i), and (ii) use its reasonable best efforts to (A) preserve intact the present business organization of the ANAC Companies and the Business and (B) keep available the services of the directors and officers of the Company, and (C) maintain existing relationships with the customers, lenders, suppliers, lessors and others having material business relationships with the Business. The Parties understand and agree that with respect to the matters specifically addressed by any provision of Section 6.01(b), such specific provisions shall govern over the more general provision of this Section 6.01(a).
(b) Without limiting the generality of the foregoing, from the date hereof until the Closing, except as set forth in the corresponding subsection of Section 6.01(b) of the Company Disclosure Schedule, as required by Applicable Law, as expressly required by this Agreement or as consented to by Summit in writing (such consent not to be unreasonably withheld, conditioned or delayed), the Company shall not, and shall cause its Subsidiaries not to (and Cementos and the Argos Parties, in each case, solely to the extent related to the Business) shall cause the ANAC Companies not to):
(i) adopt or propose any change to, or amend or otherwise alter, the ANAC Companies’ Governing Documents (whether by merger, consolidation or otherwise);
(ii) split, combine, or reclassify any shares of Equity Securities of any ANAC Company or declare, set aside or pay any dividend or other distribution (whether in cash, stock or other property or any combination thereof, except for dividends paid by any direct or indirect wholly-owned Subsidiary to the Company or to any other direct or indirect wholly-owned Subsidiary of the Company) in respect of any Equity Securities, or redeem, repurchase or otherwise acquire or offer to redeem, repurchase or otherwise acquire any Equity Securities of any ANAC Company;
(iii) (A) sell, assign, issue, exchange, pledge, subject to any Lien, hypothecate, or otherwise transfer or dispose, or authorize or permit the same, of any Equity Securities of any ANAC Company or any participation or interest therein or any right to vote with respect thereto, in each case whether directly or indirectly (including pursuant to a derivative transaction or through the transfer of any Equity Security in any direct or indirect holding company holding Equity Security or through the issuance and redemption by any such holding company of its Equity Security) or (B) amend any term of any Equity Security of any ANAC Company (whether by merger, consolidation or otherwise);
(iv) incur any capital expenditures or any obligations or Liabilities in respect thereof, except for the expenditures set forth on the Capex Budget Schedule or in the ordinary course of business;

(v) (A) acquire (by merger, consolidation, acquisition of stock or assets or otherwise), directly or indirectly, any material assets, properties or businesses, other than materials, supplies and equipment in the ordinary course of business of the ANAC Companies or (B) acquire any material real property from any other Person;
(vi) sell, assign, lease, sublease, license, sublicense or otherwise transfer or dispose of, or abandon or allow to lapse, or create or incur any Lien (other than Permitted Liens) on, any of the ANAC Companies’ material assets (other than with respect to Intellectual Property Rights, which are the subject of Section 6.01(b)(vi)), securities, properties, interests or businesses, other than sales of inventory or sales or abandonment of obsolete equipment or leases, in each case, in the ordinary course of business;
(vii) sell, assign, lease, sublease, license, sublicense or otherwise transfer or dispose of, abandon, permit to lapse, or otherwise fail to take any action necessary to maintain, enforce or protect, or create or incur any Lien (other than Permitted Liens) on, any Owned Intellectual Property Rights, except for non-exclusive licenses granted in the ordinary course of business consistent with past practice and decisions by the ANAC Companies not to enforce any Owned Intellectual Property Rights in their reasonable business judgment and consistent with past practice;
(viii) except with respect to capital expenditures, which shall be subject to Section 6.01(b)(iv), make any loans, advances or capital contributions to, or investments in, any other Person other than (A) contributions to the Company’s wholly owned Subsidiaries in the ordinary course of business, or (B) such loans, advances, capital contributions and investments that do not exceed $2 million in the aggregate;
(ix) create, incur, assume, suffer to exist or otherwise become liable with respect to any indebtedness for borrowed money, other than indebtedness incurred under the Company’s existing credit agreements (or any replacement thereof on terms substantially consistent with or more beneficial to the ANAC Companies) in the ordinary course of business that will be terminated prior to the Measurement Time or constitute Closing Indebtedness hereunder;
(x) (A) enter into (or accept assignment of or acquire any Person that is bound by), amend or modify, terminate or renew any Material Contract (other than entry into (or renewal on terms at least as favorable to the ANAC Companies and for a term no longer than the existing term) Material Contracts in the ordinary course of business that would only be a Material Contract by virtue of Section 3.09(i), Section 3.09(ii), Section 3.09(b)(iii), Section 3.09(a)(iv), Section 3.09(a)(vi), Section 3.09(a)(vii) or Section 3.09(a)(viii)), or (B) otherwise waive, release or assign any material rights, claims or benefits of the ANAC Companies under any Contract or otherwise;
(xi) except to the extent required by the terms of any Company Benefit Plan or Contract, (A) grant or increase any severance, retention or termination pay to, or enter into or amend any severance, retention, termination, employment, consulting, bonus, deferred compensation, change in control or severance agreement with, any current or former Company Service Provider, (B) increase the compensation or benefits payable or provided to, or modify the terms of any employment, consulting or similar agreement with, any current or former Company Service Provider, (C) establish, adopt, enter into or amend any Company Employee Plan or Company Collective Bargaining Agreement, (D) issue any loan to any current or former Company Service Provider, (E) (x) hire any Company Service Provider other than on an “at will” basis to fill vacancies arising due to terminations of employment of Company Service Providers who are below the level of Vice President, or (y) terminate the employment of any Company Service Provider at or above the level of Vice President other than for “cause”, (F) transfer the employment of any Company Service Provider from one entity to another or (G) grant any equity or equity-based or other long-term incentive awards to, or discretionarily accelerate the vesting or payment of any awards held by, any current or former Company Service Provider;
(xii) change its methods of accounting except as required by changes in Applicable Law or U.S. GAAP;

(xiii) commence, settle or compromise, or threaten or offer to commence, settle or compromise, (A) any Action involving or against any of the ANAC Companies (other than settlements or compromises solely for the payment of cash in an amount not to exceed $250,000 individually or $750,000 in the aggregate (and for the avoidance of doubt, does not impose any material non-monetary obligations or equitable relief on, or involve any admission of wrongdoing by, any Person)) or (B) any Action that relates to the Transactions;
(xiv) offer or grant any discounts, allowances, rebates, credits, preferential terms or similar reductions in price or other trade terms or other accommodations or concessions to any customer, supplier or other counterparty, in each case, that is (x) material to the Business and (y) offered or granted in connection with any dispute or other Action (or threatened or potential dispute or other Action);
(xv) make or change any material Tax election, change any annual Tax accounting period, adopt or change any material method of Tax accounting, amend any income or other material Tax Returns, enter any closing agreement, settle any material Tax claim, audit or assessment, or surrender any right to claim a material Tax refund, offset or other reduction in Tax Liability, consent to any extension or waiver of the limitations period applicable to any material Tax claim or assessment;
(xvi) accelerate or delay the payment of or agree to any change in the payment terms of, any accounts payable or account receivable in any material respect, in each case, except in the ordinary course of business or in connection with a good faith dispute;
(xvii) enter into, adopt a plan of or effect any restructuring, reorganization or complete or partial liquidation, dissolution, merger or consolidation;
(xviii) voluntarily cancel or terminate any Company Insurance Policy in any material respect;
(xix) engage in any material new line of business or terminate or materially modify any existing line of business; or
(xx) agree, resolve or commit to do any of the foregoing.
Section 6.02. Conduct of Summit. (a) From the date hereof until the Closing, except as (w) required by Applicable Law, (x) otherwise expressly required by this Agreement (y) set forth in Section 6.02 of the Summit Disclosure Schedule or (z) consented to by Cementos in writing (such consent not to be unreasonably withheld, conditioned or delayed), Summit shall, and shall cause its Subsidiaries to, (i) use its reasonable best efforts to conduct its business in the ordinary course in all material respects and (ii) use its reasonable best efforts to (A) preserve intact its present business organization, (B) keep available the services of its directors and officers and (C) maintain existing relationships with its customers, lenders, suppliers, lessors and others having material business relationships with it. The Parties understand and agree that with respect to the matters specifically addressed by any provision of (b), such specific provisions shall govern over the more general provision of this Section 6.02(b).
(b) Without limiting the generality of the foregoing, from the date hereof until the Closing, except as set forth in the corresponding subsection of Section 6.02(b) of the Company Disclosure Schedule, as required by Applicable Law, as expressly required by this Agreement or as consented to by Cementos in writing (such consent not to be unreasonably withheld, conditioned or delayed), Summit shall not (and shall cause its Subsidiaries not to):
(i) adopt or propose any change to, or amend or otherwise alter, Summit’s Governing Documents (whether by merger, consolidation or otherwise) in a manner that would reasonably be expected to be adverse to the Argos Parties or that would reasonably be expected to prevent, enjoin or materially delay the consummation of the Transactions;
(ii) other than dividends and distributions by a direct or indirect subsidiary of Summit to its shareholder(s), declare, set aside or pay any cash dividend or other cash distribution in respect of any Equity Securities of Summit;

(iii) other than pursuant to the Amended and Restated Summit Materials, Inc. 2015 Omnibus Incentive Plan or the Summit Materials, Inc. 2021 Employee Stock Purchase Plan, grant any equity awards to any current or former Summit Service Provider; or
(iv) agree, resolve or commit to do any of the foregoing.
(c) Between the date of this Agreement and the earlier of the Closing and the termination of this Agreement in accordance with Section 11.01, Summit shall not and shall cause its Subsidiaries not to consummate, enter into any agreement providing for, any investment, acquisition, or other business combination that would reasonably be expected to prevent, enjoin or materially delay the consummation of the Closing.
Section 6.03. Summit Stockholders Meeting; Proxy Statement.
(a) Summit shall (with the Company’s reasonable assistance) use commercially reasonable efforts to prepare and file with the SEC, as promptly as practicable after the date of this Agreement, but in any event within thirty Business Days after the date of this Agreement, a proxy statement in preliminary form relating to the Summit Stockholders Meeting (such proxy statement, including, for the avoidance of doubt, any amendments or supplements thereto, and the definitive proxy statement related thereto, the “Proxy Statement”). Summit shall (i) provide Cementos, its Affiliates and its and their Representatives with a reasonable opportunity to review and comment on drafts of the Proxy Statement prior to filing, furnishing or delivering the Proxy Statement to Summit’s stockholders and (B) shall give consideration to all comments reasonably proposed by Cementos, its Affiliates and its and their Representatives.
(b) If at any time prior to the Summit Stockholders Meeting, any information relating to any Party, or any of their respective Subsidiaries or its or their respective Representatives, should be discovered by a Party, which information should be set forth in an amendment or supplement to the Proxy Statement, so that the Proxy Statement would not include any misstatement of a material fact or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they are made, not misleading, the Party that discovers such information shall as promptly as practicable following such discovery notify the other Party or Parties (as the case may be) and after such notification, Summit shall (A) as and to the extent required by Applicable Law, prepare an amendment or supplement to the Proxy Statement as promptly as reasonably practicable, and (B) cause the Proxy Statement as so amended or supplemented to be filed with the SEC and, to the extent required by Applicable Law, to be disseminated to its stockholders.
(c) Summit shall promptly notify Cementos of the receipt of any comments from the SEC with respect to the Proxy Statement and of any request by the SEC for any amendment or supplement to the Proxy Statement or for additional information and shall as promptly as reasonably practicable following receipt thereof provide Cementos with copies of all correspondence between itself and/or any of its Representatives and the SEC with respect to the Proxy Statement (or where no such copies are available, a reasonably detailed written description thereof) and provide Cementos, its Affiliates and its and their Representatives a reasonable opportunity to participate in any discussions or meetings with the SEC (or portions of any such discussions or meetings that relate to the Proxy Statement). Summit shall use reasonable best efforts to provide responses as promptly as reasonably practicable to the SEC with respect to any comments received on the Proxy Statement by the SEC and any requests by the SEC for any amendment or supplement to the Proxy Statement or for additional information.
(d) As soon as reasonably practicable following the date the SEC staff confirms that the SEC does not intend to review the preliminary Proxy Statement or advises that it has no further comments thereon or that Summit may commence mailing the Proxy Statement (the earliest of any such date, the “SEC Clearance Date”), Summit shall, in accordance with Applicable Law and its Governing Documents, take all necessary action to, as promptly as practicable, duly call and give notice of, and commence mailing of the Proxy Statement to the holders of Summit Common Stock and Summit Class B Common Stock as of the record date established for, and, no later than 45 days following the SEC Clearance Date, hold a meeting of holders of the Summit Common Stock and Summit Class B Common Stock for purposes of seeking the Summit Stockholder Approval in accordance with the DGCL and applicable requirements of the NYSE

(the “Summit Stockholder Meeting”). Summit shall initiate a “broker search” in accordance with Rule 14a-13 of the 1934 Act as necessary to cause Summit to comply with its obligations set forth in the foregoing sentence and as soon as reasonably practicable following the commencement of the mailing of the Proxy Statement pursuant to the foregoing sentence.
(e) The Summit Stockholder Meeting shall not be postponed, recessed or adjourned by Summit without consultation with Cementos; provided that Summit may adjourn or postpone the Summit Stockholders Meeting (i) to the extent Summit believes in good faith that such adjournment or postponement is reasonably necessary (A) to ensure that any required supplement or amendment to the Proxy Statement is delivered to the holders of Summit Common Stock and Summit Class B Common Stock within a reasonable amount of time in advance of the Summit Stockholders Meeting, (B) to allow reasonable additional time to solicit additional proxies necessary to obtain the Summit Stockholder Approval (including after commencement of a Summit Acquisition Proposal that is a tender offer or exchange offer to the extent necessary to obtain the Summit Stockholder Approval), (C) to ensure that there are sufficient number of holders of Summit Common Stock and Summit Class B Common Stock represented (either in person or by proxy) and voting to constitute a quorum necessary to conduct the business of the Summit Stockholders Meeting or (D) otherwise where required to comply with Applicable Law following consultation with outside legal counsel; provided that, in the case of the foregoing clauses (b) and (c), in no event will Summit postpone or adjourn the Summit Stockholder Meeting on more than three occasions and no such postponement or adjournment shall be for a period of more than 15 Business Days without Cementos’s prior written consent (not to be unreasonably withheld, conditioned or delayed). Except in the case of a Summit Adverse Recommendation change made in accordance with Section 6.04(a), the Board of Directors shall recommend that the holders of the Summit Common Stock and Summit Class B Common Stock approve the issuance of Summit Common Stock pursuant to this Agreement, and Summit shall (i) include the Summit Board Recommendation in the Proxy Statement, and (ii) use its reasonable best efforts to obtain the Summit Stockholder Approval.
(f) Summit agrees to provide Cementos, its Affiliates and its and their Representatives reasonably detailed periodic updates concerning proxy solicitation results on a timely basis (including, if requested, promptly providing daily voting reports to the extent reasonably practicable) Summit shall, and shall instruct its proxy solicitor to use reasonable best efforts to, solicit as promptly as practicable the presence, in person or by proxy, of a quorum.
Section 6.04. No Solicitation by Summit.
(a) No-Shop. Except as otherwise expressly permitted by the remainder of this Section 6.04, until the earlier to occur of the termination of this Agreement pursuant to Article 11 and the Closing, Summit shall not, shall cause its Subsidiaries not to and shall instruct its and their respective Representatives not to, directly or indirectly, (1) solicit, initiate, propose or take any action to knowingly facilitate or encourage the submission of any inquiry or proposal that constitutes, or would reasonably be expected to lead to, any Summit Acquisition Proposal, (2) enter into or knowingly participate in any discussions or negotiations with, furnish any nonpublic information relating to Summit or any of its Subsidiaries or afford access to the business, properties, assets, books or records of Summit or any of its Subsidiaries to, or otherwise knowingly cooperate with, any Third Party, in each case relating to a Summit Acquisition Proposal by such Third Party, (3)(A) withhold, withdraw, qualify or modify in a manner adverse to the Argos Parties (or publicly propose or resolve to withhold, withdraw, qualify or modify in a manner adverse to the Argos Parties), the Summit Board Recommendation, or fail to include the Summit Board Recommendation in the Proxy Statement in accordance with Section 6.03, (B) other than with respect to a tender offer or exchange offer, within 10 Business Days of Cementos’s written request, fail to make or reaffirm the Summit Board Recommendation following the date any Summit Acquisition Proposal or any material modification thereto is first published or broadly sent or given to the stockholders of Summit; provided that Cementos shall be entitled to make such a written request for reaffirmation only once for each Summit Acquisition Proposal and for each material modification to such Summit Acquisition proposal, or (C) fail to recommend, in a Solicitation/Recommendation Statement on Schedule 14D-9, against any Summit Acquisition Proposal that is a tender offer or exchange offer subject to Regulation D promulgated under the 1934 Act within 10 Business Days after the commencement (within the meaning of Rule 14d-2 under the 1934 Act) of such tender offer or exchange offer (any of the foregoing in clauses (A) through (C), a “Summit Adverse

Recommendation Change”) or (4) enter into any agreement in principle, letter of intent, term sheet, memorandum of understanding, merger agreement, acquisition agreement, option agreement, share exchange agreement, joint venture agreement, other agreement or other similar instrument providing for, or that would reasonably be expected to lead to, a Summit Acquisition Proposal; provided that so long as the Summit Board determines in good faith, after consultation with its outside legal counsel, that the failure to take such action would reasonably be expected to be inconsistent with the directors’ fiduciary duties under Applicable Law, the foregoing shall not prohibit Summit or any of its Subsidiaries from amending, modifying or granting any waiver or release under any standstill, confidentiality or similar agreement of Summit or any of its Subsidiaries.
(b) Exceptions. Notwithstanding anything contained in this Section 6.04 to the contrary, at any time prior to receipt of the Summit Stockholder Approval:
(i) Summit, directly or indirectly through its Representatives, may, in response to a bona fide written Summit Acquisition Proposal that did not arise from a material breach of the obligations set forth in this Section 6.04, (A) engage in negotiations or discussions with such Third Party and its Representatives and (B) furnish to such Third Party or its Representatives nonpublic information relating to Summit or any of its Subsidiaries and afford access to the business, properties, assets, books or records and personnel of Summit or any of its Subsidiaries pursuant to an Acceptable Confidentiality Agreement; provided that, to the extent that any material nonpublic information relating to Summit or its Subsidiaries is provided to any such Third Party or any such Third Party is given access which was not previously provided to or made available to Cementos, such material nonpublic information or access is provided or made available to Cementos substantially contemporaneously with (or within 24 hours following) the time it is provided to such Third Party; provided further, that if, prior to taking any action described in clause (A) or clause (B) of this Section 6.04(b)(i), the Summit Board determines in good faith, after consultation with its outside legal counsel and financial advisor, that such Summit Acquisition Proposal would reasonably be likely to constitute or lead to a Superior Proposal; and
(ii) subject to compliance with Section 6.04(d), the Summit Board may, (A) in response to a bona fide written Summit Acquisition Proposal that did not arise from a material breach of the obligations set forth in this Section 6.04, that the Summit Board has determined in good faith, after consultation with its outside legal counsel and financial advisor, constitutes a Superior Proposal, make a Summit Adverse Recommendation Change or terminate this Agreement pursuant to and in accordance with Section 11.01(d)(i) in order to substantially concurrently enter into a written definitive agreement for such Superior Proposal, if the Summit Board determines in good faith that the failure to take such action would reasonably be expected to be inconsistent with the directors’ exercise of fiduciary duties under Applicable Law or (B) in response to an Intervening Event make a Summit Adverse Recommendation Change, if the Summit Board determines in good faith, after consultation with its outside legal counsel and financial advisor, that the failure to take such action would be reasonably expected to be inconsistent with its fiduciary duties under Applicable Law.
(c) Additional Exceptions. In addition, nothing contained in this Agreement shall prevent Summit or the Summit Board (or any committee thereof) from (1) taking and disclosing to Summit’s stockholders a position contemplated by Rule 14d-9 and Rule 14e-2(a) promulgated under the 1934 Act (or any similar communication to stockholders in connection with the making or amendment of a tender offer or exchange offer), (2) making any legally required disclosure to stockholders with regard to the Transactions or any offer, inquiry, proposal or indication of interest with respect to a Summit Acquisition Proposal, (3) issuing a “stop, look and listen” disclosure or similar communication of the type contemplated by Rule 14d-9(f) under the 1934 Act or (4) contacting and engaging in discussions with any person or group and their respective Representatives who has made an offer, inquiry, proposal or indication of interest with respect to a Summit Acquisition Proposal that was not solicited in breach of this Section 6.04 solely for the purpose of clarifying such offer, inquiry, proposal or indication of interest and the terms thereof or informing such Third Party of the restrictions imposed by this Section 6.04; provided, that nothing in this Section 6.04(c) will be deemed to permit Summit or the Summit Board to effect a Summit Adverse Recommendation Change other than in accordance with Section 6.04(e).

(d) Required Notices. Prior to the earlier of the termination of this Agreement pursuant to Article 11 and the Closing, Summit shall (i) notify Cementos promptly (and in any event no later than 24 hours) (A) of the receipt by Summit of any Summit Acquisition Proposal (including any bona fide offer, inquiry, proposal or indication of interest with respect to thereto) or any amendment or modification to the material terms of any Summit Acquisition Proposal and such notice shall include, to the extent then known to Summit, the identity of the Person making such Summit Acquisition Proposal (or bona fide offer, inquiry, proposal or indication of interest with respect to thereto) and the material terms and conditions thereof (along with unredacted copies of all material proposed transaction agreements and other material documents provided in connection therewith) and (B) of any request for nonpublic information relating to Summit or any of its Subsidiaries or for access to the business, properties, assets, books or records or personnel of Summit or any of its Subsidiaries by any Third Party that has notified Summit that it is considering making, or has made, a Summit Acquisition Proposal and (ii) keep Cementos reasonably informed on a reasonably current basis (and, in any event, within 24 hours) of any changes to the status and material terms and conditions (along with unredacted copies of all material proposed transaction agreements and other material documents provided in connection therewith, including any amendments thereto) of any Summit Acquisition Proposal (or bona fide offer, inquiry, proposal or indication of interest with respect to thereto).
(e) Last Look. Neither the Summit Board nor Summit shall take any of the actions referred to in Section 6.04(b)(ii) unless (i) Summit shall have notified Cementos, in writing and at least four Business Days prior to taking such action, of its intention to take such action, specifying, in reasonable detail, the reasons for the Summit Adverse Recommendation Change, and attaching a copy of all proposed agreements and other documents and information contemplated by Section 6.04(d)(i), (ii) during such four Business Day period following the date on which such notice is received, Summit shall have and shall have caused its Representatives to, negotiate with Cementos in good faith (to the extent Cementos wishes to negotiate) to make such adjustments to the terms and conditions of this Agreement as Cementos may propose, (iii) upon the end of such notice period (or such subsequent notice period as contemplated by clause (iv) below), the Summit Board shall have considered in good faith any revisions to the terms of this Agreement proposed in writing by Cementos that, if accepted by Summit, would be binding upon the other Parties, and shall have determined in good faith, after consultation with its outside legal counsel and financial advisor, that, (A) in the case of a Superior Proposal, the Superior Proposal would continue to constitute a Superior Proposal and (B) in the case of an Intervening Event, that the failure to effect a Summit Adverse Recommendation Change in response to such Intervening Event would reasonably be expected to be inconsistent with the directors’ exercise of fiduciary duties under Applicable Law and (iv) in the event of any change to any of the financial terms (including the form, amount and timing of payment of consideration) or any other terms of such Superior Proposal, Summit shall, in each case, have delivered to Cementos an additional notice consistent with that described in clause (i) above and a new notice period under clause (i) shall commence (provided that the notice period thereunder shall only be three Business Days) during which time Summit shall be required to comply with the requirements of this Section 6.04(e) anew with respect to such additional notice, including clauses (i) through (iii) above.
(f) Existing Discussions. Summit shall, and shall use reasonable best efforts to cause its Subsidiaries and Representatives to, immediately cease and cause to be terminated any existing activities, discussions or negotiations with any Person conducted heretofore with respect to any Summit Acquisition Proposal, or proposal that would reasonably be expected to lead to a Summit Acquisition Proposal. To the extent that it has not done so prior to the date hereof, Summit shall promptly deliver a written notice to each such Person providing only that Summit is ending all discussions and negotiations with such Person with respect to any Summit Acquisition Proposal, or proposal or transaction that would reasonably be expected to lead to an Summit Acquisition Proposal and informing such Persons of the obligations undertaken in this Section 6.04, which notice shall, to the extent such Person has executed a confidentiality agreement in connection with its consideration of a Summit Acquisition Proposal, also request the prompt return or destruction of all confidential information concerning Summit and any of its Subsidiaries heretofore furnished to such Person by or on behalf of the Company or any of its Subsidiaries, as applicable. Summit will use reasonable best efforts to promptly terminate all physical and electronic data access previously granted to such Persons.
(g) Definition of Superior Proposal. For purposes of this Agreement, “Superior Proposal” means an unsolicited, bona fide, written Summit Acquisition Proposal (but substituting “70%” for all references to “20%” in the definition of such term) that the Summit Board determines in good faith, after consultation with its outside legal counsel and financial advisor, is more favorable from a financial point of view to Summit’s stockholders than the Transactions, in each case, taking into consideration (i) all relevant factors, including the identity of the counterparty, the terms and conditions of such Summit Acquisition Proposal (including the transaction consideration, conditionality, timing, certainty of financing and regulatory approvals and the expected timing and likelihood of consummation) and such other factors as determined by the Summit Board in good faith to be relevant and (ii) if applicable, any changes to the terms of this Agreement proposed by Cementos pursuant to this Section 6.04 that, if accepted by Summit, would be binding upon Cementos.
(h) Definition of Intervening Event. For purposes of this Agreement, “Intervening Event” means a material Effect that was not known and was not reasonably foreseeable to the Summit Board prior to Summit’s execution and delivery of this Agreement (or, if known or foreseeable, the consequences, probability or magnitude of which were not known by the Summit Board as of the date hereof), which Effect, or any consequence thereof (or probability or magnitude of which), occurs, arises or becomes known to the Summit Board after Summit’s execution and delivery of this Agreement and before the Summit Stockholder Approval is obtained; provided that in no event shall any of the following be an Intervening Event or be taken into account in determining whether an Intervening Event has occurred: (a) the receipt, existence or terms of a Summit Acquisition Proposal or a Superior Proposal or any inquiry or communications or matters relating; (b) the fact that Summit and its Subsidiaries meet or exceed (1) any public estimates or expectations for Summit’s revenue, earnings or other financial operations or results for any financial period, or (2) any internal budgets, plans, projections or forecasts of its revenues, earnings or other financial performance or results of operations for any financial period (it being understood that any underlying cause may be taken into account in determining whether there has been an Intervening Event), or (c) any change in the market price or change in the trading volume of Summit Common Stock (it being understood that any underlying cause may be taken into account in determining whether there has been an Intervening Event).
Section 6.05. Exclusivity; No Shop. From the date hereof until the Closing, except for the Transactions, Cementos, the Company and the Argos Parties shall not, and each shall instruct its and their Representatives not to, directly or indirectly, (i) solicit, initiate, propose or take any action to knowingly facilitate or encourage the submission of any inquiry or proposal that constitutes, or would reasonably be expected to lead to the direct or indirect acquisition of any Equity Securities or any material portion of the assets of any ANAC Company, whether in an acquisition structured as a merger, consolidation, exchange, sale of assets, sale of stock or membership interests, or otherwise (any of the foregoing, a “Company Acquisition Proposal”), or (ii) enter into or knowingly participate in any discussions or negotiations with, furnish any nonpublic information relating to any ANAC Company or afford access to the business, properties, assets, books or records of any ANAC Company, or otherwise knowingly cooperate with, any Third Party, in each case relating to a Company Acquisition Proposal by such Third Party. The Company and Argos Parties shall, and shall cause their respective Affiliates, Subsidiaries and Representatives to use reasonable best efforts to, (a) cease and cause to be terminated any existing discussions or negotiations with any Person (other than Summit) conducted heretofore with respect to any of the matters addressed in this Section 6.05, (b) terminate access of such Persons to any data room no later than five Business Days following the date hereof and (c) exercise contractual rights (if any) to cause the return or destruction of any confidential information shared with any such Persons in connection therewith no later than five Business Days following the date hereof. If the Argos Parties or any ANAC Company receive a Company Acquisition Proposal from a third party, the Company shall promptly notify Summit of such Company Acquisition Proposal, which notice shall include a summary of all material terms of such offer and the identity of the Person making such offer.
ARTICLE 7
ADDITIONAL COVENANTS
Section 7.01. Efforts; Further Assurances.
(a) Subject to the terms and conditions of this Agreement, each Party will use their respective reasonable best efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable under Applicable Laws to consummate the Transactions contemplated by this Agreement, including using reasonable best efforts in (i) preparing and filing as promptly as practicable with any Governmental Authority or other third party all documentation to effect all necessary filings, notices, petitions, statements, registrations, submissions of information, applications and other documents, (ii) obtaining of all necessary consents, approvals or waivers, and any necessary or appropriate financing arrangement from third parties, and (iii) obtaining and maintaining all Permits required to be obtained from any Governmental Authority or other third party that are necessary, proper or advisable to consummate the Transactions. Notwithstanding anything to the contrary set forth in this Agreement, the Parties understand and agree that the obligations of Summit under this Section 7.01 shall, to the extent required to obtain approval from any Governmental Authority that is necessary, proper or advisable to consummate the Transaction, only require Summit to propose, negotiate and commit to sell, divest, lease, license, transfer, dispose of or otherwise encumber or hold separate (including by establishing a trust or otherwise) the businesses, assets or properties of Summit or its Subsidiaries, or the ANAC Companies, the aggregate revenue for which, during the fiscal year ended December 31, 2022, does not exceed $300,000,000 (a “Burdensome Condition”). No Argos Party or ANAC Company shall take or agree to take any of the actions described in the definition of “Burdensome Condition” without the prior written consent of Summit which, without limiting Summit’s obligations under this Section 7.01(b), may be granted or withheld in Summit’s sole discretion (and the Argos Parties and the ANAC Companies shall be required to take any of such actions (including actions in furtherance thereof) that are requested by Summit so long as such actions are conditioned on the consummation of Closing).
(b) In furtherance and not in limitation of the foregoing, as promptly after the date hereof as reasonably practicable, but no later than 10 Business Days after the date of this Agreement, each of Summit, Cementos, the Argos Parties and the Company shall make (i) an appropriate filing of a Notification and Report Form pursuant to the HSR Act with respect to the Transactions (and shall, if available, request early termination of the waiting period associated therewith), and (ii) other filings required pursuant to any other applicable Antitrust Laws. To the extent permitted under Applicable Law, each of Summit and the Company shall furnish to the other such necessary information and reasonable assistance as the other may request in connection with its preparation of any filing or submission that is necessary under the HSR Act or any other applicable Antitrust Laws. Each Party shall (1) keep the other apprised of the status of matters relating to the completion of the transaction and the other transactions contemplated by this Agreement and work cooperatively in connection with obtaining all required approvals; (2) promptly notify the other parties of any written communication to that party from the FTC, the Antitrust Division of the U.S. Department of Justice, any State Attorney General or any other Governmental Authority, and, subject to Applicable Law, permit the other parties to review and discuss in advance, and consider in good faith the views of the other party in connection with, any proposed written communication to any of the foregoing; (3) promptly provide all documents requested by the FTC, the Antitrust Division of the U.S. Department of Justice, any State Attorney General or any other Governmental Authority to the extent reasonably necessary or advisable to obtain as promptly as practicable all required approvals, (4) promptly consult with the other party to this Agreement to provide any necessary information with respect to (and, in the case of correspondence, provide the other party (or their counsel) copies of) all filings made by such party with any Governmental Authority and furnish the other party with such necessary information and reasonable assistance as the other party may reasonably request in connection with its preparation of filings or submissions of information to any such Governmental Authority, (5) not agree to participate in any substantive meeting or discussion with any Governmental Authority in respect of any filings, investigation or inquiry concerning any competition or antitrust matters in connection with this Agreement or the Closing unless it consults with the other parties in advance and, to the extent permitted by such Governmental Authority, gives the other parties the opportunity to attend and participate thereat; and (6) furnish the other parties with copies of all correspondence, filings, and communications (and memoranda setting forth the substance thereof) between them and their affiliates and their respective representatives on the one hand, and any Governmental Authority or members or their respective staffs on the other hand, with respect to any competition or antitrust matters in connection with this Agreement.
(c) The Parties shall jointly develop, and each of the Parties shall consult and cooperate in all respects with one another, and consider in good faith the view of one another, in connection with the form and content of any analyses, appearances, presentations, memorandum, briefs, arguments, opinions, and proposals made or submitted by or on behalf of any Party in connection with proceedings under or relating to any Antitrust Laws or approval of any Governmental Authority prior to their submission.

(d) Summit acknowledges that Argos USA LLC, the Company and Cementos are subject to the DPA, and that Summit has received a copy of the DPA. Summit acknowledges and agrees that the Transactions are subject to the obligations of the DPA. As required under paragraph (22) of the DPA, Summit acknowledges and agrees that unless the U.S. Department of Justice consents in its sole discretion that the Transactions will not be subject to paragraph (22) of the DPA, (i) Summit, or any successor in interest to Summit, shall be subject to and bound by the terms and conditions of the DPA and (ii) the U.S. Department of Justice shall have the ability to enforce all provisions of the DPA, including to determine that the DPA has been breached and is applicable in full force to Summit or any successor in interest to Summit. In connection with the Transactions, the Parties agree to use commercially reasonable efforts to seek to obtain consent from the U.S. Department of Justice that the Transactions will not be subject to paragraph (22) of the DPA. Such efforts shall include, in connection with the Transactions (i) cooperation in all reasonable respects and consultation with each other, including by allowing the other Party to have a reasonable opportunity to review in advance and comment on written communications with the U.S. Department of Justice, (ii) promptly after the date hereof, and in any event at least thirty (30) days prior to the closing of the Transactions, notifying or causing the U.S. Department of Justice to be notified in writing of the Transactions in accordance with the DPA, (iii) promptly informing the other Party of any written communication received by such Party from, or given by such Party to, the U.S. Department of Justice, by promptly providing copies to the other Party of any such written communications, except for any such communications (and exhibits thereto) providing personal identifying or privileged information or information about Cementos or the Argos Parties, or as directed by U.S. Department of Justice; and (iii) permitting the other Party to review in advance any written communication that it gives to, and consulting with each other in advance of any meeting, telephone call, or conference with, the U.S. Department of Justice. Summit acknowledges that the ability to obtain any consent from the U.S. Department of Justice to the Transactions pursuant to DPA prior to the Closing is not a condition precedent to the Closing.
Section 7.02. Access to Information. From the date hereof until the Closing Date, the Company, Cementos and the Argos Parties shall, and the Company, Cementos and the Argos Party shall cause their respective Subsidiaries to, (a) upon reasonable advance notice, give Summit and its Subsidiaries and their respective Representatives reasonable access to the offices, properties, books and records of the ANAC Companies for the purpose of furthering the consummation of the Transactions and integration planning with respect thereto or obtaining the R&W Insurance Policy, and (b) instruct the Representatives of the ANAC Companies to cooperate with Summit and its Affiliates and their respective Representatives. Any request for data or other information, any request for access or cooperation or any investigation pursuant to this Section 7.02 shall be made or conducted in such manner as not to (i) interfere unreasonably with the conduct of the Business, (ii) result in the loss of any attorney-client privilege of the ANAC Companies or (iii) violate any Applicable Law; provided that in the cases of clauses (ii) and (iii), prior to withholding any access or information pursuant to the foregoing, the Company shall notify Summit in writing of the nature of the information being withheld and take any actions as may reasonably be requested by Summit, at Summit’s expense, to implement alternate arrangements in order to allow Summit such access or information to the fullest extent reasonably practicable under the circumstances without causing such loss or violation. No investigation by Summit, any of its Affiliates or any of their respective Representatives or other information received by, or knowledge of, Summit, any of its Affiliates or any of their respective Representatives shall operate as a waiver or otherwise affect any representation, warranty or agreement given or made by the Argos Parties or Company hereunder. All information disclosed hereunder shall be governed by the terms of the Confidentiality Agreement. Notwithstanding anything in this Section 7.02 to the contrary, (A) nothing in this Section 7.02 shall require the Argos Parties, Cementos, the ANAC Companies or their respective Affiliates to disclose or provide any other party with access to any personnel records relating to individual performance or evaluations, medical histories or other information that in the disclosing party’s good faith opinion is sensitive or the disclosure of which could subject the disclosing party or its Affiliates to a material risk of liability or (B), physical access pursuant to this Section 7.02 may be limited to the extent that Cementos or the Argos Parties reasonably determine, in light of COVID-19 or any COVID-19 Measures, that such access would jeopardize the health and safety of any of its directors, officers, employees or Representatives.
Section 7.03. Confidentiality; Public Announcements. (a) From and after the Closing and for so long as the confidentiality obligations contained in Section 4.6 of the Shareholders Agreement remain in effect, Cementos and the Argos Parties shall not disclose or use, and shall cause their respective Subsidiaries and shall instruct its and their respective Representatives not to directly or indirectly disclose or use, unless compelled to disclose by judicial or administrative process or by other requirements of Applicable Law or by any rule or regulation of any stock exchange (in which case such Argos Parties shall use reasonable best efforts to (x) consult with Summit prior to making any such disclosure to the extent permitted by Applicable Law and reasonably practicable under the circumstances and (y) at Summit’s expense, cooperate in connection with Summit’s efforts to obtain a protective order or confidential treatment), all documents and information concerning the ANAC Companies which such party obtained by virtue of its ownership of the ANAC Companies prior to the Closing (including trade secrets, confidential information and proprietary materials, which may include the following categories of information and materials: methods, procedures, computer programs and architecture, databases, customer information, lists and identities, employee lists and identities, pricing information, research, methodologies, contractual forms, and other information, whether tangible or intangible, which is not publicly available generally) (collectively, the “Confidential Information”), except to the extent that such Confidential Information that can be shown to have been (i) in the public domain through no fault of, or breach of this Agreement on the part of, any of the Argos Parties or any of their Affiliates or any of their respective Representatives and (ii) later lawfully acquired by such Argos Party on a non-confidential basis from sources other than the ANAC Companies, Summit or any of their respective Affiliates or their Representatives (or sources otherwise relating to any of the Argos Parties’ prior ownership of the ANAC Companies) and who are not known (after reasonable inquiry) to be under an obligation of confidentiality with respect thereto. Notwithstanding the foregoing, any such Person may disclose such Confidential Information (x) to his, her or its tax and financial advisors for purposes of complying with such Person’s tax obligations or other reporting obligations under Applicable Law arising out of the Transaction Documents or the Transactions and (y) to his, her or its legal counsel and accountants for the purpose of evaluating the legal and financial ramifications of the Transaction Documents or the Transactions, provided, that the provisions of this Section 7.03 will not prohibit any disclosure reasonably necessary or appropriate to enforce any right or remedy relating to this Agreement or the Transactions.
(b) On and after the Closing Date, upon reasonable advance written notice, Cementos and the Argos Parties shall, and shall cause their Subsidiaries to, provide any information to the extent relating to the ANAC Companies in their possession reasonably requested by Summit or any of its Subsidiaries, during normal business and without undue interruption, with respect to any period ending on or before the Closing Date and to the extent necessary or useful for Summit in connection with any audit, investigation, dispute or any other reasonable business purpose relating to the ANAC Companies. Notwithstanding anything herein to the contrary, no such access, disclosure or copying shall be permitted to the extent that such access (A) results in the loss of any attorney-client privilege of Cementos, any Argos Party or any of their respective Affiliates or (B) violates any Applicable Law; provided that in the cases of clause (ii), prior to withholding any such information, Cementos shall notify Summit in writing of the nature of the information being withheld and take any actions as may reasonably be requested by Summit, at Summit’s expense, to implement alternate arrangements in order to allow Summit access to such information to the fullest extent reasonably practicable under the circumstances without causing such loss or violation. Notwithstanding anything in this Section 7.03(b) to the contrary, physical access pursuant to this Section 7.03(b) may be limited to the extent that Cementos, any Argos Party or any of their respective Affiliates reasonably determines, in light of COVID-19 or any COVID-19 Measures, that such access would jeopardize the health and safety of any of its directors, officers, employees or Representatives.
(c) (i) The Parties agree to consult with each other before issuing or making any press release, having any communication with the press (whether or not for attribution) or making any other public statement with respect to this Agreement, the other Transaction Documents or the Transactions and (ii) the Parties shall not, and shall cause their Subsidiaries and instruct their Representatives not to, issue any such press release, have any such communication with the press or make any such other public statement regarding this Agreement, the other Transaction Documents or the Transactions without the prior written consent of the other Summit or Cementos (as applicable); provided that (A) the restrictions set forth in this Section 7.03(c) shall not apply to any release or public statement required by Applicable Law or any applicable listing authority (in which case the Parties shall use reasonable best efforts to (x) consult with each other prior to making any such disclosure to the extent permitted by Applicable Law and reasonably practicable under the circumstances and (y) cooperate in connection with such other Party’s efforts to obtain a protective order) and (B) a Party may make oral or written public announcements, releases or statements without complying with the foregoing requirements if the substance of such announcements, releases or statements was previously publicly disclosed in accordance with the foregoing requirements.
(d) The confidentiality and use restrictions with respect to Evaluation Material (as defined in the Confidentiality Agreement) of Cementos, Grupo Argos S.A. and their respective Subsidiaries in the Confidentiality Agreement are hereby incorporated by reference, mutatis mutandis, and shall continue in full force and effect until the second anniversary of the Closing; provided that the other terms and conditions of the Confidentiality Agreement shall terminate at the Closing.
Section 7.04. Books and Records. Summit shall cause the ANAC Companies to retain all books, ledgers, files, reports, plans, operating records and any other material documents pertaining to the ANAC Companies in existence at the Closing that are required to be retained under current Retention policies for a period of six (6) years from the Closing Date. From and after the Closing, upon reasonable advance written notice, Summit shall, and shall cause its Affiliates to, give Cementos and its Representatives reasonable access, during normal business hours, with reasonable notice and without undue interruption of Summit’s or such Affiliate’s business, to all books and records of the ANAC Companies in the possession of Summit or its Affiliates for periods prior to the Closing at reasonable times, and Cementos and its Representatives shall have the right, at their own expense, to make copies of any such books and records, but, in each case, solely to the extent, (w) reasonably required by any of the Argos Parties in connection with any Tax audit or other action by a Governmental Authority with respect to such Argos Party’s ownership of Purchased Shares prior to the Measurement Time, (x) necessary to comply with Applicable Law, or (y) related to the defense of a claim made by a Third Party. Notwithstanding anything herein to the contrary, no such access, disclosure or copying shall be permitted (a) for a purpose related to a dispute or potential dispute with Summit, the ANAC Companies or any of their respective Affiliates, (b) that results in the loss of any attorney-client privilege of the ANAC Companies or (c) that violates any Applicable Law; provided that in the cases of clause (b) and (c), prior to withholding any such information, such Summit shall notify Cementos in writing of the nature of the information being withheld and take any actions as may reasonably be requested by Cementos, at Cementos’s expense, to implement alternate arrangements in order to allow Cementos access to such information to the fullest extent reasonably practicable under the circumstances without causing such loss or violation. Notwithstanding anything in this Section 7.04 to the contrary, (A) nothing in this Section 7.04 shall require Summit or the ANAC Companies or their respective Affiliates to disclose or provide any other party with access to any personnel records relating to individual performance or evaluations, medical histories or other information that in the disclosing party’s good faith opinion is sensitive or the disclosure of which could subject the disclosing party or its Affiliates to a material risk of liability, and (B) physical access pursuant to this Section 7.04 may be limited to the extent that Summit or the ANAC Company reasonably determines, in light of COVID-19 or any COVID-19 Measures, that such access would jeopardize the health and safety of any of its directors, officers, employees or Representatives.
Section 7.05. Indemnification; D&O Insurance.
(a) From and after the Closing, the Company shall, and Summit shall, for a period of six (6) years following the Closing Date, indemnify and hold harmless each present and former director and officer of the ANAC Companies, as applicable, other than such Persons who immediately after the Closing are directors, officers, or employees of Cementos or Argos Party or any of their respective Affiliates, against any costs or expenses (including reasonable attorneys’ fees), judgments, fines, losses, claims, damages or liabilities incurred in connection with any Action, whether civil, criminal, administrative or investigative, arising out of or pertaining to matters existing or occurring at or prior to the Closing, whether asserted or claimed prior to, at or after the Closing, to the fullest extent that the Company or any of its Subsidiaries, as the case may be, would have been permitted under Applicable Law and its respective articles of incorporation, articles of organization, operating agreement, bylaws or other organizational documents in effect on the date of this Agreement to indemnify such person (including promptly advancing expenses as incurred to the fullest extent permitted under Applicable Law); provided that, the applicable indemnified Person provides an undertaking to repay any such amounts to the extent such Person is found not to be entitled to such amounts pursuant to a final, non-appealable order of a court of competent jurisdiction or to the extent required by Applicable Law. For a period of six years after the Closing, Summit shall not, and shall not permit any member of the ANAC Companies to, amend, repeal or modify (in a manner adverse to the beneficiary thereof) any provision in any member of the ANAC Companies’ articles of incorporation, articles of organization, operating agreement, bylaws or other organizational documents relating to the exculpation or indemnification of any officers or directors, it being the intent of the Parties hereto that the officers and directors of any member of the ANAC Companies on the date hereof shall continue to be entitled to such exculpation and indemnification to the full extent of Applicable Law.
(b) At or prior to the Closing, the Company shall purchase a prepaid directors’ and officers’ liability insurance policy or policies (i.e., “tail coverage”) (the “D&O Tail”), in form and substance reasonably acceptable to Summit, which policy or policies shall cover those persons who are currently covered by any ANAC Company’s directors’ and officers’ liability insurance policy or policies of not less than the existing coverage and amount under, and otherwise on terms that are no less favorable than, those of such policy or policies for an aggregate period of not less than six years from the Closing Date with respect to claims arising from facts or events that occurred at or before the Closing, including with respect to the Transactions.
Section 7.06. Notices of Certain Events. Each Party shall promptly notify the other Parties in writing of the occurrence of any other matter or event, that would reasonably be expected to cause any condition(s) set forth in Article 9 not to be satisfied. Each Party shall notify the other Parties in writing of:
(a) any written notice or other communication from any Person alleging that the consent of such Person arising out of any Contract is or may be required in connection with the Transactions;
(b) any written notice or other communication from any Governmental Authority in connection with the Transactions; and
(c) any Action commenced or, to its knowledge threatened against, relating to or involving or otherwise affecting such Party that, if pending on the date of this Agreement, would have been required to have been disclosed pursuant to Section 3.13, Section 4.06, or Section 5.06, as applicable or that relate to the consummation of the Transactions.
provided, however, that the delivery of any notice pursuant to this Section 7.06 shall not limit or otherwise affect the remedies available hereunder to the Party receiving that notice. In particular, the delivery of any notice by the Argos Parties or the Company to Summit hereunder shall not be deemed to constitute an exception to the representations and warranties made by the Company or the Argos Parties hereunder, nor limit the rights of Summit under this Agreement for any breach by the Company or the Argos Parties of such representations and warranties or have any effect for purposes of determining the satisfaction of the conditions set forth in Article 9. Notwithstanding anything to the contrary set forth herein, a breach by any Party of its obligations under this Section 7.06 shall not constitute a breach of this Agreement or a breach of the condition precedent set forth in Section 9.02(a) or Section 9.03(a) unless such breach is a willful and intentional breach.
Section 7.07. Termination of Affiliate Contracts and Accounts. Except with respect to the Excluded Arrangements, prior to the Measurement Time, Cementos, the Argos Parties and the Company shall, and shall cause the other ANAC Companies to, (i) pay, settle or discharge all account balances owed from any ANAC Company to Cementos, the Argos Parties or any of their respective Related Parties, and (ii) terminate (A) all Contracts listed on Section 7.07(ii) of the Company Disclosure Schedule and (B) all other Contracts between or among any ANAC Company, on the one hand, and any Related Party, on the other hand (including the Contracts listed on Section 3.23 of the Company Disclosure Schedule), in each case without any continuing direct or indirect Liability of any of the ANAC Companies thereunder; provided that prior to terminating any Contract not listed on Section 7.07(ii) of the Company Disclosure Schedule, the Company will notify Summit and Summit may elect for such Contract to remain in effect and (y) the Company may elect to cause the Promissory Notes specified in Section 2.02(b)(i) of the Company Disclosure Schedule to be paid off pursuant to Section 2.02(b) instead of terminated under this Section 7.07. The Company shall deliver to Summit written evidence reasonably satisfactory to Summit of each such termination prior to the Closing. For purposes of this Agreement, “Excluded Arrangements” means (i) any customary employment, severance or other similar arrangements with (x) directors and officers of any ANAC Company who are employees of any of the ANAC Companies or (y) employees of any ANAC Company (including, in each case, for avoidance of doubt, any invention or non-disclosure, restrictive covenant or similar agreements), (ii) compensation for services performed by a Related Party of an Argos Party as director, officer or employee of any ANAC Company and amounts reimbursable for routine travel and other business expenses in the ordinary course of business to the extent included as a current liability in the calculation of Closing Net Working Capital, (iii) the Transaction Documents and (iv) any other arrangement set forth on Section 3.23(b) of the Company Disclosure Schedule.
Section 7.08. Summit’s Financing Covenant.
(a) Summit shall use its reasonable best efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable to arrange, consummate and obtain the Debt Financing (or, in the event any portion or all of the Debt Financing becomes unavailable, Alternative Financing) as promptly as practicable after the date hereof and in any event at or prior to the Closing, including using its reasonable best efforts to (i) maintain in effect and comply in all material respects with its obligations under the Debt Commitment Letter in accordance with the terms and conditions thereof, (ii) negotiate and enter into definitive agreements with respect to the Debt Financing (the “Debt Financing Agreements”) on the terms and conditions contained in the Debt Commitment Letter or on other terms that are not materially less favorable (taken as a whole) to Summit than the terms and conditions (taken as a whole) set forth in the Debt Commitment Letter, subject to any amendments, modifications or supplements thereto, or replacements or waivers thereof, permitted pursuant to this Section 7.08, (iii) satisfy on a timely basis (or obtain a waiver of) all conditions applicable to Summit in the Debt Commitment Letter and, if applicable, the Debt Financing Agreements to the fullest extent that they are within its control, and (iv) enforce its rights under the Debt Commitment Letter at or prior to the Closing.
(b) Prior to Closing, Summit shall not (i) agree to or permit any amendment, supplement or other modification of, or waive any of its rights under, the Debt Commitment Letter, any Debt Financing Agreements or any other definitive agreements or documents related to the Debt Financing or (ii) substitute other debt financing for all or any portion of the Debt Financing from the same or Alternative Financing sources, in each case, without Cementos’s prior written consent (such consent not to be unreasonably withheld, conditioned or delayed), except, solely in the case of the Debt Commitment Letter, any Debt Financing Agreements or any other definitive agreements or documents related to the Debt Financing, to the extent (A) such amendment, supplement, modification or waiver would not (1) reduce the aggregate amount of the Debt Financing (or the cash proceeds available therefrom), when taken together with cash on the balance sheet of Summit and drawings available under Summit’s revolving credit facility, below the amount required to consummate the transactions contemplated by this Agreement, (2) impose new or additional conditions precedent to any of the Debt Financing, or adversely amend, modify or waive any of the existing conditions thereto, (3) be reasonably expected to materially delay the funding of the Debt Financing or satisfaction of the conditions to obtaining the Debt Financing less likely to occur or (4) otherwise reasonably be expected to materially prevent or impair the availability of the amount of the Debt Financing required to consummate the transactions contemplated by this Agreement or the ability of Summit to consummate the transactions contemplated by this Agreement or enforce its rights against the other parties to the Debt Commitment Letter, the Debt Financing Agreements or any other definitive agreements or documents related to the Debt Financing (provided that, subject to compliance with the other provisions of this Section 7.08, Summit may amend the Debt Commitment Letter to add additional lenders, arrangers, bookrunners, managers or agents that have not executed the Debt Commitment Letter as of the date of this Agreement) and (B) with respect to any substitution for other debt financing under clause (ii) above, Summit reasonably determines (after consultation with Cementos) that the terms and conditions of such substitute debt financing, taken as a whole, are more favorable to Summit than the terms and conditions, taken as a whole, contemplated in the Debt Commitment Letter. Upon any such amendment, supplement or modification of the Debt Commitment Letter in accordance with this Section 7.08, Summit shall promptly provide a copy thereof to Cementos, and references to the “Debt Commitment Letter” shall include such documents as permitted to be amended, supplemented or modified under this Section 7.08, and references to the “Debt Financing” shall include the financing contemplated by the Debt Commitment Letter as permitted to be amended, supplemented or modified under this Section 7.08.
(c) If for any reason all or any portion of the Debt Financing becomes unavailable on the terms and conditions or from the sources contemplated by the Debt Commitment Letter, Summit shall promptly (in any event within three Business Days) notify Cementos and use its reasonable best efforts to arrange and obtain, and to negotiate and enter into definitive agreements with respect to, alternative debt financing for any such portion from the same or alternative sources (the “Alternative Financing”) (i) as promptly as practicable following the occurrence of such event (and in any event on or prior to the date on which the Closing should have occurred pursuant to Section 2.03) and (ii) in an amount sufficient to, when taken with the available portion of the Debt Financing, cash on the balance sheet of Summit and drawings available under Summit’s revolving credit facility, (A) consummate the Closing upon the terms contemplated by this Agreement and (B) pay all other amounts payable by Summit in connection with the consummation of the transactions contemplated by this Agreement; provided, that, in no event shall Summit be required to, and in no event shall its reasonable best efforts be deemed or construed to require it to, obtain alternative financing that includes terms and conditions, taken as a whole, that are materially less favorable to Summit than the terms and conditions, taken as a whole, set forth in the Debt Commitment Letter as of the date hereof or would require it to pay any fees or agree to pay any interest rate amounts or original issue discount, in either case, in excess of those contemplated by the Debt Commitment Letter as in effect on the date hereof or which include any conditions to the consummation of such alternative debt financing that would reasonably be expected to make the funding of such alternative debt financing less likely to occur, than the conditions set forth in the Debt Commitment Letter as of the date hereof. If any Alternative Financing is obtained in accordance with this Section 7.08, Summit shall promptly notify Cementos thereof and references to the “Debt Financing,” and “Debt Commitment Letter” (and other like term in this Agreement) shall include such Alternative Financing, as applicable.
Section 7.09. Company’s Financing Cooperation Covenant.
(a) The Argos Parties and Cementos shall, and shall use reasonable best efforts to cause the ANAC Companies and its and their respective Representatives (including legal and accounting advisors) to, provide, in each case at the sole cost of Summit, all cooperation reasonably requested by Summit to assist Summit in the arrangement of the Debt Financing, including, to the extent customary for the Debt Financing or any then-contemplated Alternative Financing or other substitute or replacement financing to be obtained in accordance with Section 7.08(c), by:
(i) participating (and causing senior management and using reasonable best efforts to cause advisors to participate) in a reasonable number of meetings (including customary one-on-one meetings with the parties acting as lead arrangers or agents for, and prospective lenders and investors with respect to, the Debt Financing), presentations, road shows, drafting sessions, due diligence sessions (including using reasonable best efforts to cause the Independent Auditor to participate therein) and sessions with rating agencies, in each case, at reasonable times to be mutually agreed and with reasonable notice;
(ii) providing reasonable and customary assistance with Summit’s preparation of materials for rating agency presentations and investor presentations (including “roadshow” or investor meeting slides), bank information memoranda, offering memoranda, private placement memoranda (including under Rule 144A under the Securities Act), confidential information memoranda, marketing materials and similar documents required in connection with the Debt Financing (and furnishing customary authorization letters in connection therewith (authorizing the distribution of information to prospective Debt Financing Sources or investors and containing customary representations, including with respect to the presence or absence of material nonpublic information about the ANAC Companies and regarding the accuracy of the information provided by, or with respect to, the ANAC Companies), executed by or on behalf of the Argos Parties and/or the Company and delivering customary certificates of a senior financial officer or other management comfort regarding financial information included in the 144A offering memorandum);
(iii) assisting with Summit’s preparation of (and using reasonable best efforts to cause the Independent Auditor to assist with Summit’s preparation of) pro forma financial statements for Summit customarily included in offering documents for high yield debt securities (or reasonably required by the Debt Financing Sources and their respective agents) (provided, that (A) Summit shall be responsible for the preparation of such pro forma financial statements and any pro forma adjustments giving effect to the transactions contemplated herein and (B) the Argos Parties’ and the Company’s assistance shall relate solely to the financial information and data derived from the Argos Parties’ and the ANAC Companies’ historical books and records);
(iv) with respect to the Company only, assisting Summit in obtaining from legal counsel (including local counsel) to the Company and their advisors any guarantee or pledge and security documents, other definitive financing documents, or other certificates, legal opinions or documents as may be reasonably requested by Summit and as may be necessary and customary in connection with the Debt Financing, and otherwise facilitating the obtaining of guarantees and pledging of collateral in connection with the Debt Financing, in each case to be effective subject to the occurrence of the Closing and as of no earlier than the Closing;
(v) using reasonable best efforts to cause one of the other “big four” independent auditors (the “Independent Auditor”) to provide reasonable and customary assistance and cooperation in connection with the Debt Financing, including, using reasonable best efforts to cause the Independent Auditor to furnish consents for use in materials related to Debt Financing or any non-convertible, high-yield debt securities issued in lieu of all or a portion thereof and to deliver customary “comfort letters” (which shall provide customary “negative assurance” and change period comfort) for a Rule 144A placement of securities with respect to financial information contained in the offering materials relating to the Debt Financing (and using reasonable best efforts to provide customary representations to such Independent Auditor in connection with the foregoing);
(vi) furnishing to Summit all documentation and information at least four Business Days prior to the Closing Date as is reasonably requested in writing by Summit at least eight Business Days prior to the Closing Date about the Company including, if the Company qualifies as a “legal entity customer” under the Beneficial Ownership Regulation (each as defined in the Debt Commitment Letter), a beneficial ownership certificate that the Debt Financing Sources reasonably determine is required by regulatory authorities under applicable “know your customer” and anti-money laundering rules and regulations, including the PATRIOT Act;
(vii) following Summit’s reasonable request, causing directors of the Company who will continue to hold such positions from and after the Closing to execute resolutions or consents of the Company that do not become effective until the Closing to the extent reasonably necessary to permit the completion of the Debt Financing;
(viii) assisting with the payoff of existing indebtedness of the Company that will be repaid at or prior to Closing and the release of related liens on or prior to the Closing Date (including using reasonable best efforts to obtain customary payoff letters, lien terminations and other instruments of discharge, in each case in a form reasonably acceptable to Summit); and
(ix) using reasonable best efforts to cooperate with the Debt Financing Sources’ due diligence in connection with the Debt Financing, to the extent customary and reasonable; and
(x) providing Summit and the Debt Financing Sources with Required Information that is Compliant; provided that (A) in the case of Required Information contemplated in clause (i) of the definition thereof, such Required Information shall be provided when it becomes available and shall not otherwise be qualified by “reasonable best efforts” as set forth in this Section 7.09(a), (B) in the case of Required Information contemplated in clause (ii) of the definition thereof, Summit acknowledges such Required Information has been delivered to Summit prior to the date hereof and (C) in the case of Required Information contemplated in clause (iii) of the definition thereof, such Required Information shall be provided as soon as reasonably practicable following a written request by Summit with reasonable detail as to the Required Information then requested, and (II) updating such Required Information provided to Summit and the Debt Financing Sources as may be necessary for such Required Information to remain Compliant until completion of the Debt Financing.
(b) Notwithstanding anything to the contrary contained in this Agreement (including this Section 7.09), (i) nothing in this Agreement (including this Section 7.09) shall require any such cooperation to the extent that it would (A) require the Company to, to the extent not indemnified or reimbursed, (1) agree to make any payment (including any commitment or other fee or any expense reimbursement) in connection with the Debt Financing prior to the Closing or (2) incur any other liability or give any indemnity or otherwise incur any binding commitment or otherwise commit to take any action (including any corporate or comparable action) that is not contingent on the Closing (except for the authorization letters or management comfort contemplated by clauses (a)(ii) and (a)(v) of this Section 7.09 and the information requested pursuant to Section 7.09(a)(vi)) , (B) unreasonably interfere with the ongoing business or operations of the Argos Parties, the ANAC Companies or any of their respective Affiliates, (C) require the Argos Parties, any of the ANAC Companies or any of their respective Affiliates to take any action that would (1) jeopardize any attorney-client privilege (provided that the Argos Parties shall use reasonable best efforts to notify Summit that information is being withheld on such ground and shall use reasonable best efforts to disclose any information being withheld, in each case, to the extent such notification or disclosure would not result in the loss of such privilege), (2) violate any Applicable Law, (3) result in a breach of, or a default under, any Material Contract to which any of Cementos, the Argos Parties or the ANAC Companies or their respective Affiliates is a party that was not entered into for the purpose of avoiding performance under this Section 7.09, (4) violate any obligation of confidentiality (not created in contemplation hereof) binding on any of Cementos, the Argos Parties or the ANAC Companies or their respective Affiliates or disclose any information that is legally privileged, (5) breach, waive or amend any terms of this Agreement or (6) cause any condition to the Closing set forth in Section 9.01 and Section 9.03 to not be satisfied, (D) require the Argos Parties or any of its Affiliates (other than the ANAC Companies) or their respective directors, managers, officers, general or limited partners, employees, counsel, financial advisors, auditors, agents and other authorized representatives to enter into, approve or deliver any Debt Financing Agreement or other definitive agreement or document related to the Debt Financing, (E) require Cementos, the Argos Parties, the ANAC Companies, their Subsidiaries or their respective Representatives to seek any amendment, waiver, consent or other modification under any indebtedness (other than as required to give effect to the payoff of Indebtedness required by this Agreement to be effected on the Closing Date), or (F) result in any of the Argos Parties’, the ANAC Companies’ or any of their respective Affiliates’, directors, managers, officers, general or limited partners, employees, counsel, financial advisors, auditors, agents and other authorized representatives incurring any personal liability with respect to any matters relating to the Debt Financing, (ii) no action, liability or obligation of the ANAC Companies or their respective directors, managers, officers, general or limited partners, employees, counsel, financial advisors, auditors, agents and other authorized representatives under any certificate, agreement, arrangement, document or instrument (except for the authorization letters or management comfort contemplated by clauses (a)(ii) and (a)(v) of this Section 7.09) relating to the Debt Financing shall be required to be effective until the Closing, and (iii) the parties hereto agree that any information with respect to the prospects and plans for the Company’s business and operations in connection with the Debt Financing will be the sole responsibility of Summit, and none of the Argos Parties, the ANAC Companies, any of their respective Affiliates or their respective directors, managers, officers, general or limited partners, employees, counsel, financial advisors, auditors, agents and other authorized representatives shall be required to provide any information or make any presentations (other than the information and presentations contemplated by Section 7.09 and the Required Information) with respect to capital structure, the incurrence of the Debt Financing, other pro forma information relating thereto or the manner in which Summit intends to operate, or cause to be operated, the ANAC Companies after the Closing. Summit covenants and agrees that any materials distributed to lenders and other third parties in connection with any Debt Financing shall contain disclosures and disclaimers exculpating Cementos, the Argos Parties, the ANAC Companies and their respective directors and officers and other Representatives with respect to any liability related to the misuse thereof by the recipients thereof.
(c) Summit shall give Cementos prompt written notice of (i) any material breach or default (or any event or circumstance that, with or without notice, lapse of time or both, could reasonably be expected to give rise to any material breach or default) by any party to the Debt Commitment Letter, Debt Financing Agreement or other definitive agreement or document related to the Debt Financing, (ii) the receipt of any written notice or written communication from any party to any Debt Commitment Letter, Debt Financing Agreement or other definitive agreement or document related to the Debt Financing with respect to any actual or threatened material breach, default, withdrawal, early termination or repudiation of any provision of such Debt Commitment Letter, Debt Financing Agreement or other definitive agreement or document related to the Debt Financing, (iii) any amendment or modification of, or waiver under, any Debt Commitment Letter, Debt Financing Agreement or other definitive agreement or document related to the Debt Financing (without limitation to Section 7.08(b)) and (iv) Summit becoming aware of any fact, circumstance, event or other reason that could reasonably be expected to result in Summit not being able to timely obtain all or any portion of the Debt Financing in the amount required to consummate the transactions contemplated by this Agreement on the terms, in the manner or from the sources contemplated by the Debt Commitment Letters, Debt Financing Agreements or other definitive agreements or documents related to the Debt Financing. Summit shall keep Cementos reasonably informed on a reasonably current basis in reasonable detail of the status of its reasonable best efforts to arrange the Debt Financing (or Alternative Financing in accordance with Section 7.08(c)) and promptly provide to Cementos copies of all material documents related to the Debt Financing (or Alternative Financing in accordance with Section 7.08(c)).
(d) The parties hereto agree that, if Closing occurs, all amounts, fees and expenses paid or payable (a) by Summit or its Affiliates to any third party Person on or before the Closing in connection with the Debt Financing and/or the arrangement thereof or required to be paid at or following the Closing pursuant to the terms of the Debt Financing Letters (including, for the avoidance of doubt, any original issue discount) and (b) by Argos Parties or its Affiliates in connection with the Debt Financing and/or the arrangement thereof (including pursuant to actions and cooperation contemplated by Section 7.09(a) and (b) (the “Debt Expenses”) shall be borne by Summit. Notwithstanding anything to the contrary contained in this Agreement, if this Agreement is terminated prior to the Closing, (i) Summit shall promptly reimburse the Argos Parties for all reasonable and documented out-of-pocket costs and expenses (including attorney’s fees) incurred by the Argos Parties and their Affiliates in connection with the Debt Financing and/or the arrangement thereof (including the actions and cooperation contemplated by Section 7.09(a) and (b)) and (ii) Summit shall indemnify and hold harmless each Argos Party, its respective Affiliates and their respective directors, managers, officers, general or limited partners, employees, counsel, financial advisors, auditors, agents and other authorized representatives from and against any and all damages suffered by any of them in connection with the Debt Financing and/or the arrangement thereof (including any arising from or relating to the actions and cooperation contemplated by Section 7.09(a) and (b)) or any information used in connection therewith (other than (i) information furnished by or on behalf of the Argos Parties, Cementos or the ANAC Companies in writing specifically for use in connection with the Debt Financing or (ii) as a result of the gross negligence, fraud, bad faith or willful misconduct of the Argos Parties or the ANAC Companies or any of their respective Representatives).
(e) Summit acknowledges and agrees that, notwithstanding anything to the contrary in this Agreement, Summit’s ability to obtain any financing for or related to the Transactions (including the Debt Financing) and the consummation of the Debt Financing shall not be conditions to any of the obligations of Summit under this Agreement or any Transaction Document, including the obligation to consummate the transactions contemplated by this Agreement or the other Transaction Documents.
(f) Notwithstanding anything to the contrary in this Agreement, a breach by the Argos Parties of their obligations under this Section 7.09 shall only be considered for purposes of the satisfaction of the condition precedent set forth in Section 9.02(a) to the extent such breach results in the failure of a condition precedent in the Debt Commitment Letter causing the Debt Financing not to be obtained.
Section 7.10. Employee Matters.
(a) From the Closing Date until the one-year anniversary of the Closing Date (or, if earlier, December 31, 2024) (or such shorter period of employment, as the case may be), Summit shall, or shall cause one of its Affiliates to, provide to each employee who is actively employed by an ANAC Company on the Closing Date (other than any employee covered by a Company Collective Bargaining Agreement) (each, a “Covered Employee”) with (i) base salary or hourly wages and target annual incentive opportunities (other than any equity-based compensation and other long-term incentives, any change in control, retention, transition, stay or similar arrangements) that are, in each case, no less favorable than those provided to the Covered Employee by an ANAC Company immediately prior to the Closing Date, (ii) retirement, health and welfare benefits (other than any defined benefit pension benefits and retiree medical benefits) that are substantially comparable in the aggregate to such benefits (other than any defined benefit pension benefits and retiree medical benefits) that were provided to such Covered Employee by an ANAC Company immediately prior to the Closing Date and (iii) severance protections no less favorable than the applicable severance protections set forth on Section 7.10(a) of the Company Disclosure Schedule.
(b) With respect to any “employee benefit plan” (as defined in Section 3(3) of ERISA) maintained by Summit or any of its Affiliates in which any Covered Employee is eligible to participate on or after the Closing Date, (i) for the purposes of determining eligibility to participate and vesting (but not for benefit accrual purposes (except for short-term disability, vacation and severance), such Covered Employee’s service with the ANAC Companies prior to the Closing Date shall be treated as service with Summit and its

Affiliates to the same extent as such Covered Employee was entitled, before the Closing Date, to credit for such service under any analogous Company Employee Plan; provided that the foregoing shall not apply to the extent that it would result in any duplication of benefits and (ii) Cementos shall use commercially reasonable efforts to cause any pre-existing conditions or limitations and eligibility waiting periods to be waived with respect to the Covered Employees and their eligible dependents.
(c) Without limiting the generality of Section 12.09 nothing in this Agreement, whether express or implied, (1) shall be treated as an amendment or other modification of any Company Employee Plan or other employee benefit plan, agreement or other arrangement, (2) shall limit the right of Summit or its Affiliates to amend, terminate or otherwise modify any Company Employee Plan or other employee benefit plan, agreement or other arrangement following the Closing Date or (3) shall confer upon any other Person who is not a party to this Agreement (including any current or former Company Service Provider or any participant in any Company Employee Plan or other employee benefit plan, agreement or other arrangement (or any dependent or beneficiary thereof)) any right to continued or resumed employment or recall, any right to compensation or benefits, or any third-party beneficiary or other right of any kind or nature whatsoever.
(d) Summit shall, or shall cause one of its Affiliates to, implement the retention program on the terms set forth on Section 7.10(d) of the Company Disclosure Schedule.
Section 7.11. [Reserved].
Section 7.12. [Reserved].
Section 7.13. Shared Contracts. (a) The Parties shall, and shall cause their Subsidiaries to, use their respective reasonable best efforts to work together (and, if necessary and desirable, to work with any Third Party to any Shared Contract) in an effort to divide, partially assign, modify and/or replicate (in whole or in part) the respective rights and obligations under and in respect of any Shared Contract, such that the Company or its Subsidiaries are the beneficiaries of the rights and is responsible for the obligations related to that portion of such Shared Contract to the extent relating to the Business, and (b) Cementos, the Argos Parties or their respective Subsidiaries are the beneficiaries of the rights and are responsible for the obligations related to such Shared Contract to the extent not relating to the Business; provided that no Party shall be obligated to make any concessions or concede anything of value in order to effect such division, partial assignment, modification or replication. If the Parties, or their respective Subsidiaries, as applicable, are not able to enter into an arrangement to formally divide, partially assign, modify and/or replicate any Shared Contract prior to the Closing as contemplated by the previous sentence, then the Parties shall, and shall cause their respective Affiliates to, cooperate to endeavor to enter into any lawful and contractually permissible arrangement to provide that, following the Closing and until the earlier of 12 month after the Closing and such time as the formal division, partial assignment, modification and/or replication of such Shared Contract as contemplated by the previous sentence is effected, the Company or its Subsidiaries shall receive the interest in the benefits and obligations of the applicable portion of any Shared Contract to the extent relating to the Business and Cementos, Argos Party or their respective Subsidiaries shall receive the interest in the benefits and obligations of the applicable portion of such Shared Contract to the extent not relating to the Business.
Section 7.14. Wrong Pockets.
(a) If, between the Closing and the later of (x) the date that is three months after Summit’s filing of its 10-K in respect of the fiscal year ending in which the Closing occurs and (y) the date that is the one year anniversary of the Closing, the Argos Parties, Cementos or any of its or their respective Affiliates shall retain, receive or otherwise possess any asset, property, Contract or business (including any current asset or account receivable) (other than the Excluded Properties) (i) that was included in the final calculation of Closing Cash or as a current asset in Closing Net Working Capital, or (ii) is primarily related to the Business, Cementos shall notify Summit and, at Summit’s election, Cementos shall or shall cause its Subsidiaries to, promptly transfer, or cause to be transferred, such asset, property, Contract or business to the ANAC Companies or Summit, in each case free and clear of all Liens (except for Permitted Liens), at no cost to Summit or any of its Affiliates. Prior to any such transfer, the Person then holding or possessing such asset, property or business shall hold such asset in trust for Summit.
(b) If, between the Closing and the later of (x) the date that is three months after Summit’s filing of its 10-K in respect of the fiscal year ending in which the Closing occurs and (y) the date that is the one year anniversary of the Closing, the ANAC Companies or Summit or any of its Subsidiaries shall receive or otherwise possess any asset, property, Contract or business (including any current asset or account receivable) that (i) prior to the Closing, was exclusively used or held for use in the business of Cementos and its Subsidiaries (other than the Business) or (ii) is an Excluded Property, Summit shall notify Cementos and, at Cementos’s election, Summit shall, and shall cause its Subsidiaries (including the ANAC Companies) to, promptly transfer, or cause to be transferred, such asset, property or business to Cementos or its respective Affiliates at no cost Cementos or its Affiliates, in each case free and clear of all Liens (except for Permitted Liens). Prior to any such transfer, the Person then holding or possessing such asset, property or business shall hold such asset in trust for Cementos.
Section 7.15. Argos Parties’ Representative; Guarantee.
(a) Effective upon execution of this Agreement, and without any further act of any of the Argos Parties, Cementos is hereby approved to serve as the representative of the Argos Parties with respect to the matters expressly set forth in this Agreement to be performed by the Argos Parties’ Representative. Each of the Argos Parties hereby irrevocably appoints the Argos Parties’ Representative as the representative, agent, proxy and attorney-in-fact (coupled with an interest) for such Argos Party for all purposes of this Agreement and the other Transaction Documents, including full power and authority on such Argos Party’s behalf (i) to consummate the Transactions, (ii) to pay expenses (whether incurred on or after the date hereof) incurred in connection with the negotiation and performance of this Agreement and the other Transaction Documents, (iii) to disburse any funds received hereunder to such Argos Party and each other Argos Party, (iv) to execute and deliver on behalf of such Argos Party any amendment or waiver to this Agreement and the other Transaction Documents (without the prior approval of the Argos Parties), (v) to take all other actions to be taken by or on behalf of such Argos Party in connection herewith, (vi) to negotiate, settle, compromise and otherwise handle any claims made by any Indemnified Party or any claims and disputes otherwise arising under, or relating to, this Agreement and the other Transaction Documents (including, for the avoidance of doubt, the adjustment of Closing Consideration), and (vii) to do each and every act and exercise any and all rights which such Argos Party is, or Argos Parties collectively are, permitted or required to do or exercise under this Agreement and the other Transaction Documents. The grant of authority provided herein (x) is coupled with an interest and shall be irrevocable and survive the bankruptcy, dissolution or liquidation of each Argos Party and (y) shall survive the Closing.
(b) A decision, consent, waiver, instruction or other act of Cementos shall constitute a decision of all Argos Parties and shall be final, binding and conclusive upon each Argos Party (and no such Person shall have the right to object, dissent, protest or otherwise contest the same), and Summit shall be entitled to reasonably rely upon any decision, act, consent or instruction of Cementos as being the decision, act, consent or instruction of each Argos Party without any duty of inquiry or investigation. Summit and its Affiliates are hereby relieved from any Liability to any Person for any acts done by them in accordance with any such decision, consent, waiver, instruction or other act of Cementos. Summit and its Affiliates may disregard any notice or instruction received directly from any Argos Party, other than Cementos. Each Argos Party hereby agrees that for any Action arising under this Agreement or any Transaction Document such Argos Party may be served legal process by registered mail to the address set forth in Section 12.01 for Cementos (or any alternative address designated to the parties in writing by Cementos), and that service in such manner shall be adequate and such Argos Party shall not assert any defense of claim that service in such manner was not adequate or sufficient in any court in any jurisdiction.
(c) Cementos shall cause each Argos Party to perform its obligations under this Agreement. Cementos hereby unconditionally and irrevocably guarantees to Summit the performance by the Argos Parties of their obligations hereunder, and the payment in full when due of any and all amounts payable by any of the Argos Parties under this Agreement or the other Transaction Documents (the “Guaranteed Obligations”). The Liability of Cementos under the guarantee contemplated in this Section 7.15(c) (the “Guarantee”) will be coextensive with, but not in excess of, the Liability of the Argos Parties to Summit under this Agreement. The Guaranteed Obligations shall not be subject to release or discharge, in whole or in part and shall not be affected by (i) any change in corporate existence, structure or ownership of Cementos, the Argos Parties, the Company or any other Person, (ii) the adequacy of any other means Summit may have of obtaining payment related to the Guaranteed Obligations from any other Person, (iii) any suretyship defense of Cementos, (iv) any defense or set-off, counterclaim or recoupment, and (v) any invalidity, illegality or unenforceability of this Guarantee; provided that if the Argos Parties or any of their Affiliates fulfill any of the Guaranteed Obligations, Cementos shall not have separate liability for such Guaranteed Obligation. Cementos shall take all action necessary to cause the Argos Parties and the Company to perform their respective obligations pursuant to this Agreement and the other Transaction Documents and to consummate the Transactions upon the terms and subject to the conditions set forth in this Agreement and the other Transaction Documents. Cementos and the Argos Parties shall be jointly and severally liable for the failure by the Argos Parties or, prior to the Closing, the Company to perform and discharge any of their respective covenants, agreements and obligations pursuant to this Agreement.
Section 7.16. Resignations. At least three Business Days prior to the Closing Date, Cementos shall deliver to Summit a true and complete list of the directors and officers for each of the ANAC Companies, certified by an officer of Cementos. At or prior to Closing, Cementos shall use reasonable best efforts to deliver to Summit the resignations of each such director that is not an employee of an ANAC Company requested by Summit from their director positions with the ANAC Companies effective as of the Closing (such resignations collectively, the “Resignation Letters”).
Section 7.17. Insurance.
(a) Cementos, the Argos Parties and their respective Subsidiaries and Affiliates shall retain all rights under and to control their respective insurance policies (including insurance policies that are no longer in effect, regardless of whether self-administered or administered by a third party) (the “Retained Policies”), including the right to exhaust, settle, release, commute, buy back or otherwise resolve disputes with respect to any of their respective Retained Policies notwithstanding whether any such Retained Policies relate to any Liabilities of the applicable ANAC Company. Following the date hereof, each of Cementos and each Argos Party shall cooperate, at Summit’s sole expense, with the efforts of the ANAC Companies to secure new insurance policies or obtaining “tails” to any Retained Policies, in each case, appropriate for such ANAC Company’s business following the Closing.
(b) For any claim asserted against any ANAC Company or any of its Subsidiaries arising out of an occurrence taking place prior to the Closing (“Post-Closing Claims”), the ANAC Companies and their Subsidiaries may access coverage under any occurrence-based Retained Policies of Cementos, any Argos Party and their respective Subsidiaries and Affiliates in place prior to the Closing under which any ANAC Company or any of its Subsidiaries is insured (the “Pre-Closing Occurrence-Based Policies”), to the extent such insurance coverage exists and provides coverage and would be brought in accordance with past practice if the Closing had not occurred, without cost to Cementos, any Argos Party and their respective Subsidiaries and Affiliates, for such Post-Closing Claim. Cementos, any Argos Party and their respective Subsidiaries and Affiliates shall reasonably cooperate with the ANAC Companies and their Subsidiaries in connection with the tendering of such claims; provided, that the ANAC Companies shall (i) promptly notify Cementos, any Argos Party and their respective Subsidiaries and Affiliates of all such Post-Closing Claims, (ii) be responsible for the satisfaction or payment of any applicable retention, deductible or retrospective premium with respect to any Post-Closing Claim and (iii) reimburse Cementos, any Argos Party and their respective Subsidiaries and Affiliates, as applicable, for all reasonable out-of-pocket costs and expenses incurred in connection with such claims.
Section 7.18. R&W Insurance Policy. Following the date hereof, Summit shall take all action reasonably necessary, to the extent in Summit’s reasonable control, to bind the R&W Insurance Policy and cause the R&W Insurance Policy to go into effect as of the Closing, and shall use reasonable best efforts to cause such policy to be in substantially the form made available to Cementos prior to the date of this Agreement, and shall in any event include terms to the effect that the R&W Insurance Policy insurers waive their rights to bring any claim against Cementos, any Argos Party or any other Argos Party Indemnified Party by way of subrogation, claim for contribution or otherwise (in each case, except in the event of Fraud) and will ensure that such terms are held by Summit in trust for Cementos, any Argos Party or any other Argos Party Indemnified Party. Summit shall not grant any right of subrogation or amend, modify, terminate or waive any anti-subrogation provision set forth in the R&W Insurance Policy in a manner inconsistent with the immediately preceding sentence. Cementos and the Argos Parties shall, and shall cause the ANAC Companies to, reasonably cooperate with Summit and the R&W Insurance Policy insurer and its Representatives in connection with obtaining R&W Insurance Policy, including by reasonably cooperating with the insurer’s due diligence investigation of the Company, and any follow-up or bring-down requests related thereto (which shall include using good faith efforts to provide as promptly as reasonably practicable after any reasonable request is made therefor, and responses and underlying documents reasonably responsive to such requests to the extent reasonably available), in each case, subject to the Access Restrictions. If an R&W Insurance Policy is obtained by Summit shall deliver to Argos Party a copy of any R&W Insurance Policy upon it becoming issued and effective.
Section 7.19. [Reserved].
Section 7.20. Replacement of Credit Support Obligations.
(a) Following the date hereof, to the extent any guarantees or other credit support obligations of Cementos, any Argos Party or any of their Affiliates (other than any ANAC Company) (in such capacity, a “Argos Party Guarantor”) relating to any ANAC Company or the Business (the “Argos Party Guarantees”), the Parties shall use reasonable best efforts and cooperate to (i) have each such Argos Party Guarantor fully and unconditionally released from all obligations and liabilities relating to, arising under or out of, or in connection with the Argos Party Guarantees, and (ii) terminate and/or enter into substitute arrangements (to the extent requested by Summit) (the “Substitute Specified Support Obligations”) with respect thereto; provided that Summit or any ANAC Company shall not be required to make any payment or grant any concession to effect such release or termination (except for providing a substitute letter of credit or substitute guaranty).
(b) To the extent such Argos Party Guarantor is not fully and unconditionally released from any Argos Party Guarantee, Summit shall defend, indemnify and hold harmless such Argos Party Guarantor from and against any Damages that such Argos Party Guarantor may suffer or incur, or that may be made or brought against it, as a result of, in respect of, arising out of or in connection with such Argos Party Guarantor making payment under any such Argos Party Guarantees in respect of obligations of the ANAC Companies, in each case, without any set-off, restriction, condition or deduction for or on account of any counterclaim.
Section 7.21. Summit Preferred Stock.
(a) Following the date hereof and prior to the Closing, Summit shall prepare a certificate of designation (the “Certificate of Designation”) in a form reasonably satisfactory to Cementos for the Summit Preferred Stock to be issued to Cementos at the Closing as part of the Aggregate Stock Consideration, which Summit Preferred Stock (a) shall be issued to, and at all times held solely by, Cementos and shall not in any event be Transferable (as defined in the Stockholder Agreement, but without giving effect to clause (iii) in the proviso thereof) without the prior written consent of the Summit Board, (b) shall entitle the holder thereof to no economic rights whatsoever (and no dividends or other distributions shall be declared or paid on the Summit Preferred Stock), (c) shall not be entitled to vote on any matter; provided that, (x) solely during a Preferred Voting Window, and subject in all respects to the terms, conditions, obligations and limitations set forth in the Stockholder Agreement, the Summit Preferred Stock shall entitle the holder thereof to vote together with the holders of Summit Common Stock and the Summit Class B Common Stock as a single class, on any matter for which the holders of Summit Common Stock and Summit Class B Common Stock are generally entitled to vote, and (y) on such matters referred to in the forgoing clause (x), the vote of the share of Summit Preferred Stock will represent the minimum number of votes as would allow the holder thereof to have a Voting Interest of 25.01% (with the Summit Preferred Stock voting together as a single class with the Summit Common Stock and the Summit Class B Common Stock) in respect of any matter that is the subject of approval by the holders of the Summit Common Stock and the Summit Class B Common Stock generally, and (d) shall be immediately and automatically cancelled, without consideration and with no further action on the part of any Person, upon the earliest to occur of (i) a Change of Control of Summit, (ii) such time as Investor Anchor has a Voting Interest equal to or less than 25.00% and the Trading Period in respect of the applicable Top-Up Event has expired, or (iii) such Summit Preferred Stock is held by any Person other than Cementos, in the case of clause (i) or (iii), without the prior written consent of the Summit Board. For the avoidance of doubt, any rights, preferences and privileges set forth in any Certificate of Designation in respect of the Summit Preferred Stock may only be exercised by Cementos and no other Person without the prior written consent of the Summit Board. Any Summit Preferred Stock transferred to Summit shall be automatically retired. Capitalized terms used but not otherwise defined in this Section 7.21 shall have the meanings ascribed to such terms in the Stockholder Agreement.

(b) A “Preferred Voting Window” shall mean the period commencing on the date immediately preceding the consummation of an M&A Issuance and ending 90 Trading Days thereafter, but only if (i) at all times following the Closing Date until immediately prior to the consummation of such M&A Issuance, Investor Anchor maintained a Voting Interest in excess of 25.00%, or at any time Investor Anchor did not, had Top-Up Rights that would allow Investor Anchor to exceed the 25.00% Threshold during any associated Trading Period, (ii) the M&A issuance identified in the Transaction Notice would reasonably be expected to result in Investor Parent being deemed, on or about the date of the Triggering Event (as defined below), an “investment company” for purposes of the Investment Company Act of 1940 (the “Investment Company Act”) (taking into account any exemptions or exceptions that may be available thereunder, including the exception set forth in Rule 3a-2 thereunder but excluding any exemption under Section 3(b) of the Investment Company Act), (iii) Investor Anchor has present intent to purchase additional shares of Common Stock after the closing of the transaction contemplated in the Transaction Notice, in order to ensure that its Voting Interest will be in excess of 25.00%, but subject to the other limitations set forth in the Stockholder Agreement, and (iv) Summit does not make an M&A Anti-Dilution Offer in accordance with Section 4.5(j) of the Stockholder Agreement; provided that, the Preferred Voting Window shall immediately and automatically terminate, with no further action on the part of any Person, if Investor Anchor Transfers (as defined in the Stockholder Agreement, but without giving effect to clause (iii) in the proviso thereof), any Voting Securities at any time from the date on which the Summit Board approves the M&A Issuance until the date that is the end of such Preferred Voting Window.
ARTICLE 8
TAX MATTERS
Section 8.01. Transfer Taxes. All Transfer Taxes imposed on the Transactions effected pursuant to Section 2.01, if any, shall be borne equally by the Argos Parties, on the one hand, and Summit, on the other hand other than Argos Parties Transfer Taxes, all of which shall be borne by the Argos Parties. Any Tax Returns required by Applicable Law with respect to Transfer Taxes shall be prepared and filed by the party required to file such Tax Return under Applicable Law, with the reasonable cooperation of the other party or parties. Summit and the Argos Parties shall cooperate in good faith to minimize the amount of any Transfer Taxes payable in connection with the Transactions.
Section 8.02. Tax Returns. Summit shall prepare, or cause to be prepared, and file, or cause to be filed, all Tax Returns required to be filed (taking into account extensions of time to file) by the ANAC Companies after the Closing Date with respect to all Pre-Closing Tax Periods. Each such Tax Return shall be prepared in a manner consistent with past practice, if any, unless otherwise required by applicable Tax law. If such Tax Return is an income Tax Return, it shall be submitted by Summit to the Argos Parties for their review and approval at least 30 days before the due date (including extensions) of such Tax Return, and Summit shall implement any revision reasonably requested by the Argos Parties, to the extent they relate to Indemnified Taxes, to such Tax Returns at the Argos Parties’ request in writing not later than ten days before the due date of such Tax Return (taking into account extensions of time to file). If such Tax Return is not an income Tax Return, it shall be submitted by Summit to the Argos Parties for their review and approval at least 15 days before the due date (including extensions) of such Tax Return (or, if such timing is not practicable, as far in advance of the due date (including extensions) for such Tax Return as is practicable), and Summit shall implement any revision reasonably requested by the Argos Parties, to the extent they relate to Indemnified Taxes to such Tax Returns at the Argos Parties’ request in writing not later than ten days before the due date of such Tax Return (taking into account extensions of time to file). The Argos Parties shall pay, or cause to be paid all Taxes of each ANAC Company shown as due and payable on any Tax Return that constitute an Indemnified Tax at least five days prior to the date on which such Taxes are due to be paid, to the extent such Taxes are not otherwise taken into account in connection with the determination of the Closing Consideration as finally determined pursuant to Article 2.
Section 8.03. Cooperation on Tax Matters. Summit and the Argos Parties and their respective Affiliates shall cooperate fully, as and to the extent reasonably requested by the other party, in connection with the filing of Tax Returns and any audit or other proceeding with respect to Taxes of any of the ANAC Companies. Such cooperation shall include the retention and (upon the other party’s reasonable request) the provision of records and information which are reasonably relevant to any such audit or other proceeding and within such party’s possession or obtainable without material cost or expense, and making employees or other representatives available on a mutually convenient basis to provide additional information and explanation of any material provided hereunder.
Section 8.04. Straddle Tax Periods. For all purposes under this Agreement, in respect of any Straddle Tax Period, the portion of Taxes that are allocable to a Pre-Closing Tax Period will be: (x) in the case of any ad valorem and property Taxes, the amount of such Tax for the entire Straddle Tax Period multiplied by a fraction the numerator of which is the number of days in the Straddle Tax Period ending on and including the Closing Date and the denominator of which is the number of days in the entire Straddle Tax Period, and (y) in the case of any other Taxes, the amount that would be payable if the relevant Straddle Tax Period ended on and included the Closing Date; provided, that the taxable year of any ANAC Company that is a “controlled foreign corporation” (as defined in the Code) shall be deemed to have closed on the Closing Date, including for purposes of computing any inclusion under sections 951 and 951A of the Code (or any corresponding or similar provision of U.S. state or local law). The amount of any item that is taken into account only once for each taxable period (e.g., the benefit of graduated Tax rates, exemption amounts, etc.) shall be allocated between the two portions of the Straddle Tax Period in proportion to the number of days in each portion.
Section 8.05. Tax Sharing Agreements. All Tax Sharing Agreements between any of the Argos Parties (or any Affiliate of an Argos Party, other than an ANAC Company), on the one hand, and any ANAC Company, on the other hand, shall be terminated as of the Closing Date and, after the Closing Date, no ANAC Company shall be bound thereby or have any liability thereunder.
Section 8.06. Tax Proceedings. Any party that receives written notice of any claim for Taxes or the commencement of any audit, examination, contest, investigation or assessment relating to Taxes of the ANAC Companies (a “Tax Proceeding”) with respect to an Indemnified Tax shall notify such other party within 10 Business Days of receipt of such notice; provided that the failure to provide such notice shall not relieve the Indemnifying Party from any of its obligations under Article 10 except (and only) to the extent the Indemnifying Party suffers an actual prejudice as a result of such failure. Subject to the last sentence of Section 10.03(c), the Argos Parties shall have the right to control the conduct of any Tax Proceeding that relates solely to Indemnified Taxes; provided that (A) the Argos Parties shall: (1) permit Summit to participate in the resolution of such Tax Proceeding and (2) not settle or otherwise compromise such Tax Proceeding without the prior written consent of Summit, which consent shall not be unreasonably withheld, conditioned or delayed; and (B) if the Argos Parties fail to assume control of any such Tax Proceeding after having had reasonable opportunity to do so, Summit may elect to control the handling, disposition and settlement of such proceeding at Argos Party’s expense and the Argos Parties shall pay any Taxes related thereto; provided that Summit shall not settle or otherwise compromise such Tax Proceeding without the prior written consent of the Argos Parties, which consent shall not be unreasonably withheld, conditioned or delayed. Summit shall have the right to control the conduct of all other Tax Proceedings (including any Tax Proceedings related to a Straddle Tax Period); provided that in the event that any Tax Proceeding relates to a Straddle Tax Period and could affect the Tax liability of the Argos Parties or includes Indemnified Taxes, Summit shall: (1) permit the Argos Parties to participate in the resolution of such Tax Proceeding and (2) not settle or otherwise compromise such Tax Proceeding in relation to any Indemnified Tax without the prior written consent of the Argos Parties, which consent shall not be unreasonably withheld, conditioned or delayed.
Section 8.07. Limitations on Tax Indemnification.
(a) The Argos Parties shall have no obligation to indemnify Summit to the extent that
(i) the Indemnified Taxes were taken into account to reduce the Closing Consideration as finally determined pursuant to Article 2 of this Agreement;
(ii) the Indemnified Tax results from a breach by Summit of any provision of this Agreement; and
(iii) the Indemnified Tax gives rise to a Tax benefit that is actually realized (determined on a “with and without” basis) by Summit or any of its Affiliates (including, for the avoidance of doubt, the ANAC Companies) as a result of such Indemnified Tax in the year such Indemnified Tax is due.

(b) Except as required by applicable law or with prior written consent of the Argos Parties, on or after the Closing Date, Summit shall not and shall not cause or permit the ANAC Companies or any of its Affiliates to (i) make, change, or revoke any Tax election (including under Sections 336 or 338 of the Code) under applicable Law with respect to any of the ANAC Companies in respect of, or that has retroactive effect to, any taxable period ending on or prior to the Closing Date; (ii) initiate or permit any ANAC Company to initiate any contact with any Taxing Authority regarding any voluntary disclosure or similar procedures involving Taxes for any Pre-Closing Tax Period; (iii) file any ruling or request with any Taxing Authority that relates to Taxes or Tax Returns of any ANAC Company for a Pre-Closing Tax Period; (iv) make or change any Tax election or accounting method that has any effect with respect to any Pre-Closing Tax Period of any ANAC Company; or (v) amend any Tax Return of any ANAC Company for any Pre-Closing Tax Period, except as required by a Governmental Authority, in the cases of each of clauses (i) through (v) above, to the extent such action (or inaction) would reasonably be expected to: (A) increase Taxes for which the Argos Parties would be liable or (B) decrease the amount of any Tax refund to which the Argos Parties are entitled under this Agreement.
Section 8.08. Tax Refunds.
(a) Summit shall reimburse the Argos Parties for any Tax refund attributable to any Indemnified Taxes (net of any expenses associated with such refund or Taxes resulting from the receipt thereof) received by Summit or the ANAC Companies after the Closing Date except to the extent of such refund that has otherwise increased the Closing Consideration as finally determined pursuant to Article 2 of this Agreement.
(b) Summit shall, and shall cause the ANAC Companies to, promptly notify the Argos Parties in writing of the receipt of any Tax refund described in Section 8.08(a).
(c) Any amount payable to the Argos Parties pursuant to this Section 8.08 shall be due five Business Days after the Tax refund attributable to any Indemnified Taxes has been refunded (including, without limitation, by way of set-off or deduction) to Summit or the ANAC Companies.
Section 8.09. Purchase Price Allocation. The allocation of the Purchase Price payable to Cementos and the Argos Parties pursuant to this Agreement (the “Purchase Price Allocation”) shall be made in accordance with Schedule V attached hereto, unless otherwise required by a “determination” within the meaning of Section 1313(a) of the Code, and the withholding under Section 2.09, if any is required, shall be made in accordance with such Schedule V.
ARTICLE 9
CONDITIONS TO CLOSING
Section 9.01. Conditions to Obligations of the Parties. The obligations of the Parties to consummate the Closing are subject to the satisfaction of the following conditions (or, to the extent permitted by Applicable Law, waiver by each of (i) Summit and (ii) Cementos, on behalf of Cementos, the Argos Parties and the Company):
(a) the Summit Stockholder Approval shall have been obtained;
(b) any applicable waiting period under the HSR Act applicable to the Transactions shall have expired or been terminated and any written agreements relating to timing with any Governmental Authority pursuant to the HSR Act applicable to the Transactions (if any) shall have expired or been terminated, in each case without the imposition of a Burdensome Condition; and
(c) No provision of any Applicable Law or Order shall prohibit, enjoin, restrain or make illegal the consummation of the Transactions or impose a Burdensome Condition (a “Legal Restraint”).
Section 9.02. Conditions to Obligations of Summit. The obligations of Summit to consummate the Closing is subject to the satisfaction (or, to the extent permitted by Applicable Law, waiver by Summit) of the following further conditions:
(a) Cementos, the Argos Parties and the ANAC Companies shall have performed in all material respects all of its respective covenants and obligations hereunder required to be performed by it prior to the Closing;
(b) (i) The Company Fundamental Representations and Argos Party Fundamental Representations shall be true and correct in all material respects (other than Sections 3.05 (Capitalization) and 4.05 (Ownership of Purchased Shares), which shall be true and correct in all but de minimis respects), and

(ii) the other representations and warranties of the ANAC Companies and the Argos Parties contained in this Agreement and in any certificate or other writing delivered pursuant hereto, shall be true and correct, in the case of this clause (ii), with only such exceptions as would not, individually or in the aggregate, have, or reasonably be expected to have, a Company Material Adverse Effect, in the case of each of clauses (i) and (ii), as of the Closing as if made at and as of such time (other than such representations and warranties that by their terms address matters only as of another specified time, which shall be true only as of such time); provided that, for purposes of this Section 9.02(b), all materiality, Company Material Adverse Effect and similar qualifications or standards contained in such representations and warranties shall be disregarded;
(c) Since the date of this Agreement, there shall not have occurred or arisen a Company Material Adverse Effect that is continuing; and
(d) Summit shall have received a certificate duly executed by each of the Argos Parties certifying as to the satisfaction of the conditions set forth in Section 9.02(a), Section 9.02(b) and Section 9.02(c).
Section 9.03. Conditions to Obligation of the Company and Argos Parties. The obligation of Cementos, the Argos Parties and the Company to consummate the Closing is subject to the satisfaction (or, to the extent permitted by Applicable Law, waiver by Cementos on behalf of Cementos, the Argos Parties and the Company) of the following further conditions:
(a) Summit shall have performed in all material respects all of its respective covenants and obligations hereunder required to be performed by it prior to the Closing.
(b) (i) The Summit Fundamental Representations contained in this Agreement and in any certificate or other writing delivered pursuant hereto shall be true and correct in all material respects as of the Closing (other than Section 5.04 (Capitalization), which shall be true and correct in all but de minimis respects as of the Closing), (ii) the other representations and warranties of Summit contained in this Agreement and in any certificate or other writing delivered pursuant hereto, shall be true and correct, in the case of this clause (ii), with only such exceptions as would not, individually or in the aggregate, have, or reasonably be expected to have, a Summit Material Adverse Effect, in the case of each of clauses (i) and (ii), as of the Closing as if made at and as of such time (other than such representations and warranties that by their terms address matters only as of another specified time, which shall be true only as of such time); provided that, for purposes of this Section 9.02(b), all materiality, Summit Material Adverse Effect and similar qualifications or standards contained in such representations and warranties shall be disregarded;
(c) Since the date of this Agreement, there shall not have occurred or arisen a Summit Material Adverse Effect that is continuing; and
(d) Cementos shall have received a certificate signed by Summit certifying as to Summit’s satisfaction of the conditions set forth in Section 9.03(a), Section 9.03(b) and Section 9.03(c).
ARTICLE 10
SURVIVAL; INDEMNIFICATION
Section 10.01. Survival.
(a) Except in the case of Fraud, the representations and warranties of the Parties contained in this Agreement or in any certificate or other writing delivered pursuant hereto or in connection herewith shall not survive the Closing; provided that (i) the Fundamental Representations and any claims made by Summit based on Fraud shall survive the Closing indefinitely or until the latest date permitted by Applicable Law (in each case, giving effect to any waiver or extension of any statutes of limitations), and (ii) solely for purposes of Section 10.02(a)(i), (A) the representations and warranties set forth in Section 3.20 shall survive until the six-year anniversary following the Closing, and (B) all other representations and warranties set forth in Article 3 and Article 4, shall survive until the three-year anniversary following the Closing. The covenants and agreements of the Parties contained in this Agreement or in any certificate or other writing delivered pursuant hereto or in connection herewith (x) that require performance in full prior to the Closing shall survive the Closing until the later of (A) the date that is three months after Summit’s filing of its 10-K in respect of the fiscal year ending in which the Closing occurs and (B) the date that is the one year anniversary of the Closing and (y) that are required to be performed, in whole or in part, after the Closing, shall survive the Closing indefinitely or for such shorter period expressly specified therein, except that for such covenants and agreements that survive for such shorter period, breaches thereof shall survive indefinitely or until the latest date permitted by Applicable Law. Any claim for indemnification pursuant to Section 10.02(a)(iv) shall be made no later than the six-year anniversary of the Closing Date.
(b) Notwithstanding the preceding sentences, any breach of representation, warranty, covenant or agreement, or other indemnity, in respect of which indemnity may be sought under this Agreement shall survive the time at which it would otherwise terminate pursuant to Section 10.01(a) if requisite written notice pursuant to this Article 10 of the breach thereof or Damage giving rise to such right of indemnity shall have been given to Summit (if the indemnity is sought against Summit) or to Cementos (if the indemnity is sought against the Argos Parties), as applicable, prior to such time, or in the case of Fraud. For the avoidance of doubt, in the event notice is delivered to Cementos, such notice will be deemed delivered to each of the Argos Parties.
Section 10.02. Indemnification. (a) Subject to the limitations set forth in this Article 10, effective at and after the Closing, Cementos and the Argos Parties hereby, jointly and severally, indemnify Summit, each ANAC Company and each of their respective officers, directors, employees, Affiliates and agents and each of their respective successors and permitted assigns (collectively, the “Summit Indemnified Parties”) against and agrees to defend and hold each of them harmless from any and all Damages, incurred or suffered by any Summit Indemnified Party (regardless of whether such Damages arise as a result of the negligence, strict liability, or other liability under any theory of law or equity of any Person and whether involving a Third-Party Claim or claims solely between the Parties) arising out of, relating to or resulting from or under:
(i) any inaccuracy in or breach of any of the representations and warranties set forth in Article 3 and Article 4 as of the date hereof and as of the Closing Date (except for any such representation and warranty that addresses matters only as of a specific date, which representation and warranty shall be true and correct as of such specific date);
(ii) any inaccuracy in or breach of any of the Company Fundamental Representation or Argos Party Fundamental Representation as of the date hereof and as of the Closing Date (except for any such representation and warranty that addresses matters only as of a specific date, which representation and warranty shall be true and correct as of such specific date);
(iii) any breach of any covenant or agreement made or to be performed by Cementos, the Argos Parties or the Company pursuant to this Agreement;
(iv) any Indemnified Tax (to the extent provided in Article 8);
(v) any Liabilities to the extent relating to the business of Cementos, the Argos Parties and their Affiliates (other than the Business), other than liabilities arising pursuant to the terms of any other Transaction Document (other than this Agreement); and
(vi) Fraud.
(b) Except with respect to claims of Fraud, the maximum aggregate amount of indemnifiable Damages that may be recovered from Cementos or any Argos Party pursuant to Section 10.02(a) shall be $3,170,000,000.
(c) The indemnification provided pursuant to Section 10.02(a)(i) shall be available only to the extent a Summit Indemnified Party incurs Damages in respect of the matters described in Section 10.02(a)(i) and coverage under the R&W Insurance Policy is not available with respect thereto due to either (x) the exhaustion of the Limit of Liability provided under the R&W Insurance Policy, (y) the failure to report such Damages to the insurers under the R&W Insurance Policy prior to the Notice Date provided therein; provided that the failure to report such Damages shall not have been willful and intentional; or (z) both (x) and (y); provided that for purposes of determining the availability of coverage, the impact of the “Retention” in the R&W Insurance Policy shall be disregarded; provided further, that, except in the case of Fraud, the maximum aggregate amount of indemnifiable Damages that may be recovered from Cementos or any Argos Party pursuant to Section 10.02(a)(i) shall be the lesser of (A) the aggregate amount of “Loss” recovered by the Summit Indemnified Parties pursuant to the R&W Insurance Policy in respect of any breach of the representations and warranties contained in Section 3.10 or Section 3.20 or any Indemnified Tax, and (B) $150,000,000. Neither Cementos nor any Argos Party shall be liable in respect for indemnification pursuant to Section 10.02(a)(i) in the circumstances described in clause (y) or (z) of this

Section 10.02(c) to the extent the then-applicable “Retention” in the R&W Insurance Policy is greater than zero (in which case the “Retention” shall be deemed to be eroded by the cumulative amount of Damages for which Cementos and the Argos Parties are relieved of liability as a result of this sentence). Capitalized terms used but not defined in this Section II shall have the meanings ascribed to such terms in the R&W Insurance Policy.
(d) Subject to the limitations set forth in this Article 10, effective at and after the Closing, Summit hereby indemnifies Cementos, each Argos Party and each of their respective officers, directors, employees, Affiliates (other than the ANAC Companies) and agents and each of their respective successors and permitted assigns (collectively, the “Argos Party Indemnified Parties”) against and agrees to defend hold each of them harmless from any and all Damages, incurred or suffered by such Argos Party Indemnified Party (regardless of whether such Damages arise as a result of the negligence, strict liability, or other liability under any theory of law or equity of any Person and whether involving a Third-Party Claim or claims solely between the Parties) arising out of, relating to or resulting from or under:
(i) any inaccuracy in or breach of any Summit Fundamental Representation as of the date hereof and as of the Closing Date (except for any such representation and warranty that addresses matters only as of a specific date, which representation and warranty shall be true and correct as of such specific date);
(ii) any breach of any covenant or agreement made or to be performed by Summit pursuant to this Agreement;
(iii) any Actions asserted by a Third Party to the extent relating to, arising out of or in connection with or resulting from the ownership or the operation of the Business following the Closing except (A) to the extent such Damages are suffered or incurred by such Persons by virtue of their direct or indirect ownership of the Business or (B) with respect to any matters for which Summit is indemnified under this Agreement, including Section 10.02(a), without giving effect to any limitations on such indemnity obligation set forth herein; and
(iv) Fraud.
(e) Except with respect to claims of Fraud, the maximum aggregate amount of indemnifiable Damages that may be recovered from Summit arising out of or resulting from the causes enumerated in Sections 10.02(d) shall not exceed $3,170,000,000.
(f) Notwithstanding anything in this Agreement that may be deemed to be contrary, for purposes of determining the amount of any Damages related to a breach of any representation or warranty contained in this Agreement and for purposes of determining whether there has been a breach of such representation or warranty, the representations and warranties contained in this Agreement shall be considered without regard to any “material,” “Company Material Adverse Effect,” “Summit Material Adverse Effect” or similar qualifications contained therein.
Section 10.03. Third-Party Claim Procedures. (a) The party seeking indemnification under Section 10.02 (the “Indemnified Party”) agrees to give prompt notice following the first date on which such Indemnified Party has knowledge of facts, matters or circumstances from which it is reasonably apparent that such occurrence is likely to have occurred in writing to the party against whom indemnity is to be sought (the “Indemnifying Party”) of the assertion of any claim or the commencement of any Action (including any Tax audit or administrative or judicial proceeding relating to Taxes) in respect of which indemnity may be sought under Section 10.02 (a “Claim”). Such notice shall set forth in reasonable detail such Claim and the basis for indemnification (taking into account the information then available to the Indemnified Party), including a description of the facts and circumstances giving rise to such occurrences, the estimated amount of Damages imposed, incurred, suffered or asserted in connection therewith or arising therefrom (to the extent then ascertainable), and a description of any other remedy sought in connection therewith (in each case, solely to the extent such information is then available). The failure to so notify the Indemnifying Party shall not relieve the Indemnifying Party of its obligations hereunder, except to the extent such failure shall have materially and adversely prejudiced the Indemnifying Party.

(b) The Indemnifying Party shall be entitled to participate in the defense of any Claim asserted by any third party (“Third-Party Claim”) and, subject to the limitations set forth in this Section 10.03, shall be entitled to control and appoint lead counsel for such defense, in each case at its own expense.
(c) If the Indemnifying Party desires to assume the control of the defense of any Third-Party Claim in accordance with the provisions of this Section 10.03, the Indemnifying Party shall give written notice to the Indemnified Party within 20 days after the Indemnified Party has given written notice to the Indemnifying Party of the Third-Party Claim. If such notice is timely given, the Indemnifying Party shall be entitled to control and appoint lead counsel for such defense so long as (i) the Third-Party Claim involves only a claim for monetary damages and not any claim for an order, injunction or other equitable relief or relief for other than monetary damages against any Indemnified Party, (ii) the Indemnifying Party timely provides the Indemnified Party with (x) evidence reasonably acceptable to the Indemnified Party that the Indemnifying Party will have adequate financial resources to defend against the Third-Party Claim and fulfill its indemnification obligations hereunder, and (y) a statement that, based on the facts set forth in the notice required by Section 10.03 (assuming that the facts alleged by the third party as set forth in the notice were actually true), the Indemnifying Party would have an indemnity obligation for the Damages resulting from such Third Party Claim, the Third-Party Claim does not relate to or otherwise arise in connection with any criminal or regulatory Action and (iii) the Indemnifying Party is reasonably diligently defending or prosecuting the Third-Party Claim.
(d) If the Indemnifying Party is controlling the defense of a Third-Party Claim, the Indemnifying Party shall obtain the prior written consent of the Indemnified Party before entering into any settlement, compromise or discharge of such Third-Party Claim; provided that (i) the Indemnified Party’s consent shall not be unreasonably withheld, conditioned or delayed and (ii) the prior written consent of the Indemnified Party shall not be required if the settlement, compromise or discharge, by its express terms, (i) obligates the Indemnifying Party to pay the full amount of the Damages in connection with such Third-Party Claim and the Indemnifying Party has the financial ability to pay the full amount of such Damages, (ii) is for money damages only and does not impose injunctive or equitable relief or require an admission or finding of liability or wrongdoing and (iii) contains a full and unconditional release of all Indemnified Parties and their Affiliates from all Damages and obligations with respect to such Third-Party Claim.
(e) If the Indemnifying Party does not timely deliver the notice contemplated by Section 10.03(b), or if such notice is given on a timely basis but any of the other conditions in this Section 10.03 are unsatisfied, the Indemnified Party may defend the Third-Party Claim, but shall be required to obtain the prior written consent of the Indemnifying Party before entering into any settlement, compromise or discharge of such Third-Party Claim, provided that the Indemnifying Party’s consent shall not be unreasonably withheld, conditioned or delayed.
(f) In circumstances where the Indemnifying Party is controlling the defense of a Third-Party Claim, the Indemnified Party shall be entitled to participate in the defense of any Third-Party Claim and to employ separate counsel of its choice for such purpose, in which case the fees and expenses of such separate counsel incurred by the Indemnified Party after such time as the Indemnifying Party assumed control pursuant to Section 10.03(b) shall be borne by the Indemnified Party; provided that notwithstanding the foregoing, the Indemnifying Party shall pay the fees and expenses of such separate counsel (i) incurred by the Indemnified Party prior to the date the Indemnifying Party assumes control of the defense of the Third-Party Claim or during any period in which the Indemnifying Party ceases to be eligible to maintain control of the defense of the Third-Party Claim, in either case as provided in this Section 10.03, (ii) if representation of both the Indemnifying Party and the Indemnified Party by the same counsel would create a conflict of interest (including if any counsel chosen by the Indemnifying Party requests a conflict wavier or other waiver from the Indemnified Party with respect to such matter) or (iii) there may be one or more defenses or claims available to the Indemnified Party that are different from or additional to those available to the Indemnifying Party and that could be adverse to the Indemnifying Party.
(g) Each of the Indemnifying Party and the Indemnified Party shall cooperate, and cause its respective Affiliates to cooperate, in the defense or prosecution of any Third-Party Claim and shall promptly furnish or cause to be furnished such records, information and testimony, and attend such conferences, discovery proceedings, hearings, trials or appeals, as may be reasonably requested in connection therewith.

(h) Notwithstanding the foregoing provisions of this Section 10.03, with respect to any Tax Proceeding, the procedures set forth in the applicable provisions of Article 8 shall apply.
Section 10.04. Direct Claim Procedures. In the event an Indemnified Party has a claim for indemnity under Section 10.02 against an Indemnifying Party that does not involve a Third-Party Claim, the Indemnified Party agrees to give prompt notice in writing of such claim to the Indemnifying Party. Such notice shall set forth in reasonable detail such claim and the basis for indemnification (taking into account the information then available to the Indemnified Party), including a description of the facts and circumstances giving rise to such occurrences, the estimated amount of Damages imposed, incurred, suffered or asserted in connection therewith or arising therefrom (to the extent then ascertainable), and a description of any other remedy sought in connection therewith (in each case, solely to the extent such information is then available). The failure to so notify the Indemnifying Party shall not relieve the Indemnifying Party of its obligations hereunder, except to the extent such failure shall have materially and adversely prejudiced the Indemnifying Party. The Indemnifying Party shall have a period of 30 days within which to respond to such Claim. If the Indemnifying Party has timely disputed its indemnity obligation for any Damages with respect to such claim, the parties shall proceed in good faith to negotiate a resolution of such dispute and, if not resolved through negotiations, such dispute shall be resolved by litigation in an appropriate court of jurisdiction determined pursuant to Section 12.06. If the Indemnifying Party does not object in writing to such claim within such 30 days after receipt of written notice from the Indemnified Party, such failure shall constitute an irrevocable acknowledgement by the Indemnified Party that the Indemnified Party is entitled to the full amount of the claims for Damages set forth in such notice.
Section 10.05. Calculation of Damages. (a) The amount of any Damages payable under this Article 10 by the Indemnifying Party shall be net of any amounts recovered by the Indemnified Party under insurance policies (including the R&W Insurance Policy), net of any costs or expenses incurred in the collection thereof, including deductibles, indemnity, reimbursement arrangements or other similar arrangements (each, an “Alternative Recovery”). Solely with respect to claims for Damages arising under Sections 10.02(a)(iii) or 10.02(a)(iv), the Summit Indemnified Party shall use its commercially reasonable efforts to seek recovery under the R&W Insurance Policy, to the extent coverage would reasonably be expected to be available thereunder (assuming all other past, current and future claims are paid out in full by the insurers thereunder), and if Summit receives insurance proceeds after having received payment from an Indemnifying Party pursuant to this Article 10 in respect thereof, then to the extent such insurance proceeds were not taken into account in determining the amount of Damages required to be paid by the applicable Indemnifying Party to Summit with respect thereto, Summit shall refund to the applicable Indemnifying Party up to the lesser of (x) the amount of such insurance proceeds so received, and (y) the amount of the indemnification payment received by the Summit Indemnified Party from the Indemnifying Party with respect thereto pursuant to this Article 10, in each case, after deducting therefrom the amount of any costs or expenses incurred in procuring such recovery, net of any Taxes actually imposed on the Summit Indemnified Party that arise from having received amounts under the R&W Insurance Policy (such Taxes being reduced by any refund, offset in Tax or other Tax Asset realized by Summit or its Affiliates from the payment of amounts under this Section 10.05); provided that, (A) the amount the Summit Indemnified Party is required to refund pursuant to this sentence shall not exceed the amount by which the indemnification payment actually paid to the Summit Indemnified Party in respect of such Damages pursuant to this Article 10 would have been reduced pursuant to this Section 10.05 had such recovery been received prior to the date of such indemnification payment, and (B) notwithstanding the foregoing, any Summit Indemnified Party may deliver a Claim against Cementos or any Argos Party at any time in order to reserve rights under this Article 10.
(b) Each Argos Party hereby agrees that (i) the availability of indemnification of the Summit Indemnified Parties under this Article 10 shall be determined without regard to any right to indemnification, advancement, contribution or reimbursement that such Argos Party may have from any ANAC Company (whether such rights may arise from or pursuant to Applicable Law, Contract, the Governing Documents of any ANAC Company or otherwise), and (ii) such Argos Party shall not be entitled to any indemnification, advancement, contribution or reimbursement from Summit, any ANAC Company or any of their respective Affiliates for amounts for which Summit Indemnified Parties would be entitled to indemnification under this Article 10 (determined without regard to any thresholds, baskets, deductibles, caps, survival periods or other limitations).

Section 10.06. Characterization of Indemnification Payments. To the extent permitted by Applicable Law, any amount paid pursuant to this Article 10 shall be treated for Tax purposes as adjustments to the Closing Consideration.
Section 10.07. Mitigation. Each Indemnified Party shall use its reasonable best efforts to mitigate any indemnifiable Damages to the extent required by Applicable Law; provided that the costs to mitigate shall be deemed to be indemnifiable Damages.
Section 10.08. Exclusivity of Remedy.
(a) Without limiting any Party’s rights (w) pursuant to Section 7.21, (x) under any other Transaction Document or any other agreement entered into in connection with this Agreement, (y) with respect to claims for Fraud or (z) disputes under Section 2.06 (which disputes will be resolved in accordance with the dispute resolution provisions set forth in Section 2.06), the Parties acknowledge and agree that, from and after the Closing, the indemnification provisions in this Article 10 shall be the sole and exclusive monetary remedy of any Party with respect to any and all claims arising out of breaches of representations, warranties, covenants or agreements contained in this Agreement. For the avoidance of doubt, (b) nothing herein is intended to, nor shall it have the effect of, limiting or diminishing Summit Indemnified Parties’ right to seek or obtain recovery under the R&W Insurance Policy, and (c) as between Summit, on the one hand, and the insurers of the R&W Insurance Policy, on the other hand, none of the limitations and restrictions on indemnification set forth in this Article 10 shall affect the rights of Summit under the R&W Insurance Policy, which rights shall be governed solely thereby.
(b) This Agreement may only be enforced against, and any Action, right or remedy that may be based upon, arise out of or relate to this Agreement, any other Transaction Document or the Transactions, or the negotiation, execution or performance of this Agreement, may only be made against the Persons that are expressly identified as Parties in their capacities as parties to this Agreement, and no Party shall at any time assert against any Person (other than a Party) which is a director, officer, employee, shareholder, general or limited partner, member, manager, agent or Affiliate or Representative of another Party (each, a “Nonparty”), any claim, cause of action, right or remedy, or any Action, relating to this Agreement, any other Transaction Document, the Transactions or any document or instrument delivered in connection herewith or therewith. Each Party hereby waives and discharges any such claim, cause of action, right, remedy and Action, and releases (and agrees to execute and deliver any instrument necessary to effectuate the release of) each Nonparty therefrom. The provisions of this Section 10.08(b) are for the benefit of and shall be enforceable by each Nonparty, which is an intended third-party beneficiary of this Section 10.08(b) in connection herewith.
Section 10.09. Effect of Investigation. The representations, warranties and covenants of the Indemnifying Party, and the Indemnified Party’s right to indemnification with respect thereto, shall not be affected or deemed waived by reason of any investigation made by or on behalf of the Indemnified Party or its Affiliates or by reason of the fact that the Indemnified Party or any of its Representatives knew or should have known, whether before or after the Closing, that any such representation or warranty is, was or might be inaccurate.
ARTICLE 11
TERMINATION
Section 11.01. Grounds for Termination. This Agreement may be terminated at any time prior to the Closing (notwithstanding any approval of this Agreement by the equityholders of the Company or Summit):
(a) by mutual written agreement of Summit and Cementos;
(b) by either Cementos or Summit:
(i) if the Closing shall not have been consummated on or before 445 days from the execution of this Agreement at 5:00 pm Eastern Time (such date, the “End Date”); provided that the right to terminate this Agreement pursuant to this Section 11.01(b)(i) shall not be available to Summit if Summit’s, or to Cementos if Cementos’s, the Company’s, or any of the Argos Parties’, breach of any provision of this Agreement shall have proximately caused the failure of a condition to Closing to occur by the End Date;

(ii) if any Legal Restraint shall have become final and nonappealable; provided that the right to terminate this Agreement pursuant to this Section 11.01(b)(ii) shall not be available to Summit if Summit’s, or to Cementos if Cementos’s, the Company’s, or any of the Argos Parties’, breach of any provision of this Agreement shall have proximately caused the existence of such Legal Restraint; or
(iii) if at the Summit Stockholder Meeting (including any adjournment or postponement thereof in accordance with this Agreement) at which a vote of the adoption of this Agreement was taken, the Summit Stockholder Approval shall not have been obtained;
(c) by Cementos:
(i) prior to the receipt of the Summit Stockholder Approval, if a Summit Adverse Recommendation Change shall have occurred; or
(ii) if there has been a misrepresentation or breach of warranty or breach of covenant or other agreement, in each case, of a representation, warranty, covenant or other agreement set forth in this Agreement, that would cause the conditions set forth in Section 9.03(a) or Section 9.03(b), as applicable. not to be satisfied, Cementos has provided timely written notice to Summit upon Cementos obtaining actual knowledge of any such breach of covenant, and either (A) if curable before the End Date, is not cured within the earlier of (y) 30 days after receipt of written notice thereof and (z) three Business Days prior to the End Date or (B) such condition is incapable of being cured by the End Date; provided that, at the time of the delivery of such written notice, neither Cementos nor any Argos Party shall be in breach of its respective obligations under this Agreement or the other Transaction Documents to which they are a party so as to cause any of the conditions set forth in Section 9.02(a) or Section 9.02(b) not to be capable of being satisfied.
(d) by Summit:
(i) prior to receipt of the Summit Stockholder Approval, in order to accept a Superior Proposal and concurrently therewith or immediately thereafter enter into a binding written definitive agreement providing for the consummation of a transaction for such Superior Proposal; provided that Summit shall have complied with its obligations under Section 6.04 and paid the Summit Termination Fee payable pursuant to Section 11.03(a) in advance of or concurrently with such termination;
(ii) if there has been a misrepresentation or breach of warranty or breach of covenant or other agreement, in each case, of a representation, warranty, covenant or other agreement set forth in this Agreement, that would cause the conditions set forth in Section 9.02(a) or Section 9.02(b), as applicable, not to be satisfied, Summit has provided timely written notice to Cementos upon Summit obtaining actual knowledge of any such breach of covenant and either (A) if curable before the End Date, is not cured within the earlier of (y) 30 days after receipt of written notice thereof and (z) three Business Days prior to the End Date after receipt of written notice thereof or (B) such condition is incapable of being cured by the End Date; provided that, at the time of the delivery of such written notice, Summit shall not be in breach of its respective obligations under this Agreement or the other Transaction Documents to which it is a party so as to cause any of the conditions set forth in Section 9.03(a) or Section 9.03(b) not to be capable of being satisfied.
The Party desiring to terminate this Agreement shall give written notice of such termination to the other Party specifying the provision or provisions of this Agreement pursuant to which such termination is intended to be effected.
Section 11.02. Effect of Termination.
(a) If this Agreement is validly terminated as permitted by 0, this Agreement shall become void and of no effect and without Liability of any Party (or any stockholder, equityholder, director, officer, employee, agent, consultant or representative of such Party) to any other Party; provided that, if such termination shall result from the willful and intentional breach or Fraud by any of Cementos, the Argos Parties or the Company on the one hand, or Summit, on the other hand, then the Argos Parties and the Company, or Summit, respectively, shall be fully liable for any and all Damages incurred or suffered by Summit, Cementos or the Argos Parties and Company, respectively, as a result of such failure or breach.

(b) The provisions of Article 1, this Section 11.02 (Termination) and Article 12 (other than Section 12.12) and, for the avoidance of doubt, the Confidentiality Agreement) shall survive any valid termination hereof, shall survive any termination hereof pursuant to this Section 11.02.
Section 11.03. Summit Termination Fees.
(a) If this Agreement is validly terminated by Summit pursuant to Section 11.01(d)(i) (Superior Proposal) to enter into a written definitive agreement with a Third Party or by Cementos pursuant to Section 11.01(c)(i) (Adverse Recommendation Change), Summit shall pay or cause to be paid to Cementos in immediately available funds an amount equal to the Summit Termination Fee, in the case of a termination by Cementos, within two Business Days after such termination and, in the case of a termination by Summit, before or contemporaneously with such termination.
(b) If, prior to receipt of the Summit Stockholder Approval, (A) this Agreement is terminated by Cementos pursuant to Section 11.01(c)(ii) (Material Breach) or by Cementos or Summit pursuant to Section 11.01(b)(i) (End Date), Section 11.01(b)(iii) (Company No Vote), (B) after the date of this Agreement and prior to the date of termination (in the case of a termination pursuant to Section 11.01(b)(i) (End Date) or Section 11.01(c)(ii) (Material Breach)) or the date of the Summit Stockholders Meeting (in the case of a termination pursuant to Section 11.01(b)(iii) (Company No Vote)), a Summit Acquisition Proposal shall have been publicly announced and not withdrawn prior to the date of termination (in the case of a termination pursuant to Section 11.01(b)(i) (End Date) or Section 11.01(c)(ii) (Material Breach)) or the date of the Summit Stockholders Meeting (in the case of a termination pursuant to Section 11.01(b)(iii) (Company No Vote)) and (C) within 12 months after the date of such termination, (1) Summit enters into a definitive agreement with respect to a Summit Acquisition Proposal or (2) a Summit Acquisition Proposal is subsequently consummated (provided that for purposes of this Section 11.03(b), each reference to “20%” in the definition of Summit Acquisition Proposal shall be deemed to be a reference to “70%”), then Summit shall pay to Cementos in immediately available funds, concurrently with the occurrence of either of the events described in the foregoing clauses (C)(1) or (C)(2).
(c) Each Party agrees that (i) the agreements contained in this Section 11.03 are an integral part of the transactions contemplated by this Agreement and that, without these agreements, the other parties would not enter into this Agreement and (ii) in light of the difficulty of accurately determining actual damages with respect to the foregoing, the right to payment of the Summit Termination Fee constitutes a reasonable estimate of the losses, damages, claims, costs or expenses that will be suffered by reason of any such termination of this Agreement and constitutes liquidated damages (and not a penalty) and hereby irrevocably waives, and agrees not to assert in any Action arising out of or relating to this Agreement, any claim to the contrary.
(d) Notwithstanding anything herein to the contrary, Cementos and the Argos Parties, on their own behalf and on behalf of their respective Related Parties, agree that, upon any termination of this Agreement under circumstances where the Summit Termination Fee is payable by Summit pursuant to this Section 11.03 and such Summit Termination Fee is paid in full, the receipt by Cementos of the Summit Termination Fee shall be deemed to be liquidated damages and the sole and exclusive monetary remedy of Cementos (other than any willful and intentional breach of Section 6.04(a)), the Argos Parties and their respective Related Parties, in connection with this Agreement or the Transactions and neither Cementos nor any Argos Party (nor any other Person) shall seek to obtain any recovery, judgment, or damages of any kind, including consequential, indirect, or punitive damages, against Summit or any of Summit’s Subsidiaries or any of their respective directors, officers, employees, partners, managers, members, stockholders, Affiliates or Representatives or any Debt Financing Party in connection with this Agreement or the Transactions, including any breach of this Agreement (other than any willful and intentional breach of Section 6.04(a)) (provided that, in the event of any Action among the Parties with respect to an alleged willful and intentional breach of Section 6.04(a), the non-prevailing Party shall pay the reasonable attorneys’ fees and other costs and expenses (including expert witness fees) of the prevailing Party in such amount as the may be determined). Each Party acknowledges and agrees that in no event shall Summit be required to pay the Summit Termination Fee on more than one occasion.
(e) If Summit fails to promptly pay any amount due pursuant to this Section 11.03 and, in order to obtain such payment, Cementos commences an Action that results in a judgment against Summit for such amount or any portion thereof, Summit shall pay to Cementos its reasonable out-of-pocket fees, costs and expenses (including reasonable attorneys’ fees) in connection with such Action, together with interest on such amount due or portion thereof at the annual rate of 5% plus the prime rate as published in the Wall Street Journal in effect on the date that such payment or portion thereof was required to be made through the date that such payment or portion thereof was actually received, or a lesser rate that is the maximum permitted by Applicable Law.
(f) While Cementos may pursue both a grant of specific performance in accordance with Section 12.11 and the payment of the Summit Termination Fee, as applicable, under Section 11.03, under no circumstances shall Cementos be permitted or entitled to receive both a grant of specific performance that results in the Closing and any money damages, including all or any portion of the Summit Termination Fee.
ARTICLE 12
MISCELLANEOUS
Section 12.01. Notices. All directions, notices, requests, consents and other communications to any Party shall be in writing (whether or not expressly required herein) in the English language, delivered personally via email (if an email address is provided for a Party below) or via internationally recognized overnight courier, if to Cementos, to:

Cementos Argos S.A.
Carrera 43A # 1A sur – 143,
Centro Santillana, Torre Norte, Piso 3
Medellín, Colombia
Attention: Felipe Aristizabal and Maria Isabel Echeverri
Email: [***]

with a copy (which shall not constitute notice) to:

Sullivan & Cromwell LLP
125 Broad Street
New York, NY 10004
Attention: Sergio Galvis and Scott Crofton
Email: galviss@sullcrom.com; croftons@sullcrom.com

if to Summit, to:

Summit Materials, Inc.
1801 California St, Ste. 3500
Denver, CO 80202
Attention: Christopher B. Gaskill
Email: [***]

with a copy (which shall not constitute notice) to:

Davis Polk & Wardwell LLP
450 Lexington Avenue
New York, New York 10017
Attention: James Dougherty, Evan Rosen
Email: james.dougherty@davispolk.com; evan.rosen@davispolk.com or, in each case, to such other address as such Party may hereafter specify for the purpose by notice to the other Parties. All such directions, notices, requests, consents or other communications shall be given or made (and shall be deemed to have been duly delivered, given, made and received): (a) if delivered in person, when delivered; (b) if delivered by email, upon successful transmission; and (c) if delivered by overnight carrier, one Business Day following the day on which such notice, request or other communication is sent.

Section 12.02. Amendments and Waivers. Subject to Section 12.17, (a) no amendment of any provision of this Agreement shall be valid unless the amendment is in writing and signed by Summit and Cementos. No waiver of any provision of this Agreement shall be valid unless the waiver is in writing and signed by the waiving parties; provided that, for the avoidance of doubt, Cementos shall be permitted to sign on behalf of all the Argos Parties.
(b) No failure or delay by any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by Applicable Law.
(c) Notwithstanding the foregoing, none of this Section 12.02 or Sections 11.03(d), 12.06, 12.07, 12.08, 12.09 or 12.17 (and any definition or provision of this Agreement to the extent a modification, amendment, waiver or termination of such definition or provision would modify the substance of this Section 12.02 or Sections 11.03(d), 12.06, 12.07, 12.08, 12.09 or 12.17) (collectively, the “DFS Provisions”) may be amended or waived in any manner that is materially adverse to the Debt Financing Sources without the consent of the affected Debt Financing Sources (such consent not to be unreasonably withheld, conditioned or delayed).
Section 12.03. Disclosure Schedule References. The parties hereto agree that any reference in a particular Section of the Company Disclosure Schedule shall only be deemed to be an exception to (or, as applicable, a disclosure for purposes of): (a) the representations and warranties (or covenants and agreements, as applicable) of the relevant party that are contained in the corresponding Section or subsection of this Agreement and (b) any other representations and warranties of such party that are contained in this Agreement, but only if the relevance of that reference as an exception to (or a disclosure for purposes of) such representations and warranties would be readily apparent on the face of such disclosure to a reasonable person who has read that reference and such representations and warranties, without any independent knowledge on the part of the reader regarding the matter(s) so disclosed.
Section 12.04. Expenses. Except as otherwise provided herein, all costs and expenses incurred in connection with this Agreement shall be paid by the party incurring such cost or expense.
Section 12.05. Successors and Assigns. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns; provided that no party may assign, delegate or otherwise transfer any of its rights or obligations under this Agreement without the consent of each other party hereto; provided, further, that Summit may assign its rights and obligations under this Agreement, in whole or from time to time in part, to Summit Materials, LLC or any of its wholly owned Subsidiaries; provided that, in the event of any such assignment, such assignment shall not relieve Summit of any of its obligations hereunder and Summit shall nonetheless shall remain fully responsible for the performance of all of its obligations hereunder.
Section 12.06. Governing Law. Subject to Section 12.17, this Agreement and all Actions arising out of or relating to this Agreement (whether in contract, tort or otherwise) shall be governed by and construed in accordance with the laws of the State of Delaware (including the procedural and the laws relating to the statute of limitations), without regard to the conflict of laws rules of such state; provided that any legal action, whether in Applicable Law or in equity, whether in contract or in tort or otherwise, involving the Debt Financing Parties, arising out of or relating to, this Agreement or the Debt Financing shall be governed by the Applicable Law of the State of New York (without giving effect to any conflicts of law principles that would result in the application of the Applicable Law of another state), (except to the extent relating to the interpretation of any provisions in this Agreement (including any provision in the Debt Commitment Letter or in any definitive documentation related to the Debt Financing that expressly specifies that the interpretation of such provisions shall be governed by and construed in accordance with the governing law of this Agreement)).
Section 12.07. Jurisdiction. (a) The parties hereto agree that any Action seeking to enforce any provision of, or based on any matter arising out of or in connection with, this Agreement or the Transactions shall be brought exclusively in the Delaware Chancery Court or, if such court shall not have jurisdiction, any federal court located in the State of Delaware or other Delaware state court, and that any cause of action arising out of this Agreement shall be deemed to have arisen from a transaction of business in the State of Delaware, and each of the parties hereby irrevocably consents to the exclusive jurisdiction of such courts (and of the appropriate appellate courts therefrom) in any such Action so long as one of such courts shall have subject matter jurisdiction over such Action, and irrevocably waives, to the fullest extent permitted by Applicable Law, any objection that it may now or hereafter have to the laying of the venue of any such Action in any such court or that any such Action brought in any such court has been brought in an inconvenient forum. Process in any such Action may be served on any party anywhere in the world, whether within or without the jurisdiction of any such court. Without limiting the foregoing, each Party agrees that service of process on such Party as provided in Section 12.01 shall be deemed effective service of process on such Party.
(b) Notwithstanding anything herein to the contrary, each of the parties hereto (i) agrees that it will not bring or support any action, cause of action, claim, cross-claim or third-party claim of any kind or description, whether in law or in equity, whether in contract or in tort or otherwise, against the Debt Financing Parties in any way relating to this Agreement, Debt Commitment Letter or any of the transactions contemplated by this Agreement or Debt Commitment Letter, including but not limited to any dispute arising out of or relating in any way to the Debt Financing or the performance thereof or the transactions contemplated thereby, in any forum other than exclusively in the Supreme Court of the State of New York, County of New York, sitting in the Borough of Manhattan or, if under Applicable Law exclusive jurisdiction is vested in the federal courts, the United States District Court for the Southern District of New York sitting in the Borough of Manhattan (and appellate courts thereof), (ii) submits for itself and its property with respect to any such action to the exclusive jurisdiction of such courts, (iii) agrees that service of process, summons, notice or document by registered mail addressed to it at its address provided in Section 12.01 shall be effective service of process against it for any such action brought in any such court, (iv) waives and hereby irrevocably waives, to the fullest extent permitted by law, any objection which it may now or hereafter have to the laying of venue of, and the defense of an inconvenient forum to the maintenance of, any such action in any such court and (v) agrees that a final judgment in any such action shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.
Section 12.08. WAIVER OF JURY TRIAL. EACH OF THE PARTIES HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL ACTION ARISING OUT OF OR RELATED TO THIS AGREEMENT, THE DEBT COMMITMENT LETTER OR ANY TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY, INCLUDING THE DEBT FINANCING.
Section 12.09. Counterparts; Effectiveness; No Third-Party Beneficiaries. This Agreement may be signed in any number of counterparts (including by electronic means), each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Agreement shall become effective when each party hereto shall have received a counterpart hereof signed by all of the other parties hereto. Until and unless each party has received a counterpart hereof signed by each other party hereto, this Agreement shall have no effect and no party shall have any right or obligation hereunder (whether by virtue of any other oral or written agreement or other communication). Subject to Section 12.17 and Section 10.08, no provision of this Agreement is intended to confer any rights, benefits, remedies, obligations, or liabilities hereunder upon any Person other than the parties hereto and their respective successors and assigns; provided that the Released Parties are express third party beneficiaries of, are intended to benefit from, and may enforce their rights under, Section 12.13. Notwithstanding the foregoing, each Debt Financing Party shall be an express third-party beneficiary with respect to the DFS Provisions and may enforce the DFS Provisions to the extent relating to the rights or obligation of such Debt Financing Party.
Section 12.10. Entire Agreement. This Agreement, the other Transaction Documents and the Confidentiality Agreement constitute the entire agreement between the Parties with respect to the subject matter of this Agreement and supersede all prior and contemporaneous agreements and understandings, both oral and written, between the Parties and their respective Affiliates with respect to the subject matter of this Agreement and the other Transaction Documents.
Section 12.11. Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction or other Governmental Authority to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated so long as the economic or legal substance of the

Transactions is not affected in any manner materially adverse to any party. Upon such a determination, the parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner in order that the Transactions be consummated as originally contemplated to the fullest extent possible.
Section 12.12. Specific Performance. The parties hereto agree that (a) irreparable damage would occur if any provision of this Agreement (including failing to take such actions as are required of it hereunder to consummate the transactions contemplated hereby) were not performed in accordance with the terms hereof, (b) the parties shall be entitled to an injunction or injunctions to prevent breaches or threatened breaches of this Agreement or to enforce specifically the performance of the terms and provisions hereof in the Delaware Court of Chancery and any state appellate court therefrom within the State of Delaware (or, only if the Delaware Court of Chancery declines to accept jurisdiction over a particular matter, any federal court within the State of Delaware), in addition to any other remedy to which they are entitled at law or in equity, (c) the provisions of Section 11.03 would not adequately compensate a Party for the harm that would result from a breach of this Agreement by the other Parties, and shall not be construed to diminish or otherwise impair in any respect any such Party’s right to an injunction, specific performance and other equitable relief and (d) the right to specific performance is an integral part of this Agreement and without that right, no Party hereto would have entered into this Agreement. In furtherance of the foregoing, the parties hereby waive, to the fullest extent permitted by Applicable Law, (i) any and all defenses to any action for specific performance hereunder, including any defense based on the claim that a remedy at law would be adequate and (ii) any requirement to post a bond or other security as a prerequisite to obtaining equitable relief. The Parties further agree that (x) by seeking the remedies provided for in this Section 12.12, a Party shall not in any respect waive its right to seek any other form of relief that may be available to a Party under this Agreement, and (y) nothing set forth in this Section 12.12 shall require any Party to institute any Action for (or limit any Party’s right to institute any Action for) specific performance under this Section 12.12 prior or as a condition to exercising any termination right under Article 11 (or prevent a party from pursuing damages concurrently with or after such termination), nor shall the commencement of any Action pursuant to this Section 12.12 or anything set forth in this Section 12.12 restrict or limit any Party’s right to terminate this Agreement in accordance with the terms of Article 11 or pursue any other remedies under this Agreement that may be available then or thereafter; provided that, notwithstanding anything to the contrary in this Agreement, Cementos, the Argos Parties and their Affiliates shall not be entitled to receive both the Summit Termination Fee and specific performance.
Section 12.13. Argos Party Release. Effective as of the Closing, Cementos and each Argos Party, on behalf of itself and its Affiliates (other than the ANAC Companies), and their respective successors and assigns (collectively, the “Releasing Parties”), (a) forever waives, releases, remises and discharges Summit (and its direct and indirect equityholders), the ANAC Companies, their respective predecessors, successors and Affiliates and, in their capacities as such, the equityholders, Representatives, assigns and employee benefit plans of the foregoing (the “Released Parties”) from any Action or Liability that the Releasing Parties may currently have, or may have in the future to the extent relating to or arising in connection with the Business arising prior to, on or after the Closing Date (so long as the facts, circumstances, actions, omissions and/or events giving rise to such claim or Liability (x) occurred on or prior to the Closing or (y) occurred after the Closing but were substantially similar to, or were a continuation of, facts, circumstances, actions, omissions and/or events that occurred on or prior to the Closing) relating to the ANAC Companies or direct or indirect ownership therein (including any entitlement to expense reimbursement or sponsor, monitoring or similar fees), except for the Releasing Party’s (x) express rights pursuant to this Agreement or any other Transaction Document to which it is a party and (y) if any such Releasing Party is a Company Service Provider, rights to earned but unpaid wages or compensation, unpaid vacation and unreimbursed business expenses, but only to the extent such Liability is included in Closing Indebtedness, Company Transaction Expenses or as a current liability in Closing Net Working Capital (collectively, subject to such exceptions, the “Released Claims”). Each Argos Party, on behalf of itself and the other Releasing Parties, (A) represents that it has not assigned or transferred or purported to assign or transfer to any Person all or any part of, or any interest in, any Action or Liability of any nature, character or description whatsoever, which is or which purports to be released or discharged by this Section 12.13 and (B) acknowledges that the Releasing Parties may hereafter discover facts other than or different from those that they know or believe to be true with respect to the subject matter of the Released Claims, but it hereby expressly agrees that, as of the Closing, it (on behalf of itself and the other Releasing Parties) shall have waived and fully, finally and forever settled and released any known or unknown, suspected or unsuspected, asserted or unasserted, contingent or noncontingent claim with respect to the Released Claims, whether or not concealed or hidden, without regard to the subsequent discovery or existence of such different or additional facts. Each Argos Party (on behalf of itself and the other Releasing Parties) hereby acknowledges and agrees that if, after the Closing, such Argos Party or any of its other Releasing Parties should make any claim or demand or commence or threaten to commence any Action against any Released Party with respect to any Released Claim, this Section 12.13 may be raised as a complete bar to any such Action, and the applicable Released Party may recover from such Argos Party or its other Releasing Parties all costs incurred in connection with such Action, including attorneys’ fees.
Section 12.14. General Consent to Transaction. Effective as of the Closing, each Argos Party hereby waives any rights it may have as a direct or indirect holder of the Purchased Shares in its capacity as such (including any voting rights, preemptive rights, rights to repurchase, registration rights, rights of first refusal or similar rights or restrictions on transfer and any rights to receive notices, opinions or similar documentation in advance of or in connection with the transfer of the Purchased Shares), whether such rights arise under or pursuant to (a) any Governing Document of the ANAC Companies, (b) any other Contract between such Argos Party and any ANAC Company or (c) Applicable Law.
Section 12.15. Transfer of Title. The Argos Parties agree that upon payment of the amounts required to be paid by Summit pursuant to Section 2.04, all right, title, benefit and interest of the Argos Parties and their respective Affiliates in any Purchased Shares shall be deemed to have been transferred to Summit and Summit shall be entitled to have such Purchased Shares registered in its name in the registry of the applicable ANAC Company, even where the Argos Parties fail to deliver at the Closing the certificates, if applicable, representing each Argos Party’s Purchased Shares, or other document otherwise contemplated by this Agreement to be delivered by any Argos Party or Cementos.
Section 12.16.  Fraud. Notwithstanding anything in this Agreement that may be deemed to the contrary, nothing in this Agreement or any other Transaction Document shall limit in any respect any claim by any Person for Fraud, or any right of any Person to any remedy in respect thereof.
Section 12.17. Debt Financing Sources.
(a) Notwithstanding anything to the contrary herein, each of the parties hereto hereby (i) agrees, on behalf of itself and its Affiliates, that no Debt Financing Party shall have any liability or obligation to the Argos Parties or any of their Affiliates arising out of or relating to the Debt Financing, the Debt Commitment Letter, this Agreement or the transactions contemplated hereby or thereby (whether based in contract, tort, fraud, strict liability, other Applicable Law or otherwise, at law or in equity), (ii) agrees, on behalf of itself and its Affiliates, that it shall not institute and shall cause its Representatives and Affiliates not to bring, make or institute any action, claim or proceeding (whether based in contract, tort, fraud, strict liability, other Applicable Law or otherwise, at law or in equity) against any Debt Financing Party in connection with the Debt Financing, the Debt Commitment Letter, this Agreement or the transactions contemplated hereby or thereby and (iii) waives any rights or claims against any Debt Financing Party in connection with the Debt Financing, the Debt Commitment Letter, this Agreement or the transactions contemplated hereby or thereby (whether based in contract, tort, fraud, strict liability, other Applicable Law or otherwise, at law or in equity); provided, that, for the avoidance of doubt, nothing herein shall limit the rights of Summit under the Debt Commitment Letter or any fee letter entered into in connection with the Debt Financing.
Section 12.18. Waiver of Conflicts Regarding Representations; Non-Assertion of Attorney-Client Privilege.
(a) Conflicts of Interest. Summit acknowledges that Sullivan & Cromwell LLP (“Prior Company Counsel”) has, on or prior to the Closing Date, represented one or more of Cementos, the Argos Parties, the ANAC Companies and their Affiliates, and their respective officers, employees and directors (each such Person, other than the Company and its Subsidiaries, a “Designated Person”) in one or more matters relating to this Agreement and the other Transaction Documents (including any matter that may be related to a litigation, claim or dispute arising under or related to this Agreement and the other Transaction Documents) (each, an “Existing Representation”), and that, in the event of any post-Closing matters (x) relating to this Agreement and the other Transaction Documents (including any matter that may be related to a litigation, claim or dispute arising under or related to this Agreement and the other Transaction Documents) and (y) in which Summit or any of its Subsidiaries (including the Company and its Subsidiaries), on the one hand, and one or more Designated Persons, on the other hand, are or may be adverse to each other (each, a “Post-Closing Matter”), the Designated Persons reasonably anticipate that Prior Company Counsel will represent them in connection with such matters. Accordingly, each of Summit and the Company hereby (i) waives and shall not assert, and agrees after the Closing to cause its Subsidiaries to waive and to not assert, any conflict of interest arising out of or relating to the representation by one or more Prior Company Counsel of one or more Designated Persons in connection with one or more Post-Closing Matters (the “Post-Closing Representation”) and (ii) agrees that, in the event that a Post-Closing Matter arises, Prior Company Counsel may represent one or more Designated Persons in such Post-Closing Matter even though the interests of such Person(s) may be directly adverse to Summit or any of its Subsidiaries (including the Company and its Subsidiaries), and even though Prior Company Counsel may (A) have represented the Company or its Subsidiaries in a matter substantially related to such dispute or (B) be currently representing the Company or any of its Subsidiaries. Without limiting the foregoing, each of Summit and the Company (on behalf of itself and its Subsidiaries) consents to the disclosure by Prior Company Counsel, in connection with one or more Post-Closing Representations, to the Designated Persons of any information substantially related to such Post-Closing Representations learned by Prior Company Counsel in the course of one or more Existing Representations, whether or not such information is subject to the attorney-client privilege of the Company or any of its Subsidiaries or Prior Company Counsel’s duty of confidentiality as to the Company or any of its Subsidiaries and whether or not such disclosure is made before or after the Closing.
(b) Attorney-Client Privilege. Each of Summit and the Company (on behalf of itself and its Subsidiaries) waives and shall not assert, and agrees after the Closing to cause its Subsidiaries to waive and to not assert, any attorney-client privilege, attorney work-product protection or expectation of client confidence with respect to any confidential or privileged communication between any Prior Company Counsel, on the one hand, and any Designated Person or the Company or any of its Subsidiaries, on the other hand (collectively, the “Pre-Closing Designated Persons”), or any legal advice given to any Pre-Closing Designated Person by any Prior Company Counsel, in each case to the extent occurring during one or more Existing Representations (collectively, “Pre-Closing Privileges”) in connection with any Post-Closing Representation, including in connection with a dispute between any Designated Person and one or more of Summit, the Company and their respective Subsidiaries, it being the intention of the Parties hereto that all rights to such Pre-Closing Privileges, and all rights to waive or otherwise control such Pre-Closing Privilege, shall be retained by Cementos and the Argos Parties, and shall not pass to or be claimed or used by Summit or the Company, except as provided in the last sentence of this Section 12.18(b). Furthermore, each of Summit and the Company (on behalf of itself and its Subsidiaries) acknowledges and agrees that any advice given to or communication with any of the Designated Persons to the extent related to an Existing Representation or a Post-Closing Representation shall not be subject to any joint privilege (whether or not the Company or one or more of its Subsidiaries also received such advice or communication) and shall be owned solely by such Designated Persons. Notwithstanding the foregoing, in the event that a dispute arises between Summit or the Company or any of its Subsidiaries, on the one hand, and a third party other than a Designated Person, on the other hand, the Company shall (and shall cause its Subsidiaries to) assert to the extent available the Pre-Closing Privileges on behalf of the Designated Persons (and at such Designated Person’s sole cost and expense) to prevent disclosure of Privileged Materials to such third party; provided, however, that such privilege may be waived only with the prior written consent of Cementos (on behalf of the Argos Parties), which consent shall not be unreasonably conditioned, withheld or delayed.
(c) Privileged Materials. All such Pre-Closing Privileges, and all books and records and other documents of the Company and its Subsidiaries to the extent containing any advice or communication that is subject to any Pre-Closing Privilege (“Privileged Materials”), shall be deemed excluded from the acquisition of the Purchased Shares, and shall be distributed to Cementos (on behalf of the applicable Designated Persons) immediately prior to the Closing with (in the case of such books and records solely to the extent containing any Privileged Materials) no copies retained by the Company or any of its Subsidiaries. Absent the prior written consent of Cementos (on behalf of the Argos Parties) (which consent shall not be unreasonably conditioned, withheld or delayed), none of Summit or (following the Closing) the Company shall have a right of access to Privileged Materials. The Company shall deliver all Privileged Materials to Cementos (on behalf of the applicable Designated Persons) within a reasonable period of time following the Closing.
[Signature Pages Follow]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.
SUMMIT:

SUMMIT MATERIALS, INC.

By:	/s/ Anne P. Noonan
	Name:	Anne P. Noonan
	Title:	President, Chief Executive Officer and Director

COMPANY:

ARGOS NORTH AMERICA CORP.

By:	/s/ Kathleen M. Phelps
	Name:	Kathleen M. Phelps
	Title:	CFO

CEMENTOS:

CEMENTOS ARGOS S.A.

By:	/s/ Juan Esteban Calle
	Name:	Juan Esteban Calle
	Title:	CEO-Legal representative

ARGOS PARTIES:

ARGOS SEM, LLC

By:	/s/ Gustavo Adolfo Uribe
	Name:	Gustavo Adolfo Uribe
	Title:	President

VALLE CEMENT INVESTMENTS, INC.

By:	/s/ Gari Manuel de la Rosa
	Name:	Gari Manuel de la Rosa
	Title:	Vice President

Annex B
STOCKHOLDER AGREEMENT

BY AND AMONG

CEMENTOS ARGOS S/A,

ARGOS SEM, LLC,

VALLE CEMENT INVESTMENTS, INC.,

SUMMIT MATERIALS, INC.,

AND

SOLELY FOR THE LIMITED PURPOSES OF SECTIONS 1.1, 1.2, 2.1, 2.2, 4.1, 4.5(J),
4.5(K), 4.5(L), 4.5(M), 4.6, 4.7 AND ARTICLES V AND VI, GRUPO ARGOS S.A.

DATED AS OF [•]

B-i

(Continued)
B-ii

This STOCKHOLDER AGREEMENT, dated as of [•] (as amended or restated from time to time, this “Agreement”), is made by and among Cementos Argos S.A., a sociedad anónima incorporated in the Republic of Colombia (“Cementos”), Argos SEM LLC, a Delaware limited liability company (“Investor Member 1”), Valle Cement Investments, Inc., a sociedad anónima incorporated in the Republic of Panama (“Investor Member 2”), Summit Materials, Inc., a Delaware corporation (the “Company”), and, solely for the limited purposes of Sections 1.1, 1.2, 2.1, 2.2, 4.1, 4.5(j), 4.5(k), 4.5(l), 4.5(m), 4.6, 4.7 and Articles V and VI, Grupo Argos S.A., a sociedad anónima incorporated in the Republic of Colombia (“Investor Parent”).
W I T N E S E T H:
WHEREAS, pursuant to that certain Transaction Agreement, dated as of September 7, 2023 (the “Transaction Agreement”), by and among Argos North America, Corp., a Delaware corporation, Cementos, Investor Member 1, Investor Member 2 and the Company, among other things, the Company agreed to issue and deliver to Investor Member 1 and Investor Member 2 the Closing Consideration (as defined in the Transaction Agreement) in consideration for the Purchased Shares (as defined in the Transaction Agreement), upon the terms and subject to the conditions set forth therein;
WHEREAS, in connection with the transactions contemplated by the Transaction Agreement, the Company, Cementos, Investor Parent, Investor Member 1 and Investor Member 2 desire to enter into this Agreement concerning the Common Stock held, or to be held, by the Investor Participants (as defined below) and related provisions concerning Investor’s and the Investor Participants’ relationship with, and investment in, the Company; and
WHEREAS, the execution and delivery of this Agreement is a condition to the obligations of the Company and Cementos to consummate the transactions contemplated by the Transaction Agreement (the “Transactions”);
NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth herein and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Parties hereto agree as follows:
ARTICLE I
DEFINITIONS
Section 1.1 Definitions. As used in this Agreement, the following terms shall have the meanings indicated below:
“5% Threshold” has the meaning set forth in Section 3.2(a)(iii).
“17.5% Threshold” has the meaning set forth in Section 3.2(a)(ii).
“25% Threshold” has the meaning set forth in Section 3.2(a)(i).
“Acceptable Person” means, in respect of an Investor Nominee, a person (i) whose appointment would not cause the Company to violate applicable Law (including the Clayton Antitrust Act of 1914), (ii) whose appointment would not cause the Company to violate the Company Governance Guidelines so long as the Company Governance Guidelines are (A) applied on an equal basis to all directors of the Board and not in a manner that is intended to have a disproportionate and adverse effect on the Investor Nominees relative to the other directors of the Board, and (B) not modified, supplemented or amended in a manner that would have a disproportionate and adverse effect on the Investor Nominees relative to the other directors of the Board, (iii) who has not been the subject of any event required to be disclosed pursuant to Items 2(d) or 2(e) of Schedule 13D under the Exchange Act or Item 401(f) of Regulation S-K of the Securities Act involving, in each case, an act of moral turpitude and who is not the subject of any order, decree or judgment of any Governmental Entity prohibiting service as a director of a public company, and (iv) who completes a customary interview and vetting procedure administrated by the Company (which may, in the Company’s discretion, include interviews with some or all of the current directors of the Board) that is applied on an equal basis to all directors of the Board and not in a manner that is intended to have a disproportionate and adverse effect on the Investor Nominees relative to the other directors of the Board.
“Advance Notice Deadline” has the meaning set forth in Section 3.6.
“Affiliate” means, with respect to a Person, any other Person controlling, controlled by or under common control with, such Person. The term “control,” including the correlative terms “controlling,” “controlled by” and

“under common control with,” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of an entity, whether through ownership of voting securities, by contract or otherwise; provided, that in no event shall the Company, any of its Subsidiaries, or any of the Company’s other Controlled Affiliates (in each case after giving effect to the Transactions) be deemed to be Affiliates of the Investor, Investor Parent, Investor Member 1, Investor Member 2 or any of their respective Affiliates for purposes of this Agreement.
“Agreement” has the meaning set forth in the Preamble.
“Bankruptcy and Equity Exception” means bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar Laws of general applicability relating to or affecting creditors’ rights and to general equity principles.
“Beneficially Own” means, with respect to any securities, having “beneficial ownership” of such securities for purposes of Rule 13d-3 or 13d-5 under the Exchange Act (or any successor statute or regulation); provided that, for purposes of (x) calculating any Threshold, (y) calculating any Top-Up Event or Open Market Purchase Right, and (z) Article III and Section 4.2, the Parties acknowledge and agree that Investor Anchor shall be deemed to Beneficially Own only those shares of Common Stock (i) acquired from the Company on the date of this Agreement pursuant to the consummation of the Transactions, and (ii) acquired after the date of this Agreement in a manner expressly permitted by this Agreement, and in each case not Transferred to a third Person. The terms “Beneficial Owner”, “Beneficially Owning” and “Beneficial Ownership” shall have a correlative meaning.
“Board” means, as of any date, the Board of Directors of the Company.
“Board Designation Expiration Date” has the meaning set forth in Section 3.2(c)
“Business Day” means any day that is not a Saturday, Sunday or other day on which the commercial banks in New York City, New York are authorized or required by Law to close.
“Cap” has the meaning set forth in Section 4.1(a)(i).
“Capital Raising Acceptance Notice” has the meaning set forth in Section 4.5(c).
“Capital Raising Anti-Dilution Right” has the meaning set forth in Section 4.5(a).
“Capital Raising Issuance Deadline” has the meaning set forth in Section 4.5(c).
“Capital Raising Transaction” has the meaning set forth in Section 4.5(a).
“Change of Control” of the Company, means (i) any merger, consolidation, reorganization or other business combination of the Company with or into any other Person, (ii) any transaction or series of related transactions pursuant to which any Person or any group of Persons comprising a Group (other than the Company or a Person that, prior to such transaction or series of related transactions, directly or indirectly controls, is controlled by or is under common control with, the Company) becomes, directly or indirectly, the beneficial owner of securities representing (or securities convertible into or exercisable for securities representing) fifty percent (50%) or more of the outstanding voting power of the equity securities of the Company (or the securities of any direct or indirect parent entity of the Company), or (iii) any transaction or series of related transactions that constitutes or results in the sale or other disposition of all or substantially all of the assets of the Company and its Subsidiaries (on a consolidated basis); provided that, in each case of clauses (i) and (ii), securities representing more than fifty percent (50%) of the total and combined voting power of the outstanding voting securities of the successor corporation or, in the case of clause (iii), the acquiror of such assets (or any direct or indirect parent entity thereof) are not immediately thereafter beneficially owned, directly or indirectly, by the beneficial owners of the Company’s outstanding voting securities immediately prior to such transaction as a result of such transaction.
“Closing” has the meaning attributed to it in the Transaction Agreement.
“Closing Date” means the date on which the Closing occurs.
“Common Stock” means shares of Class A common stock, par value $0.01 per share, of the Company.
“Code” has the meaning attributed to it in the Transaction Agreement.
“Company” has the meaning set forth in the Preamble.

“Company Governance Guidelines” means (i) the Company’s Corporate Governance Guidelines (which include the rules of the NYSE), and (ii) Code of Business Conduct and Ethics; provided, that with respect to competition with the Company, the applicable standard for Investor Nominees that are employees of Investor Anchor shall be compliance with applicable Law.
“Confidential Information” has the meaning set forth in Section 4.6(d).
“Control” (including, with correlative meanings, “Controlled by” and “under Common Control with”) shall mean the possession, direct or indirect, of the power to direct or cause the direction of management or policies of a Person, whether through ownership of securities, by contract or otherwise.
“Covered Shares” has the meaning set forth in Section 5.1(a).
“Derivative Instruments” means any and all derivative securities (as defined under Rule 16a-1 under the Exchange Act) that increase in value as the value of any Equity Securities of the Company increases, including a long convertible security, a long call option and a short put option position, in each case, regardless of whether (a) such interest conveys any voting rights in such security, (b) such interest is required to be, or is capable of being, settled through delivery of such security or cash or (c) other transactions hedge the economic effect of such interest.
“DGCL” means the Delaware General Corporation Law, as amended.
“Equity Securities” means (i) shares of Common Stock, (ii) shares of any other class of common, preferred or capital stock of the Company, and (iii) any options, warrants, rights, units or securities of the Company or any of its Affiliates convertible or exercisable into or exchangeable for (whether presently convertible, exchangeable or exercisable or not) common, preferred or capital stock of the Company and which, solely for purposes of Section 4.5, are Voting Securities.
“Exercise Price” means the price per share at which Equity Securities are offered, issued or sold (net of any underwriting discounts, commissions or similar sale expenses) pursuant to Section 4.5.
“Exchange Act” means the United States Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.
“Fully-Diluted” means, without duplication, all outstanding shares of Common Stock, all shares of Common Stock issuable in respect of all outstanding securities convertible into or exchangeable for Common Stock, all shares of Common Stock issuable in respect of all outstanding options, warrants or other rights to acquire Common Stock (regardless of whether the issuance is subject to vesting or other restrictions) and all outstanding shares of Common Stock that are subject to restrictions, including the risk of forfeiture or repurchase or voting restrictions (regardless of whether the restrictions are still in force).
“Governmental Entity” means any federal, state, local, or foreign government or subdivision thereof, or any other governmental, administrative, arbitral, regulatory or self-regulatory authority (including the NYSE and FINRA - Financial Industry Regulatory Authority), instrumentality, agency, commission, body, court or other legislative, executive or judicial governmental entity.
“Group” means two or more persons acting together, pursuant to any agreement, arrangement or understanding, for the purpose of acquiring, holding, voting or disposing of securities or as otherwise contemplated by Rule 13d-5(b) of the Exchange Act.
“Indebtedness” has the meaning set forth in (i) the Amended and Restated Credit Agreement, dated as of July 17, 2015, and amended and restated on January 19, 2017, November 21, 2017, May 22, 2018, February 25, 2019, December 14, 2022 and January 10, 2023 (as amended), by and among Summit Materials, LLC, the guarantors party thereto, the lenders party thereto and Bank of America, N.A., as administrative agent, as amended or restated on January 19, 2017, November 21, 2017, May 22, 2018, February 25, 2019, December 14, 2022, and January 10, 2023, and as may be amended or restated from time to time, or (ii) any other credit agreement entered into by the Company with unaffiliated lenders from time to time to extend, refinance, renew or replace, in whole or in part, the term loans, working capital loans and any other debt incurred under the agreement set forth in clause (i) of this definition in accordance with the terms of this Agreement (the “Credit Agreement”); provided that, clause (ii) of this definition of “Indebtedness” shall only apply in the event that the agreement specified in clause (i) is terminated or is otherwise no longer in effect.

“Independent Director” means an individual that qualifies as an independent director of the Company under Rule 303A(2) of the NYSE Listed Company Manual.
“Initial Investor Party” has the meaning set forth in Section 2.2
“Investor” means Cementos and, subject to Section 5.2, its successors and permitted assigns (solely to the extent such Persons are Controlled Affiliates of Investor Anchor).
“Investor Anchor” means collectively Investor and its Controlled Affiliates and, for so long as Investor Parent holds more than 50% of the issued and outstanding equity securities or voting power of Investor, Investor Parent and its Controlled Affiliates.
“Investor Member 1” has the meaning set forth in the Preamble.
“Investor Member 2” has the meaning set forth in the Preamble.
“Investor Nominee” has the meaning set forth in Section 3.1.
“Investor Parent” has the meaning set forth in the Preamble.
“Investor Participant” means any holder of record of shares of Common Stock that is Investor, Investor Parent or any of their respective Controlled Affiliates (as the case may be). Each of Investor Member 1 and Investor Member 2 shall initially be an Investor Participant.
“Involuntary Top-Up Event” means any issuance of Voting Securities by the Company that results in a reduction of Investor Anchor’s Voting Interest (for the avoidance of doubt, excluding any sale, disposal or transfer of shares of Voting Securities by Anchor Investor.
“Issuance Notice” has the meaning set forth in Section 4.5(b).
“Laws” mean, collectively, any federal, state, local or foreign law, statute or ordinance, common law, or any rule, regulation, standard, judgment, order, writ, injunction, decree, arbitration award, agency requirement, license or permit of any Governmental Entity.
“Lock-Up Termination Date” has the meaning set forth in Section 5.1(a).
“M&A Anti-Dilution Right” has the meaning set forth in Section 4.5(j).
“M&A Dilution Issuance” has the meaning set forth in Section 4.5(j).
“M&A Issuance” has the meaning set forth in Section 4.5(j).
“Necessary Action” means, with respect to the Company and a specified result, any and all actions within its and its Subsidiaries’ reasonable control that are necessary to cause such result (to the extent such actions are permitted by Law and would not cause a violation of the Company’s Organizational Documents or the provisions of this Agreement), including executing any and all agreements and instruments that are required to achieve such result and making, or causing to be made, with any and all Governmental Entities, all filings, registrations or similar actions that are required to achieve such result.
“Nomination Documents” has the meaning set forth in Section 3.4.
“NYSE” means the New York Stock Exchange, or any other exchange on which the shares of Common Stock are then-listed.
“Organizational Documents” means the certificates of incorporation and by-laws or comparable governing documents.
“Party” and “Parties” mean Investor, each Investor Participant, the Company, and, for the limited purposes of Sections 1.1, 1.2, 2.1, 2.2, 4.1, 4.5(j), 4.5(k), 4.5(l), 4.5(m), 4.6, 4.7 and Articles V and VI, Investor Parent.
“Person” means any natural person, corporation, company, partnership (general or limited), limited liability company, trust or other entity.
“Proposed Securities” has the meaning set forth in Section 4.5(a).
“Replacement” has the meaning set forth in Section 3.7(c).

“Representative” has the meaning set forth in Section 4.6(d).
“Restricted Territory” means the states in the United States and the province in Canada, in each case, that are set forth on Exhibit A to the Restrictive Covenant Agreement, dated as of [•], by and between Investor Parent, Cementos and Summit Materials, Inc.
“Restricted Transferee” means (i) any Person engaged in the construction materials industry with substantial construction materials business or operations in the Restricted Territory, and (ii) any Person, if such Person would Beneficially Own more than 10% of the issued and outstanding shares of Common Stock (together with any other Equity Securities or Derivative Instruments of the Company) after giving effect to such Transfer.
“Saturn FIRPTA Certificate” has the meaning set forth in Section 4.8.
“Search Committee” has the meaning set forth in Section 3.5(c).
“Securities Act” means the United States Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.
“Standstill Period” has the meaning set forth in Section 4.1(a).
“Stockholder Meeting” has the meaning set forth in Section 3.2(a).
“Subsidiary” means, with respect to any Person, any other Person of which at least a majority of the securities or ownership interests having by their terms ordinary voting power to elect a majority of the board of directors or other persons performing similar functions is directly or indirectly owned or controlled by such Person and/or by one or more of its Subsidiaries.
“Tax Return” has the meaning attributed to it in the Transaction Agreement.
“Threshold” means each of the 5% Threshold, the 17.5% Threshold, and the 25% Threshold.
“Top-Up Event” means an Involuntary Top-Up Event or a Voluntary Top-Up Event.
“Top-Up Right” means the right of Investor, Investor Parent or any of their Controlled Affiliates to purchase shares of Common Stock pursuant to Section 4.1(c).
“Trading Day” means any day on which the New York Stock Exchange is open for regular trading of shares of Common Stock, but excluding any day on which (i) there is a suspension of the trading of the shares of Common Stock on the NYSE or pursuant to applicable Law, (ii) there is a blackout period under the Company’s internal trading policies applicable to directors of the Company, (iii) there is a “distribution” for purposes of Regulation M or associated limitations on trading (that would prohibit Investor Anchor from purchasing shares in the market in compliance with applicable Law), (iv) the safe harbor pursuant to Rule 10b-18 would not be available for use on such day by the Investor because the Company has approved another affiliated purchaser, including, for the avoidance of doubt, the Company, pursuant to Rule 10b-18 to purchase Common Stock, or (v) a tender offer has been publicly announced on or before such date but has not expired for purposes of Rule 14e-5 or Rule 13e-4 under the Exchange Act.
“Trading Period” means a period beginning on the Trading Day following a Top-Up Event and ending on the date following which at least 90 Trading Days have occurred.
“Transfer” means, with respect to any shares of Common Stock, sell, dispose, assign, transfer, charge, donate, grant any lien in, exchange, pledge, encumber, hypothecate, or otherwise transfer or attempt to transfer all or any portion of such shares of Common Stock or any participation, right or interest therein (whether by merger, consolidation or otherwise by operation of law), in each case whether directly or indirectly (including through the transfer of any Equity Securities in any direct or indirect holding company holding shares of Common Stock or through the issuance and redemption by any such holding company of its Equity Securities, and through deposit into a voting trust or enter into a voting agreement or arrangement with respect to any such Equity Securities or grant any proxy or power of attorney with respect thereto), or any offer, agreement, contract or commitment to do any of the foregoing, and regardless of whether any of the foregoing is effected, with or without consideration, voluntarily or involuntarily, and by operation of law or otherwise; provided that, none of the following shall be considered a “Transfer”: (i) any sale, disposition, assignment, transfer, charge, donation, grant of any lien in, exchange, pledge, encumbrance, hypothecation, or other transfer or attempt to transfer all or any portion of shares of capital stock of Cementos or Investor Parent or any participation, right or interest therein

(whether by merger, consolidation or otherwise by operation of law), (ii) any offer, agreement, contract or commitment to do any of the foregoing, and regardless of whether any of the foregoing is effected, with or without consideration, voluntarily or involuntarily, and by operation of law or otherwise, or (iii) from and after 12 months following the Closing, the grant to a third party financial institution regulated by the Federal Reserve Bank in the United States (or, for financial institutions based outside the United States, the equivalent Governmental Entity outside the United States) of any security interest over shares of Common Stock representing, in the aggregate, up to 15% of the then-outstanding shares of Common Stock, to secure bona fide indebtedness for borrowed money from such third party financial institution on customary terms, and nothing contained in this Agreement shall prohibit or otherwise restrict the ability of such lender to foreclose upon, and transfer to any Person who is not a Restricted Transferee, such shares of Common Stock to any Person.
“Treasury Regulations” has the meaning attributed to it in the Transaction Agreement.
“Triggering Event” has the meaning set forth in Section 4.5(j).
“Voluntary Top-Up Event” means, (i) at any time Investor Anchor Beneficially Owns shares of Common Stock in excess of the 25% Threshold, any sale, disposal, or transfer by Investor Anchor that results in Investor Anchor Beneficially Owning greater than 20% of the then-outstanding shares of Common Stock but less than or equal to the 25% Threshold, (ii) at any time Investor Anchor Beneficially Owns shares of Common Stock in excess of the 17.5% Threshold (but less than the 25% Threshold), any sale, disposal, or transfer by Investor Anchor that results in Investor Anchor Beneficially Owning greater than 12.5% of the then-outstanding shares of Common Stock but less than or equal to the 17.5% Threshold and (iii) at any time Investor Anchor Beneficially Owns shares of Common Stock in excess of the 5% Threshold (but less than the 17.5% Threshold), any sale, disposal, or transfer by Investor Anchor that results in Investor Anchor Beneficially Owning any then-outstanding shares of Common Stock but less than or equal to the 5% Threshold.
“Voting Interest” means, as of any date, with respect to a specified Person(s), the ratio, expressed as a percentage, of (i) the aggregate number of votes that may be cast by holders of Equity Securities Beneficially Owned by such Person(s) at the relevant time divided by (ii) at the relevant time, the number of votes that may be cast by all holders of Voting Securities voting together as a single class on any matter on which the holders of Voting Securities are entitled to vote; provided that, for the avoidance of doubt, the number of votes that may be cast by holders of Equity Securities shall include any votes subject to a voting agreement or restriction, including the agreements and restrictions set forth in Section 3.2(c) and Section 4.2.
“Voting Securities” shall mean the Common Stock and any other securities of the Company entitled to vote in the election of directors for the Board, or securities convertible into, or exercisable or exchangeable for Common Stock or other securities, whether or not subject to the passage of time or other contingencies.
Section 1.2 Other Definitional Provisions. Unless the express context otherwise requires:
(a) The table of contents and headings herein are for convenience of reference only, do not constitute part of this Agreement and shall not be deemed to limit or otherwise affect any of the provisions hereof. Where a reference in this Agreement is made to an Annex, Exhibit, Section or Schedule, such reference shall be to an Annex, Exhibit, Section or Schedule to this Agreement unless otherwise indicated. All Annexes, Exhibits, Sections or Schedules annexed hereto or referred to herein are hereby incorporated in and made a part of this Agreement as if set forth in full herein. The word “will” shall be construed to have the same meaning and effect as the word “shall.” The word “or” when used in this Agreement is not exclusive. The phrase “to the extent” shall mean the degree to which a subject or other thing extends, and such phrase shall not mean simply “if.” References to any statute, rule, regulation, law or applicable Law shall be deemed to refer to such statute, rule, regulation, law or applicable Law as amended or supplemented from time to time and to any rules, regulations and interpretations promulgated thereunder. Whenever this Agreement refers to a number of days, such number shall refer to calendar days unless Business Days are specified. Except as otherwise expressly provided herein, any reference in this Agreement to a date or time shall be deemed to be such date or time in New York, New York. References from or through any date mean, unless otherwise specified, from and including or through and including, respectively. Whenever the words “include”, “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation.” The words “hereof,” “herein,” and “hereunder” and words of similar import, when used in this Agreement, shall refer to this Agreement as a whole and not to any particular provision of this Agreement. Except as otherwise expressly set forth herein, all amounts required to be paid hereunder shall be paid in United States currency in the manner and at the times set forth herein. The terms “Dollars” and “$” mean United States Dollars. The terms defined in the singular have a comparable meaning when used in the plural, and vice versa, and references herein to any gender includes each other gender. The captions herein are included for convenience of reference only and shall be ignored in the construction or interpretation hereof.
(b) The Parties have participated jointly in negotiating and drafting this Agreement and each has been represented by counsel of its choosing. In the event that an ambiguity or a question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the Parties, and no presumption or burden of proof shall arise favoring or disfavoring any Party by virtue of the authorship of any provision of this Agreement.
ARTICLE II
REPRESENTATIONS AND WARRANTIES
Section 2.1 Representations and Warranties of the Company. The Company represents and warrants to Cementos, Investor Member 1, Investor Member 2 and Investor Parent as of the execution of this Agreement that:
(a) The Company is a legal entity duly organized, validly existing and in good standing under the Laws of the State of Delaware.
(b) The Company has all requisite corporate power and authority and has taken all corporate action necessary in order to execute, deliver and perform its obligations under this Agreement. This Agreement has been duly executed and delivered by the Company and constitutes a valid and binding agreement of the Company enforceable against the Company in accordance with its terms, subject to the Bankruptcy and Equity Exception.
(c) The execution, delivery and performance of this Agreement by the Company do not, and performance of its obligations hereunder will not, constitute or result in a breach or violation of, or a default under, the Organizational Documents of the Company or any material agreements of the Company.
(d) The Board has approved the issuance of the Purchased Shares for purposes of Section 203 of the DGCL and has granted to Investor, Investor Parent and their respective Controlled Affiliates an exemption from Section 203 of the DGCL for purposes of purchasing and owning the Covered Shares and other Equity Securities pursuant to the Transaction Agreement or as otherwise expressly permitted by this Agreement to be purchased and owned by such Persons.
Section 2.2 Representations and Warranties of Cementos. Each of Cementos, Investor Parent, and each Investor Participant (each, an “Initial Investor Party”) represents and warrants to the Company, severally and not jointly and only with respect to itself, as of the date of this Agreement, that:
(a) Such Initial Investor Party is a legal entity duly organized, validly existing and in good standing under the Laws of its jurisdiction of incorporation.
(b) Such Initial Investor Party has all requisite corporate power and authority and has taken all corporate action necessary in order to execute, deliver and perform its obligations under this Agreement. This Agreement has been duly executed and delivered by such Initial Investor Party and constitutes a valid and binding agreement of such Initial Investor Party enforceable against such Initial Investor Party in accordance with its terms, subject to the Bankruptcy and Equity Exception.
(c) The execution, delivery and performance of this Agreement by such Initial Investor Party does not, and performance of its obligations hereunder will not, constitute or result in a breach or violation of, or a default under, the Organizational Documents of such Initial Investor Party.
(d) Neither such Initial Investor Party nor any of their respective Affiliates Beneficially Owns any Equity Securities of the Company.
(e) Each Investor Participant is acquiring the Covered Shares pursuant to an exemption from registration under the Securities Act solely for its own account for investment purposes and not with a view to, or for offer or sale in connection with, any distribution thereof. Each Investor Participant acknowledges that the Covered Shares are not registered under the Securities Act, or any state securities laws, and that the

Covered Shares may not be transferred or sold except pursuant to the registration provisions of the Securities Act or pursuant to an applicable exemption therefrom and subject to state securities laws and regulations, as applicable, and in each case subject to the other limitations set forth in this Agreement.
ARTICLE III
CORPORATE GOVERNANCE AND BOARD AND COMMITTEE REPRESENTATION
Section 3.1 Initial Board Appointments. As of immediately following the Closing, the Board shall be comprised of eleven or fewer directors, including three individuals designated by Investor as its nominees (any such person so nominated pursuant to this Section 3.1 or Section 3.2, or any such person’s Replacement, an “Investor Nominee”, and, collectively, the “Investor Nominees”), who shall be appointed to the Board at the Closing and shall initially be [•]; provided that, in each case, such nominee is an Acceptable Person.
Section 3.2 Board Nominations.
(a) The Company agrees that, with respect to any annual meeting or special meeting of stockholders of the Company at which directors are to be elected to the Board (such meeting, any other annual meeting or special meeting of stockholders or any action by written consent of stockholders, each a “Stockholder Meeting”), the Company shall:
(i) at any time Investor Anchor Beneficially Owns greater than 25.0% of the then-outstanding shares of Common Stock (the “25% Threshold”), designate for nomination three Investor Nominees who are Acceptable Persons to the Board; provided that, one such Investor Nominee shall be an Independent Director;
(ii) at any time Investor Anchor Beneficially Owns greater than 17.5% of the then-outstanding shares of Common Stock (the “17.5% Threshold”) but less than or equal to the 25% Threshold, designate for nomination two Investor Nominees who are Acceptable Persons to the Board; and
(iii) at any time Investor Anchor Beneficially Owns greater than 5.0% of the then-outstanding shares of Common Stock (the “5% Threshold”) but less than or equal to the 17.5% Threshold, designate for nomination one Investor Nominee who is an Acceptable Person to the Board.
(b) [Reserved.]
(c) From the Closing until the date on which Investor Anchor Beneficially Owns fewer than 5% of the then-outstanding shares of Common Stock (such date, the “Board Designation Expiration Date”), the Company shall take all Necessary Actions to cause the Board to reflect the Board composition contemplated by Section 3.1 and Section 3.2, including the following: (i) at or prior to each Stockholder Meeting, (A) include any Investor Nominees designated by Investor pursuant to Section 3.1 and Section 3.2(a) in the slate of nominees recommended by the Board to the Company’s stockholders for election as directors, (B) solicit proxies seeking to obtain stockholder approval of the election of the Investor Nominees, including causing officers of the Company who hold proxies (unless otherwise directed by the Company stockholder submitting such proxy) to vote such proxies in favor of the election of such Investor Nominees, in each case of clauses (A) and (B) to the extent (x) Investor has complied in all material respects with Section 3.4, (y) Investor is entitled to designate such Investor Nominees pursuant to Section 3.1 and Section 3.2(a), and (z) permitted by applicable Law, and (ii) to take all Necessary Actions to cause the Investor Nominees to be elected to the Board, including by recommending that the Company’s stockholders vote in favor of the Investor Nominees in any proxy statement used by the Company to solicit the vote of its stockholders in connection with each Stockholder Meeting, including such Investor Nominees in the Company’s proxy statement and in the Company’s slate of nominees for directors for such Stockholder Meeting and otherwise supporting any such Investor Nominees, in each case, in a manner no less rigorous and favorable than the manner in which the Company supports its other nominees.
(d) Notwithstanding anything to the contrary contained herein, neither the Company nor the Board shall be under any obligation to nominate or appoint to the Board, or solicit votes for, any Person that (i) is not an Acceptable Person, or (ii) to the extent such Person is nominated by the Investor as an Independent Director pursuant to this Section 3.2, any such Person that is not an Independent Director. If at any time following an Investor Nominee’s appointment to the Board, any of the events specified in clause (i) or (ii) of the immediately preceding sentence occurs, then Investor shall cause such Investor Nominee to promptly resign from the Board. Without limiting the rights of Investor under this Article III, Investor shall consult in good faith with the chairman of the Governance and Sustainability Committee regarding the Company’s efforts to maintain an overall board composition, including in respect of any minority groups, that complies with any best practices or guidelines contained in the Company Governance Guidelines or issued by proxy advisor firms of recognized national standing (e.g. Glass Lewis & Co., LLC and Institutional Shareholder Services Inc.).
(e) In the event that the Company amends its certificate of incorporation to provide that the Board shall be classified into separate classes of directors, then proper provision shall be made such that the designees of Investor shall be distributed as evenly as possible among such classes of directors in order to preserve the designation rights of the Investor in accordance with this Section 3.2.
(f) If the Company increases the size of the Board such that the Board has greater than eleven directors and Investor Anchor continues to Beneficially Owns shares of Common Stock equal to or greater than the 25% Threshold, the number of Investor Nominees that Investor shall be entitled to designate pursuant to Section 3.2(a)(i) shall be increased to the minimum extent necessary so that Investor Nominees constitute more than 25% of the total number of directors on the Board; provided, that the Company shall use its commercially reasonable efforts to appoint any additional Investor Nominees that Investor shall be entitled to designate as a result of this Section 3.2(f) simultaneously with the Board size expansion and concurrently with the Company’s appointment of any other director to the Board.
Section 3.3 Minimum Nomination Threshold. Following the Board Designation Expiration Date, (i) Investor shall not have the right to designate any Investor Nominee to the Board, and (ii) the Company shall not be obligated to nominate Investor Nominees to the Board at any Stockholder Meeting and shall have no further obligations under this Article III.
Section 3.4 Nomination Documents. Any Investor Nominee nominated in accordance with Section 3.1 or Section 3.2 shall be designated by Investor in its discretion (and, if any such proposed designee is not an Acceptable Person, Investor shall be entitled to continue designating a potential Investor Nominee until such proposed designee is an Acceptable Person), subject to such Investor Nominee’s execution and delivery to the Company of ((x) the Company’s standard director nomination documentation (which documentation (1) shall include such Investor Nominee’s consent to be named as a nominee in the Company’s proxy statement and to serve as a director if so elected, and (2) shall not contain questions or information requests intended to have a disproportionate and adverse effect on the Investor Nominees relative to the other directors of the Board) (collectively, the “Nomination Documents”) and (y) the resignation referred to in Section 3.7.
Section 3.5 Committee Representation.
(a) The Company agrees that at any time the 5% Threshold is satisfied, each committee of the Board (other than any special committee formed solely for the purpose of evaluating a transaction with or primarily involving Investor Parent, Investor or any of its Affiliates) shall include, at Investor’s election, at least (i) one Investor Nominee selected by Investor serving as a member of such committee, in each case, subject to any limitations or guidelines imposed by applicable Law, the Company Governance Guidelines, any stock exchange rules, including, in the case of the Human Capital and Compensation Committee, Audit Committee and Nominating and Corporate Governance Committee, the requirement that the members of such committee consist solely of Independent Directors, or (ii) one Investor Nominee selected by Investor participating as a non-voting observer of such committee; provided that, if the Investor Nominee is not an Independent Director and the inclusion of such Investor Nominee on the Audit Committee would reasonably be expected to have an adverse impact on the Company (including as a result of a negative response from any Governmental Entities), implementation of the foregoing rights shall be subject to the Parties’ good faith discussion of an alternative arrangement to ensure that Investor Nominees have the opportunity to provide input on the matters addressed by such committees.
(b) In connection with any search for new candidates to serve as the Chief Executive Officer and Chief Financial Officer of the Company, the Board shall create a three person search committee (the “Search Committee”), and the composition of the Search Committee shall comply with the terms of Section 3.5(a). Any selection of a candidate or other action by the Search Committee shall require the affirmative vote of a majority of the directors on the Search Committee.

Section 3.6 Nomination Procedures. For any Stockholder Meeting following the Closing at which Investor seeks to elect an Investor Nominee, Investor shall provide written notice to the Company of its proposed Investor Nominees pursuant to Section 3.2 no later than 35 days prior to the advance notice deadline (such deadline, the “Advance Notice Deadline”) set forth in Article II, Section 3, of the Company’s Third Amended and Restated Bylaws, as amended from time to time; provided that, if Investor fails to provide such written notice by the Advance Notice Deadline, the Company shall nominate the Investors Nominees then serving on the Board, so long as they continue to qualify as Acceptable Persons and have consented to serve on the Board and be named in the Company’s proxy statement for such Stockholder Meeting.
Section 3.7 Resignation and Replacements.
(a) Notwithstanding anything in Section 3.1 or Section 3.2 to the contrary, promptly following the end of a Trading Period after a Top-Up Event, Investor shall cause the applicable number of Investor Nominees (if any) to promptly tender their resignations from the Board and any committee of the Board on which such Investor Nominees then sit to the extent necessary to ensure that the number of Investor Nominees then serving on the Board do not exceed the number of Investor Nominees that the Investor would then be entitled to designate for nomination pursuant to Section 3.2(a).
(b) Any Investor Nominee may resign from the Board at any time effective upon receipt of written notice to the Chairman of the Board.
(c) Should any Investor Nominee resign from the Board or be rendered unable to, or refuse to, be nominated or appointed to, or to serve on, the Board, whether due to the death, retirement, disqualification or removal from office as a member of the Board or otherwise, (i) Investor shall be entitled to designate a replacement who is an Acceptable Person for each such Investor Nominee (and if such proposed designee is not an Acceptable Person, Investor shall be entitled to continue designating a replacement until such proposed designee is an Acceptable Person) (a “Replacement”), and (ii) the Company shall take all Necessary Action to fill any such vacancy with such Replacement as promptly as reasonably practicable (and in any event no later than the second regularly scheduled Board meeting following the time the Investor designates a Replacement), including appointing such Replacement to the Board in place of the resigning Investor Nominee; provided that, notwithstanding the foregoing, the Company and the Board shall have no obligation to reschedule any Board meeting or to otherwise delay any Board action on any matter prior to such appointment. Any such Replacement who becomes a Board member in replacement of an Investor Nominee shall be deemed to be an Investor Nominee for all purposes under this Agreement.
Section 3.8 Compensation; Indemnification; Insurance. Each Investor Nominee shall be entitled to the same expense reimbursement and advancement, exculpation and indemnification in connection with his or her role as a director as the other members of the Board, as well as reimbursement for reasonable and documented out-of-pocket expenses incurred in attending meetings of the Board or any committee of the Board of which such Investor Nominee is a member, if any, in each case to the same extent as the other members of the Board. Each Investor Nominee shall also be entitled to any retainer, equity compensation or other fees or compensation paid to the non-employee directors of the Company for their services as a director, including any service on any committee of the Board. Each Investor Nominee shall be entitled to the same directors’ and officers’ insurance coverage as the other directors of the Board. The Company shall promptly enter into an indemnification agreement with each Investor Nominee in the same form and substance as those of the other directors of the Board, and shall offer to enter into any amendments or successor arrangements with each Investor Nominee on a non-discriminatory basis to the extent offered to other directors of the Board.
Section 3.9 Board Meetings. Each Investor Nominee shall use commercially reasonable efforts to attend in person at least 75% of any in-person meetings of the Board and any committees such Investor Nominee is a member thereof held in any fiscal year of the Company.

ARTICLE IV
STANDSTILL; VOTING AND OTHER MATTERS
Section 4.1 Standstill Restrictions.
(a) From and after the date of this Agreement until the date that no Investor Nominee is entitled to serve on the Board (the “Standstill Period”), without the prior written consent of the Company, Investor Parent, Investor, and each Investor Participant shall not, and shall cause each of their respective Controlled Affiliates and shall direct their Representatives acting on their behalf not to, directly or indirectly:
(i) except to the extent expressly permitted by Section 4.5(j), acquire, agree to acquire, propose or offer to acquire, or seek to acquire (including through the acquisition of Beneficial Ownership) any Equity Securities or Derivative Instruments of the Company; provided that, for purposes of this Section 4.1(a)(i), (A) any member of a Group will be deemed to have Beneficial Ownership of all securities Beneficially Owned by other members of the Group; and (B) a Person will be deemed to be the Beneficial Owner of any Equity Securities of the Company which may be acquired by such Person whether within sixty (60) days or thereafter, upon the conversion, exchange or exercise of any rights, options, warrants or similar securities to subscribe for, purchase or otherwise acquire Equity Securities of the Company; provided, further, that, notwithstanding the foregoing, (1) for so long as Investor Anchor Beneficially Owns shares of Common Stock equal to or greater than the 25% Threshold, nothing in this Section 4.1(a)(i) shall restrict Investor Parent, Investor, any Investor Participant or any of their respective Controlled Affiliates from acquiring, agreeing to acquire, proposing or offering to acquire, or seeking to acquire any shares of Common Stock, and each such Person shall be expressly permitted to take such actions, if such Persons would collectively Beneficially Own, after giving effect to such action, a number of Equity Securities or Derivative Instruments representing not more than 31.0% of the then-outstanding shares of Common Stock (calculated on a Fully-Diluted basis) (such percentage, the “Cap”), and (2) in the case of an Involuntary Top-Up Event, Section 4.1(a)(i) shall not prohibit Investor, Investor Parent or any of their respective Controlled Affiliates from acquiring, agreeing to acquire, proposing or offering to acquire, or seeking to acquire any shares of Common Stock, and each such Person shall be expressly permitted to take such actions, with respect to a sufficient number of shares of Common Stock in order to reverse the effect of any dilution to the Voting Interest of Investor Anchor resulting from the Involuntary Top-Up Event, in accordance with the terms and conditions of (and within the time periods set forth in) Section 4.1(c).
(ii) make, or in any way participate, directly or indirectly, in any solicitation of proxies, authorizations, or written consents, seek to advise or influence any Person with respect to the voting of any Equity Securities, or conduct any other type of referendum in respect of the Equity Securities of the Company or from any holders of the Equity Securities of the Company;
(iii) except to the extent expressly contemplated by Section 4.2, (x) present at any meeting of the Company’s stockholders any proposal for consideration for action by stockholders, or nominate or propose any nominee for election to the Board, or (y) seek the removal of any member of the Board (except for any Investor Nominee);
(iv) commence any tender offer or exchange offer for shares of Equity Securities without the prior written consent of the Board (for the avoidance of doubt, tendering into any tender offer or exchange offer not commenced by the Company or its Subsidiaries will not, in and of itself, violate this Section 4.1(a)(iv));
(v) form, join or in any way participate in a Group (excluding, for the avoidance of doubt, any Group comprised solely of Investor Anchor), for the purpose of voting, acquiring, holding, or disposing of, any Equity Securities;
(vi) other than as expressly permitted by Section 4.1(b), submit to the Board a written proposal for or offer of, with or without conditions, any merger, recapitalization, reorganization, business combination or other extraordinary transaction involving the Company or any Subsidiary thereof, or make any public announcement with respect to such proposal or offer;

(vii) request the Company or any of its Subsidiaries, directly or indirectly, to amend or waive any provision of this Agreement in a manner that would reasonably be expected to require the Company, Investor Parent, Investor or their respective Affiliates to make any public disclosure;
(viii) call, or seek to call, a meeting of the stockholders of the Company or its Subsidiaries or initiate any stockholder proposal, or initiate or propose any action by written consent, in each case for action by the stockholders of the Company or its Subsidiaries; or
(ix) make any public proposal or publicly disclose any intention or plan, or take any action that would reasonably be expected to require the Company or Investor Anchor to make any public disclosure or announcement, with respect to any transaction or any other matters that are the subject of this Section 4.1.
(b) Notwithstanding anything to the contrary in Section 4.1, (i) no action or activity required or otherwise expressly contemplated to be taken by Investor or its Affiliates or an Investor Nominee under this Agreement or the Transaction Agreement or any exhibit thereto shall be or be deemed to be restricted by or subject to the prohibitions set forth in Section 4.1; (ii) this Section 4.1 shall not prevent or restrict the ability of Investor or any of its Affiliates from (A) making any confidential proposal to the Company or the Board, so long as the making or receipt of such proposal would not reasonably be expected to require the Company, Investor Parent, Investor or any of their respective Affiliates to make any public disclosure; and (B) participating as a potential purchaser (on the same terms, and subject to the same conditions, as other potential purchasers) in any process, bilateral negotiation or otherwise pursuant to which the Company provides confidential information to, or enters into negotiations with, a third party relating to a Change of Control on the terms and conditions established by the Board for such process; it being understood that (x) Investor shall provide prompt written notice (a “Sale Process Notice”) to the Company of Investor’s intent to participate in such process or negotiation (as applicable) within fifteen (15) Business Days of Investor’s receipt of the Company’s notice in respect of any such process or negotiation, and (y) the restrictions set forth in Section 4.1(a) shall remain in effect notwithstanding the Company’s entry into a process or negotiation with a third party relating to a Change of Control, including if the Company executes a definitive agreement relating to such Change of Control and/or recommends to the stockholders of the Company any third party tender offer or exchange offer for Equity Securities that would result in a Change of Control. If Investor provides a Sale Process Notice to the Company, Investor shall, and shall cause any Investor Nominee to (as applicable), (x) promptly recuse themselves from any Board (or any committee thereof) meeting involving or relating to such process or negotiation (as applicable), and (y) except at the invitation of the Board, not communicate with, participate in, or otherwise seek to affect the outcome of, discussions and votes of the Board (or any committee thereof) with respect to any matters coming before it in respect of such process or negotiation (as applicable). Notwithstanding anything to the contrary provided in this Agreement, Investor, Investor Parent and their respective Controlled Affiliates shall not be restricted from making any disclosure that such party determines in good faith, and on the advice of counsel, is required pursuant to applicable Law.
(c) If after the date hereof any Top-Up Event occurs:
(i) (A) in the case of a Voluntary Top-Up Event, during the Trading Period following such Top-Up Event, Section 4.1 shall not prohibit Investor, Investor Parent or any of their respective Controlled Affiliates from acquiring, agreeing to acquire, proposing or offering to acquire, or seeking to acquire any shares of Common Stock, and each such Person shall be expressly permitted to take such actions, with respect to a sufficient number of shares of Common Stock in order to reverse the effect of any dilution to the Voting Interest of Investor Anchor resulting from the Voluntary Top-Up Event; provided that in no event shall this Section 4.1(c)(i)(A) permit Investor, Investor Parent or any of their respective Controlled Affiliates to purchase a number of shares of Common Stock representing more than 5% of the outstanding shares of Common Stock as of the date of such Top-Up Event, and (B) in the case of an Involuntary Top-Up Event, Section 4.1 shall not prohibit Investor, Investor Parent or any of their respective Controlled Affiliates from acquiring, agreeing to acquire, proposing or offering to acquire, or seeking to acquire any shares of Common Stock, and each such Person shall be expressly permitted to take such actions, with respect to a sufficient number of shares of Common Stock in order to reverse the effect of any dilution to the Voting Interest of Investor Anchor resulting from the applicable dilutive event pursuant to Section 4.1(a)(i)(2);

(ii) during the Trading Period following such Top-Up Event, Investor may continue to designate the applicable number of Investor Nominees to the Board pursuant to Section 3.2, shall not be obligated to cause any Investor Nominee to resign pursuant to Section 3.7(a) and shall retain its other rights and obligations hereunder arising from its Beneficial Ownership of shares of Common Stock above the applicable Threshold; and
(iii) the rights and obligations of Investor, Investor Parent and their respective Controlled Affiliates arising from their Beneficial Ownership of shares of Common Stock above an applicable Threshold that were in effect prior to any Top-Up Event shall continue to be in effect following the end of such Trading Period so long Investor Anchor Beneficially Owns the shares of Common Stock at the end of such Trading Period equal to or greater than the applicable Threshold; provided that, for the avoidance of doubt, to the extent Investor Anchor’s exercise of (or failure to exercise) any Top-Up Rights in connection with an Involuntary Top-Up Event does not cause the number of shares of Common Stock Beneficially Owned by Investor Anchor to exceed the applicable Threshold at the end of the Trading Period following such Top-Up Event, Investor Anchor shall no longer have the designation rights set forth in Article III in respect of such Threshold from and after the end of such Trading Period (irrespective of any future exercise of Top-Up Rights or any other rights under this Agreement).
(d) Notwithstanding anything to the contrary provided herein, nothing in this Agreement shall (x) restrict a Party with Top-Up Rights from simultaneously or consecutively exercising such Top-Up Rights arising out of a Voluntary Top-Up Event and an Involuntary Top-Up Event, or (y) permit any Person to exercise Top-Up Rights to the extent Investor Anchor would Beneficially Own Equity Securities or Derivative Instruments in excess of the Cap.
Section 4.2 Quorum and Voting. From and after the date of this Agreement until the date that no Investor Nominee is entitled to serve on the Board, Investor and each Investor Participant shall (and Investor shall cause each such Investor Participant to) cause all Equity Securities Beneficially Owned by Investor, each Investor Participant and their respective Affiliates, as of the record date for any Stockholder Meeting, including for the avoidance of doubt all shares of Common Stock that may be taken into account for purposes of calculating an applicable Threshold, to be present for quorum purposes and to be voted, at all such Stockholder Meetings or at any adjournments or postponements thereof, (i) in favor of all directors nominated by the Board in all non-contested director elections, so long as the Company complies with its obligations under Article III, (ii) in all contested director elections, at the election of Investor, either (A) in favor of directors nominated by the Board, or (B) in the same proportion as all other votes cast (such proportion determined without inclusion of the votes cast by Investor Parent, Investor, each Investor Participant and their respective Affiliates), and (iii) for all other matters, in their discretion, except that, to the extent Investor Parent, Investor, each Investor Participant and their respective Affiliates Beneficially Own Voting Interests representing more than 25.01%, such Persons will vote such excess in the same proportion as all other votes cast (such proportion determined without inclusion of the votes cast by Investor Parent, Investor, each Investor Participant and their respective Affiliates).
Section 4.3 Consent Rights.
(a) Except to the extent expressly contemplated by Section 4.3(b), following the execution of this Agreement and at any time when the 25% Threshold is satisfied, without the prior written consent of Investor (not to be unreasonably withheld, conditioned, or delayed), the Company and its Subsidiaries shall not:
(i) voluntarily incur Indebtedness if immediately following such incurrence, either the Company’s (1) Consolidated First Lien Net Leverage Ratio (as defined in the Credit Agreement), or any substantially equivalent term in the Credit Agreement, would exceed 6.00:1.00 or (2) Consolidated Total Net Leverage Ratio (as defined in the Credit Agreement), or any substantially equivalent term in the Credit Agreement, would exceed 8.00:1.00;
(ii) enter into any material agreements or arrangements (or series of related material agreements or arrangements) with Affiliates of the Company or its Subsidiaries providing for payments to such Affiliates in excess of $20,000,000, excluding (1) any issuances of Equity Securities pro rata to all holders of the same class or series of Equity Securities made in accordance with the Organizational Documents of the Company, (2) any agreements or arrangements solely between or among the

Company and its Subsidiaries which, in the case of non-wholly owned Subsidiaries, are entered into on arm’s length terms, (3) any agreements or arrangements with any Company employee, director, officer, agent, representative or service provider or any equity incentive plan, in each case of this clause (3), that are entered into on arm’s-length terms and in the ordinary course of business (it being understood that all arrangements with respect to compensation and benefits shall be deemed to be in the ordinary course of business);
(iii) fundamentally change the business of the Company and its Subsidiaries, taken as a whole, in a manner that would (1) constitute a significant departure from the construction materials industry, or (2) result in the Company and its Subsidiaries, taken as a whole, ceasing to operate in the construction materials industry; provided that, the foregoing shall not prohibit any Change of Control;
(iv) voluntarily liquidate, dissolve or wind-up the Company; or
(v) authorize, agree or commit to do any of the foregoing.
(b) The Parties acknowledge and agree that the Company may obtain any consent required by Section 4.3(a) by sending written notice (email being sufficient), which shall include the request and reasonable explanation therefor, to the Chief Executive Officer and the Chief Legal Officer of Investor in accordance with Section 6.4. Investor shall cause such Persons to promptly respond in writing to any such written notice. If the Company does not receive a written response from such Persons within five Business Days of the Company’s delivery of any written notice contemplated by this Section 4.3(b), Investor shall be deemed to have consented to any matter set forth in such written notice.
(c) For the avoidance of doubt, the Parties agree that the Company’s annual budget will be reviewed and approved by the Board.
Section 4.4 Managerial Support. The Parties acknowledge and agree that, following the date hereof and for as long as the 25% Threshold is satisfied, Investor will provide managerial support to the Company with respect to manufacturing, financial, marketing and other areas, in each case, as needed and requested by the Company and on commercially reasonable terms and conditions to be agreed in writing by Investor and the Company.
Section 4.5 Anti-Dilution Rights.
(a) From the date of this Agreement until such time as the 5% Threshold is not satisfied, Investor shall have the right to purchase up to its Voting Interest of any Equity Securities that the Company may from time to time propose to issue or sell, for cash or cash equivalents (a “Capital Raising Transaction”), to any Person (any such securities proposed to be issued or sold to any Person, the “Proposed Securities”) at a purchase price per Proposed Security equal to the Exercise Price and on the same economic terms and conditions and with the same voting rights as such Proposed Securities are sold to others by delivering a written notice to the Company in accordance with this Section 4.5 (the “Capital Raising Anti-Dilution Right”).
(b) The Company shall give written notice to Investor (an “Issuance Notice”) of any proposed issuance or sale of Proposed Securities described in Section 4.5(a) no later than (i) in the case of a Capital Raising Transaction that is an underwritten public offering or a private offering made to Qualified Institutional Buyers (as such term is defined in Rule 144A under the Securities Act) or non-U.S. Persons (as such term is defined under Rule 902(k) under the Securities Act) for resale pursuant to Rule 144A or Regulation S under the Securities Act, twenty (20) Business Days prior to the launch of such offering and (ii) in the case of any other Capital Raising Transaction, no later than twenty (20) Business Days prior to the proposed issuance or sale date. The Issuance Notice shall set forth the following terms and conditions of the proposed issuance or sale:
(i) the number of the Proposed Securities to be issued or sold and the percentage of the outstanding Equity Securities such issuance or sale would represent;
(ii) the class and material terms of the Proposed Securities to be issued or sold;
(iii) the proposed issuance or sale date; and
(iv) the anticipated Exercise Price.

(c) Investor’s Capital Raising Anti-Dilution Right shall be exercisable by delivery of a written notice by Investor to the Company no later than the tenth (10) Business Day following receipt of any Issuance Notice (as extended pursuant to Section 4.5(d), the “Capital Raising Issuance Deadline”), specifying the number of Proposed Securities to be purchased by Investor in connection with such Capital Raising Transaction, which written notice shall, except to the extent expressly contemplated by Section 4.5(d), constitute a binding agreement of Investor to purchase such number of Proposed Securities at the Exercise Price and on the same economic terms and conditions as such Proposed Securities are sold to others (the “Capital Raising Acceptance Notice”).
(d) In the event that a definitive agreement or any amendment thereof executed by the Company providing for any Capital Raising Transaction (a “Capital Raising Definitive Agreement”) contains a different Exercise Price or a material difference in any other material term or condition set forth in the Issuance Notice, then the Company shall deliver to Investor on the date that the Company executes such Capital Raising Definitive Agreement an updated Issuance Notice, which shall include a reasonable description of such differences and, in that case, the Capital Raising Issuance Deadline shall be forty-eight (48) hours following the date on which Investor receives such updated Issuance Notice.
(e) The closing of any purchase by Investor shall be consummated concurrently with the consummation of the Capital Raising Transaction; provided, that any such closing shall be extended beyond the closing of the Capital Raising Transaction to the extent necessary (i) to obtain any required approval of a Governmental Entity or (ii) to the extent stockholder approval is required under the applicable stock exchange rules, in which case the Company and Investor shall use their respective reasonable best efforts to obtain any such approval(s). If Investor shall not have delivered a Capital Raising Acceptance Notice to the Company by the Capital Raising Issuance Deadline, Investor shall be deemed to have waived all of its rights under this Section 4.5 with respect to the purchase of the Proposed Securities in such Capital Raising Transaction.
(f) In the event that Investor fails to exercise the Capital Raising Anti-Dilution Right by the Capital Raising Issuance Deadline, the Company shall thereafter be entitled during the period of ninety (90) days following the conclusion of the applicable prescribed period (the “Sale Period”) to sell the Equity Securities not elected to be purchased by Investor pursuant to this Section 4.5 (i) at a price that is not 10% less than the Exercise Price and (ii) upon other terms and conditions (such terms and conditions, other than price, the “Terms and Conditions”) not materially more favorable in the aggregate to the purchasers of such Equity Securities than those offered to Investor pursuant to this Section 4.5, as determined in good faith by the Board (a “Third Party Issuance”). In the event the Company has not sold such Equity Securities within the Sale Period, the Company shall not thereafter issue or sell such Equity Securities without first offering such Equity Securities to Investor in the manner provided pursuant to this Section 4.5. If such Third Party Issuance is subject to regulatory approval, the Sale Period in respect of such Third Party Issuance shall be extended until the expiration of five Business Days after all such approvals have been received, but in no event later than 270 days from the date of the Issuance Notice.
(g) The provisions of this Section 4.5 shall not apply to any issuances of Equity Securities by the Company (i) to its directors or employees for compensatory purposes pursuant to an equity incentive plan approved by the Board, (ii) as consideration in a bona fide direct or indirect merger, acquisition, strategic transaction, partnership or alliance or similar transaction that is approved by the Board or any other strategic or commercial transaction that is approved by the Board in which the Company issues Equity Securities, or (iii) in connection with any pro rata stock split, combination, stock dividend, recapitalization, reorganization or any similar transaction in each case, in which the voting and economic rights of the shares of Common Stock are preserved.
(h) From the date hereof until the date that no Investor Nominee is entitled to serve on the Board, the Board shall take Necessary Action to cause the exemption of the exercise of the Capital Raising Anti-Dilution Right and the M&A Anti-Dilution Right by Investor or any of its Affiliates or any other acquisitions of Equity Securities by Investor or any of its Affiliates from the Company or any of its Subsidiaries that are permitted by the terms of this Agreement, including pursuant to Section 4.5, from the liability provisions of Section 16(b) of the Exchange Act pursuant to Rule 16b-3.

(i) If the Company or any of its Subsidiaries proposes to enter into or consummate any holding company reorganization or other similar transaction that would reasonably be expected to frustrate the purpose of the Capital Raising Anti-Dilution Right, the Company and Investor shall negotiate in good faith to modify the terms of the Capital Raising Anti-Dilution Right to the extent necessary to preserve their intent and purpose.
(j) Notwithstanding the foregoing, in connection with any issuance of Equity Securities by the Company pursuant to Section 4.5(g)(ii) (but solely at a time when the 5% Threshold is satisfied) (such issuance, the “M&A Issuance”), the Company shall give written notice to Investor of any such proposed issuance upon the earlier of (1) four (4) Business Days after the announcement of such transaction and (2) thirty (30) days prior to the date of the proposed issuance (a “Transaction Notice”), which written notice shall contain the information set forth in clauses (i) through (iii) of Section 4.5(b). Following the issuance of Equity Securities contemplated by such Transaction Notice, Section 4.1(a)(i) shall not prohibit Investor Anchor from acquiring, agreeing to acquire, proposing or offering to acquire, or seeking to acquire any shares of Common Stock, and each such Person shall be expressly permitted to take such actions, with respect to a sufficient number of shares of Common Stock in order to reverse the effect of any dilution to the Voting Interest of Investor Anchor resulting from the issuance of the Equity Securities contemplated by the Transaction Notice (the “Open Market Purchase Right”). Solely to the extent (a) the Company’s issuance of Equity Securities specified (or that should have been specified) in a Transaction Notice could reasonably be expected to cause Investor Anchor to Beneficially Own fewer shares of Common Stock than the 25% Threshold (after giving effect to such issuance), assuming for this purpose that Investor Anchor had exercised all Top-Up Rights for each prior Top-Up Event for which the applicable Trading Period has not yet ended as of such time, (b) Investor has determined that, based on the advice of counsel, the issuance of Equity Securities contemplated by the transaction identified in the Transaction Notice would reasonably be expected to result in Investor Parent being deemed, on or about the date of the Triggering Event (as defined below), an “investment company” for purposes of the Investment Company Act of 1940 (the “Investment Company Act”) (taking into account any exemptions or exceptions that may be available thereunder, including the exception set forth in Rule 3a-2 thereunder but excluding any exemption under Section 3(b) of the Investment Company Act), and (c) Investor Anchor has the present intent to purchase additional shares of Common Stock after the closing of the transaction contemplated in order to ensure that its Voting Interest will be in excess of 25%, but subject to the other limitations set forth herein ((a), (b) and (c) together, a “Triggering Event”), Investor may, within five Business Days following delivery of a Transaction Notice, deliver notice to the Company, certified to by an officer of Investor solely in their capacity as such, that a Triggering Event has occurred (a “Triggering Notice”). The Company may, in the Company’s sole discretion, deliver a written offer to Investor to sell to Investor the number of shares of Common Stock needed in order to cause Investor Anchor to have a Voting Interest of at least 25.01%, or, if the Company and Investor Anchor agree, to reverse the effect of any dilution to the Voting Interest of Investor Anchor resulting from the issuance of the Equity Securities contemplated by the Transaction Notice (“M&A Dilution Issuance”), at a purchase price equal to the volume-weighted average trading price of a share of Common Stock on the NYSE (as reported by Bloomberg L.P.) for the 30 Trading Days immediately prior to the day that is two Business Days prior to the closing of such issuance on an as-is where-is basis, with representations from the Company limited to customary fundamental representations as to corporate power and authority and transfer of good and valid title to the shares of Common Stock being sold (the “M&A Anti-Dilution Right”). Investor may exercise Investor’s M&A Anti-Dilution Right to purchase all, but not less than all, of the M&A Dilution Issuance by delivery of written notice by Investor to the Company no later than 10 Business Days following the delivery of an M&A Anti-Dilution Offer. To the extent that, with respect to any anticipated M&A Issuance, stockholder approval is required under the applicable stock exchange rules and/or Governmental Entity approval is required, each of the Company and Investor Anchor shall use reasonable best efforts to obtain such approval(s) prior to the closing of the M&A Issuance, which reasonable best efforts shall include, in the case of Investor Anchor, causing (i) all shares of Common Stock Beneficially Owned by Investor Anchor to be present for quorum purposes at any Stockholder Meeting or any adjournments or postponements thereof at which approval in respect of the M&A Issuance and/or the M&A Dilution Issuance is sought, and (ii) to be voted, at such Stockholder Meetings or at any adjournments or postponements thereof, in favor of any proposal in respect of the M&A Issuance and/or the M&A Dilution Issuance. The Company shall use reasonable best efforts to ensure that the closing of any M&A Dilution Issuance shall be consummated concurrently with the consummation of the M&A Issuance.

Following the timely delivery of an M&A Anti-Dilution Offer, if Investor does not deliver a written notice exercising Investor’s M&A Anti-Dilution Right to the Company within the time period specified above or otherwise materially breaches the terms and conditions of this Section 4.5(j), then (x) the M&A Anti-Dilution Right in respect of such M&A Issuance is deemed to be waived, and (y) the Triggering Event shall be deemed to have not occurred solely for purposes of the Summit preferred stock (and not for purposes of the terms and conditions of this Section 4.5(j)).
(k) If Investor Anchor ceases to Beneficially Own, in the aggregate, Common Stock equal to or greater than the 25% Threshold and no longer has Top-Up Rights that would allow it to exceed the 25% Threshold, notwithstanding anything contained in this Section 4.5, the Company may issue Equity Securities without first complying with the provisions of this Section 4.5; provided that (i) the Company gives prompt written notice to the Investor specifying the material terms of the issuance, and (ii) the Company takes all steps reasonably necessary to enable the Investor to effectively exercise its rights under this Section 4.5 with respect to the purchase of its Voting Interest of the Proposed Securities issued as promptly as reasonably practicable (and in any event within 60 days) following such issuance on the terms specified in this Section 4.5.
(l) Investor Anchor shall use reasonable best efforts to provide written notice to the Company promptly (and in any event within five (5) Business Days) following Investor Anchor’s use of the exception set forth in Rule 3a-2 of the Investment Company Act of 1940.
(m) The Company shall use reasonable best efforts to provide written notice to Investor and, if it is part of Investor Anchor, Investor Parent promptly following the last day of each calendar month stating the number of Voting Securities outstanding as of the last Trading Day of each calendar month, based on the information then-available from the Company’s transfer agent.
Section 4.6 Access to Information; Confidentiality and Use of Information.
(a) Each Investor Nominee shall be entitled to the same access to the offices, properties, books and records of the Company and its Subsidiaries and such financial and operating data and other information relating to the Company or any of its Subsidiaries as the other members of the Board, in each case, as Investor Nominee may reasonably request in connection with his or her role as a director. Each Investor Nominee may share such information received with Investor Anchor and Investor Anchor’s Representatives, as applicable, in accordance with Section 4.6(c).
(b) Except to the extent expressly contemplated by Section 4.6(c), upon Investor’s reasonable request in writing, the Company shall, and shall cause its Subsidiaries to, provide to Investor Anchor financial statements, data and other information relating to the Company or any of its Subsidiaries in connection with the preparation by Investor Anchor of financial statements of Investor Parent or any of its Controlled Affiliates as required by applicable Law and/or International Financial Reporting Standards. Notwithstanding anything to the contrary in this Section 4.6, the Parties hereby acknowledge and agree that the Company and its Subsidiaries shall (x) only be required to provide information to the extent then-available to the Company and its Subsidiaries, and (y) not be required to provide financial statements, data or calculations prepared in accordance with the International Financial Reporting Standards.
(c) To the extent permitted by applicable Law (including any applicable fiduciary duties), but notwithstanding anything set forth in the Company Governance Guidelines, each Investor Nominee may, if and to the extent he or she desires to do so, disclose any non-privileged information he or she obtains while serving as an Investor Nominee with Investor Anchor and its Representatives in accordance with Section 4.6(d) in connection with the investment in the Company by Investor, Investor Parent and their respective Controlled Affiliates and Representatives to the extent necessary to prepare financial statements and securities filings and to otherwise manage Investor’s investment in the Company.
(d) Investor and Investor Parent shall, and shall instruct its and their respective officers, directors, employees, accountants, counsel, consultants and other agents and advisors (“Representatives”) to, treat as confidential, and not to use, any and all confidential, non-public or proprietary information, know-how, knowledge and data (irrespective of the form of communication, and irrespective of whether obtained prior to or after the date hereof or whether pursuant to this Agreement or otherwise) to the extent relating to the Company or any of its Subsidiaries provided by, or on behalf of, the Company, any of its Subsidiaries or their respective Representatives to Investor, Investor Parent or any of its Representatives pursuant to Section 4.6(a) and Section 4.6(b) (collectively, “Confidential Information”); provided, that Investor and its Affiliates may use Confidential Information in connection with their respective investment in the Company, including to the extent necessary to prepare financial statements and securities filings; provided, further, that Confidential Information will not include any information that (A) is or becomes public knowledge other than as a result of any breach or violation of this Agreement, (B) is disclosed to Investor, its Affiliates or its or their respective Representatives by a third party not known by Investor, after reasonable inquiry, to be in violation of a non-disclosure obligation (or any other contractual, legal or fiduciary obligation of confidentiality) to the Company by making such disclosure, (C) is already in the possession of Investor, its Affiliates or its or their respective Representatives prior to such information being furnished to Investor, its Affiliates or its or their respective Representatives without violation of any obligations hereunder (and the source of such information was not known by Investor, after reasonable inquiry, to be in violation of a non-disclosure obligation (or any other contractual, legal or fiduciary obligation of confidentiality) to the Company by making such disclosure), (D) is independently developed by Investor, Investor Parent, or any of their respective Controlled Affiliates or Representatives without reference to or use of the Confidential Information, or (E) is approved in writing by the Company for disclosure to Investor, Investor Parent, or any of their respective Controlled Affiliates or Representatives (as applicable).
(e) If Investor Anchor is requested or required by oral questions, interrogatories, requests for information of documents, subpoenas, civil investigative demand or similar process by any Governmental Entity or pursuant to Law to disclose or provide any Confidential Information, the Person that received such request or demand or is subject to such requirement shall, to the extent permitted by applicable Law, provide the Company with prior written notice thereof promptly after receipt of such request and the terms and circumstances surrounding such request so that the Company may seek a protective order or other appropriate remedy. Each party agrees to cooperate with the other party in connection with seeking any such order or other appropriate remedy. If such protective order is not promptly obtained, and the Person that received such request or demand is required, as advised by legal counsel, to disclose Confidential Information pursuant to applicable Law, such Person shall (a) furnish only that portion of the Confidential Information that such counsel advises is legally required to be disclosed and (b) exercise reasonable efforts to obtain reliable assurances that confidential treatment will be afforded to the Confidential Information. Notwithstanding the foregoing, the Person that received such request or demand or is subject to such requirement may disclose Confidential Information, and the foregoing notice and other actions shall not be required, where such disclosure is required in connection with an audit, review or examination by a governmental regulatory or self-regulatory authority of competent jurisdiction that is not targeted at, and does not specifically reference, the Company, any of its Affiliates, the Confidential Information, or the Transactions.
(f) Investor, on behalf of itself, each Investor Participant, and each of their respective Affiliates, acknowledges and agrees that Investor, each Investor Participant and their respective Affiliates are aware, and will advise any Investor Nominee, any of their respective Representatives, and any other entity or Person who receives Confidential Information pursuant to Section 4.6 or otherwise, that applicable securities Laws prohibit any Person who has received material, non-public information from purchasing or selling securities on the basis of such information or from communicating such information to any other Person under circumstances in which it is reasonably foreseeable that such person is likely to purchase or sell securities, in each case unless in compliance with such Laws.
Section 4.7 Share Repurchases. From the date of this Agreement until such time as Investor Anchor ceases to Beneficially Own any shares of Common Stock, if the Company initiates any share repurchase program or offer to repurchase any shares of Common Stock for a price per share of Common Stock equal to or in excess of $[ ]1 (such price to be equitably adjusted to the extent necessary to provide the parties the same economic effect as contemplated prior to any stock split, reverse stock split, stock dividend, reorganization, reclassification, combination, recapitalization or other like change), including pursuant to (i) any tender offer or exchange offer subject to Section 13(e) or Section 14(e) of the Exchange Act, or (ii) any other offer available to substantially all holders of shares of Common Stock to purchase or exchange their shares of Common Stock, then, (x) if not participating in such share repurchase would result in Investor Parent, Investor, each Investor Participant and
[1]	Note to Draft: To be the closing price per share of Common Stock on the Closing Date.

each of their respective Affiliates Beneficially Owning Equity Securities or Derivative Instruments in excess of the Cap, and (y) the Board shall have taken such actions as may be reasonably necessary to exempt such share purchase under Rule 16-3(e) under the Exchange Act as contemplated below, Investor Parent, Investor, each Investor Participant and each of their respective Affiliates shall participate in any such share repurchase and tender any shares of Common Stock Beneficially Owned by such Persons in order to maintain their Voting Interest as of immediately prior to such share repurchase (an “Investor Share Repurchase”); provided, that if the Company determines that withholding is required (including, for the avoidance of doubt, pursuant to Section 1445 of the Code) from amounts otherwise payable to Investor Parent, Investor, each Investor Participant and each of their respective Affiliates pursuant to an Investor Share Repurchase, then at least five Business Days prior to making any such deduction or withholding, the Company shall provide notice to Investor of the amounts subject to withholding and shall cooperate with Investor Parent, Investor, each Investor Participant and each of their respective Affiliates, as applicable, to eliminate or minimize to the greatest extent practicable the basis for such deduction or withholding. In connection with any Investor Share Repurchase, the Board shall take such actions as may be reasonably necessary to exempt such Investor Share Repurchase under Rule 16b-3(e) under the Exchange Act.
Section 4.8 Tax Matters. So long as the 5% Threshold is satisfied, the Company shall (a) provide information reasonably required for Investor, Investor Parent or any of their respective Controlled Affiliates to file its Tax Returns in the relevant jurisdictions, including making the Company’s personnel reasonably available to Investor Anchor for such purposes, and (b) if Investor so requests in writing, furnish to Investor Anchor in connection with a disposition or transfer of an interest in the Company (including, for the avoidance of doubt, any Investor Share Repurchase pursuant to Section 4.7), within 30 days of such request, a statement satisfying the requirements of Treasury Regulations Section 1.897-2(g)(1)(ii) (a “Saturn FIRPTA Certificate”); provided that the Company shall not be required to provide a Saturn FIRPTA Certificate if the Company concludes, on the advice of a nationally recognized accounting firm (including, for the avoidance of doubt, a “big four” accounting firm or Grant Thornton LLP) at a “more likely than not” or higher level of confidence, that the interest in the Company to be disposed of or transferred is a “U.S. real property interest” (within the meaning of Treasury Regulations Section 1.897-2(g)(1)(ii)) as of the applicable date; provided, further, that if the Company reasonably believes that the Company will not be able to provide a Saturn FIRPTA Certificate, the Company shall provide advance written notice to Investor Anchor, within five Business Days of reaching such conclusion and at least six Business Days prior to the date of proposed disposition or transfer, that the Company will not be able to provide the Saturn FIRPTA Certificate.
ARTICLE V
TRANSFER RESTRICTIONS
Section 5.1 Transfer Restrictions.
(a) None of Investor Parent, Investor or any of their respective Affiliates (including any Investor Participant) shall (and Investor Parent and Investor shall cause any such Person not to), Transfer any shares of Common Stock (the “Covered Shares”) without the prior written consent of the Company prior to the second anniversary of the Closing Date (the “Lock-Up Termination Date”), other than Transfers pursuant to Section 5.1(b).
(b) Notwithstanding the foregoing, the restrictions set forth in this Section 5.1 shall not apply to (i) Transfers to Investor Parent or any Controlled Affiliate of Investor Parent or Investor, in each case, that has agreed to be bound by the terms of this Agreement as an Investor Participant by executing and delivering a counterpart to this Agreement in the form attached hereto as Exhibit A prior to such Transfer (provided that, the transferor shall continue to be liable hereunder for any failure of the transferee to comply with any provisions of this Agreement), and (ii) any Transfers made in connection with (A) any tender offer or exchange offer, in each case, unless the Board recommends against such offer or (B) any merger, consolidation or other similar transaction approved by the Board or the Company.
(c) Following the Lock-Up Termination Date, any Investor Participant may Transfer all or any portion of the Covered Shares without the prior written consent of the Company (i) to any transferee that is not a Restricted Transferee, (ii) to any registered institutional investor principally engaged in the business of managing investment funds for unaffiliated securities investors that is an “accredited investor” within the meaning of Regulation D of the Securities Act, (iii) in connection with a widely-distributed underwritten public offering of any shares of Common Stock or (iv) in sales pursuant to Rule 144 in which such Investor Participant does not have knowledge that the counterparty is a Restricted Transferee.
(d) Subject to the exercise of any rights contemplated by Section 4.1(c), the restrictions set forth in this Section 5.1 shall no longer apply on the first date immediately following the end of the Trading Period beginning on the date that no Investor Nominee is entitled to serve on the Board.
Section 5.2 Transfer of Governance and Other Rights. Notwithstanding anything else to the contrary in this Agreement, neither Investor, Investor Parent, nor their respective Affiliates may assign any rights, remedies, obligations or liabilities specifically granted to such Person under this Agreement (including any consent rights under Section 4.3 and any board designation rights under Article III) to any Person other than to Investor Parent or any of its Controlled Affiliates, and no such rights, remedies, obligations and liabilities shall inure to the benefit of any such Person, in each case, other than any successors of Investor or its Controlled Affiliates. For the avoidance of doubt, no Person other than Investor and any of its Controlled Affiliates (subject to compliance with Section 5.1(b)) may exercise any rights or remedies under this Agreement.
Section 5.3 Legends on Shares; Securities Act Compliance.
(a) In addition to any other legend that may be required, each share certificate or other instrument representing shares of the Covered Shares and any other shares of Common Stock acquired pursuant to Section 4.5 (to the extent applicable) shall bear the following legends (and a comparable notation or other arrangement will be made with respect to any uncertificated shares of Common Stock held by the Investor Participants):
“THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE BEEN ACQUIRED FOR INVESTMENT AND HAVE NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION. SUCH SECURITIES MAY NOT BE SOLD, PLEDGED, TRANSFERRED OR OTHERWISE DISPOSED OF EXCEPT IN COMPLIANCE WITH THE SECURITIES ACT AND OTHER APPLICABLE LAW.”
“THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO TRANSFER RESTRICTIONS AND OTHER RESTRICTIONS SET FORTH IN A STOCKHOLDERS AGREEMENT, DATED AS OF [•], A COPY OF WHICH MAY BE INSPECTED AT THE PRINCIPAL OFFICE OF THE ISSUER, AND THE SECURITIES REPRESENTED BY THIS CERTIFICATE MAY NOT BE VOTED OR OFFERED, SOLD, PLEDGED, TRANSFERRED OR OTHERWISE DISPOSED OF EXCEPT IN COMPLIANCE THEREWITH.”
(b) At such time as any Investor Participant delivers to the Company a legal opinion, addressed to the Company, from a reputable national U.S. law firm, that the first legend set forth in Section 5.3(a) is no longer required under the Securities Act, the Company agrees that it will promptly after the later of the delivery of such opinion and the delivery by such Investor Participant to the Company or its transfer agent of a certificate (in the case of a transfer, in the proper form for transfer) representing shares of Common Stock held by such Investor Participant issued with the foregoing restrictive legend, deliver or cause to be delivered to such Investor Participant a replacement stock certificate representing shares of Common Stock held by such Investor Participant that is free from the first legend set forth in Section 5.3(a).
(c) From and after the Lock-up Termination Date and the time at which the second legend set forth in Section 5.3(a) is no longer required, the Company agrees that it will promptly after notice from any Investor Participant to the Company and the delivery by such Investor Participant to the Company or its transfer agent of a certificate (in the case of a transfer, in the proper form for transfer) representing shares of Common Stock held by such Investor Participant issued with the foregoing restrictive legend, deliver or cause to be delivered to such Investor Participant a replacement stock certificate representing such shares of Common Stock held by such Investor Participant that is free from the second legend set forth in Section 5.3(a).

ARTICLE VI
MISCELLANEOUS
Section 6.1 Termination. Except to the extent expressly contemplated by Section 4.1(c), this Agreement shall terminate and be of no further force and effect on the date that is one year after the first date on which Investor Anchor ceases to Beneficially Own greater than 5% of the then-outstanding shares of Common Stock; provided, that (i) Section 5.3(b) and Section 5.3(c) shall survive any such termination until such time as Investor or any of its Affiliates cease to Beneficially Own any shares of Common Stock, and (ii) Sections 4.6(c)-(e) shall survive any such termination until the date that is two years after the first date on which Investor Anchor ceases to Beneficially Own greater than 5% of the then-outstanding shares of Common Stock.
Section 6.2 Assignments. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns. None of the parties may directly or indirectly assign any of its rights or delegate any of its obligations under this Agreement without the prior written consent of the other parties, except that Investor may assign all of its rights under this Agreement to Investor Parent or any Controlled Affiliate of Investor Parent; provided that, no assignment under this Section 6.2 shall relieve any assigning Person of any of its duties, liabilities, or obligations under this Agreement. Any purported direct or indirect assignment in violation of this Section 6.2 or Section 5.2 shall be null and void ab initio.
Section 6.3 Amendment; Waiver. Any provision of this Agreement may be amended or waived if, and only if, such amendment or waiver is in writing and signed, in the case of an amendment, by the Company and Investor, or in the case of a waiver, by the Party against whom the waiver is to be effective. No failure or delay by any Party in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by Law.
Section 6.4 Notices. Any notice, request, instruction or other document to be given hereunder by any Party to any other Party shall be in writing and shall be deemed given to a party when (a) served by personal delivery upon the party for whom it is intended, (b) served by an internationally recognized overnight courier service upon the party for whom it is intended, (c) delivered by registered or certified mail, return receipt requested, or (d) sent by email, provided that the transmission of the email is promptly confirmed by telephone, in each case, to the following addresses or email addresses and marked to the attention of the Person (by name or title) designated below, or to such other Persons or addresses as may be designated in writing by the party to receive such notice as provided below:
If to the Company:

Summit Materials, Inc.
1801 California St, Ste. 3500
Denver, CO 80202
Attention: Christopher B. Gaskill
Email: Chris.Gaskill@summit-materials.com

With a copy (which shall not constitute notice) to:

Davis Polk & Wardwell LLP
450 Lexington Avenue
New York, NY 10017
Attention: James P. Dougherty; Evan Rosen
Telephone: (212) 450-4000
E-mail: james.dougherty@davispolk.com; evan.rosen@davispolk.com

If to Investor, Investor Member 1 or Investor Member 2:
[•]
Attention: [•]
Telephone: [•]
E-mail: [•]
With a copy (which shall not constitute notice) to:

Sullivan & Cromwell LLP
125 Broad Street
New York, NY 10004
Attention: Sergio Galvis and Scott Crofton
Telephone: (212) 558-4000
E-mail: galviss@sullcrom.com / croftons@sullcrom.com

If to Investor Parent:
[•]
Attention: [•]
Telephone: [•]
E-mail: [•]
With a copy (which shall not constitute notice) to:

Sullivan & Cromwell LLP
125 Broad Street
New York, NY 10004
Attention: Sergio Galvis and Scott Crofton
Telephone: (212) 558-4000
E-mail: galviss@sullcrom.com / croftons@sullcrom.com
Section 6.5 GOVERNING LAW AND VENUE; WAIVER OF JURY TRIAL; SPECIFIC PERFORMANCE.
(a) THIS AGREEMENT SHALL BE GOVERNED BY AND INTERPRETED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE, WITHOUT GIVING EFFECT TO ANY CONFLICT OF LAW RULES THEREOF THAT WOULD REQUIRE OR PERMIT THE APPLICATION OF THE LAW OF ANY OTHER JURISDICTION. IN CONNECTION WITH ANY CONTROVERSY ARISING OUT OF OR RELATED TO THIS AGREEMENT, THE PARTIES HEREBY IRREVOCABLY CONSENT TO THE JURISDICTION OF THE FEDERAL COURTS OF THE UNITED STATES OF AMERICA LOCATED IN THE STATE OF DELAWARE, IF A BASIS FOR FEDERAL COURT JURISDICTION IS PRESENT, AND, OTHERWISE, IN THE COURTS OF THE STATE OF DELAWARE. EACH OF THE PARTIES IRREVOCABLY CONSENTS TO SERVICE OF PROCESS OUT OF THE AFOREMENTIONED COURTS AND WAIVES ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY ACTION OR PROCEEDING ARISING OUT OF OR IN CONNECTION WITH THIS AGREEMENT BROUGHT IN THE AFOREMENTIONED COURTS AND HEREBY FURTHER IRREVOCABLY WAIVES AND AGREES NOT TO PLEAD OR CLAIM IN SUCH COURTS THAT ANY SUCH ACTION OR PROCEEDING BROUGHT IN SUCH COURTS HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.
(b) EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE EACH SUCH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THE TRANSACTIONS. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (i) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF

LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER, (ii) EACH PARTY UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER, (iii) EACH PARTY MAKES THIS WAIVER VOLUNTARILY AND (iv) EACH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS Section 6.5.
(c) The Parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that each Party shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement, and no Party will oppose the granting of such relief on the basis that money damages are adequate or that the other Parties otherwise have an adequate remedy at Law, this being in addition to any other remedy to which such Party is entitled at law or in equity.
Section 6.6 Entire Agreement; No Other Representations. Except for the Transaction Agreement, this Agreement constitutes the entire agreement, and supersedes all prior agreements, understandings or representations and warranties, both written and oral, between the Parties with respect to the subject matter hereof.
Section 6.7 No Third-Party Beneficiaries. The Parties hereby agree that their respective representations, warranties and covenants set forth herein are solely for the benefit of the other Parties, in accordance with and subject to the terms of this Agreement, and this Agreement is not intended to, and does not, confer upon any Person other than the Parties any rights or remedies hereunder, including the right to rely upon the representations and warranties set forth herein.
Section 6.8 Severability. The provisions of this Agreement shall be deemed severable and the invalidity or unenforceability of any provision shall not affect the validity or enforceability of the other provisions hereof. If any provision of this Agreement, or the application of such provision to any Person or any circumstance, is invalid or unenforceable, (a) a suitable and equitable provision shall be substituted therefor in order to carry out, so far as may be valid and enforceable, the intent and purpose of such invalid or unenforceable provision and (b) the remainder of this Agreement and the application of such provision to other Persons or circumstances shall not be affected by such invalidity or unenforceability, nor shall such invalidity or unenforceability affect the validity or enforceability of such provision, or the application of such provision, in any other jurisdiction.
Section 6.9 Counterparts. This Agreement may be executed in any number of counterparts, each such counterpart being deemed to be an original instrument, and all such counterparts shall together constitute the same agreement.
Section 6.10 Exercise of Rights. A failure to exercise or delay in exercising a right or remedy provided by this Agreement or law does not constitute a waiver of the right or remedy or a waiver of other rights or remedies. No single or partial exercise of a right or remedy provided by this Agreement or by law prevents further exercise of that right or remedy or the exercise of another right or remedy.
Section 6.11 Rights Cumulative. The rights, powers and remedies conferred on any Party by this Agreement and remedies available to any Parties are cumulative and are additional to any right, power or remedy which it may have under general law or otherwise.
Section 6.12 No Partnership. No provision of this Agreement creates a partnership between any of the Parties or makes a party the agent of another party for any purpose. A Party has no authority or power to bind, to contract in the name of, or to create a liability for, another Party in any way or for any purpose.
Section 6.13 Registration Rights. At the Closing, the Parties shall enter into a Registration Rights Agreement, on the terms and subject to the conditions set forth in Exhibit B.
[Signature Page Follows]

IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed by their respective authorized officers as of the date first written above.
SUMMIT MATERIALS, INC.

By:
Name:
Title:

CEMENTOS ARGOS S/A

By:
Name:
Title:

ARGOS SEM, LLC

By:
Name:
Title:

VALLE CEMENT INVESTMENTS, INC.

By:
Name:
Title:

GRUPO ARGOS S/A

By:
Name:
Title:
[Signature Page to Stockholders Agreement]

EXHIBIT B

REGISTRATION RIGHTS TERM SHEET1
Terms:
To be entered into at Closing on substantially the same terms as provided to Blackstone (as defined therein) in the Registration Rights Agreement, dated as of March 17, 2015, by and among the Company, the Blackstone Holders (as defined therein) and the other parties thereto, subject to adjustments as provided herein.

RRA Parties:	Centaurus and each Investor Participant.

Shelf Registration:
Following the Lock-Up Termination Date and no later than 60 days after a written request by a holder, the Company will (i) prepare and file with the United States Securities and Exchange Commission a shelf registration for the Registrable Securities on (a) Form S-3 or a successor form (any such form, a “Form S-3”), if the Company is then eligible to file a registration statement on Form S-3 (“S-3 Eligible”), or (b) if the Company is not then S-3 Eligible, any other appropriate form under the Securities Act for the type of offering contemplated by Investor or (ii) use an existing Form S-3 filed with the SEC, in each case providing for an offering to be made on a delayed or continuous basis pursuant to Rule 415 under the Securities Act or any successor rule thereto, which in each case of (i) and (ii) covers all Registrable Securities then outstanding held by Investor, its Affiliates and their permitted assignees for an offering to be made on a delayed or continuous basis pursuant to Rule 415 under the Securities Act or any successor rule thereto. If at the time of such request the Company is a WKSI, such shelf registration shall, upon the approval of the Board, cover an unspecified number of Registrable Securities to be sold thereunder.

Demand Registration Rights:
Each RRA Party shall be entitled to four demand registrations on Form S-1 (and an unlimited number on Form S-3, but any underwritten registration on Form S-3 will count as a demand registration on Form S-1 by any RRA Party if undertaken as an underwritten offering at its demand at a time when Form S-3 is available to the Company); provided each RRA Party is limited to no more than two underwritten demand registrations in any calendar year without the consent of the other RRA Parties and the Company.

Total net proceeds of any demand registration offering must be in excess of a customary amount to be agreed before the Closing Date.

Blackout:
If the filing, initial effectiveness or continued use of a registration statement in respect of any registration at any time would require (i) public disclosure of MNPI or (ii) inclusion in such registration statement of financial statements that are unavailable to the Company for reasons beyond the Company’s control, the Company may (upon notice to the RRA Parties) delay the filing or initial effectiveness of, or suspend use of, such registration statement for no more than 60 days, non-consecutively and not more than two times during any 12-month period.

[1]	Capitalized terms used and not otherwise defined herein shall have the meanings ascribed to such terms in the Stockholder Agreement to which this term sheet is attached.

Piggyback Registration:
If the Company proposes to register any of its Equity Securities under the Securities Act either for the Company’s own account or any of its stockholders (other than pursuant to registrations on Form S-4 or any successor form, on Form S-8 or any successor form relating solely to securities issued pursuant to any benefit plan, an offering of securities solely to then-existing stockholders of the Company, a dividend reinvestment plan, an exchange offer or a registration on any registration form which does not permit secondary sales or does not include substantially the same information as would be required to be included in a Registration Statement) (each such registration not withdrawn or abandoned prior to the effective date thereof being herein called a “Piggyback Registration”), the Company will give written notice to Investor of such proposal not later than the twentieth (20) day prior to the anticipated filing date of such Piggyback Registration.

Priority for Cutbacks:
If an offering is an underwritten registration and the underwriter(s) give notice that the Registrable Securities proposed to be included therein will be subject to cutback, then securities will be included in the following order of priority: (i) Equity Securities proposed to be included in such registration by the Company for its own account, or the account of such holder for whom or for which the registration was originally being effected pursuant to demand or other registration rights, as applicable (subject to pro rata cutback as set out in clause (ii) below), and (ii) any excess up to the cutback will be allocated among participating holders pro rata to the shares proposed to be included in the offering.

Assignment:	Each RRA Party may assign its rights and obligations to any permitted transferee of its shares, provided that the permitted transferee executes a customary joinder agreement.

Annex C
FORM OF RESTRICTIVE COVENANT AGREEMENT
This RESTRICTIVE COVENANT AGREEMENT (this “Agreement”) dated as of [•] is by and between Grupo Argos S.A., a sociedad anónima incorporated in the Republic of Colombia (“Grupo”), Cementos Argos S.A., a sociedad anónima incorporated in the Republic of Colombia (“Cementos”), and Summit Materials, Inc., a Delaware corporation (“Summit”). Capitalized terms used but not otherwise defined herein shall have the meanings ascribed to them in the Transaction Agreement (as defined below).
WHEREAS, Summit has entered into a Transaction Agreement, dated as of September 7, 2023 (as amended, modified, supplemented or restated from time to time, the “Transaction Agreement”), by and among Cementos, Argos North America, Corp., an indirect subsidiary of Cementos (the “Company”), Summit, and the other parties thereto;
WHEREAS, the restrictions set forth in this Agreement (including those set forth in Sections 3, 4 and 5) are intended to preserve the relationships, business, goodwill, trade secrets and confidential information of the Company that are being acquired by Summit pursuant to the Transaction Agreement and, in order to preserve such relationships, business, goodwill, trade secrets and confidential information of the Company for the benefit of Summit, it is essential that Grupo and Cementos acknowledge and agree (i) to the restrictions set forth in this Agreement and (ii) that Summit’s failure to receive the relationships, business, goodwill, trade secrets and confidential information of the Company as contemplated by the Transaction Agreement would have the effect of substantially reducing the value of the Company to Summit;
WHEREAS, this Agreement (including the restrictions and rights set forth in Sections 3, 4 and 5) is integral to the Transactions, and constitutes an essential inducement for Cementos and Summit to enter into the Transaction Agreement and the other Transaction Documents to which it is a party; and
WHEREAS, Grupo and Cementos, each on behalf of itself and, in the case of Grupo, its controlled Affiliates, and in the case of Cementos, its Affiliates, acknowledge that, through their indirect ownership of the Company, Grupo, Cementos and, in the case of Grupo, its controlled Affiliates, and in the case of Cementos, its Affiliates are receiving substantial benefits from the Transaction Agreement, including the consideration certain of such Affiliates will receive in exchange for the shares of the Company held by such Affiliates, and that Summit would not otherwise have been willing to enter into the Transaction Agreement or consummate the transactions contemplated thereby without Grupo’s and Cementos’s intent to be bound, and to cause, in the case of Grupo, its controlled Affiliates, and in the case of Cementos, its Affiliates to be bound, by all of the terms and conditions of this Agreement, including the restrictions and rights set forth in Sections 3, 4 and 5 of this Agreement.
WHEREAS, Summit, on behalf of itself and its Affiliates, acknowledges that it is receiving substantial benefits from the Transaction Agreement, and that neither Grupo nor Cementos would otherwise have been willing to enter into the Transaction Agreement or consummate the transactions contemplated thereby without Summit’s intent to be bound, and to cause its Affiliates to be bound, by all of the terms and conditions of this Agreement, including the restrictions and rights set forth in Section 5 of this Agreement.
NOW, THEREFORE, in consideration of the foregoing and the representations, covenants and obligations hereinafter set forth, the parties hereto, intending to be legally bound, hereby agree as follows:
Section 1. Definitions. As used herein, the following terms have the following meanings:
“Potential Aggregates Opportunity” means any acquisition or purchase of, greenfield investment in, or joint venture arrangement with respect to, a facility for the production of any construction or chemical grade aggregates located in the ROFO Territory.
“Potential Cementitious Opportunity” means any acquisition or purchase of, greenfield investment in, or joint venture arrangement with respect to, a facility for the production of any cementitious materials or supplemental cementitious materials located in the ROFO Territory.
“Potential RMC Opportunity” means any acquisition or purchase of, greenfield investment in, or joint venture arrangement with respect to, ready-mix concrete or related services, including grinding and import activities located in the ROFO Territory.

“Restricted Business” means the business of producing and/or supplying cementitious materials, supplemental cementitious materials, ready-mix concrete and construction or chemical grade aggregates.
“Restricted Territory” means the states in the United States and the province in Canada, in each case, that are set forth on Exhibit A.
“Restricted Period” means the period commencing on the Closing Date and ending on the fifth anniversary of the Closing Date; provided that such period shall be extended by the length of time during which it is judicially determined that Grupo, Cementos or their Affiliates have violated any restriction or covenant set forth in this Agreement.
“Right of First Offer” means the obligation of Grupo or Cementos, as applicable, or each of its permitted transferees or assigns, to provide Summit a ROFO Opportunity on the terms and conditions specified in Section 4.
“ROFO Period” means the period commencing on the Closing Date and ending on the fifth anniversary of the Closing Date; provided that such period shall be extended by the length of time during which it is judicially determined that Grupo, Cementos or their Affiliates have violated any restriction or covenant set forth in this Agreement.
“ROFO Territory” means the United States (including the District of Columbia but excluding Puerto Rico, St. Thomas, and any other territory or possession of the United States) and British Columbia, Canada.
Section 2. Effective Time. This Agreement shall become effective as of the Closing.
Section 3. Non-Compete. During the Restricted Period, without the prior written consent of Summit, neither Grupo, Cementos nor, in the case of Grupo, its controlled Affiliates, and in the case of Cementos, its Affiliates shall, directly or indirectly (and whether on Grupo’s, Cementos’s or on behalf of, in the case of Grupo, its controlled Affiliates, or in the case of Cementos, its Affiliates or on behalf of a Person other than the Company or Summit) own any interest, operate, manage, join, control or acquire any business that competes with the Restricted Business within the Restricted Territory. Notwithstanding anything to the contrary contained in this Section 3, Grupo, Cementos and, in the case of Grupo, its controlled Affiliates, and in the case of Cementos, its Affiliates may own, directly or indirectly, a passive equity interest in a venture capital fund, private debt fund, exchange traded fund, sector or index fund or other mutual fund that invests in a Restricted Business, in which neither Grupo, Cementos nor any of, in the case of Grupo, its controlled Affiliates, and in the case of Cementos, its Affiliates, has the ability to control or exercise any managerial influence (including, without limitation, with respect to any aspect of operation, strategy, supervision, compliance or regulation) over such Restricted Business and neither Grupo, Cementos nor, in the case of Grupo, its controlled Affiliates, and in the case of Cementos, its Affiliates otherwise has any investment, voting or dispositive authority with respect to such Restricted Business.
Section 4. ROFO Opportunities.
(a) During the ROFO Period, Grupo, Cementos and, in the case of Grupo, its controlled Affiliates, and in the case of Cementos, its Affiliates hereby grant to Summit a right of first offer to any Potential Cementitious Opportunity, any Potential RMC Opportunity and any Potential Aggregates Opportunity (collectively, the “ROFO Opportunities”, and each a “ROFO Opportunity”).
(b) In the event that Grupo, Cementos or any, in the case of Grupo, its controlled Affiliates, and in the case of Cementos, its Affiliates intends to proceed with a ROFO Opportunity, such Person shall give Summit prior written notice (the “ROFO Notice”) of the proposed transaction setting forth the terms and conditions thereof. The ROFO Notice will also include all relevant information necessary for Summit to make an informed decision about exercising its Right of First Offer under this Agreement with respect to such ROFO Opportunity. During the thirty (30) calendar days following the ROFO Notice, Summit may request additional information from Grupo, Cementos or, in the case of Grupo, its controlled Affiliates, and in the case of Cementos, its Affiliates (as applicable) reasonably necessary for Summit to make an informed decision about exercising its Right of First Offer under this Agreement with respect to such ROFO Opportunity, and such Person will provide Summit such additional information as soon as reasonably practicable, and in any event within four  (4) Business Days of such request.
(c) The giving of a ROFO Notice shall constitute an offer by Grupo, Cementos or, in the case of Grupo, its controlled Affiliates, and in the case of Cementos, its Affiliates (as applicable) to Summit for

Summit or one or more of its controlled Affiliates to enter into the ROFO Opportunity on the terms and conditions set forth therein. If Summit elects to enter into the ROFO Opportunity contained in the ROFO Notice in accordance with this Section 4(c), neither Grupo, Cementos nor any of, in the case of Grupo, its controlled Affiliates, and in the case of Cementos, its Affiliates may continue to pursue or enter into such ROFO Opportunity. The offer contained in the ROFO Notice shall be irrevocable and Summit shall have thirty (30) calendar days after the receipt of such ROFO Notice to accept the offer by giving written notice within such thirty (30) calendar day period, of its agreement to enter into the ROFO Opportunity on the same terms and conditions as those set forth in the ROFO Notice. If Summit does not accept such offer within such thirty (30) calendar day period, Grupo, Cementos or its applicable Affiliate may complete the transaction with a third party but only upon the same (or less favorable, in respect of Grupo, Cementos or, in the case of Grupo, its controlled Affiliates, and in the case of Cementos, its Affiliates) terms and conditions presented to Summit in the ROFO Notice; provided that if Grupo, Cementos or, in the case of Grupo, its controlled Affiliates, and in the case of Cementos, its Affiliates have not entered into a definitive agreement with the third party with respect to the proposal giving rise to the ROFO Notice within twelve (12) months of the date of delivery of the ROFO Notice, the provisions of this Section 4 shall again be required to be satisfied as if no ROFO Notice had been delivered with respect thereto.
Section 5. No-Solicit/No-Hire. During the period commencing on the Closing Date and ending on the second anniversary of the Closing Date, each of Grupo, Cementos and Summit agrees that it shall not, and shall cause its respective Affiliates (in the case of Grupo, controlled Affiliates) not to, solicit for employment or hire (i) in the case of Grupo or Cementos, any Summit Service Provider set forth on Exhibit B hereto, and (ii) in the case of Summit, any Company Service Provider set forth on Exhibit C hereto; provided, that the provisions of this Section 5 shall not prohibit Grupo, Cementos, Summit or any of their respective Affiliates (in the case of Grupo, controlled Affiliates) from (a) conducting a general solicitation, advertisement or search firm engagement that, in each case, is not specifically directed at any such individual or individuals, (b) soliciting for employment and hiring any individuals who have not been employed or engaged by the other party or its respective Affiliates (in the case of Grupo, controlled Affiliates), as applicable, for a period of six months prior to the date such individuals were first solicited for employment, or (c) in the case of Grupo or Cementos, soliciting for employment and hiring any individuals whose employment or engagement with the Company and its Subsidiaries (the “Company Group”) is terminated by the Company Group after the Closing.
Section 6. Acknowledgement. Each of Grupo and Summit acknowledges and agrees that (i) Grupo and its Affiliates have a substantial interest in the Company, (ii) the relationships, business, goodwill, trade secrets and confidential information associated with the existing business, customers and assets of the Company on and prior to the Closing is an integral component of the value of the Company to Summit and is reflected in the consideration payable to Grupo’s and Cementos’s respective Affiliates in connection with the Transactions and (iii) Grupo’s and Cementos’s agreement as set forth herein is necessary to preserve the value of the Company for Summit following the Closing. Grupo and Cementos also acknowledge that the limitations of time, geography and scope of activity agreed to in this Agreement are reasonable because, among other things: (A) Grupo, Cementos, and their respective Affiliates and Summit are engaged in a highly competitive industry, (B) Grupo, Cementos, their respective Affiliates have had unique access to the confidential information, trade secrets and know-how of the Company, including, without limitation, the plans and strategy (and, in particular, the competitive strategy) of the Company, and (C) each of Grupo and Cementos believes that this Agreement provides no more protection than is reasonably necessary to protect Summit’s legitimate interest in the relationships, business, goodwill, trade secrets and confidential information of the Company. Summit acknowledges and agrees that it and its Subsidiaries are receiving substantial benefits from the Transaction Agreement, including pursuant to Sections 3, 4 and 5 hereof.
Section 7. Representations.
(a) Grupo hereby represents and warrants that (a) Grupo has full legal capacity, right and authority to execute and deliver this Agreement and to perform his obligations hereunder, (b) this Agreement has been duly executed and delivered by Grupo and, assuming due authorization, execution and delivery by the other parties to this Agreement, this Agreement constitutes a valid and binding agreement of Grupo, enforceable against Grupo in accordance with the terms hereof (subject to applicable bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and other laws affecting creditors’ rights generally and general principles of equity), (c) the execution and delivery of this Agreement by Grupo does not, and the performance by Grupo of its obligations hereunder shall not, (i) result in a violation of applicable law or (ii) require any consent or approval that has not been given or other action that has not been taken by any Person (including under any contract or other agreement binding upon Grupo or any of its Affiliates) and (d) Grupo has been represented by legal counsel in connection with the negotiation and execution of this Agreement.
(b) Cementos hereby represents and warrants that (a) Cementos has full legal capacity, right and authority to execute and deliver this Agreement and to perform his obligations hereunder, (b) this Agreement has been duly executed and delivered by Cementos and, assuming due authorization, execution and delivery by the other parties to this Agreement, this Agreement constitutes a valid and binding agreement of Cementos, enforceable against Cementos in accordance with the terms hereof (subject to applicable bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and other laws affecting creditors’ rights generally and general principles of equity), (c) the execution and delivery of this Agreement by Cementos does not, and the performance by Cementos of its obligations hereunder shall not, (i) result in a violation of applicable law or (ii) require any consent or approval that has not been given or other action that has not been taken by any Person (including under any contract or other agreement binding upon Cementos or any of its Subsidiaries and (d) Cementos has been represented by legal counsel in connection with the negotiation and execution of this Agreement.
(c) Summit hereby represents and warrants that (a) Summit has full legal capacity, right and authority to execute and deliver this Agreement and to perform his obligations hereunder, (b) this Agreement has been duly executed and delivered by Summit and, assuming due authorization, execution and delivery by the other parties to this Agreement, this Agreement constitutes a valid and binding agreement of Summit, enforceable against Summit in accordance with the terms hereof (subject to applicable bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and other laws affecting creditors’ rights generally and general principles of equity), (c) the execution and delivery of this Agreement by Summit does not, and the performance by Summit of its obligations hereunder will not, (i) result in a violation of applicable law or (ii) require any consent or approval that has not been given or other action that has not been taken by any Person (including under any contract or other agreement binding upon Summit or any of its Affiliates) and (d) Summit has been represented by legal counsel in connection with the negotiation and execution of this Agreement.
Section 8. Rights and Remedies. The parties hereto acknowledge and agree that the restrictions and covenants contained in this Agreement are reasonable and necessary to protect the legitimate interests of each party and constitute a material inducement of the other party to enter into the Transaction Agreement and the other Transaction Documents. The parties acknowledge and agree that the other party would be irreparably damaged in the event that any of the terms or provisions of this Agreement are not performed in accordance with their specific terms or otherwise are breached. Each party acknowledges and agrees that monetary damages would not be an adequate remedy and that, in connection with any such breach or threatened breach, the other party shall be entitled to equitable relief, including a temporary restraining order, an injunction, specific performance or any other similar relief that may be available from a court of competent jurisdiction (without any requirement to post bond) in addition to any and all other rights and remedies that may be available to it in respect thereof.
Section 9. Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction or other Governmental Authority to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such a determination, the parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner in order that the transactions contemplated hereby be consummated as originally contemplated to the fullest extent possible.
Section 10. Termination. This Agreement shall terminate and be of no further force and effect on the later of (a) the conclusion of the Restricted Period and (b) the conclusion of the ROFO Period.
Section 11. Amendments and Waivers. No amendment of any provision of this Agreement shall be valid unless the amendment is in writing and signed by each of the parties hereto. No waiver of any provision of this

Agreement shall be valid unless the waiver is in writing and signed by each party against whom the waiver is to be effective. No failure or delay by any party hereto in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege.
Section 12. Counterparts. This Agreement may be signed in any number of counterparts (including by electronic means), each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.
Section 13. Governing Law. This Agreement and all Actions arising out of or relating to this Agreement (whether in contract, tort or otherwise) shall be governed by and construed in accordance with the laws of the State of Delaware (including the procedural laws and the laws relating to the statute of limitations), without regard to the conflicts of law rules of such state.
Section 14. Jurisdiction. The parties hereto agree that any Action seeking to enforce any provision of, or based on any matter arising out of or in connection with, this Agreement or the transactions contemplated hereby shall be brought exclusively in the Delaware Chancery Court or, if such court shall not have jurisdiction, any federal court located in the State of Delaware or other Delaware state court, and that any cause of action arising out of this Agreement shall be deemed to have arisen from a transaction of business in the State of Delaware, and each of the parties hereby irrevocably consents to the exclusive jurisdiction of such courts (and of the appropriate appellate courts therefrom) in any such Action so long as one of such courts shall have subject matter jurisdiction over such Action, and irrevocably waives, to the fullest extent permitted by Applicable Law, any objection that it may now or hereafter have to the laying of the venue of any such Action in any such court or that any such Action brought in any such court has been brought in an inconvenient forum. Process in any such Action may be served on any party anywhere in the world, whether within or without the jurisdiction of any such court.
Section 15. WAIVER OF JURY TRIAL. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY ACTION ARISING OUT OF OR RELATED TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.
Section 16. Successors and Assigns. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns; provided, that no party may assign, delegate or otherwise transfer any of its rights or obligations under this Agreement without the prior written consent of the other party hereto; and provided, further, that no such assignment, delegation or transfer shall relieve any such assigning party of its obligations hereunder or enlarge, alter or change any obligation of the other party hereto or due to the assigning party.
Section 17. Entire Agreement. This Agreement constitutes the entire agreement and supersedes all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof.
[signature page follows]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the day and year first above written.
SUMMIT

By:
Name:
Title:

GRUPO

By:
Name:
Title:

CEMENTOS

By:
Name:
Title:
[Signature Page to Restrictive Covenant Agreement]

Annex D
TRANSITION SERVICES AGREEMENT

by and between

CEMENTOS ARGOS S.A.

and

SUMMIT MATERIALS, INC.

Dated as of [•]

D-i

D-ii

TRANSITION SERVICES AGREEMENT
TRANSITION SERVICES AGREEMENT, dated as of [•] (this “Agreement”), between Cementos Argos S.A., a sociedad anónima incorporated in the Republic of Colombia (“Cementos”), and Summit Materials, Inc., a Delaware corporation (“Summit”). Each of Cementos and Summit is referred to herein as a “Party” and, collectively, as the “Parties”.
W I T N E S S E T H:
WHEREAS, on September 7, 2023, Argos North America, Corp., Cementos Argos S.A., Argos SEM LLC, Valle Cement Investments, Inc., Summit Materials, Inc., a Delaware corporation entered into a Transaction Agreement (the “Transaction Agreement”), pursuant to which Argos SEM LLC and Valle Cement Investments, Inc. agreed to sell and Summit Materials, Inc. agreed to purchase all of the issued and outstanding equity securities of Argos North America, Corp. (the “Transaction”); and
WHEREAS, in connection with the transactions contemplated by the Transaction Agreement, and to effect an orderly transfer of Argos North America Corp., a Delaware corporation (“ANAC”), from Cementos to Summit, for a specified period of time following the Closing, Cementos will provide certain transition services to the ANAC Group on the terms and conditions set forth herein.
NOW, THEREFORE, in consideration of the mutual promises and covenants set forth herein and for good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the Parties agree as follows:
ARTICLE I
DEFINITIONS
Section 1.1. General. (a) Unless otherwise defined herein, all capitalized terms used herein shall have the same meanings as in the Transaction Agreement.
(b) As used in this Agreement, the following terms have the respective meanings set forth below:
“Additional Services” shall have the meaning set forth in Section 2.3.
“Agreement” shall have the meaning set forth in the preamble.
“Agreement Disputes” shall have the meaning set forth in Section 9.1.
“ANAC” shall have the meaning set forth in the recitals.
“ANAC Group” means ANAC and each Person that is a direct or indirect Subsidiary of ANAC at the Closing.
“Anonymize” shall have the meaning set forth in Section 8.5.
“Applicable Law” means, with respect to any Person, any transnational, domestic or foreign federal, state, provincial or local law (statutory, common or otherwise), constitution, treaty, convention, ordinance, code, rule, regulation, Order (including any extension order), injunction, judgment, decree, ruling or other similar requirement enacted, adopted, promulgated or applied by a Governmental Authority that is binding upon or applicable to such Person or its properties, as amended unless expressly specified otherwise.
“Applicable Privacy Laws” shall have the meaning set forth in Section 8.4.
“Applicable Rate” shall mean the Prime Rate plus one and one half percent (1.5%) per annum or if such rate is higher than the maximum rate that can be charged in commercial transactions as determined by the Superintendencia Financiera de Colombia, such maximum rate.
“Audited Party” shall have the meaning set forth in Section 8.2.
“Auditing Party” shall have the meaning set forth in Section 8.2.
“Bankruptcy Event” with respect to a Party shall mean the filing of an involuntary petition in bankruptcy or similar proceeding against such Party seeking its reorganization, liquidation or the appointment of a receiver, trustee or liquidator for it or for all or substantially all of its assets, whereupon such petition shall not be dismissed within sixty (60) calendar days after the filing thereof, or if such Party shall (i) apply for or consent in writing to the appointment of a receiver, trustee or liquidator of all or substantially all of its assets, (ii) file a voluntary petition or admit in writing its inability to pay its debts as they become due, (iii) make a general assignment for the benefit of creditors, (iv) file a petition or an answer seeking reorganization or an arrangement with its creditors or take advantage of any insolvency law with respect to itself as debtor, or (v) file an answer admitting the material allegations of a petition filed against it in any bankruptcy, reorganization, insolvency proceedings or any similar proceedings.
“Business Day” shall mean any day other than a Saturday, a Sunday or a day on which banks in New York City, New York or Bogota, Colombia, are authorized or obligated by Applicable Law or executive order to close.
“Cementos” shall have the meaning set forth in the preamble.
“Commencement Date” shall have the meaning ascribed to that term in Section 7.1(a).
“Confidential Information” means, with respect to a Party (the “Disclosing Party”), any information that such Party furnishes or otherwise provides, directly or indirectly, to the other Party (the “Receiving Party”), in connection with or as a result of this Agreement or performance or receipt of Services hereunder that is confidential, non-public or proprietary, or that constitutes Personal Information, and relates to the Disclosing Party, its Affiliates or any of their respective businesses, operations, clients, customers, prospects, personnel, properties, processes or products, financial, technical, commercial or other information (regardless of the form or format of the information (written, verbal, electronic or otherwise)), including all materials derived from, reflecting or incorporating, in whole or in part, any such information. “Confidential Information” shall not include information that (i) is or becomes generally available to the public through no direct or indirect act or omission by the Receiving Party or by any of its Affiliates or Representatives or (ii) becomes available on a non-confidential basis to the Receiving Party or its Affiliates or Representatives from a source, other than the Disclosing Party or its Affiliates or Representatives, who is not, to the knowledge of the Receiving Party, prohibited from disclosing such information by any contractual, legal or fiduciary obligation.
“Cutover” shall have the meaning set forth in Section 2.5.
“Delaware Courts” shall have the meaning set forth in Section 11.17.
“Disclosing Party” shall have the meaning set forth in the definition of “Confidential Information.”
“Dispute Notice” shall have the meaning set forth in Section 9.1.
“Force Majeure Event” shall have the meaning set forth in Section 7.4.
“Governmental Authority” means any transnational, domestic or foreign federal, state, provincial, or local governmental, regulatory or administrative authority (including self-regulatory, self-policing, or self-reporting industry groups or authorities), mediator, arbitrator, arbitral body, department, commission, court, tribunal, agency or official, including any political subdivision thereof.
“Indemnifying Party” shall have the meaning set forth in Section 5.3.
“Indemnitee” shall have the meaning set forth in Section 5.3.
“Information Security Incident” shall have the meaning set forth in Section 8.4.
“Intellectual Property License Agreement” means that certain Intellectual Property License Agreement, dated concurrently herewith, by and between Cementos and ANAC.
“Intellectual Property Rights” means any and all intellectual property and similar proprietary rights in any jurisdiction throughout the world, whether or not registered, including any and all of the following: (i) statutory invention registrations, patents and patent applications (including all reissuances, renewals, provisionals, non-provisionals, divisionals, revisions, continuations, continuations-in-part, extensions and reexaminations thereof) and all inventions (whether or not patentable) and improvements to inventions disclosed in each such registration, and all documentation relating to any of the foregoing, (ii) trademarks, service marks, certification marks, trade names, service names, trade dress, logos, brand names, domain names, social media identifiers or accounts, corporate names and all other indications of origin (in each case, whether or not registered), and all translations, adaptations, variations, derivations, combinations, renewals, registrations and applications for registration of any of the foregoing, and all goodwill associated with any of the foregoing (“Trademarks”), (iii) works of authorship, mask works, industrial designs, copyrights (whether or not registered) and registrations and applications for registration thereof, and all derivative works, moral rights, renewals, extensions, reversions or restorations associated with such copyrights, now or hereafter provided by Applicable Law, regardless of the medium of fixation or means of expression, (iv) Software and all forms of technology, (v) trade secrets, know-how and other confidential or business or technical information, including any and all ideas, discoveries, formulas, compositions, plans, designs, methodologies, processes and/or procedures, specifications, financial, pricing and cost information, business and marketing data and plans, techniques, algorithms, and customer and supplier lists and all other information and data similar to any of the foregoing, (vi) databases and data collections, (vii) rights in copies or embodiments of any of the foregoing (whether electronic or tangible), (viii) rights to obtain, apply for, prosecute (including all rights to claim priority to), register, maintain and defend any of the foregoing, (ix) rights in all of the foregoing provided by treaties, conventions and common law and (x) rights to sue or recover and retain damages and costs and attorneys’ fees for past, present and future infringement, misappropriation or other violation of any of the foregoing.
“Licensable” shall mean, with respect to any Intellectual Property Right, that Cementos or any of its Affiliates has the power and authority to grant a non-exclusive license to such Intellectual Property Right without any of the following: (i) the consent of any Third Party (unless such consent can be obtained by providing consideration to such Third Party then Cementos shall give reasonable notice of the same to Summit and Summit shall, in its sole discretion, have the option to pay any such consideration to such Third Party in accordance with Section 4.2), or (ii) the payment of royalties or other consideration on or after the Commencement Date by Cementos or any of its Affiliates to any Third Party under any pre-existing agreement (including any renewal of any pre-existing agreement) relating to such Intellectual Property Right (unless Summit, in its sole discretion, assumes responsibility for such payment or consideration to such Third Party in accordance with Section 4.2).
“Look-Back Period” shall have the meaning set forth in Section 2.2.
“Loss” shall mean any and all damages, losses, liabilities, obligations, penalties, judgments, settlements, claims, payments, fines, costs and expenses (including the reasonable costs and expenses of any and all Actions and demands, assessments, judgments, settlements and compromises relating thereto and the reasonable costs and expenses of attorneys’, accountants’, consultants’ and other professionals’ fees and expenses incurred in the investigation or defense thereof or the enforcement of rights hereunder), excluding consequential, indirect and/or punitive damages.
“Order” means any judgment, decree, writ, injunction, stipulation, ruling, award, decision, subpoena, determination, verdict or order entered, issued, made or rendered by any Governmental Authority or legally binding arbitrator of competent jurisdiction.
“Party” shall have the meaning set forth in the preamble.
“Person” means an individual, sole proprietorship, corporation, partnership, limited liability company, joint venture, association, trust, union or other entity or organization, including a Governmental Authority.
“Personal Information” shall mean any information that identifies, or could reasonably be used to identify, an individual, household, browser or device, or any other similar information that is subject to any Applicable Privacy Law or regulation regarding privacy or cybersecurity.
“Prime Rate” shall mean the rate per annum publicly announced by J.P. Morgan Chase Bank, N.A. (or successor thereto) from time to time as its prime rate in effect at its principal office in New York City. For purposes of this Agreement, any change in the Prime Rate shall be effective on the date such change in the Prime Rate is publicly announced as effective.
“Program Manager” shall have the meaning set forth in Section 2.4.

“Receiving Party” shall have the meaning set forth in the definition of “Confidential Information.”
“Scheduled Termination Date” shall have the meaning set forth in Section 7.1(a).
“Service Charges” shall have the meaning set forth in Section 4.1.
“Services” shall mean those transitional services, including any Additional Services, to be provided by Cementos to the ANAC Group set forth on Schedule A hereto.
“Summit Cement Plant Operating Data” shall have the meaning set forth in Section 8.5.
“Summit Data” shall have the meaning set forth in Section 8.3.
“Third Party” shall mean any Person who is not a Party or an Affiliate of a Party.
“Third Party Claim” shall have the meaning set forth in Section 5.1.
“Trademarks” shall have the meaning set forth in the definition of “Intellectual Property Rights.”
“Transaction Agreement” shall have the meaning set forth in the preamble.
“Transaction Documents” shall mean the Transaction Agreement, the Stockholders Agreement, the Support Services Agreement, the Cement Supply Agreement, the Logistics Agreement (Cartagena), the Master Purchase Agreement, the Logistics Agreement (International), the Intellectual Property License Agreement, the Restrictive Covenants Agreement and this Transition Services Agreement.
Section 1.2. Reference; Interpretation. References in this Agreement to any gender include references to all genders, and references to the singular include references to the plural and vice versa. The words “include”, “includes” and “including” when used in this Agreement shall be deemed to be followed by the phrase “without limitation.” Unless the context otherwise requires, references in this Agreement to Articles, Sections and Schedules shall be deemed references to Articles and Sections of, and Schedules to, this Agreement. Unless the context otherwise requires, the words “hereof”, “hereby” and “herein” and words of similar meaning when used in this Agreement refer to this Agreement in its entirety and not to any particular Article, Section or provision of this Agreement.
ARTICLE II
SERVICES
Section 2.1. Services. Cementos shall provide to the ANAC Group the Services set forth in Schedule A. Subject to Section 7.1(a), upon conclusion of the term set forth opposite the description of such Service, this Agreement shall be deemed terminated with respect to such Service. Additional Services shall be provided to the ANAC Group by Cementos as provided in Section 2.3. Cementos may cause any Service it is required to provide hereunder to be provided by a Third Party; provided that (a) Cementos has received the prior written consent of Summit (which consent shall not be unreasonably withheld, conditioned or delayed) and that use of such Third Party does not narrow or impair the scope of the Services, the standard for Services as set forth in Section 2.2 or the content of the Services provided to the ANAC Group; or (b) Cementos may delegate the provision of any Service to Summa Servicios Corporativos Integrales S.A.S. (“Summa”) without the prior written consent of Summit, provided that, (i) such delegation to Summa does not narrow or impair the scope of the Services, the standard for Services as set forth in Section 2.2 or the content of the Services provided to the ANAC Group; (ii) any increased costs related to such delegation shall not result in any increase in Service Charges or other fees or costs payable by Summit during the initial term for the relevant Service set forth on Schedule A and (iii) the Parties shall negotiate in good faith any increased Service Charge in respect of such delegated Service in any renewal or extension term therefor and, in the event the Parties do not agree on an increased Service Charge, such delegated Service shall terminate at the end of the initial term therefor set forth on Schedule A, without regard to Summit’s extension rights in Section 7.1; provided, further, that Cementos shall in all cases remain responsible for all of its obligations hereunder with respect to the scope of the Services, the standard for Services as set forth in Section 2.2 and the content of the Services provided to the ANAC Group. Cementos acknowledges and agrees that all contracts for Services with a Third Party have been and will be negotiated on arms-length basis.
Section 2.2. Standard of Service. Cementos shall maintain sufficient resources to perform its obligations hereunder. In performing the Services, Cementos shall provide no less than the same level of service (including with respect to timeliness) and shall use at least the same degree of care as its personnel provided and used in providing such Services during the twelve (12) months immediately prior to the Commencement Date (the “Look-Back Period”), subject in each case to any provisions set forth on Schedule A with respect to each such Service. Each Party shall provide reasonable assistance to the other Party in migrating the applicable Services to the ANAC Group.
Section 2.3. Additional Services. If, after the date hereof, Summit identifies to Cementos in writing a service with respect to business continuity that (a) Cementos provided, directly or indirectly, to the ANAC Group at any time during the Look-Back Period and such service was not included in Schedule A, Cementos shall provide such requested service (each such additional service to be provided, an “Additional Service”). In the event that an Additional Service is identified, the Parties shall amend Schedule A in writing to include such Additional Service (including the Service Charge and the period of duration with respect to such Additional Service) and such Additional Service shall be deemed a Service hereunder, and accordingly, Cementos will provide such Additional Service, or cause such Additional Service to be provided, in accordance with the terms and conditions of this Agreement. The applicable Service Charge for such Additional Service shall be Cementos’ cost with respect to such Additional Service (without any markup or margin), unless otherwise mutually agreed in writing by the Parties.
Section 2.4. Program Managers. On the date of this Agreement, each Party shall appoint a services program manager (each, a “Program Manager”) to perform the functions set forth herein. Each Program Manager will be responsible for identifying, developing, supervising, and adjusting such processes, guidelines, specifications, standards and additional terms and conditions as the Parties agree are necessary to support and satisfy the day-to-day requirements set forth in this Agreement and to implement each Party’s obligations and for overseeing and facilitating the orderly provision and receipt of Services and Additional Services, if any, provided that any agreement, understanding or arrangement that operates or could be deemed to operate to terminate, limit, amend, waive or otherwise modify any of the Parties’ rights or obligations under this Agreement shall have no force or effect unless memorialized in writing and signed by each Party. Each Party may change a Program Manager from time to time upon written notice to the other Party. As of the date of this Agreement, (a) Cementos’ Program Manager will be designated in writing prior to Closing and (b) Summit’s Program Manager will be designated in writing prior to Closing.
Section 2.5. Transitional Nature of Services. Summit shall use commercially reasonable efforts to transition each Service to its internal organization (the “Cutover”) as promptly as reasonably practicable after the Commencement Date and, in any event, no later than the applicable Scheduled Termination Date for each of the Services (as defined herein and as extended pursuant to the terms hereof), and Cementos shall use commercially reasonable efforts to assist Summit with respect to the timely implementation of any Cutover.
Section 2.6. Intellectual Property.
(a) Subject to the terms and conditions of this Agreement, with respect to the Services, (i) Cementos (on behalf of itself and its Affiliates) hereby grants the ANAC Group an irrevocable, royalty-free, non-exclusive, non-assignable (except as expressly provided for in Section 11.8) license in, to and under any and all Intellectual Property Rights (other than Trademarks) owned or otherwise Licensable by Cementos or any of its Affiliates that are necessary to receive and use the Services, in order to receive and use the Services as provided in and for the term of this Agreement, and (ii) the ANAC Group hereby grants Cementos and its Subsidiaries a royalty-free, non-exclusive, non-assignable (except as expressly provided for in Section 11.8) license in, to and under all Intellectual Property Rights (other than Trademarks) owned by Summit or any of its Affiliates that are necessary to provide the Services, in order to provide the Services as provided in and for the term of this Agreement. The foregoing licenses shall not in any way limit the licenses granted under the Intellectual Property License Agreement, including with respect to exclusivity, subject to the terms thereof.
(b) Nothing in this Agreement or in the performance, provision or receipt of the Services under this Agreement shall be deemed to transfer, assign or otherwise convey any rights, title or interests in, to or under any Intellectual Property Rights of either Party or its Affiliates to the other Party or its Affiliates, subject to Section 8.3. All rights not expressly granted by a Party hereunder are reserved by such Party. Without limiting the generality of the foregoing, the Parties hereby expressly agree and acknowledge that nothing contained herein shall be construed or interpreted as a grant, by implication or otherwise, of any licenses other than the licenses expressly set forth herein. No Party shall, except as specifically permitted in this Agreement or approved in advance in writing by the other Party, give consent to the use of any Intellectual Property Rights licensed to such Party hereunder to any other Person in any manner.
ARTICLE III
LICENSES AND PERMITS
Each Party warrants and covenants that all duties and obligations (including with respect to Cementos, all Services) to be performed hereunder shall be performed in compliance with all material Applicable Laws. Each Party shall obtain and maintain all material permits, approvals and licenses necessary or appropriate to perform its duties and obligations (including with respect to Cementos, the Services) hereunder and shall at all times comply with the terms and conditions of such permits, approvals and licenses. For the avoidance of doubt, Cementos shall use commercially reasonable efforts to obtain, and to keep and maintain in effect, all Third Party licenses and consents required for the provision of any Service in accordance with the terms of this Agreement. In the event that any such licenses and consents from any such Third Party cannot be obtained by Cementos after the exercise of such commercially reasonable efforts, (a) Cementos shall promptly notify Summit in writing and shall use commercially reasonable efforts to implement an appropriate alternative arrangement and (b) the costs related to obtaining any such licenses or consents shall be borne solely by Summit; provided that Cementos shall not incur any such costs without the prior written consent of Summit.
ARTICLE IV
PAYMENT
Section 4.1. General. In consideration for the provision of each of the Services, Summit shall pay to Cementos the fees set forth for such Service on Schedule A (each fee constituting a “Service Charge” and, collectively, the “Service Charges”).1
Section 4.2. Additional Expenses. In addition to the fees payable in accordance with Section 4.1, Summit shall reimburse Cementos for all reasonable and necessary documented out-of-pocket costs and expenses incurred by Cementos with respect to Third Parties in connection with the provision of Services to the ANAC Group. Schedule A shall include any Third Party costs in connection with the provision of the Services that are known by Cementos as of the date hereof. To the extent that Cementos incurs any excess cost and/or expense in connection with the provision of a Service provided by a Third Party due to an increase in the rates of such Third Party, Summit shall reimburse Cementos for such documented excess costs and/or expenses directly or by increasing the applicable Service Charge and shall provide additional information reasonably requested by Summit that evidences such increase in costs and/or expenses.
Section 4.3. Invoices. (a) Cementos will invoice Summit in U.S. dollars: (i) as of the last day of each calendar month for any Service Charges payable by Summit in accordance with Section 4.1 during such month (which shall be inclusive of any taxes); and (ii) as of the last day of each calendar month for any amounts payable by Summit in accordance with Section 4.2 (and enclosing invoices from such Third Parties). Cementos shall deliver or cause to be delivered to Summit each such invoice within five (5) calendar days following the last day of the calendar month to which such invoice relates. Unless otherwise specified in Schedule A, Summit shall pay each such invoice received by electronic funds transfer within ninety (90) calendar days of the date on which such invoice was received.
(b) Summit shall not be required to pay any invoiced amounts that Summit is disputing in good faith in accordance with this Section 4.3(b). If Summit disputes any invoiced amount, Summit shall be required to pay the undisputed portion of such invoice and may withhold the disputed portion pending resolution of the matter; provided that Summit shall provide written notice to Cementos, detailing the specific nature of the dispute, within ninety (90) calendar days of receipt of the relevant invoice, after which time Summit and Cementos shall resolve the dispute in accordance with Section 9.1 of this Agreement. The withholding of any amount in accordance with this Section 4.3(b) shall not be considered a basis for monetary or other default or grounds for termination under this Agreement.
[1]
Note to Draft: The Parties intend that services fees reflected in Schedule A to be at cost (without any markup or margin), as calculated in accordance with the historical cost allocation methodology used by Provider to determine the cost of such Services.

Section 4.4. Failure to Pay. Any undisputed amount not paid within ninety (90) calendar days after receipt of an invoice therefor shall be subject to a late payment fee computed daily at a rate equal to the Applicable Rate from the due date of such amount to the date such amount is paid.
Section 4.5. Termination of Services. In the event of a termination of Services pursuant to Article VII, with respect to the calendar month in which such Services cease to be provided, the recipient of such Services shall be obligated to pay a fee for such Services calculated as set forth on Schedule A for the portion of the month prior to the termination. Where possible, the Parties agree to work together cooperatively to seek to have terminations occur as of month ends, but this Agreement shall not limit a Party’s right to effect a termination in accordance with this Agreement other than as of a month end.
ARTICLE V
INDEMNIFICATION
Section 5.1. Indemnification of Party Receiving Services. Cementos hereby agrees to indemnify, defend and hold Summit and its Affiliates and Representatives (each a “Summit Indemnified Party”) harmless from and against any Loss to which such Summit Indemnified Party may become subject arising out of, by reason of or otherwise in connection with the provision of Services hereunder by or on behalf of Cementos, other than Losses resulting from Summit’s gross negligence, fraud or willful misconduct (a “Third Party Claim”). Notwithstanding any provision in this Agreement to the contrary, Cementos shall not be liable under this Section 5.1 for any consequential or punitive damages. The aggregate liability and indemnification obligations of Cementos (in connection with the provision of Services by or on behalf of Cementos) with respect to this Agreement shall not exceed the aggregate amount of Service Charges paid or payable hereunder to Cementos (including, for the avoidance of doubt, during any extension period); provided, however, that such cap shall not apply to liability or indemnification obligations that result from Cementos or its Affiliates or Representatives’ fraud or willful misconduct.
Section 5.2. Indemnification of Party Providing Services. Summit hereby agrees to indemnify, defend and hold Cementos and its Affiliates and Representatives (each a “Cementos Indemnified Party”) harmless from and against any Loss to which such Cementos Indemnified Party may become subject arising out of, by reason of or otherwise in connection with the provision of Services hereunder by or on behalf of Cementos other than Losses resulting from Cementos’ gross negligence, fraud or willful misconduct. Notwithstanding any provision in this Agreement to the contrary, Summit shall not be liable under this Section 5.2 for any consequential or punitive damages.
Section 5.3. Third Party Claims.
(a) If a Third Party Claim is made against a Summit Indemnified Party or a Cementos Indemnified Party (the “Indemnitee”), the Indemnitee shall notify the party providing indemnification (the “Indemnifying Party”), in writing, and in reasonable detail, promptly of the Third Party Claim (and in any event by the date that is fifteen (15) Business Days after receipt by the Indemnitee of written notice of the Third Party Claim), provided, that failure to comply with the foregoing shall not constitute a waiver of the right to indemnification and shall affect the Indemnifying Party’s indemnification obligations only to the extent that it is materially prejudiced by such failure or delay.
(b) In the event and to the extent of payment by an Indemnifying Party to any Indemnitee in connection with any Third Party Claim, such Indemnifying Party shall be subrogated to and shall stand in the place of such Indemnitee as to any events or circumstances in respect of which such Indemnitee may have any right or claim relating to such Third Party Claim against any claimant or plaintiff asserting such Third Party Claim. Such Indemnitee shall cooperate with such Indemnifying Party in a reasonable manner, and at the cost and expense of such Indemnifying Party, in prosecuting any subrogated right or claim.
(c) Summit and Cementos shall cooperate as may reasonably be required in connection with the investigation, defense and settlement of any Third Party Claim, including using its respective commercially reasonable efforts to make available to the other Party, upon written request, their former and then current directors, officers, employees and agents and those of their subsidiaries as witnesses and any records or other documents within its control or which it otherwise has the ability to make available, to the extent that (i) any such Person, records or other documents may reasonably be required in connection with such defense, settlement or compromise and (ii) making such Person, records or other documents so available would not constitute a waiver of the attorney-client privilege of Cementos or Summit, as the case may be.

(d) The remedies provided in this Article V shall be cumulative and shall not preclude assertion by any Indemnitee of any other rights or the seeking of any and all other remedies against any Indemnifying Party.
Section 5.4. Survival. The Parties’ obligations under this Article V shall survive the termination of this Agreement.
Section 5.5. DISCLAIMERS. SUMMIT (ON BEHALF OF ITSELF AND ITS AFFILIATES) UNDERSTANDS AND AGREES THAT, EXCEPT AS EXPRESSLY SET FORTH IN SECTIONS 2.2 AND ARTICLE III OR IN ANY TRANSACTION DOCUMENT, NOTWITHSTANDING ANYTHING TO THE CONTRARY HEREIN, THE INTELLECTUAL PROPERTY RIGHTS LICENSED PURSUANT TO THIS AGREEMENT AND THE SERVICES ARE FURNISHED “AS IS”, WITH ALL FAULTS AND WITHOUT WARRANTY OF ANY KIND, EXPRESS, IMPLIED, STATUTORY OR OTHERWISE, INCLUDING ANY WARRANTY OF MERCHANTABILITY, FITNESS FOR ANY PARTICULAR PURPOSE, TITLE, QUALITY, USEFULNESS, COMMERCIAL UTILITY, ADEQUACY, OR COMPLIANCE WITH ANY LAW, DOMESTIC OR FOREIGN, AND IMPLIED WARRANTIES ARISING FROM COURSE OF DEALING OR COURSE OF PERFORMANCE.
ARTICLE VI
COOPERATION; CONFIDENTIALITY; TITLE
Section 6.1. Services Cooperation. Each Party shall use commercially reasonable efforts to cooperate with the other Party in all matters relating to the provision and receipt of the Services. Such cooperation shall include, but not be limited to, exchanging information, providing electronic access to systems used in connection with the Services, performing true-ups and adjustments and obtaining all consents, licenses, sublicenses or approvals necessary to permit each Party to perform its obligations hereunder. Cementos and Summit shall maintain reasonable documentation related to the Services and cooperate with each other in making such information available to the other Party as needed.
Section 6.2. Confidentiality. The Receiving Party shall keep confidential from Third Parties the Schedules to this Agreement and all Confidential Information, and shall use such Confidential Information only for the purposes set forth in this Agreement; provided, however, the Receiving Party may disclose Confidential Information of the Disclosing Party: (a) to its Representatives and Affiliates on a need-to-know basis in connection with the performance of the Receiving Party’s obligations under this Agreement; (b) in any report, statement, testimony or other submission to any Governmental Authority having jurisdiction over the Receiving Party; or (c) in order to comply with Applicable Law, or in response to any summons, subpoena or other legal process or formal or informal investigative demand issued to the Receiving Party in the course of any litigation, investigation or administrative proceeding. In the event that the Receiving Party becomes legally compelled (based on advice of counsel) by deposition, interrogatory, request for documents subpoena, civil investigative demand or similar judicial or administrative process to disclose any Confidential Information of the Disclosing Party, the Receiving Party (to the extent legally permitted) shall provide the Disclosing Party with prompt prior written notice of such requirement, and, to the extent reasonably practicable, cooperate with the Disclosing Party (at the Disclosing Party’s expense) to obtain a protective order or similar remedy to cause such Confidential Information not to be disclosed. The Receiving Party shall furnish only that portion of the Confidential Information that has been legally compelled, and shall exercise its commercially reasonable efforts (at the Disclosing Party’s expense) to obtain assurance that confidential treatment will be accorded such Confidential Information. The covenants in this Article VI shall survive any termination of this Agreement for a period of three (3) years from the date such termination becomes effective. The Disclosing Party shall retain all right, title and interest in any Confidential Information that is furnished or otherwise provided, directly or indirectly, to the Receiving Party hereunder, and nothing in this Section 6.2 shall be interpreted to constitute a transfer or assignment of the Disclosing Party’s right, title and interest in any such Confidential Information. Notwithstanding the foregoing, either Party may disclose the terms and conditions of this Agreement in connection with a public filing made by such Party that is required to be made by Applicable Law; provided that, such Party shall (a) only be permitted to disclose the terms and conditions of this Agreement to the extent required by such Applicable Law and (b) redact or otherwise omit any commercially-sensitive terms in connection with such disclosure.

Section 6.3. Internal Use; Title, Copies, Return. Except to the extent inconsistent with the express terms of the Transaction Agreement, any Transaction Document other than this Agreement and Section 2.6, each Party hereby agrees that:
(a) title to all systems used in performing any Service provided hereunder shall remain with the Party providing such Service or its Third Party vendors; and
(b) to the extent the provision of any Service involves pre-existing Intellectual Property Rights, including without limitation software programs or patented or copyrighted material, or material constituting trade secrets, the recipient of such Service shall not in any way alter any of such material, or otherwise use such material in a manner inconsistent with the terms and provisions of this Agreement, without the express written consent of the Party providing such Service; and upon the termination of any Service, the recipient of such Service shall return to the Party providing such Service, as soon as practicable, any equipment or other property of the Party providing such Service relating to such Service which is owned or leased by the Party providing such Service and is or was in its possession or control.
ARTICLE VII
TERM
Section 7.1. Duration.
(a) Except as provided in Section 4.5, Section 5.4, Section 6.2, Section 7.2, Section 7.3, Section 7.4 and Section 7.5, the term of this Agreement shall commence on the date hereof (the “Commencement Date”) and shall continue in full force and effect until the earlier of (i) the date that is the last day prior to the month that includes the day falling six (6) months after of the Commencement Date, unless otherwise mutually agreed by the Parties, and (ii) the earlier termination of all Services in accordance with Section 4.5 or Section 7.1(b) (“Scheduled Termination Date”). Not less than thirty (30) calendar days prior to the Scheduled Termination Date for each Service, Summit may notify Cementos if it determines in good faith it will not be able to complete the transition prior to the Scheduled Termination Date for such Service, and, solely with respect to such Service, request the extension of (and Cementos shall extend) the Scheduled Termination Date for such Service up to six (6) months; provided that (A) Cementos shall not be required to extend the Scheduled Termination Date for any such Service more than three (3) times and (B) Summit must provide sixty (60) calendar days’ notice prior to the second and third extensions of such Service.
(b) Summit may terminate one or more of the Services it receives, in whole or in part, at any time and for any reason by providing not less than thirty (30) calendar days’ prior written notice to Cementos, provided that no such notice may be given prior to the date that is sixty (60) days following the Commencement Date. At the end of such thirty (30) day period (or such shorter period as may be agreed by the Parties), Cementos shall discontinue the provision of the Services specified in such notice and any such Services shall be excluded from this Agreement, Schedule A shall be deemed to be amended accordingly, and this Agreement shall be deemed to be terminated with respect to such Service. The Parties agree that if Summit requests the early termination of a Service pursuant to this Section 7.1(b), then the Parties will discuss in good faith what costs Cementos would incur in connection with such early termination and Summit will agree to bear the reasonable and documented costs that Cementos would incur in connection with such early termination.
Section 7.2. Early Termination by Summit. Summit may terminate this Agreement by giving written notice to Cementos under the following circumstances:
(a) if Cementos shall default in the performance of any of its material obligations under this Agreement, and such default or breach shall continue and not be remedied for a period of thirty (30) calendar days after Summit has given written notice to Cementos specifying such default and requiring it to be remedied; or
(b) if a Bankruptcy Event has occurred with respect to Cementos.

Section 7.3. Early Termination by Cementos. Cementos may terminate this Agreement by giving written notice to Summit under the following circumstances:
(a) if Summit shall default in the performance of any of its material obligations under this Agreement and such default or breach shall continue and not be remedied for a period of thirty (30) calendar days after Cementos has given written notice to Summit specifying such default and requiring it to be remedied; or
(b) if a Bankruptcy Event has occurred with respect to Summit.
Section 7.4. Suspension Due to Force Majeure. The obligations of the Parties under the Agreement with respect to any Service will be suspended during the period and to the extent that a Party (or its Affiliates or Third Party providers, as applicable) is prevented or hindered from providing such Service, or a Party is prevented or hindered from receiving such Service, due to any of the following causes beyond such Party’s reasonable control (such causes, “Force Majeure Events”): (a) acts of God; (b) storm, earthquake, flood, fire or explosion; (c) acts of war (whether or not declared), armed hostilities or terrorism, or the escalation or worsening thereof, invasion, riot or other civil unrest; (d) government orders or Applicable Law; (e) embargoes or blockades; (f) action by any Governmental Authority; (g) international, national or regional emergency; (h) shortage of adequate power, raw materials or transportation facilities; (i) strikes, labor stoppages, slowdowns or disputes or other industrial disturbances; (j) global health conditions, including any epidemic, pandemic or disease outbreak; or (k) any other event which is beyond the reasonable control of such Party; provided that the Party so affected will (i) notify the other Party in writing promptly upon the onset of any Force Majeure Event, (ii) use commercially reasonable efforts to mitigate the effect of any Force Majeure Event and, in the case of Cementos, find a replacement service for any impacted Services, and (iii) notify the other Party in writing promptly upon the termination of any Force Majeure Event. In the event that Cementos is unable to provide any Service due to a Force Majeure Event, the Service Period for any Service suspended due to such Force Majeure Event will be extended for the duration of the suspension, and Summit will be relieved of its obligation to pay for any such Service to the extent not provided during the continuation of a Force Majeure Event.
Section 7.5. Consequences of Termination. In the event this Agreement expires or is terminated in accordance with this Article VII, then (a) all Services to be provided will promptly cease and (b) each of Summit and Cementos shall honor all credits and make any accrued and unpaid payment to the other Party as required pursuant to the terms of this Agreement, and no rights already accrued hereunder shall be affected.
ARTICLE VIII
RECORDS; DATA OWNERSHIP; DATA SECURITY
Section 8.1. Records Retention. Until three (3) years following the applicable Scheduled Termination Date, or for such additional time as required by any Applicable Law or regulation and as timely notified of such requirement in writing by either Party to the other, each Party shall use commercially reasonable efforts to keep electronic copies of the information reasonably necessary to verify the accuracy of the Service Charges required to be paid by the other Party pursuant to this Agreement.
Section 8.2. Audit Rights. No more than one (1) time during the term of this Agreement (and one (1) additional time during each extension period of a Service), each Party (in such capacity, the “Auditing Party”) may review or audit any books, records, documents, data files or other information of the other Party (in such capacity, the “Audited Party”) relating to Service Charges required to be paid by the Audited Party pursuant to this Agreement. The Audited Party shall grant the Auditing Party and its employees and independent contractors, auditors and advisers or other agents (in each case, who have executed confidentiality agreements with respect to any audit conducted pursuant to this Section 8.2) access to the Audited Party’s books, records, documents, data files or other information, and, during normal business hours with reasonable prior written notice, to the Audited Party’s premises (including information technology systems) and employees, in each case, as is reasonably necessary for the Auditing Party to fully and promptly carry out any audit conducted pursuant to this Section 8.2.
Section 8.3. Data Ownership. As between the Parties, (a) Summit shall be the sole and exclusive owner of all data and databases (including Personal Information and any other sensitive, confidential or regulated data, including with respect to Summit’s customers, employees, suppliers, vendors and other third parties) created or generated by (i) Summit, or (ii) on behalf of Summit by Cementos or any of its Affiliates under this Agreement to the extent such data is exclusively related to Summit’s business (such data in (i) and (ii), the “Summit Data”), and (b) Cementos shall be the sole and exclusive owner of all other such data created or generated by Cementos under this Agreement (excluding, for the avoidance of doubt, Summit Data), in each case of (a) and (b), except as otherwise expressly set forth, and subject to any licenses that may be granted in Schedule A. Any Intellectual Property Rights in or to such data shall be included in the licenses granted under Section 2.6(a), as applicable.
Section 8.4. Data Security. To the extent that the Disclosing Party shares any Confidential Information that constitutes Personal Information with the Receiving Party in connection with the provision or receipt of any Services under this Agreement (such data, the “Shared PII”), the Receiving Party shall comply with all applicable federal, state, local and international laws, regulations and directives governing the collection, use, storage, processing, transmission, transfer, disclosure or protection of such Shared PII (“Applicable Privacy Laws”) and shall as promptly as practicable notify the Disclosing Party if the Receiving Party reasonably believes that processing any such Shared PII as contemplated by this Agreement would violate any Applicable Privacy Law. The Receiving Party shall process any Shared PII only as instructed by the Disclosing Party as required in connection with the Receiving Party’s provision or receipt of the applicable Services or as otherwise required by Applicable Privacy Laws, and shall not sell or process such Shared PII (as each such term is defined under Applicable Privacy Laws) for any other purpose. The Receiving Party shall limit access to any Shared PII to only those personnel who need to know such Shared PII in connection with the Receiving Party’s provision or receipt of the applicable Services. The Receiving Party shall ensure that all personnel so authorized to process the Shared PII have agreed to maintain the confidentiality of such Shared PII. The Receiving Party shall implement reasonable administrative, physical, technical and organizational measures designed to protect the Shared PII from any unauthorized access to or acquisition, disclosure, disposal, loss or processing of such Shared PII (each, an “Information Security Incident”). The Receiving Party shall provide a written notice to the Disclosing Party without undue delay, and in any event within 36 hours (or, if earlier, as otherwise required, or reasonably necessary to comply with, Applicable Privacy Laws), following the discovery of any Information Security Incident and shall use commercially reasonable efforts to assist the Disclosing Party in the investigation, notification (including to government, governing organizations, payment card processors, and consumers), mitigation, and remediation of such Information Security Incident. The Receiving Party shall assist the Disclosing Party in fulfilling its obligations to respond to data subjects’ requests for exercising their rights under Applicable Privacy Laws and shall make available all information reasonably necessary to demonstrate compliance with Applicable Privacy Laws. The Parties agree to enter into any further privacy or data security agreements as required to comply with Applicable Privacy Laws.
Section 8.5. Use of Certain Anonymized Data. Notwithstanding the limitations on use of Summit Data and Shared PII set forth in Section 8.3 and Section 8.4 above, Summit hereby authorizes Cementos to (a) Anonymize cement plant operating data included within any Summit Data or Shared PII provided by Summit hereunder (collectively, the “Summit Cement Plant Operating Data”), (b) combine such Anonymized Summit Cement Plant Data with cement plant operating data from other sources for analytical purposes relating to the “Digital Twins” program and (c) use such Anonymized Summit Cement Plant Operating Data, only in such Anonymized form, as a component of such new aggregate dataset in the Digital Twins program to provide analytics and related services to customers, including Summit. Cementos shall be responsible for ensuring that any customers (other than Summit) who receive Anonymized Summit Cement Plant Operating Data as part of the analytics and related services provided by Cementos are unable to reverse the Anonymization of Summit Cement Plant Operating Data. For the purposes of this Section 8.5, “Anonymize” means, with respect to any Summit Cement Plant Operating Data, to modify such data so as to permanently obfuscate or remove any information in such data that could be used to (i) identify any particular cement plant or facility, (ii) associate any particular data with any identified or identifiable cement plant or facility or (iii) associate any particular cement plant, facility or data with Summit (it being understood that “Anonymized” and “Anonymization” shall have correlative meanings).
ARTICLE IX
DISPUTE RESOLUTION
Section 9.1. Negotiation. In the event of a controversy, dispute or claim arising out of, in connection with, or in relation to the interpretation, performance, nonperformance, validity or breach of this Agreement or otherwise arising out of, or in any way related to this Agreement or the transactions contemplated hereby, including any claim based on contract, tort, statute or constitution (collectively, “Agreement Disputes”), the Party claiming such Agreement Dispute shall give written notice to the other Party’s Program Manager setting forth the Agreement Dispute and a brief description thereof (a “Dispute Notice”) pursuant to the terms of the notice provisions of Article X hereof. Within ten (10) Business Days after delivery of a Dispute Notice, the Party receiving a Dispute Notice will submit a written response. Within five (5) Business Days of the delivery of such response, the Program Managers shall meet and confer at a mutually acceptable time and thereafter shall work for a reasonable period of time to settle such Agreement Dispute; provided, however, that such reasonable period shall not, unless otherwise agreed by the Parties in writing, exceed twenty (20) Business Days from the time of receipt by a Party of a Dispute Notice or fifteen (15) Business Days after delivery of a response. If the Parties are unable to resolve an Agreement Dispute, such Agreement Dispute shall be resolved in accordance with Section 11.17 of this Agreement.
ARTICLE X
NOTICES
All notices and other communications hereunder shall be in writing, shall reference this Agreement and shall be emailed, hand delivered or mailed by registered or certified mail (return receipt requested) to the Parties at the following addresses (or at such other address for a Party as shall be specified by like notice) and will be deemed given on the date on which such notice is received:
To Cementos:
Cementos Argos S.A.
[***],
[***]
Attention: [***]
E-mail: [***]

To Summit:

Summit Materials, Inc.
[Address]
[Address]
Attention: [•]
E-mail: [•]
ARTICLE XI
MISCELLANEOUS
Section 11.1. Taxes. Notwithstanding any other provision of this Agreement, each Party shall be entitled to deduct and withhold from any amount payable pursuant to this Agreement such amount as the it is required to deduct and withhold with respect to the making of such payment under Applicable Law. Any withheld amounts shall be paid over to the appropriate taxing authority and treated for all purposes of this Agreement as having been paid to the party in respect of which such withholding was made. Each Party shall make commercially reasonable efforts to reduce or eliminate any such required withholding and to facilitate the receipt of tax refunds, tax credits or similar tax benefits in respect of any such withholding.
Section 11.2. Relationship of Parties. Nothing in this Agreement shall be deemed or construed by the Parties or any Third Party as creating the relationship of principal and agent, partnership or joint venture between the Parties, it being understood and agreed that no provision contained herein, and no act of the Parties, shall be deemed to create any relationship between the Parties other than the relationship of independent contractor nor be deemed to vest any rights, interest or claims in any Third Parties.
Section 11.3. Complete Agreement; Construction . This Agreement, including the Schedules hereto, shall constitute the entire agreement between the Parties with respect to the subject matter hereof and shall supersede all previous negotiations, commitments and writings with respect to such subject matter. In the event of any inconsistency between this Agreement and any Schedule hereto, the Schedule shall prevail.
Section 11.4. Other Agreements. This Agreement is not intended to address, and should not be interpreted to address, the matters specifically and expressly covered by the Transaction Agreement or the other Transaction Documents.

Section 11.5. Counterparts . This Agreement may be executed in more than one counterparts, all of which shall be considered one and the same agreement, and shall become effective when one or more such counterparts have been signed by each of the Parties and delivered to the other Party. This Agreement may be executed and delivered by electronic means, including “.pdf” or “.tiff” files, and any electronic signature shall constitute an original for all purposes.
Section 11.6. Waivers and Consents. The failure of any Party to require strict performance by the other Party of any provision in this Agreement will not waive or diminish that Party’s right to demand strict performance thereafter of that or any other provision hereof. Any consent required or permitted to be given by any Party to the other Party under this Agreement shall be in writing and signed by the Party giving such consent.
Section 11.7. Amendments. This Agreement may not be modified or amended except by an agreement in writing signed by a duly authorized representative of each of the Parties.
Section 11.8. Assignment. This Agreement shall not be assignable, in whole or in part, directly or indirectly, by any Party without the prior written consent of the other Party, and any attempt to assign any rights or obligations arising under this Agreement without such consent shall be void; provided, however, that a Party may assign its rights under this Agreement to a wholly owned Subsidiary without the consent of the other Party. The Party that assigns this Agreement shall in all cases remain responsible for all of its obligations hereunder.
Section 11.9. Successors and Assigns. The provisions of this Agreement and the obligations and rights hereunder shall be binding upon, inure to the benefit of and be enforceable by (and against) the Parties and their respective successors and permitted transferees and assigns.
Section 11.10. No Circumvention. The Parties agree not to directly or indirectly take any actions, act in concert with any Person who takes an action (including the failure to take a reasonable action) such that the resulting effect is to materially undermine the effectiveness of any of the provisions of this Agreement or any Transaction Document (including adversely affecting the rights or ability of any Party to successfully pursue indemnification, contribution or payment pursuant to Article V).
Section 11.11. AML/CFT SCMS . (a) Either Party may unilaterally and immediately terminate this Agreement, in the event that the other Party is: (i) included in asset laundering and terrorism financing control lists managed by any national or foreign authority, such as the list of the OFAC - Office of Foreign Assets Control issued by the United States Department of the Treasury, the lists of the United Nations Organization, as well as any other public list related with asset laundering and terrorism financing; or (ii) prosecuted by the competent authorities in any type of legal process related with the commission of the aforesaid crimes. Each Party hereby irrevocably authorizes the other Party to request information in such lists and/or similar lists. Seller shall have no right to receive any payment under this Agreement if any of the conditions set forth in (i) or (ii) are met.
(b) Each Party represents and warrants to the other Party that: (i) the resources, funds, assets or goods related to its business have been legally obtained and are not connected to money laundering or any of its related crimes; and (ii) the resources, funds, assets or goods related to its business shall not be used to finance terrorism or any other criminal activities pursuant to the Applicable Laws of its jurisdiction or incorporation or the places where it conducts its business. Each Party further agrees to comply with the requirements of the Anti-Money Laundering and Combating the Financing of Terrorism Self-Control and Management System - AML/CFT SCMS policy defined by Cementos, parent company of the Seller, which requires the delivery of applicable supporting documents and annual updates of its information.
Section 11.12. Subsidiaries. Each of the Parties shall cause to be performed, and hereby guarantees the performance of, all actions, agreements and obligations set forth herein to be performed by any Subsidiary of such Party or by any entity that becomes a Subsidiary of such Party on and after the effective Commencement Date.
Section 11.13. Third Party Beneficiaries. This Agreement is solely for the benefit of the Parties and should not be deemed to confer upon third parties any remedy, claim, liability, reimbursement, claim of action or other right in excess of those existing without reference to this Agreement.
Section 11.14. Titles and Headings. Titles and headings to sections herein are inserted for the convenience of reference only and are not intended to be a part of or to affect the meaning or interpretation of this Agreement.

Section 11.15. Exhibits and Schedules. The Exhibits and Schedules shall be construed with and as an integral part of this Agreement to the same extent as if the same had been set forth verbatim herein.
Section 11.16. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, without giving effect to any conflict-of-laws or other rule that would result in the application of the laws of a different jurisdiction.
Section 11.17. Consent to Jurisdiction.
(a) The Parties hereto agree that any suit, action or proceeding seeking to enforce any provision of, or based on any matter arising out of or in connection with, this Agreement or the transactions contemplated hereby shall be exclusively brought in the Delaware Court of Chancery and any state appellate court therefrom within the State of Delaware (or, only if the Delaware Court of Chancery declines to accept jurisdiction over a particular matter, any federal court within the State of Delaware or if no such federal court accepts jurisdiction then any other state court within the State of Delaware) (the “Delaware Courts”), so long as one of such courts shall have subject matter jurisdiction over such suit, action or proceeding, and that any cause of action arising out of this Agreement shall be deemed to have arisen from a transaction of business in the State of Delaware.
(b) Process in any such action may be served on either Party anywhere in the world, whether within or without the jurisdiction of any such court. Without limiting the foregoing, each Party agrees that service of process on such Party as provided in Article X shall be deemed effective service of process on such Party.
Section 11.18. Specific Performance. The Parties agree that irreparable damage would occur in the event that the provisions of this Agreement were not performed in accordance with their specific terms. Accordingly, it is hereby agreed that the Parties shall be entitled to an injunction or injunctions to enforce specifically the terms and provisions hereof in any court of the United States or any state having jurisdiction, this being in addition to any other remedy to which they are entitled at law or in equity.
Section 11.19. WAIVER OF JURY TRIAL. EACH OF THE PARTIES HEREBY WAIVES TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY WITH RESPECT TO ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT. EACH OF THE PARTIES HEREBY (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF THE OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT, AS APPLICABLE, BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.
Section 11.20. Severability. In the event any one or more of the provisions contained in this Agreement should be held invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein and therein shall not in any way be affected or impaired thereby. The Parties shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions, the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.
Section 11.21. Interpretation. The Parties have participated jointly in the negotiation and drafting of this Agreement. This Agreement shall be construed without regard to any presumption or rule requiring construction or interpretation against the Party drafting or causing any instrument to be drafted.
Section 11.22. No Duplication; No Double Recovery. Nothing in this Agreement is intended to confer to or impose upon any Party a duplicative right, entitlement, obligation or recovery with respect to any matter arising out of the same facts and circumstances (including with respect to the rights, entitlements, obligations and recoveries that may arise out of Section 5.1 or Section 5.2).
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IN WITNESS WHEREOF, this Agreement has been duly executed and delivered on behalf of the Parties as of the date first herein above written.
CEMENTOS ARGOS S.A.,

By:
Name:
Title:

SUMMIT MATERIALS, INC.

By:
Name:
Title:

Annex E
SUPPORT SERVICES AGREEMENT

by and between

SUMMA SERVICIOS CORPORATIVOS INTEGRALES S.A.S.

and

SUMMIT MATERIALS, INC.

Dated as of [•]

E-i

E-ii

SUPPORT SERVICES AGREEMENT
SUPPORT SERVICES AGREEMENT, dated as of [•] (this “Agreement”), between SUMMA SERVICIOS CORPORATIVOS INTEGRALES S.A.S., a sociedad por acciones simplificada incorporated in the Republic of Colombia (“Summa”), and SUMMIT MATERIALS, INC., a Delaware corporation (“Summit”). Each of Summa and Summit is referred to herein as a “Party” and, collectively, as the “Parties”.
W I T N E S S E T H:
WHEREAS, on September 7, 2023, Argos North America, Corp. (“ANAC”), Cementos Argos S.A. (“Cementos”), Argos SEM LLC, Valle Cement Investments, Inc., and Summit entered into a Transaction Agreement (the “Transaction Agreement”), pursuant to which Argos SEM LLC and Valle Cement Investments, Inc. agreed to sell and Summit Materials, Inc. agreed to purchase all of the issued and outstanding equity securities of ANAC. (the “Transaction”); and
WHEREAS, in connection with the transactions contemplated by the Transaction Agreement, for a specified period of time following the Closing, Summa will provide certain services to the ANAC Group on the terms and conditions set forth herein.
NOW, THEREFORE, in consideration of the mutual promises and covenants set forth herein and for good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the Parties agree as follows:
ARTICLE I
DEFINITIONS
Section 1.1. General. (a) Unless otherwise defined herein, all capitalized terms used herein shall have the same meanings as in the Transaction Agreement.
(b) As used in this Agreement, the following terms have the respective meanings set forth below:
“Additional Services” shall have the meaning set forth in Section 2.3.
“Agreement” shall have the meaning set forth in the preamble.
“Agreement Disputes” shall have the meaning set forth in Section 9.1.
“ANAC” shall have the meaning set forth in the recitals.
“ANAC Group” means ANAC and each Person that is a direct or indirect Subsidiary of ANAC at the Closing.
“Applicable Law” means, with respect to any Person, any transnational, domestic or foreign federal, state, provincial or local law (statutory, common or otherwise), constitution, treaty, convention, ordinance, code, rule, regulation, Order (including any extension order), injunction, judgment, decree, ruling or other similar requirement enacted, adopted, promulgated or applied by a Governmental Authority that is binding upon or applicable to such Person or its properties, as amended unless expressly specified otherwise.
“Applicable Privacy Laws” shall have the meaning set forth in Section 8.4.
“Applicable Rate” shall mean the Prime Rate plus one and one half percent (1.5%) per annum or if such rate is higher than the maximum rate that can be charged in commercial transactions as determined by the Superintendencia Financiera de Colombia, such maximum rate.
“Bankruptcy Event” with respect to a Party shall mean the filing of an involuntary petition in bankruptcy or similar proceeding against such Party seeking its reorganization, liquidation or the appointment of a receiver, trustee or liquidator for it or for all or substantially all of its assets, whereupon such petition shall not be dismissed within sixty (60) calendar days after the filing thereof, or if such Party shall (i) apply for or consent in writing to the appointment of a receiver, trustee or liquidator of all or substantially all of its assets, (ii) file a voluntary petition or admit in writing its inability to pay its debts as they become due, (iii) make a general assignment for the benefit of creditors, (iv) file a petition or an answer seeking reorganization or an arrangement with its creditors or take advantage of any insolvency law with respect to itself as debtor, or (v) file an answer admitting the material allegations of a petition filed against it in any bankruptcy, reorganization, insolvency proceedings or any similar proceedings.
“Business Day” shall mean any day other than a Saturday, a Sunday or a day on which banks in New York City, New York or Bogota, Colombia, are authorized or obligated by Applicable Law or executive order to close.
“Cementos” shall have the meaning set forth in the recitals.
“Commencement Date” shall have the meaning ascribed to that term in Section 7.1(a).
“Confidential Information” means, with respect to a Party (the “Disclosing Party”), any information that such Party furnishes or otherwise provides, directly or indirectly, to the other Party (the “Receiving Party”), in connection with or as a result of this Agreement or performance or receipt of Services hereunder that is confidential, non-public or proprietary, or that constitutes Personal Information, and relates to the Disclosing Party, its Affiliates or any of their respective businesses, operations, clients, customers, prospects, personnel, properties, processes or products, financial, technical, commercial or other information (regardless of the form or format of the information (written, verbal, electronic or otherwise)), including all materials derived from, reflecting or incorporating, in whole or in part, any such information. “Confidential Information” shall not include information that (i) is or becomes generally available to the public through no direct or indirect act or omission by the Receiving Party or by any of its Affiliates or Representatives or (ii) becomes available on a non-confidential basis to the Receiving Party or its Affiliates or Representatives from a source, other than the Disclosing Party or its Affiliates or Representatives, who is not, to the knowledge of the Receiving Party, prohibited from disclosing such information by any contractual, legal or fiduciary obligation.
“Delaware Courts” shall have the meaning set forth in Section 11.17.
“Disclosing Party” shall have the meaning set forth in the definition of “Confidential Information.”
“Dispute Notice” shall have the meaning set forth in Section 9.1.
“Force Majeure Event” shall have the meaning set forth in Section 7.4.
“Governmental Authority” means any transnational, domestic or foreign federal, state, provincial, or local governmental, regulatory or administrative authority (including self-regulatory, self-policing, or self-reporting industry groups or authorities), mediator, arbitrator, arbitral body, department, commission, court, tribunal, agency or official, including any political subdivision thereof.
“Indemnifying Party” shall have the meaning set forth in Section 5.3.
“Indemnitee” shall have the meaning set forth in Section 5.3.
“Information Security Incident” shall have the meaning set forth in Section 8.4.
“Intellectual Property License Agreement” means that certain Intellectual Property License Agreement, dated concurrently herewith, by and between Cementos and ANAC.
“Intellectual Property Rights” means any and all intellectual property and similar proprietary rights in any jurisdiction throughout the world, whether or not registered, including any and all of the following: (i) statutory invention registrations, patents and patent applications (including all reissuances, renewals, provisionals, non-provisionals, divisionals, revisions, continuations, continuations-in-part, extensions and reexaminations thereof) and all inventions (whether or not patentable) and improvements to inventions disclosed in each such registration, and all documentation relating to any of the foregoing, (ii) trademarks, service marks, certification marks, trade names, service names, trade dress, logos, brand names, domain names, social media identifiers or accounts, corporate names and all other indications of origin (in each case, whether or not registered), and all translations, adaptations, variations, derivations, combinations, renewals, registrations and applications for registration of any of the foregoing, and all goodwill associated with any of the foregoing (“Trademarks”), (iii) works of authorship, mask works, industrial designs, copyrights (whether or not registered) and registrations and applications for registration thereof, and all derivative works, moral rights, renewals, extensions, reversions or restorations associated with such copyrights, now or hereafter provided by Applicable Law, regardless of the medium of fixation or means of expression, (iv) Software and all forms of technology, (v) trade secrets, know-how and other confidential or business or technical information, including any and all ideas, discoveries, formulas, compositions, plans, designs, methodologies, processes and/or procedures, specifications, financial, pricing and cost information, business and marketing data and plans, techniques, algorithms, and customer and supplier lists and all other information and data similar to any of the foregoing, (vi) databases and data collections, (vii) rights in copies or embodiments of any of the foregoing (whether electronic or tangible), (viii) rights to obtain, apply for, prosecute (including all rights to claim priority to), register, maintain and defend any of the foregoing, (ix) rights in all of the foregoing provided by treaties, conventions and common law and (x) rights to sue or recover and retain damages and costs and attorneys’ fees for past, present and future infringement, misappropriation or other violation of any of the foregoing.
“Licensable” shall mean, with respect to any Intellectual Property Right, that Summa or any of its Affiliates has the power and authority to grant a non-exclusive license to such Intellectual Property Right without any of the following: (i) the consent of any Third Party (unless such consent can be obtained by providing consideration to such Third Party then Summa shall give reasonable notice of the same to Summit and Summit shall, in its sole discretion, have the option to pay any such consideration to such Third Party in accordance with Section 4.2), or (ii) the payment of royalties or other consideration on or after the Commencement Date by Summa or any of its Affiliates to any Third Party under any pre-existing agreement (including any renewal of any pre-existing agreement) relating to such Intellectual Property Right (unless Summit, in its sole discretion, assumes responsibility for such payment or consideration to such Third Party in accordance with Section 4.2).
“Look-Back Period” shall have the meaning set forth in Section 2.2.
“Loss” shall mean any and all damages, losses, liabilities, obligations, penalties, judgments, settlements, claims, payments, fines, costs and expenses (including the reasonable costs and expenses of any and all Actions and demands, assessments, judgments, settlements and compromises relating thereto and the reasonable costs and expenses of attorneys’, accountants’, consultants’ and other professionals’ fees and expenses incurred in the investigation or defense thereof or the enforcement of rights hereunder), excluding consequential, indirect and/or punitive damages.
“Order” means any judgment, decree, writ, injunction, stipulation, ruling, award, decision, subpoena, determination, verdict or order entered, issued, made or rendered by any Governmental Authority or legally binding arbitrator of competent jurisdiction.
“Party” shall have the meaning set forth in the preamble.
“Person” means an individual, sole proprietorship, corporation, partnership, limited liability company, joint venture, association, trust, union or other entity or organization, including a Governmental Authority.
“Personal Information” shall mean any information that identifies, or could reasonably be used to identify, an individual, household, browser or device, or any other similar information that is subject to any Applicable Privacy Law or regulation regarding privacy or cybersecurity.
“Prime Rate” shall mean the rate per annum publicly announced by J.P. Morgan Chase Bank, N.A. (or successor thereto) from time to time as its prime rate in effect at its principal office in New York City. For purposes of this Agreement, any change in the Prime Rate shall be effective on the date such change in the Prime Rate is publicly announced as effective.
“Program Manager” shall have the meaning set forth in Section 2.4.
“Receiving Party” shall have the meaning set forth in the definition of “Confidential Information.”
“Summit Data” shall have the meaning set forth in Section 8.3.
“Scheduled Termination Date” shall have the meaning set forth in Section 7.1(a).
“Service Charges” shall have the meaning set forth in Section 4.1.

“Services” shall mean those services, including any Additional Services, to be provided by Summa to Summit and its Affiliates set forth on Schedule A hereto.
“Summa” shall have the meaning set forth in the preamble.
“Third Party” shall mean any Person who is not a Party or an Affiliate of a Party.
“Third Party Claim” shall have the meaning set forth in Section 5.1.
“Trademarks” shall have the meaning set forth in the definition of “Intellectual Property Rights.”
“Transaction Agreement” shall have the meaning set forth in the recitals.
“Transaction Documents” shall mean [this Agreement, the Transaction Agreement, the Stockholders Agreement, the Cement Supply Agreement, the Logistics Agreement (Cartagena), the Master Purchase Agreement, the Logistics Agreement (International), the Intellectual Property License Agreement, the Restrictive Covenants Agreement and the Transition Services Agreement].
Section 1.2. Reference; Interpretation. References in this Agreement to any gender include references to all genders, and references to the singular include references to the plural and vice versa. The words “include”, “includes” and “including” when used in this Agreement shall be deemed to be followed by the phrase “without limitation.” Unless the context otherwise requires, references in this Agreement to Articles, Sections and Schedules shall be deemed references to Articles and Sections of, and Schedules to, this Agreement. Unless the context otherwise requires, the words “hereof”, “hereby” and “herein” and words of similar meaning when used in this Agreement refer to this Agreement in its entirety and not to any particular Article, Section or provision of this Agreement.
ARTICLE II
SERVICES
Section 2.1. Services. Summa shall provide to the ANAC Group the Services set forth in Schedule A. Subject to Section 7.1(a), upon conclusion of the term set forth opposite the description of such Service, this Agreement shall be deemed terminated with respect to such Service. Additional Services shall be provided to the ANAC Group by Summa as provided in Section 2.3. Summa may cause any Service it is required to provide hereunder to be provided by a Third Party; provided that (a) Summa has received the prior written consent of Summit (which consent shall not be unreasonably withheld, conditioned or delayed) and (b) use of such Third Party (i) is reasonably necessary to provide such Services and (ii) does not narrow or impair the scope of the Services, the standard for Services as set forth in Section 2.2 or the content of the Services provided to the ANAC Group, provided, further that Summa shall in all cases remain responsible for all of its obligations hereunder with respect to the scope of the Services, the standard for Services as set forth in Section 2.2 and the content of the Services provided to the ANAC Group. Summa acknowledges and agrees that all contracts for Services with a Third Party have been and will be negotiated on arms-length basis.
Section 2.2. Standard of Service. Summa shall maintain sufficient resources to perform its obligations hereunder. In performing the Services, Summa shall provide no less than the same level of service (including with respect to timeliness) and shall use at least the same degree of care as its personnel provided and used in providing such Services during the twelve (12) months immediately prior to the Commencement Date (the “Look-Back Period”), subject in each case to any provisions set forth on Schedule A with respect to each such Service.
Section 2.3. Additional Services. If, after the date hereof, Summit identifies to Summa in writing a service with respect to business processing outsourcing services that (a) Summa provided, directly or indirectly, to the ANAC Group at any time during the Look-Back Period and such service was not included in Schedule A, Summa shall provide such requested service (each such additional service to be provided, an “Additional Service”). In the event that an Additional Service is identified, the Parties shall amend Schedule A in writing to include such Additional Service (including the Service Charge and the period of duration with respect to such Additional Service) and such Additional Service shall be deemed a Service hereunder, and accordingly, Summa will provide such Additional Service, or cause such Additional Service to be provided, in accordance with the terms and conditions of this Agreement. The applicable Service Charge for such Additional Service shall be negotiated in good faith and mutually agreed in writing by the Parties.

Section 2.4. Program Managers. On the date of this Agreement, each Party shall appoint a services program manager (each, a “Program Manager”) to perform the functions set forth herein. Each Program Manager will be responsible for identifying, developing, supervising, and adjusting such processes, guidelines, specifications, standards and additional terms and conditions as the Parties agree are necessary to support and satisfy the day-to-day requirements set forth in this Agreement and to implement each Party’s obligations and for overseeing and facilitating the orderly provision and receipt of Services and Additional Services, if any, provided that any agreement, understanding or arrangement that operates or could be deemed to operate to terminate, limit, amend, waive or otherwise modify any of the Parties’ rights or obligations under this Agreement shall have no force or effect unless memorialized in writing and signed by each Party. Each Party may change a Program Manager from time to time upon written notice to the other Party. As of the date of this Agreement, (a) Summa’s Program Manager will be designated in writing prior to Closing and (b) Summit’s Program Manager will be designated in writing prior to Closing.
Section 2.5. Intellectual Property.
(a) Subject to the terms and conditions of this Agreement, with respect to the Services, (i) Summa (on behalf of itself and its Affiliates) hereby grants the ANAC Group an irrevocable, royalty-free, non-exclusive, non-assignable (except as expressly provided for in Section 11.8) license in, to and under any and all Intellectual Property Rights (other than Trademarks) owned or otherwise Licensable by Summa or any of its Affiliates that are necessary to receive and use the Services, in order to receive and use the Services as provided in and for the term of this Agreement, and (ii) the ANAC Group hereby grants Summa and its Subsidiaries a royalty-free, non-exclusive, non-assignable (except as expressly provided for in Section 11.8) license in, to and under all Intellectual Property Rights (other than Trademarks) owned by Summit or any of its Affiliates that are necessary to provide the Services, in order to provide the Services, as provided in and for the term of this Agreement. The foregoing licenses shall not in any way limit the licenses granted under the Intellectual Property License Agreement, including with respect to exclusivity, subject to the terms thereof.
(b) Nothing in this Agreement or in the performance, provision or receipt of the Services under this Agreement shall be deemed to transfer, assign or otherwise convey any rights, title or interests in, to or under any Intellectual Property Rights of either Party or its Affiliates to the other Party or its Affiliates, subject to Section 8.3. All rights not expressly granted by a Party hereunder are reserved by such Party. Without limiting the generality of the foregoing, the Parties hereby expressly agree and acknowledge that nothing contained herein shall be construed or interpreted as a grant, by implication or otherwise, of any licenses other than the licenses expressly set forth herein. No Party shall, except as specifically permitted in this Agreement or approved in advance in writing by the other Party, give consent to the use of any Intellectual Property Rights licensed to such Party hereunder to any other Person in any manner.
ARTICLE III
LICENSES AND PERMITS
Each Party warrants and covenants that all duties and obligations (including with respect to Summa, all Services) to be performed hereunder shall be performed in compliance with all material Applicable Laws. Each Party shall obtain and maintain all material permits, approvals and licenses necessary or appropriate to perform its duties and obligations (including with respect to Summa, the Services) hereunder and shall at all times comply with the terms and conditions of such permits, approvals and licenses. For the avoidance of doubt, Summa shall use commercially reasonable efforts to obtain, and to keep and maintain in effect, all Third Party licenses and consents required for the provision of any Service in accordance with the terms of this Agreement. In the event that any such licenses and consents from any such Third Party cannot be obtained by Summa after the exercise of such commercially reasonable efforts, (a) Summa shall promptly notify Summit in writing and shall use commercially reasonable efforts to implement an appropriate alternative arrangement and (b) the costs related to obtaining any such licenses or consents shall be borne solely by Summit; provided that Summa shall not incur any such costs without the prior written consent of Summit.

ARTICLE IV
PAYMENT
Section 4.1. General. In consideration for the provision of each of the Services, Summit shall pay to Summa the fees set forth for such Service on Schedule A (each fee constituting a “Service Charge” and, collectively, the “Service Charges”).
Section 4.2. Additional Expenses. In addition to the fees payable in accordance with Section 4.1, Summit shall reimburse Summa for all reasonable and necessary documented out-of-pocket costs and expenses incurred by Summa with respect to Third Parties in connection with the provision of Services to the ANAC Group. To the extent that Summa incurs any excess cost and/or expense in connection with the provision of a Service provided by a Third Party due to an increase in the rates of such Third Party, Summit shall reimburse Summa for such excess cost and/or expense as long as the incremental cost is less than 10% of the original cost of such Service. If the incremental costs is greater than 10%, then the parties will negotiate in good faith any additional increases (and if unable to negotiate the relevant Service will be terminated).
Section 4.3. Invoices. (a) Summa will invoice Summit in U.S. dollars: (i) as of the last day of each calendar month for any Service Charges payable by Summit in accordance with Section 4.1 during such month (which shall be inclusive of any taxes); and (ii) as of the last day of each calendar month for any amounts payable by Summit in accordance with Section 4.2 (and enclosing invoices from such Third Parties). Summa shall deliver or cause to be delivered to Summit each such invoice within five (5) calendar days following the last day of the calendar month to which such invoice relates. Unless otherwise specified in Schedule A, Summit shall pay each such invoice received by electronic funds transfer within thirty (30) calendar days of the date on which such invoice was received.
(b) Summit shall not be required to pay any invoiced amounts that Summit is disputing in good faith in accordance with this Section 4.3(b). If Summit disputes any invoiced amount, Summit shall be required to pay the undisputed portion of such invoice and may withhold the disputed portion pending resolution of the matter; provided that Summit shall provide written notice to Summa, detailing the specific nature of the dispute, within thirty (30) business days of receipt of the relevant invoice, after which time Summit and Summa shall resolve the dispute in accordance with Section 9.1 of this Agreement. The withholding of any amount in accordance with this Section 4.3(b) shall not be considered a basis for monetary or other default or grounds for termination under this Agreement.
Section 4.4. Failure to Pay. Any undisputed amount not paid within thirty (30) calendar days after receipt of an invoice therefor shall be subject to a late payment fee computed daily at a rate equal to the Applicable Rate from the due date of such amount to the date such amount is paid.
Section 4.5. Termination of Services. In the event of a termination of Services pursuant to Article VII, with respect to the calendar month in which such Services cease to be provided, the recipient of such Services shall be obligated to pay a fee for such Services calculated as set forth on Schedule A for the portion of the month prior to the termination. Where possible, the Parties agree to work together cooperatively to seek to have terminations occur as of month ends, but this Agreement shall not limit a Party’s right to effect a termination in accordance with this Agreement other than as of a month end.
ARTICLE V
INDEMNIFICATION
Section 5.1. Indemnification of Party Receiving Services. (a) Summa hereby agrees to indemnify, defend and hold Summit and its Affiliates and Representatives (each a “Summit Indemnified Party”) harmless from and against any Loss to which such Summit Indemnified Party may become subject arising out of, by reason of or otherwise in connection with the provision of Services hereunder by or on behalf of Summa other than Losses resulting from Summit’s gross negligence, fraud or willful misconduct. (a “Third Party Claim”). Notwithstanding any provision in this Agreement to the contrary, Summa shall not be liable under this Section 5.1 for any consequential or punitive damages. The aggregate liability and indemnification obligations of Summa (in connection with the provision of Services by or on behalf of Summa and that result from claims that the receipt or use of any Service infringes, misappropriates or otherwise violates the Intellectual Property Rights of any Person) with respect to this Agreement shall not exceed the aggregate amount of Service Charges paid or payable hereunder to Summa in the twelve (12) months prior to such claim (including, for the avoidance of doubt, during any extension period) or such shorter period prior to the claim in the event that the Agreement has not been in force for a period of twelve (12) months), provided, however, that such cap shall not apply to liability or indemnification obligations that result from [Summa] or its Affiliates or Representatives’ fraud or willful misconduct.
Section 5.2. Indemnification of Party Providing Services. Summit hereby agrees to indemnify, defend and hold Summa and its Affiliates and Representatives (each a “Summa Indemnified Party”) harmless from and against any Loss to which such Summa Indemnified Party may become subject arising out of, by reason of or otherwise in connection with the provision of Services hereunder by or on behalf of Summa other than Losses resulting from Summa’s gross negligence, fraud or willful misconduct. Notwithstanding any provision in this Agreement to the contrary, Summit shall not be liable under this Section 5.2 for any consequential or punitive damages.
Section 5.3. Third Party Claims.
(a) If a Third Party Claim is made against a Summit Indemnified Party or a Summa Indemnified Party (the “Indemnitee”), the Indemnitee shall notify the party providing indemnification (the “Indemnifying Party”), in writing, and in reasonable detail, promptly of the Third Party Claim (and in any event by the date that is fifteen (15) Business Days after receipt by the Indemnitee of written notice of the Third Party Claim), provided, that failure to comply with the foregoing shall not constitute a waiver of the right to indemnification and shall affect the Indemnifying Party’s indemnification obligations only to the extent that it is materially prejudiced by such failure or delay.
(b) In the event and to the extent of payment by an Indemnifying Party to any Indemnitee in connection with any Third Party Claim, such Indemnifying Party shall be subrogated to and shall stand in the place of such Indemnitee as to any events or circumstances in respect of which such Indemnitee may have any right or claim relating to such Third Party Claim against any claimant or plaintiff asserting such Third Party Claim. Such Indemnitee shall cooperate with such Indemnifying Party in a reasonable manner, and at the cost and expense of such Indemnifying Party, in prosecuting any subrogated right or claim.
(c) Summit and Summa shall cooperate as may reasonably be required in connection with the investigation, defense and settlement of any Third Party Claim, including using its respective commercially reasonable efforts to make available to the other Party, upon written request, their former and then current directors, officers, employees and agents and those of their subsidiaries as witnesses and any records or other documents within its control or which it otherwise has the ability to make available, to the extent that (i) any such Person, records or other documents may reasonably be required in connection with such defense, settlement or compromise and (ii) making such Person, records or other documents so available would not constitute a waiver of the attorney-client privilege of Summa or Summit, as the case may be.
(d) The remedies provided in this Article V shall be cumulative and shall not preclude assertion by any Indemnitee of any other rights or the seeking of any and all other remedies against any Indemnifying Party.
Section 5.4. Survival. The Parties’ obligations under this Article V shall survive the termination of this Agreement.
Section 5.5. DISCLAIMERS. SUMMIT (ON BEHALF OF ITSELF AND ITS AFFILIATES) UNDERSTANDS AND AGREES THAT, EXCEPT AS EXPRESSLY SET FORTH IN SECTIONS 2.2 AND ARTICLE III OR IN ANY TRANSACTION DOCUMENT, NOTWITHSTANDING ANYTHING TO THE CONTRARY HEREIN, THE INTELLECTUAL PROPERTY RIGHTS LICENSED PURSUANT TO THIS AGREEMENT AND THE SERVICES ARE FURNISHED “AS IS”, WITH ALL FAULTS AND WITHOUT WARRANTY OF ANY KIND, EXPRESS, IMPLIED, STATUTORY OR OTHERWISE, INCLUDING ANY WARRANTY OF MERCHANTABILITY, FITNESS FOR ANY PARTICULAR PURPOSE, TITLE, QUALITY, USEFULNESS, COMMERCIAL UTILITY, ADEQUACY, OR COMPLIANCE WITH ANY LAW, DOMESTIC OR FOREIGN, AND IMPLIED WARRANTIES ARISING FROM COURSE OF DEALING OR COURSE OF PERFORMANCE.
ARTICLE VI
COOPERATION; CONFIDENTIALITY; TITLE
Section 6.1. Services Cooperation. Each Party shall use commercially reasonable efforts to cooperate with the other Party in all matters relating to the provision and receipt of the Services. Such cooperation shall include, but not be limited to, exchanging information, providing electronic access to systems used in connection with the

Services, performing true-ups and adjustments and obtaining all consents, licenses, sublicenses or approvals necessary to permit each Party to perform its obligations hereunder. Summa and Summit shall maintain reasonable documentation related to the Services and cooperate with each other in making such information available to the other Party as needed.
Section 6.2. Confidentiality. The Receiving Party shall keep confidential from Third Parties the Schedules to this Agreement and all Confidential Information, and shall use such Confidential Information only for the purposes set forth in this Agreement; provided, however, the Receiving Party may disclose Confidential Information of the Disclosing Party: (a) to its Representatives and Affiliates on a need-to-know basis in connection with the performance of the Receiving Party’s obligations under this Agreement; (b) in any report, statement, testimony or other submission to any Governmental Authority1 having jurisdiction over the Receiving Party; or (c) in order to comply with Applicable Law, or in response to any summons, subpoena or other legal process or formal or informal investigative demand issued to the Receiving Party in the course of any litigation, investigation or administrative proceeding. In the event that the Receiving Party becomes legally compelled (based on advice of counsel) by deposition, interrogatory, request for documents subpoena, civil investigative demand or similar judicial or administrative process to disclose any Confidential Information of the Disclosing Party, the Receiving Party (to the extent legally permitted) shall provide the Disclosing Party with prompt prior written notice of such requirement, and, to the extent reasonably practicable, cooperate with the Disclosing Party (at the Disclosing Party’s expense) to obtain a protective order or similar remedy to cause such Confidential Information not to be disclosed. The Receiving Party shall furnish only that portion of the Confidential Information that has been legally compelled, and shall exercise its commercially reasonable efforts (at the Disclosing Party’s expense) to obtain assurance that confidential treatment will be accorded such Confidential Information. The covenants in this Article VI shall survive any termination of this Agreement for a period of three (3) years from the date such termination becomes effective. The Disclosing Party shall retain all right, title and interest in any Confidential Information that is furnished or otherwise provided, directly or indirectly, to the Receiving Party hereunder, and nothing in this Section 6.2 shall be interpreted to constitute a transfer or assignment of the Disclosing Party’s right, title and interest in any such Confidential Information. Notwithstanding the foregoing, either Party may disclose the terms and conditions of this Agreement in connection with a public filing made by such Party that is required to be made by Applicable Law; provided that, such Party shall (a) only be permitted to disclose the terms and conditions of this Agreement to the extent required by such Applicable Law and (b) redact or otherwise omit any commercially-sensitive terms in connection with such disclosure.
Section 6.3. Internal Use; Title, Copies, Return. Except to the extent inconsistent with the express terms of the Transaction Agreement, any Transaction Document other than this Agreement and Section 2.5, each Party hereby agrees that:
(a) title to all systems used in performing any Service provided hereunder shall remain with the Party providing such Service or its Third Party vendors; and
(b) to the extent the provision of any Service involves pre-existing Intellectual Property Rights, including without limitation software programs or patented or copyrighted material, or material constituting trade secrets, the recipient of such Service shall not in any way alter any of such material, or otherwise use such material in a manner inconsistent with the terms and provisions of this Agreement, without the express written consent of the Party providing such Service; and upon the termination of any Service, the recipient of such Service shall return to the Party providing such Service, as soon as practicable, any equipment or other property of the Party providing such Service relating to such Service which is owned or leased by the Party providing such Service and is or was in its possession or control.
Section 6.4. SOX Control. Summa hereby agrees that, notwithstanding anything to the contrary in this Agreement, Summa shall complete the documentation of ANAC's internal controls over financial reporting environment using the Internal Control – Integrated Framework (2013) issued by the Committee of Sponsoring Organizations of the Treadway Commission, and that such environment should be documented, tested and operating effectively no later than [June 30, 2024], such that the auditor of the ANAC Group will be able to provide Summit with an Internal Controls Over Financial Reporting audit opinion showing no defects in connection with Summit 's [2024] consolidated audit of the ANAC Group.
[1]	Note to Draft: To be defined in Transaction Agreement.

ARTICLE VII
TERM
Section 7.1. Duration.
(a) Except as provided in Section 5.4, Section 6.2, Section 7.2, Section 7.3, Section 7.4 and Section 7.5, the term of this Agreement shall commence on the date hereof (the “Commencement Date”) and shall continue in full force and effect until the earlier of (i) the last Service end date specified in Schedule A, unless otherwise mutually agreed by the Parties, and (ii) the earlier termination of all Services in accordance with Section 4.5 or Section 7.1(b) (“Scheduled Termination Date”). Not less than thirty (30) calendar days prior to the Scheduled Termination Date for each Service identified as “ERP Services” or ERP on Schedule A, Summit may request the extension of (and Summa shall extend) the Scheduled Termination Date for such Service up to six (6) months; provided that (A) Summa shall not be required to extend any such Service more than four (4) times and (B) Summit must provide sixty (60) calendar days’ notice prior to the second, third and fourth extensions of such Service. Not less than thirty (30) calendar days prior to the Scheduled Termination Date for each Services identified as “Business Process Outsourcing Services” (“BPO”) or “Other IT Services” (“IT”) on Schedule A, Summit may request the extension of (and Summa shall extend) the Scheduled Termination Date for such Service up to three (3) months; provided that Summa shall not be required to extend any such Service more than four (4) times.
(b) Summit may terminate one or more of the Services it receives, in whole or in part, at any time after the Service end date specified in Schedule A, and for any reason, by providing not less than (i) with respect to Services identified as “ERP Services” or “ERP” on Schedule A, ninety (90) calendar days’ prior written notice to Summa, provided that the ERP Services may not terminate prior to the date that is twenty four (24) months following the Commencement Date, (ii) with respect to Services identified as “Other IT Services” or “IT” on Schedule A, ninety (90) calendar days’ prior written notice to Summa (unless such Services are provided by a Third Party, in which case, the Service may only be terminated pursuant to the agreement entered into with the Third Party provider), provided that the IT Services may not terminate prior to the date that is twelve (12) months following the Commencement Date , and (iii) with respect to Services identified as “Business Process Outsourcing Services” or “BPO” on Schedule A, thirty (30) calendar days’ prior written notice to Summa, provided that the Business Process Outsourcing Services may not terminate prior to the date that is six (6) months following the Commencement Date. At the end of such notice period (or such shorter period as may be agreed by the Parties), Summa shall discontinue the provision of the Services specified in such notice and any such Services shall be excluded from this Agreement, Schedule A shall be deemed to be amended accordingly, and this Agreement shall be deemed to be terminated with respect to such Service. The Parties agree that if Summit requests the early termination of a Service pursuant to this Section 7.1(b), then the Parties will discuss in good faith what costs Summa would incur in connection with such early termination and Summit will agree to bear the reasonable and documented costs that Summa would incur in connection with such early termination.
Section 7.2. Early Termination by Summit. Summit may terminate this Agreement by giving written notice to Summa under the following circumstances:
(a) if Summa shall default in the performance of any of its material obligations under this Agreement, and such default or breach shall continue and not be remedied for a period of thirty (30) calendar days after Summit has given written notice to Summa specifying such default and requiring it to be remedied; or
(b) if a Bankruptcy Event has occurred with respect to Summa.
Section 7.3. Early Termination by Summa. Summa may terminate this Agreement by giving written notice to Summit under the following circumstances:
(a) if Summit shall default in the performance of any of its material obligations under this Agreement and such default or breach shall continue and not be remedied for a period of thirty (30) calendar days after Summa has given written notice to Summit specifying such default and requiring it to be remedied; or
(b) if a Bankruptcy Event has occurred with respect to Summit.
Section 7.4. Suspension Due to Force Majeure. The obligations of the Parties under the Agreement with respect to any Service will be suspended during the period and to the extent that a Party (or its Affiliates or

Third Party providers, as applicable) is prevented or hindered from providing such Service, or a Party is prevented or hindered from receiving such Service, due to any of the following causes beyond such Party’s reasonable control (such causes, “Force Majeure Events”): (a) acts of God; (b) storm, earthquake, flood, fire or explosion; (c) acts of war (whether or not declared), armed hostilities or terrorism, or the escalation or worsening thereof, invasion, riot or other civil unrest; (d) government orders or Applicable Law; (e) embargoes or blockades; (f) action by any Governmental Authority; (g) international, national or regional emergency; (h) shortage of adequate power, raw materials or transportation facilities; (i) strikes, labor stoppages, slowdowns or disputes or other industrial disturbances; (j) global health conditions, including any epidemic, pandemic or disease outbreak; or (k) any other event which is beyond the reasonable control of such Party; provided that the Party so affected will (i) notify the other Party in writing promptly upon the onset of any Force Majeure Event, (ii) use commercially reasonable efforts to mitigate the effect of any Force Majeure Event and, in the case of Summa, find a replacement service for any impacted Services and (iii) notify the other Party in writing promptly upon the termination of any Force Majeure Event. In the event that Summa is unable to provide any Service due to a Force Majeure Event, the Service Period for any Service suspended due to such Force Majeure Event will be extended for the duration of the suspension, and Summit will be relieved of its obligation to pay for any such Service to the extent not provided during the continuation of a Force Majeure Event.
Section 7.5. Consequences of Termination. In the event this Agreement expires or is terminated in accordance with this Article VII, then (a) all Services to be provided will promptly cease and (b) each of Summit and Summa shall honor all credits and make any accrued and unpaid payment to the other Party as required pursuant to the terms of this Agreement, and no rights already accrued hereunder shall be affected.
ARTICLE VIII
RECORDS; DATA OWNERSHIP;DATA SECURITY
Section 8.1. Records Retention. Until three (3) years following the applicable Scheduled Termination Date, or for such additional time as required by any Applicable Law or regulation and as timely notified of such requirement in writing by either Party to the other, each Party shall use commercially reasonable efforts to keep electronic copies of the information reasonably necessary to verify the accuracy of the Service Charges required to be paid by the other Party pursuant to this Agreement.
Section 8.2. Audit Rights. From the Commencement Date until three (3) years following the applicable Service Termination Date, or for such additional time as required by any Applicable Law or regulation, Summa will use commercially reasonable efforts to keep electronic copies of the information reasonably necessary to verify the accuracy of the Service Charges. No more than three (3) times per year during the term of this Agreement, Summa will grant Summit and its employees, auditors and advisers or other agents (in each case, who have executed confidentiality agreements with respect to any audit conducted pursuant to this Section 8.2) access to Summa’s books, records, documents, data files or other information, and, during normal business hours with reasonable prior written notice, to Summa’s premises (including information technology systems) and employees, in each case, as is reasonably necessary for Summit to review or audit any document, information or matter relating to the Service Charges, provided, that Summit may have access to the information described above one (1) additional time per year during the term of this Agreement, in the same terms as described in this Section 8.2, at Summit’s own cost. The Parties acknowledge and agree that Summit shall in no event have direct access to Summa’s [ERP] system and Summa will provide summarized information to Summit related to the [ERP] system at Summa’s sole discretion.
Section 8.3. Data Ownership. As between the Parties, (a) Summit shall be the sole and exclusive owner of all data and databases (including Personal Information and any other sensitive, confidential or regulated data, including with respect to Summit’s customers, employees, suppliers, vendors and other third parties) created or generated by (i) Summit, or (ii) on behalf of Summit by Summa or any of its Affiliates under this Agreement to the extent such data is exclusively related to Summit’s business (such data, the “Summit Data”), and (b) Summa shall be the sole and exclusive owner of all other such data created or generated by Summa under this Agreement (excluding, for the avoidance of doubt, Summit Data), in each case of (a) and (b), except as otherwise expressly set forth, and subject to any licenses that may be granted in Schedule A. Any Intellectual Property Rights in or to such data shall be included in the licenses granted under Section 2.5(a), as applicable.
Section 8.4. Data Security. To the extent that the Disclosing Party shares any Confidential Information that constitutes Personal Information with the Receiving Party in connection with the provision or receipt of any Services under this Agreement (such data, the “Shared PII”), the Receiving Party shall comply with all applicable federal, state, local and international laws, regulations and directives governing the collection, use, storage, processing, transmission, transfer, disclosure or protection of such Shared PII (“Applicable Privacy Laws”) and shall as promptly as practicable notify the Disclosing Party if the Receiving Party reasonably believes that processing any such Shared PII as contemplated by this Agreement would violate any Applicable Privacy Law. The Receiving Party shall process any Shared PII only as instructed by the Disclosing Party as required in connection with the Receiving Party’s provision or receipt of the applicable Services or as otherwise required by Applicable Privacy Laws, and shall not sell or process such Shared PII (as each such term is defined under Applicable Privacy Laws) for any other purpose. The Receiving Party shall limit access to any Shared PII to only those personnel who need to know such Shared PII in connection with the Receiving Party’s provision or receipt of the applicable Services. The Receiving Party shall ensure that all personnel so authorized to process the Shared PII have agreed to maintain the confidentiality of such Shared PII. The Receiving Party shall implement reasonable administrative, physical, technical and organizational measures designed to protect the Shared PII from any unauthorized access to or acquisition, disclosure, disposal, loss or processing of such Shared PII (each, an “Information Security Incident”). The Receiving Party shall provide a written notice to the Disclosing Party without undue delay, and in any event within 36 hours (or, if earlier, as otherwise required, or reasonably necessary to comply with, Applicable Privacy Laws), following the discovery of any Information Security Incident and shall use commercially reasonable efforts to assist the Disclosing Party in the investigation, notification (including to government, governing organizations, payment card processors, and consumers), mitigation, and remediation of such Information Security Incident. The Receiving Party shall assist the Disclosing Party in fulfilling its obligations to respond to data subjects’ requests for exercising their rights under Applicable Privacy Laws and shall make available all information reasonably necessary to demonstrate compliance with Applicable Privacy Laws. The Parties agree to enter into any further privacy or data security agreements as required to comply with Applicable Privacy Laws.
ARTICLE IX
DISPUTE RESOLUTION
Section 9.1. Negotiation. In the event of a controversy, dispute or claim arising out of, in connection with, or in relation to the interpretation, performance, nonperformance, validity or breach of this Agreement or otherwise arising out of, or in any way related to this Agreement or the transactions contemplated hereby, including any claim based on contract, tort, statute or constitution (collectively, “Agreement Disputes”), the Party claiming such Agreement Dispute shall give written notice to the other Party’s Program Manager setting forth the Agreement Dispute and a brief description thereof (a “Dispute Notice”) pursuant to the terms of the notice provisions of Article X hereof. Within ten (10) Business Days after delivery of a Dispute Notice, the Party receiving a Dispute Notice will submit a written response. Within five (5) Business Days of the delivery of such response, the Program Managers shall meet and confer at a mutually acceptable time and thereafter shall work for a reasonable period of time to settle such Agreement Dispute; provided, however, that such reasonable period shall not, unless otherwise agreed by the Parties in writing, exceed twenty (20) Business Days from the time of receipt by a Party of a Dispute Notice or fifteen (15) Business Days after delivery of a response. If the Parties are unable to resolve an Agreement Dispute, such Agreement Dispute shall be resolved in accordance with Section 11.17 of this Agreement.

ARTICLE X
NOTICES
All notices and other communications hereunder shall be in writing, shall reference this Agreement and shall be emailed, hand delivered or mailed by registered or certified mail (return receipt requested) to the Parties at the following addresses (or at such other address for a Party as shall be specified by like notice) and will be deemed given on the date on which such notice is received:
To Summa:

Summa Servicios Corporativos Integrales S.A.S.
[Address]
[Address]
Attention: [•]
E-mail: [•]
To Summit:

Summit Materials, Inc.
[Address]
[Address]
Attention: [•]
E-mail: [•]
ARTICLE XI
MISCELLANEOUS
Section 11.1. Taxes. Notwithstanding any other provision of this Agreement, each Party shall be entitled to deduct and withhold from any amount payable pursuant to this Agreement such amount as the it is required to deduct and withhold with respect to the making of such payment under Applicable Law. Any withheld amounts shall be paid over to the appropriate taxing authority and treated for all purposes of this Agreement as having been paid to the party in respect of which such withholding was made. Each Party shall make commercially reasonable efforts to reduce or eliminate any such required withholding and to facilitate the receipt of tax refunds, tax credits or similar tax benefits in respect of any such withholding.
Section 11.2. Relationship of Parties. Nothing in this Agreement shall be deemed or construed by the Parties or any Third Party as creating the relationship of principal and agent, partnership or joint venture between the Parties, it being understood and agreed that no provision contained herein, and no act of the Parties, shall be deemed to create any relationship between the Parties other than the relationship of independent contractor nor be deemed to vest any rights, interest or claims in any Third Parties.
Section 11.3. Complete Agreement; Construction. This Agreement, including the Schedules hereto, shall constitute the entire agreement between the Parties with respect to the subject matter hereof and shall supersede all previous negotiations, commitments and writings with respect to such subject matter. In the event of any inconsistency between this Agreement and any Schedule hereto, the Schedule shall prevail.
Section 11.4. Other Agreements. This Agreement is not intended to address, and should not be interpreted to address, the matters specifically and expressly covered by the Transaction Agreement or the other Transaction Documents.
Section 11.5. Counterparts. This Agreement may be executed in more than one counterparts, all of which shall be considered one and the same agreement, and shall become effective when one or more such counterparts have been signed by each of the Parties and delivered to the other Party. This Agreement may be executed and delivered by electronic means, including “.pdf” or “.tiff” files, and any electronic signature shall constitute an original for all purposes.

Section 11.6. Waivers and Consents. The failure of any Party to require strict performance by the other Party of any provision in this Agreement will not waive or diminish that Party’s right to demand strict performance thereafter of that or any other provision hereof. Any consent required or permitted to be given by any Party to the other Party under this Agreement shall be in writing and signed by the Party giving such consent.
Section 11.7. Amendments. This Agreement may not be modified or amended except by an agreement in writing signed by a duly authorized representative of each of the Parties.
Section 11.8. Assignment. This Agreement shall not be assignable, in whole or in part, directly or indirectly, by any Party without the prior written consent of the other Party, and any attempt to assign any rights or obligations arising under this Agreement without such consent shall be void; provided, however, that a Party may assign its rights under this Agreement to a wholly owned Subsidiary without the consent of the other Party. The Party that assigns this Agreement shall in all cases remain responsible for all of its obligations hereunder.
Section 11.9. Successors and Assigns. The provisions of this Agreement and the obligations and rights hereunder shall be binding upon, inure to the benefit of and be enforceable by (and against) the Parties and their respective successors and permitted transferees and assigns.
Section 11.10. No Circumvention. The Parties agree not to directly or indirectly take any actions, act in concert with any Person who takes an action (including the failure to take a reasonable action) such that the resulting effect is to materially undermine the effectiveness of any of the provisions of this Agreement or any Transaction Document (including adversely affecting the rights or ability of any Party to successfully pursue indemnification, contribution or payment pursuant to Article V).
Section 11.11. AML/CFT SCMS. (a) Either Party may unilaterally and immediately terminate this Agreement, in the event that the other Party is: (i) included in asset laundering and terrorism financing control lists managed by any national or foreign authority, such as the list of the OFAC - Office of Foreign Assets Control issued by the United States Department of the Treasury, the lists of the United Nations Organization, as well as any other public list related with asset laundering and terrorism financing; or (ii) prosecuted by the competent authorities in any type of legal process related with the commission of the aforesaid crimes. Each Party hereby irrevocably authorizes the other Party to request information in such lists and/or similar lists. Seller shall have no right to receive any payment under this Agreement if any of the conditions set forth in (i) or (ii) are met.
(b) Each Party represents and warrants to the other Party that: (i) the resources, funds, assets or goods related to its business have been legally obtained and are not connected to money laundering or any of its related crimes; and (ii) the resources, funds, assets or goods related to its business shall not be used to finance terrorism or any other criminal activities pursuant to the Applicable Laws of its jurisdiction or incorporation or the places where it conducts its business. Each Party further agrees to comply with the requirements of the Anti-Money Laundering and Combating the Financing of Terrorism Self-Control and Management System - AML/CFT SCMS policy defined by Cementos, which requires the delivery of applicable supporting documents and annual updates of its information.
Section 11.12. Subsidiaries. Each of the Parties shall cause to be performed, and hereby guarantees the performance of, all actions, agreements and obligations set forth herein to be performed by any Subsidiary of such Party or by any entity that becomes a Subsidiary of such Party on and after the effective Commencement Date.
Section 11.13. Third Party Beneficiaries. This Agreement is solely for the benefit of the Parties and should not be deemed to confer upon third parties any remedy, claim, liability, reimbursement, claim of action or other right in excess of those existing without reference to this Agreement.
Section 11.14. Titles and Headings. Titles and headings to sections herein are inserted for the convenience of reference only and are not intended to be a part of or to affect the meaning or interpretation of this Agreement.
Section 11.15. Exhibits and Schedules. The Exhibits and Schedules shall be construed with and as an integral part of this Agreement to the same extent as if the same had been set forth verbatim herein.

Section 11.16. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, without giving effect to any conflict-of-laws or other rule that would result in the application of the laws of a different jurisdiction.
Section 11.17. Consent to Jurisdiction.
(a) The Parties hereto agree that any suit, action or proceeding seeking to enforce any provision of, or based on any matter arising out of or in connection with, this Agreement or the transactions contemplated hereby shall be exclusively brought in the Delaware Court of Chancery and any state appellate court therefrom within the State of Delaware (or, only if the Delaware Court of Chancery declines to accept jurisdiction over a particular matter, any federal court within the State of Delaware or if no such federal court accepts jurisdiction then any other state court within the State of Delaware) (the “Delaware Courts”), so long as one of such courts shall have subject matter jurisdiction over such suit, action or proceeding, and that any cause of action arising out of this Agreement shall be deemed to have arisen from a transaction of business in the State of Delaware.
(b) Process in any such action may be served on either Party anywhere in the world, whether within or without the jurisdiction of any such court. Without limiting the foregoing, each Party agrees that service of process on such Party as provided in Article X shall be deemed effective service of process on such Party.
Section 11.18. Specific Performance. The Parties agree that irreparable damage would occur in the event that the provisions of this Agreement were not performed in accordance with their specific terms. Accordingly, it is hereby agreed that the Parties shall be entitled to an injunction or injunctions to enforce specifically the terms and provisions hereof in any court of the United States or any state having jurisdiction, this being in addition to any other remedy to which they are entitled at law or in equity.
Section 11.19. WAIVER OF JURY TRIAL. EACH OF THE PARTIES HEREBY WAIVES TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY WITH RESPECT TO ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT. EACH OF THE PARTIES HEREBY (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF THE OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT, AS APPLICABLE, BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.
Section 11.20. Severability. In the event any one or more of the provisions contained in this Agreement should be held invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein and therein shall not in any way be affected or impaired thereby. The Parties shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions, the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.
Section 11.21. Interpretation. The Parties have participated jointly in the negotiation and drafting of this Agreement. This Agreement shall be construed without regard to any presumption or rule requiring construction or interpretation against the Party drafting or causing any instrument to be drafted.
Section 11.22. No Duplication; No Double Recovery. Nothing in this Agreement is intended to confer to or impose upon any Party a duplicative right, entitlement, obligation or recovery with respect to any matter arising out of the same facts and circumstances (including with respect to the rights, entitlements, obligations and recoveries that may arise out of Section 5.1 or Section 5.2).
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IN WITNESS WHEREOF, this Agreement has been duly executed and delivered on behalf of the Parties as of the date first herein above written.
SUMMA SERVICIOS CORPORATIVOS INTEGRALES S.A.S.

By:
Name:
Title:

SUMMIT MATERIALS, INC.

By:
Name:
Title:

Annex F
CEMENT SUPPLY AGREEMENT
This Cement Supply Agreement (the “Agreement”), dated as of [•] (the “Effective Date”)1, is entered into by and between ZONA FRANCA ARGOS S.A.S., a sociedad por acciones simplificadas organized and existing under the laws of the Republic of Colombia (hereinafter referred to as the “Seller”), and ARGOS USA LLC, a Delaware limited liability company (hereinafter referred to as the “Buyer” and together with the Seller, referred to as the “Parties”).
WHEREAS, on September 7, 2023, Argos North America Corp., Cementos Argos S.A., Argos SEM LLC, Valle Cement Investments, Inc., Summit Materials, Inc., a Delaware corporation entered into a Transaction Agreement (the “Transaction Agreement”), pursuant to which Argos SEM LLC and Valle Cement Investments, Inc. agreed to sell and Summit Materials, Inc. agreed to purchase all of the issued and outstanding equity securities of Argos North America Corp. (the “Transaction”);
WHEREAS, the Seller owns a cement plant facility located at Cartagena, Colombia (the “Cartagena Plant”);
WHEREAS, the Buyer desires to purchase cement from the Seller, in accordance with the terms set forth herein;
WHEREAS, prior to the consummation of the Transaction, the Seller had entered into a Cement Supply Agreement, dated October 7, 2022, with Argos USA LLC (“Argos USA”), a limited liability company formed under the laws of Delaware (as amended prior to the date hereof, the “Original Supply Agreement”), in which the Seller agreed to sell and Argos USA agreed to purchase certain quantities of cement in bulk; and
WHEREAS, on the Effective Date, the Buyer and Transatlantic Cement Carriers Inc. (“TACC”) entered into a Logistics Service Agreement (the “Logistics Agreement”), whereby the Buyer delegated to TACC the hiring of a pneumatic vessel and open hatch/conventional vessels to transport the cement purchased from the Seller under this Agreement.
NOW, THEREFORE, and in consideration of the mutual covenants and agreements set forth herein, the Parties hereby agree to the following terms and conditions:
ARTICLE I
Scope of Agreement, Term, Passage of Title and Risk
Section 1.01 Scope of the Agreement. The Seller hereby agrees to sell and the Buyer hereby agrees to purchase certain quantities of Portland Cement Type 1L in bulk (the “Product”) delivered FOB Cartagena, Colombia - INCOTERMS 2020. From time to time, the Parties may negotiate in good faith for the Seller to sell and the Buyer to purchase certain quantities of Type I/II cement, and such cement shall be deemed a “Product” for purposes of this Agreement.
Section 1.02 Term. This Agreement shall commence on the Effective Date and shall remain in full force and effect until December 31, 2028 (the “Initial Term”).
For the purposes of this Agreement, “Contract Year” shall mean each period during the term of the Agreement between (and including) January 1 and December 31 of each calendar year, provided that the first Contract Year shall be from the Effective Date through December 31 of the same calendar year as the Effective Date.
The term of this Agreement may be extended for additional three (3)-year periods by mutual agreement by the Parties in writing. The Parties agree that for a period of two (2) months beginning six (6) months prior to the end of the Initial Term (or such other period of time to be mutually agreed by the Parties), the Parties shall negotiate in good faith to determine the renewal of the term of the Agreement and the terms and conditions applicable thereto.
This Agreement may also be terminated pursuant to the terms and conditions of Section 6.02(c), Section 8.13 or at any time upon mutual written agreement of the Parties.
[1]	Note to Draft: The Effective Date shall be the Closing Date of the Transaction.
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Section 1.03 Passage of Title and Risk. Title to and risk of loss of the Product sold pursuant to this Agreement shall not be delayed and shall pass from the Seller to the Buyer when the Product is on board the vessel as set forth in A5 and B5 clauses of the FOB INCOTERM governing this Agreement as per INCOTERMS 2020 as published by the International Chamber of Commerce.
ARTICLE II
Quantity, Quality, Samples and Testing
Section 2.01 Quantity. The total quantity of Product delivered over the Initial Term (other than the first Contract Year) shall be [***] metric tons (“MT”) (-15%), with approximately [***] MT (-15%) to be delivered in each Contract Year (other than the first Contract Year), subject to the terms and conditions of this Agreement. Prior to each Contract Year (other than the first Contract Year, which will be subject to the terms and conditions of Section 2.01(h)), the Parties shall mutually agree to the minimum quantity of Product to be delivered during such Contract Year (the “Contract Year Minimum”); provided that the total quantity of Product to be delivered during each Contract Year shall be no less than [***] MT (other than the first Contract Year, which will be subject to the terms and conditions of Section 2.01(h)) (the “Minimum Volume”). The Parties acknowledge and agree that the Product shall be delivered throughout the Initial Term according to the capacity of the Cartagena Plant, in lots to be agreed by the Parties on a tentative shipping schedule, on an annual basis in accordance with the terms and conditions set forth herein. For each Contract Year during the term of the Agreement:
(a) Other than with respect to the first Contract Year, which will be subject to the terms and conditions of Section 2.01(h), approximately [***] MT of Product shall be shipped to pneumatic port terminals on the East Coast (as of the date hereof, [***]) via pneumatic vessels, based on the carrying capacity of the available vessel and with specific quantities and locations to be designated by the Buyer; provided that, in connection with establishing the Annual Forecast (as defined below) for the fourth Contract Year, the Parties shall agree in good faith the aggregate amount of Product to be shipped via pneumatic vessels for both the fourth and fifth Contract Years.
(b) Other than with respect to the first Contract Year, which will be subject to the terms and conditions of Section 2.01(h), approximately [***] MT of Product shall be shipped to open hatch/conventional port terminals (as of the date hereof, [***]) via open hatch/conventional vessels and with specific quantities and locations to be designated by the Buyer; provided that, in connection with establishing the Annual Forecast (as defined below) for the fourth Contract Year, the Parties shall agree in good faith the aggregate amount of Product to be shipped via open hatch/conventional vessels for both the fourth and fifth Contract Years.
(c) The Coordination Committee (as defined below) will agree on an annual forecast (an “Annual Forecast”) for the committed volume by port terminal of destination by two (2) months prior to the start of the applicable Contract Year (other than for the first Contract Year, for which the initial Annual Forecast is set forth on Exhibit A hereto), with the tentative breakdown per each month, in order for the Seller to plan with sufficient anticipation its monthly production. Any change in the port terminal of destination set forth in the Annual Forecast shall be agreed by both Parties.
(d) Based on the Annual Forecast as stated hereinabove, (i) for open hatch/conventional vessels, the Buyer shall agree with the Seller on a monthly basis an updated Annual Forecast including firm commitment for the subsequent two (2) months, at least fifteen (15) calendar days prior to the first day of each month, and (ii) for the pneumatic vessels, the shipping schedule shall be based on the vessel’s consecutive voyage rotation, in which case, the Buyer shall agree with the Seller an updated Annual Forecast at least fifteen (15) calendar days prior to the first day of each month.
(e) The Buyer shall, in each Contract Year, whether or not it has taken delivery of the Minimum Volume, other than as a result of breach by the Seller of this Agreement or a Force Majeure Event (as hereafter defined), pay for an annual tonnage of the Product equal to the product of (i) the difference between (x) the Minimum Volume and (y) the number of tons of Product that the Buyer has actually taken that Contract Year multiplied by (ii) US$[***].
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(f) The Seller shall, in each Contract Year, whether or not it has delivered the Minimum Volume, other than as a result of the breach by the Buyer of this Agreement or a Force Majeure Event, pay for an annual tonnage of the Product equal to the product of (i) the difference between (x) the Minimum Volume and (y) the number of tons of Product that the Seller has actually delivered that Contract Year multiplied by (ii) US$[***].
(g) The Parties agree that the sums payable under this Section 2.01 shall constitute liquidated damages and not penalties and are in addition to all other rights of the Parties under this Agreement.
(h) The Seller represents and warrants that, prior to the Effective Date, the Original Supply Agreement has been amended to (i) provide a maximum volume of [***] MT of Product for the 2024 Contract Year and (ii) adopt the pricing provisions of Article III of this Agreement, mutatis mutandis, with respect to pricing of the Product for the 2024 Contract Year. Seller represents and warrants that, as of the Effective Date, the Original Supply Agreement has been terminated. The Parties agree that for the first Contract Year, the Minimum Volume shall be calculated by reference to the agreed forecast under the Original Supply Agreement for the calendar year that includes the first Contract Year (the “Reference Volume”); provided, that the Buyer shall have the right, by written notice to the Seller during the fifteen (15) days following the Effective Date, to decrease the Reference Volume by up to ten percent (10%) to the extent that (A) any such decrease would not result in the Reference Volume being less than [***] MT and (B) as a result of such decrease, the quantity of Product to be delivered to pneumatic port terminals during the calendar year that includes the first Contract Year (including Product delivered pursuant to the Original Supply Agreement prior to the Effective Date) is not less than the greater of (1) [***] MT and (2) the quantity of Product to be delivered to pneumatic port terminals that had previously been agreed under the Original Supply Agreement for the calendar year that includes the first Contract Year. The Minimum Volume and the Contract Year Minimum for the first Contract Year shall each be the amount equal to: (x) the Reference Volume minus (y) the quantity of Product that has been delivered prior to the Effective Date under the Original Supply Agreement during the calendar year that includes the first Contract Year.
(i) In the event that TACC is not able to provide a substitute pneumatic vessel as set forth in Section 1.01(c) and Section 1.01(d) of the Logistics Agreement, the Buyer will use reasonable efforts to arrange for the shipment of the Product to open hold vessel destinations by instruction to TACC pursuant to the Logistics Agreement. If no open hold vessel destinations are available, then the Buyer shall promptly notify the Seller, and the Seller may sell such quantities of Product that are not being shipped for the benefit of the Buyer to any third parties, provided that the applicable Minimum Volume of Product shall be adjusted to reflect the volume of Product that could not be shipped to open hold vessel destinations by the Buyer, and, for the avoidance of doubt, neither of the Parties shall be liable for the payment of the liquidated damages set forth in Section 2.01(e) or Section 2.01(f).
Section 2.02 Quality. The Product to be supplied shall (a) when loaded on board the carrying vessel, comply with ASTM C 595 in case of Type 1L or with ASTM C 150 in case of Type I/II and the specifications set forth in Exhibit B hereto (the “Specifications”) and (b) be from an approved source on the “Qualified Product List” (QPL) for Portland Cement Manufacturers of the Department of Transportation in each state in which the Buyer sells the Product. Department of Transportation approval shall be obtained by the Buyer in each state in which the Buyer sells the Product.
In the event that the Product becomes unavailable from the Cartagena Plant due to an unplanned plant outage or a disruption of services from the Cartagena Plant, the Seller shall supply the Product from another source provided that such Product meets the Specifications and that such other source meets the requirements set forth in the immediately preceding paragraph, either through one of its affiliates or from a third party. In this case, the Seller shall sell the Product to the Buyer on cost and freight (“CFR”) basis and the applicable price shall be the import parity price set forth on Exhibit D.
Section 2.03 Sampling and Testing. For each shipment of the Product, the Seller shall ensure that the Product loaded on board the carrying vessel shall be sampled and tested as follows:
(a) A surveyor at load port, to be agreed by the Parties, shall obtain a composite sample at load port, from at least one (1) kilogram samples, as the case may be, taken approximately every one
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thousand (1,000) MT from the system loading the cargo. The Buyer shall have the option to request an independent surveyor, in which case the Buyer shall bear the costs for such independent surveyor. Upon request from the Buyer, the Seller shall send to the Buyer the surveyor’s standard operating sampling procedures.
(b) Such composite sample shall be split into three (3) sub samples of five (5) kilograms each, which shall be placed into suitable airtight and waterproof containers, sealed and signed by the surveyor.
(c) The Seller shall cause such containers to be marked by the surveyor with the date of shipment, the name of the vessel, and the name of the producer, and to be promptly dispatched as follows: (i) one to be put on board the vessel or sent by express courier service to the laboratory indicated by the Buyer in its instructions, (ii) one to be tested immediately by the shipper’s laboratory, and (iii) one to be kept by the surveyor for at least ninety (90) days for future reference if necessary.
(d) The Seller shall bear the costs for the sampling, dispatching and testing at the Cartagena Plant.
(e) The Seller shall cause the result of the shipper’s laboratory to be sent by e-mail to the Buyer as soon as reasonably practicable after it becomes available.
(f) Any quality discrepancy shall be notified by the Buyer to the Seller, to the attention of the Quality Control of the Cartagena Plant, in writing by e-mail reasonably promptly upon receipt of the results of the comparative testing obtained in accordance with the clauses above, stating the nature of the quality difference noted. In any case, such notification shall be served by the Buyer to the Seller, to the attention of the Quality Control of the Cartagena Plant, no later than forty-five (45) days after bill of lading date.
(g) In the event of a significant quality discrepancy, then the sample retained by the surveyor shall be sent to Construction Technology Lab Group for comparative testing and all costs related thereto shall be borne by the Party at fault of such discrepancy. The result of the Construction Technology Lab Group test shall be final and conclusive (in the absence of manifest error) for both Parties in respect to the compliance of the Product to the Specifications.
(h) In the event that any shipment of the Product is determined to be outside the Specifications, as evidenced by final laboratory tests obtained in accordance with the procedure set forth above, then the Parties shall endeavor to amicably settle the dispute by agreeing to a price adjustment that reasonably reflects the change from the Specifications. In the event that the Parties are unable to negotiate such price adjustment or find any other settlement during a negotiation period of thirty (30) days beginning on the day of receipt of the results of the Construction Technology Lab Group, either Party may submit such dispute to resolution in accordance with Article IX.
Section 2.04 Coordination Committee. The Parties shall each appoint a number of members (to be agreed by the Parties from time to time) to act as a coordinators under the Agreement and such members will form a coordination committee (the “Coordination Committee”). One designated member appointed by each Party to the Coordination Committee will have authority to act on the appointing Party’s behalf with respect to the matters set forth in the Agreement. Additionally, the Parties agree that TACC shall have the right to appoint at least one member of the Coordination Committee. The Coordination Committee will be directly responsible for coordinating and managing the supply of the Product under the Agreement and periodically addressing issues and matters raised by the other Party related to the Agreement. Each Party and TACC may change a Coordination Committee member from time to time upon written notice.
ARTICLE III
Price and Payment
Section 3.01 Price. The price of the Product (the “Price”) shall be on a FOB (Cartagena) basis. INCOTERMS 2020 shall apply. The Price for each Contract Year shall be as set forth on Exhibit D hereto. Any harbor duties, dues, wharfage, port fee or other and/or taxes or levies on the cargo at the loading port shall be for the Seller’s account and at the unloading port shall be for the Buyer’s account.
(b) The weight of each shipment shall be determined by a draft survey carried out by the Seller at the loading port. Such weight shall be used for invoicing and shall appear on the bill of lading. Costs of the draft survey at loading port shall be borne by the Seller.
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(c) The Buyer has the right to perform, directly or through an independent surveyor, a draft survey at the unloading port. Such draft survey performed at the unloading port shall be done at the time and cost of the Buyer. Such survey certificate shall be sent promptly to the Seller.
(d) Should there be a discrepancy of more than two percent (2%) between surveys at the loading and unloading ports, the average of loading and unloading surveys shall govern. Any discrepancy of more than two percent (2%) shall be settled by the Parties within thirty (30) calendar days from the date of the draft survey performed by the Buyer. If the Parties cannot reach an agreement within these thirty (30) calendar days, either Party may submit such dispute to resolution in accordance with Article IX.
(e) The balance in the settlement of the quantity difference shall be reconciled by the Seller in the form of a debit/credit note. The Seller shall issue such debit/credit note with the next invoice to be issued to the Buyer.
Section 3.02 Date of Payment. Each invoice due and payable under this Agreement shall be paid within thirty (30) days of the bill of lading date.
Section 3.03 Failure to Pay. Any undisputed amount not paid in accordance with the timing set forth in Section 3.02 shall be subject to a late payment fee computed daily at a rate equal to the Applicable Rate from the due date of such amount to the date such amount is paid.
For purposes of the above:
“Applicable Rate” shall mean the Prime Rate plus one and one half percent (1.5%) per annum or if such rate is higher than the maximum rate that can be charged in commercial transactions as determined by the Superintendencia Financiera de Colombia, such maximum rate.
“Prime Rate” shall mean the rate per annum publicly announced by J.P. Morgan Chase Bank, N.A. (or successor thereto) from time to time as its prime rate in effect at its principal office in New York City. For purposes of this Agreement, any change in the Prime Rate shall be effective on the date such change in the Prime Rate is publicly announced as effective.
ARTICLE IV
Shipments, Loading Port and Lay Term
Section 4.01 Shipping and Scheduling. Every Contract Year, the Parties shall agree on a shipping schedule. Based on each Contract Year Minimum, the tonnage shall be allotted according to the shipments needed in each of the Buyer’s port terminals in the United States of America.
Section 4.02 Computing Laytime. Upon arrival at the loading port, the vessel shall tender the notice of readiness (“NOR”) to the Seller or its agent, as per the applicable loading conditions for the Cartagena port as stated in Exhibit C hereto.
The time within which the cargo shall be loaded (“Laytime”) shall start to count as per loading conditions for the Cartagena port as stated in Exhibit C; provided that the vessel has permission granted by the medical authorities at loading port, denoting that the vessel has a clean bill of health and is in all respects ready to load and it has entered at customs for outward loading. Time lost in waiting for berth shall count as Laytime, but actual steaming time from waiting anchorage to berth shall not count. In case the Buyer can arrange to load before Laytime commences, actual time shall be used to count the Laytime. On super holidays (i.e., New Year’s Day, Christmas Day, Good Friday), Laytime starts to count (or continues) the next day at 7:00 a.m.
Any Laytime calculation shall be totally settled between the Parties within thirty (30) calendar days of receipt of relevant documents (e.g., time sheet, NOR and statement of facts duly signed by the ship’s agent and the captain or first officer of the vessel (the “Master”)).
If the time used for loading exceeds the Laytime allowed, then the Seller shall pay the Buyer a penalty charge for delaying the vessel beyond the allowed Laytime (“Demurrage”) in respect of such excess time. Demurrage rate shall be defined as per applicable charter party. Demurrage rate shall be in United States Dollars and applicable per day or pro rata. The Seller is entitled to half dispatch for all time saved whether shipment is
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done in a conventional bulk carrier or in a pneumatic vessel (“Dispatch”). Demurrage and Dispatch shall be paid by the applicable Party to the other Party within thirty (30) calendar days upon Laytime settlement and presentation of invoice, supported by the relevant time sheet, NOR and the statement of facts signed by the ship’s agent and the Master.
The Demurrages caused in the unloading port shall be borne by the Buyer and the Demurrages caused at loading port shall be borne by the Seller. Any discrepancy shall be discussed and settled in good faith by the Parties.
In the event a conventional/open hatch vessel arrives to the Cartagena load port out of the previously agreed laycan between the Seller and the Buyer, the Seller shall confirm to the Buyer in writing the new date on which it may load the vessel, provided that it shall be the next possible and closest date to load, without causing the Seller to incur in extra costs due to this event. This paragraph shall not apply to the pneumatic vessels because their shipping schedules are based on the vessel’s consecutive voyage rotation.
In any case, either with a conventional/open hatch vessel or with a pneumatic vessel, the Seller commits with the Buyer to attend the vessel as early as possible and to give priority to such loadings.
Laytime shall cease to count when: (a) the loading of the cargo has been completely performed and the flow of Product has ceased, (b) after the loading equipment and labors have been removed from the vessel or (c) after the final draft survey has been performed, whichever occurs last.
Section 4.03 Vessel. The Buyer shall charter at its own risk and expense vessels suitable for the carriage of the Product between the loading port and the unloading port in accordance with the Logistics Agreement.
The main characteristics of the carrying vessel shall be prior approved by the Seller latest twenty-four (24) consecutive hours (Saturdays, Sundays and Holidays Excluded (SATSHEX)) after receiving vessel nomination and same shall not be unreasonably withheld, conditioned or delayed.
Except as otherwise agreed, such vessel must respect the following criteria:
(a) Classification of the International Association of Classification Societies;
(b) International Group of P&I Clubs; and
(c) Flag not blacklisted by the European Maritime Safety Agency.
The third parties employed by any of the Parties or the ship owner to load the Product from the performing vessel shall be always under the Master’s direction and supervision.
Section 4.04 Maritime Freights and Routes.
(a) The Buyer shall assume any extra costs due to the Buyer’s declaration of a change in destination ports.
(b) As a FOB Agreement, any variation in the actual fuel costs of the maritime pneumatic (i.e., [***]) freight shall be borne by the Buyer, whether it is a positive or a negative variation. For the avoidance of doubt, any variation in the costs of the Product comprising elements such as costs of production shall be borne by the Seller, unless the variation classifies as a Hardship pursuant to the terms set forth in Section 8.09.
ARTICLE V
Representations and Warranties
Section 5.01 Representations and Warranties. Each of the Seller and the Buyer represents and warrants to the other that:
(a) Due Authorization. It has all required power and authority to execute, deliver and perform its obligations under this Agreement, and no other proceedings are necessary for the execution and delivery of this Agreement or the performance of its obligations contemplated hereby;
(b) Due Incorporation. It is a company duly established or incorporated and organized under the laws of its establishment or incorporation jurisdiction;
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(c) Consents. It requires no authorization, consent, approval, waiver, license, qualification or exemption from, nor any filing, declaration, qualification or registration with any court, government agency or regulatory authority in connection with, its execution, delivery or performance of this Agreement;
(d) Due Execution and Enforceability. Each Party has duly executed this Agreement and this Agreement with its exhibits constitutes its legal, valid and binding obligation, fully enforceable in accordance with its terms; and
(e) Arm’s Length Transaction. It has taken all the necessary analysis to determine that this Agreement constitutes an arm’s length transaction.
ARTICLE VI
Force Majeure
Section 6.01 Force Majeure Definitions. For the purposes set forth in this Agreement, a “Force Majeure Event” shall mean any cause whatsoever that is beyond the respective Party’s reasonable control, including war, rebellion, riots, strikes, flood and fire, explosion, earthquake, hurricane, labor strikes, work stoppages or slowdowns, unavoidable accident, insurrection, revolution, civil commotion, sabotage, act of God or the enemies of the state of any of the Parties, perils of the sea, barratry, pandemics and quarantines that do not permit the supply of Product under this Agreement, prohibition or restriction by any competent government or any officer or agent thereof having jurisdiction in the premises, restraint by injunction or other legal process from which the Party restrained cannot reasonably relieve itself by giving security or by other procedure, but excluding lack of utilities or governmental demand or action, regulation or requirement or interference.
Section 6.02 Force Majeure.
(a) If either of the Parties is rendered unable, wholly or in part, by a Force Majeure Event to perform or comply with any obligation or condition of this Agreement, then the Party so prevented shall not be liable to the other Party for the resulting failure to carry out its obligations hereunder and any such obligations, so far as may be necessary, shall be suspended during the period of such prevention, and such Party shall not be liable for any alleged loss or damages resulting from such failure to perform, in each case, only if such Party is in compliance with the terms and conditions of Section 6.02(b). Notwithstanding the existence of a Force Majeure Event preventing the Buyer from performing or complying with any obligation or condition of this Agreement, the Buyer will remain liable for any due and payable outstanding invoice.
(b) Promptly following the beginning of a Force Majeure Event, the non-performing Party shall provide written notice to the other Party of (i) the obligations hereunder that such Party cannot perform, (ii) a full description of the Force Majeure Event, and (iii) and estimate of the time during which the Force Majeure Event will continue. Furthermore, such Party shall use commercially reasonable efforts to mitigate the effects of such Force Majeure Event and to promptly resume the performance of its obligations hereunder (it being understood that, with respect to the Seller, such commercially reasonable efforts shall be deemed to include using commercially reasonable efforts to seek substitute supply of the Product from other sources).
(c) In the event that a Force Majeure Event lasts more than sixty (60) calendar days, the Parties shall agree on how to amend this Agreement in order to comply with its terms. If no agreement can be reached within thirty (30) calendar days from a formal request for consultations by any of the Parties, either Party may terminate this Agreement by written notice to the other Party with immediate effect any time after such thirty (30) calendar days.
ARTICLE VII
Indemnification
Section 7.01 Indemnification.
(a) The Buyer shall indemnify, defend and hold harmless the Seller, its affiliates, and its and their respective directors, officers, employees and agents (the “Seller Indemnified Parties”) from and against any and all damages, losses, liabilities, obligations, penalties, judgments, settlements, claims, payments, fines, costs and expenses (including the reasonable costs and expenses of any and all actions and demands,
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assessments, judgments, settlements and compromises relating thereto and the reasonable costs and expenses of attorneys’, accountants’, consultants’ and other professionals’ fees and expenses incurred in the investigation or defense thereof or the enforcement of rights hereunder), excluding consequential, indirect and/or punitive damages.(collectively, “Losses”) incurred in connection with any and all suits, investigations, claims or demands of third parties (collectively, “Third Party Claims”) arising from, relating to, or occurring as a result of: (i) any breach by the Buyer of this Agreement; (ii) the Buyer’s sale or use of the Product supplied hereunder; or (iii) any gross negligence, willful misconduct or failure to comply with applicable law on the part of the Buyer and/or any of its affiliates or any of their respective personnel in connection with their performance of this Agreement; except for those Losses for which the Seller has an obligation to indemnify any Buyer Indemnified Party pursuant to Section 7.01(b).
(b) The Seller shall indemnify, defend and hold harmless the Buyer, its affiliates, and its and their respective directors, officers, employees and agents (“Buyer Indemnified Parties”) from and against all Losses as a result of any Third Party Claim arising out of, relating to, or occurring as a result of: (i) any breach by the Seller of this Agreement; (ii) any defect or fault in the manufacture of, or materials used in, any Product supplied hereunder that constitutes, or results from, a failure of any Product to meet the Specifications; or (iii) any gross negligence, willful misconduct or failure to comply with applicable law on the part of the Seller and/or any of its affiliates or any of their respective personnel in connection with their performance of this Agreement; except for those Losses for which the Buyer has an obligation to indemnify any Seller Indemnified Parties pursuant to Section 7.01(a).
ARTICLE VIII
Miscellaneous
Section 8.01 Entire Agreement. This Agreement with all its exhibits, together with the Logistics Agreement, represents the entire agreement between the Parties relating to the subject matter hereof and may be amended or varied only in writing by duly authorized representatives of both Parties.
Section 8.02 Non-Competition. The Parties acknowledge and agree that they have entered into, and are bound by, the terms and the conditions of the Restrictive Covenant Agreement, dated [•], by and between [•] (the “Restrictive Covenant Agreement”) and that the terms and conditions of this Agreement are subject to the terms and conditions of the Restrictive Covenant Agreement.
Section 8.03 Severability. Should any provision of this Agreement be held to be invalid or unenforceable, it shall be given no effect and shall be deemed not to be included in this Agreement but without invalidating any of the remaining provisions of this Agreement.
Section 8.04 Notices. All notices permitted or required under this Agreement shall be in writing and shall be by personal delivery, a recognized overnight courier service or certified or registered mail, return receipt requested, or by e-mail. Notices shall be deemed given upon earlier of actual receipt or one (1) calendar day after deposit with the courier service or receipt by sender of confirmation of electronic transmission. Notices shall be sent to the addresses listed below, or to such other address as either Party may specify in writing.
Notices shall be addressed to the respective Parties at the following addresses:
If to the Buyer:	Argos USA LLC
	Attention:	[•]
	Address:	[•]
	Telephone:	[•]
	E-mail:	[•]
If to the Seller, to:	Zona Franca Argos S.A.S.
	Attention:	[***]
	Address:	[***]
	E-mail:	[***]
Section 8.05 Exclusion of Implied Warranties. The Seller represents and warrants that it has, and that the Buyer will receive, good and marketable title to the Product to be delivered hereunder, free and clear of any liens or encumbrances, and that the Product to be delivered hereunder shall comply with the Specifications.
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Except as provided in this Section 8.05, the Seller makes no warranty of any kind with respect to the Product and specifically, but not exclusively, disclaims any express or implied warranty of merchantability, fitness for a particular purpose or against infringement or otherwise, and the Seller shall have no liability whatsoever as a result of the use of the Product sold so long as it meets the Specifications, whether used singly or in combination with other substances.
Neither Party shall be liable to the other Party, whether for negligence, breach of Agreement, misrepresentation or otherwise for loss of profits, revenue, goodwill, business opportunity or anticipated saving or any indirect or consequential loss or damage suffered by such other Party; provided that this paragraph of this Section 8.05 shall not apply with respect to a Party’s indemnification obligations pursuant to Article VII.
Section 8.06 Survival. The following provisions shall survive the termination or expiration of this Agreement pursuant to Section 1.02: Section 2.01(f), Section 2.03, Section 3.01(b) – Section 3.01(e) and Section 4.02 (in each case, with respect to supply occurring prior to the termination or expiration of this Agreement); Section 3.02 and Section 3.03 (in each case, with respect to payment obligations arising prior to the termination or expiration of this Agreement); and Article VII, Article VIII (except with respect to Section 8.09 and Section 8.13) and Article IX.
Section 8.07 Applicable Law. This Agreement shall be governed by and interpreted according to laws of the State of Delaware, United States of America, notwithstanding the residence or principal place of business of either Party, the place where this Agreement may be executed by either Party or the provisions of any jurisdiction’s conflict-of-laws principles.
Section 8.08 Duties and Taxes. All taxes, fees, duties, and other similar charges (regardless of their denomination) imposed on, or arising out of, the sale of Product or on the Product prior to the passage of title to the Buyer shall be for the account of and payable by the Seller, according to the applicable law. Therefore, the Buyer shall be responsible for all taxes, fees, duties, and other similar charges imposed at the time of or after the passage of title to the Buyer.
Section 8.09 Hardship. In case of material changes in the present or future export or import duties, taxes, charges or fees or in case of material and otherwise unforeseeable changes in the present conditions resulting in material hardship or material economic harm to any of the Parties to fulfil the terms and conditions of this Agreement (a “Hardship”), the Party affected may call for immediate negotiations between the Parties to lead to a mutually acceptable agreement by delivery of written notice to the other Party within ninety (90) days of the occurrence of such change. If such negotiations have not led to a mutually acceptable agreement within thirty (30) calendar days from the receipt of such notice, then either Party shall have the right to bring the issue to dispute settlement pursuant to Article IX.
Section 8.10 Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same Agreement.
Section 8.11 Confidentiality. This Agreement shall be strictly confidential. The Seller and the Buyer will maintain confidential, and will cause their respective directors, officers, employees and affiliates to maintain confidential, all terms and conditions of this Agreement as well as any other confidential information exchanged between the Parties hereunder. In the case that any such confidential information is required to be delivered to a competent authority according to applicable laws and regulations, the Party who has been required to deliver such information to a competent authority shall promptly inform the other Party, in order for the other Party to cooperate in connection therewith and so that such other Party shall have an opportunity to seek an appropriate protective order or other appropriate remedy. If such information is required to be delivered to a competent authority, the applicable Party shall deliver only that portion of the confidential information which is legally required to be delivered. Notwithstanding the foregoing, either Party may disclose the terms and conditions of this Agreement in connection with a public filing made by such Party that is required to be made by applicable law; provided that, such Party shall (a) only be permitted to disclose the terms and conditions of this Agreement to the extent required by such applicable law and (b) redact or otherwise omit any commercially-sensitive terms in connection with such disclosure.
Section 8.12 Assignment. No Party to this Agreement may assign any of its rights or delegate any of its obligations under this Agreement, by operation of law or otherwise, without the prior written consent of the other Party, which consent may be withheld in such Party’s sole discretion; provided that (a) the Seller may assign any
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and all of its rights or obligations under this Agreement to any of Cementos Argos S.A.’s wholly-owned subsidiaries and (b) the Buyer may assign any and all of its rights or obligations under this Agreement (i) to any of the Buyer’s wholly-owned subsidiaries or any of Argos North America Corp.’s wholly-owned subsidiaries (ii) in connection with the transfer or sale of all or substantially all of the business of the Buyer to which this Agreement relates to a third party (whether by merger, sale of stock, sale of assets or otherwise). No assignment under Section 8.12(a) or Section 8.12(b)(i) of this Agreement by either Party shall relieve such Party of any of its obligations hereunder. Any attempted assignment of this Agreement in contravention of this Section 8.12 shall be null and void ab initio.
Section 8.13 AML/CFT SCMS. Either Party may unilaterally and immediately terminate this Agreement, in the event that the other Party is: (a) included in asset laundering and terrorism financing control lists managed by any national or foreign authority, such as the list of the OFAC - Office of Foreign Assets Control issued by the United States Department of the Treasury, the lists of the United Nations Organization, as well as any other public list related with asset laundering and terrorism financing, or (b) prosecuted by the competent authorities in any type of legal process related with the commission of the aforesaid crimes. Each Party hereby irrevocably authorizes the other Party to request information in such lists and/or similar lists. The Seller shall have no right to receive any payment under this Agreement if any of the conditions set forth in (a) or (b) are met.
Each Party represents and warrants to the other Party that: (i) the resources, funds, assets or goods related to its business have been legally obtained and are not connected to money laundering or any of its related crimes, and (ii) the resources, funds, assets or goods related to its business shall not be used to finance terrorism or any other criminal activities pursuant to the laws of its jurisdiction or incorporation or the places where it conducts its business. Each Party further agrees to comply with the requirements of the Anti-Money Laundering and Combating the Financing of Terrorism Self-Control and Management System - AML/CFT SCMS policy defined by Cementos Argos S.A., parent company of the Seller, which requires the delivery of applicable supporting documents and annual updates of its information.
Section 8.14 Relationship of Parties. Nothing in this Agreement shall be deemed or construed by the Parties or any third party as creating the relationship of principal and agent, partnership or joint venture between the Parties, it being understood and agreed that no provision contained herein, and no act of the Parties, shall be deemed to create any relationship between the Parties other than the relationship of independent contractor nor be deemed to vest any rights, interest or claims in any third parties.
Section 8.15 Waivers and Consents. The failure of any Party to require strict performance by the other Party of any provision in this Agreement will not waive or diminish that Party’s right to demand strict performance thereafter of that or any other provision hereof. Any consent required or permitted to be given by any Party to the other Party under this Agreement shall be in writing and signed by the Party giving such consent.
Section 8.16 Third-Party Beneficiaries. This Agreement is solely for the benefit of the Parties and should not be deemed to confer upon third parties any remedy, claim, liability, reimbursement, claim of action or other right in excess of those existing without reference to this Agreement; provided, that TACC will solely have the benefit of the rights conferred to it under Section 2.04 to appoint at least one member to the Coordination Committee.
Section 8.17 Titles and Headings. Titles and headings to sections herein are inserted for the convenience of reference only and are not intended to be a part of or to affect the meaning or interpretation of this Agreement.
Section 8.18 Waiver of Jury Trial. EACH OF THE PARTIES HEREBY WAIVES TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY WITH RESPECT TO ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT. EACH OF THE PARTIES HEREBY (a) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF THE OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE
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FOREGOING WAIVER AND (b) ACKNOWLEDGES THAT IT HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT, AS APPLICABLE, BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 8.18.
Section 8.19 Interpretation. The Parties have participated jointly in the negotiation and drafting of this Agreement. This Agreement shall be construed without regard to any presumption or rule requiring construction or interpretation against the Party drafting or causing any instrument to be drafted.
ARTICLE IX
DISPUTE RESOLUTION
Section 9.01 Negotiation. In the event of a controversy, dispute or claim arising out of, in connection with, or in relation to the interpretation, performance, nonperformance, validity or breach of this Agreement or otherwise arising out of, or in any way related to this Agreement or the transactions contemplated hereby, including any claim based on contract, tort, statute or constitution (individually and collectively, a “Dispute”), the Parties will utilize the dispute resolution processes set forth below to resolve any dispute, claim or controversy which the Parties have not been able to resolve to their mutual satisfaction in the ordinary course of business.
In the event the Parties are unable to resolve a Dispute in the ordinary course of business, either Party (the “Complaining Party”) may initiate the dispute resolution process by delivering written notice to the Coordination Committee members of the other Party (the “Receiving Party”). Within ten (10) business days after delivery of notice, the Receiving Party will submit to the Complaining Party a written response. Within five (5) business days after delivery of a response, the designated Coordination Committee members will meet and confer at a mutually acceptable time, and thereafter as often as they deem reasonably necessary, in an effort to resolve the Dispute through good faith negotiation.
Section 9.02 Jurisdiction and Service of Process.
(a) If a Dispute has not been resolved to the mutual satisfaction of both Parties within twenty (20) business days following the Complaining Party’s delivery of the original notice, or if the Parties’ respective Coordination Committee members fail to meet and confer about the Dispute within fifteen (15) calendar days after delivery of the response (or such later date as the Parties may agree in writing), such Dispute will be subject to exclusive jurisdiction in the Court of Chancery of the State of Delaware and any state appellate court therefrom within the State of Delaware (or, if the Court of Chancery of the State of Delaware declines to accept jurisdiction over a particular matter, any other state or federal court within the State of Delaware).
(b) Process in any such action may be served on either Party anywhere in the world, whether within or without the jurisdiction of any such court. Without limiting the foregoing, each Party agrees that service of process on such Party as provided in Section 8.04 shall be deemed effective service of process on such Party.
[Signatures on following page]
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IN WITNESS WHEREOF, the Parties hereto have caused this Agreement to be executed by their respective duly authorized representatives on the date first written above.
Argos USA LLC

By
Name:
Title:

Zona Franca Argos S.A.S.

By
Name:
Title:
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Annex G
INTELLECTUAL PROPERTY LICENSE AGREEMENT
This INTELLECTUAL PROPERTY LICENSE AGREEMENT (this “Agreement”) is made and entered into as of as of [•], 20231 (the “Effective Date”), by and between, on the one hand, Cementos Argos S.A., sociedad anónima incorporated in the Republic of Colombia (“Cementos Argos”), and, on the other hand, Summit Materials, Inc., a Delaware corporation (“Summit Materials”) and Argos North America Corp., a Delaware corporation (the “Transferred Company,” and together with Cementos Argos and Summit Materials, the “Parties,” and each individually, a “Party”).
RECITALS
[WHEREAS, Cementos Argos and Summit Materials have entered into a Transaction Agreement, dated as of September [7], 2023 (as amended, modified, supplemented or restated from time to time, the “Transaction Agreement”), by and among Cementos Argos, Summit Materials, the Transferred Company, Argos SEM, LLC and Valle Cement Investments, Inc., pursuant to which Summit Materials purchased all of the outstanding Equity Security of the Transferred Company, in exchange for those certain amounts of cash and shares of Summit Materials common stock set forth therein, on the terms and conditions set forth therein]2;
WHEREAS, Cementos Argos (or its Subsidiaries) owns or controls certain Intellectual Property Rights that it desires to license to Summit Materials and its Subsidiaries in accordance with the terms and conditions set forth herein, in connection with the transactions contemplated by the Transaction Agreement; and
WHEREAS, the Transaction Agreement requires the execution and delivery of this Agreement by the Parties as of the Effective Date.
NOW, THEREFORE, in consideration of the foregoing and the mutual agreements, provisions and covenants contained in this Agreement and in the Transaction Agreement, the Parties hereby agree as follows:
ARTICLE I

DEFINITIONS
Section 1.1 Definitions. The following terms, as used herein, have the following meanings; provided that, capitalized terms used but not otherwise defined in this Agreement shall have the respective meanings ascribed to such terms in the Transaction Agreement:
(a) “Affiliate” shall have the meaning set forth in the Transaction Agreement; provided that, for purposes of this Agreement, Cementos Argos and its Subsidiaries shall not be deemed Affiliates of Summit Materials, the Transferred Company or any of their respective Subsidiaries, and Summit Materials, the Transferred Company and their respective Subsidiaries shall not be deemed Affiliates of Cementos Argos or any of its Subsidiaries, in each case unless otherwise expressly set forth herein.
(b) “Agreement” has the meaning set forth in the preamble.
(c) “Argos ONE Platform” means that certain ecommerce and logistics platform known as the “Argos ONE” platform, including the “Argos ONE” web platform and the “Argos ONE” mobile app, in each case, as used in commerce by Cementos Argos as of the Effective Date, and as may be generally updated from time to time in Cementos Argos’ sole discretion.
(d) “Business” means the activities conducted by the Transferred Company or any of its Subsidiaries as of or prior to the Effective Date, or by Summit Materials or any of its Subsidiaries as of or following the Effective Date, in each case, in the Licensed Field.
(e) “Calcined Clay” means a Supplementary Cementitious Material that is produced by thermal activation of clays in order to develop pozzolanic properties.
(f) “Calcined Clay IP” means (i) any and all Patents that are owned or Licensable by Cementos Argos or any of its Subsidiaries as of the Effective Date, subsisting in the Territory, that would (in the
[1]	Note to Draft: Effective Date to be the Closing Date (as defined in the Transaction Agreement).
[2]	Note to Draft: Subject to update in accordance with the other transaction documents.

absence of a license thereto) be infringed by any Calcined Clay products or Calcined Clay-related Technology (including in respect of the identification of feasible sources of Calcined Clay, Calcined Clay-related mining operations, and calcination and color control of Calcined Clay) developed by Cementos Argos or any of its Subsidiaries at any time prior to the Effective Date or by any Improvements to such products or Technology developed by Cementos Argos or any of its Subsidiaries at any time after the Effective Date and prior to any SM Control Event, and (ii) any and all other Intellectual Property Rights (other than Trademarks) that are owned or Licensable by Cementos Argos or any of its Subsidiaries as of the Effective Date that are practiced, used or embodied by any Calcined Clay products or Calcined Clay-related Technology (including in respect of the identification of feasible sources of Calcined Clay, Calcined Clay-related mining operations, and calcination and color control of Calcined Clay) developed by Cementos Argos or any of its Subsidiaries at any time prior to the Effective Date or any Improvements to such products or Technology developed by Cementos Argos or any of its Subsidiaries at any time after the Effective Date and prior to any SM Control Event. For the avoidance of doubt, the Calcined Clay IP includes [***} and [***] together with any U.S. patents issuing therefrom or claiming priority thereto.
(g) “Calcined Clay IP License” has the meaning set forth in Section 2.2(a).
(h) “Cementos Argos” has the meaning set forth in the preamble.
(i) “Complaining Party” has the meaning set forth in Section 10.2(b).
(j) “Confidential Information” has the meaning set forth in Section 8.1.
(k) “Disclosing Party” has the meaning set forth in Section 8.1.
(l) “Dispute” has the meaning set forth in Section 10.2(a).
(m) “Effective Date” has the meaning set forth in the preamble.
(n) “Exclusively Licensed IP” means any and all Intellectual Property Rights licensed pursuant to the Business IP Licenses, the Calcined Clay IP License and the Trademark License, in each case for so long as such license remains exclusive.
(o) “Exclusivity Extension Trigger” has the meaning set forth in Section 2.2(b).
(p) “Group” means two or more persons acting together, pursuant to any agreement, arrangement or understanding, for the purpose of acquiring, holding, voting or disposing of securities or as otherwise contemplated by Rule 13d-5(b) of the Exchange Act.
(q) “Improvements” means any and all enhancements, modifications, changes, derivative works or improvements that are made, conceived, created, developed or reduced to practice by a Party or any of its respective Subsidiaries, directors, officers, employees, agents, consultants, contractors, advisors or other representatives (collectively, “Representatives”).
(r) “Initial Exclusivity Term” has the meaning set forth in Section 2.2(b).
(s) “Intellectual Property Rights” means any and all intellectual property and similar proprietary rights in any jurisdiction throughout the world, whether or not registered, including any and all of the following: (i) statutory invention registrations, patents and patent applications (including all reissuances, renewals, provisionals, non-provisionals, divisionals, revisions, continuations, continuations-in-part, extensions and reexaminations thereof) and all inventions (whether or not patentable) and improvements to inventions disclosed in each such registration, and all documentation relating to any of the foregoing (“Patents”), (ii) trademarks, service marks, certification marks, trade names, service names, trade dress, logos, brand names, domain names, social media identifiers or accounts, corporate names and all other indications of origin (in each case, whether or not registered), and all translations, adaptations, variations, derivations, combinations, renewals, registrations and applications for registration of any of the foregoing, and all goodwill associated with any of the foregoing (“Trademarks”), (iii) works of authorship, mask works, industrial designs, copyrights (whether or not registered) and registrations and applications for registration thereof, and all derivative works, moral rights, renewals, extensions, reversions or restorations associated with such copyrights, now or hereafter provided by Applicable Law, regardless of the medium of fixation or means of expression, (iv) Software and all forms of technology, (v) trade secrets, know-how and other confidential or business or technical information, including any and all ideas, discoveries, formulas, compositions, plans, designs, methodologies, processes and/or procedures, specifications, financial, pricing and cost information, business and marketing data and plans, techniques, algorithms, and customer and supplier lists and all other information and data similar to any of the foregoing, (vi) databases and data collections, (vi) rights in copies or embodiments of any of the foregoing (whether electronic or tangible) and, (vii) rights in all of the foregoing provided by treaties, conventions and common law.
(t) “Licensable” means, with respect to any Intellectual Property Rights owned by a third party, the right of a Party or its Affiliates to grant a license or sublicense under such Intellectual Property Rights to another applicable Party and its Subsidiaries and/or Affiliates, as applicable, consistent with the scope of the applicable license expressly granted by such granting Party under this Agreement without (i) any requirement to obtain any approval or consent from or provide notice to any third party, including any Governmental Authority, (ii) any requirement to pay or grant any additional rights, immunities or consideration to any third party, or (iii) resulting in any loss of, or negative impact to, any rights or immunities granted to such granting Party or any of its Affiliates.
(u) “Licensed Field” means the production, distribution and sale of heavy building materials, including cement (and blends thereof), ready mix, concrete and aggregates (including, for the avoidance of doubt, the production, distribution and sale of Supplementary Cementitious Materials included therein or otherwise).
(v) “Licensed IP” means the Licensed Patents, the Licensed Other IP, the Calcined Clay IP, the Microalgae IP, and the Licensed Trademarks.
(w) “Licensed Other IP” means any and all Intellectual Property Rights (other than Patents and Trademarks) owned or Licensable by Cementos Argos or any of its Subsidiaries as of the Effective Date, subsisting in the Territory, and practiced, used or embodied by (i) the conduct of the Business as conducted as of the Effective Date, or (ii) the Products and Services sold or otherwise commercially provided by the Transferred Company and its Subsidiaries as of the Effective Date in the conduct of the Business; provided, that “Licensed Other IP” will not include (A) the Calcined Clay IP, (B) the Microalgae IP or (C) the Argos ONE Platform or any Intellectual Property Rights therein.
(x) “Licensed Patents” means any and all Patents that are owned or Licensable by Cementos Argos or any of its Subsidiaries as of the Effective Date, or owned or Licensable by Cementos Argos or any of its Subsidiaries following the Effective Date but that claim priority as of or prior to the Effective Date, subsisting in the Territory, that would (in the absence of a license thereto) be infringed by (i) the conduct of the Business as conducted as of the Effective Date, or (ii) the Products and Services sold or otherwise commercially provided by the Transferred Company and its Subsidiaries as of the Effective Date in the conduct of the Business; provided, that “Licensed Patents” will not include (A) the Calcined Clay IP or (B) the Microalgae IP. The Licensed Patents include those certain Patents set forth on Schedule C hereto.
(y) “Licensed Trademarks” means (i) the trademark “ARGOS”, as such trademark subsists in the Territory, and (ii) those certain Trademarks set forth on Schedule A hereto.
(z) “Microalgae IP” means any and all Intellectual Property Rights (other than Trademarks) that are owned or Licensable by Cementos Argos and its Subsidiaries and practiced, used or embodied by any Technology that is created or developed, solely or jointly, by Cementos Argos or any of its Subsidiaries in connection with the Microalgae Pilot Project. For the avoidance of doubt, the Microalgae IP includes U.S. Patent [***] and any U.S. patents issuing therefrom or claiming priority thereto.
(aa) “Microalgae IP License” has the meaning set forth in Section 2.3.
(bb) “Microalgae Pilot Project” means that certain pilot project being conducted by Cementos Argos (and, as applicable, its Subsidiaries), together with certain third parties, at the [***] Cement Plant, under which Cementos Argos (and, as applicable, its Subsidiaries), have been conducting certain development activities relating to microalgae Technology.
(cc) “[***] Cement Plant” means the Transferred Company’s cement plant located in [***].
(dd) “Non-Trademark IP Licenses” has the meaning set forth in Section 2.3.
(ee) “Party” and “Parties” have the meanings set forth in the preamble.

(ff) “Patents” has the meaning set forth in the definition of “Intellectual Property Rights.”
(gg) “Products and Services” means any products or services sold or otherwise commercially provided by Summit Materials or any of its Subsidiaries as its or their own products or services, in the Licensed Field.
(hh) “Receiving Party” has the meaning set forth in Section 8.1.
(ii) “Representative” has the meaning set forth in the definition of “Improvements.”
(jj) “Restrictive Covenant Agreement” means the Restrictive Covenant Agreement, dated [•], by and between Cementos Argos and Summit Materials.
(kk) “Subsidiary” has the meaning set forth in the Transaction Agreement; provided that, for purposes of this Agreement, the Transferred Company and its Subsidiaries shall not be deemed Subsidiaries of Cementos Argos or its Subsidiaries.
(ll) “Summit Materials” has the meaning set forth in the preamble.
(mm) “SM Business IP Licenses” has the meaning set forth in Section 2.1(b).
(nn) “SM Control Event” means, with respect to Summit Materials or the Transferred Company (the “Subject Company”), (i) any merger, consolidation, reorganization or other business combination of the Subject Company with or into any other Person, unless securities representing more than fifty percent (50%) of the total and combined voting power of the outstanding voting securities of the successor corporation (or any direct or indirect parent entity thereof) are immediately thereafter beneficially owned, directly or indirectly, by the beneficial owners of any Subject Company’s outstanding voting securities immediately prior to such transaction as a result of such transaction, (ii) any transaction or series of related transactions pursuant to which any Person or any group of Persons comprising a Group (other than the Company or a Person that, prior to such transaction or series of related transactions, directly or indirectly controls, is controlled by or is under common control with, any Subject Company) becomes, directly or indirectly, the beneficial owner of securities representing (or securities convertible into or exercisable for securities representing) fifty percent (50%) or more of the outstanding voting power of the Equity Securities of the Subject Company (or the securities of any direct or indirect parent entity of the Subject Company) or (iii) any transaction or series of related transactions that constitutes or results in the sale or other disposition of all or substantially all of the assets of the Subject Company and its Subsidiaries (on a consolidated basis), unless securities representing more than fifty percent (50%) of the total and combined voting power of the outstanding voting securities of the acquiror of such assets (or any direct or indirect parent entity thereof) are immediately thereafter beneficially owned, directly or indirectly, by the beneficial owners of any Subject Company’s outstanding voting securities immediately prior to such transaction as a result of such transaction.
(oo) “Supplementary Cementitious Materials” means any inorganic material that contributes to the properties of a cementitious mixture through hydraulic and/or pozzolanic activity.
(pp) “Technology” means any tangible embodiment, whether in electronic, written or other media, of Intellectual Property Rights, including equipment, reports, analyses, results, documentation, designs, processes, or other materials. For clarity, “Technology” excludes any Intellectual Property Rights as such.
(qq) “Territory” means the United States (including the District of Columbia but excluding Puerto Rico, St. Thomas, and any other territory or possession of the United States) and Canada.
(rr) “Trademark Guidelines Manual” means Cementos Argos’ trademark guidelines manual set forth on Schedule B hereto.
(ss) “Trademark License” has the meaning set forth in Section 3.1.
(tt) “Trademark Transition Period” has the meaning set forth in Section 7.2(b).
(uu) “Trademarks” has the meaning set forth in the definition of “Intellectual Property Rights.”
(vv) “Transaction Agreement” has the meaning set forth in the recitals.
(ww) “Transferred Company” has the meaning set forth in the preamble.

Section 1.2 Interpretation. References in this Agreement to any gender include references to all genders, and references to the singular include references to the plural and vice versa. The words “include”, “includes” and “including” when used in this Agreement shall be deemed to be followed by the phrase “without limitation.” Unless the context otherwise requires, references in this Agreement to Articles, Sections and Schedules shall be deemed references to Articles and Sections of, and Schedules to, this Agreement. Unless the context otherwise requires, the words “hereof”, “hereby” and “herein” and words of similar meaning when used in this Agreement refer to this Agreement in its entirety and not to any particular Article, Section or provision of this Agreement.
ARTICLE II

NON-TRADEMARK IP LICENSES TO SUMMIT MATERIALS
Section 2.1 Business IP Licenses.
(a) Subject to the terms and conditions of this Agreement, Cementos Argos (on behalf of itself and its Subsidiaries) hereby grants to Summit Materials and its Subsidiaries a perpetual (with respect to each Licensed Patent, for the life of such Licensed Patent), irrevocable, exclusive (even as to Cementos Argos and its Subsidiaries and subject to Section 2.1(c)), non-sublicensable, transferable (solely as set forth in Section 10.1), royalty-free, fully paid-up license under the Licensed Patents to make, have made, use, sell, offer for sale and import the Products and Services, and to practice and have practiced any method or process in connection therewith, in each case, solely in the Territory (the “Patent License”).
(b) Subject to the terms and conditions of this Agreement, Cementos Argos (on behalf of itself and its Subsidiaries) hereby grants to Summit Materials and its Subsidiaries a perpetual (subject to Section 7.1(b)), irrevocable, exclusive (even as to Cementos Argos and its Subsidiaries and subject to Section 2.1(c)), sublicensable (solely as set forth in Section 2.4), transferable (solely as set forth in Section 10.1), royalty-free, fully paid-up license under the Licensed Other IP to make, have made, sell, offer for sale, import, use, reproduce, display (publicly or otherwise), perform, transmit, distribute, disclose, prepare derivative works based on and otherwise exploit (in each case, directly or indirectly) the Products and Services, solely in the Territory (the “Other IP License” and together with the Patent License, the “SM Business IP Licenses”).
(c) The SM Business IP Licenses shall be exclusive (even as to Cementos Argos and its Subsidiaries) for a period beginning on the Effective Date and ending on the fifth (5th) anniversary of the Effective Date and non-exclusive thereafter. Notwithstanding the foregoing, from and following the occurrence of any SM Control Event that occurs during such five (5)-year period, the SM Business IP Licenses shall be non-exclusive.
Section 2.2 Calcined Clay IP License to Summit Materials.
(a) Calcined Clay IP License. Subject to the terms and conditions of this Agreement, Cementos Argos (on behalf of itself and its Subsidiaries) hereby grants to Summit Materials and its Subsidiaries: (i) an exclusive (even as to Cementos Argos and its Subsidiaries and subject to Section 2.2(b)), perpetual (with respect to each Patent included in the Calcined Clay IP, for the life of such Patent), irrevocable, non-sublicensable, transferable (solely as set forth in Section 10.1), royalty-bearing (subject to the terms and conditions of Section 2.2(c)) license under the Patents included in the Calcined Clay IP to make, have made, use, sell, offer for sale, import and otherwise exploit (in each case, directly or indirectly) any Products and Services, and to practice and have practiced any method or process in connection therewith, and (ii) an exclusive (even as to Cementos Argos and its Subsidiaries and subject to Section 2.2(b)), perpetual (subject to Section 7.1), irrevocable, sublicensable (solely as set forth in Section 2.4), transferable (solely as set forth in Section 10.1), royalty-bearing (subject to the terms and conditions of Section 2.2(c)) license under any other Intellectual Property Rights (other than Patents and Trademarks) included in the Calcined Clay IP to make, have made, sell, offer for sale, import, use, reproduce, display (publicly or otherwise), perform, transmit, distribute, disclose, prepare derivative works based on and otherwise exploit (in each case, directly or indirectly) any Products and Services, and to practice and have practiced any method or process in connection therewith, in each case of (i) and (ii), solely in the Territory (such license, the “Calcined Clay IP License”).
(b) Exclusivity of Calcined Clay IP License. The Calcined Clay IP License shall be exclusive (even as to Cementos Argos and its Subsidiaries) for a period beginning on the Effective Date and ending on the seventh (7th) anniversary of the Effective Date (the “Initial Exclusivity Term”). If, prior to the end of the Initial Exclusivity Term, Summit Materials and its Subsidiaries [•]3 (the “Exclusivity Extension Trigger”), and there has not earlier been a Control Event Non-exclusivity Trigger, then Summit Materials shall have the right to extend the exclusivity of the Calcined Clay IP License for an additional period beginning at the end of the Initial Exclusivity Term and ending on the fifth (5th) anniversary of the end of the Initial Exclusivity Term (the “Exclusivity Extension Term”), by providing written notice to Cementos Argos of such election and the occurrence of the Exclusivity Extension Trigger at least sixty (60) days’ prior to the end of the Initial Exclusivity Term. Notwithstanding the foregoing, from and following the occurrence of any SM Control Event (whether such event occurs during the Initial Exclusivity Term or, as applicable, the Exclusivity Extension Term) (such event, a “Control Event Non-exclusivity Trigger”), the Calcined Clay IP License shall be non-exclusive. For clarity, the Calcined Clay IP License shall become non-exclusive upon the earlier to occur of (i) the occurrence of any Control Event Non-exclusivity Trigger and (ii) the later of (A) the end of the Initial Exclusivity Term and (B) if applicable, the end of the Exclusivity Extension Term.
(c) Royalty for Calcined Clay IP License. As consideration for the Calcined Clay IP License, commencing on the Effective Date, and solely during the period in which the Calcined Clay IP License is exclusive pursuant to Section 2.2(b), Summit Materials shall pay to Cementos Argos a royalty in an amount of [•]4. The royalties due under this Section 2.2(c) shall be payable by Summit Materials to Cementos Argos on an annual basis within thirty (30) days following the end of each one (1)-year period following the Effective Date. The foregoing royalty structure has been selected by the Parties for the administrative convenience of the Parties, and represents a full and otherwise fair and good faith bargain regarding the economic value of the Calcined Clay IP License.
Section 2.3 Microalgae IP License. Subject to the terms and conditions of this Agreement, Cementos Argos (on behalf of itself and its Subsidiaries) hereby grants to Summit Materials and its Subsidiaries a non-exclusive, perpetual (subject to Section 7.1(b)), irrevocable, non-sublicensable, transferable (solely as set forth in Section 10.1), royalty-free, fully paid-up license under the Microalgae IP solely for use at the [***] Plant, and solely in the Licensed Field, of Technology created or developed, solely or jointly, by Cementos Argos or any of its Subsidiaries at the [***] Cement Plant in connection with pilot activities undertaken by Cementos Argos or any of its Subsidiaries at the [***] Cement Plant (such license, the “Microalgae IP License” and together with the SM Business IP Licenses and the Calcined Clay IP License, the “Non-Trademark IP Licenses”).
Section 2.4 Sublicensing. Summit Materials and its Subsidiaries shall have the right to grant sublicenses under the Other IP License and the Calcined Clay IP License (solely with respect to part (ii) of Section 2.2(a)), solely within the scope of such licenses, to their third-party vendors, consultants, contractors, suppliers or other service providers, in each case, solely in connection with providing services to or performing acts on behalf of Summit Materials or its Subsidiaries. Any sublicense granted under this Section 2.4 shall automatically terminate upon the earlier of (a) the expiration of the Other IP License or the Calcined Clay IP License, as applicable, and (b) termination of this Agreement.
Section 2.5 Joint Development. Prior to the Parties jointly developing with one another any Improvements to the Products and Services or to any other Technology (including processes) covered by the Non-Trademark IP Licenses, the Parties shall enter into a definitive agreement setting forth terms and conditions governing such joint development (including with respect to the Parties’ rights and obligations in respect of any Intellectual Property Rights resulting therefrom).
Section 2.6 No Conflict with RCA. Notwithstanding anything herein to the contrary, none of the exclusivity provisions in this Agreement (including under Sections 2.1, 2.2 and 3.1) prohibit, limit or restrict in any way actions permitted through the exercise of the Right of First Offer or Right of First Refusal (as such terms are defined in the Restrictive Covenant Agreement) under the Restrictive Covenant Agreement.
[3]
Note to Draft: The Parties will negotiate in good faith prior to Closing the terms of the Exclusivity Extension Triggers that Summit Materials must meet in order to exercise the 5-year exclusivity extension option and applicable royalty rates, to allow the Parties additional time to align on the business case. The Parties are not under any obligation to actually reach agreement on these points. If the Parties are unable to reach an agreement on these points prior to Closing, the Calcined Clay IP License will be limited to a 7-year exclusivity term at a royalty rate of [***]% of net sales of Calcined Clay products produced or sold under the Calcined Clay IP License (with the royalty becoming [***]% of net sales of such products when exclusivity falls away), and Summit Materials will not receive any automatic option to extend the exclusivity beyond such 7-year term.

[4]	Note to Draft: See note above on Section 2.2(b) regarding negotiation in good faith of royalty rates prior to Closing.

ARTICLE III

TRADEMARK LICENSE
Section 3.1 Trademark License. Subject to the terms and conditions of this Agreement, Cementos Argos (on behalf of itself and its Subsidiaries) hereby grants to Summit Materials and its Subsidiaries an exclusive (even as to Cementos Argos and its Subsidiaries), irrevocable, transferable (solely as set forth in Section 10.1), sublicensable (solely as set forth in Section 3.2), royalty-free license for a period beginning on the Effective Date and ending on the fifth (5th) anniversary of the Effective Date (the “Trademark Term”) to use and display (in each case, (a) directly or indirectly and (b) alone or in combination with any other words or phrases) the Licensed Trademarks (i) in corporate names, fictitious names, d/b/a’s or other legal identifiers of Summit Materials or any of its Subsidiaries domiciled within the Territory and (ii) in the Licensed Field and in the Territory (the “Trademark License”). Notwithstanding the foregoing, at least sixty (60) days prior to the expiration of the Trademark Term (if the Trademark License has not been earlier terminated hereunder), Summit Materials may request in writing an extension of the Trademark License, and, upon receipt of such request, Cementos Argos will negotiate in good faith for a sixty (60)-day period with Summit Materials terms and conditions to extend the Trademark License on a royalty-bearing basis; but, for clarity, the foregoing shall not in any way be interpreted to require or obligate Cementos Argos to agree to any extension of the Trademark License. For the avoidance of doubt, the exclusivity or Territory limitation (as applicable) of the Trademark License shall not restrict either Party (A) from using or displaying the Licensed Trademarks in connection with advertising, marketing and promotional materials (including digital materials, applicable industry publications and broadcast advertising) that may be accessible to persons (1) as to such uses or displays by Cementos Argos and its Subsidiaries, in the Territory, or (2) as to such uses or displays by Summit Materials and its Subsidiaries, outside of the Territory; provided, that any such use or display is not primarily directed to such persons, or (B) from manufacturing (or having manufactured) any products, as to Cementos Argos and its Subsidiaries, in the Territory, or, as to Summit Materials and its Subsidiaries, outside the Territory, or from distributing (or having distributed) products through, as to Cementos Argos and its Subsidiaries, the Territory, or, as to Summit Materials and its Subsidiaries, outside the Territory, in each case, for sale, as to Cementos Argos and its Subsidiaries, outside the Territory, or, as to Summit Materials and its Subsidiaries, in the Territory.
Section 3.2 Sublicensing of Trademark License. Summit Materials and its Subsidiaries shall have the right to grant sublicenses under the Trademark License, solely with respect to part (ii) of Section 3.1, and solely within the scope of such part (ii) of the Trademark License, to their third-party vendors, consultants, contractors, suppliers or other service providers, in each case, solely in connection with providing services to or performing acts on behalf of Summit Materials or its Subsidiaries. Any sublicense granted under this Section 3.2 shall automatically terminate upon the earlier of the expiration of the Trademark License and termination of this Agreement.
Section 3.3 Quality Control. Summit Materials shall, and shall cause its Subsidiaries (and its and their permitted sublicensees) to, only use and display the Licensed Trademarks: (a) in compliance with local standards and norms in the Territory for similar products and services, and (b) in accordance, in all material respects, with the guidelines set forth in the Trademark Guidelines Manual (as may be reasonably updated by Cementos Argos from time to time). From time to time, upon the reasonable written request of Cementos Argos, Summit Materials will send to Cementos Argos representative samples of any material uses or displays of the Licensed Trademarks by Summit Materials, its Subsidiaries or its or their permitted sublicensees. In the event that Cementos Argos identifies, and notifies Summit Materials in writing of, any material non-compliance with the terms of this Agreement with respect to such representative samples, upon Summit Material’s receipt of such written notice, Summit Materials shall use commercially reasonable efforts to (and shall cause its Affiliates and permitted sublicensees to) promptly remedy any such non-compliance.
Section 3.4 Transitional Corporate Name. For the avoidance of doubt, and without limiting, and subject to, the terms and conditions of the Trademark License, while the Trademark License is in effect, Summit Materials shall be permitted (but not obligated) to use either the name [***] or [***] as its corporate or trade name, together with any corporate structure identifiers required under Applicable Laws.
Section 3.5 Wind-Down. Upon the expiration or termination of the Trademark License, Summit Materials shall, and shall cause its Subsidiaries to, cease any and all uses or displays of the Licensed Trademarks (other than with respect to use of any Licensed Trademark as part of its registered corporate or trade name), subject to customary exceptions for fair use and compliance with Applicable Law. With respect to its registered corporate or trade name, Summit Materials shall (and shall cause its Subsidiaries to), promptly following the expiration or termination of the Trademark License, make all filings necessary to change any registered corporate or trade name to a name that does not include any Licensed Trademarks (alone or in combination with any other words or phrases).
Section 3.6 Non-Diversion Obligations.
(a) While the Trademark License is in effect, (i) in the Licensed Field in the Territory (the “Cementos Argos Restricted Territory”), Cementos Argos shall not, and shall cause its Subsidiaries not to, and (ii) outside of the Territory (the “Summit Materials Restricted Territory”), Summit Materials shall not, and shall cause its Subsidiaries not to, directly or indirectly, sell or provide any product or service (whether now existing or in the future) under any Licensed Trademark or any Trademark confusingly similar thereto (alone or in combination with any other words or phrases) (such products and services, the “Restricted Products”), including selling or providing any such Restricted Products to any third party with respect to which such Party knows or has reason to believe or suspect that such third party plans to, or will, sell or provide (including any sale for re-sale) such Restricted Products in the Cementos Argos Restricted Territory or the Summit Materials Restricted Territory, as applicable. Each Party shall, and shall cause its respective Affiliates to, take reasonable measures to mitigate the potential for diversion of any and all Restricted Products sold or distributed by or on behalf of such Person in (x) as to Cementos Argos, the Cementos Argos Restricted Territory or, (y) as to Summit Materials, the Summit Materials Restricted Territory, in each case of (x) and (y), including promptly taking such reasonable measures requested in writing by the other Party or its Affiliates from time to time.
(b) While the Trademark License is in effect: (i) each Party shall, and shall cause its respective Affiliates to, promptly notify the other Party in writing of any actual or suspected sales or potential sales of Restricted Products in, (A) as to Cementos Argos, the Cementos Argos Restricted Area, or (B) as to Summit Materials, the Summit Materials Restricted Territory, in each case of (A) and (B), that are in contravention of Section 3.6(a), and each Party shall keep the other Party reasonably informed regarding the investigation by such Party and its Affiliates of any such actual or suspected sales or potential sales and their respective efforts to eliminate such diversion; and (ii) in the event that any Restricted Product sold or distributed by either Party or any of its Affiliates is discovered for sale or is sold in (1) as to Cementos Argos, the Cementos Argos Restricted Territory, or (2) as to Summit Materials, the Summit Materials Restricted Territory, in each case of (1) and (2), in contravention of Section 3.6(a), such Party shall, and shall cause its Affiliates to, use reasonable efforts and take prompt action to eliminate such diversion.
(c) For the avoidance of doubt, this Section 3.6 shall in no way limit the last sentence of Section 3.1.
Section 3.7 Domain Names.
(a) Immediately following the Effective Date, with respect to any domain names included in the Licensed Trademarks, Cementos Argos shall, and shall cause its Subsidiaries to, take all actions necessary to record Summit Materials (or a Subsidiary thereof, as may be specified by Summit Materials) as the administrative and technical contact (but for clarity not the registrant) for each such domain name, and deliver to Summit Materials all necessary permissions, passwords or other rights necessary for Summit Materials to access, operate and maintain such domain names during the Trademark Term.
(b) Immediately following the termination or expiration of the Trademark License, with respect to any domain names included in the Licensed Trademarks, Summit Materials shall, and shall cause its Subsidiaries to, take all actions necessary to record Cementos Argos (or a Subsidiary thereof, as may be specified by Cementos Argos) as the administrative and technical contact for each such domain name, and deliver to Cementos Argos all necessary permissions, passwords or other rights necessary for Cementos Argos to access, operate and maintain such domain names during the Trademark Term.
ARTICLE IV

BACKGROUND LICENSES TO CEMENTOS ARGOS
Section 4.1 Background Patent License. The Transferred Company (on behalf of itself and its Subsidiaries) hereby grants to Cementos Argos and its Affiliates a worldwide, non-exclusive, perpetual (subject to

Section 7.1(c)), transferable (solely as set forth in Section 10.1), irrevocable, royalty-free, fully paid-up, freely sublicensable license under all Patents owned or Licensable by the Transferred Company or any of its Subsidiaries as of immediately prior to the Effective Date that (a) are related to the businesses of Cementos Argos and its Affiliates as conducted as of the Effective Date, or (b) otherwise cover or claim (i) any products or services developed, sold or otherwise commercially provided by Cementos Argos and its Affiliates as of the Effective Date or (ii) any Improvements to Calcined Clay products or Calcined Clay-related Technology (including in respect of the identification of feasible sources of Calcined Clay, Calcined Clay-related mining operations, and calcination and color control of Calcined Clay) that are developed by Summit Materials or any of its Subsidiaries after the Effective Date and prior to the occurrence of any SM Control Event, in each case (of (a) and (b)) to make, have made, use, sell, offer for sale and import any and all products or services and to practice or have practiced any method or process for any and all purposes.
Section 4.2 Background Other IP License. The Transferred Company (on behalf of itself and its Subsidiaries) hereby grants Cementos Argos and its Affiliates a worldwide, non-exclusive, perpetual (subject to Section 7.1(c)), transferable (solely as set forth in Section 10.1), irrevocable, royalty-free, fully paid-up, freely sublicensable license under all Intellectual Property Rights (other than Patents and Trademarks) owned or Licensable by the Transferred Company and its Subsidiaries as of immediately prior to the Effective Date that relate to (a) the businesses of Cementos Argos and its Affiliates, as conducted as of the Effective Date, or (b) (i) any product or services developed, sold or otherwise commercially provided by Cementos Argos and its Affiliates as of the Effective Date or (ii) any Improvements to Calcined Clay products or Calcined Clay-related Technology (including in respect of the identification of feasible sources of Calcined Clay, Calcined Clay-related mining operations, and calcination and color control of Calcined Clay) that are developed by Summit Materials or any of its Subsidiaries after the Effective Date and prior to the occurrence of any SM Control Event, in each case (of (a) and (b)) to make, have made, sell, offer for sale, import, use, reproduce, display (publicly or otherwise), perform, transmit, distribute, disclose, prepare derivative works based on and otherwise exploit any and all products or services.
ARTICLE V

OWNERSHIP; PROSECUTION; MAINTENANCE; ENFORCEMENT
Section 5.1 Ownership and Improvements. The Parties acknowledge and agree that, as between the Parties, (a) Cementos Argos shall own and retain all right, title and interest in, to and under the Licensed IP, and (b) each Party shall own and retain all right, title and interest in, to and under any Intellectual Property Rights in and to any Improvements (whether to such Party’s own Intellectual Property Rights or to any Intellectual Property Rights that are licensed to such Party hereunder) that are made, conceived, created, developed or reduced to practice by such Party or its Representatives.
Section 5.2 Prosecution and Maintenance.
(a) Cementos Argos (and, as applicable, its Subsidiaries) shall have the sole right (but not the obligation) to prosecute and maintain any Patents and Trademarks included in the Exclusively Licensed IP (including, in each case, any applications and registrations therefor); provided that, if Cementos Argos (or its Subsidiaries) determines to abandon or cease prosecution or maintenance of any such Patents or Trademarks, Cementos Argos shall provide reasonable prior written notice to Summit Materials of such intention to abandon or cease (which notice shall be given no later than thirty (30) days prior to the final deadline for any action that must be taken with respect to any such Patents or Trademarks) and in such case, upon Summit Material’s written election, Summit Materials shall have the right (but not the obligation) to assume prosecution and maintenance of such Patents or Trademarks at its sole cost and expense.
(b) Solely in the event that Summit Materials exercises its right to assume prosecution and maintenance of a Patent or Trademark pursuant to Section 5.2(a):
(i) Cementos Argos (on behalf of itself and its Subsidiaries) shall assign to Summit Materials all of its right, title and interest in, to and under any such Patent or Trademark; and
(ii) Summit Materials hereby grants to Cementos Argos and its Affiliates a non-exclusive, perpetual, irrevocable, sublicensable, royalty-free, fully paid-up license under any such Patent or Trademark to make, have made, use, sell, offer for sale and import any product, service or Technology, and to practice and have practiced any method or process in connection therewith, but solely to the extent that, and only if, any such use by Cementos Argos would not violate the exclusive rights granted to Summit Materials under Sections 2.1(a) or 2.2, as applicable, had such Patent or Trademark not been assigned to Summit Materials pursuant to Section 5.2(b)(i).
In furtherance of Section 5.2(b)(i), Cementos Argos shall, and shall cause its Subsidiaries to, take all actions, including to execute or procure the execution of all documents, necessary or otherwise reasonably requested by Summit Materials to perfect, confirm and record Summit Materials’ ownership of any such Patent or Trademark.
(c) Summit Materials shall keep Cementos Argos reasonably informed of any material challenge to the validity, scope or enforceability of, or any adverse Order with respect to, any Patent assigned to Summit Materials under Section 5.2(b)(i) of which Summit Materials becomes aware; provided that, for clarity, Summit Materials shall be under no obligation to seek any consent of Cementos Argos, nor take direction from Cementos Argos, in connection with any such challenge. Cementos Argos shall keep Summit Materials reasonably informed of any material challenge to the validity, scope or enforceability of, or any adverse Order with respect to, any Exclusively Licensed IP of which Cementos Argos becomes aware; provided that, for clarity, Cementos Argos shall be under no obligation to seek any consent of Summit Materials, nor take direction from Summit Materials, in connection with any such challenge.
Section 5.3 Enforcement.
(a) As between the Parties, Cementos Argos shall have the sole right (but not the obligation) to commence any Action against a third party for infringement, misappropriation or other violation of any Exclusively Licensed IP, at its sole cost and expense; provided that, if Cementos Argos fails to bring any such claim or action within (a) seventy-five (75) days following any actual notice of any alleged infringement, misappropriation or other violation of the Exclusively Licensed IP or (b) twenty (20) days before the time limit, if any, as required by Applicable Law for the filing of such Action, whichever comes first, Summit Materials shall have the right (but not the obligation) to bring and control any such action at its own expense and by counsel of its own choice. Summit Materials shall notify Cementos Argos in advance in writing prior to bringing any such action, and Summit Materials will keep Cementos Argos reasonably informed of all material developments in connection with any such action. Subject to Summit Materials’ right to control such action, Cementos Argos may (in its sole discretion) engage at its own expense counsel of its own choice to participate in such action. Notwithstanding anything herein to the contrary, Cementos Argos shall be under no obligation to provide any assistance in connection with any such action or to join any such action.
(b) Each Party shall keep the other Party reasonably informed of any actual or suspected infringement, misappropriation or other violation of the Licensed IP of which such Party becomes aware.
Section 5.4 Cooperation. Subject to the last sentence of Section 5.3(a), each Party shall, at the other Party’s reasonable request and expense, cooperate fully with such requesting Party in connection with the prosecution, maintenance and enforcement of (a) where Cementos Argos is such requesting Party, any Licensed IP, and (b) where Summit Materials is such requesting Party, any Patents assigned to Summit Materials under Section 5.2(b)(i) or any Exclusively Licensed IP being enforced by Summit Materials pursuant to Section 5.3(a), in each case of (a) and (b), including by taking all actions and executing all documents reasonably requested by such requesting Party in connection therewith and, where required by Applicable Law to achieve standing to bring an Action related thereto, joining in such Action.
Section 5.5 Restrictions. The Parties’ obligations hereunder, and all licenses, covenants and other rights granted by the Parties hereunder (including Summit Materials’ and its Subsidiaries rights to grant sublicenses, and all such sublicenses granted) will run with the applicable Intellectual Property Rights.
Section 5.6 Delivery. To the extent that Summit Materials does not have a tangible embodiment of any Licensed IP (other than with respect to any Improvements on Calcined Clay products or Calcined Clay-related Technology that are developed by Cementos Argos or Summit Materials (or any of their respective Subsidiaries) at any time after the Effective Date), upon any written request by Summit Materials within the twelve (12)-month period following the Effective Date, Cementos Argos shall promptly deliver to Summit Materials a copy of such tangible embodiment; provided that Cementos Argos can reasonably identify and possess a tangible embodiment of such Licensed IP.

ARTICLE VI

REPRESENTATIONS AND WARRANTIES
Section 6.1 Mutual Representations and Warranties. Each Party represents and warrants to the other Party that, as of the Effective Date: (a) such Party is duly organized and validly existing under the Applicable Laws of its jurisdiction of incorporation or formation, and has full corporate or other power and authority to enter into this Agreement and to carry out the provisions hereof; (b) such Party is duly authorized to execute and deliver this Agreement and to perform its obligations hereunder, and the person or persons executing this Agreement on its behalf has or have been duly authorized to do so by all requisite corporate action; (c) this Agreement is legally binding upon such Party, enforceable in accordance with its terms, subject to bankruptcy, insolvency, reorganization, or similar laws affecting the rights of creditors generally and equitable principles, and does not conflict with any agreement, instrument or understanding, oral or written, to which it is a party or by which it may be bound, nor violate any Applicable Law; and (d) such Party has the right to grant the licenses granted by it under this Agreement.
ARTICLE VII

TERM AND EXPIRATION
Section 7.1 License Terms.
(a) Subject to Section 7.2(b), with respect to the Trademark License, this Agreement will commence on the Effective Date and will continue in full force and effect until the end of the Trademark Term.
(b) With respect to the Non-Trademark IP Licenses, this Agreement will commence on the Effective Date and will continue in full force and effect until the date on which all Intellectual Property Rights licensed under the Non-Trademark IP Licenses expire or no longer subsist.
(c) With respect to the licenses granted to Cementos Argos and its Affiliates under Article IV, this Agreement will commence on the Effective Date and will continue in full force and effect until the date on which all Intellectual Property Rights licensed thereunder expire or no longer subsist.
Section 7.2 Termination; Expiration.
(a) Subject to Section 7.3, this Agreement shall expire in its entirety automatically upon the expiration of each of the Non-Trademark IP Licenses, the Trademark License and the licenses granted to Cementos Argos and its Affiliates under Article IV in accordance with the terms and conditions of Section 7.1.
(b) Cementos Argos may, in its sole discretion, terminate the Trademark License (and any sublicenses thereunder) immediately upon written notice to Summit Materials in the event of any SM Control Event. Notwithstanding the foregoing, in the event of termination pursuant to this Section 7.2(b), Summit Materials and its Subsidiaries may continue using and displaying the Licensed Trademarks in the same manner as used immediately prior to the date of such termination, for a period not to exceed sixty (60) days following such date of such termination (such period, the “Trademark Transition Period”) solely while transitioning off of the Licensed Trademarks. Notwithstanding the foregoing, (i) Summit Materials will (and will cause its Subsidiaries to), as soon as practicable following such termination, use commercially reasonable efforts to make all filings necessary to change any registered legal names of Summit Materials or any of its Subsidiaries that include the Licensed Trademarks (alone or in combination with any other words or phrases) to a registered legal name that does not include the Licensed Trademarks (alone or in combination with any other words or phrases), and (ii) throughout the Trademark Transition Period, Summit Materials shall use (and shall cause its Subsidiaries and any permitted sublicensees to use) commercially reasonable efforts to cease all use or display of the Licensed Trademarks as soon as reasonably practicable (but in any case prior to the end of the Trademark Transition Period).
Section 7.3 Effect of Termination or Expiration; Survival. The termination or expiration of this Agreement shall not relieve either Party of any obligation accruing prior to such termination or expiration, nor shall any termination or expiration of this Agreement preclude either Party from pursuing all rights and remedies it may have under this Agreement under Applicable Law with respect to any breach of this Agreement. Notwithstanding anything in this Agreement to the contrary, Articles I, VIII, IX and X (other than with respect to Section 10.1), and Section 3.7(b), Section 5.1 and this Section 7.3 shall survive any termination or expiration of this Agreement.
ARTICLE VIII

CONFIDENTIALITY
Section 8.1 Confidential Information. The provisions of this Article VIII shall apply to any and all confidential or proprietary information or materials provided pursuant to this Agreement by either Party (in such capacity, the “Disclosing Party”) to the other Party (in such capacity, the “Receiving Party”), whether or not designated as confidential or proprietary and regardless of form of delivery (“Confidential Information”). In addition, the terms and conditions of this Agreement shall be deemed to be the Confidential Information of both Parties. The Receiving Party shall keep all Confidential Information provided or otherwise made available to it by the Disclosing Party strictly confidential and shall not, and shall cause its respective Representatives and sublicensees not to, directly or indirectly, disclose, reveal, divulge or communicate to any Person (other than such Representatives or sublicensees who reasonably need to know such Confidential Information) any such Confidential Information without the prior written consent of the Disclosing Party. The Receiving Party shall use the same degree of care to prevent and restrain the unauthorized use or disclosure of any of the Disclosing Party’s Confidential Information as it uses for its own confidential information of a like nature, but in no event less than a commercially reasonable standard of care. The Receiving Party shall not use any Confidential Information of the Disclosing Party except as permitted herein.
Section 8.2 Exclusions. The confidentiality obligations in this Article VIII shall not apply to any Confidential Information which:
(a) is or becomes generally available to or known by the public (other than as a result of a non-permitted disclosure or other wrongful act directly or indirectly by the Receiving Party);
(b) is or becomes available to the Receiving Party on a nonconfidential basis from a source other than the Disclosing Party; provided that the Receiving Party has no knowledge that such source was at the time of disclosure to the Receiving Party bound by a confidentiality agreement with the Disclosing Party or other obligation of secrecy which was breached by such disclosure;
(c) has been or is hereafter independently acquired or developed by the Receiving Party without use of or reference to such Confidential Information and without otherwise violating any confidentiality agreement with, or other obligation of secrecy to, the Disclosing Party; or
(d) is required (by oral question, interrogatories, requests for information or documents, subpoena, civil investigative demand or similar process) to be disclosed by any Governmental Authority or pursuant to Applicable Law; provided that the Receiving Party (i) uses all reasonable efforts to provide the Disclosing Party with written notice of such request or demand as promptly as practicable under the circumstances so that the Disclosing Party shall have an opportunity to seek an appropriate protective order or other appropriate remedy, (ii) furnishes only that portion of the Confidential Information which is, in the opinion of the Receiving Party’s counsel, legally required to be disclosed and (iii) takes, and causes its directors, officers, employees, agents, consultants, contractors, advisors, Representatives and sublicensees to take, all other reasonable steps necessary to obtain confidential treatment for any such Confidential Information required to be furnished. Subject to the foregoing, the Party that received such request or demand may thereafter disclose or provide any Confidential Information to the extent required by Applicable Law (as so advised by counsel) or by lawful process of such Governmental Authority.
ARTICLE IX

LIABILITY
Section 9.1 Disclaimer of Liability. EXCEPT FOR AND WITHOUT LIMITING ANY RIGHTS OR OBLIGATIONS UNDER THE TRANSACTION AGREEMENT, AND EXCEPT WITH RESPECT TO A PARTY’S OBLIGATIONS OF CONFIDENTIALITY HEREUNDER OR INFRINGEMENT,

MISAPPROPRIATION OR OTHER VIOLATION OF THE OTHER PARTY’S INTELLECTUAL PROPERTY RIGHTS, TO THE EXTENT PERMITTED BY APPLICABLE LAW, (A) NEITHER PARTY WILL BE LIABLE HEREUNDER UNDER ANY LEGAL OR EQUITABLE THEORY FOR ANY INDIRECT, SPECIAL, INCIDENTAL OR CONSEQUENTIAL DAMAGES OF ANY KIND EVEN IF SUCH PARTY HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES AND (B) NEITHER PARTY WILL BE LIABLE HEREUNDER FOR ANY AMOUNT IN EXCESS OF THE AGGREGATE ROYALTIES DUE OR PAYABLE UNDER SECTION 2.2(C) IN THE TWELVE (12) MONTHS PRECEDING THE APPLICABLE CLAIM.
ARTICLE X

GENERAL PROVISIONS
Section 10.1 Assignment; SM Control Event.
(a) Summit Materials may not assign this Agreement or any of its rights or obligations hereunder to any Person without the prior written consent of Cementos Argos, which consent may not be unreasonably withheld, conditioned or delayed; provided that Summit Materials may, without such prior written consent of Cementos Argos, assign this Agreement and its rights and obligations hereunder, in whole but not in part, to: (a) a Subsidiary of Summit Materials or (b) a successor-in-interest or assignee pursuant to a merger, consolidation, acquisition or sale of all or substantially all of the assets of the business of Summit Materials and its Subsidiaries to which this Agreement relates; provided with respect to any assignment under the foregoing clause (b), (i) the Non-Trademark IP Licenses shall only be granted to Summit Materials and its Subsidiaries (as of immediately prior to such transaction) and will not be granted to the applicable acquiring Person or Group (or any of its or their Affiliates (excluding Summit Materials and its Subsidiaries (as of immediately prior to such transaction)), and (ii) the Non-Trademark IP Licenses shall only apply to products or services provided, or in development, by Summit Materials or any of its Subsidiaries (as of immediately prior to such transaction) and shall not apply to any products or services of the applicable acquiring Person or Group (or any of its or their Affiliates (excluding Summit Materials and its Subsidiaries (as of immediately prior to such transaction))). Summit Materials shall have no further liability with respect to any liability incurred by a permitted assignee following Summit Materials assignment of this Agreement or any of its rights and obligations hereunder to such permitted assignee pursuant to this Section 10.1.
(b) Subject to Section 5.5, Cementos Argos may assign this Agreement to any Person without the prior written consent of Summit Materials or the Transferred Company to any of its Affiliates or in connection with the sale of all or substantially all of the assets of the business of Cementos Argos and its Affiliates to which this Agreement relates; provided that, such Person shall be subject to the obligations of Cementos Argos and its Affiliates hereunder.
(c) In the event of any SM Control Event, Summit Materials shall provide written notice to Cementos Argos of such event within ten (10) Business Days prior to its consummation.
Section 10.2 Dispute Resolution; Jurisdiction.
(a) In the event of a controversy, dispute or claim arising out of, in connection with, or in relation to the interpretation, performance, nonperformance, validity or breach of this Agreement or otherwise arising out of, or in any way related to this Agreement or the transactions contemplated hereby, including any claim based on contract, tort, statute or constitution (individually and collectively, a “Dispute”), the Parties will utilize the dispute resolution processes set forth below to resolve any dispute, claim or controversy which the Parties have not been able to resolve to their mutual satisfaction in the ordinary course of business.
(b) In the event the Parties are unable to resolve a Dispute in the ordinary course of business, either Party (the “Complaining Party”) may initiate the dispute resolution process by delivering written notice to a designated representative of the other Party. Within ten (10) business days after delivery of notice, such representative will submit to the Complaining Party a written response. Within five (5) business days after delivery of a response, the designated representatives will meet and confer at a mutually acceptable time, and thereafter as often as they deem reasonably necessary, in an effort to resolve the Dispute through good faith negotiation.
(c) If a Dispute has not been resolved to the mutual satisfaction of both Parties within twenty (20) business days following the Complaining Party’s delivery of the original notice, or if the Parties’ respective designated representatives fail to meet and confer about the Dispute within fifteen (15) calendar days after delivery of the response (or such later date as the Parties may agree in writing), such Dispute will be subject to exclusive jurisdiction of the Court of Chancery of the State of Delaware and any state appellate court therefrom within the State of Delaware (or, if the Court of Chancery of the State of Delaware declines to accept jurisdiction over a particular matter, any other state or federal court within the State of Delaware). For clarity, the foregoing shall not limit Section 10.16.
(d) Process in any such action may be served on either Party anywhere in the world, whether within or without the jurisdiction of any such court. Without limiting the foregoing, each Party agrees that service of process on such Party as provided in Section 10.5 shall be deemed effective service of process on such Party.
Section 10.3 Section 365(n) of the United States Bankruptcy Code. All licenses granted under this Agreement are, and will otherwise be deemed to be, for purposes of Section 365(n) of the United States Bankruptcy Code or any similar foreign laws, a license of rights to “intellectual property” (as defined under Section 101 of the United States Bankruptcy Code or similar foreign Laws) regardless of whether any of the Licensed IP satisfies such definition of “intellectual property” and regardless of the jurisdiction in which any such intellectual property may be registered. All Parties shall retain and may fully exercise all of their respective rights and elections under the United States Bankruptcy Code (or any similar foreign Law) with respect thereto.
Section 10.4 Reservation of Rights. For the avoidance of doubt and notwithstanding anything to the contrary in this Agreement, the Parties acknowledge and agree that nothing in this Agreement shall in any event be construed as limiting or modifying the Parties’ respective rights and obligations set forth in the Transaction Agreement or any other Transaction Document.
Section 10.5 Notices. All notices and other communications hereunder shall be in writing, shall reference this Agreement and shall be emailed, hand delivered or mailed by registered or certified mail (return receipt requested) to the Parties at the following addresses (or at such other address for a Party as shall be specified by like notice) and will be deemed given on the date on which such notice is received:
To Cementos Argos:

[Cementos Argos]
[Address]
[Address]
Attention: [•]
E-mail: [•]

To the Transferred Company:

[Transferred Company]
[Address]
[Address]
Attention: [•]
E-mail: [•]

To Summit Materials:

[Summit Materials]
[Address]
[Address]
Attention: [•]
E-mail: [•]
Section 10.6 Relationship of Parties. Nothing in this Agreement shall be deemed or construed by the Parties or any third party as creating the relationship of principal and agent, partnership or joint venture between the Parties, it being understood and agreed that no provision contained herein, and no act of the Parties, shall be deemed to create any relationship between the Parties other than the relationship of independent contractor nor be deemed to vest any rights, interest or claims in any third parties.
Section 10.7 Complete Agreement; Construction. This Agreement, including the Schedules hereto, shall constitute the entire agreement between the Parties with respect to the subject matter hereof and shall supersede all previous negotiations, commitments and writings with respect to such subject matter.
Section 10.8 Waivers and Consents. The failure of any Party to require strict performance by the other Party of any provision in this Agreement will not waive or diminish that Party’s right to demand strict performance thereafter of that or any other provision hereof. Any consent required or permitted to be given by any Party to the other Party under this Agreement shall be in writing and signed by the Party giving such consent.
Section 10.9 Amendments. This Agreement may not be modified or amended except by an agreement in writing signed by a duly authorized representative of each of the Parties.
Section 10.10 Successors and Assigns. The provisions of this Agreement and the obligations and rights hereunder shall be binding upon, inure to the benefit of and be enforceable by (and against) the Parties and their respective successors and permitted transferees and assigns.
Section 10.11 No Circumvention. The Parties shall not directly or indirectly take any actions or act in concert with any Person who takes an action (including the failure to take a reasonable action) such that the resulting effect is to materially undermine the effectiveness of any of the provisions of this Agreement or any Transaction Document. The Parties further acknowledge and agree that this Agreement shall be subject to the terms and conditions of the Restrictive Covenant Agreement, subject to Section 2.6 of this Agreement.
Section 10.12 Third-Party Beneficiaries. This Agreement is solely for the benefit of the Parties and should not be deemed to confer upon third parties any remedy, claim, liability, reimbursement, claim of action or other right in excess of those existing without reference to this Agreement.
Section 10.13 Titles and Headings. Titles and headings to sections herein are inserted for the convenience of reference only and are not intended to be a part of or to affect the meaning or interpretation of this Agreement.
Section 10.14 Schedules. The Schedules hereto shall be construed with and as an integral part of this Agreement to the same extent as if the same had been set forth verbatim herein.
Section 10.15 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, without giving effect to any conflict-of-laws or other rule that would result in the application of the laws of a different jurisdiction.
Section 10.16 Specific Performance. The Parties agree that irreparable damage would occur in the event that the provisions of this Agreement were not performed in accordance with their specific terms. Accordingly, it is hereby agreed that the Parties shall be entitled to an injunction or injunctions to enforce specifically the terms and provisions hereof in any court of the United States or any state having jurisdiction, this being in addition to any other remedy to which they are entitled at law or in equity.
Section 10.17 WAIVER OF JURY TRIAL. EACH OF THE PARTIES HEREBY WAIVES TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY WITH RESPECT TO ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER

OR IN CONNECTION WITH THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT. EACH OF THE PARTIES HEREBY (a) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF THE OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (b) ACKNOWLEDGES THAT IT HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT, AS APPLICABLE, BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 10.17.
Section 10.18 Severability. In the event any one or more of the provisions contained in this Agreement should be held invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein and therein shall not in any way be affected or impaired thereby. The Parties shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions, the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.
Section 10.19 Interpretation. The Parties have participated jointly in the negotiation and drafting of this Agreement. This Agreement shall be construed without regard to any presumption or rule requiring construction or interpretation against the Party drafting or causing any instrument to be drafted.
Section 10.20 No Duplication; No Double Recovery. Nothing in this Agreement is intended to confer to or impose upon any Party a duplicative right, entitlement, obligation or recovery with respect to any matter arising out of the same facts and circumstances.
Section 10.21 Tax Matters. Each Party (and its Affiliates and designees) shall be entitled to deduct and withhold from any payment hereunder to the extent required by Applicable Law. Any amounts so deducted and withheld shall be paid over to the applicable Governmental Authority and shall be treated for all purposes of this Agreement as having been paid to such Party in respect of which such deduction or withholding was made.
* * * * * * *

IN WITNESS WHEREOF, each Party has caused this Agreement to be executed by its duly authorized representatives effective as of the Effective Date.
CEMENTOS ARGOS S.A.

By:
Name:
Title:

ARGOS NORTH AMERICA CORP.

By:
Name:
Title:

SUMMIT MATERIALS, INC.

By:
Name:
Title:
[Signature page to Intellectual Property License Agreement]

Annex H
LOGISTICS SERVICE AGREEMENT
This LOGISTICS SERVICE AGREEMENT (this “Agreement”) is entered into as of [•] (the “Effective Date”),1 by and between TRANSATLANTIC CEMENT CARRIERS INC., a corporation organized under the laws of Panama (“TACC”), and ARGOS USA LLC, a Delaware limited liability company (“Argos USA”), and together with TACC, referred to as the “Parties”.
WHEREAS, on September 7, 2023, Argos North America Corp., Cementos Argos S.A., Argos SEM LLC, Valle Cement Investments, Inc. and Summit Materials, Inc. entered into a Transaction Agreement (the “Transaction Agreement”), pursuant to which Argos SEM LLC and Valle Cement Investments, Inc. agreed to sell, and Summit Materials, Inc. agreed to purchase, all of the issued and outstanding equity securities of Argos North America Corp. (the “Transaction”);
WHEREAS, Argos USA has entered into a Cement Supply Agreement, dated as of the Effective Date (the “Cement Supply Agreement”), with Zona Franca Argos S.A.S. (“Zona Franca”) for the purchase and supply of cement in bulk on a FOB basis from Zona Franca’s cement plant facility located in Cartagena, Colombia;
WHEREAS, Argos USA wishes to delegate to TACC the hiring of a pneumatic vessel and open hatch/conventional vessels to transport the cement purchased from Zona Franca under the Cement Supply Agreement (the “Product”) to the terminals designated by Argos USA in the United States of America; and
WHEREAS, TACC, acting as an international maritime transportation provider that charters vessels from owners in the market and arranges for the shipping of products, has entered into and wishes to negotiate other charter agreements, that shall be either voyage charter agreements, time charter agreements or contracts of affreightments, according to the requirements of Argos USA and as stated herein, with owners in the market for the benefit of Argos USA in order to transport the Product to terminals designated by Argos USA (the “Charter Agreements”).
NOW, THEREFORE, and in consideration of the mutual covenants and agreements set forth herein, the Parties hereby agree to the following terms and conditions:
ARTICLE I
Scope of the Agreement, Term, and Quantity
Section 1.01 Scope of the Agreement.
(a) TACC hereby agrees to negotiate, and has previously entered into, Charter Agreements with international vessel owners in the shipping market to ship the Product for the benefit of Argos USA (each a “Charter”). TACC shall solicit quotes from prospective counterparties for review and approval by Argos USA. Except with respect to Charters entered into for the [***], Argos USA shall (i) directly enter into each Charter with the applicable vessel owner, with TACC listed therein as the applicable agent and (ii) execute the confirmation letter in the form of Exhibit A to this Agreement with respect to each Charter (each a “Confirmation Letter”).
(b) For the Product to be delivered to pneumatic port terminals in the United States, TACC has, prior to the Effective Date, hired the [***], and Argos USA shall be subject to the cost and terms of such delivery from the Effective Date in accordance with the applicable Charter as passed through to Argos USA pursuant to the terms and conditions of this Agreement. Such vessel shall be used exclusively to deliver the Product to Argos USA pursuant to this Agreement except as otherwise agreed by the Parties in writing.
(c) In the event that the [***] experiences an operational failure for an extended period of time (to be agreed by the Parties in good faith), TACC shall use commercially reasonable efforts to provide a substitution vessel within a reasonable period of time (to be agreed by the Parties in good faith). Argos USA and TACC shall each be liable for fifty percent (50%) of all additional costs and expenses or shall share fifty percent (50%) of any savings, as applicable, resulting from the substitution of the pneumatic vessel.
[1]	Note to Draft: The Effective Date shall be the Closing Date of the Transaction.

(d) In the event that TACC is not able to provide a substitute pneumatic vessel, as described in Section 1.01(c), due to unavailability of replacement vessels for an extended period of time (to be agreed by the Parties in good faith), Argos USA will use reasonable efforts to arrange for the shipment of the Product to open hold vessel destinations. If no open hold vessel destinations are available, then Argos USA shall promptly notify Zona Franca.
Section 1.02 Term.
(a) This Agreement shall commence on the Effective Date (i.e. the Closing Date of the Transaction as defined in the Transaction Agreement) and shall remain in full force and effect until December 31, 2028 (the “Initial Term”), provided, that upon termination of the Cement Supply Agreement, this Agreement shall automatically terminate. In the event that Argos USA and Zona Franca start negotiations to renew the Cement Supply Agreement, the Parties will cooperate and negotiate in good faith the terms for renewal of this Agreement. This Agreement may also be terminated pursuant to the terms and conditions of Section 5.10(a) or at any time upon mutual written agreement of the Parties.
(b) In the event of termination of the Agreement prior to December 31, 2028, Argos USA shall be liable for all outstanding payments due pursuant to the Charters; provided that TACC may, in its sole discretion, assign the Charters to third parties, in which case Argos USA shall only be liable for payment of the difference between the price agreed in the original Charters and the price paid by any third party under such Charters. The terms and conditions of this Agreement are subject to the terms and conditions of the Restrictive Covenant Agreement, dated [•], by and between [•].
(c) For the purposes of this Agreement, “Contract Year” shall mean each period during the term of the Agreement between (and including) January 1 and December 31 of each calendar year; provided that the first Contract Year shall be from the Effective Date through December 31 of the same calendar year as the Effective Date.
Section 1.03 Quantity.
(a) The total quantity of the Product to be shipped over the term of this Agreement shall be the quantity determined in accordance with the Cement Supply Agreement. The Parties acknowledge and agree that such quantity shall be delivered in accordance with the Cement Supply Agreement, at such times and in such amounts as determined pursuant to the terms and conditions of the Cement Supply Agreement and as notified in writing by Argos USA to TACC.
(b) For each Contract Year, the minimum volume to be shipped shall be as set forth in the Cement Supply Agreement.
ARTICLE II
Agreement Freight and Payment
Section 2.01 Agreement Freight. Each Confirmation Letter signed by Argos USA with respect to the Product shipped pursuant to a Charter shall include (a) the price of the freight, (b) the other information specified in Exhibit A hereto and (c) the address commission for TACC’s chartering services. Such address commission shall be US$[***] per metric ton of the Product to be shipped. The Parties further agree that the delivery of the Product to pneumatic port terminals within the United States shall be performed by [***] for the Initial Term and shall not be subject to an address commission, provided that Argos USA shall assume the actual costs of such delivery on a pass-through basis.
Section 2.02 Payment Terms.
(a) Payment for the shipment of the Product to be shipped by [***] will be made according to the terms agreed between TACC and the vessel owner of the [***] against TACC’s presentation of an invoice to Argos USA, by wire transfer to the bank account set out in Section 2.02(c) in the name of TACC.
(b) Payment for the address commission of the Product to be shipped by vessels (other than the [***]) will be made against TACC’s presentation of an invoice to Argos USA, by wire transfer of immediately available funds by Argos USA to the bank account described in Section 2.02(c) in the name of TACC. Payment for the shipment of the Product to be shipped by such vessels will be made directly to the applicable vessel owner as set out in the relevant Charter.

(c) Payments to TACC shall be made to the following bank account:
BANK: [•]
ABA NO.: [•]
CHIPS PART: [•]
SWIFT CODE: [•]
BENEFICIARY: [•]
ACCOUNT NO.: [•]
Section 2.03 Maritime Freights and Routes.
(a) Argos USA shall assume any variation in cost, whether positive or negative, due to changes in the shipping route, ports of destination or a combination of ports of destination not contemplated by this Agreement or the Cement Supply Agreement and that are attributable to Argos USA.
(b) Any variation in the actual fuel costs of the maritime freight shall be borne by Argos USA, whether it is a positive or a negative variation.
Section 2.04 Invoices. TACC will invoice Argos USA in U.S. dollars as of the last day of each calendar month for any charges payable by Argos USA to TACC in accordance with Section 2.01 and Section 2.02 during such month (which shall be inclusive of any taxes). TACC shall deliver or cause to be delivered to Argos USA each such invoice within five (5) calendar days following the last day of the calendar month to which such invoice relates. Argos USA shall pay each such invoice received by electronic funds transfer within thirty (30) calendar days of the date on which such invoice was received.
Section 2.05 Failure to Pay.
(a) Any undisputed amount payable pursuant to Section 2.04 that is not paid within ninety (90) calendar days after receipt of an invoice therefor shall be subject to a late payment fee computed daily at a rate equal to the Applicable Rate (as defined below) from the due date of such amount to the date such amount is paid.
(b) “Applicable Rate” shall mean the Prime Rate (as defined below) plus one and one half percent (1.5%) per annum or if such rate is higher than the maximum rate that can be charged in commercial transactions as determined by the Superintendencia Financiera de Colombia, such maximum rate.
(c) “Prime Rate” shall mean the rate per annum publicly announced by J.P. Morgan Chase Bank, N.A. (or successor thereto) from time to time as its prime rate in effect at its principal office in New York City. For purposes of this Agreement, any change in the Prime Rate shall be effective on the date such change in the Prime Rate is publicly announced as effective.
ARTICLE III
Representations and Warranties; Remedies
Section 3.01 Representations and Warranties. Each Party represents and warrants that:
(a) Due Authorization. It has all required power and authority to execute, deliver and perform its obligations under this Agreement, and no other proceedings are necessary for the execution and delivery of this Agreement or the performance of its obligations contemplated hereby;
(b) Due Incorporation. It is a company duly established or incorporated and organized under the laws of its establishment or incorporation jurisdiction;
(c) Consents. It requires no authorization, consent, approval, waiver, license, qualification or exemption from, nor any filing, declaration, qualification or registration with any court, government agency or regulatory authority in connection with, its execution, delivery or performance of this Agreement; and
(d) Due Execution and Enforceability. Each Party has duly executed and delivered this Agreement and this Agreement with its exhibits constitutes its legal, valid and binding obligation, fully enforceable in accordance with its terms.
Section 3.02 Limitation on remedies. Argos USA shall be entitled to request that TACC pursue any remedy recoverable by TACC under any Charter, and, if requested by Argos USA, TACC shall exercise commercially reasonable efforts to pursue all such available remedies for the benefit of Argos USA under any such Charter (it being understood that Argos USA shall not be entitled to request that TACC initiate any action or claim for any remedy not recoverable by TACC under any Charter). Notwithstanding the foregoing, either Party may initiate any action or claim against the other Party under this Agreement to the extent caused by such Party’s breach of this Agreement, gross negligence, bad faith or willful misconduct.
ARTICLE IV
Indemnification
Section 4.01 Indemnification.
(a) Argos USA shall indemnify, defend and hold harmless TACC, its affiliates, and its and their respective directors, officers, employees and agents (the “TACC Indemnified Parties”) from and against any and all damages, losses, liabilities, obligations, penalties, judgments, settlements, claims, payments, fines, costs and expenses (including the reasonable costs and expenses of any and all actions and demands, assessments, judgments, settlements and compromises relating thereto and the reasonable costs and expenses of attorneys’ accountants’, consultants’ and other professionals’ fees and expenses incurred in the investigation or defense thereof or the enforcement of rights hereunder), excluding consequential, indirect and/or punitive damages (collectively, “Losses”) incurred in connection with any and all suits, investigations, claims or demands of third parties (collectively, “Third Party Claims”) arising from, relating to, or occurring as a result of: (i) any breach by Argos USA of this Agreement; (ii) the provision hereunder by or on behalf of TACC of TACC’s services under the Agreement or (iii) any gross negligence, willful misconduct or failure to comply with applicable law on the part of Argos USA and/or any of its affiliates or any of their respective personnel in connection with their performance of this Agreement; except for those Losses for which TACC has an obligation to indemnify any Argos USA Indemnified Party pursuant to Section 4.01(b).
(b) TACC shall indemnify, defend and hold harmless Argos USA, its affiliates, and its and their respective directors, officers, employees and agents (“Argos USA Indemnified Parties”) from and against all Losses as a result of any Third Party Claim arising out of, relating to, or occurring as a result of: (i) any breach by TACC of this Agreement; or (ii) any gross negligence, willful misconduct or failure to comply with applicable law on the part of TACC and/or any of its affiliates or any of their respective personnel in connection with their performance of this Agreement; except for those Losses for which Argos USA has an obligation to indemnify any TACC Indemnified Parties pursuant to Section 4.01(a).
ARTICLE V
Miscellaneous
Section 5.01 Force Majeure. The applicable force majeure clause of each Charter at any time outstanding shall be incorporated herein mutatis mutandis with respect to each Party’s performance under this Agreement related thereto.
Section 5.02 Entire Agreement. This Agreement with all its exhibits, together with the Cement Supply Agreement, represents the entire agreement between the Parties relating to the subject matter hereof and may be amended or varied only in writing by duly authorized representatives of both Parties.
Section 5.03 Severability. Should any provision of this Agreement be held to be invalid or unenforceable, it shall be given no effect and shall be deemed not to be included in this Agreement but without invalidating any of the remaining provisions of this Agreement.
Section 5.04 Notices.
(a) All notices permitted or required under this Agreement shall be in writing and shall be by personal delivery, a recognized overnight courier service or certified or registered mail, return receipt requested, or by e-mail. Notices shall be deemed given upon earlier of actual receipt or one (1) calendar day after deposit with the courier service or receipt by sender of confirmation of electronic transmission. Notices shall be sent to the addresses listed below, or to such other address as either Party may specify in writing.

(b) Notices shall be addressed to the respective Parties at the following addresses:
If to Argos USA, to:	Argos USA LLC
	Attention:	[•]
	Address:	[•]
	Telephone:	[•]
	E-mail:	[•]
If to TACC, to:	Transatlantic Cement Carriers Inc.
	Attention:	[***]
	E-mail:	[***]
Section 5.05 Survival. The following provisions shall survive the termination or expiration of this Agreement pursuant to Section 1.02: Section 1.02(b), Article II (with respect to payment obligations arising prior to the termination or expiration of this Agreement), Section 3.02, Article IV, Article V (except with respect to Section 5.10) and Article VI.
Section 5.06 Applicable Law. This Agreement shall be governed by and interpreted according to laws of the State of Delaware, United States of America, notwithstanding the residence or principal place of business of either Party, the place where this Agreement may be executed by either Party or the provisions of any jurisdiction’s conflict-of-laws principles, provided, however, that each Charter shall be governed by the governing law set forth in such Charter.
Section 5.07 Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same Agreement.
Section 5.08 Confidentiality. This Agreement and the terms of each Charter entered into hereunder shall be strictly confidential. TACC and Argos USA will maintain confidential, and will cause their respective directors, officers, employees and affiliates to maintain confidential, all terms and conditions of this Agreement as well as any other confidential information exchanged between the Parties hereunder. In the case that any such confidential information is required to be delivered to a competent authority according to applicable laws and regulations, the Party who has been required to deliver such information to a competent authority shall promptly inform the other Party, in order for the other Party to cooperate in connection therewith and so that such other Party shall have an opportunity to seek an appropriate protective order or other appropriate remedy. If such information is required to be delivered to a competent authority, the applicable Party shall deliver only that portion of the confidential information which is legally required to be delivered. Notwithstanding the foregoing, either Party may disclose the terms and conditions of this Agreement in connection with a public filing made by such Party that is required to be made by applicable law; provided that, such Party shall (a) only be permitted to disclose the terms and conditions of this Agreement to the extent required by such applicable law and (b) redact or otherwise omit any commercially-sensitive terms in connection with such disclosure.
Section 5.09 Assignment. No Party to this Agreement may assign any of its rights or delegate any of its obligations under this Agreement, by operation of law or otherwise, without the prior written consent of the other Party, which consent may be withheld in such Party’s sole discretion; provided that (a) TACC may assign any and all of its rights or obligations under this Agreement to any of Cementos Argos S.A.’s wholly-owned subsidiaries and (b) Argos USA may assign any and all of its rights or obligations under this Agreement (i) to any of Argos USA’s wholly-owned subsidiaries or Argos North America Corp.’s wholly-owned subsidiaries or (ii) in connection with the transfer or sale of all or substantially all of the business of Argos USA to which this Agreement relates to a third party (whether by merger, sale of stock, sale of assets or otherwise). No assignment under Section 5.09(a) or Section 5.09(b)(i) of this Agreement by either Party shall relieve such Party of any of its obligations hereunder. Any attempted assignment of this Agreement in contravention of this Section 5.09 shall be null and void ab initio.
Section 5.10 AML/CFT SCMS.
(a) Either Party may unilaterally and immediately terminate this Agreement, in the event that the other Party is: (i) included in asset laundering and terrorism financing control lists managed by any national or foreign authority, such as the list of the OFAC - Office of Foreign Assets Control issued by the United States Department of the Treasury, the lists of the United Nations Organization, as well as any other public list related with asset laundering and terrorism financing, or (ii) prosecuted by the competent authorities in any type of legal process related with the commission of the aforesaid crimes. Each Party hereby irrevocably authorizes the other Party to request information in such lists and/or similar lists. TACC shall have no right to receive any payment under this Agreement if any of the conditions set forth in (i) or (ii) are met.
(b) Each Party represents and warrants to the other Party that: (i) the resources, funds, assets or goods related to its business have been legally obtained and are not connected to money laundering or any of its related crimes, and (ii) the resources, funds, assets or goods related to its business shall not be used to finance terrorism or any other criminal activities pursuant to the laws of its jurisdiction or incorporation or the places where it conducts its business. Each Party further agrees to comply with the requirements of the Anti-Money Laundering and Combating the Financing of Terrorism Self-Control and Management System - AML/CFT SCMS policy defined by Cementos Argos S.A., an affiliate of TACC, which requires the delivery of applicable supporting documents and annual updates of its information.
Section 5.11 Relationship of Parties. Except as expressly provided in Section 1.01, (a) nothing in this Agreement shall be deemed or construed by the Parties or any third party as creating the relationship of principal and agent, partnership or joint venture between the Parties, and (b) it being understood and agreed that no provision contained herein, and no act of the Parties, shall be deemed to create any relationship between the Parties other than the relationship of independent contractor nor be deemed to vest any rights, interest or claims in any third parties.
Section 5.12 Waivers and Consents. The failure of any Party to require strict performance by the other Party of any provision in this Agreement will not waive or diminish that Party’s right to demand strict performance thereafter of that or any other provision hereof. Any consent required or permitted to be given by any Party to the other Party under this Agreement shall be in writing and signed by the Party giving such consent.
Section 5.13 Third-Party Beneficiaries. This Agreement is solely for the benefit of the Parties and should not be deemed to confer upon third parties any remedy, claim, liability, reimbursement, claim of action or other right in excess of those existing without reference to this Agreement.
Section 5.14 Titles and Headings. Titles and headings to sections herein are inserted for the convenience of reference only and are not intended to be a part of or to affect the meaning or interpretation of this Agreement.
Section 5.15 Waiver of Jury Trial. EACH OF THE PARTIES HEREBY WAIVES TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY WITH RESPECT TO ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT. EACH OF THE PARTIES HEREBY (a) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF THE OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (b) ACKNOWLEDGES THAT IT HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT, AS APPLICABLE, BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 5.15.
Section 5.16 Interpretation.The Parties have participated jointly in the negotiation and drafting of this Agreement. This Agreement shall be construed without regard to any presumption or rule requiring construction or interpretation against the Party drafting or causing any instrument to be drafted.
ARTICLE VI
Dispute Resolution
Section 6.01 Negotiation. In the event of a controversy, dispute or claim arising out of, in connection with, or in relation to the interpretation, performance, nonperformance, validity or breach of this Agreement or otherwise arising out of, or in any way related to this Agreement or the transactions contemplated hereby, including any claim based on contract, tort, statute or constitution (individually and collectively, a “Dispute”), the Parties will utilize the dispute resolution processes set forth below to resolve any dispute, claim or controversy which the parties have not been able to resolve to their mutual satisfaction in the ordinary course of business.
In the event the parties are unable to resolve a Dispute in the ordinary course of business, either Party (the “Complaining Party”) may initiate the dispute resolution process by delivering written notice to a designated representative of the other Party (the “Receiving Party”). Within ten (10) business days after delivery of notice, the Receiving Party will submit to the Complaining Party a written response. Within five (5) business days after delivery of a response, the designated representatives will meet and confer at a mutually acceptable time, and thereafter as often as they deem reasonably necessary, in an effort to resolve the Dispute through good faith negotiation.
Section 6.02 Jurisdiction and Service of Process.
(a) If a Dispute has not been resolved to the mutual satisfaction of both Parties within twenty (20) business days following the Complaining Party’s delivery of the original notice, or if the Parties’ respective designated representatives fail to meet and confer about the Dispute within fifteen (15) calendar days after delivery of the response (or such later date as the parties may agree in writing), such Dispute will be subject to exclusive jurisdiction of the Court of Chancery of the State of Delaware and any state appellate court therefrom within the State of Delaware (or, if the Court of Chancery of the State of Delaware declines to accept jurisdiction over a particular matter, any other state or federal court within the State of Delaware).
(b) Process in any such action may be served on either Party anywhere in the world, whether within or without the jurisdiction of any such court. Without limiting the foregoing, each Party agrees that service of process on such Party as provided in Section 5.04 shall be deemed effective service of process on such Party.
Section 6.03 Disputes under a Charter. Notwithstanding anything in this Article VI to the contrary, disputes arising out of a Charter shall be resolved in accordance with the procedures set forth in such Charter.
[Signatures on following page]

IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed by their respective representatives (being duly authorized) as of the Effective Date.
Argos USA LLC		Transatlantic Cement Carriers Inc.
By		By
	Name:		Name:
	Title:		Title:
[Signature Page to Logistics Service Agreement]

Annex I
MASTER PURCHASE AGREEMENT
This PURCHASE AGREEMENT (this “Agreement”) is entered into as of [•] (the “Effective Date”)1, by and between ARGOS USA LLC, a Delaware limited liability company (the “Buyer”), and CI DEL MAR CARIBE (BVI) INC., a company organized under the Laws of the British Virgin Islands (the “Agent”), and together with Buyer, referred to as the “Parties”.
WHEREAS, on September 7, 2023, Argos North America Corp., Cementos Argos S.A., Argos SEM LLC, Valle Cement Investments, Inc. and Summit Materials, Inc. entered into a Transaction Agreement (the “Transaction Agreement”), pursuant to which Argos SEM LLC and Valle Cement Investments, Inc. agreed to sell, and Summit Materials, Inc. agreed to purchase, all of the issued and outstanding equity securities of Argos North America Corp. (the “Transaction”);
WHEREAS, the Buyer wishes to hire the services of the Agent for the negotiation and coordination of supply agreements with international suppliers for the purchase of cement, cementitious materials, clinker or other raw materials and ancillary equipment (collectively, “Product”) to be imported into the United States (including the District of Columbia but excluding Puerto Rico, St. Thomas, and any other territory or possession of the United States) and Canada (the “Territory”);
WHEREAS, the Agent, acting as a trading company, wishes to negotiate supply agreements with international suppliers for purchase of the Product according to the requirements of and on behalf of the Buyer (the “Supply Agreements”); and
WHEREAS, on the Effective Date, the Buyer and Transatlantic Cement Carriers Inc. (“TACC”) entered into an International Logistics Service Agreement (the “Logistics Agreement”), whereby the Buyer retained the services of TACC, including for the hiring of international maritime transportation for the transportation of the Product covered by this Agreement.
NOW, THEREFORE, and in consideration of the mutual covenants and agreements set forth herein, the Parties hereby agree to the following terms and conditions:
ARTICLE I
Scope of the Agreement, Term, Passage of Title; Exclusivity
Section 1.01 Scope of the Agreement. The Agent hereby agrees to negotiate Supply Agreements on behalf of, at the request of, and according to the requirements of the Buyer. The Agent shall solicit quotes from prospective suppliers for the Buyer’s review and approval. The Buyer shall (a) directly enter into each Supply Agreement with the applicable supplier, with the Agent listed therein as the applicable agent and (b) execute a confirmation letter in the form of Exhibit A hereto with respect to each Supply Agreement (each, a “Confirmation Letter”).
Section 1.02 Term. This Agreement shall commence on the Effective Date (i.e. the Closing Date of the Transaction as defined in the Transaction Agreement) and shall remain in full force and effect until December 31, 2025 (the “Initial Term”). This Agreement shall automatically renew after the expiration of the Initial Term for subsequent one (1) year terms unless either Party provides written notice of non-renewal at least ninety (90) days prior to the termination date of the Initial Term or the applicable renewal term. This Agreement may also be terminated pursuant to the terms and conditions of Section 5.02(c), Section 6.09(a) or at any time upon mutual written agreement of the Parties.
Section 1.03 Exclusivity. During the Initial Term, the Buyer shall not, and shall cause its Affiliates (as defined in the Transaction Agreement) (“Affiliates”) not to, engage, or permit to be engaged on its behalf, any third party other than the Agent to enter into supply agreements with international suppliers for the purchase of the Product to be imported into the Territory, for the benefit of, or otherwise servicing, the Buyer or its Affiliates. The Agent shall be the exclusive agent of the Buyer in the Territory with respect to the to negotiation of supply agreements with international suppliers for the purchase of the Product to be imported into the Territory.
[1]	Note to Draft: The Effective Date shall be the Closing Date of the Transaction.

Notwithstanding the foregoing, in the event that the Buyer requests the negotiation of a Supply Agreement under this Agreement and the Agent is unable to fulfill such request, the Agent will give prompt written notice to the Buyer of such inability, and following such notice, Buyer will be allowed to engage other third-party agents in the negotiation of a supply agreement for such request.
ARTICLE II
Quantity, Quality, Samples and Testing, Non-Hazardousness
Section 2.01 Quantity. The quantity of Product to be delivered pursuant to this Agreement shall be set forth in each Confirmation Letter.
Section 2.02 Quality. The Product shall comply with the specifications set forth in the applicable Confirmation Letter.
Section 2.03 Sampling and Testing. The Product shall be sampled and tested according to the terms of the applicable Supply Agreement.
ARTICLE III
Contract Price and Payment
Section 3.01 Contract Price.
(a) Each Confirmation Letter signed by the Buyer shall include the price of the Product (including transparent pricing pass-through documentation from the applicable supplier). Each supplier shall invoice the Buyer directly under the applicable Supply Agreement.
(b) The Buyer shall pay an address commission to the Agent of US$[***] per metric ton of Product to be supplied under each Supply Agreement for the Agent’s services pursuant to this Agreement.
Section 3.02 Payment Terms. Payment for the address commission will be made against the Agent’s presentation of invoice, by wire transfer of immediately available funds by the Buyer to the following bank account in the name of the Agent:
Bank:	[•]
Bank Address:	[•]
Account	[•]
Code Swift	[•]
ABA	[•]
Beneficiary	[•]
Section 3.03 Invoices. The Agent will invoice the Buyer in U.S. dollars as of the last day of each calendar month for any charges payable by the Buyer in accordance with Section 3.01(b) during such month (which shall be inclusive of any taxes). The Agent shall deliver or cause to be delivered to the Buyer each such invoice within five (5) calendar days following the last day of the calendar month to which such invoice relates. The Buyer shall pay each such invoice received by electronic funds transfer within thirty (30) calendar days of the date on which such invoice was received.
Section 3.04 Failure to Pay.
(a) Any undisputed amount payable pursuant to Section 3.03 that is not paid within ninety (90) calendar days after receipt of an invoice thereof shall be subject to a late payment fee computed daily at a rate equal to the Applicable Rate (as defined below) from the due date of such amount to the date such amount is paid.
(b) “Applicable Rate” shall mean the Prime Rate (as defined below) plus one and one half percent (1.5%) per annum or if such rate is higher than the maximum rate that can be charged in commercial transactions as determined by the Superintendencia Financiera de Colombia, such maximum rate.
(c) “Prime Rate” shall mean the rate per annum publicly announced by J.P. Morgan Chase Bank, N.A. (or successor thereto) from time to time as its prime rate in effect at its principal office in New York City. For purposes of this Agreement, any change in the Prime Rate shall be effective on the date such change in the Prime Rate is publicly announced as effective.

ARTICLE IV
Representations and Indemnification
Section 4.01 Representations and Warranties. Each Party represents and warrants that:
(a) Due Authorization. It has all required power and authority to execute, deliver and perform its obligations under this Agreement, and no other proceedings are necessary for the execution and delivery of this Agreement or the performance of its obligations contemplated hereby;
(b) Due Incorporation. It is a company duly established or incorporated and organized under the laws of its establishment or incorporation jurisdiction;
(c) Consents. It requires no authorization, consent, approval, waiver, license, qualification or exemption from, nor any filing, declaration, qualification or registration with any court, government agency or regulatory authority in connection with; its execution, delivery or performance of this Agreement; and
(d) Due Execution and Enforceability. Each Party has duly executed and delivered this Agreement and this Agreement with its exhibits constitutes its legal, valid and binding obligation, fully enforceable in accordance with its terms.
Section 4.02 Indemnification.
(a) The Buyer hereby agrees to, and shall, indemnify, defend and hold harmless the Agent, its Affiliates and its and their respective directors, officers, employees, agents and representatives (the “Agent Indemnified Parties”) from and against any and all Losses incurred in connection with any and all Third Party Claims arising from, relating to, or occurring as a result of: (i) any breach by the Buyer of this Agreement or any Supply Agreement; (ii) the provision hereunder by or on behalf of the Agent of the Agent’s services under the Agreement or (iii) any gross negligence, willful misconduct or failure to comply with applicable law on the part of the Buyer and/or any of its Affiliates or any of their respective personnel in connection with their performance of this Agreement; except, for those Losses for which the Agent has an obligation to indemnify any Buyer Indemnified Party pursuant to Section 4.02(b).
(b) The Agent hereby agrees to, and shall, indemnify, defend and hold harmless the Buyer, its Affiliates and its and their respective directors, officers, employees, agents and representatives (the “Buyer Indemnified Parties”) from and against any and all Losses incurred in connection with any and all Third Party Claims arising from, relating to, or occurring as a result of: (i) any breach by the Agent of this Agreement; or (ii) any gross negligence, willful misconduct or failure to comply with applicable law on the part of the Agent and/or any of its Affiliates or any of their respective personnel in connection with their performance of this Agreement; except for those Losses for which the Buyer has an obligation to indemnify any Agent Indemnified Party pursuant to Section 4.02(a).
(c) “Loss” shall mean any and all damages, losses, liabilities, obligations, penalties, judgments, settlements, claims, payments, fines, costs and expenses (including the reasonable costs and expenses of any and all actions and demands, assessments, judgments, settlements and compromises relating thereto and the reasonable costs and expenses of attorneys’, accountants’, consultants’ and other professionals’ fees and expenses incurred in the investigation or defense thereof or the enforcement of rights hereunder), excluding consequential, indirect and/or punitive damages.
(d) “Third Party Claims” shall mean any and all suits, investigations, claims or demands of third parties.
Section 4.03 Limitation on remedies. The Buyer acknowledges that the Agent is only acting as an agent under this Agreement and shall not have any liability to the Buyer under this Agreement as a result of any Losses incurred by or imposed on the Buyer arising under any Supply Agreement.
ARTICLE V
Force Majeure
Section 5.01 Force Majeure Definitions. For the purposes set forth in this Agreement, a “Force Majeure Event” shall mean any cause whatsoever that is beyond the respective Party’s reasonable control, including war, rebellion, riots, strikes, flood and fire, explosion, earthquake, hurricane, lack of utilities, labor strikes, work stoppages or slowdowns, unavoidable accident, insurrection, revolution, civil commotion, sabotage, act of God or the enemies of the state of any of the Parties, perils of the sea, barratry, pandemics and quarantines that do not permit the performance of this Agreement, prohibition or restriction by any competent government or any officer or agent thereof having jurisdiction in the premises, restraint by injunction or other legal process from which the Party restrained cannot reasonably relieve itself by giving security or by other procedure.
Section 5.02 Force Majeure.
(a) If either of the Parties is rendered unable, wholly or in part, by a Force Majeure Event to perform or comply with any obligation or condition of this Agreement, then the Party so prevented shall not be liable to the other Party for the resulting failure to carry out its obligations hereunder and any such obligations, so far as may be necessary, shall be suspended during the period of such prevention, and such Party shall not be liable for any alleged loss or damages resulting from such failure to perform, in each case, only if such Party is in compliance with the terms and conditions of Section 5.02(b). Notwithstanding the existence of a Force Majeure Event preventing the Buyer from performing or complying with any obligation or condition of this Agreement, the Buyer will remain liable for any due and payable outstanding invoice.
(b) Promptly following the beginning of a Force Majeure Event, the non-performing Party shall provide written notice to the other Party of (i) the obligations hereunder that such Party cannot perform, (ii) a full description of the Force Majeure Event, and (iii) and estimate of the time during which the Force Majeure Event will continue. Furthermore, such Party shall use commercially reasonable efforts to mitigate the effects of such Force Majeure Event and to promptly resume the performance of its obligations hereunder.
(c) In the event that a Force Majeure Event lasts more than sixty (60) calendar days, the Parties shall agree on how to amend this Agreement in order to comply with its terms. If no agreement can be reached within thirty (30) calendar days from a formal request for consultations by any of the Parties, either Party may terminate this Agreement by written notice to the other Party with immediate effect any time after such thirty (30) calendar days.
ARTICLE VI
Miscellaneous
Section 6.01 Entire Agreement. This Agreement with all its Exhibits and the Logistics Agreement represents the entire agreement between the Parties relating to the subject matter hereof and may be amended or varied only in writing by duly authorized representatives of both Parties.
Section 6.02 Severability. Should any provision of this Agreement be held to be invalid or unenforceable, it shall be given no effect and shall be deemed not to be included in this Agreement but without invalidating any of the remaining provisions of this Agreement.
Section 6.03 Notices. All notices permitted or required under this Agreement shall be in writing and shall be by personal delivery, a recognized overnight courier service or certified or registered mail, return receipt requested, or by e-mail. Notices shall be deemed given upon earlier of actual receipt or one (1) calendar day after deposit with the courier service or receipt by sender of confirmation of electronic transmission. Notices shall be sent to the addresses listed below, or to such other address as either Party may specify in writing.
Notices shall be addressed to the respective Parties at the following addresses:
If to the Buyer, to:	Argos USA LLC
	Attention:	[•]
	Address:	[•]
	Telephone:	[•]
	E-mail:	[•]
If to the Agent, to:	CI Del Mar Caribe (BVI) Inc.
	Attention:	[***]
	E-mail:	[***]

Section 6.04 Survival. The following provisions shall survive the termination or expiration of this Agreement pursuant to Section 1.02: Article III (with respect to payment obligations arising prior to the termination or expiration of this Agreement), Section 4.02, Section 4.03, Article VI (except with respect to Section 6.09) and Article VII.
Section 6.05 Applicable Law. This Agreement shall be governed by and interpreted according to laws of the State of Delaware, United States of America, notwithstanding the residence or principal place of business of either Party, the place where this Agreement may be executed by either Party or the provisions of any jurisdiction’s conflict-of-laws principles, provided, however, that each Supply Agreement shall be governed by the governing law set forth in such Supply Agreement.
Section 6.06 Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same Agreement.
Section 6.07 Confidentiality.
(a) Each Party shall keep confidential from third parties all Confidential Information (as defined below) received from the other Party relating to this Agreement, including, without limitation, any Confidential Information received with respect to products and services of the other Party, and to use such Confidential Information only for the purposes set forth in this Agreement. Notwithstanding the foregoing, either Party may disclose the Confidential Information of the other Party to its representatives and Affiliates on a need-to-know basis in connection with the performance of such Party’s obligations under this Agreement; provided that such Party ensures that such representatives and Affiliates comply mutatis mutandis with the obligations imposed on such Party under this Section 6.07. Furthermore, notwithstanding the foregoing, either Party may disclose the Confidential Information of the other Party in order to comply with applicable law, or in response to any summons, subpoena or other legal process or formal or informal investigative demand issued to such Party in the course of any litigation, investigation or administrative proceeding; provided that, such Party (to the extent legally permitted) shall provide the other Party with prompt prior written notice of such requirement, and, to the extent reasonably practicable, cooperate with the other Party (at such other Party’s expense) to obtain a protective order or similar remedy to cause such Confidential Information not to be disclosed. Such Party shall furnish only that portion of the Confidential Information that has been legally compelled, and shall exercise its commercially reasonable efforts (at the other Party’s expense) to obtain assurance that confidential treatment will be accorded to such Confidential Information. This Section 6.07 shall survive any termination of this Agreement for a period of three (3) years from the date such termination becomes effective. Notwithstanding the foregoing, either Party may disclose the terms and conditions of this Agreement in connection with a public filing made by such Party that is required to be made by applicable law; provided that, such Party shall (i) only be permitted to disclose the terms and conditions of this Agreement to the extent required by such applicable law and (ii) redact or otherwise omit any commercially-sensitive terms in connection with such disclosure.
(b) “Confidential Information” means any information furnished or obtained in connection with or as a result of this Agreement or performance of the services hereunder that is confidential, non-public or proprietary about a person, its Affiliates or any of their respective businesses, operations, clients, customers, prospects, personnel, properties, processes or products, financial, technical, commercial or other information (regardless of the form or format of the information (written, verbal, electronic or otherwise) or the manner or media in or through which it is furnished to or otherwise obtained by another person or its Affiliates or representatives), including all materials derived from, reflecting or incorporating, in whole or in part, any such information. “Confidential Information” shall not include information that (i) is or becomes generally available to the public through no direct or indirect act or omission by the Party receiving such Confidential Information or by any of its Affiliates or representatives, (ii) becomes available on a non-confidential basis to the Party receiving such information or its Affiliates or representatives from a source, other than the Party providing such information or its Affiliates or representatives, who is not prohibited from disclosing such information by any contractual, legal or fiduciary obligation or (iii) was developed independently by the receiving Party’s employees and/or personnel who did not use or reference, were unaware of, and who did not access the Confidential Information.

Section 6.08 Assignment. No Party to this Agreement may assign any of its rights or delegate any of its obligations under this Agreement, by operation of law or otherwise, without the prior written consent of the other Party, which consent may be withheld in such Party’s sole discretion; provided that (a) the Agent may assign any and all of its rights or obligations under this Agreement to any of Cementos Argos S.A.’s wholly-owned subsidiaries and (b) the Buyer may assign any and all of its rights or obligations under this Agreement (i) to any of the Buyer’s wholly-owned subsidiaries or any of Argos North American Corp.’s wholly-owned subsidiaries or (ii) in connection with the transfer or sale of all or substantially all of the business of the Buyer to which this Agreement relates to a third party (whether by merger, sale of stock, sale of assets or otherwise). No assignment under Section 6.08(a) or Section 6.08(b)(i) of this Agreement by either Party shall relieve such Party of any of its obligations hereunder. Any attempted assignment of this Agreement in contravention of this Section 6.08 shall be null and void ab initio.
Section 6.09 AML/CFT SCMS.
(a) Either Party may unilaterally and immediately terminate this Agreement, in the event that the other Party is: (i) included in asset laundering and terrorism financing control lists managed by any national or foreign authority, such as the list of the OFAC - Office of Foreign Assets Control issued by the United States Department of the Treasury, the lists of the United Nations Organization, as well as any other public list related with asset laundering and terrorism financing, or (ii) prosecuted by the competent authorities in any type of legal process related with the commission of the aforesaid crimes. Each Party hereby irrevocably authorizes the other Party to request information in such lists and/or similar lists. The Agent shall have no right to receive any payment under this Agreement if any of the conditions set forth in (i) or (ii) are met.
(b) Each Party represents and warrants to the other Party that: (i) the resources, funds, assets or goods related to its business have been legally obtained and are not connected to money laundering or any of its related crimes, and (ii) the resources, funds, assets or goods related to its business shall not be used to finance terrorism or any other criminal activities pursuant to the laws of its jurisdiction or incorporation or the places where it conducts its business. Each Party further agrees to comply with the requirements of the Anti-Money Laundering and Combating the Financing of Terrorism Self-Control and Management System - AML/CFT SCMS policy defined by Cementos Argos S.A., an Affiliate of the Agent, which requires the delivery of applicable supporting documents and annual updates of its information.
Section 6.10 Relationship of Parties. Except as expressly provided in Section 1.01, (a) nothing in this Agreement shall be deemed or construed by the Parties or any third party as creating the relationship of principal and agent, partnership or joint venture between the Parties, and (b) it being understood and agreed that no provision contained herein, and no act of the Parties, shall be deemed to create any relationship between the Parties other than the relationship of independent contractor nor be deemed to vest any rights, interest or claims in any third parties.
Section 6.11 Waivers and Consents. The failure of any Party to require strict performance by the other Party of any provision in this Agreement will not waive or diminish that Party’s right to demand strict performance thereafter of that or any other provision hereof. Any consent required or permitted to be given by any Party to the other Party under this Agreement shall be in writing and signed by the Party giving such consent.
Section 6.12 Third-Party Beneficiaries. This Agreement is solely for the benefit of the Parties and should not be deemed to confer upon third parties any remedy, claim, liability, reimbursement, claim of action or other right in excess of those existing without reference to this Agreement.
Section 6.13 Titles and Headings. Titles and headings to sections herein are inserted for the convenience of reference only and are not intended to be a part of or to affect the meaning or interpretation of this Agreement.
Section 6.14 Waiver of Jury Trial. EACH OF THE PARTIES HEREBY WAIVES TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY WITH RESPECT TO ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT. EACH OF THE PARTIES HEREBY (a) CERTIFIES THAT NO REPRESENTATIVE, AGENT

OR ATTORNEY OF THE OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (b) ACKNOWLEDGES THAT IT HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT, AS APPLICABLE, BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 6.14.
Section 6.15 Interpretation. The Parties have participated jointly in the negotiation and drafting of this Agreement. This Agreement shall be construed without regard to any presumption or rule requiring construction or interpretation against the Party drafting or causing any instrument to be drafted.
ARTICLE VII
Dispute Resolution
Section 7.01 Negotiation.
(a) In the event of a controversy, dispute or claim arising out of, in connection with, or in relation to the interpretation, performance, nonperformance, validity or breach of this Agreement or otherwise arising out of, or in any way related to this Agreement or the transactions contemplated hereby, including any claim based on contract, tort, statute or constitution (individually and collectively, a “Dispute”), the Parties will utilize the dispute resolution processes set forth below to resolve any dispute, claim or controversy which the Parties have not been able to resolve to their mutual satisfaction in the ordinary course of business.
(b) In the event the Parties are unable to resolve a Dispute in the ordinary course of business, either Party (the “Complaining Party”) may initiate the dispute resolution process by delivering written notice to a designated representative of the other Party (the “Receiving Party”). Within ten (10) business days after delivery of notice, the Receiving Party will submit to the Complaining Party a written response. Within five (5) business days after delivery of a response, the designated representatives will meet and confer at a mutually acceptable time, and thereafter as often as they deem reasonably necessary, in an effort to resolve the Dispute through good faith negotiation.
Section 7.02 Jurisdiction.
(a) If a Dispute has not been resolved to the mutual satisfaction of both Parties within twenty (20) business days following the Complaining Party’s delivery of the original notice, or if the Parties’ respective designated representatives fail to meet and confer about the Dispute within fifteen (15) calendar days after delivery of the response (or such later date as the Parties may agree in writing), such Dispute will be subject to exclusive jurisdiction of the Court of Chancery of the State of Delaware and any state appellate court therefrom within the State of Delaware (or, if the Court of Chancery of the State of Delaware declines to accept jurisdiction over a particular matter, any other state or federal court within the State of Delaware).
(b) Process in any such action may be served on either Party anywhere in the world, whether within or without the jurisdiction of any such court. Without limiting the foregoing, each Party agrees that service of process on such Party as provided in Section 6.03 shall be deemed effective service of process on such Party.
Section 7.03 Disputes under a Supply Agreement. Notwithstanding anything in this Article VII to the contrary, disputes arising out of a Supply Agreement shall be resolved in accordance with the procedures set forth in such Supply Agreement.
[Signatures on following page]

IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed by their respective representatives (being duly authorized) as of the Effective Date.
CI del Mar Caribe (BVI) Inc.		Argos USA LLC
By:		By:
	Name:		Name:
	Legal Representative:		Title:

Annex J
INTERNATIONAL LOGISTICS SERVICE AGREEMENT
This INTERNATIONAL LOGISTICS SERVICE AGREEMENT (this “Agreement”) is entered into as of [•] (the “Effective Date”)1, by and between TRANSATLANTIC CEMENT CARRIERS INC., a corporation organized under the laws of Panama (the “Agent”), and ARGOS USA LLC, a Delaware limited liability company (“Argos USA”), and together with the Agent, referred to as the “Parties”.
WHEREAS, on September 7, 2023, Argos North America Corp., Cementos Argos S.A., Argos SEM LLC, Valle Cement Investments, Inc. and Summit Materials, Inc. entered into a Transaction Agreement (the “Transaction Agreement”), pursuant to which Argos SEM LLC and Valle Cement Investments, Inc. agreed to sell, and Summit Materials, Inc. agreed to purchase, all of the issued and outstanding equity securities of Argos North America Corp. (the “Transaction”);
WHEREAS, Argos USA has entered into a Master Purchase Agreement, dated as of [•], 2023 (the “Master Purchase Agreement”) with CI del Mar Caribe (BVI) Inc. for the negotiation and coordination of supply agreements with international suppliers for the purchase of cement, cementitious materials, clinker or other raw materials and ancillary equipment (collectively, the “Product”);
WHEREAS, Argos USA wishes to hire the services of the Agent for the negotiation and coordination of international maritime transportation (including transportation of the Product purchased by Argos USA pursuant to the Master Purchase Agreement); and
WHEREAS, the Agent, acting as an international maritime transportation agent, wishes to negotiate voyage charters, contracts of affreightment or time charters, according to the requirements of and on behalf of Argos USA in order to transport the Product to port facilities and/or cement terminals designated by Argos USA to be imported into the United States (including the District of Columbia but excluding Puerto Rico, St. Thomas, and any other territory or possession of the United States) and Canada (the “Territory”).
NOW, THEREFORE, and in consideration of the mutual covenants and agreements set forth herein, the Parties hereby agree to the following terms and conditions:
ARTICLE I
Scope of the Agreement, Term, and Quantity
Section 1.01 Scope of the Agreement. The Agent hereby agrees to negotiate voyage charters, contracts of affreightment or time charters to ship the Product into the Territory (each a “Charter”), on behalf of, at the request of, and according to the requirements of Argos USA. The Agent shall solicit quotes from prospective counterparties for review and approval by Argos USA. Argos USA shall (a) directly enter into each Charter with the applicable vessel owner, with the Agent listed therein as the applicable agent and (b) execute a confirmation letter in the form of Exhibit A to this Agreement with respect to each Charter (each a “Confirmation Letter”).
Section 1.02 Term.
(a) This Agreement shall commence on the Effective Date (i.e., the Closing Date of the Transaction as defined in the Transaction Agreement) and shall remain in full force and effect until December 31, 2025 (the “Initial Term”). This Agreement shall automatically renew after the expiration of the Initial Term for subsequent one (1) year periods unless either Party provides written notice of non-renewal at least ninety (90) days prior to the termination date of the Initial Term or the termination date of the applicable renewal term. This Agreement may also be terminated pursuant to the terms and conditions of Section 4.10(a) or at any time upon mutual written agreement of the Parties.
(b) In the event of termination of this Agreement prior to December 31, 2025, Argos USA shall be liable for all outstanding payments due pursuant to any Charter; provided that the Agent may, in its sole discretion, assign any such Charter to third parties, in which case Argos USA shall only be liable for payment of the difference between the price agreed in the original Charter and the price paid by any third party under such Charter.
Section 1.03 Quantity. The quantity of the Product to be shipped pursuant to this Agreement shall be the quantity set forth in each Confirmation Letter.
[1]	Note to Draft: The Effective Date shall be the Closing Date of the Transaction.

Section 1.04 Exclusivity. During the Initial Term, Argos USA shall not, and shall cause its Affiliates (as defined in the Transaction Agreement) (“Affiliates”) not to, engage, or permit to be engaged on its behalf, any third party other than the Agent to enter into voyage charters, contracts of affreightment or time charters to ship the Product into the Territory, for the benefit of, or otherwise servicing, Argos USA or its Affiliates. The Agent shall be the exclusive logistics service provider of Argos USA in the Territory with respect to international maritime transportation of the Product. Notwithstanding the foregoing, in the event that Argos USA requests the negotiation of voyage charters, contracts of affreightment or time charters to ship the Product into the Territory under this Agreement and the Agent is unable to fulfill such request, the Agent will give prompt written notice to Argos USA of such inability, and following such notice, Argos USA will be allowed to engage other third-party agents in the negotiation of voyage charters, contracts of affreightment or time charters to ship the Product for such request.
ARTICLE II
Contract Price and Payment
Section 2.01 Contract Price.
(a) Each Confirmation Letter signed by Argos USA shall include the price of the freight (including transparent pricing pass-through documentation from the applicable vessel owner). Each vessel owner shall invoice Argos USA directly under the applicable Charter.
(b) Argos USA shall pay an address commission to the Agent of US$[***] per metric ton of the Product to be shipped under each Charter for the Agent’s services pursuant to this Agreement.
Section 2.02 Payment Terms. Payment for the address commission will be made against the Agent’s presentation of an invoice, by wire transfer of immediately available funds by Argos USA to the following bank account in the name of the Agent:
BANK: [•]
ABA NO.: [•]
CHIPS PART: [•]
SWIFT CODE: [•]
BENEFICIARY: [•]
ACCOUNT NO.: [•]
Section 2.03 Invoices. The Agent will invoice Argos USA in U.S. dollars as of the last day of each calendar month for any charges payable by Argos USA in accordance with Section 2.01(b) during such month (which shall be inclusive of any taxes). The Agent shall deliver or cause to be delivered to Argos USA each such invoice within five (5) calendar days following the last day of the calendar month to which such invoice relates. Argos USA shall pay each such invoice received by electronic funds transfer within thirty (30) calendar days of the date on which such invoice was received.
Section 2.04 Failure to Pay.
(a) Any undisputed amount payable pursuant to Section 2.03 that is not paid within ninety (90) calendar days after receipt of an invoice therefor shall be subject to a late payment fee computed daily at a rate equal to the Applicable Rate (as defined below) from the due date of such amount to the date such amount is paid.
(b) “Applicable Rate” shall mean the Prime Rate (as defined below) plus one and one half percent (1.5%) per annum or if such rate is higher than the maximum rate that can be charged in commercial transactions as determined by the Superintendencia Financiera de Colombia, such maximum rate.
(c) “Prime Rate” shall mean the rate per annum publicly announced by J.P. Morgan Chase Bank, N.A. (or successor thereto) from time to time as its prime rate in effect at its principal office in New York City. For purposes of this Agreement, any change in the Prime Rate shall be effective on the date such change in the Prime Rate is publicly announced as effective.

ARTICLE III
Representations and Warranties; Indemnification
Section 3.01 Representations and Warranties. Each Party represents and warrants that:
(a) Due Authorization. It has all required power and authority to execute, deliver and perform its obligations under this Agreement, and no other proceedings are necessary for the execution and delivery of this Agreement or the performance of its obligations contemplated hereby;
(b) Due Incorporation. It is a company duly established or incorporated and organized under the laws of its establishment or incorporation jurisdiction;
(c) Consents. It requires no authorization, consent, approval, waiver, license, qualification or exemption from, nor any filing, declaration, qualification or registration with any court, government agency or regulatory authority in connection with, its execution, delivery or performance of this Agreement; and
(d) Due Execution and Enforceability. Each Party has duly executed and delivered this Agreement and this Agreement with its exhibits constitutes its legal, valid and binding obligation, fully enforceable in accordance with its terms.
Section 3.02 Indemnification.
(a) Argos USA hereby agrees to, and shall, indemnify, defend and hold harmless the Agent, its Affiliates and its and their respective directors, officers, employees, agents and representatives (the “Agent Indemnified Parties”) from and against any and all Losses incurred in connection with any and all Third Party Claims arising from, relating to, or occurring as a result of: (i) any breach by Argos USA of this Agreement or any Charter; (ii) the provision hereunder by or on behalf of the Agent of the Agent’s services under the Agreement or (iii) any gross negligence, willful misconduct or failure to comply with applicable law on the part of Argos USA and/or any of its Affiliates or any of their respective personnel in connection with their performance of this Agreement; except for those Losses for which the Agent has an obligation to indemnify any Argos USA Indemnified Party pursuant to Section 3.02(b).
(b) The Agent hereby agrees to, and shall, indemnify, defend and hold harmless Argos USA, its Affiliates and its and their respective directors, officers, employees, agents and representatives (the “Argos USA Indemnified Parties”) from and against any and all Losses incurred in connection with any and all Third Party Claims arising from, relating to, or occurring as a result of (i) any breach by the Agent of this Agreement; or (ii) any gross negligence, willful misconduct or failure to comply with applicable law on the part of the Agent and/or any of its Affiliates or any of their respective personnel in connection with their performance of this Agreement; except, for those Losses for which Argos USA has an obligation to indemnify any Agent Indemnified Party pursuant to Section 3.02(a).
(c) “Loss” shall mean any and all damages, losses, liabilities, obligations, penalties, judgments, settlements, claims, payments, fines, costs and expenses (including the reasonable costs and expenses of any and all actions and demands, assessments, judgments, settlements and compromises relating thereto and the reasonable costs and expenses of attorneys’, accountants’, consultants’ and other professionals’ fees and expenses incurred in the investigation or defense thereof or the enforcement of rights hereunder), excluding consequential, indirect and/or punitive damages.
(d) “Third Party Claims” shall mean any and all suits, investigations, claims or demands of third parties.
Section 3.03 Limitation on remedies. Argos USA acknowledges that the Agent is only acting as an agent under this Agreement and shall not have any liability to Argos USA under this Agreement as a result of any Losses incurred by or imposed on Argos USA arising under any Charter.
ARTICLE IV
Miscellaneous
Section 4.01 Force Majeure. The applicable force majeure clause of each Charter at any time outstanding shall be incorporated herein mutatis mutandis with respect to each Party’s performance under this Agreement related thereto.

Section 4.02 Entire Agreement. This Agreement with all its exhibits, together with the Master Purchase Agreement, represents the entire agreement between the Parties relating to the subject matter hereof and may be amended or varied only in writing by duly authorized representatives of the Parties.
Section 4.03 Severability. Should any provision of this Agreement be held to be invalid or unenforceable, it shall be given no effect and shall be deemed not to be included in this Agreement but without invalidating any of the remaining provisions of this Agreement.
Section 4.04 Notices. All notices permitted or required under this Agreement shall be in writing and shall be by personal delivery, a recognized overnight courier service or certified or registered mail, return receipt requested, or by e-mail. Notices shall be deemed given upon earlier of actual receipt or one (1) calendar day after deposit with the courier service or receipt by sender of confirmation of electronic transmission. Notices shall be sent to the addresses listed below, or to such other address as either Party may specify in writing.
Notices shall be addressed to the respective Parties at the following addresses:
If to Argos USA, to:	Argos USA LLC
	Attention:	[•]
	Address:	[•]
	Telephone:	[•]
	E-mail:	[•]

If to the Agent, to:	Transatlantic Cement Carriers Inc.
	Attention:	[***]
	E-mail:	[***]
Section 4.05 Survival. The following provisions shall survive the termination or expiration of this Agreement pursuant to Section 1.02: Section 1.02(b), Article II (with respect to payment obligations arising prior to the termination or expiration of this Agreement), Section 3.02, Section 3.03, Article IV (except with respect to Section 4.10) and Article V.
Section 4.06 Applicable Law. This Agreement shall be governed by and interpreted according to laws of the State of Delaware, United States of America, notwithstanding the residence or principal place of business of either Party, the place where this Agreement may be executed by either Party or the provisions of any jurisdiction’s conflict-of-laws principles, provided, however, that each Charter shall be governed by the governing law set forth in such Charter.
Section 4.07 Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same Agreement.
Section 4.08 Confidentiality.
(a) Each Party shall keep confidential from third parties all Confidential Information (as defined below) received from the other Party relating to this Agreement, including, without limitation, any Confidential Information received with respect to products and services of the other Party, and to use such Confidential Information only for the purposes set forth in this Agreement. Notwithstanding the foregoing, either Party may disclose the Confidential Information of the other Party to its representatives and Affiliates on a need-to-know basis in connection with the performance of such Party’s obligations under this Agreement; provided that such Party ensures that such representatives and Affiliates comply mutatis mutandis with the obligations imposed on such Party under this Section 4.08. Furthermore, notwithstanding the foregoing, either Party may disclose the Confidential Information of the other Party in order to comply with applicable law, or in response to any summons, subpoena or other legal process or formal or informal investigative demand issued to such Party in the course of any litigation, investigation or administrative proceeding; provided that, such Party (to the extent legally permitted) shall provide the other Party with prompt prior written notice of such requirement, and, to the extent reasonably practicable, cooperate with the other Party (at such other Party’s expense) to obtain a protective order or similar remedy to cause such Confidential Information not to be disclosed. Such Party shall furnish only that portion of the Confidential Information that has been legally compelled, and shall exercise its commercially reasonable efforts (at the other Party’s expense) to obtain assurance that confidential treatment will be accorded to such Confidential

Information. This Section 4.08 shall survive any termination of this Agreement for a period of three (3) years from the date such termination becomes effective. Notwithstanding the foregoing, either Party may disclose the terms and conditions of this Agreement in connection with a public filing made by such Party that is required to be made by applicable law; provided that, such Party shall (i) only be permitted to disclose the terms and conditions of this Agreement to the extent required by such applicable law and (ii) redact or otherwise omit any commercially-sensitive terms in connection with such disclosure.
(b) “Confidential Information” means any information furnished or obtained in connection with or as a result of this Agreement or performance of the services hereunder that is confidential, non-public or proprietary about a person, its Affiliates or any of their respective businesses, operations, clients, customers, prospects, personnel, properties, processes or products, financial, technical, commercial or other information (regardless of the form or format of the information (written, verbal, electronic or otherwise) or the manner or media in or through which it is furnished to or otherwise obtained by another person or its Affiliates or representatives), including all materials derived from, reflecting or incorporating, in whole or in part, any such information. “Confidential Information” shall not include information that (i) is or becomes generally available to the public through no direct or indirect act or omission by the Party receiving such Confidential Information or by any of its Affiliates or representatives, (ii) becomes available on a non-confidential basis to the Party receiving such information or its Affiliates or representatives from a source, other than the Party providing such information or its Affiliates or representatives, who is not prohibited from disclosing such information by any contractual, legal or fiduciary obligation or (iii) was developed independently by the receiving Party’s employees and/or personnel who did not use or reference, were unaware of, and who did not access the Confidential Information.
Section 4.09 Assignment. No Party to this Agreement may assign any of its rights or delegate any of its obligations under this Agreement, by operation of law or otherwise, without the prior written consent of the other Party, which consent may be withheld in such Party’s sole discretion; provided that (a) the Agent may assign any and all of its rights or obligations under this Agreement to any of Cementos Argos S.A.’s wholly-owned subsidiaries and (b) Argos USA may assign any and all of its rights or obligations under this Agreement (i) to any of Argos USA’s wholly-owned subsidiaries or any of Argos North America Corp.’s wholly-owned subsidiaries or (ii) in connection with the transfer or sale of all or substantially all of the business of Argos USA to which this Agreement relates to a third party (whether by merger, sale of stock, sale of assets or otherwise). No assignment under Section 4.09(a) or Section 4.09(b)(i) of this Agreement by either Party shall relieve such Party of any of its obligations hereunder. Any attempted assignment of this Agreement in contravention of this Section 4.09 shall be null and void ab initio.
Section 4.10 AML/CFT SCMS.
(a) Either Party may unilaterally and immediately terminate this Agreement, in the event that the other Party is: (i) included in asset laundering and terrorism financing control lists managed by any national or foreign authority, such as the list of the OFAC - Office of Foreign Assets Control issued by the United States Department of the Treasury, the lists of the United Nations Organization, as well as any other public list related with asset laundering and terrorism financing, or (ii) prosecuted by the competent authorities in any type of legal process related with the commission of the aforesaid crimes. Each Party hereby irrevocably authorizes the other Party to request information in such lists and/or similar lists. The Agent shall have no right to receive any payment under this Agreement if any of the conditions set forth in (i) or (ii) are met.
(b) Each Party represents and warrants to the other Party that: (i) the resources, funds, assets or goods related to its business have been legally obtained and are not connected to money laundering or any of its related crimes, and (ii) the resources, funds, assets or goods related to its business shall not be used to finance terrorism or any other criminal activities pursuant to the laws of its jurisdiction or incorporation or the places where it conducts its business. Each Party further agrees to comply with the requirements of the Anti-Money Laundering and Combating the Financing of Terrorism Self-Control and Management System - AML/CFT SCMS policy defined by Cementos Argos S.A., an Affiliate of the Agent, which requires the delivery of applicable supporting documents and annual updates of its information.
Section 4.11 Relationship of Parties. Except as expressly provided in Section 1.01, (a) nothing in this Agreement shall be deemed or construed by the Parties or any third party as creating the relationship of principal and agent, partnership or joint venture between the Parties, and (b) it being understood and agreed that no provision contained herein, and no act of the Parties, shall be deemed to create any relationship between the Parties other than the relationship of independent contractor nor be deemed to vest any rights, interest or claims in any third parties.
Section 4.12 Waivers and Consents. The failure of any Party to require strict performance by the other Party of any provision in this Agreement will not waive or diminish that Party’s right to demand strict performance thereafter of that or any other provision hereof. Any consent required or permitted to be given by any Party to the other Party under this Agreement shall be in writing and signed by the Party giving such consent.
Section 4.13 Third-Party Beneficiaries. This Agreement is solely for the benefit of the Parties and should not be deemed to confer upon third parties any remedy, claim, liability, reimbursement, claim of action or other right in excess of those existing without reference to this Agreement.
Section 4.14 Titles and Headings. Titles and headings to sections herein are inserted for the convenience of reference only and are not intended to be a part of or to affect the meaning or interpretation of this Agreement.
Section 4.15 Waiver of Jury Trial. EACH OF THE PARTIES HEREBY WAIVES TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY WITH RESPECT TO ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT. EACH OF THE PARTIES HEREBY (a) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF THE OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (b) ACKNOWLEDGES THAT IT HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT, AS APPLICABLE, BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 4.15.
Section 4.16 Interpretation. The Parties have participated jointly in the negotiation and drafting of this Agreement. This Agreement shall be construed without regard to any presumption or rule requiring construction or interpretation against the Party drafting or causing any instrument to be drafted.
ARTICLE V
Dispute Resolution
Section 5.01 Negotiation.
(a) In the event of a controversy, dispute or claim arising out of, in connection with, or in relation to the interpretation, performance, nonperformance, validity or breach of this Agreement or otherwise arising out of, or in any way related to this Agreement or the transactions contemplated hereby, including any claim based on contract, tort, statute or constitution (individually and collectively, a “Dispute”), the Parties will utilize the dispute resolution processes set forth below to resolve any dispute, claim or controversy which the Parties have not been able to resolve to their mutual satisfaction in the ordinary course of business.
(b) In the event the Parties are unable to resolve a Dispute in the ordinary course of business, either Party (the “Complaining Party”) may initiate the dispute resolution process by delivering written notice to the designated representative of the other Party (the “Receiving Party”). Within ten (10) business days after delivery of notice, the Receiving Party will submit to the Complaining Party a written response. Within five (5) business days after delivery of a response, the designated representatives will meet and confer at a mutually acceptable time, and thereafter as often as they deem reasonably necessary, in an effort to resolve the Dispute through good faith negotiation.
Section 5.02 Jurisdiction and Service of Process.
(a) If a Dispute has not been resolved to the mutual satisfaction of both Parties within twenty (20) business days following the Complaining Party’s delivery of the original notice, or if the Parties’ respective designated representatives fail to meet and confer about the Dispute within fifteen (15) calendar days after delivery of the response (or such later date as the Parties may agree in writing), such Dispute will be subject to exclusive jurisdiction of the Court of Chancery of the State of Delaware and any state appellate court therefrom within the State of Delaware (or, if the Court of Chancery of the State of Delaware declines to accept jurisdiction over a particular matter, any other state or federal court within the State of Delaware).
(b) Process in any such action may be served on either Party anywhere in the world, whether within or without the jurisdiction of any such court. Without limiting the foregoing, each Party agrees that service of process on such Party as provided in Section 4.04 shall be deemed effective service of process on such Party.
Section 5.03 Disputes under a Charter. Notwithstanding anything in this Article V to the contrary, disputes arising out of a Charter shall be resolved in accordance with the procedures set forth in such Charter.
[Signatures on following page]

IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed by their respective representatives (being duly authorized) as of the Effective Date.
Argos USA LLC		Transatlantic Cement Carriers Inc.

By		By
	Name:		Name:
	Title:		Title:
[Signature Page to International Logistics Service Agreement]

Annex K

Execution Version

September 5, 2023
Board of Directors
Summit Materials, Inc.
1801 California Street, Suite 3500
Denver, CO 80202
Members of the Board:
We understand that Argos North America Corp., a Delaware corporation (the “Company”), Cementos Argos S.A., a sociedad anónima incorporated in the Republic of Colombia (“Seller Parent”), Argos SEM LLC, a Delaware limited liability company (“Seller 1”), Valle Cement Investments, Inc., a sociedad anónima incorporated in the Republic of Panama (“Seller 2” and together with Seller 1 each, a “Seller” and collectively, the “Sellers”) and Summit Materials, Inc., a Delaware corporation (the “Purchaser”), propose to enter into a Transaction Agreement, substantially in the form of the draft dated September 5, 2023 (the “Transaction Agreement”), which provides, among other things, for the sale (the “Transaction”) of all of the issued and outstanding shares of common stock, par value $1.00 per share, of the Company (the “Company Common Stock”) to the Purchaser. Pursuant to the Transaction, the Company will become a wholly owned subsidiary of the Purchaser, and the Purchaser will issue to Seller Parent 54,720,000 shares of common stock, par value $0.01 per share, of the Purchaser (the “Purchaser Common Stock”) and one share of preferred stock of the Purchaser (the “Purchaser Preferred Stock” and such Purchaser Common Stock consideration and Purchaser Preferred Stock consideration, collectively, the “Stock Consideration”) and will pay to each Seller a pro rata percentage, based on the number of shares of Company Common Stock held by such Seller, of an amount in cash equal to $1,200,000,000 plus or minus certain adjustments (and which we have assumed, for purposes of our analysis and this opinion, will be equal to zero), determined pursuant to the formula set forth in the Transaction Agreement (the “Cash Consideration” and, together with the Stock Consideration, the “Consideration”). The terms and conditions of the Transaction are more fully set forth in the Transaction Agreement.
You have asked for our opinion as to whether the Consideration to be paid by the Purchaser pursuant to the Transaction Agreement is fair from a financial point of view to the Purchaser.
For purposes of the opinion set forth herein, we have:
1)	Reviewed certain publicly available financial statements and other business and financial information of the Company and the Purchaser, respectively;
2)	Reviewed certain internal financial statements and other financial and operating data concerning the Company and the Purchaser, respectively;
3)	Reviewed certain financial projections prepared by the managements of the Company and the Purchaser, respectively;
4)	Reviewed information relating to certain strategic, financial and operational benefits anticipated from the Transaction, prepared by the managements of the Company and the Purchaser, respectively;
5)
Discussed the past and current operations and financial condition and the prospects of the Company, including information relating to certain strategic, financial and operational benefits anticipated from the Transaction, with senior executives of the Company and the Purchaser;

6)
Discussed the past and current operations and financial condition and the prospects of the Purchaser, including information relating to certain strategic, financial and operational benefits anticipated from the Transaction, with senior executives of the Purchaser;

7)	Reviewed the pro forma impact of the Transaction on the Purchaser’s cash flow, consolidated capitalization and certain financial ratios;
8)	Reviewed the reported prices and trading activity for the Purchaser Common Stock;

9)
Compared the financial performance of the Company and the Purchaser and the prices and trading activity of the Purchaser Common Stock with that of certain other publicly-traded companies comparable with the Company and the Purchaser, respectively, and their securities;

10)	Reviewed the financial terms, to the extent publicly available, of certain comparable acquisition transactions;
11)	Participated in certain discussions and negotiations among representatives of the Company, the Seller Parent and the Purchaser and their financial and legal advisors;
12)	Reviewed the Transaction Agreement, the draft commitment letter substantially in the form of the draft received September 5, 2023 (the “Debt Commitment Letter”) and certain related documents; and
13)	Performed such other analyses, reviewed such other information and considered such other factors as we have deemed appropriate.
We have assumed and relied upon, without independent verification, the accuracy and completeness of the information that was publicly available or supplied or otherwise made available to us by the Purchaser, and formed a substantial basis for this opinion. With respect to the financial projections, including information relating to certain strategic, financial and operational benefits anticipated from the Transaction, we have assumed that they have been reasonably prepared on bases reflecting the best currently available estimates and judgments of the respective managements of the Company and the Purchaser of the future financial performance of the Company and the Purchaser. We have relied upon, without independent verification, the assessment by the management of the Purchaser of: (i) the strategic, financial and other benefits expected to result from the Transaction; (ii) the timing and risks associated with the integration of the Company and the Purchaser; (iii) their ability to retain key employees of the Company and the Purchaser, respectively and (iv) the validity of, and risks associated with, the Company and the Purchaser’s existing and future technologies, intellectual property, products, services and business models. In addition, we have assumed that the Transaction will be consummated in accordance with the terms set forth in the Transaction Agreement without any waiver, amendment or delay of any terms or conditions, including, among other things, that the Purchaser will obtain financing in accordance with the terms set forth in the Debt Commitment Letter, and that the definitive Transaction Agreement will not differ in any material respect from the draft thereof furnished to us. We have assumed that in connection with the receipt of all the necessary governmental, regulatory or other approvals and consents required for the proposed Transaction, no delays, limitations, conditions or restrictions will be imposed that would have a material adverse effect on the contemplated benefits expected to be derived in the proposed Transaction. We are not legal, tax or regulatory advisors. We are financial advisors only and have relied upon, without independent verification, the assessment of the Purchaser and the Company and their legal, tax or regulatory advisors with respect to legal, tax or regulatory matters. We express no opinion with respect to the fairness of the amount or nature of the compensation to any of the Company’s officers, directors or employees, or any class of such persons, relative to the Consideration to be paid to the Seller Parent or received by the holders of shares of the Company Common Stock in the Transaction. We have not made any independent valuation or appraisal of the assets or liabilities of the Company or the Purchaser, nor have we been furnished with any such valuations or appraisals. Our opinion does not address the relative merits of the transactions contemplated by the Transaction Agreement as compared to other business or financial strategies that might be available to the Purchaser, nor does it address the underlying business decision of the Purchaser to enter into the Transaction Agreement or proceed with any other transaction contemplated by the Transaction Agreement. We do not express any view on, and our opinion does not address, any other term or aspect of the Transaction Agreement or the transactions contemplated thereby or any term or aspect of any other agreement or instrument contemplated by the Transaction Agreement or entered into or amended in connection therewith. Our opinion is necessarily based on financial, economic, market and other conditions as in effect on, and the information made available to us as of, the date hereof. Events occurring after the date hereof may affect this opinion and the assumptions used in preparing it, and we do not assume any obligation to update, revise or reaffirm this opinion.
We have acted as financial advisor to the Board of Directors of the Purchaser in connection with this transaction and will receive a fee for our services, a portion of which is payable upon the earlier of the reaching of any definitive agreement with respect to the Transaction and the rendering of this financial opinion and a substantial portion of which is contingent upon the closing of the Transaction. In addition, the Purchaser has agreed to reimburse certain of our expenses and indemnify us and certain related parties for certain liabilities and other items related to, arising out of or in connection with our engagement. In the two years prior to the date hereof, we have provided financing services for the Purchaser and have received fees in connection with such services. Morgan Stanley may also seek to provide financial advisory and financing services to the Purchaser and the Company and their respective affiliates in the future and would expect to receive fees for the rendering of these services.
Please note that Morgan Stanley is a global financial services firm engaged in the securities, investment management and individual wealth management businesses. Our securities business is engaged in securities underwriting, trading and brokerage activities, foreign exchange, commodities and derivatives trading, prime brokerage, as well as providing investment banking, financing and financial advisory services. Morgan Stanley, its affiliates, directors and officers may at any time invest on a principal basis or manage funds that invest, hold long or short positions, finance positions, and may trade or otherwise structure and effect transactions, for their own account or the accounts of its customers, in debt or equity securities or loans of the Purchaser, the Company, or any other company, or any currency or commodity, that may be involved in the Transaction, or any related derivative instrument.
This opinion has been approved by a committee of Morgan Stanley investment banking and other professionals in accordance with our customary practice. This opinion is for the information of the Board of Directors of the Purchaser and may not be used for any other purpose or disclosed without our prior written consent, except that a copy of this opinion may be included in its entirety in any filing the Purchaser is required to make with the Securities and Exchange Commission in connection with the Transaction. In addition, this opinion does not in any manner address the prices at which the Purchaser Common Stock will trade following consummation of the Transaction or at any time and Morgan Stanley expresses no opinion or recommendation as to how the shareholders of the Purchaser should vote at the shareholders’ meeting to be held in connection with the Transaction.
Based on and subject to the foregoing, we are of the opinion on the date hereof that the Consideration to be paid by the Purchaser pursuant to the Transaction Agreement is fair from a financial point of view to the Purchaser.
Very truly yours,

MORGAN STANLEY & CO. LLC
By:	/Jan P. Lennertz/
Jan P. Lennertz Managing Director

BROADRIDGE CORPORATE ISSUER SOLUTIONS
C/O SUMMIT MATERIALS, INC.
P.O. BOX 1342
BRENTWOOD, NY 11717

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SUMMIT MATERIALS, INC.

The Board of Directors recommends you vote FOR the following proposal: **For Against Abstain**

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V25143-S76255

SUMMIT MATERIALS, INC.
Special Meeting of Stockholders
[TBD], 8:00 A.M., Mountain Time
This proxy is solicited by the Board of Directors

The undersigned hereby appoint(s) Anne P. Noonan, Christopher B. Gaskill and Scott Anderson, and each of them, each with full power of substitution, as proxies, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of Class A Common Stock and/or Class B Common Stock of Summit Materials, Inc. (the "Company") that the undersigned is/are entitled to vote at the Special Meeting of Stockholders to be held on [meeting date] at 8:00 A.M., Mountain Time, at 1801 California Street, Suite 3500, Denver, CO 80202 and at any adjournment or postponement thereof.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is given, this proxy will be voted "FOR" all portions of items (1), (2) and (3); and in the proxies' discretion on any other matters coming before the meeting or any adjournment or postponement thereof.

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